As filed with the Securities and Exchange Commission on December 20, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

StoneMor Partners L.P.*

Cornerstone Family Services of West Virginia Subsidiary, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware West Virginia	7200 7200	80-0103159 20-1010994
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

(215) 826-2800

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Joseph M. Redling

President and Chief Executive Officer

StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

(215) 826-2800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas G. Spencer

Richard A. Silfen

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103-4196

(215) 979-1000

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐	Smaller Reporting Company	☒

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Amount of Registration Fee(1)
9.875%/11.500% Senior Secured PIK Toggle Notes due 2024	$392,768,073	$50,981.30
Guarantees of 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024(2)		None(3)

(1)

Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933. In accordance with Rule 457(p) under the Securities Act of 1933, $4,428.43 in unused filing fees paid by the registrant in connection with its Registration Statement on Form S-1 (File No. 333-233505) initially filed with the Securities and Exchange Commission on August 28, 2019, is offset against the current filing fee.

(2)

No separate consideration was received for the guarantees. Each subsidiary of StoneMor Partners L.P. that is listed below in the Table of Additional Registrant Guarantors has guaranteed the notes being registered.

(3)	Pursuant to Rule 457(n) of the Securities Act of 1933, no registration fee is required for the Guarantees.
*	Includes subsidiaries of StoneMor Partners L.P. identified in the Table of Additional Registrants.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS*

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employee Identification Number
StoneMor Alabama LLC	Alabama	72-1602507
StoneMor Alabama Subsidiary, Inc.	Alabama	72-1602509
The Valhalla Cemetery Company LLC	Alabama	63-0216030
The Valhalla Cemetery Subsidiary Corporation	Alabama	20-1027540
StoneMor Arkansas Subsidiary LLC	Arkansas	26-1299843
StoneMor California, Inc.	California	22-2598658
StoneMor California Subsidiary, Inc.	California	26-0047038
Sierra View Memorial Park	California	55-0789275
StoneMor Colorado LLC	Colorado	23-3091746
StoneMor Colorado Subsidiary LLC	Colorado	56-2287191
Willowbrook Management Corp.	Connecticut	23-2653124
Cemetery Management Services, L.L.C.	Delaware	80-0103159
Cornerstone Trust Management Services LLC	Delaware	76-0763751
Cemetery Management Services of Ohio, L.L.C.	Delaware	26-1284401
Plymouth Warehouse Facilities LLC	Delaware	45-5412411
Cornerstone Family Insurance Services, Inc.	Delaware	58-2590484
Cornerstone Funeral and Cremation Services LLC	Delaware	20-1633468
Glen Haven Memorial Park LLC	Delaware	51-0548419
Henlopen Memorial Park LLC	Delaware	51-0548421
Henlopen Memorial Park Subsidiary LLC	Delaware	26-2763626
Lorraine Park Cemetery LLC	Delaware	26-1344810
Osiris Holding Finance Company	Delaware	26-1344834
Osiris Holding of Maryland LLC	Delaware	86-1170642
Perpetual Gardens.Com, Inc.	Delaware	86-1170645
StoneMor Operating LLC	Delaware	56-2661323
WNCI LLC	Delaware	35-1734051
StoneMor Florida Subsidiary LLC	Florida	35-1650612
StoneMor Florida LLC	Florida	35-1003831
Lakewood Memory Gardens South LLC	Georgia	38-3732170
Lakewood Memory Gardens South Subsidiary, Inc.	Georgia	61-1498118
StoneMor Georgia LLC	Georgia	52-0497840
StoneMor Georgia Subsidiary, Inc.	Georgia	76-0763759
StoneMor Hawaiian Joint Venture Group LLC	Hawaii	20-0872273
StoneMor Hawaii LLC	Hawaii	20-0872608
StoneMor Hawaii Subsidiary, Inc.	Hawaii	76-0763746
StoneMor Illinois LLC	Illinois	76-0763753
StoneMor Illinois Subsidiary LLC	Illinois	20-0872493
Bronswood Cemetery, Inc.	Illinois	20-0872430
StoneMor Indiana LLC	Indiana	45-2846235
StoneMor Indiana Subsidiary LLC	Indiana	45-2846309
Chapel Hill Funeral Home, Inc.	Indiana	61-1498134
Covington Memorial Funeral Home, Inc.	Indiana	61-1498131
Covington Memorial Gardens, Inc.	Indiana	21-0396590
Forest Lawn Memorial Chapel, Inc.	Indiana	21-0406840
Forest Lawn Memory Gardens, Inc.	Indiana	22-0771100
StoneMor Iowa LLC	Iowa	22-3278549
StoneMor Iowa Subsidiary LLC	Iowa	23-3482788
StoneMor Kansas LLC	Kansas	77-0640604
StoneMor Kansas Subsidiary LLC	Kansas	20-1002754
StoneMor Kentucky LLC	Kentucky	34-0395730

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employee Identification Number
StoneMor Kentucky Subsidiary LLC	Kentucky	34-0897722
Cedar Hill Funeral Home, Inc.	Maryland	61-1498130
Columbia Memorial Park LLC	Maryland	61-1498125
Columbia Memorial Park Subsidiary, Inc.	Maryland	55-0878663
Glen Haven Memorial Park Subsidiary, Inc.	Maryland	51-0518668
Lorraine Park Cemetery Subsidiary, Inc.	Maryland	25-1646241
Modern Park Development LLC	Maryland	55-0878634
Modern Park Development Subsidiary, Inc.	Maryland	55-0878631
Osiris Holding of Maryland Subsidiary, Inc.	Maryland	23-2952494
Springhill Memory Gardens LLC	Maryland	26-0388578
Springhill Memory Gardens Subsidiary, Inc.	Maryland	55-0878660
Sunset Memorial Park LLC	Maryland	51-0518664
Sunset Memorial Park Subsidiary, Inc.	Maryland	55-0878637
Wicomico Memorial Parks LLC	Maryland	23-0899160
Wicomico Memorial Parks Subsidiary, Inc.	Maryland	01-0861526
W N C Subsidiary, Inc.	Maryland	55-0878629
StoneMor Michigan LLC	Michigan	23-1543090
StoneMor Michigan Subsidiary LLC	Michigan	23-1322135
Chapel Hill Associates, Inc.	Michigan	66-0703132
StoneMor Mississippi LLC	Mississippi	26-1344744
StoneMor Mississippi Subsidiary LLC	Mississippi	62-1840058
StoneMor Missouri LLC	Missouri	20-0731317
StoneMor Missouri Subsidiary LLC	Missouri	54-1796637
Arlington Development Company	New Jersey	54-0141255
Cornerstone Family Services of New Jersey, Inc.	New Jersey	20-0750551
Legacy Estates, Inc.	New Jersey	54-1339659
Osiris Management, Inc.	New Jersey	20-0731545
Osiris Telemarketing Corp.	New York	20-0731513
StoneMor North Carolina LLC	North Carolina	54-1804348
StoneMor North Carolina Funeral Services, Inc.	North Carolina	20-0769959
StoneMor North Carolina Subsidiary LLC	North Carolina	54-0458328
StoneMor Ohio LLC	Ohio	20-0750525
StoneMor Ohio Subsidiary, Inc.	Ohio	54-0801067
StoneMor Oklahoma LLC	Oklahoma	20-0729541
StoneMor Oklahoma Subsidiary LLC	Oklahoma	54-0576837
StoneMor Oregon LLC	Oregon	20-1010994
StoneMor Oregon Subsidiary LLC	Oregon	61-1498125
CMS West LLC	Pennsylvania	55-0878663
CMS West Subsidiary LLC	Pennsylvania	51-0518668
Eloise B. Kyper Funeral Home, Inc.	Pennsylvania	25-1646241
StoneMor Pennsylvania LLC	Pennsylvania	55-0878634
Juniata Memorial Park LLC	Pennsylvania	55-0878631
Laurelwood Holding Company	Pennsylvania	23-2952494
StoneMor Cemetery Products LLC	Pennsylvania	26-0388578
Osiris Holding of Pennsylvania LLC	Pennsylvania	55-0878660
StoneMor Pennsylvania Subsidiary LLC	Pennsylvania	51-0518664
Rolling Green Memorial Park LLC	Pennsylvania	55-0878637
Stephen R. Haky Funeral Home, Inc.	Pennsylvania	23-0899160
StoneMor Holding of Pennsylvania LLC	Pennsylvania	01-0861526
Tioga County Memorial Gardens LLC	Pennsylvania	55-0878629
Woodlawn Memorial Park Subsidiary LLC	Pennsylvania	26-0401167
Forest Lawn Gardens, Inc.	Pennsylvania	25-1286252

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employee Identification Number
Kirk & Nice, Inc.	Pennsylvania	23-1543090
Kirk & Nice Suburban Chapel, Inc.	Pennsylvania	23-1322135
StoneMor Puerto Rico LLC	Puerto Rico	66-0703132
StoneMor Puerto Rico Subsidiary LLC	Puerto Rico	66-0703136
StoneMor Puerto Rico Cemetery and Funeral, Inc.	Puerto Rico	66-0502561
Osiris Holding of Rhode Island LLC	Rhode Island	55-0883441
Osiris Holding of Rhode Island Subsidiary, Inc.	Rhode Island	20-1614798
StoneMor South Carolina LLC	South Carolina	26-1344723
StoneMor South Carolina Subsidiary LLC	South Carolina	26-1344744
Lakewood/Hamilton Cemetery LLC	Tennessee	62-1840058
Lakewood/Hamilton Cemetery Subsidiary, Inc.	Tennessee	20-1614748
StoneMor Tennessee Subsidiary, Inc.	Tennessee	26-1284668
Alleghany Memorial Park LLC	Virginia	54-1005829
Alleghany Memorial Park Subsidiary, Inc.	Virginia	20-0731317
Altavista Memorial Park LLC	Virginia	54-1796637
Altavista Memorial Park Subsidiary, Inc.	Virginia	20-0149966
Augusta Memorial Park Perpetual Care Company	Virginia	57-1142047
Birchlawn Burial Park LLC	Virginia	54-0141255
Birchlawn Burial Park Subsidiary, Inc.	Virginia	20-0750450
Cemetery Investments LLC	Virginia	54-1504298
Cemetery Investments Subsidiary, Inc.	Virginia	20-0750481
Covenant Acquisition LLC	Virginia	54-1901020
Covenant Acquisition Subsidiary, Inc.	Virginia	20-0750502
Henry Memorial Park LLC	Virginia	54-1796636
Henry Memorial Park Subsidiary, Inc.	Virginia	20-0750551
KIRIS LLC	Virginia	54-1339659
KIRIS Subsidiary, Inc.	Virginia	26-0388858
Laurel Hill Memorial Park LLC	Virginia	54-1022407
Laurel Hill Memorial Park Subsidiary, Inc.	Virginia	20-0731545
Loewen [Virginia] LLC	Virginia	54-0630417
Loewen [Virginia] Subsidiary, Inc.	Virginia	20-0770030
Oak Hill Cemetery LLC	Virginia	54-1437357
Oak Hill Cemetery Subsidiary, Inc.	Virginia	20-0731513
PVD Acquisitions LLC	Virginia	54-1812287
PVD Acquisitions Subsidiary, Inc.	Virginia	20-0731446
Rockbridge Memorial Gardens LLC	Virginia	54-1804348
Rockbridge Memorial Gardens Subsidiary Company	Virginia	20-0769959
Rose Lawn Cemeteries LLC	Virginia	54-0458328
Rose Lawn Cemeteries Subsidiary, Incorporated	Virginia	20-0750570
Roselawn Development LLC	Virginia	54-0363753
Roselawn Development Subsidiary Corporation	Virginia	20-0750525
Russell Memorial Cemetery LLC	Virginia	54-0801067
Russell Memorial Cemetery Subsidiary, Inc.	Virginia	20-0769928
Shenandoah Memorial Park LLC	Virginia	54-0619588
Shenandoah Memorial Park Subsidiary, Inc.	Virginia	20-0749844
Southern Memorial Sales LLC	Virginia	54-1166384
Southern Memorial Sales Subsidiary, Inc.	Virginia	20-0731388
Star City Memorial Sales LLC	Virginia	54-1188378
Star City Memorial Sales Subsidiary, Inc.	Virginia	20-0749800
Stitham LLC	Virginia	52-1522627
Stitham Subsidiary, Incorporated	Virginia	20-0770001
Sunset Memorial Gardens LLC	Virginia	35-1649893

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employee Identification Number
Sunset Memorial Gardens Subsidiary, Inc.	Virginia	20-0749913
Temple Hill LLC	Virginia	54-1036810
Temple Hill Subsidiary Corporation	Virginia	20-0769982
Virginia Memorial Service LLC	Virginia	54-0722366
Virginia Memorial Service Subsidiary Corporation	Virginia	20-0729541
Prince George Cemetery Corporation	Virginia	54-0576837
StoneMor Washington, Inc.	Washington	20-5455426
StoneMor Washington Subsidiary LLC	Washington	11-3788634
Cornerstone Family Services of West Virginia LLC	West Virginia	80-0112461
StoneMor Wisconsin LLC	Wisconsin	81-3175728
StoneMor Wisconsin Subsidiary LLC	Wisconsin	61-1800753

*	The address, telephone number and primary standard industrial classification code number for each additional registrant are the same as those for StoneMor Partners L.P.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 20, 2019

$392,768,073

STONEMOR PARTNERS L.P.

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC.

Offer to Exchange

Up To $392,768,073 Of

9.875%/11.500% Senior Secured PIK Toggle Notes due 2024

That Have Not Been Registered Under

The Securities Act of 1933

For

Up To $392,768,073 Of

9.875%/11.500% Senior Secured PIK Toggle Notes due 2024

That Have Been Registered Under

The Securities Act of 1933

This is an offer to exchange up to $392,768,073 of 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) for a like principal amount of 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “Old Notes”) that you now hold.

The exchange offer (“exchange offer”) will expire at 5:00 p.m., New York City time, on            , 2020 (the “expiration date”), unless we extend the exchange offer in our sole and absolute discretion.

The exchange of outstanding Old Notes for New Notes in the exchange offer will not constitute a taxable event for United States (“U.S.”) federal income tax purposes. The terms of the New Notes to be issued in the exchange offer are substantially identical to the Old Notes, except that the New Notes will be freely tradable and will not need (or benefit from) the registration and related rights pursuant to which we are conducting this exchange offer, including an increase in the interest rate related to defaults in our agreement to carry out this exchange offer. We will issue the New Notes under the same indenture as the Old Notes.

Please read “Risk Factors” beginning on page 16 of this prospectus for a discussion of factors you should consider before participating in the exchange offer.

We will exchange for an equal principal amount of New Notes all Old Notes that you validly tender and do not validly withdraw before the exchange offer expires. You may withdraw tenders of Old Notes at any time prior to the expiration of the exchange offer. The exchange procedure is more fully described in “The Exchange Offer—Procedures for Tendering.” All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Old Notes and in the indenture.

Please read “Description of the New Notes” for more details on the terms of the New Notes. We will not receive any cash proceeds from the issuance of the New Notes in the exchange offer.

There is no existing public market for your Old Notes, and there is currently no public market for the New Notes to be issued to you in the exchange offer.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available for a period of 90 days from the effective date of the registration statement for the exchange offer (or such shorter period during which broker-dealers are required by law to deliver this prospectus) to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 20    .

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under “Where You Can Find More Information,” before you make any investment decision.

We have not authorized anyone to give any information or to make any representations concerning the securities offered hereunder except those which are in this prospectus or any prospectus supplement that is delivered with this prospectus. If anyone gives any other information or representation, you should not rely on it. You should not assume that the information in this prospectus is accurate as of any date other than the date on its front cover. You should not interpret the delivery of this prospectus, or any offer or sale of these securities, as an indication that there has been no change in our affairs since the date of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any circumstances in which the offer or solicitation is unlawful.

Page

Cautionary Statement Regarding Forward-Looking Statements	i
Where You Can Find More Information	ii
Prospectus Summary	1
Risk Factors	16
The Exchange Offer	18
Use Of Proceeds	26
Description Of The New Notes	27
Book-Entry; Delivery And Form	90
Certain U.S. Federal Income Tax Consequences	93
Plan Of Distribution	95
Legal Matters	97
Experts	98
Unaudited Pro Forma Financial Information	99
Annex A—Form of Letter of Transmittal	A-1
Annex B— Annual Report Amendment on Form 10-K/A of StoneMor Partners L.P. for the year ended December 31, 2018	B-1
Annex C— Quarterly Report on Form 10-Q of StoneMor Partners L.P. for the quarter ended September 30, 2019	C-1
Annex D— Annual Report on Form 10-K of StoneMor Partners L.P. for the year ended December 31, 2018 (excluding Items 8 and 15 which have been superseded	D-1

We are subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith we file annual, quarterly and current reports and other information with the U.S. Securities and Exchange Commission (the “SEC”). Our SEC filings are available on our website at www.stonemor.com. The information on our website is not, and you should not consider such information to be, a part of this prospectus. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You may also inspect those reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common units of limited partnership interest are currently listed.

This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours or one of our subsidiaries, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and all of its exhibits through the SEC’s website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, by the use of forward-looking statements, such as “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “plan,” “forecast” and other similar words.

All statements that are not statements of historical facts, including statements regarding future financial position, business strategy, budgets, projected costs and plans and objectives of management for our future operations, are forward-looking statements.

These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Risks and uncertainties that may cause actual results to differ materially from our forward-looking statements include:

•	our ability to maintain adequate cash flow and liquidity necessary to fund our capital expenditures, meet working capital needs and improve our operations;

•	our ability to successfully implement our turnaround strategy;

•	our level of indebtedness and compliance with debt covenants;

•	our ability to successfully effect asset sales and improve operating performance to reduce our level of indebtedness;

•	the level of creditworthiness of our counterparties to various transactions;

•	changes in laws and regulations, particularly with regard to taxes, safety and protection of the environment;

•	weather and other natural phenomena;

•	industry changes, including the impact of consolidations and changes in competition;

•	the ability to maintain necessary licenses, permits and other approvals;

•	the ability to attract, train, motivate and retain a high caliber sale force;

•	uncertainties associated with the volume and timing of pre-need sales of cemetery services and products;

•	increased use of cremation;

•	changes in religious beliefs;

•	changes in the death rate;

•	changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies;

•	the ability to successfully compete in the cemetery and funeral home industry;

•	litigation or legal proceedings that could expose us to significant liabilities and damage its reputation;

•	the effects of cyber security attacks due to our significant reliance on information technology;

•	uncertainties relating to the financial condition of third-party insurance companies that fund our pre-need funeral contracts;

i

•	general economic, market and business conditions; and

•

other factors and uncertainties discussed in this prospectus and our filings with the SEC, including the our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 3, 2019, as such risks may be updated or supplemented in the Partnership’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

You should not put undue reliance on forward-looking statements. When considering forward-looking statements, please review carefully the risk factors described under “Risk Factors” in this prospectus. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith we file annual, quarterly and current reports and other information with the U.S. Securities and Exchange Commission (the “SEC”). Our SEC filings are available on our website at www.stonemor.com. The information on our website is not, and you should not consider such information to be, a part of this prospectus. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You may also inspect those reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common units of limited partnership interest are currently listed.

This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours or one of our subsidiaries, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and all of its exhibits through the SEC’s website.

ii

PROSPECTUS SUMMARY

This summary highlights information included in this prospectus. It may not contain all of the information that is important to you. This prospectus includes information about the exchange offer and the New Notes and includes or incorporates by reference information about our business and our financial and operating data. Before deciding to participate in the exchange offer, you should read this entire prospectus carefully, including the annexes attached hereto and the “Risk Factors” section beginning on page 16 of this prospectus. In addition, certain statements include forward-looking information that involves known and unknown risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

In this prospectus, references to the “Issuers” are to StoneMor Partners L.P. and Cornerstone Family Services of West Virginia Subsidiary, Inc. (“CFS West Virginia”), collectively. References to the “Partnership” or “StoneMor Partners” are to StoneMor Partners L.P. Unless the context otherwise requires, references to “StoneMor,” “we,” “us,” and “our” are to StoneMor Partners, its subsidiaries (including CFS West Virginia) and its general partner, collectively. CFS West Virginia is a wholly owned subsidiary of StoneMor Partners.

In this prospectus, we refer to the notes to be issued in the exchange offer as the “New Notes” and the notes that were issued on June 27, 2019 as the “Old Notes.” We refer to the New Notes and the Old Notes collectively as the “Notes.”

The Partnership

We are a publicly-traded Delaware limited partnership formed in April 2004. Through our subsidiaries, we are a provider of funeral and cemetery products and services in the death care industry in the U.S. Our common units trade on the NYSE under the symbol “STON”. We are managed by the board of directors and executive officers of StoneMor GP LLC, the Partnership’s general partner (“GP”).

We are currently the second largest owner and operator of cemeteries and funeral homes in the U.S. As of September 30, 2019, we operated 321 cemeteries in 27 states and Puerto Rico. We own 291 of these cemeteries and we manage or operate the remaining 30 under lease, management or operating agreements with the nonprofit cemetery companies that own the cemeteries. As of September 30, 2019, we also owned, operated or managed 89 funeral homes, including 42 located on the grounds of cemetery properties that we own (“Combination Properties”), in 17 states and Puerto Rico.

The cemetery products and services that we sell include the following:

Interment Rights	Merchandise	Services
Burial lots Lawn crypts Mausoleum crypts Cremation niches Perpetual care rights	Burial vaults Caskets Grave markers and grave marker bases Memorials	Installation of burial vaults Installation of caskets Installation of other cemetery merchandise Other service items

We sell these products and services both at the time of death, which we refer to as at-need, and prior to the time of death, which we refer to as pre-need. Our sales of real property, including burial lots (with and without installed vaults), lawn and mausoleum crypts and cremation niches, generally generate qualifying income sufficient for us to be treated as a partnership for U.S. federal income tax purposes. In 2018, we performed 54,773 burials and sold 30,063 interment rights (net of cancellations). Based on our sales of interment spaces in 2018, our cemeteries have an aggregate average remaining sales life of 223 years.

Our 321 cemetery properties are located in Alabama, California, Colorado, Delaware, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Maryland, Michigan, Mississippi, Missouri, New Jersey, North Carolina, Ohio, Oregon, Pennsylvania, Puerto Rico, Rhode Island, South Carolina, Tennessee, Virginia, Washington, West Virginia and Wisconsin. Our cemetery operations accounted for approximately 83% and 82% of our consolidated revenues in 2018 and 2017, respectively.

Our primary funeral home products are caskets and related items. Our funeral home services include family consultation, the removal and preparation of remains, insurance products and the use of funeral home facilities for visitation and prayer services.

Our 89 funeral homes are located in Alabama, California, Florida, Illinois, Indiana, Kansas, Maryland, Mississippi, Missouri, North Carolina, Ohio, Oregon, Pennsylvania, Puerto Rico, South Carolina, Tennessee, Virginia and West Virginia. Our funeral home operations accounted for approximately 17% and 18% of our consolidated revenues in 2018 and 2017, respectively. Our funeral home operations are conducted through various 100% owned subsidiaries that are treated as corporations for U.S. federal income tax purposes.

For the year ended December 31, 2018, we generated consolidated revenues of approximately $316.1 million and a net loss of approximately $72.7 million. For the nine months ended September 30, 2019, we generated consolidated revenues of approximately $223.1 million and a net loss of approximately $99.6 million.

Recapitalization Transactions

As described in more detail below, on June 27, 2019, the Partnership announced that it had closed a $447.5 million recapitalization transaction, consisting of (i) a private placement (the “Preferred Placement”) of $62.5 million of liquidation value of Series A Convertible Preferred Units of the Partnership (the “preferred units”) and (ii) a concurrent private placement of $385.0 million of Old Notes to certain financial institutions (the “Notes Offering” and together with the Preferred Placement, the “Recapitalization Transactions”). The net proceeds of the Recapitalization Transactions were used to fully repay the Partnership’s outstanding senior notes due in June 2021 and retire the revolving credit facility due in May 2020, as well as for associated transaction expenses, with the balance available for general corporate purposes.

Series A Preferred Placement

In connection with the Recapitalization Transactions, funds and accounts affiliated with Axar Capital Management LP (“Axar”) and certain other investors (individually a “Purchaser” and collectively the “Purchasers”) and the Partnership entered into the Series A Preferred Unit Purchase Agreement (the “Series A Purchase Agreement” and the transactions contemplated thereby, the “Preferred Placement”) pursuant to which the Partnership sold pursuant to a private placement to the Purchasers an aggregate of 52,083,334 of the Partnership’s preferred units with certain rights, preferences and privileges as are set forth in the Partnership’s Third Amended and Restated Agreement of Limited Partnership dated as of June 27, 2019 (the “Third Amended Partnership Agreement”). The purchase price for the preferred units sold pursuant to the Series A Purchase Agreement was $1.1040 per preferred unit, reflecting an 8% discount to the liquidation preference of each preferred unit, for an aggregate purchase price of $57.5 million. The terms of the sale of the preferred units were determined based on arms-length negotiations between GP and the Purchasers.

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The Preferred Placement was executed as a private placement to enable a timely closing of the recapitalization to occur before June 30, 2019.

The preferred units become convertible at the option of the holders thereof at any time into our common units beginning on November 5, 2019 and shall automatically be converted to common stock of the C-Corporation (as defined below) upon consummation of the C-Corporation Conversion (as defined below), in each case at an initial conversion rate of one common unit or one share of common stock, as applicable, for each preferred unit, subject to anti-dilution adjustments.

Additionally, in connection with the sale of the preferred units, on June 27, 2019, the Partnership, GP and the Purchasers entered into a registration rights agreement pursuant to which the Partnership agreed to use its reasonable best efforts to file a registration statement with the SEC to permit the resale of the common units or common stock issuable upon conversion of the preferred units or otherwise owned by the Purchasers and their controlled affiliates. The Partnership also agreed to use its reasonable best efforts to cause the registration statement to become effective by the earlier of 30 days after consummation of the C-Corporation Conversion or May 1, 2020.

Senior Secured Notes

Concurrently with the closing of Preferred Placement, the Partnership completed the Notes Offering pursuant to an indenture (the “Indenture”) by and among the Issuers, certain direct and indirect subsidiaries of the Partnership, the initial purchasers party thereto and Wilmington Trust, National Association, as trustee and as collateral agent entered into with respect to the Old Notes. On September 30, 2019, the Partnership increased the outstanding principal amount of the Old Notes by an aggregate of approximately $4.0 million in payment of a portion of the interest payable on that date under the Indenture (the “PIK Interest”). The Partnership anticipates further increasing the outstanding principal amount of the Old Notes by an aggregate of approximately $3.9 million in payment of additional PIK Interest on December 30, 2019.

Board Reconstitution

In connection with the closing of the Recapitalization Transactions, the board of directors of GP was reconstituted. Directors Martin R. Lautman, Ph.D., Leo J. Pound, Robert A Sick and Fenton R. Talbott resigned as directors and, pursuant to the Amended and Restated Limited Liability Company Agreement of GP, the authorized number of directors was reduced to seven and Andrew Axelrod, David Miller and Spencer Goldenberg were elected to the board of directors of GP to fill the vacancies created by the resignations and pursuant to the designation of the Axar Special Member (as defined below). The reconstituted board of directors is comprised of Messrs. Axelrod, Miller and Goldenberg, Robert B. Hellman, Jr., Stephen Negrotti, Patricia Wellenbach and Joseph M. Redling. Mr. Axelrod serves as the chairman of the board of directors of GP.

On June 27, 2019, also in connection with the closing of the Recapitalization Transactions, GP, StoneMor GP Holdings LLC, a Delaware limited liability company and formerly the sole member of GP (“GP Holdings”), and Axar Special Member LLC, a wholly-owned subsidiary of Axar (“Axar Special Member”), entered into the Third Amended and Restated Limited Liability Company Agreement of GP, pursuant to which the Axar Special Member was admitted as a member with the right to designate three-sevenths of the board of directors of GP and through such interest holds a number of control rights.

Proposed C-Corp Conversion

On September 27, 2018, GP and the Partnership publicly announced a plan to convert from a master limited partnership structure to a more traditional C-corporation structure. Accordingly, the GP and the Partnership entered into a Merger and Reorganization Agreement (as amended to date, the “Merger Agreement”) with GP

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Holdings and Hans Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of GP (“Merger Sub” and together with GP, the Partnership and GP Holdings, the “Merger Agreement Parties”), providing for a series of transactions and resulting in (i) GP converting into a Delaware corporation to be named “StoneMor Inc.” and (ii) Merger Sub merging with and into the Partnership (the “Merger”) with the Partnership surviving and with StoneMor Inc. as its sole general partner, in each case, pursuant to the terms of the Merger Agreement (collectively, the “C-Corporation Conversion”). At the consummation of the Merger, which is anticipated to be effective as of the end of 2019, GP will complete its transition to a new publicly-traded Delaware corporation, StoneMor Inc. (the “C-Corporation”).

Rights Offering

On September 25, 2019, the Partnership commenced a rights offering that entitled each unitholder of record on September 26, 2019 (the “Record Date”) one non-transferable subscription right for each common unit held by the unitholder on the Record Date (the “Rights Offering”). Each subscription right entitled the unitholder to purchase 1.24 common units for each common unit held by the unitholder at a subscription price of $1.20 per common unit. Through the Rights Offering, which expired on October 25, 2019, 3,039,380 common units were purchased for a total of $3.6 million. The gross proceeds from the Rights Offering were used to redeem 3,039,380 of the Partnership’s outstanding preferred units on October 25, 2019 at a price of $1.20 per preferred unit.

Asset Sale

On December 4, 2019, two indirect wholly-owned subsidiaries of the Partnership entered into an Asset Sale Agreement with Carriage Funeral Holdings, Inc. (“Buyer”) to sell substantially all of the assets of Oakmont Memorial Park, Oakmont Funeral Home, Redwood Chapel, Inspiration Chapel and Oakmont Crematory located in California. In consideration for the transfer of the assets and in addition to the assumption of certain liabilities pursuant to the agreement, the Buyer will pay an aggregate cash purchase price of $33.0 million. The agreement also includes various representations, warranties, covenants, indemnification and other provisions which are customary for transactions of this nature. The closing of the transaction contemplated by the agreement is subject to the satisfaction of customary closing conditions, including obtaining all necessary regulatory approvals. We anticipate that the transaction will close in early January 2020. Pursuant to the terms of the Indenture, we will use the net proceeds from this transaction to redeem outstanding Notes.

SEC Settlement

On December 11, 2019, the Partnership and GP entered into a settlement with the SEC with respect to alleged violations of the reporting, books and records, internal accounting controls and related provisions of the federal securities laws that occurred prior to 2017 under the Partnership’s former management team (the “Settlement”). Pursuant to the terms of the Settlement, which resolved the matters that were the subject of the previously reported investigation by the SEC’s Enforcement Division, and without admitting or denying the findings in the Settlement: (i) the Partnership and GP consented to a cease and desist order with respect to violations of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, and (ii) GP agreed to pay a civil penalty of $250,000, which will be paid with the proceeds of an intercompany loan.

On December 11, 2019, in connection with the Settlement, the Partnership, GP, GP Holdings and Merger Sub entered into an amendment (the “Third Amendment to Merger Agreement”) of the Merger Agreement. Pursuant to the Third Amendment to Merger Agreement, the Merger Parties agreed to reduce the shares of Common Stock which GP Holdings will be entitled to receive in the Merger by a number equal to $250,000 divided by the volume weighted average closing price of the Partnership’s common units for the ten trading days ending on the first business day before closing of the Merger.

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Competitive Strengths

While we face challenges, our continued focus on providing the families and communities we serve with the highest level of support will help position us for a return to sustained profitability. Our key strengths include:

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Highly Attractive Market Opportunity. Cemeteries and funeral homes represent an approximate $21 billion in annual market opportunity. We have a large portfolio of cemetery properties, which will enable us to offer cemetery products and services in the markets we serve for many years. Because we operate cemeteries in 27 states and Puerto Rico, we have not historically been materially affected by localized economic downturns or changes in laws regulating cemetery operations in any one state. Our portfolio consists of 321 cemetery properties without giving effect to the asset sale described above that we anticipate closing in early January 2020.

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Diversified Product Mix and Significant Backlog. Our mix of pre-need cemetery merchandise and services and at-need cemetery and funeral home merchandise and services represents a diversified product mix that allows us to provide customers with a comprehensive product offering. These products and services provide us with a presence in the major segments of the death care industry. We have built a significant backlog by strong pre-need production over the years. Continued pre-need contract sales refill and grow backlog, locking in potential future cash flow.

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Leverage Scale through Driving Improved Performance. Due to our size, we will able to generate economies of scale and operating efficiencies. These include shared best practices in the area of pre-need marketing, lower purchasing costs for cemetery and funeral home merchandise through volume purchasing, lower operating expenses through centralized administrative functions, shared maintenance equipment and personnel and more effective strategic and financial planning. As a result, we will able to compete favorably in the areas we serve and to potentially improve the profitability of cemetery operations we acquire.

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New and Experienced Management Team. Our Chief Executive Officer joined StoneMor in July 2018, bringing significant experience designing, implementing and executing turnaround strategies for consumer service companies. In addition, we have recently filled our key senior management roles. In conjunction with the Recapitalization Transactions, we have aligned our strategic goals and have reconstituted our Board of Directors. We believe our new team is well positioned to revitalize our business and position us for future success.

Business Strategies

We believe the Recapitalization Transactions demonstrate both strong underlying values of our asset base, as well as confidence in our ability to execute our turnaround plan. We believe the recapitalization of our balance sheet has reset our financial footing and helps position us to execute the following business strategies:

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Execute on Financial Strategy. The Recapitalization Transactions have significantly extended our debt capital structure with a five-year maturity, which provides us with liquidity to execute our turnaround strategy, including the next phase of our performance improvement plans. In April 2019, we announced a turnaround strategy focused on four key goals: cash flow and liquidity, capital structure, strategic balance sheet/portfolio review and performance improvement from cost reductions and revenue enhancement.

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Implementation of New Strategic Initiatives. We view our substantial and diverse asset base as a strength, but we have reprioritized the ways in which we view our assets. We believe that by tiering operating units by class and contribution, initiating a divestiture plan for select assets and prioritizing certain assets over others, we will be able to optimize our top tier properties and more efficiently manage our assets. From a portfolio review perspective, we continue to focus our resources on

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improving our “top tier” assets, as we believe they possess the greatest potential for improved profitability. We are also minimizing costs and resources on our “lower-tier” assets to reduce the impact these assets have on the profitability of our portfolio.

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Improve Operating Efficiencies. We believe we have identified significant expense reduction opportunities with additional “4-wall level” operational savings, identified projects and industry benchmarking. In addition, we are focused on improving performance through cost reductions and revenue enhancement and executing on other long- and short-term turnaround strategies that will allow us to meet our primary objectives on a continuing basis. The next phase of cost reduction and operational performance improvement opportunities have been identified with a focus on prioritizing opportunities in in procurement, sourcing, product hierarchy, field labor efficiencies, shared services and outsourcing. We believe that the execution of these initiatives will result in improved profitability and cash flow across our asset base. In terms of revenue enhancements, we believe we have identified the primary drivers of our sales productivity and pre-need sales issues and we remain focused on improving retention of sales personnel and optimizing our staffing levels across our asset base.

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Complete C-Corporation Conversion. The Recapitalization Transactions, together with our cost structure and performance improvement efforts and the contemplated C-Corporation Conversion, are important steps to revitalizing our business and positioning us for future success. We look forward to completing our planned C-Corporation Conversion effective as of the end of 2019.

Financial Turnaround Overview

We continue to execute on our financial strategy and pursue strategic initiatives to address ongoing performance challenges. For example, comparable sales for 2019 continued to experience declines through the third fiscal quarter. Though the declines have moderated over the course of 2019, we cannot be certain that any growth will materialize in the near term, which could negatively impact our ability to comply with financial covenants contained in our indebtedness in fiscal 2020. The success of our business depends on completing and executing on our performance improvement plans. In September 2019, we took certain actions to accelerate those improvement plans in the areas of field organization, supply chain and sourcing and sales force effectiveness, including hiring an experienced consulting firm to review such matters and help speed execution. In addition, we are accelerating our asset divestiture plan. In August 2019, StoneMor hired Johnson Consulting Group to assist with a review of our asset base and to evaluate potential asset sales. Johnson Consulting is a leading consulting firm in the funeral and cemetery industry across North America. Even if we are successful in accelerating such performance improvements and asset divestitures, there can be no assurances that the savings will be sufficient to enable us to achieve profitability or generate positive cash flow without a growth in revenues from our existing properties. We cannot be certain that our operating cash flows and borrowings will be sufficient to cover short-term financial needs and meet debt financial covenants for fiscal 2020. In addition, based on the results of our interim goodwill impairment analysis for the third quarter of 2019, we concluded our goodwill was fully impaired and recognized an impairment charge $24.9 million. We may recognize future material non-cash deferred tax liabilities of up to approximately $26 million that would be recognized concurrently with the consummation of the C-Corporation Conversion, which we expect to occur at the end of 2019.

In order to address these issues, we may be required to issue additional equity or obtain additional financing, the forms and availability of which we cannot predict and/or complete material asset sales. Our ability to use any proceeds from potential asset sales for operating purposes is limited by the terms of our indebtedness. Should our strategic initiatives, asset divestitures and capital raising efforts all prove unsuccessful, the cumulative impact of these operational and financial concerns could negatively impact our ability to continue as a going concern.

Additional information about the Partnership, including but not limited to information regarding its business, properties, legal proceedings, financial statements, financial condition and results of operations,

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changes in accountants, market risk is set forth in the Annual Report Amendment on Form 10-K/A of StoneMor Partners L.P. for the year ended December 31, 2018, the Quarterly Report on Form 10-Q of the Partnership for the quarter ended September 30, 2019 and the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018, which are included herewith as Annexes  B, C and D, respectively, and which are incorporated herein by reference. See also “Where You Can Find More Information” on page ii.

About Cornerstone Family Services of West Virginia Subsidiary, Inc.

CFS West Virginia was incorporated under the laws of the State of West Virginia in 2004. CFS West Virginia, a wholly-owned subsidiary of StoneMor Partners, owns and operates certain of our cemeteries.

Principal Executive Offices

Our principal executive offices are located at 3600 Horizon Boulevard, Trevose, Pennsylvania 19053, and our telephone number is (215) 826-2800. Our website is located at www.stonemor.com. Information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

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The Exchange Offer

On June 27, 2019, we completed a private offering of $385.0 million aggregate principal amount of the Old Notes. The following is a summary of the exchange offer.

Old Notes	On June 27, 2019, we issued $385.0 million aggregate principal amount of 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 under an indenture (the “Indenture”) dated June 27, 2019 by and among the Issuers, certain direct and indirect subsidiaries of the Partnership (the “Guarantors”), the initial purchasers party thereto and Wilmington Trust, National Association, as trustee. On September 30, 2019, the Partnership increased the outstanding principal amount of the Old Notes by an aggregate of approximately $4.0 million in payment of a portion of the interest payable on that date under the Indenture (the “PIK Interest”). The Partnership anticipates further increasing the outstanding principal amount of the Old Notes by an aggregate of approximately $3.9 million in payment of additional PIK Interest on December 30, 2019.

New Notes	The New Notes will be issued as an additional issuance under the Indenture. The terms of the New Notes are identical to the terms of the Old Notes, except that the New Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes offered hereby, together with any Old Notes that remain outstanding after the completion of the exchange offer, will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The New Notes will have a CUSIP number different from that of any Old Notes that remain outstanding after the completion of the exchange offer.

Exchange Offer	We are offering to exchange up to $392,768,073 aggregate principal amount of our New Notes, which will be registered under the Securities Act, for up to $392,768,073 aggregate principal amount of our Old Notes, on the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, which we refer to as the “exchange offer.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2020, unless we decide to extend it.

Conditions to the Exchange Offer	We will not accept Old Notes for exchange if the exchange offer, or the making of any exchange by a holder of the Old Notes, would violate any applicable law or SEC policy. The exchange offer is not conditioned on a minimum aggregate principal amount of Old Notes being tendered. Please read “The Exchange Offer—Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.

Procedures for Tendering Old Notes

To participate in the exchange offer, you must follow the automatic tender offer program (“ATOP”) procedures established by The Depository Trust Company, or DTC, for tendering notes held in book-entry form. These procedures require that the exchange agent receive,

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prior to the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirms that:

•	DTC has received your instructions to exchange your notes; and

•	you agree to be bound by the terms of the letter of transmittal.

For more information on tendering your Old Notes, please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer,” “—Procedures for Tendering,” and “Book-Entry; Delivery and Form.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders	You may withdraw your tender of Old Notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please refer to the section in this prospectus entitled “The Exchange Offer—Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes	If you fulfill all conditions required for proper acceptance of Old Notes, we will accept any and all Old Notes that you properly tender in the exchange offer before 5:00 p.m., New York City time, on the expiration date. We will return any Old Notes that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver New Notes promptly after the expiration date. Please refer to the section in this prospectus entitled “The Exchange Offer—Terms of the Exchange Offer.”

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section in this prospectus entitled “The Exchange Offer—Fees and Expenses.”

Use of Proceeds	The issuance of the New Notes will not provide us with any new proceeds.

Consequences of Failure to Exchange Old Notes	If you do not exchange your Old Notes in the exchange offer, you will no longer be able to require us to register the Old Notes under the Securities Act, except in the limited circumstances provided under the Registration Rights Agreement dated June 27, 2019 among the Issuers, the Guarantors and the initial purchasers of the Old Notes (the “Registration Rights Agreement”). In addition, you will not be able to resell, offer to resell or otherwise transfer the Old Notes unless we have registered the Old Notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. If you fail to exchange your Old Notes for New Notes in the exchange offer, the existing transfer restrictions will remain in effect and the market value of your Old Notes likely will be adversely affected because of a smaller float and reduced liquidity.

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Certain U.S. Federal Income Tax Considerations	The exchange of Old Notes for New Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Certain U.S. Federal Income Tax Consequences.”

Exchange Agent	We have appointed Wilmington Trust, National Association as the exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letters of transmittal to the exchange agent as follows:

Wilmington Trust, National Association

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

Attention: Workflow Management – 5th Floor

By Facsimile: (302) 636-4139 (Attention: Workflow

Management – 5th Floor)

By Email: DTC@wilmingtontrust.com

Resales	Based on no-action letters of the SEC staff issued to third parties, we believe that New Notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not an “affiliate” of us within the meaning of Rule 405 under the Securities Act;

•	such New Notes are acquired in the ordinary course of your business; and

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the New Notes.

The SEC staff, however, has not considered our exchange offer for the New Notes in the context of a no-action letter, and the SEC staff may not make a similar determination as in the no-action letters issued to those third parties.

If you tender in the exchange offer with the intention of participating in any manner in a distribution of the New Notes, you:

•	cannot rely on such interpretations by the SEC staff; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Unless an exemption from registration is otherwise available, any securityholder intending to distribute New Notes should be covered by an effective registration statement under the Securities Act. The registration statement should contain the selling securityholder’s information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

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This prospectus may be used for an offer to resell, resale or other transfer of New Notes only as specifically described in this prospectus. Failure to comply with the registration and prospectus delivery requirements by a holder subject to these requirements could result in that holder incurring liability for which it is not indemnified by us. If you are a broker-dealer, you may participate in the exchange offer only if you acquired the Old Notes for your own account as a result of market-making activities or other trading activities. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be deemed to be an “underwriter” within the meaning of the Securities Act and must acknowledge by way of the letter of transmittal that it will deliver this prospectus in connection with any resale of the New Notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of New Notes.

Registration Rights Agreement	Under the terms of the Registration Rights Agreement, we agreed to use our commercially reasonable efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the Old Notes for the New Notes and to consummate the exchange offer not later than July 14, 2020 (the “Exchange Date”). In addition, we agreed, under certain circumstances, to use our commercially reasonable efforts to file a shelf registration statement with the SEC to cover resales of the Old Notes. If we fail to satisfy these obligations, we will be required to pay additional interest to holders of the Old Notes.

If (1) the exchange offer with respect to the Old Notes has not been consummated on or prior to the Exchange Date, (2) any shelf registration statement required to be filed to cover resales of the Old Notes has not been declared or otherwise become effective on or prior to the later of the 105th day after the obligation to file such shelf registration statement arose or June 1, 2020 or (3) any registration statement (including any shelf registration statement) required by the Registration Rights Agreement has been declared or automatically become effective but ceases to remain effective at any time at which it is required to be effective under the Registration Rights Agreement (each, a “registration default”), then additional interest will accrue on the aggregate principal amount of the Old Notes from and including the date on which such registration default has occurred but excluding the date on which such registration default has been cured. Additional interest will accrue at a rate of 0.25% for the first 90-day period after such date and thereafter it will be increased by an additional 0.25% for each subsequent 90-day period that elapses, provided that the aggregate increase in such annual interest rate may in no event exceed 1.00% per annum over the applicable rate shown on the cover page of this prospectus and provided, further, that no such increase will be payable with respect to Old Notes from and after the date on which such Old Notes are freely transferable under Rule 144 promulgated under the Securities Act.

A copy of the Registration Rights Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. See “Registration Rights.

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The New Notes

The summary below describes the principal terms of the New Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the New Notes” section of this prospectus contains a more detailed description of the terms and conditions of the New Notes.

The New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act and will not have any of the transfer restrictions, any of the registration rights provisions and any of the provisions regarding the payment of additional interest under certain circumstances. The New Notes will evidence the same debt as the Old Notes exchanged therefor and be entitled to the benefits of the Indenture.

Issuers	StoneMor Partners L.P. and Cornerstone Family Services of West Virginia Subsidiary, Inc.

New Notes Offered	Up to $392,768,073 aggregate principal amount of New Notes in exchange for an identical principal amount of the Old Notes.

Maturity	June 30, 2024.

Interest	Interest on the New Notes will be payable quarterly in arrears from , 2019 or from the most recent interest payment date to which interest on the New Notes has been paid or provided for, whichever is the later. Interest on the New Notes will be payable the 30th day of March, June, September and December of each year.

The Issuers will be required to pay interest on the New Notes entirely in cash at a fixed rate of 9.875% per annum, provided that at the Issuers’ option upon notice to the Trustee no later than 30 days prior to the relevant interest payment date until January 30, 2022, interest on the New Notes for the relevant interest period may accrue and be payable at (1) a fixed rate of 7.50% in cash per annum plus (2) a fixed rate of 4.00% per annum in the form of PIK Interest (the “PIK Interest Portion”).

The Issuers paid PIK Interest on September 30, 2019 by increasing the outstanding principal amount of the Old Notes by approximately $4.0 million. The Partnership anticipates further increasing the outstanding principal amount of the Old Notes by an aggregate of approximately $3.9 million in payment of additional PIK Interest on December 30, 2019.

If the Issuers pay any PIK Interest after the issuance of the New Notes, they will increase the outstanding aggregate principal amount of the New Notes or issue additional New Notes in an amount equal to the PIK Interest Portion for the applicable interest period (rounded up to the nearest whole dollar) to holders of New Notes on the relevant record date.

For a more detailed description, see “Description of the New Notes—Principal, Maturity and Interest.”

Denominations	Minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof. See “Description of the New Notes—Principal, Maturity and Interest.”

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Guarantees	The New Notes will be guaranteed by all of the Partnership’s subsidiaries as well as by the Issuers solely with respect to each other, subject to certain exceptions. See “Description of the New Notes—Guarantees.”

Ranking	The New Notes will:

•	be the Issuers’ general senior secured debt obligations;

•	rank senior in right of payment to all existing and any future indebtedness of the Issuers that is by its terms subordinated in right of payment to the New Notes;

•	rank effectively senior to all existing and future unsecured indebtedness of the Issuers to the extent of the value of the collateral;

•

be effectively subordinated to all existing and future indebtedness of the Issuers that is secured by assets or properties not constituting collateral, to the extent of the value of such assets and properties; and

•	be structurally subordinated to all existing and future indebtedness of any of the Partnership’s existing and future subsidiaries that do not guarantee the New Notes.

Security	The New Notes will be secured by a first priority lien on and security interest in substantially all of the Issuers’ and the Guarantors’ assets, whether now owned or hereafter acquired, subject to certain exceptions and permitted liens. See “Description of the New Notes—Collateral and Security” and “Description of the New Notes—Certain Covenants—Limitation on Liens.”

Optional Redemption	Prior to June 27, 2023, the Issuers may redeem all or part of the New Notes by paying the principal amount of such New Notes to be redeemed plus accrued and unpaid interest up to, but excluding, the redemption date plus the applicable premiums described in “Description of the New Notes—Optional Redemption.”

On or after June 27, 2023 the Issuers may redeem all or part of the New Notes by paying the principal amount of such New Notes to be redeemed plus accrued and unpaid interest up to, but excluding, the redemption date without paying any premium.

For a more detailed description, see “Description of the New Notes—Optional Redemption.”

Mandatory Redemption	As long as the Notes remain outstanding, the Issuers shall promptly redeem the Notes with 100% of the net cash proceeds of certain asset sales and casualty events by paying the principal amount of such Notes to be redeemed plus accrued and unpaid interest up to, but excluding, the redemption date at the redemption prices and premium described in “Description of the New Notes—Mandatory Redemption.”

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With respect to each fiscal year of the Partnership commencing with the fiscal year ending December 31, 2019, the Issuers shall on an annual basis redeem the Notes with 75% of the excess cash flow (subject to certain reductions and thresholds) for such recently ended fiscal year by paying the principal amount of such Notes to be redeemed plus accrued and unpaid interest up to, but excluding, the redemption date.

For a more detailed description, see “Description of the New Notes—Mandatory Redemption.”

Affirmative Covenants	The Indenture contains certain affirmative covenants, among others, which require us to, among other things:

•	maintain our legal existence, properties and licenses and permits required to run our business;

•	maintain insurance;

•	provide certain financial statements and reports;

•	provide notices to the Trustee upon the occurrence of certain events including an Event of Default;

•	maintain trust funds and trust accounts;

•	subject certain of our accounts to control agreements;

•	maintain compliance with certain leases; and

•	maintain ratings.

For a more detailed description of these and other affirmative covenants, see “Description of the New Notes—Certain Covenants.” These covenants are subject to a number of important qualifications and exceptions.

Restrictive Covenants	The Indenture contains certain negative covenants, among others, that restrict our ability to, among other things:

•	incur more debt;

•	create liens;

•	engage in sale and lease-back transactions;

•	make investments, loans and advances;

•	transfer or sell assets;

•	pay dividends, repurchase stock and make distributions or certain other payments; and

•	enter into transactions with affiliates.

The Indenture also contains certain financial covenants that (i) require us to maintain certain minimum interest coverage and asset coverage ratios, (ii) maintain certain minimum liquidity amounts and (iii) limit the amount of capital expenditures we can make in any four fiscal quarter period.

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For a more detailed description of these and other covenants, see “Description of the New Notes—Certain Covenants.” These covenants are subject to a number of important qualifications and exceptions.

Events of Default	The Indenture contains customary events of default, including with respect to nonpayment of principal, interest or other amounts; material inaccuracy of a representation or warranty; failure to perform or observe covenants; cross-acceleration of material debt; bankruptcy and insolvency events; monetary judgment defaults; actual or asserted invalidity or impairment of any material guarantees or security documentation; failure to maintain material licenses, permits and similar approvals; and change in control.

For a more detailed description of the events of default, including the ability of the Issuers to cure events of default under the financial covenants, see “Description of the New Notes—Events of Default and Remedies.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the New Notes. In consideration for issuing the New Notes contemplated by this prospectus, we will receive Old Notes in a like principal amount. We will cancel all Old Notes exchanged for New Notes in the exchange offer. See “Use of Proceeds.”

Trustee, Collateral Agent, Registrar and Paying Agent	Wilmington Trust, National Association.

Governing Law	The Indenture is, and the New Notes will be, governed by the laws of the State of New York.

Risk Factors	Before tendering Old Notes, holders of Old Notes should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific risk factors discussed under the section entitled “Risk Factors,” beginning on page 16 before deciding to invest in the New Notes.

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RISK FACTORS

An investment in the Notes involves a high degree of risk. You should carefully consider the risks described below and the risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, including, without limitation, the risks described therein related to our growth strategy, our business and the death care industry, together with the other information included in this prospectus, before making a decision to participate in the exchange offer. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that case, you may lose all or part of your investment.

In addition to the risk factors below related to the Exchange Offer, we hereby incorporate by reference all of our risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2018 attached hereto as Annex D and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 attached hereto as Annex C.

Capitalized terms that are used herein when referring to the Indenture but not defined herein shall have the meaning assigned to such terms in the Indenture.

Risks Related to the Exchange Offer

If you do not properly tender your Old Notes, you will continue to hold unregistered Notes and your ability to transfer Old Notes may be adversely affected.

We will only issue New Notes in exchange for Old Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes, and you should carefully follow the instructions on how to tender your Old Notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of Old Notes.

If you do not exchange your Old Notes for New Notes pursuant to the exchange offer, the Old Notes you hold will continue to be unregistered. We do not plan to register Old Notes under the Securities Act. Further, if you continue to hold any Old Notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of the Old Notes outstanding.

Any guarantees of the Notes by our subsidiaries could be deemed fraudulent conveyances under certain circumstances, and a court may subordinate or void the subsidiary guarantees.

The Notes are guaranteed on a senior secured basis by StoneMor Operating LLC and substantially all of StoneMor Partners’ other existing subsidiaries (other than CFS West Virginia). In certain circumstances, any of our future subsidiaries may be required to guarantee the Notes. A court could subordinate or void the subsidiary guarantees under various fraudulent conveyance or fraudulent transfer laws. Generally, to the extent that a U.S. court were to find that at the time one of our subsidiaries entered into a subsidiary guarantee and either:

•

the subsidiary incurred the guarantee with the intent to hinder, delay, or defraud any present or future creditor, or contemplated insolvency with a design to favor one or more creditors to the exclusion of others; or

•	the subsidiary did not receive fair consideration or reasonably equivalent value for issuing the subsidiary guarantee and, at the time it issued the subsidiary guarantee, the subsidiary:

•	was insolvent or became insolvent as a result of issuing the subsidiary guarantee,

•	was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital, or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they matured,

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then the court could void or subordinate the subsidiary guarantee in favor of the subsidiary’s other obligations.

A legal challenge of a subsidiary guarantee on fraudulent conveyance grounds may focus, among other things, on the benefits, if any, the subsidiary realized as a result of our issuing the Notes. To the extent a subsidiary guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the Notes would not have any claim against that subsidiary and would be creditors solely of us and any other subsidiary guarantors whose guarantees are not held unenforceable.

Your ability to transfer the New Notes may be limited by the absence of a trading market.

The New Notes will constitute a new issuance of securities for which currently there is no trading market. Although the New Notes will be registered under the Securities Act, they will not be listed on a securities exchange. We do not currently intend to apply for listing of the New Notes on any securities exchange or stock market. The liquidity of any market for the New Notes will depend on the number of holders of the New Notes, the interest of securities dealers in making a market in the New Notes and other factors. Accordingly, we cannot assure you as to the development or liquidity of any market for the New Notes. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the New Notes. We cannot assure you that the market, if any, for the New Notes will be free from similar disruptions. Any such disruption may adversely affect the holders’ ability to transfer the New Notes.

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THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We sold the Old Notes to the initial purchasers in a private offering on June 27, 2019, pursuant to the Indenture. As a condition to the sale of the Old Notes to the initial purchasers, we entered into the Registration Rights Agreement.

The Registration Rights Agreement requires us to file a registration statement under the Securities Act offering to exchange your Old Notes for New Notes. Accordingly, we are offering you the opportunity to exchange your Old Notes for the same principal amount of New Notes. The New Notes will be registered and issued without a restrictive legend. The Registration Rights Agreement also requires us to use commercially reasonable efforts to cause the registration statement to be declared effective by the SEC and to complete the exchange offer by July 14, 2020 (the “Exchange Date”). Under some circumstances set forth in the Registration Rights Agreement, holders of Old Notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell New Notes received in the exchange offer, may require us to file and cause to become effective a shelf registration statement covering resales of such Old Notes by these holders.

If (1) the exchange offer with respect to the Old Notes has not been consummated on or prior to the Exchange Date, (2) any shelf registration statement required to be filed to cover resales of the Old Notes has not been declared or otherwise become effective on or prior to the later of the 105th day after the obligation to file such shelf registration statement arose or June 1, 2020 or (3) any registration statement (including any shelf registration statement) required by the registration rights agreement has been declared or automatically become effective but ceases to remain effective at any time at which it is required to be effective under the registration rights agreement (each, a “registration default”), then additional interest will accrue on the aggregate principal amount of the Old Notes from and including the date on which such registration default has occurred but excluding the date on which such registration default has been cured. Additional interest will accrue at a rate of 0.25% for the first 90-day period after such date and thereafter it will be increased by an additional 0.25% for each subsequent 90-day period that elapses, provided that the aggregate increase in such annual interest rate may in no event exceed 1.00% per annum over the applicable rate shown on the cover page of this prospectus and provided, further, that no such increase will be payable with respect to Old Notes from and after the date on which such Old Notes are freely transferable under Rule 144 promulgated under the Securities Act.

A copy of the Registration Rights Agreement is incorporated by reference into the registration statement of which this prospectus is a part. You are strongly encouraged to read the entire text of the agreement, as it, and not this description, defines your rights. Except as discussed below, we will have no further obligation to register your Old Notes upon the completion of the exchange offer.

We believe that the New Notes issued to you in this exchange offer may be offered for resale, sold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act, only if you are able to make these four representations:

•	you are acquiring the New Notes issued in the exchange offer in the ordinary course of your business;

•	you have no arrangement or understanding with anyone to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act;

•	you are not an affiliate of us within the meaning of Rule 405 under the Securities Act; and

•	you are not engaged in, and do not intend to engage in, the distribution of the New Notes.

Our belief is based upon existing interpretations by the SEC’s staff contained in several “no-action” letters to third parties unrelated to us. If you tender your Old Notes in the exchange offer for the purpose of participating in a distribution of New Notes, you cannot rely on these interpretations by the SEC’s staff and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

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The SEC considers broker-dealers that acquired Old Notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the New Notes if they participate in the exchange offer. Consequently, these broker-dealers cannot use this prospectus for the exchange offer in connection with a resale of the New Notes and, absent an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the New Notes. These broker-dealers cannot rely on the position of the SEC’s staff set forth in its no-action letters.

A broker-dealer that has acquired Old Notes as a result of market-making or other trading activities must deliver a prospectus in order to resell any New Notes it receives for its own account in the exchange offer. The SEC has taken the position that such broker-dealers may fulfill their prospectus delivery requirements with respect to the New Notes by delivering the prospectus contained in the registration statement for the exchange offer. Accordingly, this prospectus may be used by such a broker-dealer to resell any of its New Notes. We have agreed in the Registration Rights Agreement to send a prospectus to any broker-dealer that requests copies for a period of up to 90 days after the effective date of the registration statement for the exchange offer (or such shorter period during which broker-dealers are required by law to deliver this prospectus). Unless you are required to do so because you are such a broker-dealer, you may not use this prospectus for an offer to resell, resale or other retransfer of New Notes.

We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

We make no recommendation to holders of Old Notes as to whether to tender or refrain from tendering all or any portion of their Old Notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of Old Notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of Old Notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisers, if any, based on their own financial position and requirements.

You may suffer adverse consequences if you fail to exchange your Old Notes. Following the completion of the exchange offer, except as set forth below and in the Registration Rights Agreement, you will not have any further registration rights and your Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, if you do not participate in the exchange offer, your ability to sell your Old Notes could be adversely affected.

Under the Registration Rights Agreement, we are required to file a shelf registration statement with the SEC to cover resales of the Old Notes or the New Notes by holders if (a) it is not permitted to consummate the exchange offer because it determines that the exchange offer is not permitted by applicable law or SEC policy, (b) the exchange offer is not for any reason consummated by the Exchange Date and the Old Notes are not then freely transferable pursuant to Rule 144 under the Securities Act, or (c) prior to the Exchange Date, a holder notifies us that (i) the Old Notes it holds are not eligible to be exchanged for New Notes, (ii) following consummation of the exchange offer, the New Notes it receives in the exchange offer may not be sold to the public without delivering a prospectus and this prospectus is not available or appropriate for such purpose or (iii) such holder is a broker-dealer and acquired its Old Notes directly from us or one of our affiliates.

If we are obligated to file a shelf registration statement, we will be required to keep such shelf registration statement effective until the expiration of the one-year period referred to in Rule 144 applicable to securities held by non-affiliates under the Securities Act (or such shorter period that will terminate when all Old Notes covered by the shelf registration statement have been sold pursuant to such shelf registration statement or are freely transferable under Rule 144).

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Representations We Need From You Before You May Participate in the Exchange Offer

We need representations from you before you can participate in the exchange offer.

These representations (the “Required Representations”) are that:

•	any New Notes received by you will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with anyone to participate in the distribution of the New Notes within the meaning of the Securities Act;

•	you are not an affiliate of either Issuer within the meaning of Rule 405 under the Securities Act; and

•	you are not engaged in, and do not intend to engage in, the distribution of the New Notes.

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue New Notes in a principal amount equal to the principal amount of Old Notes surrendered in the exchange offer. Old Notes may be tendered only for New Notes and only in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

As of the date of this prospectus, approximately $388.88 million in aggregate principal amount of the Old Notes is outstanding. This prospectus and the letter of transmittal are being sent to, among others, all registered holders of Old Notes. There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old Notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These Old Notes will continue to be entitled to the rights and benefits such holders have under the Indenture relating to the Notes.

We will be deemed to have accepted for exchange properly tendered Old Notes when we have given oral (promptly confirmed in writing) or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the Registration Rights Agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us.

If you tender Old Notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of Old Notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section “—Fees and Expenses” for more details regarding fees and expenses incurred in connection with the exchange offer.

We will return any Old Notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2020, unless, in our sole discretion, we extend it.

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Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any Old Notes by giving oral or written notice of such extension to their holders at any time until the exchange offer expires or terminates. During any such extensions, all Old Notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally (promptly confirmed in writing) or in writing of any extension. We will notify the registered holders of old notes of the extension by a press release issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions listed under “—Conditions to the Exchange Offer” are not satisfied or waived by us, we expressly reserve the right, at our sole discretion, by giving oral (promptly confirmed in writing) or written notice to the exchange agent:

•	to delay accepting the Old Notes;

•	to extend the exchange offer;

•	to terminate the exchange offer and not accept Old Notes not previously accepted; or

•	subject to the terms of the Registration Rights Agreement, to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice thereof to the registered holders of Old Notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to the registered holders of the Old Notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer period following notice of the material change.

Conditions to the Exchange Offer

We will not accept for exchange, or exchange any New Notes for, any Old Notes if the exchange offer, or the making of any exchange by a holder of Old Notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting Old Notes for exchange in the event of such a potential violation.

We will not be obligated to accept for exchange the Old Notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the issuance of the New Notes under the Securities Act.

In addition, we will not accept for exchange any Old Notes tendered, and will not issue New Notes in exchange for any such Old Notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

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We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion prior to the expiration of the exchange offer. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

Procedures for Tendering

To participate in the exchange offer, you must properly tender your Old Notes to the exchange agent as described below. We will only issue New Notes in exchange for Old Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes, and you should follow carefully the instructions on how to tender your Old Notes. It is your responsibility to properly tender your Old Notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of defects in your tender.

If you have any questions or need help in exchanging your Old Notes, please call the exchange agent, whose address and telephone number are set forth in “Prospectus Summary—The Exchange Offer—Exchange Agent.”

All of the Old Notes were issued in book-entry form, and all of the Old Notes are currently represented by one or more global certificates held for the account of DTC. We have confirmed with DTC that the Old Notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their Old Notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender Old Notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the Old Notes.

If you beneficially own Old Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those Old Notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf.

Determinations under the Exchange Offer

We will determine, in our sole discretion, all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Old Notes and withdrawal of tendered Old Notes. Our determination will be final and binding. We reserve the absolute right to reject any Old Notes not properly tendered or any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular Old Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with

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respect to tenders of Old Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Old Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder promptly following the expiration date of the exchange.

When We Will Issue New Notes

In all cases, we will issue New Notes for Old Notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	a book-entry confirmation of such Old Notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Such New Notes will be issued promptly following the expiration of the exchange offer.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered Old Notes for exchange or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned without expense to their tendering holder. Such non-exchanged Old Notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any New Notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the New Notes;

•	you are not our “affiliate” of either Issuer within the meaning of Rule 405 under the Securities Act; and

•	you are not engaged in, and do not intend to engage in, the distribution of the New Notes.

Further, you will acknowledge and agree that that any broker-dealer or holder using the exchange offer to participate in a distribution of New Notes to be acquired in the exchange offer (i) could not under SEC policy as in effect on the date of this prospectus rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling LLC dated July 2, 1993, and similar no-action letters, and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act if the resales are of New Notes obtained by such holder in exchange for Old Notes acquired by such holder directly from us.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Old Notes and otherwise comply with the ATOP procedures.

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We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any Old Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any Old Notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the Old Notes. This crediting will take place promptly after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn Old Notes by following the procedures described under “—Procedures for Tendering” above at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Wilmington Trust, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

Wilmington Trust, National Association

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

Attention: Workflow Management – 5th Floor

or by facsimile at (302) 636-4139 (Attention: Workflow Management – 5th Floor)

to confirm by email or for information at DTC@wilmingtontrust.com

Delivery of the letter of transmittal to an address other than as set forth above or transmission of the letter of transmittal via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery of the letter of transmittal. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by electronic mail; however, we may make additional solicitation by facsimile, telephone, mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and the Trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

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Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of Old Notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange your Old Notes for New Notes under the exchange offer, the Old Notes you hold will continue to be subject to the existing restrictions on transfer, will continue to accrue interest but will not retain any rights under the Registration Rights Agreement, except as otherwise provided therein. In general, you may not offer or sell the Old Notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register Old Notes under the Securities Act unless the Registration Rights Agreement requires us to do so.

Accounting Treatment

We will record the New Notes in our accounting records at the same carrying value as the Old Notes. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer, other than the recognition of the fees and expenses of the offering as stated under “—Fees and Expenses.”

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Old Notes in open market or privately-negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to register any untendered Old Notes.

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USE OF PROCEEDS

We will not receive any proceeds from the issuance of the New Notes in the exchange offer. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive Old Notes in a like principal amount. The form and terms of the New Notes are identical in all respects to the form and terms of the Old Notes, except the New Notes will be registered under the Securities Act. Old Notes surrendered in exchange for the New Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the New Notes will not result in any change in outstanding indebtedness.

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DESCRIPTION OF THE NEW NOTES

General

The definitions of certain terms used in this description are set forth under the subheading “—Certain Definitions.” In this “Description of the New Notes,” (i) the terms “we,” “our” and “us” each refer to StoneMor Partners L.P. and its Subsidiaries taken together, (ii) the term “Partnership” refers only to StoneMor Partners L.P. and not to any of its Subsidiaries, (ii) the term “Co-Issuer” refers only to Cornerstone Family Services of West Virginia Subsidiary, Inc. and not to any of its Subsidiaries and (iv) the term “Issuers” refers to the Partnership and the Co-Issuer, but not to any of their Subsidiaries.

The Issuers will issue new senior secured partial payment-in-kind toggle notes denominated in U.S. dollars (the “New Notes”) under the indenture, dated as of June 27, 2019 (the “Indenture”), by and among the Issuers, the Guarantors party thereto, Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”). Except as set forth herein, the terms of the New Notes will include those set forth in the Indenture and those made part of the Indenture pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The New Notes will be secured by the Collateral as described under “—Collateral and Security.”

The terms of the New Notes are identical in all material respects to the terms of the 9.875% / 11.500% Senior Secured PIK Toggle Notes due 2024 (the “Old Notes”) that were issued on June 27, 2019, except the New Notes will not contain transfer restrictions, Holders of New Notes will no longer have any registration rights and the Issuers will not be obligated to pay additional interest under the circumstances described in the registration rights agreement, dated as of June 27, 2017 (the “Registration Rights Agreement”), by and among the Issuers, the Guarantors party thereto and the initial purchasers of the Old Notes. The New Notes will evidence the same debt as the Old Notes exchanged therefor. The initial interest payment on the New Notes will include all accrued and unpaid interest on the Old Notes exchanged therefor, and no separate payment of accrued and unpaid interest will be made with respect to any Old Notes that are exchanged in the exchange offer. The New Notes will be issued under and entitled to the benefits of the same Indenture that authorized the issuance of the Old Notes. In addition, the New Notes will bear different CUSIP and ISIN numbers than the Old Notes.

The exchange offer is being made to satisfy the Issuers’ obligations under the Registration Rights Agreement. The Trustee will authenticate and deliver New Notes for original issue only in exchange for a like principal amount of Old Notes. Any Old Notes that remain outstanding after the consummation of the exchange offer, together with the New Notes, will be treated as a single class of securities under the Indenture. Accordingly, all references in this section to specified percentages in aggregate principal amount of Old Notes shall be deemed to mean, at any time after the exchange offer is consummated, such percentage in aggregate principal amount of the Old Notes and the New Notes outstanding and all references to the New Notes shall be deemed to include the Old Notes unless the context requires otherwise. In this “Description of the New Notes,” the Old Notes and the New Notes are referred to together as the “Notes.”

The following description is only a summary of the material provisions of the Indenture, the Security Documents, the New Notes and the Note Guarantees. These descriptions are not complete and are subject to, and are qualified in their entirety by reference to, the Indenture, the Security Documents, the New Notes and the Note Guarantees, including the definitions of certain terms used therein. You should read these documents carefully to fully understand the terms of the New Notes because they, and not this description, will define your rights as Holders of New Notes. You may request copies of these documents at our address set forth under the heading “Where You Can Find More Information.”

Brief Description of the New Notes

Like the Old Notes, the New Notes will be:

•	general senior secured debt obligations of the Issuers;

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•

secured on a first-priority basis by Liens on the Collateral described below under “—Collateral and Security”, subject to certain Liens permitted under the Indenture and as described in “—Certain Covenants—Limitation on Liens;”

•	senior in right of payment to all existing and any future Indebtedness of the Issuers that is by its terms subordinated in right of payment to the New Notes;

•	effectively senior to all existing and future unsecured Indebtedness of the Issuers to the extent of the value of the Collateral;

•

effectively subordinated to all existing and future Indebtedness of the Issuers that is secured by assets or properties not constituting Collateral, to the extent of the value of such assets and properties;

•	structurally subordinated to all existing and future Indebtedness of any of the Partnership’s existing and future subsidiaries that do not guarantee the New Notes; and

•

guaranteed on a senior secured basis by substantially all of the direct and indirect subsidiaries of the Partnership, subject to certain exceptions set forth in the indenture and as described below in “—Guarantees” and “—Certain Definitions.”

Guarantees

Except for certain Excluded Subsidiaries (as described in “—Certain Definitions”), all of the Partnership’s Subsidiaries will guarantee the New Notes as Subsidiary Guarantors. The Issuers will also be Guarantors with respect to the other Issuer’s obligations with respect to the New Notes.

The Guarantors will jointly and severally guarantee (the “Note Guarantees”), fully and unconditionally, on a senior secured basis, that the principal of, premium, if any, and interest on, the New Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the New Notes, if any, if lawful, and all other obligations of the Issuers to the Holders of New Notes, the Trustee or the Collateral Agent under the Indenture or the New Notes will be promptly paid in full or performed, all in accordance with the terms thereof.

The Note Guarantee of each Guarantor will be:

•	a general senior secured obligation of such Guarantor;

•	effectively senior to all existing and future unsecured Indebtedness of such Guarantor to the extent of the value of the Collateral;

•	senior in right of payment to all existing and any future Indebtedness of such Guarantor that is by its terms subordinated in right of payment to such Guarantor’s Note Guarantee;

•

effectively subordinated to all existing and future Indebtedness of such Guarantor that is secured by assets or properties not constituting Collateral, to the extent of the value of such assets and properties; and

•	structurally subordinated to all existing and future Indebtedness of such Guarantor’s existing and future subsidiaries that do not guarantee the New Notes.

The obligations of each Subsidiary Guarantor under its Note Guarantee will be limited as necessary to prevent its Note Guarantee from constituting a fraudulent transfer or conveyance under applicable law. This provision may not, however, be effective to protect a Note Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Subsidiary Guarantor’s obligation to an amount that effectively makes its Note Guarantee worthless. If a Note Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Subsidiary Guarantor and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Note Guarantee could be

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reduced to zero. See “Risk Factors —Risks Relating to the Exchange Offer— Any guarantees of the Notes by our subsidiaries could be deemed fraudulent conveyances under certain circumstances, and a court may subordinate or void the subsidiary guarantees.”

Each Subsidiary Guarantor will not be entitled to any right of subrogation in relation to the Holders of New Notes in respect of any obligations guaranteed under the Indenture until payment in full of all guaranteed obligations under the Indenture. Each Subsidiary Guarantor will also have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders of New Notes under the Note Guarantees.

Except for any (i) consolidation, amalgamation or merger of a Subsidiary Guarantor with or into either of the Issuers or another Subsidiary Guarantor or (ii) any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuers or another Guarantor, no Subsidiary Guarantor will be permitted to sell or otherwise dispose of all or substantially all of its assets to, or consolidate with, amalgamate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving person) another person, other than the Issuers or another Subsidiary Guarantor, unless:

(a)	immediately after giving effect to such transaction, no Default or Event of Default exists; and

(b)	either:

(1)

the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation, amalgamation or merger unconditionally assumes all the obligations of that Subsidiary Guarantor under the Indenture and its Note Guarantee on the terms set forth therein, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee and appropriate documents relating to the Collateral pursuant to agreements in form reasonably satisfactory to the Collateral Agent; or

(2)	the Net Proceeds of such sale or other disposition are applied in accordance with the provisions described in the first paragraph under “—Mandatory Redemption.”

The Note Guarantee of a Subsidiary Guarantor will automatically and unconditionally be released and discharged:

(i)

in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger, consolidation or amalgamation) to a person that is not (either before or after giving effect to such transaction) either of the Issuers or a Subsidiary that is not an Excluded Subsidiary if the sale or other disposition is expressly permitted under “—Certain Covenants—Mergers, Consolidations, Sales of Assets and Acquisitions;”

(ii)

in connection with any sale or other disposition of all of the Equity Interests of that Subsidiary Guarantor to a person that is not (either before or after giving effect to such transaction) either of the Issuers or a Subsidiary that is not an Excluded Subsidiary, if the sale or other disposition is expressly permitted under “—Certain Covenants—Mergers, Consolidations, Sales of Assets and Acquisitions;”

(iii)	if the Issuers designate that Subsidiary Guarantor to be an Excluded Subsidiary in accordance with the applicable provisions of the Indenture;

(iv)	upon the liquidation or dissolution of that Subsidiary Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing; or

(v)	upon legal or covenant defeasance or satisfaction and discharge of the Indenture as described in “—Legal Defeasance and Covenant Defeasance.”

Principal, Maturity and Interest

The Issuers have issued approximately $388.88 million in aggregate principal amount of Old Notes, including approximately $4.0 million in connection with the payment of PIK Interest (as defined below) on

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September 30, 2019. The Partnership anticipates further increasing the outstanding principal amount of the Old Notes by an aggregate of approximately $3.89 million in payment of additional PIK Interest on December 30, 2019. On each Interest Payment Date after September 30, 2019 until January 30, 2022, the Issuers may, without the consent of the Holders, increase the outstanding aggregate principal amount of the Notes or issue additional notes (the “PIK Notes”) under the Indenture having the same terms as the Notes (in each case, a “PIK Payment”). Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the New Notes” include any PIK Notes that are actually issued, and references to “principal amount” or “aggregate principal amount” of the Notes includes any increase in the principal amount or aggregate principal amount of the Notes as a result of a PIK Payment.

The Issuers shall issue the New Notes in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof. The New Notes will be issued under the Indenture and will mature on June 30, 2024.

Interest on the New Notes will accrue and be payable in cash at a fixed rate of 9.875% per annum (such interest payable, “Cash Interest”); provided that, at the Issuers’ option upon notice to the Trustee no later than 30 days prior to the relevant Interest Payment Date until January 30, 2022, interest on the New Notes for the relevant Interest Period may accrue and be payable at (i) a fixed rate of 7.50% in cash per annum plus (ii) a fixed rate of 4.00% per annum in the form of PIK Interest (the “PIK Interest Portion”); provided, further, that during the continuance of an Event of Default (to the extent not waived by the Required Noteholder Parties), at the option of the Required Noteholder Parties as evidenced to the Trustee in writing (and automatically upon an Event of Default specified under clauses (ii), (iii) or (viii) of the first paragraph set forth under “—Events of Default and Remedies”), the principal amount of all New Notes outstanding and, to the extent permitted by applicable law, any interest payments on the New Notes or any fees or other amounts owed under the Indenture, shall thereafter bear interest (including post-petition interest in any proceeding under applicable Bankruptcy Laws) entirely in cash and payable on demand, at a rate per annum equal to 13.50%.

Notwithstanding anything in this “Description of the New Notes” or the Indenture to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for in the Indenture or in any other document executed in connection therewith, or otherwise contracted for, charged, received, taken or reserved by any Noteholder Party, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Noteholder Party in accordance with applicable law, the rate of interest payable under the Indenture, together with all Charges payable to such Noteholder Party, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Noteholder Party on subsequent payment dates to the extent not exceeding the legal limitation.

Interest on the New Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Subject to certain exceptions set forth in the Indenture, interest on the New Notes will be payable quarterly in arrears on the 30th day of March, June, September and December of each year, commencing on March 30, 2020 (each, an “Interest Payment Date”), and interest payments will be made to the Paying Agent for the account of the Holders of record on the 15th day of March, June, September and December of each year (each, a “Record Date”).

Notwithstanding anything to the contrary herein, we will pay accrued and unpaid interest in connection with any redemption of the Notes as described below under the captions “—Optional Redemption” and “—Mandatory Redemption” in cash.

Optional Redemption

The Issuers shall have the right at any time and from time to time to redeem the Notes in whole or in part, without premium or penalty, in an aggregate principal amount that is an integral multiple of the Notes Multiple

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and not less than the Notes Minimum or, if less, the amount outstanding, subject to prior notice in accordance with the second paragraph of “—Selection and Notice”; provided that:

(i)

in the event of any optional redemption of the Notes made pursuant to this “—Optional Redemption” prior to June 27, 2021, the Issuers shall pay to the Paying Agent for the account of the applicable Holders with respect to such Notes, the principal amount of Notes to be redeemed, plus the Yield Maintenance Premium (as defined below) as of the applicable redemption date, plus accrued and unpaid interest up to, but excluding, the redemption date;

(ii)

in the event of any optional redemption of the Notes made pursuant to this “—Optional Redemption” on or after June 27, 2021 and prior to June 27, 2022, the Issuers shall pay to the Paying Agent for the account of the applicable Holders with respect to such Notes the principal amount of Notes to be redeemed, plus a premium equal to 4.00% of the aggregate principal amount of the Notes so redeemed, plus accrued and unpaid interest up to, but excluding, the redemption date;

(iii)

in the event of any optional redemption of the Notes made pursuant to this “—Optional Redemption” on or after June 27, 2022 and prior to June 27, 2023, the Issuers shall pay to the Paying Agent for the account of the applicable Holders with respect to such Notes the principal amount of Notes to be redeemed, plus a premium equal to 2.00% of the aggregate principal amount of the Notes so redeemed, plus accrued and unpaid interest up to, but excluding, the redemption date; and

(iv)

on or after June 27, 2023, no premium shall be due in respect of the redemption of any such Notes and the redemption price shall be the principal amount of the Notes to be redeemed, plus accrued and unpaid interest up to, but excluding the redemption date.

Any optional redemptions of the Notes pursuant to this “—Optional Redemption” shall be applied to the remaining installments of the Notes as the Issuers may in each case direct.

“Yield Maintenance Premium” means the sum of (i) 4.0% of the aggregate principal amount of Notes redeemed, repaid or repurchased by the Issuers on or before June 27, 2021 and (ii) (a) the aggregate amount of interest, in cash, that would have accrued on such aggregate principal amount of Notes redeemed, repaid or repurchased from the date of redemption or repurchase through June 27, 2021, assuming an interest rate of 11.500% per annum, minus (b) the aggregate amount of interest, in cash, that would have accrued on the principal amount of the Notes so redeemed, repaid or repurchased, if such principal amount of Notes were reinvested for the period from the date of such redemption or repurchase until June 27, 2021 at the Treasury Rate (as defined below) plus 50 basis points. The Issuers shall calculate or cause the calculation of the Yield Maintenance Premium and the Trustee shall have no duty to calculate or verify the Issuers’ calculations thereof.

“Treasury Rate” means, as of the applicable redemption date, a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by the Board of Directors of the Partnership (with communication of such rate to be delivered by the Issuers to the Trustee in writing), such determination to be conclusive absent manifest error, that on the date three Business Days prior to the date of redemption, is the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities having a term most nearly equal to the period from such redemption date to June 27, 2021. If the redemption is in connection with a satisfaction and discharge or defeasance of the Indenture, the applicable Treasury Rate shall be computed as of the date that funds are irrevocably deposited with the Trustee to pay the amounts related thereto, as set forth in the Indenture.

Mandatory Redemption

The Issuers shall apply all Net Proceeds (as defined below) and Extraordinary Receipts (as defined below) on or prior to the date which is five Business Days after the date of the realization or receipt thereof by the Partnership or any Subsidiaries, to redeem Notes at 100% of the principal amount, plus accrued and unpaid interest up to, but excluding, the date of redemption in accordance with the third paragraph of this “—Mandatory

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Redemption” plus the applicable prepayment premiums specified in “—Optional Redemption” (it being understood that (i) such prepayment premiums shall not be payable in the case of the first $55.0 million of Excluded Net Proceeds (as defined below) and (ii) any redemption of the Notes using the remaining Excluded Net Proceeds shall be at a redemption price of 102.00% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest up to, but excluding, the date of redemption).

Not later than five Business Days after the date on which the annual financial statements are, or are required to be, delivered pursuant to clause (i) of “—Certain Covenants—Financial Statements, Reports, etc.” with respect to each Excess Cash Flow Period (as defined below), the Issuers shall calculate Excess Cash Flow (as defined below) for such Excess Cash Flow Period and such calculation will be set forth in an Officer’s Certificate delivered to the Trustee and the Holders setting forth the amount, if any, of Excess Cash Flow for such fiscal year, the amount of any required redemption in respect thereof and the calculation thereof in reasonable detail, along with a notice of mandatory redemption calling the Notes for partial redemption as provided in the next sentence. The Issuers will effect a mandatory redemption of the Notes on at least five days, or in the case of Global Notes, as required by the procedures of the Depository, but not more than 30 days’ notice to Holders of the Notes and the Trustee in an amount equal to (i) 75% of such Excess Cash Flow, with respect to any Excess Cash Flow Period, minus (ii) the amount of any optional redemptions of Notes during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (ii), the amount of any optional redemptions of Notes after the end of such Excess Cash Flow Period but before the date of redemption under this paragraph) to redeem Notes at 100% of the principal amount thereof plus accrued and unpaid interest up to, but excluding, the redemption date in accordance with “—Selection and Notice”, “—Optional Redemption” and the other redemption provisions set forth herein and in the Indenture (it being understood that the prepayment premiums specified in “—Optional Redemption” shall not be payable with respect to any Excess Cash Flow Period).

Redemptions of the Notes from all Net Proceeds or Extraordinary Receipts pursuant to the first paragraph of this “—Mandatory Redemption” and Excess Cash Flow pursuant to the second paragraph of this “—Mandatory Redemption” shall be applied so that the aggregate amount of such redemption is allocated among the Notes by lot in accordance with the Depository’s procedures based on the aggregate principal amount of outstanding Notes, with the application thereof to reduce in direct order amounts due on the succeeding Interest Payment Dates under such Notes.

In the event of any mandatory redemption required to be made pursuant to clause (ii) of the definition of “Net Proceeds” set forth below, or if the Notes are accelerated or otherwise become due prior to their stated maturity pursuant to the provisions described in “—Events of Default and Remedies” following the occurrence of any Event of Default, prior to June 27, 2021, the Issuers shall pay to the Paying Agent for the account of the applicable Holders with respect to such Notes the applicable prepayment premium specified in “—Optional Redemption” applicable to such Notes on such date.

“Excess Cash Flow” means, with respect to the Partnership and the Subsidiaries on a consolidated basis for any Excess Cash Flow Period, the Operating Cash Flow Amount of the Partnership on a consolidated basis as of the last day of the Excess Cash Flow Period, minus, without duplication:

(i)

to the extent not already included in the Operating Cash Flow Amount, Debt Service for such Excess Cash Flow Period and the amount of any Net Proceeds or Extraordinary Receipts which have been used to redeem the Notes pursuant to the first paragraph of “—Mandatory Redemption”; provided that, with respect to any such amounts to be paid after the close of such Excess Cash Flow Period that are deducted in such Excess Cash Flow Period, any amount so deducted shall not be deducted again in a subsequent Excess Cash Flow Period;

(ii)

the amount of any voluntary redemption or repayment permitted under the Indenture of term Indebtedness during such Excess Cash Flow Period (other than any voluntary redemption of the Notes, which shall be the subject of clause (ii) of the second paragraph under “—Mandatory Redemption”)

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and the amount of any voluntary payments of revolving Indebtedness to the extent accompanied by permanent reductions of any revolving facility commitments during such Excess Cash Flow Period to the extent an equal amount of loans thereunder was simultaneously repaid, so long as the amount of such redemption or repayment is not already reflected in Debt Service;

(iii)

Capital Expenditures by the Partnership and the Subsidiaries on a consolidated basis during such Excess Cash Flow Period that are paid in cash in an amount not to exceed $20.0 million; provided that, for the avoidance of doubt, any amount so deducted in such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period;

(iv)

to the extent not already included in the Operating Cash Flow Amount, amounts paid in cash during such Excess Cash Flow Period on account of reserves or accruals established in purchase accounting; and

(v)

to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created under any Note Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith.

“Excess Cash Flow Period” means each fiscal year of the Partnership, commencing with the fiscal year of the Partnership that commenced on January 1, 2019.

“Excluded Net Proceeds” means Net Proceeds from all Dispositions completed after the Indenture Closing Date in an amount not to exceed $155.0 million in the aggregate.

“Extraordinary Receipts” means 100% of the cash proceeds received by or paid to the Partnership or any Subsidiary not in the ordinary course of business consisting of federal, state or local Tax refunds (other than resulting from overpayment), judgments, proceeds of settlements, condemnation awards, insurance or other proceeds from losses, damage or destruction of any asset or assets and indemnity payments, in each case, net of (i) such amounts that are required to be remitted to a third person or are insurance or condemnation proceeds that are required to be reinvested in the business or to be used to restore any asset subject to a casualty event, in each case as a result of applicable law or regulation, (ii) documented attorneys’ fees, accountants’ fees and other reasonable fees and expenses incurred or payable in connection therewith, (iii) Taxes paid or payable (in the good faith determination of the Issuers) as a result thereof and (iv) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to any liabilities related thereto (other than any taxes deducted pursuant to clause (ii) or (iii) above).

“Net Proceeds” means:

(i)

100% of the cash proceeds actually received by the Partnership or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Disposition (other than under clauses (i), (ii), (iii), (v), (ix), (x) or (xi) under “—Certain Covenants—Mergers, Consolidations, Sales of Assets and Acquisitions”) or Casualty Event, net of (a) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations that are secured by the applicable asset or property (including without limitation principal amount, premium or penalty, if any, interest and other amounts) (other than pursuant to the Note Documents), other expenses and brokerage, consultant and other fees actually incurred in connection therewith, (b) Taxes paid or reasonably estimated to be payable as a result thereof (provided that, if the amount of any such estimated Taxes exceeds the amount of Taxes actually required to be paid in respect of such Disposition or Casualty Event, the aggregate amount of such excess shall constitute Net Proceeds at the time such Taxes are actually paid) and (c) the amount of any reasonable reserve

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established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (a) above) (1) related to any of the applicable assets and (2) retained by the Partnership or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); provided that 20% of any Excluded Net Proceeds in excess of $55.0 million after the Indenture Closing Date shall not constitute “Net Proceeds” unless and until the Partnership or any Subsidiary has failed to reinvest such proceeds in assets of the general type used or useful in the business of the Partnership and its Subsidiaries (including in connection with an acquisition), on or before the date that is 360 days following receipt of such proceeds by the Partnership or any of its Subsidiaries; provided, further, that the Partnership may elect, in its sole discretion, to treat such cash proceeds as “Net Proceeds” prior to the expiration of such 360-day period; and

(ii)

100% of the cash proceeds from the incurrence, issuance or sale by the Partnership or any Subsidiary of any Indebtedness (other than Excluded Indebtedness), net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

Selection and Notice

In the event that fewer than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed (if such listing is known to the Trustee) or, if such Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and in accordance with the applicable procedures of DTC; provided that no Notes of a principal amount of $1.00 or less will be redeemed in part (for the avoidance of doubt any redemption for all and less than all Notes shall be subject to the applicable procedures of DTC unless such method is otherwise prohibited). A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon delivery of the original Note to the Paying Agent and cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent funds in U.S. legal tender in satisfaction of the applicable redemption price pursuant to the Indenture.

Prior to any mandatory redemption of the Notes pursuant to the provisions described in the first two paragraphs under “—Mandatory Redemption” or any optional redemption of the Notes pursuant to “—Optional Redemption”, the Issuers shall notify the Trustee and the Holders in writing no less than 10 days or more than 60 days before the scheduled date of such redemption, (i) specifying such redemption date, (ii) specifying the outstanding principal amount of such Notes to be redeemed on such date, (iii) specifying the accrued interest and redemption price applicable to the redemption and (iv) stating the applicable provision of the Indenture pursuant to which such redemption is to be made; provided that a notice of redemption may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or transactions, in which case such notice may be revoked or the redemption date delayed by the Issuers if such condition is not satisfied. Upon written request of the Issuers delivered at least two Business Days in the case of Global Notes and five Business Days in the case of Definitive Notes prior to the date on which notice is to be sent to Holders (or such shorter period as is acceptable to the Trustee) and at the Issuers’ sole expense, the Trustee shall send to each Holder of Notes to be so redeemed, by first-class mail at his or her last address, or deliver such notice through the applicable procedures of DTC in the case of Global Notes, as the same appears on the registry books maintained by the Registrar pursuant to the relevant provisions of the Indenture, a copy of the notice of redemption required to be delivered to the Trustee pursuant to this paragraph.

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Paying Agent and Registrar

The Trustee will initially act as the paying agent (the “Paying Agent”) and the registrar (the “Registrar”) with respect to the New Notes. The Issuers may change the Paying Agent or Registrar without prior notice to the Holders of New Notes. The Partnership or any of its domestically organized Subsidiaries may act as the Paying Agent or the Registrar.

Transfer and Exchange

A Holder may transfer or exchange the New Notes in accordance with the provisions of the Indenture. The Registrar may require a Holder of New Notes to furnish appropriate endorsements and a transferee letter in connection with a registration of transfer or exchange of New Notes. No service charge shall be made for any registration of transfer or exchange of New Notes, but we may require payment of a sum sufficient to cover any transfer tax, assessment or similar governmental charge payable in connection therewith. We shall not be required to make, and the Registrar will not need to register, transfers or exchanges of New Notes selected for redemption (except, in the case of New Notes to be redeemed in part, the portion thereof not to be redeemed) or of any New Notes for a period of 15 days before a selection of New Notes to be redeemed. The New Notes will be issued in registered form.

Collateral and Security

Collateral Generally

The obligations of the Issuers under the Indenture and the New Notes and the Guarantors’ Note Guarantees with respect to the New Notes will be secured by a first priority Lien on and security interest (subject to certain Permitted Liens as described in “—Certain Covenants—Limitation on Liens”) in the Collateral granted to the Collateral Agent for the benefit of the Holders of the New Notes. The Collateral will include substantially all of the Issuers’ and the Guarantors’ assets, whether now owned or hereafter acquired, excluding certain assets as described below in “—Collateral and Security—Limitations on Collateral.”

Certain Limitations on the Collateral

The Collateral securing the New Notes will not include any of the following (the “Excluded Property”):

(i)

all Trust Accounts, together with any proceeds of an Issuer’s or a Subsidiary Guarantor’s (each, a “Grantor”) Receivables that are required by law to be placed into a Trust Account for the benefit of the applicable account debtors and all such funds held in Trust Accounts from time to time (but excluding, in any case, such funds that any Grantor has a right to demand payment of, or is otherwise entitled to a distribution of, or any rights of any Grantor in respect thereof, whether the corpus, income or proceeds of a Trust Account, in each case, in accordance with applicable law, and such right shall not be deemed to be Excluded Property, but shall instead be treated for all purposes under the Collateral Agreement as a General Intangible or Account (each as defined in the UCC), as applicable);

(ii)	Excluded Securities;

(iii)

assets (including rights) that may not be pledged as a matter of law or without prior approval of any Governmental Authorities (unless such approval has been obtained and except to the extent such law would be rendered ineffective with respect to the creation of the security interest under the Collateral Agreement pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions)); provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the legal prohibitions described in this clause (iii) shall no longer be applicable;

(iv)	motor vehicles and similar assets subject to a certificate of title in the United States;

(v)	Excluded Real Property;

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(vi)

United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;

(vii)

any lease, license, contract, permit, authorization or agreement to which any Grantor is a party or any of its rights or interests thereunder if and to the extent and for so long as the grant of a security interest therein, or in any assets or rights which are the subject thereof, shall constitute or result in (a) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (b) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, permit, authorization or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest under the Collateral Agreement pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibitions described in this clause (vii) shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract, permit, authorization or agreement not subject to the prohibitions specified above without further action of any party;

(vii)	margin stock; and

(ix)

those assets (including owned or leased real property that is not included in the definition of “Excluded Real Property”) as to which the Required Noteholder Parties determine (with communication of such determination, if any, to be delivered to the Issuers by the Trustee at the direction of the Required Noteholder Parties) that the cost or other consequences of obtaining such security interest are likely to be excessive in relation to the value to be afforded thereby.

After-Acquired Collateral

Subject to certain limitations and exceptions, if any asset is acquired by the Issuers or any Subsidiary Guarantor or owned by an entity at the time it becomes a Subsidiary Guarantor, in each case, it will be required to execute and deliver such documentation and to take such actions to cause such asset to be subject to a Lien securing the Note Obligations and to add such after-acquired collateral to the Collateral, and thereupon all provisions of the Indenture and the Security Documents relating to the Collateral shall be deemed to relate to such after-acquired collateral to the same extent and with the same force and effect.

Further Assurances

The Issuers and the Subsidiary Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages (or Mortgage Amendments) and other documents), that the Trustee or Collateral Agent (in each case, acting at the direction of the Required Noteholder Parties) may reasonably request (including, without limitation, those required by applicable law), to satisfy the Collateral Requirement and to cause the Collateral Requirement to be and remain satisfied (subject to applicable Cemetery Laws), all at the expense of the Note Parties and provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

Cash Management Systems

Within 60 days after any person becomes a Subsidiary Guarantor after the Indenture Closing Date (or such longer period as the Required Noteholder Parties may agree in their reasonable discretion (with communication of such agreement, if any, to be delivered to the Issuers, the Trustee and the Collateral Agent in writing)), such

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Subsidiary Guarantor shall enter into a Control Agreement with respect to all cash and Permitted Investments maintained in Deposit Accounts and Securities Accounts of such Subsidiary Guarantor, other than cash and Permitted Investments maintained in Excluded Accounts. It is understood and agreed that the proceeds of the Notes shall be held in a Deposit Account subject to a Control Agreement pending application for any purpose permitted under the Indenture.

At any time after the occurrence and during the continuance of a Control Triggering Event, the Collateral Agent (acting at the written request of the Trustee, which will act at the written direction of the Required Noteholder Parties delivered in accordance with the Indenture) shall have the right to deliver an Activation Notice (or similar term, as defined in each Control Agreement) with respect to each Controlled Account. After delivery of an Activation Notice (or similar term, as defined in each Control Agreement), the Collateral Agent shall comply with the written instructions of the Trustee (acting at the direction of the Required Noteholder Parties delivered in accordance with the Indenture) with respect to credits and transfers from the applicable Controlled Accounts.

The Issuers and Subsidiary Guarantors may close and/or open any account (including any Controlled Account) maintained at any bank or other financial institution subject to the applicable requirements described in the first paragraph of this “—Collateral and Security—Cash Management Systems.”

So long as no Control Triggering Event has occurred and is continuing, the Issuers and the Subsidiary Guarantors may direct the manner of disposition of funds in all Controlled Accounts.

The Collateral Agent (acting at the written request of the Trustee, which will act at the written direction of the Required Noteholder Parties delivered in accordance with the Indenture) shall promptly (but in any event within one Business Day of obtaining knowledge thereof) (a) furnish written notice to each person with whom a Controlled Account is maintained of any termination of a Control Triggering Event or (b) take such other action and execute such other documents as may be reasonably requested by the Issuers or the applicable Subsidiary Guarantor in connection with any termination of a Control Triggering Event.

Release of Collateral

The Indenture provides that the Liens granted to the Collateral Agent by the Note Parties on any Collateral (including any Controlled Accounts) shall be automatically released:

(i)	in full upon the occurrence of the Termination Date or discharge, legal defeasance or covenant defeasance of the Indenture as described in “—Legal Defeasance and Covenant Defeasance;”

(ii)	upon the Disposition of such Collateral by any Note Party to a person that is not (and is not required to become) a Note Party in a transaction expressly permitted by the Indenture;

(iii)	to the extent that such Collateral comprises property leased to a Note Party, upon termination or expiration of such lease;

(iv)

if the release of such Lien is approved, authorized or ratified in writing by the Required Noteholder Parties (or such other percentage of the Noteholder Parties whose consent may be required in accordance with the provisions set forth under “—Amendments and Waivers”);

(v)

to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under its Note Guarantees in accordance with the provisions set forth in the final paragraph under “—Guarantees” or the succeeding paragraph below; and

(vi)

as required by the Trustee to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent or the Trustee pursuant to the Security Documents. Any such release shall not in any manner discharge, affect or impair the Note Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Note Parties in respect of)

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all interests retained by the Note Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Note Documents.

In addition, a Guarantor shall be automatically released from its Note Guarantees upon consummation of any transaction resulting in such Subsidiary ceasing to exist or constitute a Subsidiary or otherwise becoming an Excluded Subsidiary in a transaction expressly permitted by the Indenture.

Sufficiency of Collateral

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By their nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, as discussed further below, the Holders of the Notes will not be entitled to receive post-petition interest or applicable fees, costs, expenses, or charges to the extent the amount of the obligations due under the Notes exceeds the value of the Collateral (after taking into account all other first-priority debt that is also secured by the Collateral), or any “adequate protection” on account of any undersecured portion of the Notes.

Certain Bankruptcy Limitations

The right of the Collateral Agent to foreclose upon, repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by any Bankruptcy Law in the event that any bankruptcy case or other insolvency or liquidation proceeding were to be commenced by or against the Issuers or any Guarantor prior to the Collateral Agent’s having repossessed and disposed of the Collateral (and in some cases, even after). Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from foreclosing upon or repossessing its security from a debtor in a bankruptcy case or from disposing of previously repossessed security without prior bankruptcy court approval (which may not be given under the circumstances).

In view of the broad equitable powers of a U.S. bankruptcy court and the lack of a precise definition of the meaning of “adequate protection,” it is impossible to predict whether or when payments under the Notes could be made following the commencement of a bankruptcy case (or the length of the delay in making any such payments), whether or when the Collateral Agent could or would repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits the payment and/or accrual of post-petition interest, expenses, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case only to the extent the value of such creditor’s interest in the Collateral is determined by the bankruptcy court to exceed the outstanding aggregate principal amount of the obligations secured by the Collateral.

Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders of the Notes would hold secured claims only to the extent of the value of the Collateral to which the Holders of the Notes are entitled, and unsecured “deficiency” claims with respect to such shortfall, which deficiency claims would not need to be adequately protected during a bankruptcy case.

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Certain Covenants

The Indenture contains certain covenants including, among others, the following:

Payment of Notes

The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Trustee or Paying Agent (if other than the Trustee), if other than the Issuers or a Subsidiary, holds as of 11:00 a.m., New York City time, on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. PIK Interest shall be considered paid on the date due if on such date the Trustee has received (i) a written order, pursuant to the provisions described below in “—Certain Covenants—Maintenance of Office or Agency,” from the Issuers signed by a Responsible Officer to increase the balance of any Global Note to reflect such PIK Interest or (ii) a PIK Note duly executed by the Issuers together with a written order, pursuant to the provisions described below in “—Certain Covenants—Maintenance of Office or Agency,” of the Issuers signed by a Responsible Officer requesting the authentication of such PIK Note by the Trustee.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful and shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Maintenance of Office or Agency

The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and the Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with the provisions described in “—Certain Covenants—Existence, Business and Properties;” provided that no office of the Trustee shall be an office or agency of the Issuers or Guarantors for the purpose of service of legal process on the Issuers or any Guarantor.

Existence, Business and Properties

Each of the Issuers will, and will cause each Subsidiary Guarantor to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, and all rights and franchises, licenses and permits, except, in the case of a Subsidiary of the Partnership, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise permitted under “—Certain Covenants—Mergers, Consolidations, Sales of Assets and Acquisitions,” and except for the liquidation or

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dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Partnership or a Wholly Owned Subsidiary of the Partnership in such liquidation or dissolution; provided that Subsidiary Guarantors may not be liquidated into Subsidiaries that are not Note Parties (except as permitted under “—Certain Covenants—Mergers, Consolidations, Sales of Assets and Acquisitions”).

Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, each of the Issuers will, and will cause each Subsidiary Guarantor to, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, Intellectual Property, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by the Indenture).

Insurance

The Issuers will, and will cause each of the Subsidiary Guarantors to, (i) maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and consistent with past practice or industry practices and (ii) cause the Collateral Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on liability policies. Notwithstanding the foregoing, the Partnership and the Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure.

In connection with the covenants set forth in this “—Certain Covenants—Insurance,” it is understood and agreed that:

(i)

the Trustee, the Collateral Agent, the Noteholder Parties and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this “—Certain Covenants—Insurance,” it being understood that (a) the Note Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (b) such insurance companies shall have no rights of subrogation against the Trustee, the Collateral Agent, the Noteholder Parties or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Partnership, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Trustee, the Collateral Agent, the Noteholder Parties and their agents and employees;

(ii)

the designation of any form, type or amount of insurance coverage by the Collateral Agent (including acting in the capacity as the Collateral Agent) under this “—Certain Covenants—Insurance” shall in no event be deemed a representation, warranty or advice by the Collateral Agent, the Trustee or the Noteholder Parties that such insurance is adequate for the purposes of the business of the Partnership and the Subsidiaries or the protection of their properties; and

(iii)

the amount and type of insurance that the Partnership and the Subsidiaries had in effect as of the Indenture Closing Date satisfied for all purposes the requirements of this “—Certain Covenants—Insurance.”

Taxes

Each of the Issuers will, and will cause each Subsidiary Guarantor to, pay its obligations in respect of all Taxes before the same shall become delinquent or in default, except where (i) the amount or validity thereof is

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being contested in good faith by appropriate proceedings and the Partnership or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Financial Statements, Reports, etc.

Until the Termination Date (unless the Required Noteholder Parties otherwise consent in writing), the Issuers will furnish to the Trustee:

(i)

within 95 days after the end of each fiscal year, a consolidated balance sheet and related statements of comprehensive income, cash flows and stockholders’ equity showing the financial position of the Partnership (or, after the consummation of the C-Corporation Conversion, the C-Corporation) and the Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of comprehensive income, cash flows and stockholders’ equity will be accompanied by customary management’s discussion and analysis and audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion will not be qualified as to scope of audit or as to the status of the Partnership (or, after the consummation of the C-Corporation Conversion, the C-Corporation) or any Subsidiary as a going concern, other than solely with respect to, or resulting solely from, an upcoming maturity date under any series of Indebtedness occurring within one year from the time such opinion is delivered or any potential inability to satisfy a financial maintenance covenant on a future date or in a future period) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Partnership (or, after the consummation of the C-Corporation Conversion, the C-Corporation) and the Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery of annual reports on Form 10-K of the Partnership or C-Corporation, as applicable, and the consolidated Subsidiaries will satisfy the requirements of this clause (i) to the extent such annual reports include the information specified herein);

(ii)

within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of comprehensive income, cash flows and stockholders’ equity showing the financial position of the Partnership or C-Corporation, as applicable, and the Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which will be in reasonable detail, which consolidated balance sheet and related statements of operations, cash flows and stockholders’ equity will be accompanied by customary management’s discussion and analysis and which consolidated balance sheet and related statements of comprehensive income, cash flows and stockholders’ equity will be certified by a Financial Officer on behalf of the Partnership or C-Corporation, as applicable, as fairly presenting, in all material respects, the financial position and results of operations of the Partnership or C-Corporation, as applicable, and the Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery of quarterly reports on Form 10-Q of the Partnership or C-Corporation, as applicable, and the consolidated Subsidiaries will satisfy the requirements of this clause (ii) to the extent such quarterly reports include the information specified herein);

(iii)

all information that would be required to be contained in filings with the SEC on Form 8-K under Items 1.01, 1.02, 1 .03, 2.01, 2.03, 2.04, 2.05, 2.06, 3.03, 4.01, 4.02, 5.01 and 5.02(b) and (c)(l) (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S-K) (but excluding, for the avoidance of doubt, financial statements and exhibits that would be required pursuant to Item 9.01 of Form 8-K, other than financial statements and pro forma financial information

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required pursuant to clauses (a) and (b) of Item 9.01 of Form 8-K (in each case relating to transactions required to be reported pursuant to Item 2.01 of Form 8-K) to the extent available (as determined by the Partnership in good faith, which determination will be conclusive)) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations);

(iv)

concurrently with any delivery of financial statements under clause (i) or (ii) above, an Officer’s Certificate of a Financial Officer of the Partnership or C-Corporation, as applicable, (a) certifying that no Event of Default or Default has occurred since the date of the last certificate delivered pursuant to this clause (iv) or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (b) setting forth computations in reasonable detail demonstrating compliance with the Financial Covenants;

(v)

within 35 days after the end of each fiscal month, the consolidated balance sheet and related statements of income or operations, shareholders’ equity or partners’ capital and cash flows of the Partnership or C-Corporation, as applicable, and the Subsidiaries as of the end of and for such month and the then elapsed portion of the fiscal year, presenting fairly in all material respects the financial condition and results of operations of the Partnership or C-Corporation, as applicable, and the Subsidiaries on a consolidated basis prepared in a manner consistent with the most recent monthly internal financial statements and reporting plan provided to the initial purchasers of the Old Notes prior to the Indenture Closing Date, subject to normal quarterly and/or year-end audit adjustments and the absence of footnotes, and monthly cash flow forecasts for the next 12 months following the end of such month with a qualitative and quantitative variance analysis (with respect to both the actual cash flows of the prior month and the forecast delivered with respect to the prior month) and weekly cash flow forecasts for the next 13 weeks, in each case, using reasonable assumptions and in form and scope substantially consistent with the information provided prior to the Indenture Closing Date to the initial purchasers of the Old Notes;

(vi)

promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Required Noteholder Parties, other materials filed by the Partnership or C-Corporation, as applicable, or any of the Subsidiaries with the SEC or distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (vi) will be deemed delivered for purposes of the Indenture when posted to the website of the Partnership or C-Corporation Conversion, as applicable (or any Parent Entity) or the website of the SEC;

(vii)

within 60 days (or such later date as the Required Noteholder Parties (with communication of such extension, if any, to be delivered to the Issuers, the Trustee and the Collateral Agent in writing) may agree in their discretion) after the beginning of each fiscal year (commencing with the fiscal year commencing on January 1, 2020), a consolidated annual budget for such fiscal year consisting of a projected consolidated balance sheet of the Partnership or C-Corporation, as applicable, and the Subsidiaries as of the end of the following fiscal year and the related consolidated statements of projected cash flow and projected income of the Partnership or C-Corporation, as applicable, and the Subsidiaries for the following fiscal year (collectively, the “Budget”), which Budget will in each case be accompanied by the statement of a Financial Officer to the effect that the Budget is based on assumptions believed by the Partnership or C-Corporation, as applicable, to be reasonable as of the date of delivery thereof;

(viii)

promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Partnership or C-Corporation, as applicable, or any of the Subsidiaries, or compliance with the terms of any Note Document as in each case the Required Noteholder Parties may reasonably request (for itself or on behalf of any Noteholder Party);

(ix)

at a time determined by the Issuers after delivery of the financial statements required pursuant to clauses (i) or (ii) above (but not later than ten Business Days after such delivery), the Partnership or

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C-Corporation, as applicable, will cause appropriate Financial Officers or other officers with reasonably equivalent duties of the Issuers to participate in one conference call for the Noteholder Parties to discuss the financial condition and results of operations of the Partnership or C-Corporation, as applicable, and the Subsidiaries for the most recently ended fiscal period and, prior to the date of each such conference call, will announce the time and date of such conference call and either include all information necessary to access the call or inform Noteholder Parties how they can obtain such information, including, without limitation, the applicable password or login information (if applicable); provided that to the extent the Partnership or C-Corporation, as applicable, hosts a quarterly conference call for the holders of its equity securities, the Issuers’ participation in such conference call will satisfy the requirements of this clause (ix) so long as the Noteholder Parties are provided notice of such conference call;

(x)

in the event that any Parent Entity reports on a consolidated basis, such consolidated reporting at such Parent Entity’s level in a manner consistent with that described in clauses (i), (ii) and (iii) above for the Partnership or C-Corporation, as applicable (together with a reconciliation showing the adjustments necessary to determine compliance by the Partnership or C-Corporation, as applicable, and the Subsidiaries with the Financial Covenants, if applicable) will satisfy the requirements of such clauses; and

(xi)

within 95 days after the end of each fiscal year, a current list of all cemeteries, crematories and funeral homes owned or leased by the Note Parties, in form substantially consistent with the information provided prior to the Indenture Closing Date to the initial purchasers of the Old Notes and containing such detail as may be reasonably requested by the Required Noteholder Parties.

In addition to providing such information and reports to the Trustee, the Issuers will make available to the Noteholder Parties the information required to be provided pursuant to the foregoing clauses (i) through (xi) of this covenant, the covenant set forth under “—Certain Covenants—Litigation and other Notices” and clause (x) under “—Certain Covenants—Mergers, Consolidations, Sales of Assets and Acquisitions”, by posting such information to its website (or the website of any Parent Entity) or on IntraLinks or any comparable password protected online data system or website (the “Platform”). Delivery of reports, information and documents to the Trustee pursuant to this covenant, certain other affirmative covenants set forth in the Indenture and the covenants described in “Certain Covenants—Mergers, Consolidations, Sales of Assets and Acquisitions” is for informational purposes only, and the Trustee’s receipt thereof will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely conclusively on an Officer’s Certificate). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of the Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

All financial statements furnished to Noteholders pursuant to clauses (i), (ii) and (vi) of the first paragraph above (the “Public Noteholder Party Information”) will be made available through a portion of the Platform designated “Public Noteholder Party” as contemplated by the Indenture.

In addition, the requirements of this covenant will be deemed to have been satisfied by (i) the filing with the SEC of the information required by this covenant that otherwise satisfy the requirements set forth above and/or (ii) the posting of reports that would be required to be provided to the Trustee and the Holders on the Issuers’ website at times that otherwise satisfy the time requirements set forth above; provided that, in the case of delivery to the Trustee, such website is a publicly available, non-password protected site.

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Litigation and Other Notices

The Issuers will furnish to the Trustee written notice of the following promptly after any Responsible Officer of the Issuers obtains actual knowledge thereof:

(i)	any condition or event that constitutes any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(ii)    the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Partnership or any of the Subsidiaries which if adversely determined would reasonably be expected to have a Material Adverse Effect;

(iii)	any other event, development or change specific to the Partnership or any of the Subsidiaries that has, or would reasonably be expected to have, a Material Adverse Effect;

(iv)	the occurrence of any change in the board of directors (or similar governing body) of the Partnership;

(v)	promptly after the occurrence thereof, written notice of any Casualty Event to any material portion of the Collateral that could reasonably be expected to result in a Material Adverse Effect; and

(vi)

any noncompliance by Partnership or any of the Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to (a) have a Material Adverse Effect or (b) cause any Mortgaged Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

Maintenance of Trust Funds and Trust Accounts

The Issuers will, and will cause each of the Subsidiary Guarantors to, (i) deposit in the appropriate Trust Account all applicable Trust Funds in compliance in all material respects with applicable law and in accordance with a conservative investment strategy focused on generating current income, (ii) establish and maintain all of the funding obligations of each of the Trust Accounts in compliance in all material respects with applicable law, (iii) establish and maintain diversification and concentration guidelines for making such investments, provided that (a) no such investments shall be made in options or derivatives (or in mutual funds or exchange traded funds that employ leverage, options or derivatives as part of their primary investment strategy), (b) no more than 20% of the total investments in the Trust Funds shall be invested in equity securities (based on the allocation at the time of purchase of any such equity securities and excluding the securities of mutual funds that invest in debt securities), (c) no investments shall be made in any Affiliate of the Partnership or C-Corporation or in any fund or asset controlled or managed by any Affiliate of the Partnership or the C-Corporation and (d) no more than 15% of the total investments of the Trust Funds shall be invested in private credit funds (based on the net asset value of such private credit funds at the time of commitment of funding of such private credit funds and other than prior funded and unfunded commitments to private credit funds existing as of the Indenture Closing Date), (iv) maintain a committee of the Board to approve all investments and trust policies (“Trust Committee”) that either (a) shall include Andrew Axelrod, Joe Redling and an independent director not designated by Axar Capital Management, L.P. or (b) if there has been any change to the initial Trust Committee after the Indenture Closing Date, shall be composed of a majority of independent directors not designated by Axar Capital Management, L.P. and (v) not engage in any extraordinary withdrawals of amounts contained in the Trust Accounts.

Compliance with Terms of Leaseholds

The Issuers will, and will cause each of the Subsidiary Guarantors to, (i) make all payments and otherwise perform all material obligations in respect of the Archdiocese Lease, keep the Archdiocese Lease in full force and effect, not allow the Archdiocese Lease to be terminated as a result of its actions and notify the Trustee of any default by any party to the Archdiocese Lease, (ii) make all payments and otherwise perform all obligations in respect of all other leases of real property to which any Note Party or any of its Subsidiaries is a party, keep all

44

such other leases in full force and effect, not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled and notify the Trustee of any default by any party with respect to such leases, except, in any case under this “—Certain Covenants—Compliance with Terms of Leaseholds,” where the failure to do any of the foregoing in this clause (ii), either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (iii) cooperate with the Trustee and/or the Required Noteholder Parties in all respects to cure any default under (a) the Archdiocese Lease or (b) such other leases that could reasonably be expected to result in a Material Adverse Effect.

Maintenance of Ratings

The Issuers will, and will cause each of the Subsidiary Guarantors to, use commercially reasonable efforts to maintain a public corporate family rating of the Partnership and maintain the rating of the Notes originally obtained in connection with the offering of the Old Notes (but not maintain a specific rating), in each case from each of Moody’s and S&P (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Issuers of customary rating agency fees and cooperation with information and data requests by Moody’s and S&P in connection with their ratings process).

Limitation on Indebtedness

The Issuers will not, and will not permit any of the Subsidiaries to, incur, create, assume or permit to exist any Indebtedness, except:

(i)

Indebtedness existing on the Indenture Closing Date (and set forth on a schedule to the Indenture to the extent consisting of non-intercompany Indebtedness) and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Partnership or any Subsidiary);

(ii)

Indebtedness created under the Note Documents or any PIK Notes issued from time to time in respect of any PIK Payment in accordance with the terms of the Indenture (including any Guarantee thereof) as well as the New Notes;

(iii)

Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Partnership or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business and consistent with past practice or industry practices;

(iv)

Indebtedness of the Issuers to any Subsidiary Guarantor and of any Subsidiary Guarantor to the Issuers or any other Subsidiary Guarantor; provided that such Indebtedness under this clause (iv) shall be unsecured and subordinated in right of repayment to the Notes on terms reasonably satisfactory to the Required Noteholder Parties;

(v)

Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business and consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and consistent with past practice or industry practices;

(vi)

Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or other cash management services, in each case incurred in the ordinary course of business and consistent with past practice or industry practices;

(vii)

Capital Lease Obligations and any other Indebtedness incurred by the Partnership or any Subsidiary arising from any Sale and Lease-Back Transaction that is permitted under “—Certain Covenants—Limitation on Sale and Lease-Back Transactions” and any Permitted Refinancing Indebtedness in respect thereof;

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(viii)

Guarantees (a) by either of the Issuers or any Subsidiary Guarantor of any Indebtedness of the Issuers or any Subsidiary Guarantor permitted to be incurred under the Indenture and (b) by either of the Issuers or any Subsidiary Guarantor of Indebtedness otherwise permitted under the Indenture of any Subsidiary that is not a Subsidiary Guarantor to the extent such Guarantees are permitted under “—Certain Covenants—Limitation on Investments, Loans and Advances” (other than clause (14) thereof); provided that Guarantees by the Issuers or any Subsidiary Guarantor under this clause (viii) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person will be expressly subordinated to the Note Obligations to at least the same extent as such underlying Indebtedness is subordinated;

(ix)

Indebtedness arising from agreements of the Partnership or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with the Transactions, other Investments or the disposition of any business, assets or a Subsidiary expressly permitted by the Indenture;

(x)

Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(xi)

Indebtedness in respect of cash collateralized letters of credit and obligations owed to credit card companies in an aggregate face amount not to exceed $35.0 million, including any cash collateralized letters of credit outstanding on the date hereof;

(xii)

Indebtedness incurred in the ordinary course of business in respect of obligations of the Partnership or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and consistent with past practice or industry practices and not in connection with the borrowing of money or any hedging agreement;

(xiii)

Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business and consistent with past practice or industry practices; and

(xiv)

all premium (if any, including tender premiums) expenses, defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (m) above or refinancings thereof.

Limitation on Liens

Each of the Issuers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person) of the Partnership or any Subsidiary at the time owned by it, except the following (collectively, “Permitted Liens”):

(i)

Liens on property or assets of the Partnership and the Subsidiaries existing on the Indenture Closing Date, and to the extent securing Indebtedness set forth on a schedule to the Indenture, and any modifications, replacements, renewals or extensions thereof; provided that such Liens shall secure only those obligations that they secure on the Indenture Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted under “—Certain Covenants—Limitation on Indebtedness”) and shall not subsequently apply to any other property or assets of the Partnership or any Subsidiary other than (a) after-acquired property that is affixed or incorporated into the property covered by such Lien and (b) proceeds and products thereof;

(ii)	any Lien created under the Note Documents or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

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(iii)

Liens for Taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days or that are being contested in compliance with the covenants described under “—Certain Covenants—Mergers, Consolidations, Sales of Assets and Acquisitions;”

(iv)

Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Partnership or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(v)

(a) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (b) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Partnership or any Subsidiary;

(vi)

deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(vii)

zoning restrictions, easements, survey exceptions, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Partnership or any Subsidiary;

(viii)

Liens arising out of Sale and Lease-Back Transactions permitted under “—Certain Covenants—Limitation on Sale and Lease-Back Transactions” or other transactions permitted by clause (vii) under “—Certain Covenants—Limitation on Indebtedness”, so long as such Liens attach only to the property sold and being leased or being subject to such Capital Lease Obligations in such transaction and any accessions and additions thereto or proceeds and products thereof and related property;

(ix)	Liens securing judgments that do not constitute an Event of Default under clause (x) under “—Events of Default and Remedies”;

(x)

with respect to any Mortgaged Property, Liens disclosed by the applicable title insurance policy delivered prior to, on or subsequent to the Indenture Closing Date pursuant to the post-closing and further assurances and additional security affirmative covenants of the Indenture and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by the Indenture;

(xi)	any interest or title of a lessor or sublessor under any leases or subleases entered into by the Partnership or any Subsidiary in the ordinary course of business;

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(xii)

Liens in the ordinary course of business and consistent with past practice that are contractual rights of set-off (and related pledges) (a) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (b) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Partnership or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business and consistent with past practice, including with respect to credit card charge-backs and similar obligations or (c) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Partnership or any Subsidiary;

(xiii)

Liens incurred in the ordinary course of business and consistent with past practice or industry practices (a) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (b) attaching to commodity trading accounts or other commodity brokerage accounts, (c) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred and not for speculative purposes, (d) in respect of Third Party Funds or (e) in favor of credit card companies pursuant to agreements therewith;

(xiv)

Liens securing obligations in respect of trade-related letters of credit, bankers’ acceptances or similar obligations permitted under clauses (v), (x) or (xi) under “—Certain Covenants—Limitation on Indebtedness” and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bankers’ acceptances or similar obligations and the proceeds and products thereof;

(xv)

Leases, subleases, non-exclusive licenses or non-exclusive sublicenses (including with respect to Intellectual Property) granted to others in the ordinary course of business and not interfering in any material respect with the business of the Partnership or any of the Subsidiaries, which may include leases of billboards, leases for “solar farms,” non-surface leases for oil and gas, land leases for cell tower use and farming leases over excess land;

(xvi)

Liens in favor of customs and revenue authorities arising as a matter of applicable law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and consistent with past practice or industry practices;

(xvii)

Liens solely on any cash earnest money deposits made by the Partnership or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted to be made under “—Certain Covenants—Limitation on Investments, Loans and Advances;”

(xviii)

Liens with respect to property or assets of any Subsidiary that is not a Note Party securing obligations of a Subsidiary that is not a Note Party permitted under “—Certain Covenants—Limitation on Indebtedness;”

(xix)

Liens on any amounts held by a trustee or agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions to the extent the relevant Indebtedness is permitted to be incurred under “—Certain Covenants—Limitation on Indebtedness;”

(xx)	the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(xxi)

agreements to subordinate any interest of the Partnership or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Partnership or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business and consistent with past practice;

(xxii)	Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or other obligations not constituting Indebtedness;

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(xxiii)	Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (iii) of the definition thereof;

(xxiv)

Liens on cash or Permitted Investments securing letters of credit and obligations owed to credit card companies permitted by clauses (x) or (xi) under “—Certain Covenants—Limitation on Indebtedness;” provided that such cash and Permitted Investments do not exceed 110% of the stated face amount of such letters of credit secured thereby;

(xxv)	Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(xxvi)	in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(xxvii)

Liens securing Indebtedness or other obligation (a) of either of the Issuers or a Subsidiary Guarantor in favor of the Issuers or any Subsidiary Guarantor and (b) of any Subsidiary that is not a Note Party in favor of any Subsidiary that is not a Note Party; provided that, in the case of this clause (b), such Liens are on property that does not constitute Collateral;

(xxviii)

Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Partnership or any Subsidiary in the ordinary course of business and consistent with past practice or industry practices; provided that such Lien secures only the obligations of the Partnership or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under “—Certain Covenants—Limitation on Indebtedness;”

(xxix)	Liens arising out of conditional sale, title retention or similar arrangements for the sale or purchase of goods by the Partnership or any of the Subsidiaries in the ordinary course of business;

(xxx)	any Lien or other restriction on the use of property (including cash) deposited in any Trust Fund, to the extent imposed by law or by the terms of the agreement governing such Trust Fund; and

(xxxi)

Liens on property of, or on Equity Interests or Indebtedness of, any person existing at the time (a) such person becomes a Subsidiary of the Partnership or (b) such person or such property is acquired by the Partnership or any Subsidiary; provided that (1) such Liens do not extend to any other assets of the Partnership or any Subsidiary (other than accessions and additions thereto and proceeds or products thereof and other than after-acquired property), (2) such Liens secure only those obligations which they secure on the date such person becomes a Subsidiary or the date of such acquisition (and any extensions, renewals, replacements or refinancings thereof), (3) such Liens were not incurred in contemplation of such person becoming a Subsidiary and (4) such Liens secure Indebtedness otherwise permitted to be incurred under “—Certain Covenants—Limitation on Indebtedness.”

Limitation on Sale and Lease-Back Transactions

Each of the Issuers will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter, as part of such transaction, rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided that certain Sale and Lease-Back Transactions listed on a schedule to the Indenture are permitted; provided, further, that with respect to any Sale and Lease-Back Transaction, the Net Proceeds therefrom shall be used to redeem the Notes to the extent required under the first paragraph in “—Mandatory Redemption.”

Limitation on Investments, Loans and Advances

The Issuers will not, and will not permit any of the Subsidiaries to, (i) Purchase or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger)

49

any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make any loans or advances to or Guarantees of the Indebtedness of any other person (other than in respect of intercompany liabilities incurred in connection with the cash management, tax and accounting operations of the Partnership and the Subsidiaries) or (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (a) all or substantially all of the property and assets or business of another person or (b) assets constituting a business unit, line of business or division of such person (each of the foregoing, an “Investment”), except:

(1)	the Transactions;

(2)

(A) Investments by either of the Issuers or any Subsidiary Guarantor in the Equity Interests of either of the Issuers or any Subsidiary Guarantor; (B) intercompany loans from either of the Issuers or any Subsidiary Guarantor to either of the Issuers or any Subsidiary Guarantor and (C) Guarantees by either of the Issuers or any Subsidiary Guarantor of Indebtedness otherwise permitted under “—Certain Covenants—Limitation on Indebtedness” of either of the Issuers or any Subsidiary Guarantor;

(3)	Permitted Investments;

(4)

Investments arising out of the receipt by the Partnership or any Subsidiary of non-cash consideration for the Disposition of assets permitted under “—Certain Covenants—Mergers, Consolidations, Sales of Assets and Acquisitions;”

(5)

accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and consistent with past practice or industry practices and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(6)

Investments existing on, or contractually committed as of, the Indenture Closing Date and set forth on a schedule to the Indenture and any extensions, renewals, replacements or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (6) is not increased at any time above the amount of such Investment existing on, or committed as of, the Indenture Closing Date;

(7)	Investments resulting from pledges and deposits under clauses (v), (vi), (xiii), (xvi), (xvii), (xxiv), and (xxxi) under “—Certain Covenants—Limitation on Liens;”

(8)

Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business and consistent with past practice or industry practices or Investments acquired by the Partnership or a Subsidiary as a result of a foreclosure by the Partnership or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(9)

Investments of a Subsidiary acquired after the Indenture Closing Date or of a person merged into the Partnership or merged into or consolidated with a Subsidiary after the Indenture Closing Date, in each case, (A) to the extent such acquisition, merger or consolidation is permitted under this covenant, (B) in the case of any acquisition, merger or consolidation, in accordance with the covenants described in “—Certain Covenants—Mergers, Consolidations, Sales of Assets and Acquisitions” and (C) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(10)

Guarantees by the Partnership or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Partnership or any Subsidiary in the ordinary course of business and consistent with past practice or industry practices;

(11)	Investments to the extent that payment for such Investments is made with Equity Interests of the Issuers or any Parent Entity;

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(12)	Investments consisting of Restricted Payments permitted under “—Certain Covenants—Limitation on Dividends and Distributions” (and without duplication of any baskets thereunder);

(13)

Investments in the ordinary course of business and consistent with past practice or industry practices consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(14)	Guarantees permitted under “—Certain Covenants—Limitation on Indebtedness” (except to the extent such Guarantee is expressly subject to this covenant);

(15)	advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Partnership or such Subsidiary;

(16)

Investments by the Partnership and its Subsidiaries, including loans to any direct or indirect parent of the Partnership, if the Partnership or any other Subsidiary would otherwise be permitted to make a Restricted Payment in such amount (provided that the amount of any such Investment will also be deemed to be a Restricted Payment under the appropriate clause under “—Certain Covenants—Limitation on Dividends and Distributions” and counted against the amount permitted under such clause for all purposes of the Indenture);

(17)

Investments made substantially contemporaneously in exchange for, or out of the proceeds of a sale (other than to a Subsidiary) of, Equity Interests of the Issuers or any Parent Entity; provided that, at the time of such Investment pursuant to this clause (17):

(A)	no such Equity Interests will constitute a Specified Equity Contribution for purposes of the provisions set forth under “—Events of Default and Remedies;”

(B)

in the case of a sale of Equity Interests, such sale is made substantially concurrently with, or within 90 days prior to, the date of consummation or such Investment or the date on which the Partnership enters into a binding agreement for such Investment;

(C)	any assets acquired as part of any such Investments will be pledged as Collateral to the extent required by the Note Documents and in the manner set forth in the Indenture;

(D)

the Issuers will be in compliance, on a pro forma basis, with all of the requirements of the Indenture, including, without limitation, the covenants described in “—Certain Covenants—Financial Covenants;” and

(E)	no Default or Event of Default will occur as a result of such Investment;

(18)

non-economic Equity Interest in the Archdiocese Holdco, on the terms set forth in the operating agreement, in the form of Exhibit F to the Archdiocese Lease, between the Archdiocese and one or more of the Subsidiary Guarantors (as amended, restated, modified or supplemented from time to time, in each case in a manner which could not reasonably be expected to be adverse in any material respect to the interests of the Holders);

(19)	Investments of Trust Funds, and interest and other earnings thereon, in accordance with the terms set forth under “—Certain Covenants—Trust Funds;”

(20)	the C-Corporation Conversion; and

(21)

other Investments by the Issuers or any Subsidiary in an aggregate outstanding amount not to exceed $10.0 million; provided that (A) any such Investments are made in accordance with the terms of the Indenture, (B) any assets acquired as part of any such Investments will be pledged as Collateral to the extent required by the Note Documents and (C) upon the making of any such Investments, the Issuers will be in compliance, on a pro forma basis, with all of the requirements of the Indenture, including, without limitation, the covenants described in “—Certain Covenants—Financial Covenants.”

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Mergers, Consolidations, Sales of Assets and Acquisitions

Each of the Issuers will not, and will not permit any Subsidiary to, merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of related transactions) all or any part of its assets (whether now owned or hereafter acquired), or Dispose of any Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all of the assets of any other person or division or line of business of a person, except that this covenant will not prohibit:

(i)

(a) the purchase and Disposition of inventory in the ordinary course of business by the Partnership or any Subsidiary, (b) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by the Partnership or any Subsidiary or, with respect to operating leases, otherwise for fair market value on market terms (as determined in good faith by the Issuers), (c) the Disposition of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business by the Partnership or any Subsidiary or (d) the Disposition of Permitted Investments in the ordinary course of business;

(ii)

if at the time thereof and immediately after giving effect thereto no Event of Default will have occurred and be continuing or would result therefrom, (a) the merger or consolidation of any Subsidiary with or into the Partnership in a transaction in which the Partnership is the survivor, (b) the merger or consolidation of any Subsidiary with or into any Subsidiary Guarantor in a transaction in which the surviving or resulting entity is or becomes a Subsidiary Guarantor and, in the case of each of clauses (a) and (b), no person other than the Issuers or a Subsidiary Guarantor receives any consideration (unless otherwise permitted under “—Certain Covenants—Limitation on Investments, Loans and Advances”), (c) the merger or consolidation of any Subsidiary that is not a Subsidiary Guarantor with or into any other Subsidiary that is not a Subsidiary Guarantor, (d) the liquidation or dissolution or change in form of entity of any Subsidiary if the Issuers determine in good faith that such liquidation, dissolution or change in form is in the best interests of the Issuers and is not materially disadvantageous to the Noteholder Parties, (e) any Subsidiary from merging or consolidating with any other person in order to effect an Investment permitted pursuant to the covenants described in “—Certain Covenants—Limitation on Investments, Loans and Advances” so long as the continuing or surviving person will be a Subsidiary Guarantor (unless otherwise permitted under “—Certain Covenants—Limitation on Investments, Loans and Advances”), which will be a Note Party if the merging or consolidating Subsidiary was a Note Party (unless otherwise permitted under “—Certain Covenants—Limitation on Investments, Loans and Advances”) and which together with each of its Subsidiaries will have complied with any applicable requirements of the Indenture or (f) any Subsidiary may merge or consolidate with any other person in order to effect a Disposition otherwise permitted pursuant to this covenant;

(iii)

Dispositions from (a) Note Parties to other Note Parties and (b) Subsidiaries that are not Note Parties to other Subsidiaries that are not Note Parties (in each case upon voluntary liquidation or otherwise);

(iv)

so long as no Event of Default exists or would result therefrom, Sale and Lease-Back Transactions permitted under “—Certain Covenants—Limitation on Sale and Lease-Back Transactions;” provided that, if such Sale and Lease-Back Transaction results in a Capital Lease Obligation, such Capital Lease Obligation is permitted under “—Certain Covenants—Limitation on Indebtedness” and any Lien made the subject of such Capital Lease Obligation is permitted under “—Certain Covenants— Limitation on Liens;”

(v)

Investments permitted under “—Certain Covenants—Limitation on Investments, Loans and Advances,” Permitted Liens, and Restricted Payments permitted under “—Certain Covenants—Limitation on Transactions with Affiliates;”

(vi)	Dispositions of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

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(vii)

other Dispositions of assets to a person that is not an Affiliate of any Note Party; provided that (a) at the time of such Disposition, no Event of Default will exist or would result from such Disposition, (b) at least 75% of the consideration for such Disposition consists of cash and cash equivalents and the Partnership or relevant Subsidiary receives fair market value for such assets, (c) the Net Proceeds thereof, are applied in accordance with the first paragraph under “—Mandatory Redemption” and (d) the Net Proceeds and the fair market value of any other non-cash consideration received do not exceed $155.0 million in the aggregate for all such Dispositions on or after the Indenture Closing Date;

(viii)

Dispositions of inventory and Cemetery Property of the Partnership and its Subsidiaries determined in good faith by the management of the Partnership to be no longer useful in the operation of the business of the Partnership or any of the Subsidiaries;

(ix)	acquisitions and purchases made with the proceeds of any Disposition pursuant to the last proviso of clause (a) of the definition of “Net Proceeds;”

(x)

if at the time thereof and immediately after giving effect thereto no Event of Default will have occurred and be continuing or would result therefrom, any Subsidiary or any other person from being merged, amalgamated or consolidated with or into the Partnership, provided that (a) the Partnership will be the surviving entity or (b) if the surviving entity is not the Partnership (such other person, the “Successor Issuer”), (1) the Successor Issuer will be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (2) the Successor Issuer will expressly assume all the obligations of the Partnership under the Indenture and the other Note Documents pursuant to a supplement thereto in form reasonably satisfactory to the Trustee (acting at the direction of the Required Noteholder Parties), (3) each Guarantor, unless it is the other party to such merger or consolidation, will have by a supplement to the Indenture as applicable, confirmed that its guarantee thereunder will apply to any Successor Issuer’s obligations under the Indenture, (4) each Subsidiary Guarantor, unless it is the other party to such merger or consolidation, will have by a supplement to any applicable Security Document affirmed that its obligations thereunder will apply to its guarantee as reaffirmed pursuant to clause (3), (5) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, will have affirmed that its obligations under the applicable Mortgage will apply to its guarantee as reaffirmed pursuant to clause (3) and (6) the Successor Issuer will have delivered to the Trustee (A) an Officer’s Certificate stating that such merger or consolidation does not violate the Indenture or any other Note Document and (B) an Opinion of Counsel to the effect that such merger or consolidation does not violate the Indenture or any other Note Document and covering such other matters as are contemplated by the Collateral Requirement to be covered in opinions of counsel (it being understood that if the foregoing are satisfied, such Successor Issuer will succeed to, and be substituted for, either Issuer under the Indenture); and

(xi)

the Partnership and the Subsidiaries from consummating the C-Corporation Conversion; provided that, if the C-Corporation Conversion is consummated, the Partnership, the C-Corporation and the Subsidiary Guarantors will enter into a supplemental indenture to the Indenture on the date of such consummation specifying that all of the requirements set forth in the Indenture applicable to the Partnership (except in its capacity as an Issuer) will thereafter be applicable to the C-Corporation and providing a Guarantee by the C-Corporation (and any other intermediate parent company) of the obligations of the Issuers under the Indenture and of the Notes on customary terms and substantially consistent with the terms and conditions of the negative covenants set forth in the Indenture and as described under “—Certain Covenants.”

Limitation on Dividends and Distributions

Each of the Issuers may not, and will not permit any Subsidiary to, declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination

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thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests of the person paying such dividends or distributions (other than any Specified Equity Contribution)) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of either Issuer’s Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests of the person redeeming, purchasing, retiring or acquiring such shares (other than any Specified Equity Contribution)) (all of the foregoing, “Restricted Payments”); provided, however, that:

(i)	Restricted Payments may be made to the Partnership or any Wholly Owned Subsidiary of either Issuer;

(ii)

Restricted Payments may be made in respect of (a) overhead, legal, accounting and other professional fees and expenses of any Parent Entity, (b) franchise and similar taxes and other fees and expenses in connection with the maintenance of its (or any Parent Entity’s) existence and its (or any Parent Entity’s indirect) ownership of the Partnership, (c) payments permitted by the first paragraph under “—Certain Covenants—Limitation on Transactions with Affiliates” (other than clause (e) of the second paragraph thereof), (d) customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of any Parent Entity, in each case in order to permit any Parent Entity to make such payments and (e) (1) with respect to any taxable period for which the Partnership and/or any of its Subsidiaries are members of a consolidated, unitary, combined or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which any Parent Entity is the common parent (a “Tax Group”) (or is a partnership or disregarded entity that is wholly owned by a corporate parent), distributions to pay the consolidated, combined, unitary or similar income Tax liabilities of such Tax Group (or such corporate parent) for such taxable period that are attributable to income of the Issuers and/or any of their Subsidiaries, in an amount not to exceed the amount that the Issuers and their applicable Subsidiaries would have been required to pay in respect of such federal, state and/or local income Taxes, as the case may be, in respect of such taxable period if the Issuers and/or their applicable Subsidiaries had paid such Taxes directly as a stand-alone corporate taxpayer or stand-alone corporate group for all relevant taxable periods and (2) with respect to any taxable period (other than a taxable period described in clause (1)) for which the Partnership is treated as a partnership or a disregarded entity for U.S. federal income tax purposes, distributions in an amount equal to the product of (A) the taxable income of the Partnership in respect of such taxable period multiplied by (B) the highest combined U.S. federal, state, and local income tax rate applicable to any direct or indirect owner of the Partnership for such taxable period (taking into account Section 1411 of the Code) as determined in good faith by the Partnership; provided that, in the case of subclause (a) above, the amount of such Restricted Payments will not exceed the portion of any amounts referred to in such subclause (a) that are allocable to the Partnership and its Subsidiaries (which (i) will be 100% at any time that any Parent Entity owns directly or indirectly no material assets other than Equity Interests in any other Parent Entity and assets incidental to such equity ownership and (ii) in all other cases will be as determined in good faith by the Issuers);

(iii)	any person may make non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(iv)

the repurchase of all or a portion of the Convertible Preferred Units with the cash proceeds of any issuance of additional Equity Interests after the Indenture Closing Date (the “Rights Offering”); and

(v)

cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Partnership or any Parent Entity.

Limitation on Transactions with Affiliates

Each of the Issuers will not, and will not permit any Subsidiary to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its

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Affiliates (other than the Partnership and the Subsidiaries or any person that becomes a Subsidiary as a result of such transaction), unless such transaction is otherwise permitted by the Indenture.

The foregoing paragraph will not prohibit, to the extent otherwise permitted under the Indenture,

(i)

any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of any Parent Entity or of the General Partner;

(ii)

transactions among the Partnership or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction in the ordinary course of business (including via merger, consolidation or amalgamation in which the Partnership or a Subsidiary is the surviving entity) and (a) a Cemetery Non-Profit pursuant to the Cemetery Non-Profit Management Agreement for such Cemetery Non-Profit or (b) a Person pursuant to the Exclusive Management Agreement for such person;

(iii)

the Transactions and permitted transactions, agreements and arrangements in existence on the Indenture Closing Date and set forth on a schedule to the Indenture or any amendment thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not adverse to the Noteholder Parties when taken as a whole in any material respect (as determined by the Issuers in good faith);

(iv)

(a) any employment agreements entered into by the Partnership or any of the Subsidiaries in the ordinary course of business, (b) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors and (c) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(v)

Restricted Payments permitted under “—Certain Covenants—Limitation on Dividends and Distributions,” including payments to any Parent Entity, and Investments permitted under “—Certain Covenants—Limitation on Investments, Loans and Advances;”

(vi)

the issuance, sale or transfer of Equity Interests of the Partnership or any Subsidiary to any Parent Entity or Permitted Holder and capital contributions by any Parent Entity or Permitted Holder to the Partnership or any Subsidiary; provided that any such issuance, sale or transfer will be determined on an arm’s length basis and approved by the independent directors of the board of directors of the Partnership or the relevant Subsidiary, as applicable;

(vii)

transactions with customers, clients or suppliers, or purchasers or sellers of goods and services or the entry into of shared services agreements or similar agreements involving operational efficiencies (including with entities owned or controlled by Affiliates), in each case, in the ordinary course of business or otherwise in compliance with the terms of the Indenture on terms substantially as favorable to the Partnership or such Subsidiary as would be obtainable by the Partnership or such Subsidiary at the time in a comparable arm’s-length transaction with a person other than an Affiliate;

(viii)

transactions between the Partnership or any of the Subsidiaries and any person, a director of which is also a director of the Partnership or any direct or indirect parent company of the Issuers; provided, however, that (a) such director abstains from voting as a director of the Partnership or such direct or indirect parent company, as the case may be, on any matter involving such other person and (b) such person is not an Affiliate of the Partnership for any reason other than such director’s acting in such capacity;

(ix)	transactions permitted by, and complying with, the provisions set forth under “—Certain Covenants—Mergers, Consolidations, Sales of Assets and Acquisitions;”

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(x)

intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Issuer) for the purpose of improving the consolidated tax efficiency of the Partnership and the Subsidiaries which do not circumvent any covenant set forth in the Indenture;

(xi)	the C-Corporation Conversion; and

(xii)

any tax sharing agreements or arrangements; provided that any payments under such tax sharing agreements or arrangements by the Issuers or any of their Subsidiaries are permitted under clause (ii)(e) of the first paragraph of the covenants described in “—Certain Covenants—Limitation on Dividends and Distributions.”

Business of the Partnership and the Subsidiaries

Notwithstanding any provisions set forth in the Indenture or described in this “Description of the New Notes,” the Issuers will not, and will not permit any of the Subsidiaries to, engage at any time in any material business or business activity materially different from any business or business activity conducted by any of them on the Indenture Closing Date.

Limitation on Payments and Modifications of Indebtedness and Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements, etc.

The Issuers will not, and will not permit any of the Subsidiaries to, amend or modify in any manner materially adverse to the Noteholder Parties (as determined in the good faith judgment of the Board of Directors of the Partnership), or grant any waiver or release under or terminate in any manner (if such granting or termination will be materially adverse to the Noteholder Parties (as determined in the good faith judgment of the Board of Directors of the Partnership), the articles or certificate of incorporation, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Partnership or any Subsidiary.

The Issuers will not, and will not permit any of the Subsidiaries to, permit any Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Partnership or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the Partnership or such Subsidiary that is a Note Party pursuant to the Security Documents, in each case other than those arising under any Note Document, except, in each case, restrictions existing by reason of:

(a)	restrictions imposed by applicable law;

(b)

contractual encumbrances or restrictions in effect on the Indenture Closing Date, including under Indebtedness existing on the Indenture Closing Date and set forth on a schedule to the Indenture, in each case, any similar contractual encumbrances or restrictions and any amendment, modification, supplement, replacement or refinancing of such agreements or instruments that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by the Issuers);

(c)

any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

(d)

any restrictions imposed by any agreement relating to secured Indebtedness permitted by the Indenture to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(e)

any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to the covenants described in “—Certain Covenants—Limitation on Indebtedness” or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive than the restrictions contained in the Indenture or are market terms at the time of issuance (as determined in the good faith judgment of the Board of Directors of the Partnership (or any successor thereto));

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(f)

customary provisions contained in leases or non-exclusive licenses of Intellectual Property and other similar agreements entered into in the ordinary course of business and consistent with past practice or industry practices;

(g)	customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(h)	customary provisions restricting assignment of any agreement entered into in the ordinary course of business and consistent with past practice or industry practices;

(i)

customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under “—Certain Covenants—Mergers, Consolidations, Sales of Assets and Acquisitions” pending the consummation of such sale, transfer, lease or other disposition;

(j)

customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this covenant;

(k)

customary net worth provisions contained in Real Property leases entered into by Subsidiaries, so long as the Issuers have determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Partnership and its Subsidiaries to meet their ongoing obligations;

(l)	any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(m)

customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(n)	restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

(o)

any encumbrances or restrictions of the type referred to in clauses (i) and (ii) of the second paragraph of this covenant imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of the Issuers, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions as contemplated by such provisions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement.

Fiscal Year

In the case of the Partnership or any Subsidiary, each of the Issuers will not, and will not permit any Subsidiary to, permit any change to its fiscal year without the prior written consent of the Required Noteholder Parties (with communication of such consent to be delivered to the Partnership and the Trustee in writing), in which case, the Issuers and the Required Noteholder Parties will make any adjustments to the Indenture that are necessary to reflect such change in fiscal year (with communication of such authorization to be delivered to the Issuers and the Trustee in writing), all in accordance with the amendment provisions of the Indenture and those described in “—Amendments and Waivers.”

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Financial Covenants

The Issuers will not, and will not permit any of the Subsidiaries to:

(i)    permit the Consolidated Interest Coverage Ratio, as of the last day of any fiscal quarter, for (a) the six month period ending December 31, 2019, (b) the nine-month period ending March 31, 2020 and (c) each twelve month period beginning with the twelve month period ended June 30, 2020, to be less than the corresponding amount for such fiscal period end set forth in the table below:

Fiscal Quarter Ending	LTM Minimum Consolidated Interest Coverage Ratio (except where noted)
December 31, 2019 (6 Month Test)	Minimum Operating Cash Flow Amount: $(20,000,000)
March 31, 2020 (9 Month Test)	0.40x
June 30, 2020	0.75x
September 30, 2020	1.00x
December 31, 2020	1.15x
March 31, 2021	1.25x
June 30, 2021	1.30x
September 30, 2021	1.35x
December 31, 2021	1.45x
March 31, 2022	1.50x
June 30, 2022	1.50x
September 30, 2022	1.50x
December 31, 2022	1.50x
March 31, 2023	1.50x
June 30, 2023	1.50x
September 30, 2023	1.50x
December 31, 2023	1.50x
March 31, 2024	1.50x
June 30, 2024	1.50x

(ii)

permit the aggregate amount of Capital Expenditures in the trailing four quarters ending as of the last day of any fiscal quarter (beginning with the end of the fiscal quarter of the Partnership ending September 30, 2019) to exceed $20.0 million.

(iii)

permit the average daily balance of Unrestricted Cash and unrestricted Permitted Investments of the Partnership and its Subsidiaries as of the end of any day for any period of ten consecutive Business Days to be less than the relevant amount set forth in the table below in the aggregate:

Fiscal Quarter Ending	Minimum Liquidity Amount
September 30, 2019	$20,000,000
December 31, 2019	$15,000,000
March 31, 2020 through Maturity	$12,500,000

(iv)	permit the Asset Coverage Test as of the last day of any fiscal quarter (beginning with the end of the fiscal quarter of the Partnership ending September 30, 2019) to be less than 1.60 to 1.00.

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Trust Funds

The Issuers will not, and will not permit any of the Subsidiaries to, except in accordance with reasonable business practices and in accordance in all material respects with applicable law, (i) withdraw or otherwise remove any monies or other assets (whether principal, interest or other earnings) from any Trust Account or (ii) make any investments of Trust Funds or interest or earnings thereon.

Limitation on Amendment of Partnership Units and Organizational Documents

The Partnership will not:

(i)

amend or modify, or permit the amendment or modification of, any provision of any Partnership Common Unit or Partnership Subordinated Unit (including, without limitation, any certificate of designation relating thereto) except to facilitate the C-Corporation Conversion; or

(ii)

amend, modify or change the Partnership Agreement, the GP Agreement or any other Note Party’s organizational documents, or enter into any new organizational document except to facilitate the C-Corporation Conversion; provided that the foregoing clause shall not restrict (a) the ability of Partnership or the General Partner to amend the Partnership Agreement or the GP Agreement, respectively, to authorize the issuance of Equity Interests otherwise permitted pursuant to the terms of the Indenture or (b) the ability of the Partnership to amend its organizational documents to adopt customary takeover defenses for a public company, such as classification of its board of directors, requirements for notice of acquisition of shares and other similar measures.

Limitation on Holding Company

The Partnership will not (i) engage in any business or activity, other than those of a holding company and activities incidental thereto, (ii) own any significant assets (other than (a) the Equity Interests in the Operating Company, (b) any intercompany loan permitted to be made by it pursuant to the covenants described in “—Certain Covenants—Limitation on Investments, Loans and Advances,” (c) cash to be loaned, dividended, contributed and/or otherwise promptly applied for purposes not otherwise prohibited by the Indenture and (d) other assets used or held in connection with the performance of activities permitted to be conducted by the Partnership) or (iii) have any material liabilities (other than (a) those liabilities for which it is responsible under the Note Documents, the Partnership Agreement, any intercompany loan permitted to be incurred by it under “—Certain Covenants—Limitation on Indebtedness” and any other Indebtedness permitted to be incurred by the Partnership under “—Certain Covenants—Limitation on Indebtedness” and (b) liabilities in respect of the Guarantee of the Note Parties’ trusting obligations described in the Indenture (including Guarantees in favor of the applicable regulatory authorities to maintain the financial condition of the applicable Note Parties)); provided, however, that the restrictions contained above shall not prohibit (or be construed to prohibit) the Partnership from (1) conducting administrative and other ordinary course “holding company” activities necessary or desirable in connection with the operation of the business and activities of the Note Parties through the Note Parties or (2) consummating the C-Corporation Conversion.

Events of Default and Remedies

Each of the following events is an “Event of Default:”

(i)

any representation or warranty made or deemed made by the Partnership or any Subsidiary in any Note Document or any certificate or document delivered pursuant thereto shall prove to have been false or misleading in any material respect (without duplication of any materiality qualifier therein) when so made or deemed made;

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(ii)

default shall be made in the payment of any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for redemption thereof or by acceleration thereof or otherwise;

(iii)

default shall be made in the payment of any interest on any Note or in the payment of any other amount (other than an amount referred to in clause (ii) above) due under any Note Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days (it being understood that any failure to pay that portion of any interest payment required to be paid in cash is a default in the payment of interest for purposes of this clause (iii) (irrespective of whether all or a part of any such portion is paid in the form of PIK Interest));

(iv)

default shall be made in the due observance or performance by the Issuers of any covenant, condition or agreement contained in (a) (1) the affirmative covenant described in the first paragraph under “—Certain Covenants—Existence, Business and Properties,” (2) the affirmative covenant described in clause (i) under “—Certain Covenants—Litigation and Other Notices” or (3) the use of proceeds affirmative covenant set forth in the Indenture or in (b) the negative covenants set forth in the Indenture (including the negative covenants described in “—Certain Covenants—Limitation on Indebtedness,” “—Certain Covenants—Limitation on Liens,” “—Certain Covenants—Limitation on Sale and Lease-Back Transactions,” “—Certain Covenants—Limitation on Investments, Loans and Advances,” “—Certain Covenants—Mergers, Consolidations, Sales of Assets and Acquisitions,” “—Certain Covenants—Limitation on Dividends and Distributions,” “—Certain Covenants—Limitation on Transactions with Affiliates,” “—Certain Covenants—Business of the Partnership and the Subsidiaries,” “—Certain Covenants—Limitation on Payments and Modifications of Indebtedness and Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements, etc.,” “—Certain Covenants—Fiscal Year,” “—Certain Covenants—Financial Covenants,” “—Certain Covenants—Trust Funds,” “—Certain Covenants—Limitation on Amendment of Partnership Units and Organizational Documents” or “—Certain Covenants—Limitation on Holding Company”);

(v)

default shall be made in the due observance or performance by either of the Issuers or any of the Subsidiary Guarantors of any covenant, condition or agreement contained in any Note Document (other than those specified in clauses (i), (ii) and (iv) above) and such default shall continue unremedied for a period of 15 days after the earlier of written notice and request for cure from the Trustee or Holders of at least 25% aggregate principal amount of Notes;

(vi)

(a) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or (b) the Partnership or any Subsidiary fails to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this clause (vi) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted under the Indenture and under the documents providing for such Indebtedness;

(vii)	there shall have occurred a Change in Control;

(viii)	certain events of bankruptcy or insolvency shall be commenced with respect to the Partnership or any Subsidiary;

(ix)

the failure by the Partnership or any Subsidiary to pay one or more final judgments aggregating in excess of $5.0 million (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Partnership or any Subsidiary to enforce any such judgment;

(x)

(a) one or more ERISA Events shall have occurred or (b) the Partnership, any Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment under Section 4219 of ERISA with respect to its Withdrawal Liability; provided that, in each case, either individually or in the aggregate, such occurrence has had, or would be reasonably expected to have, a Material Adverse Effect;

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(xi)

(a) any Note Document shall for any reason be asserted in writing by either of the Issuers or any Subsidiary not to be a legal, valid and binding obligation of any party thereto (other than in accordance with its terms), (b) any security interest purported to be created by any Security Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by the Issuers or any other Note Party not to be (other than, in each case, in accordance with its terms), a valid and perfected security interest (perfected as or having the priority required by the Indenture or the relevant Security Document and subject to such limitations and restrictions as are set forth therein) in the securities, assets or properties covered thereby, except from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or (c) a material portion of the Note Guarantees pursuant to the Security Documents by the Subsidiary Guarantors guaranteeing the Note Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by any Subsidiary Guarantor not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof); provided that no Event of Default shall occur under this clause (xi) if the Note Parties cooperate with the Collateral Agent to replace or perfect such security interest and Lien, such security interest and Lien is replaced and the rights, powers and privileges of the Secured Parties are not materially adversely affected by such replacement;

(xii)	the C-Corporation Conversion does not occur on or before March 31, 2020 and such default shall continue unremedied for a period of five Business Days;

(xiii)

any provisions of any Intercreditor Agreement or any agreement or instrument governing any Indebtedness thereunder shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or the Note Obligations or the Liens securing the Note Obligations, for any reason, shall not have the priority contemplated by the Indenture; or

(xiv)

the Partnership or any Subsidiary (a) shall fail to maintain one or more licenses, permits or similar approvals to conduct its business or (b) shall be required by law to take action to cure a breach of applicable law in any given state with respect to Trust Accounts where, in the case of clauses (a) and (b), the sum of the revenue of the Partnership or such Subsidiary associated with such licenses, permits or similar approvals referred to in clause (a) and the balances of such Trust Accounts referred to in clause (b) exceeds the lesser of (1) 15% of the Partnership’s and its Subsidiaries’ revenue, as measured by the Partnership’s consolidated financial statements for the fiscal year ending on the immediately preceding December 31 and (2) $30.0 million, and the Partnership or the relevant Subsidiary fails to cure such breach within 30 days; provided that this clause (xiv) shall not apply to the failure to maintain any licenses, permits or similar approvals to conduct its business as a result of the issuance of the Convertible Preferred Units on the Indenture Closing Date if the Partnership or the relevant Subsidiary fails to use commercially reasonable efforts to cure such breach in due course where such failure has not had and would not reasonably be expected to have a Material Adverse Effect.

Upon the occurrence of any Event of Default, then, and in every such event (other than an event with respect to the Issuers described in clause (viii) above), and at any time thereafter during the continuance of such event, the Trustee or the Holders of at least 25% aggregate principal amount of Notes may, by written notice to the Issuers (with a copy to the Trustee if given by the Holders), declare the Notes then outstanding to be forthwith due and payable in whole, whereupon the principal of the Notes so declared to be due and payable, together with accrued interest thereon and all other liabilities of the Issuers accrued under any Note Document (including any amounts required under the captions “—Optional Redemption” and “—Mandatory Redemption,” shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Issuers, anything contained in any Note Document to the contrary notwithstanding; and in any event with respect to the Issuers described in clause (viii) above, all liabilities of the Issuers accrued under any Note Document shall automatically become due and payable, without presentment,

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demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Issuers, anything contained in any Note Document to the contrary notwithstanding.

Notwithstanding any other provision described in this “Description of the New Notes” or set forth in the Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of such Note (including liquidated damages) on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

If an Event of Default in payment of principal, premium or interest specified in clause (ii) or (iii) of the first paragraph above occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against any Issuer or Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

At any time after any action is taken by the Trustee following the occurrence and continuation of an Event of Default pursuant to the first paragraph above and before a judgment or decree for payment of the money due has been obtained by the Trustee as set forth in the Indenture, the Required Noteholder Parties, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if (i) the Issuers have paid or deposited with the Trustee a sum sufficient to pay: (a) all of the installments of interest and premium on and, if the Maturity Date with respect to the Notes has occurred, the then unpaid principal balance of all such Notes which were overdue prior to the date of such acceleration; (b) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate of interest applicable to the Notes; (c) all sums paid or advanced by the Trustee and the Collateral Agent pursuant to the terms of the Note Documents and the reasonable compensation, out-of-pocket expenses, disbursements and advances of the Trustee and the Collateral Agent and their agents and counsel incurred in connection with the enforcement of the Indenture and (d) all scheduled payments, early termination amounts, taxes, indemnities and interest on overdue interest or (ii) all Events of Default, other than the nonpayment of the principal of or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided for in this “—Events of Default and Remedies” and in the Indenture.

Notwithstanding anything to the contrary described in this “—Events of Default and Remedies,” in the event the Issuers fail to comply with the Financial Covenants set forth in (i) the covenants described in “—Certain Covenants—Financial Covenants” as of the last day of any fiscal quarter, in the case of clauses (i), (ii) and (iv) under “—Certain Covenants—Financial Covenants” or (ii) as of the end of the first Business Day on which the requirements of clause (iii) under “—Certain Covenants—Financial Covenants” are not satisfied (such date, the “Minimum Liquidity Cure Trigger Date”), any cash equity contribution to either the Partnership or any Parent Entity that is then immediately contributed to the Partnership (in each case funded with proceeds of Equity Interests other than any Disqualified Stock) after (a) the last day of such fiscal quarter and on or prior to the day that is ten days after the day on which financial statements are required to be delivered for that fiscal quarter, in the case of clauses (a), (b) and (d) under “—Certain Covenants—Financial Covenants” or (b) on or prior to the day that is ten Business Days after the Minimum Liquidity Cure Trigger Date, in the case of clause (iii) under “—Certain Covenants—Financial Covenants,” will, at the irrevocable election of Issuers, be included in the calculation of Operating Cash Flow Amount and/or Unrestricted Cash, in each case for the purposes of determining compliance with such covenants under “—Certain Covenants—Financial Covenants” during and at the end of such fiscal quarter (each, a “Cure Quarter”) and any subsequent period that includes such Cure Quarter (any such equity contribution so included in the calculation of Operating Cash Flow Amount and/or Unrestricted Cash, a “Specified Equity Contribution”); provided that (1) notice of any Issuer’s intent to accept a Specified Equity Contribution shall be delivered by such Issuer no later than the day on which financial statements are required to be delivered for the applicable fiscal quarter, in the case of clauses (i), (ii) and (iv) under “—Certain

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Covenants—Financial Covenants,” or the Business Day after the Minimum Liquidity Cure Trigger Date, in the case of clause (c) under “—Certain Covenants—Financial Covenants,” (2) no Specified Equity Contribution shall be made in consecutive fiscal quarters, (3) the amount of any Specified Equity Contribution will be no less than $15.0 million or, if greater, the amount required to cause the Note Parties to be in compliance with such financial covenants (the “Cure Amount”), (4) no such Specified Equity Contribution shall increase the availability of any basket set forth in this “Description of the New Notes” or in the Indenture, (5) there shall be no more than two Specified Equity Contributions made in the aggregate after the Indenture Closing Date, (6) there shall be no reduction in Consolidated Funded Indebtedness (through either netting of cash or prepayment of indebtedness) in connection with any Specified Equity Contribution (or the application of the proceeds thereof) for determining compliance with clause (iv) under “—Certain Covenants—Financial Covenants” for the period ending on the last day of the applicable Cure Quarter, (7) no Investment made by the Issuers or any Subsidiary shall constitute a Specified Equity Contribution, (8) the Specified Equity Contribution for any Cure Quarter shall be deemed to increase the Operating Cash Flow Amount for purposes of clause (d) under “—Certain Covenants—Financial Covenants” only up to the Cure Amount, but shall constitute Unrestricted Cash for purposes of clauses (iii) and (iv) under “—Certain Covenants—Financial Covenants” up to the amount of the Specified Equity Contribution and (9) excluding the Rights Offering, any cash equity contribution to either the Partnership or any Parent Entity during a fiscal quarter shall be deemed to constitute a Specified Equity Contribution within the meaning of this paragraph, whether or not the notice described in clause (1) of this proviso is delivered, unless and until the Partnership delivers a written certification at the same time as it delivers the financial statements for such fiscal quarter as required by the covenants described in “—Certain Covenant—Financial Statements, Reports, etc.” to the effect that it would not have breached any of the financial covenants described in “—Certain Covenant—Financial Covenants” had it not received such cash equity contribution during such fiscal quarter (it being understood that if the Partnership does not make such certification and any such cash equity contribution is not in an amount equal at least $15.0 million, then the Partnership shall be deemed to have breached the relevant financial covenants described in “—Certain Covenant—Financial Covenants”); provided, further, that to the extent any Equity Cure is used to prepay the Notes, there shall be a reduction in Consolidated Funded Indebtedness for determining compliance with clause (iv) under “—Certain Covenants—Financial Covenants” in future quarters where such Cure Quarter is included in the applicable test period (but, for the avoidance of doubt, there shall be no de-leveraging credit for the period ending on the last day of the Cure Quarter in respect of which the equity cure is exercised). Upon the Trustee’s receipt of written notice from an Issuer of its intent to exercise its cure right pursuant to this “—Events of Default and Remedies” no later than the day on which financial statements are required to be delivered for the applicable fiscal quarter, in the case of clauses (i), (ii) and (iv) under “—Certain Covenants—Financial Covenants,” or the Business Day after the Minimum Liquidity Cure Trigger Date, in the case of clause (iii) under “—Certain Covenants—Financial Covenants”, then, until the day that is ten days after such date, none of the Trustee, the Collateral Agent or any Noteholder Party shall exercise the right to accelerate the Notes and none of the Trustee, the Collateral Agent or any Noteholder Party shall exercise any right to foreclose on or take possession of the Collateral solely on the basis of an Event of Default having occurred and being continuing under “—Certain Covenants—Financial Covenants” in respect of the period ending on the last day of such fiscal quarter.

Legal Defeasance and Covenant Defeasance

The Issuers at any time may terminate all of their obligations under the Notes and the Indenture with respect to the applicable Noteholder Parties (“legal defeasance”), except for certain obligations set forth in the Indenture, including obligations to register the transfer and exchange of Notes, to replace destroyed, lost or stolen Notes, to maintain an office for payment and money for payments held in trust.

In addition, the Issuers at any time may terminate their obligations with respect to certain covenants (including those described under “—Certain Covenants”) and default provisions (specified in clauses (i), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii) and (xiv) of the first paragraph in “—Events of Default and Remedies”) that are set forth in the Indenture (“covenant defeasance”).

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In the event legal defeasance occurs, the payment of Notes so defeased may not be accelerated because of an Event of Default. In the event covenant defeasance occurs, the payment of Notes so defeased may not be accelerated because of the Event of Defaults specified in clauses (i), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii) and (xiv) of the first paragraph in “—Events of Default and Remedies.”

If we exercise either legal defeasance or covenant defeasance, (i) the Note Guarantees of the Subsidiary Guarantors will automatically and unconditionally be released and discharged and (ii) the obligations of each Subsidiary Guarantor with respect to the Security Documents shall be terminated simultaneously with the termination of such obligations.

The Issuers may exercise legal defeasance or covenant defeasance only if:

(i)

the Issuers irrevocably deposit in trust with the Trustee cash in Dollars sufficient to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be;

(ii)

the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants, investment bank or financial advisory firm expressing their opinion that the payments of principal and interest when due and without reinvestment of any deposited money will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii)	no Default specified in clause (viii) of the first paragraph in “—Events of Default and Remedies” with respect to the Issuers shall have occurred or is continuing on the date of such deposit;

(iv)	the deposit does not constitute a default under any other material agreement or instrument binding on the Issuers;

(v)

in the case of legal defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Indenture Closing Date there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; provided that, upon any redemption that requires the payment of the Yield Maintenance Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Yield Maintenance Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable at their Maturity Date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers;

(vi)

such exercise does not impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(vii)

in the case of covenant defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

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(viii)

the Issuers deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as described in this “Legal Defeasance and Covenant Defeasance” and in “—Satisfaction and Discharge” have been complied with.

Amendments and Waivers

Except as provided in the next succeeding paragraph, neither the Indenture nor any other Note Document nor any provision thereof may be waived, amended or modified without the consent of the Required Noteholder Parties; provided, however, that no such agreement shall:

(i)

reduce the principal amount of, or extend the Maturity Date of, or decrease the rate of interest on, any Note, without the prior written consent of each Holder of a Note affected thereby (which, notwithstanding the foregoing, such consent of such Holder of a Note affected thereby shall be the only consent required to make such modification); provided that any amendment to the financial definitions in the Indenture (and as described in “—Certain Definitions”) shall not constitute a reduction in the rate of interest for purposes of this clause (i);

(ii)

extend any date on which payment of interest on any Note is due, without the prior written consent of each Holder of a Note affected thereby (which, notwithstanding the foregoing, such consent of such Holder of a Note affected thereby shall be the only consent required to make such modification);

(iii)

amend the pro rata and waterfall provisions of the Indenture with respect to the pro rata application or sharing of payments required thereby in a manner that by its terms modifies the application or sharing of such payments required thereby to be on a less than pro rata basis, without the prior written consent of each Noteholder Party, the Trustee, Collateral Agent or any Agent affected thereby (which, notwithstanding the foregoing, such consent of such Noteholder Party, the Trustee, Collateral Agent or any Agent affected thereby shall be the only consent required to make such modification);

(iv)

amend or modify the provisions of this “—Amendments and Waivers” and any other amendment provisions of the Indenture or the definition of the term “Required Noteholder Parties” or any other provision of the Indenture specifying the number or percentage of Noteholder Parties or the initial purchasers of the Old Notes required to waive, amend or modify any rights under the Indenture or make any determination or grant any consent thereunder, without the prior written consent of each Noteholder Party affected thereby, in each case except, for the avoidance of doubt, as otherwise provided in the second succeeding paragraph below; or

(v)

release, or subordinate the Collateral Agent’s Lien on, all or substantially all of the Collateral or all or substantially all of the Subsidiary Guarantors from their respective Note Guarantees under the Indenture, unless, in the case of a Subsidiary Guarantor, all or substantially all of the Equity Interests of such Subsidiary Guarantor is sold or otherwise disposed of in a transaction permitted by the Indenture, without the prior written consent of each Holder of Notes;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Trustee or the Collateral Agent without the prior written consent of the Trustee or the Collateral Agent acting as such at the effective date of such agreement, as applicable.

From time to time, the Issuers, the Trustee and/or the Collateral Agent may (or shall, to the extent required by any Note Document) without the consent of any Noteholder Party enter into any amendment, modification or waiver of any Note Document, or enter into any new agreement or instrument, to:

(i)

effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or the Indenture;

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(ii)	add more restrictive terms in respect of the Notes as contemplated by clause (e) of the definition of “Permitted Refinancing Indebtedness;”

(iii)	otherwise enhance the rights or benefits of any Noteholder Party under any Note Document;

(iv)	provide for the issuance of PIK Notes in accordance with the terms of the Indenture;

(v)	provide for uncertificated Notes in addition to or in place of certificated Notes;

(vi)	make any change in the Indenture necessary to qualify the Indenture under the Trust Indenture Act; or

(vii)

cure any ambiguity, defect or inconsistency (provided that any amendment, modification of any Note Document pursuant to this clause (vii) shall not be materially adverse to the interests of the Noteholder Parties (as reasonably determined by the Board of Directors of the Partnership)).

With respect to the incurrence of any secured or unsecured Indebtedness (including any intercreditor agreement relating thereto), the Issuers may elect (in their discretion, but shall not be obligated) to deliver to the Trustee an Officer’s Certificate at least three Business Days (in the case of unsecured Indebtedness) and 15 Business Days (in the case of secured Indebtedness) prior to the incurrence thereof (or such shorter time as the Trustee may agree in its reasonable discretion), together with either drafts of the material documentation relating to such Indebtedness or a description of such Indebtedness (including a description of the Liens intended to secure the same or the subordination provisions thereof, as applicable) in reasonably sufficient detail to be able to make the determinations referred to in this paragraph, which certificate shall either, at the Issuers’ election, state that the Issuers have determined in good faith that such Indebtedness satisfies the requirements of the applicable provisions described in “—Certain Covenants—Limitation on Indebtedness” and in “—Certain Covenants —Limitation on Liens” (taking into account any other applicable provisions of this “—Amendments, Supplements and Waivers”), in which case such certificate shall be conclusive evidence thereof.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Old Notes (except as to surviving rights, protections and immunities of the Trustee and rights of registration or transfer or exchange of such Notes, as expressly provided for in the Indenture) when:

(i)

either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that, upon any redemption that requires the payment of the Yield Maintenance Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Yield Maintenance Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(ii)	the Issuers and/or the Subsidiary Guarantors have paid all other sums payable under the Indenture; and

(iii)

the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

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Concerning the Trustee

Wilmington Trust, National Association is currently the Trustee and the Collateral Agent under the Indenture. We have appointed Wilmington Trust, National Association as Registrar and Paying Agent with regard to the New Notes.

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture and no implied covenants or obligations shall be read into the Indenture against the Trustee. The permissive right of the Trustee to do things enumerated in the Indenture shall not be construed as a duty.

The Required Noteholder Parties will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, subject to certain exceptions. If an Event of Default has occurred and is continuing and is actually known to the Trustee (and has not been cured), the Trustee shall exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or the Security Documents at the request or direction of any of the Holders of New Notes pursuant to the Indenture, unless such Holders shall have offered, and if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction.

No Personal Liability of Directors, Employees, Managers and Stockholders

No director, officer, employee, manager, incorporator or holder of any Equity Interests in either of the Issuers or any direct or indirect parent companies, as such, shall have any liability for any obligations of the Issuers or any Subsidiary Guarantor under the Notes, the Collateral Agreement, the Indenture or any other Note Document, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of New Notes, by accepting a New Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indenture, the Note Guarantees and the Security Documents are, and the New Notes will be, governed by, and construed and interpreted in accordance with, the law of the State of New York.

Certain Definitions

“Affiliate” means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided that (i) each Permitted Holder, (ii) StoneMor GP LLC and the persons Controlling StoneMor GP LLC prior to the C-Corporation Conversion and (iii) each other person possessing the contractual right to nominate or appoint directors to the Board of Directors of the Partnership or, after consummation of the C-Corporation Conversion, the C-Corporation shall be deemed to be an Affiliate for purposes of the Indenture.

“Agents” shall mean the Trustee (in each of its capacities under the Indenture) and the Collateral Agent.

“Approved Installment Agreement” means a pre-need installment agreement, in a form approved for use by all applicable Governmental Authorities, and complying with all applicable laws, between an Issuer or any Subsidiary Guarantor and another Person pursuant to which such Issuer or Subsidiary Guarantor has agreed to provide for and sell to such person cemetery services and/or Cemetery Property.

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“Archdiocese” means the Archdiocese of Philadelphia, an archdiocese organized and existing under and governed by Canon Law of the Roman Catholic Church and recognized by the Commonwealth of Pennsylvania as a nonprofit religious organization.

“Archdiocese Holdco” means Philadelphia Catholic Cemeteries, LLC, a Delaware limited liability company.

“Archdiocese Lease” means that certain Lease Agreement, dated as of September 26, 2013, among the Archdiocese and the Operating Company, StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC and the Partnership (as amended by Amendment No. 1 to Lease Agreement, dated as of March 20, 2014, and Amendment No. 2 to Lease Agreement dated as of May 28, 2014, and as further amended, restated, modified or supplemented from time to time).

“Asset Coverage Test” means, on any date, the ratio of (A) the sum of (i) Unrestricted Cash of the Issuers and their Subsidiaries, (ii) the aggregate amount of “accounts receivable, net of allowance” (or successor line item) set forth in the financial statements that have been (or were required to be) delivered for the relevant Test Period and (iii) the aggregate amount of assets under “Merchandise trusts, restricted, at fair value” (or successor line item) set forth in the financial statements that have been (or were required to be) delivered for the relevant Test Period, in each case as of the last day of the Test Period most recently ended as of such date, to (B) the aggregate principal or face amount of Consolidated Funded Indebtedness outstanding as of the last day of the Test Period most recently ended as of such date.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as codified as 11 U.S.C. Section 101 et seq., as amended, and any successor statute of similar import, in each case as in effect from time to time.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors, as amended from time to time.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Budget” has the meaning assigned to such term in clause (vii) of “—Certain Covenants—Financial Statements, Reports, etc.”

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or in the place of payment are authorized or required by law to remain, or are in fact, closed.

“Capital Expenditures” means, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “cash paid for capital expenditures” or similar items reflected in the statement of cash flows of such person; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (a) insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored or repaired or (b) condemnation awards arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased substantially concurrently with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay Notes pursuant to the

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provisions set forth in “—Optional Redemption” and “—Mandatory Redemption,” (iv) expenditures that are accounted for as capital expenditures by the Partnership or any Subsidiary and that actually are paid for by a person other than the Partnership or any Subsidiary and for which none of Partnership or any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such person or any other person (whether before, during or after such period) other than rent and similar or related obligations or (v) expenditures that constitute Investments permitted under the Indenture (but the term “Capital Expenditures” shall include all expenditures made with the proceeds of such Investments by the recipient thereof that would otherwise constitute Capital Expenditures).

“Capital Lease Obligations” of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that any lease that was treated as an operating lease for purposes of GAAP before the effectiveness of FASB ASC 842 shall not be treated as a “Capital Lease Obligation” and shall continue to receive the same treatment as such lease would have received before the effectiveness of FASB ASC 842.

“Cash Interest” has the meaning assigned to such term in “—Principal, Maturity and Interest.”

“Cash Interest Expense” means, with respect to the Partnership and the Subsidiaries on a consolidated basis for any period, Consolidated Interest Expense for such period to the extent such amounts are payable in cash for such period, excluding, without duplication, in any event (i) pay-in-kind Consolidated Interest Expense (including any PIK Interest) or other non-cash Interest Expense (including as a result of the effects of purchase accounting) and (ii) to the extent included in Consolidated Interest Expense, the amortization of any financing fees paid by, or on behalf of, the Partnership or any Subsidiary; provided that Cash Interest Expense shall exclude any one time financing fees, including those paid in connection with the Transactions or any amendment of the Indenture.

“Casualty Event” means any event that gives rise to the receipt by the Partnership or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or Real Property (including any improvements thereon) to replace or repair such equipment, fixed assets or Real Property or as compensation for such condemnation event.

“C-Corporation” means a corporation, which immediately following the C-Corporation Conversion, is the direct or indirect holder of 100% of the partnership interests in the Partnership.

“C-Corporation Conversion” means the consummation of the transactions described in the C-Corporation conversion steps memorandum delivered by the Partnership to the initial purchasers of the Old Notes prior to the Indenture Closing Date, as such transactions may be modified in any manner not materially adverse to the interests of the Holders and with the Required Noteholder Parties’ consent (it being understood that (i) modifications to the proposed structure to provide for the C-Corporation to be formed below StoneMor GP LLC (the “GP”) instead of merging with the GP in accordance with the structure diagram dated June 15, 2019 shall not be deemed materially adverse to the interests of the Holders and (ii) references to the Partnership in this “Description of the New Notes” and in the Indenture shall refer, mutatis mutandis, to the C-Corporation from and after the C-Corporation Conversion other than for purposes of the definition of “Issuers” and unless otherwise provided in this “Description of the New Notes” or in the Indenture or the context otherwise requires, subject to clause (xi) of “—Certain Covenants—Mergers, Consolidations, Sales of Assets and Acquisitions.” In addition, one or more of the purchasers of Convertible Preferred Units on the Indenture Closing Date may make such investment through one or more newly-formed US “blocker corporations” (i) whose only asset will be its direct or indirect ownership of Equity Interests in the Partnership (each, a “Blocker Corp”) and cash or other consideration received as a result of ownership of such Convertible Preferred Units and (ii) whose only liabilities

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incurred in connection with the ownership of such Equity Interests (e.g., taxes payable). In connection with the C-Corporation Conversion, any such Blocker Corp (or, as applicable, any such purchaser) shall have the right to be merged with, or contributed to (or, as applicable, to cause such Blocker Corp to be merged with or contributed to) the C-Corporation in a transaction intended to be tax-free under Code Section 368 or Code Section 351, in exchange for the shares of the C-Corporation such purchaser would have received in consideration for direct ownership of Convertible Preferred Units in the C-Corporation without any discount (any such transaction, a “Blocker Corp Merger”). Any Blocker Corp Merger shall be deemed to be part of the C-Corporation Conversion permitted by, and subject to, clause (xi) of “—Certain Covenants—Mergers, Consolidations, Sales of Assets and Acquisitions.”

“Cemetery Laws” means all applicable laws governing the operation of the Issuers’ and the Subsidiary Guarantors’ cemeteries, crematories and funeral homes, the providing of cemetery and funeral services (including cremation services), and the sale of Cemetery Property and other cemetery and funeral merchandise.

“Cemetery Non-Profit” means a person which (i) is organized as a non-profit entity, whether pursuant to Section 501 of the Code or otherwise and (ii) has contracted with any of the Issuers or any Subsidiary Guarantor for the provision of services under a Cemetery Non-Profit Management Agreement. For the sake of clarity, no Cemetery Non-Profit is, or shall be required to become, a Subsidiary Guarantor.

“Cemetery Non-Profit Management Agreement” means an agreement (including a lease) pursuant to which an Issuer or a Subsidiary Guarantor agrees to manage the operations of any Cemetery Non-Profit in the business of providing cemetery services and/or cemetery property or to operate such cemetery property.

“Cemetery Property” means, at any time as to any Issuer or Subsidiary Guarantor, such Issuer or Subsidiary Guarantor’s interest in its real or personal property of the type sold or transferred pursuant to Approved Installment Agreements which property (i) has not, at such time, been sold or transferred to, and (ii) is not under contract to be sold or transferred to, any other person.

“CFC” means any controlled foreign corporation within the meaning of Section 957 of the Code.

A “Change in Control” shall mean:

(i)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Equity Interests representing more than 50% of the Equity Interests in the Partnership or the General Partner entitled to vote for members of the board of directors or equivalent governing body of the Partnership or the General Partner on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time);

(ii)

the Permitted Holders cease to have a contractual right under the Nomination and Director Voting Agreement to appoint or nominate (a) three of the directors on the board of directors of the General Partner or, after the C-Corporation Conversion, directors on the board of directors of the C-Corporation in the case of a 7 member board of directors or (b) at least 3/7ths of such directors in the event that the board of directors of the General Partner or the C-Corporation, as applicable, does not contain 7 members;

(iii)

any holder of Equity Interests other than the Permitted Holders has the contractual or other right to appoint or nominate a majority of the directors on the board of directors of the General Partner or, after

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the C-Corporation Conversion, a majority of the directors on the board of directors of the C-Corporation;

(iv)	prior to the C-Corporation Conversion, the General Partner ceases to act as the sole general partner of the Partnership;

(v)	the Partnership ceases to own 100% of the Equity Interests in the Operating Company; or

(vi)	after the consummation of the C-Corporation Conversion, the C-Corporation ceases to own 100% of the partnership interests in the Partnership;

provided that, notwithstanding anything in this definition to the contrary, the consummation of the transactions to effectuate the C-Corporation Conversion shall not, themselves, be deemed to constitute or result in a Change in Control.

“Charges” has the meaning assigned to such term in “—Principal, Maturity and Interest.”

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties and all other property that is subject to any Lien in favor of the Trustee, the Collateral Agent or any Subagent for the benefit of the Noteholder Parties pursuant to any Security Document.

“Collateral Agent” has the meaning assigned to such term in “—General” until a successor replaces it and, thereafter, means the successor.

“Collateral Agreement” means the Collateral Agreement, dated as of the Indenture Closing Date, and as may be amended, restated, supplemented or otherwise modified from time to time, among the Issuers, each Subsidiary Guarantor and the Collateral Agent.

“Collateral Requirement” means the requirement that, in each case, subject to certain affirmative covenants of the Indenture relating to post-closing obligations and excluding certain requirements that were satisfied on the Indenture Closing Date:

(i)

in the case of any person that becomes a Subsidiary Guarantor after the Indenture Closing Date, the Collateral Agent or the Trustee, as applicable, shall have received, within the time periods set forth in the Indenture, (a) a supplement to the Collateral Agreement, (b) a supplemental indenture executed by such Subsidiary Guarantor in the form of the applicable exhibit attached to the Indenture and (c) supplements to the other Security Documents, if applicable, substantially in the form specified therefor or otherwise in a form sufficient to join such Subsidiary Guarantor to the terms of the Indenture and the Security Documents, in each case, duly executed and delivered on behalf of such Subsidiary Guarantor;

(ii)

after the Indenture Closing Date, within the time periods set forth in the Indenture, (a)(1) all outstanding Equity Interests of any person that becomes a Subsidiary Guarantor after the Indenture Closing Date, (2) all Equity Interests directly acquired by either of the Issuers or any Subsidiary Guarantor after the Indenture Closing Date and (3) all Indebtedness owing to either of the Issuers or any Subsidiary Guarantor, other than, in each case, Excluded Securities, shall have been pledged pursuant to the Collateral Agreement and (b) the Collateral Agent shall have received certificates or other instruments (if any) representing such Equity Interests and any notes or other instruments required to be delivered pursuant to the applicable Security Documents, together with stock powers, note powers or other instruments of transfer with respect thereto endorsed in blank;

(iii)	within the time periods set forth in the Indenture, except as otherwise contemplated by the Indenture or any Security Document, all documents and instruments, including Uniform Commercial Code

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financing statements, filings with the United States Copyright Office and the United States Patent and Trademark Office and comparable offices in foreign jurisdictions, Control Agreements and all other actions reasonably required (including those required by applicable Requirements of Law), or as reasonably requested by the Collateral Agent, to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been delivered, filed, registered or recorded concurrently with, or promptly following, the execution and delivery of each such Security Document;

(iv)

within the time periods set forth in the Indenture with respect to each of the Mortgaged Properties encumbered pursuant to the post-closing and further assurances and additional security affirmative covenants in the Indenture, the Collateral Agent shall have received, with respect to such Mortgaged Property (a) counterparts of a Mortgage duly executed and delivered by the record owner of such Mortgaged Property (or an assignment of the applicable Existing Mortgage duly executed and delivered by the Refinanced Credit Agreement Agent) and suitable for recording or filing in all filing or recording offices that may be necessary or reasonably desirable to create (or, if an Existing Mortgage is assigned, continue) a valid and enforceable Lien subject to no other Liens except Permitted Liens, at the time of recordation thereof, (b) an opinion of counsel regarding the due authorization, execution and delivery of each Mortgage or Mortgage Amendment delivered pursuant to the post-closing affirmative covenant in the Indenture and each Mortgage delivered pursuant to the further assurances and additional security affirmative covenant in the Indenture, the enforceability of each Mortgage, or of each Existing Mortgage, as amended by the applicable Mortgage Amendment, as applicable, and such other matters customarily covered in real estate counsel opinions, or as the Collateral Agent may reasonably request (provided that local counsel opinions shall be required only with respect to any Mortgaged Property delivered pursuant to the further assurances and additional security affirmative covenant in the Indenture with respect to certain specified jurisdictions set forth on a schedule to the Indenture); it being agreed, however, that if counsel is unwilling to issue such an opinion in connection with any Mortgage Amendment, then the applicable Existing Mortgage may be amended and restated in full or be released by the Collateral Agent and the record owner of such Mortgaged Property shall deliver to the Collateral Agent a Mortgage with respect to such Mortgaged Property in compliance with clause (a); (c) with respect to the Mortgage of a Mortgaged Property demised pursuant to the Archdiocese Lease, a consent and estoppel certificate from the landlord thereunder in a form consistent with the terms of the Archdiocese Lease and (d) such other documents as the Collateral Agent may reasonably request that are available to the Issuers (it being understood that the Collateral Agent has no duty to make such request);

(v)

within the time periods set forth in the Indenture with respect to each of the Mortgaged Properties encumbered pursuant to the post-closing and further assurance and additional security affirmative covenants in the Indenture , the Collateral Agent shall have received (a) a policy or policies or marked up unconditional binder of title insurance, or a date-down and modification endorsement, if available, paid for by the Issuers, issued by a nationally recognized title insurance company insuring the Lien of each Mortgage (or, if an Existing Mortgage is assigned, such Existing Mortgage continues) as a valid Lien on such Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with such customary endorsements, coinsurance and reinsurance as may be necessary and as the Collateral Agent (acting at the direction of the Trustee (acting at the direction of the Required Noteholder Parties)) may reasonably request and which are available at commercially reasonable rates in the jurisdiction where such applicable Mortgaged Property is located and (b) a survey (including all improvements, easements and other customary matters thereon), as applicable, for which all necessary fees (where applicable) have been paid which (1) complies in all material respects with the minimum detail requirements of the American Land Title Association and National Society of Professional Surveyors as such requirements are in effect on the date of preparation of such survey (or such other standards as such title company will accept as long as the condition is clause (2) of this paragraph (vii) is met) and (2) is sufficient (together with any survey affidavits of no-change) for such title

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insurance company to remove all standard survey exceptions from the title insurance policy relating to such Mortgaged Property and to issue all affirmative coverage and endorsements thereto that are customary for a transaction of this type, or that the Collateral Agent may reasonably request (it being understood that the Collateral Agent has no duty to make such request), the issuance of which depend on a survey;

(vi)	evidence of the insurance required by the terms of the Indenture; and

(vii)

after the Indenture Closing Date, the Collateral Agent or the Trustee, as applicable, shall have received (a) such other Security Documents as may be required to be delivered pursuant to the further assurances and additional security affirmative covenant in the Indenture or the Collateral Agreement and (b) upon reasonable request by the Collateral Agent (acting at the direction of the Trustee), or any initial purchaser of the Old Notes, evidence of compliance with any other requirements of the further assurances and additional security affirmative covenant in the Indenture.

(viii)

Notwithstanding anything in the Notes Documents to the contrary, the Note Parties shall not be required to take any actions to create or perfect any liens in any foreign jurisdiction (other than Puerto Rico) or to perfect any Liens by any means other than the filing of financing statements, entry into control agreements, entry into landlord agreements or bailee letters, filings with the United States Patent and Trademark Office and United States Copyright Office, delivery of stock certificates and instruments (to the extent expressly required by the Security Documents) and recordation of Mortgages to the extent expressly required in the Indenture or under any Security Document.

“Consolidated Debt” at any date means the sum of (without duplication) all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Indebtedness for borrowed money of the Partnership and the Subsidiaries determined on a consolidated basis on such date in accordance with GAAP.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Partnership and the Subsidiaries on a consolidated basis, without duplication, the sum of (i) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including, without limitation, (a) all Note Obligations and (b) all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments), (ii) the outstanding principal amount of all purchase money Indebtedness, (iii) all direct obligations arising under letters of credit, bankers’ acceptances, bank guaranties, and similar instruments, in each case only to the extent drawn upon (but, excluding, for the avoidance of doubt, surety bonds), (iv) Capital Lease Obligations, (v) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (i) through (iv) above of persons other than the Partnership or any of its Subsidiaries and (vi) all Indebtedness of the types referred to in clauses (i) through (v) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Partnership or any of its Subsidiaries is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Partnership or such Subsidiary, provided that Consolidated Funded Indebtedness shall not include any letter of credit issued on account of the self-insurance program of the Operating Company to the extent any such letter of credit is undrawn.

“Consolidated Interest Coverage Ratio” means the ratio, as of the last day of any fiscal quarter, of (i) the Operating Cash Flow Amount for the relevant fiscal period being tested and ending on such last day plus Cash Interest Expense for such fiscal period to (ii) Cash Interest Expense for the relevant fiscal period being tested and ending on such last day.

“Consolidated Interest Expense” means, for any period, (i) the total consolidated interest expense of the Partnership and its Subsidiaries for such period (calculated without regard to any limitations on payment thereof) payable in respect of any Indebtedness plus (ii) without duplication, that portion of Capital Lease Obligations of the Partnership and its Subsidiaries on a consolidated basis representing the interest factor for such period. All calculations of Consolidated Interest Expense shall additionally be adjusted on a pro forma basis to account for

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any Equivalent Dispositions then being consummated, if applicable, as well as any other Equivalent Dispositions consummated, on or after the first day of any related Test Period (as if consummated on the first day of such Test Period).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” means, with respect to any Deposit Account or any Securities Account, an agreement among the Collateral Agent, the financial institution or other person at which such account is maintained and the Grantor maintaining such account, as applicable, effective to grant Control over such account to the Collateral Agent.

“Control Triggering Event” shall occur at any time that (i) an Event of Default arising under clause (ii) (principal payments), clause (iii) (interest payments), clause (iv) (existence, notice of event of default, use of proceeds and negative covenants), clause (vi) (cross-acceleration) and clause (viii) (involuntary and voluntary bankruptcy) under “—Events of Default and Remedies” shall have occurred and be continuing, (ii) the failure of the Issuers or any Subsidiary Guarantor to comply with the provisions described in “—Collateral and Security—Cash Management Systems” or (iii) the Trustee or the Holders of at least 25% aggregate principal amount of the Notes declare the Notes due and payable in whole in accordance with the provisions described in “—Events of Default and Remedies.” Once occurred, a Control Triggering Event shall be deemed to be continuing until no Default or Event of Default shall be continuing.

“Controlled Account” means (i) any Deposit Account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Grantor and (ii) any Securities Account (including all Financial Assets (as defined in the UCC) held therein and all certificates and instruments, if any, representing or evidencing such Financial Assets) that is the subject of an effective Control Agreement and that is maintained by any Grantor with a securities intermediary.

“Convertible Preferred Units” means the convertible preferred units issued by the Partnership on the Indenture Closing Date for gross proceeds of no less than $57,500,000.

“Copyrights” means (i) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (ii) all renewals of any of the foregoing; (iii) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (iv) the right to sue for past, present, and future infringements of any of the foregoing and (v) all rights corresponding to any of the foregoing throughout the world.

“Cure Amount” has the meaning assigned to such term in “—Events of Default and Remedies.”

“Cure Quarter” has the meaning assigned to such term in “—Events of Default and Remedies.”

“Debt Service” means, with respect to the Partnership and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period, plus scheduled principal amortization of Consolidated Debt for such period.

“Default” means any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

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“Dispose” or “Disposed of” means to convey, sell, lease, sub-lease, license, sublicense, sell and leaseback, assign, transfer or otherwise dispose of any property, business or asset, in one transaction or a series of transactions, including any Sale and Lease-Back Transaction and any sale or issuance of Equity Interests of a Subsidiary, and including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. The term “Disposition” shall have a correlative meaning to the foregoing.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Qualified Stock), other than as a result of a change of control, asset sale, or similar event, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely for Qualified Stock), other than as a result of a change of control, asset sale, or similar event, in whole or in part, in each case, prior to the date that is 91 days after the earlier of the Maturity Date of the Notes or the date the Notes are no longer outstanding.

“Dollars” or “$” means lawful money of the United States of America.

“DTC” means The Depository Trust Company.

“Environment” means ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” means all applicable laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the generation, use, transport, management, Release or threatened Release of, or exposure to, any Hazardous Material or to public or employee health and safety matters (to the extent relating to the environment or Hazardous Materials).

“Equity Interests” of any person means any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any Preferred Stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“Equivalent Disposition” means the Disposition by any Issuer or Subsidiary Guarantor to any person (other than to an Issuer or a Subsidiary Guarantor) of (i) assets constituting a business unit, (ii) all or a substantial part of the business of any Issuer or Subsidiary Guarantor or (iii) sufficient Equity Interests of any Issuer or Subsidiary Guarantor so that, after giving effect to such Disposition, such person is no longer a Subsidiary.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Partnership or a Subsidiary, is treated as a single employer under Section 4001 of ERISA or Section 414(b) or (c) of the Code (or for purposes of Section 412 of the Code or Section 302 of ERISA, Section 412(m) or (o) of the Code).

“ERISA Event” means (i) any Reportable Event; (ii) the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430(k) of the Code or Section 303(k) or 4068 of ERISA, or the arising of such a lien or encumbrance,

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there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived, or, with respect to any Plan or Multiemployer Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (iii) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (iv) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (v) the filing of a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, the termination of any Plan under Section 4041(c) of ERISA; (vi) the institution of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the receipt by the Partnership, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (vii) the receipt by the Partnership, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Partnership, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (viii) the withdrawal of any of the Partnership, a Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (ix) the Partnership, a Subsidiary or any ERISA Affiliate engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Plan; (x) the Partnership, a Subsidiary or any ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than premiums due and not delinquent under Section 4007 of ERISA) or (xi) any event that could result in the imposition of a Lien on any asset of the Partnership or any Subsidiary with respect to any Plan or Multiemployer Plan under Title IV of ERISA or Section 430 of the Code.

“Event of Default” has the meaning assigned to such term in “—Events of Default and Remedies.”

“Excess Cash Flow” has the meaning assigned to such term in “—Mandatory Redemption.”

“Excess Cash Flow Period” has the meaning assigned to such term in “—Mandatory Redemption.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Account” means (i) Trust Accounts, (ii) zero-balance accounts for the purpose of managing local disbursements, (iii) payroll, employee benefits, withholding tax and other fiduciary accounts, (iv) Deposit Accounts and Securities Accounts with a balance or value of less than or equal to $1.0 million (based on the closing account balances of the end of each Business Day) in the aggregate for all Grantors and (v) cash collateral accounts supporting letters of credit or cash management services permitted by the Indenture for so long as such accounts are supporting obligations under outstanding letters of credit or cash management services.

“Excluded Indebtedness” means all Indebtedness not incurred in violation of the covenants set forth in “—Certain Covenants—Limitation on Indebtedness.”

“Excluded Net Proceeds” has the meaning assigned to such term in “—Mandatory Redemption.”

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“Excluded Property” has the meaning assigned to such term in “—Collateral and Security—Certain Limitations on the Collateral.”

“Excluded Real Property” means, unless encumbered by an existing mortgage, (i) owned and leased real property (including real property operated, or to be operated, as a cemetery, crematory or funeral home) that may not be pledged as a matter of law or without prior approval of any Governmental Authorities or third person (unless such approval has been obtained), (ii) all owned and leased real property that is not operated, and is not intended to be operated, as a cemetery, crematory or funeral home (including corporate and sales offices that are not located at a cemetery, crematory or funeral home property) and (iii) Immaterial Leases under which any Grantor is the tenant.

“Excluded Securities” means any of the following:

(i)

any Equity Interests or Indebtedness with respect to which the Partnership’s Board of Directors reasonably determines in good faith (with communication of such determination, if any, to be delivered to the Trustee in writing) that the cost or other consequence of pledging such Equity Interests or Indebtedness (including any adverse tax consequences to the Issuers or their direct or indirect owners) is likely to be excessive in relation to the value to be afforded thereby;

(ii)	any Equity Interests or Indebtedness to the extent the pledge thereof would be prohibited by any Requirement of Law;

(iii)

any Equity Interests of any Foreign Subsidiary that is a CFC (other than Equity Interests of Subsidiaries formed under the laws of or domiciled in Puerto Rico) or any FSHCO in excess of 65% of the outstanding Equity Interests of such Foreign Subsidiary or FSHCO;

(iv)	any Margin Stock; and

(v)

any Equity Interests of any person that is not a Wholly Owned Subsidiary to the extent any organizational documents, constitutional documents, joint venture agreement, shareholder agreement, or similar agreement prohibits such a pledge without the consent of any other party or would give any other party (other than a Note Party or a Wholly Owned Subsidiary) to any organizational documents, constitutional documents, joint venture agreement, shareholder agreement or similar agreement governing such Equity Interests the right to terminate its obligations thereunder; provided that this clause (v) shall not apply if (a) such other party is a Note Party or a Wholly Owned Subsidiary, (b) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Partnership or any Subsidiary to obtain any such consent) and for so long as such organizational documents, constitutional documents, joint venture agreement, shareholder agreement or similar agreement or replacement or renewal thereof is in effect or (c) such prohibition would be rendered ineffective pursuant to the UCC of any applicable jurisdiction or any other applicable law or principles of equity and shall not apply to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC of any applicable jurisdiction notwithstanding such prohibition.

“Excluded Subsidiary” means any of the following:

(i)	any Foreign Subsidiary (other than Subsidiaries formed under the laws of or domiciled in Puerto Rico);

(ii)	any Subsidiary of a Foreign Subsidiary that is a CFC (other than a Foreign Subsidiary formed under the laws of or domiciled in Puerto Rico);

(iii)	any FSHCO;

(iv)

each Subsidiary that is prohibited from Guaranteeing or granting Liens to secure the Note Obligations by any Requirement of Law or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee or grant Liens to secure the Note Obligations (unless such consent, approval, license or authorization has been received);

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(v)

any Subsidiary formed in connection with the C-Corporation Conversion that ceases to exist or be a Subsidiary upon completion of the C-Corporation Conversion, so long as such Subsidiary does not hold material assets (other than Equity Interests that are not pledged as Collateral as of the Indenture Closing Date);

(vi)

any other Subsidiary with respect to which, the Board of Directors of the Partnership reasonably determines in good faith (with communication of such determination, if any, to be delivered to the Trustee in writing) that the cost or other consequences (including any adverse tax consequences to the Issuers or their direct or indirect owners) of providing a Guarantee of or granting Liens to secure the Note Obligations are likely to be excessive in relation to the value to be afforded thereby; and

(vii)	any Cemetery Non-Profit.

“Exclusive Management Agreement” means an agreement (including a lease) pursuant to which a Subsidiary Guarantor obtains the exclusive right to manage the operations of any person in the business of (i) providing cemetery services and/or cemetery property or to operate such cemetery property or (ii) providing funeral home services or to operate such funeral home, in each case, for a term of not less than one year at the time of execution of such agreement, including any Cemetery Non-Profit Management Agreement that satisfies the foregoing criteria.

“Existing Mortgage” means each Mortgage delivered pursuant to the Refinanced Credit Agreement.

“Extraordinary Receipts” has the meaning assigned to such term in “—Mandatory Redemption.”

“Financial Covenants” means the covenants of the Issuers set forth in “—Certain Covenants—Financial Covenants.”

“Financial Officer” of any person means the Chief Executive Officer, Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

“Foreign Subsidiary” means any Subsidiary that is not organized in the United States, any state thereof or the District of Columbia.

“FSHCO” means any Subsidiary that has no material assets other than stock or debt of one or more Foreign Subsidiaries (other than a Foreign Subsidiary formed under the laws of or domiciled in Puerto Rico) that are CFCs.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time, applied on a consistent basis, subject to certain provisions of the Indenture.

“General Partner” means (a) prior to completion of the C-Corporation Conversion, StoneMor GP LLC, a Delaware limited liability company, or any successor thereof incorporated to effectuate any step of the C-Corporation Conversion and (b) upon completion of the C-Corporation Conversion, the C-Corporation or such other person as the Required Noteholder Parties shall approve.

“Global Notes” means the permanent global notes in registered form and in substantially the form of the relevant exhibits to the Indenture with respect to the Old Notes and the New Notes.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“GP Agreement” means that certain Second Amended and Restated Limited Liability Agreement of the General Partner, dated as of May 21, 2014, as may be amended, restated, modified, replaced or supplemented from time to time (including, for the avoidance doubt, any replacement in connection with any successor entity becoming the General Partner) as permitted under the Indenture.

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“Grantor” has the meaning assigned to such term in “—Collateral and Security—Certain Limitations on the Collateral.”

“Guarantee” of or by any person (the “guarantor”) means (i) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (ii) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Indenture Closing Date or entered into in connection with any acquisition or Disposition of assets permitted by the Indenture (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

“guarantor” has the meaning assigned to such term in the definition of the term “Guarantee.”

“Guarantors” means the Subsidiary Guarantors and, following the C-Corporation Conversion and upon execution by the C-Corporation of a supplemental indenture, the C-Corporation.

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum by products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, of any nature subject to regulation or which can give rise to liability under any Requirement of Law pertaining to the environment.

“Holder” or “Noteholder” means the Person in whose name the Notes are registered.

“Immaterial Leases” means, with respect to any Note Party or any Subsidiary of a Note Party, (i) oral, month-to-month, season-to-season or otherwise terminable farm leases of excess cemetery land, (ii) oral, month-to-month or “term of employment” residential leases with employees, (iii) month-to-month leases for office or storage use, (iv) cell site, cell tower, communication, billboard and sign leases on excess cemetery land, (v) oil and gas leases not effecting cemetery use, (vi) leases of modular office buildings, (vii) residential leases with a term of not more than three years and (viii) other leases having no material adverse effect on the cemetery or funeral home use of the real property involved (or the value of such real property).

“Indebtedness” of any person means, if and to the extent (other than with respect to clause (i)) the same would constitute indebtedness or a liability on a balance sheet prepared in accordance with GAAP, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course), (v) the principal component of all obligations, contingent or otherwise, of such

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person as an account party in respect of letters of credit, (vi) all Capital Lease Obligations of such person, (vii) the principal component of all obligations of such person in respect of bankers’ acceptances, (viii) all Guarantees by such person of Indebtedness described in clauses (i) to (vii) above; provided that Indebtedness shall not include (a) trade and other ordinary-course payables, accrued expenses, and intercompany liabilities arising in the ordinary course of business, (b) prepaid or deferred revenue, (c) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (d) earn-out obligations (to the extent permitted under the Indenture) until such obligations become a liability on the balance sheet of such person in accordance with GAAP, (e) obligations in respect of Third Party Funds incurred in the ordinary course of business, (f) in the case of the Partnership and the Subsidiaries, intercompany liabilities in connection with the cash management, tax and accounting operations of the Partnership and the Subsidiaries and (g) any Trust Funds. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such person in respect thereof. The obligations of the applicable Subsidiary Guarantors under the Archdiocese Lease, as in effect on the Indenture Closing Date, shall not constitute Indebtedness.

“Indenture” has the meaning assigned to such term in “—General.”

“Indenture Closing Date” means June 27, 2019.

“Intellectual Property” means all Patents, Trademarks, Copyrights and any other intellectual property, including any licenses thereto.

“Intercreditor Agreement” means any intercreditor agreement entered into with the Trustee, the Collateral Agent and the collateral agent or other representatives of the holders of Indebtedness that is to be secured by a Lien on the Collateral that is expressly permitted (including with respect to priority) under the Indenture.

“Interest Payment Date” has the meaning assigned to such term in “—Principal, Maturity and Interest.”

“Interest Period” means, with respect to any New Note, the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period with respect to any New Note shall commence on and include the Issue Date of the New Notes and end on and exclude the first Interest Payment Date to occur after the Issue Date (the Interest Payment Date for any Interest Period shall be the Interest Payment Date occurring on the date immediately following the last day of such Interest Period).

“Investment” has the meaning assigned to such term in “—Certain Covenants—Limitation on Investments, Loans and Advances.”

“Issuers” has the meaning assigned to such term in “—General.”

“Issue Date” means the date the New Notes are issued.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (i) a material adverse effect on the business, property, operations, assets, liabilities (actual or contingent), operating results, prospects or financial condition of the Partnership and the

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Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of the Issuers and the Subsidiary Guarantors (taken as a whole) to fully and timely perform any of their payment obligations under any Note Document to which either of the Issuers or any of the Subsidiary Guarantors is a party or (iii) the validity or enforceability of any of the Note Documents or the material rights and remedies of the Trustee and the Noteholder Parties thereunder.

“Material Indebtedness” means Indebtedness (other than Notes) of any one or more of the Issuers or any Subsidiary in an aggregate principal amount exceeding $5.0 million.

“Material Real Property” means any parcel or parcels of Real Property now or hereafter owned or leased by any Issuer or any Guarantor; provided that “Material Real Property” shall not include any Excluded Property.

“Maturity Date” means June 30, 2024.

“Maximum Rate” has the meaning assigned to such term in “—Principal, Maturity and Interest.”

“Merchandise Trust” means a trust fund, pre-need trust, pre-construction trust or other reserve, trust, escrow or any similar arrangement established and administered by a Note Party as required in accordance with applicable law to receive and administer the aggregate of all amounts required by applicable law derived from the sale of services and personal property, such as foundations, markers, memorials, memorial bases, monuments, urns, vases, vaults and caskets, used in connection with the final disposition, memorialization, interment, entombment or inurnment of human remains.

“Minimum Liquidity Cure Trigger Date” has the meaning assigned to such term in “—Events of Default and Remedies.”

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Mortgaged Properties” means each Material Real Property encumbered by a Mortgage pursuant to the post-closing and the further assurance and additional security affirmative covenants set forth in the Indenture.

“Mortgage Amendment” means, with respect to each Existing Mortgage, an amendment of such Existing Mortgage between the applicable Subsidiary Guarantor and the Collateral Agent in form and substance reasonably satisfactory to the Required Noteholder Parties.

“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt and other security documents (including amendments to any of the foregoing, and including an Existing Mortgage, as assigned by the Refinanced Credit Agreement Agent to the Collateral Agent, and as amended by the applicable Subsidiary Guarantor and Collateral Agent) delivered with respect to Mortgaged Properties, unless an Existing Mortgage is amended, each substantially in the form set forth as an exhibit to the Indenture (with such changes as may be necessary to account for local law matters) or in such other form as is reasonably satisfactory to the Required Noteholder Parties and the Issuers, in each case, as amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Partnership or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Proceeds” has the meaning assigned to such term in “—Mandatory Redemption.”

“New Notes” has the meaning assigned to such term in “—General.”

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“Nomination and Director Voting Agreement” means the Second Amendment to the Nomination and Director Voting Agreement dated the Indenture Closing Date by and among the Partnership, Axar Capital Management L.P., American Infrastructure Funds L.P. and certain affiliates of the purchasers party thereto, as such Nomination and Director Voting Agreement may be amended, restated, modified or otherwise replaced from time to time.

“Note Documents” means (i) the Indenture, (ii) the Security Documents, (iii) any Intercreditor Agreement, (iv) the Registration Rights Agreement (except with respect to the New Notes) and (v) all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Note Party for the benefit of any Agent or Secured Parties in connection therewith on or after the Indenture Closing Date.

“Note Obligations” means (i) the due and punctual payment by the Issuers of (a) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes issued by the Issuers under the Indenture, when and as due, whether at maturity, by acceleration, upon one or more dates set for redemption or otherwise and (b) all other monetary obligations of the Issuers owed under or pursuant to the Indenture and each other Note Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (ii) the due and punctual payment of all obligations of each other Note Party under or pursuant to each of the Note Documents.

“Note Parties” means the Issuers and the Subsidiary Guarantors.

“Noteholder Party” means the initial purchasers of the Old Notes and the Holders.

“Notes” has the meaning assigned to such term in “—General.” For all purposes of this “Description of the New Notes” and the Indenture, the term “Notes” shall also include any PIK Notes that may be issued.

“Notes Minimum” means $2,000 (or if a PIK Payment has been made $1.00).

“Notes Multiple” means $1,000 (or if a PIK Payment has been made $1.00).

“Officer’s Certificate” means a certificate signed on behalf of each of the Issuers by a Responsible Officer of each Issuer who, in the case of the Officer’s Certificate required by clause (i) of “—Certain Covenants—Financial Statements, Reports, etc.,” must be a Financial Officer of the Partnership (or C-Corporation), which meets the requirements set forth in the Indenture.

“Operating Cash Flow Amount” means, on any date, the aggregate amount of “net cash provided by operating activities” (or successor line item) set forth in the financial statements that have been (or were required to be) delivered for the relevant Test Period.

“Operating Company” means StoneMor Operating LLC, a Delaware limited liability company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel that delivers an Opinion of Counsel on behalf of the Issuers or other person may be an employee of, or counsel, to the Issuers or such other person.

“Old Notes” has the meaning assigned to such term in “—General.”

“Parent Entity” means any direct or indirect parent of the Partnership (including, without limitation, the General Partner, but excluding, for the avoidance of doubt, any Permitted Holder).

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“Partnership Agreement” means that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 9, 2008, as amended, restated, modified, extended, renewed, replaced or supplemented from time to time as permitted under the Indenture.

“Patents” means (i) any and all patents and patent applications; (ii) all inventions and improvements described and claimed therein; (iii) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (iv) all licenses of the foregoing whether as licensee or licensor; (v) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (vi) all rights to sue for past, present, and future infringements thereof and (vii) all rights corresponding to any of the foregoing throughout the world.

“Paying Agent” has the meaning assigned to such term in “—Paying Agent and Registrar.”

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Holders” means, Axar Capital Management, L.P., the C-Corporation and their respective Affiliates other than, for the avoidance of doubt, the Partnership and any of its Subsidiaries.

“Permitted Investments” means:

(i)

direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(ii)	investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(iii)

investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

(iv)

fully collateralized repurchase agreements with a term of not more than thirty days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

(v)

money market funds that (a) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (b) are rated AAA by S&P and Aaa by Moody’s and (c) have portfolio assets of at least $5,000,000,000.

“Permitted Liens” has the meaning assigned to such term in “—Certain Covenants—Limitation on Liens.”

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions, expenses, plus an amount equal to any existing commitment unutilized thereunder and letters of credit undrawn thereunder), (ii)(a) the final maturity date of such Permitted Refinancing Indebtedness is on or after the final maturity date of the Indebtedness being

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Refinanced and (b) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness (excluding customary amortization) is greater than or equal to the lesser of (1) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (2) the Weighted Average Life to Maturity of the Notes then outstanding, (iii) if the Indebtedness being Refinanced is subordinated in right of payment and/or in lien priority to the Note Obligations under the Indenture, such Permitted Refinancing Indebtedness shall be subordinated in right of payment and/or in lien priority, as applicable, to such Note Obligations on terms not materially less favorable to the Noteholder Parties as those contained in the documentation governing the Indebtedness being Refinanced, (iv) no Permitted Refinancing Indebtedness shall have obligors that are not (or would not have been) obligated with respect to the Indebtedness being so Refinanced, (v) the other terms of such Permitted Refinancing Indebtedness (other than interest rates, fees, floors, funding discounts and redemption or prepayment premiums and other pricing terms) are substantially similar to, or not more restrictive to the Partnership and the Subsidiaries than, in each case taken as a whole, the terms applicable to the Notes (except for (a) covenants or other provisions applicable only to periods after the Maturity Date or (b) those that are otherwise reasonably acceptable to the Issuers and the Required Noteholder Parties (with communication of such covenants or provisions, if any, to be delivered to the Issuers, the Trustee and the Collateral Agent in writing) (or, if more restrictive, the Note Documents are amended to contain such more restrictive terms to the extent required to satisfy the foregoing standard)) and (vi) at the time of such Refinancing, no Event of Default shall have occurred or be continuing.

“Perpetual Care Trust” means a trust fund or other reserve, trust, escrow or any similar arrangement established and administered by a Note Party as required in accordance with applicable law for the purpose of receiving the aggregate of all amounts required by applicable law derived from the sale of interests in real property, or fixtures, including, without limitation, mausoleums, niches, columbaria, urns, or crypts, used in connection with the final disposition, memorialization, interment, entombment, or inurnment of human remains and set aside in reserve, trust, escrow or any similar arrangement and administering such amounts for the perpetual care and maintenance of cemetery lots, graves, grounds, landscaping, roads, paths, parking lots, fences, mausoleums, columbaria, vaults, crypts, utilities, and other improvements, structures and embellishments.

“person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“PIK Interest” means the interest on the Notes due in respect of the PIK Interest Portion on an Interest Payment Date, which is paid, at the Issuers’ election, by increasing the amount of outstanding Notes or by issuing additional PIK Notes.

“PIK Interest Portion” has the meaning assigned to such term in “—Principal, Maturity and Interest.”

“PIK Payment” has the meaning assigned to such term in “—Principal, Maturity and Interest.”

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code (other than a Multiemployer Plan) maintained or contributed to by the Partnership, any Subsidiary or any ERISA Affiliate or to which the Partnership, any Subsidiary or any ERISA Affiliate has or may have an obligation to contribute, and each such plan for the six-year period immediately following the latest date on which the Partnership, any Subsidiary or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

“Platform” shall have the meaning assigned to such term in “—Certain Covenants—Financial Statements, Reports, etc.”

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“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“primary obligor” has the meaning assigned to such term in the definition of the term “Guarantee.”

“Pro Forma Compliance” means, at any date of determination, that the Partnership and the Subsidiaries shall be in compliance, after giving pro forma effect to the relevant transactions, with the Financial Covenants, recomputed as at the last day of the most recently ended fiscal quarter of the Partnership and the Subsidiaries for which the financial statements and certificates required pursuant to “—Certain Covenants—Financial Statements, Reports, etc.” have been delivered.

“pro forma effect” or “pro forma basis” means, as to any person, for any Specified Transaction that occurs subsequent to the commencement of a period for which the financial effect of such Specified Transaction is being calculated, and giving effect to the Specified Transaction for which such calculation is being made as well as all other Specified Transactions that have occurred subsequent to the commencement of such period and or prior to the date of such calculation, such calculation as will give pro forma effect to all such Specified Transaction as if such Specified Transaction occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such Specified Transaction.

“Public Noteholder Party Information” shall have the meaning assigned to such term in “—Certain Covenants—Financial Statements, Reports, etc.”

“Qualified Stock” of any Person means Equity Interests of such Person other than Disqualified Stock of such Person.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Note Party, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Record Date” has the meaning assigned to such term in “—Principal, Maturity and Interest.”

“Refinance” has the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” shall have a meaning correlative thereto.

“Refinanced Credit Agreement Agent” means Capital One, National Association as Administrative Agent under the Refinanced Credit Agreement.

“Refinanced Credit Agreement” means that certain Credit Agreement, dated as of August 4, 2016, among StoneMor Operating LLC, the other borrowers party thereto, the lenders party thereto, the Refinanced Credit Agreement Agent, and the other agents and parties thereto, as amended through Amendment No. 8, dated as of February 4, 2019, and which was terminated on the Indenture Closing Date as part of the Transactions.

“Refinanced Senior Notes” means the 7 7/8% Senior Notes due 2021, issued under the Refinanced Senior Notes Indenture.

“Refinanced Senior Notes Indenture” means that indenture, dated as of May 28, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the guarantor subsidiaries party thereto and Wilmington Trust, National Association, as trustee, which governed the Refinanced Senior Notes and which was terminated on the Indenture Closing Date as part of the Transactions.

“Registrar” has the meaning assigned to such term in “—Paying Agent and Registrar.”

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“Registration Rights Agreement” has the meaning assigned to such term in “—General.”

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder as to which the PBGC has not waived the requirement of Section 4043(a) of ERISA that it be notified of such event with respect to a Plan under subsections .22, .23, .25, .27 or .28 of 29 CFR Part 4043.

“Required Noteholder Parties” means, at any time, Holders holding Notes (including PIK Notes, if any) that, taken together, represent more than 50% of the principal amount of the Notes outstanding at such time (including PIK Notes, if any), voting as a single class.

“Requirement of Law” means, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.

“Responsible Officer” means, in relation to any Person, any of the following: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of such Person (or, if such Person is organized as a limited partnership, its general partner).

“Restricted Payments” has the meaning assigned to such term in “—Certain Covenants—Limitation on Dividends and Distributions.” The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the fair market value thereof (as determined by the Issuers in good faith).

“Rights Offering” has the meaning specified in “—Certain Covenants—Limitation on Dividends and Distributions.”

“S&P” means Standard & Poor’s Rating Services, a division of McGraw Hill, Inc., a New York corporation, or any successor rating agency.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in “—Certain Covenants—Limitation on Sale and Lease-Back Transactions.”

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Secured Parties” means, collectively, the Trustee, the Collateral Agent, each Agent, each Noteholder Party and each subagent appointed pursuant to the Indenture by the Trustee with respect to matters relating to the Note Documents or by the Collateral Agent with respect to matters relating to any Security Document.

“Securities Account” has the meaning assigned to such term in the Uniform Commercial Code.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

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“Security Documents” means the Mortgages, the Collateral Agreement, each intellectual property security agreement, and each of the security agreements, pledge agreements and other instruments and documents executed and delivered at any time pursuant to any of the foregoing or pursuant to the post-closing and the further assurances and additional security affirmative covenants in the Indenture.

“Specified Equity Contribution” has the meaning assigned to such term in “—Events of Default and Remedies.”

“Specified Transaction” means (i) any Disposition of all or substantially all the assets of or all the Equity Interests of any Subsidiary of the Partnership or of any product line, business unit or line of business of the Partnership, (ii) any Investment that results in a person becoming a Subsidiary of the Partnership, (iii) the incurrence, assumption, issuance or permanent redemption or repayment of any Indebtedness or (iv) the entry into any other transaction or the making of any payment for which Pro Forma Compliance is required by the terms of the Indenture.

“Subagent” means one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact with respect to all or any part of the Collateral that each Agent may appoint from time to time, when it deems it to be necessary or desirable; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Trustee or the Collateral Agent.

“subsidiary” means, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held or (ii) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means, unless the context otherwise requires, a subsidiary of the Partnership. Notwithstanding the foregoing, the Archdiocese Holdco shall not constitute a “Subsidiary” for purposes of this “Description of the New Notes,” the Indenture or any other Note Document.

“Subsidiary Guarantor” means each Subsidiary of the Partnership that is not an Excluded Subsidiary.

“Successor Issuer” has the meaning assigned to such term in clause (x) of “—Certain Covenants—Mergers, Consolidations, Sales of Assets and Acquisitions.”

“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Termination Date” means the date on which the principal of and interest on each Note and all other expenses or amounts payable under any Note Document shall have been paid in full (other than in respect of contingent indemnification and expense reimbursement claims not then due) or the Indenture shall have otherwise been discharged in accordance with the provisions described in “—Satisfaction and Discharge.”

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of the Partnership then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to clauses (i) or (ii) of “—Certain Covenants—Financial Statements, Reports, etc.;” provided that, prior to the first date financial statements have been delivered pursuant to clauses (i) or (ii) of “—Certain Covenants—Financial Statements, Reports, etc.,” the Test Period in effect shall be the four fiscal quarter period ended March 31, 2019.

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“Third Party Funds” means any accounts or funds, or any portion thereof, received by the Partnership or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon the Partnership or one or more of its Subsidiaries to collect and remit those funds to such third parties.

“Trademarks” means (i) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (ii) all licenses of the foregoing, whether as licensee or licensor; (iii) all renewals of the foregoing; (iv) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (v) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing and (vi) all rights corresponding to any of the foregoing throughout the world.

“Transactions” means, collectively, the transactions that previously occurred in connection with the issuance of the Old Notes pursuant to the Note Documents, including (i) the execution, delivery and performance of the Note Documents, the creation of the Liens pursuant to the Security Documents, and the purchase and sale of the Old Notes under the Indenture, the issuance of the Old Notes and the use of proceeds thereof; (ii) the issuance of the Convertible Preferred Units; (iii) the repayment in full of, and the termination and release of all obligations, security interests and commitments under, the Refinanced Credit Agreement and the Refinanced Senior Notes Indenture and (iv) the payment of all fees and expenses owed in connection with the foregoing.

“Treasury Rate” has the meaning assigned to such term in “—Optional Redemption.”

“Trust Accounts” means, collectively, the Perpetual Care Trusts and Merchandise Trusts.

“Trust Committee” has the meaning assigned to such term in “—Certain Covenants—Maintenance of Trust Funds and Trust Accounts.”

“Trust Funds” means, as of any date of determination in connection with the Trust Accounts, the aggregate of all amounts required by applicable law to be set aside in reserve, trust or escrow or any similar arrangement.

“Trust Indenture Act” has the meaning assigned to such term in “—General.”

“Trustee” has the meaning assigned to such term in “—General” until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Cash” means cash or cash equivalents of the Partnership or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Partnership or any of its Subsidiaries; provided that amounts pledged with respect to cash collateralized letters of credit shall be excluded from the calculation of Unrestricted Cash for all purposes under the Indenture.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

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“Wholly Owned Subsidiary” of any person means a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly Owned Subsidiary” means a Subsidiary of the Partnership that is a Wholly Owned Subsidiary of the Partnership.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Yield Maintenance Premium” has the meaning assigned to such term in “—Optional Redemption.”

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BOOK-ENTRY; DELIVERY AND FORM

The New Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held only through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Definitive Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Definitive Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act, and that it was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

(2)

ownership of these interests in Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in Global Notes).

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Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank SA./ NV, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note may be subject to the procedures and requirements of DTC. Interests in a Global Note held through Euroclear or Clearstream may be subject to the procedures and requirements of those systems (as well as to the procedures and requirements of DTC).

The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities that they own and the ability to transfer beneficial interests in a Global Note to persons that are subject to those requirements will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge those interests to persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

Except as described below, owners of an interest in Global Notes will not have notes registered in their names, will not receive physical delivery of Definitive Notes and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee will treat the persons in whose names Notes, including Global Notes, are registered as the owners of such Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on that payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuers. Neither the Issuers nor the Trustee will be liable for any delay by DTC or any of its Participants or Indirect Participants in identifying the beneficial owners of any Notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or

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Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which that Participant or those Participants has or have given the relevant direction. However, if there is an Event of Default under the Indenture, DTC reserves the right to exchange the applicable Global Notes for Definitive Notes, and to distribute those Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among Participants, they are under no obligation to perform or to continue to perform those procedures, and may discontinue or change those procedures at any time. Neither the Issuers nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Definitive Notes

A Global Note is exchangeable for Definitive Notes if:

•

DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the applicable Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed;

•	the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes; or

•	there has occurred and is continuing a Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Definitive Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same-Day Settlement and Payment

The Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Definitive Notes will also be settled in immediately available funds. Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

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CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the exchange of the Old Notes for the New Notes pursuant to the exchange offer, but does not purport to be a complete analysis of all potential tax effects relating thereto. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Old Notes or the New Notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the exchange of the Old Notes for the New Notes pursuant to the exchange offer.

This discussion applies only to holders who purchased the Old Notes pursuant to their original issuance for cash on June 27, 2019, participate in the exchange offer and held the Old Notes, and will hold the New Notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the U.S.;

•	persons subject to the alternative minimum tax;

•	U.S. persons (as defined in the Code) whose functional currency is not the U.S. dollar;

•	persons holding the Old Notes or New Notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	REITs or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Old Notes or New Notes being taken into account in an applicable financial statement;

•	individual retirement accounts or qualified pension plans; and

•	persons deemed to sell the Old Notes or New Notes under the constructive sale provisions of the Code.

If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds an Old Note or New Note, the tax treatment of a partner in that partnership generally will depend on the status of the partner, certain determinations made at the partner level and the activities of the partnership. Holders of the Old Notes or New Notes that are partnerships and partners in those partnerships are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the exchange of Old Notes for New Notes.

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THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE EXCHANGE OF THE OLD NOTES FOR THE NEW NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Exchange Pursuant to the Exchange Offer

The exchange of Old Notes for New Notes pursuant to the exchange offer will not be treated as an “exchange” for U.S. federal income tax purposes, because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. Accordingly, the exchange of Old Notes for New Notes will not be a taxable event to holders for U.S. federal income tax purposes. As a result, a holder will not recognize any taxable gain or loss on the exchange of Old Notes for New Notes. Moreover, the New Notes will have the same tax attributes as the Old Notes exchanged therefor and the same tax consequences to holders as the Old Notes have to holders, including without limitation, the same issue price, tax basis and holding period.

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PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer New Notes issued under the exchange offer in exchange for the Old Notes if:

•	you acquire the New Notes in the ordinary course of your business;

•

you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of such New Notes; and

•	you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act).

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer with this prospectus. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes, where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the exchange offer registration statement is declared effective, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in New Notes may be required to deliver this prospectus.

We are entitled under certain circumstances under the Registration Rights Agreement to suspend the use of this prospectus to the extent it is included in a shelf registration statement by broker-dealers if, in our good faith determination, the continued effectiveness of the registration statement and the use of this prospectus would require the public disclosure of material non-public information. If we suspend the use of this prospectus, the period referred to above during which we have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with certain resales, will be extended by a number of days equal to the period of the suspension and we will pay additional interest, if required, pursuant to the Registration Rights Agreement.

If you wish to exchange New Notes for your Old Notes in the exchange offer, you will be required to make representations to us as described in “The Exchange Offer—Representations We Need From You Before You May Participate in the Exchange Offer” in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives New Notes for your own account in exchange for Old Notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such New Notes.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in any of the following ways:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

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Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes received by it in the exchange offer, and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We agreed to permit the use of this prospectus for a period of up to 90 days after the completion of the exchange offer by such broker-dealers to satisfy this prospectus delivery requirement. For a period of 90 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents as provided in the letter of transmittal. Furthermore, we agree to amend or supplement this prospectus during such period, if so requested, in order to expedite or facilitate the disposition of any New Notes by broker-dealers.

We have agreed to pay all expenses incident to the exchange offer, other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. We have also agreed to pay the reasonable fees and expenses of one counsel for holders whose Old Notes are included in a shelf registration statement.

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LEGAL MATTERS

The validity of the New Notes offered in this exchange offer will be passed upon for us by Duane Morris LLP, Philadelphia, Pennsylvania, which will also pass upon for us certain matters of California, Connecticut, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, New York, Ohio, Pennsylvania and Virginia law. Certain matters under Alabama law will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz P.C. Certain matters of Arkansas law will be passed upon for us by Dover Dixon Horne PLLC. Certain matters of Colorado law will be passed upon for us by Holland and Hart LLP. Certain matters of Hawaii law will be passed upon for us by McCorriston Miller Mukai MacKinnon LLP. Certain matters of Indiana law will be passed upon for us by May Oberfell Lorber. Certain matters of Iowa law will be passed upon for us by Nyemaster Goode, P.C. Certain matters of Kansas law will be passed upon for us by Gilliland Green LLC. Certain matters of Kentucky law will be passed upon for us by Vorys, Sater, Seymour and Pease LLP. Certain matters of Michigan law will be passed upon for us by Honigman Miller Schwartz and Cohn LLP. Certain matters of Mississippi law will be passed upon for us by Mitchell, McNutt & Sams, P.A. Certain matters of Missouri law will be passed upon for us by Husch Blackwell LLP. Certain matters of North Carolina law will be passed upon for us by Holland & Knight LLP. Certain matters of Oklahoma law will be passed upon for us by GableGotwals. Certain matters of Oregon and Washington law will be passed upon for us by Davis Wright Tremaine LLP. Certain matters of Puerto Rico law will be passed upon for us by Pietrantoni Méndez & Alvarez LLC. Certain matters of Rhode Island law will be passed upon for us by Brennan, Recupero, Cascione, Scungio & McAllister, LLP. Certain matters of South Carolina law will be passed upon for us by Fox Rothschild LLP. Certain matters of Tennessee law will be passed upon for us by Bass, Berry & Sims PLC. Certain matters of West Virginia law will be passed upon for us by Spilman Thomas & Battle, PLLC. Certain matters of Wisconsin law will be passed upon for us by DeWitt LLP.

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EXPERTS

The audited 2017 financial statements as of and for the year ended December 31, 2017 (before retrospective adjustments to the financial statements to reflect the impact of adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), as disclosed in Part II “Item 8, Note 1 General under captions Reclassifications and Adjustments to Prior Period Financial Statements and Recently Issued Accounting Standard Updates—Adopted in the Current Period of the Partnership and its subsidiaries, (not presented herein) appearing in the Partnership’s Annual Report Amendment included herein as Annex B) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein in Annex B and elsewhere in the registration statement (which report expresses an unqualified opinion on the financial statements). The retrospective adjustments to the financial statements as of and for the year ended December 31, 2017 have been audited by Grant Thornton LLP. The 2017 financial statements as of and for the year ended December 31, 2017 appearing in the Annual Report on Form 10-K/A in Annex B included in this Prospectus have been so included in reliance upon the reports of Deloitte & Touche LLP and Grant Thornton LLP given upon their authority as experts in accounting and auditing.

The audited financial statements as of and for the year ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 included in Annex B to this prospectus have been so included in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial statements have been derived by the application of pro forma adjustments to the Partnership’s historical audited consolidated statement of operations for the year ended December 31, 2018 included in the Partnership’s 2018 Annual Report on Form 10-K/A and the historical unaudited condensed consolidated balance sheet as of September 30, 2019 and statement of operations for the nine months ended September 30, 2019 included in the Partnership’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2019, which are included as Annex B and Annex C, respectively, to this prospectus.

The historical audited consolidated statement of operations for the year ended December 31, 2018 and the historical unaudited condensed consolidated balance sheet as of September 30, 2019 and statement of operations for the nine months ended September 30, 2019 give effect to the Rights Offering and the C-Corporation Conversion, as described in this registration statement, as if such Rights Offering and the C-Corporation Conversion had occurred on January 1, 2018. The pro forma adjustments, which primarily consist of the conversion of the Partnership’s common and preferred units to shares of common stock and the impact of the change in the Partnership’s tax status on its assets and deferred tax liabilities, are based upon available information and upon assumptions that management believes are reasonable in order to reflect, on a pro forma basis, the impact of the Rights Offering and the C-Corporation Conversion on its historical financial statements and are intended for informational purposes only. The pro forma adjustments are described in the accompanying notes to these unaudited consolidated pro forma financial statements.

The unaudited pro forma consolidated financial statements should not be considered indicative of actual results that would have been achieved had the Rights Offering and the C-Corporation Conversion been consummated on the date indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma consolidated financial statements should be read in conjunction with the Partnership’s historical consolidated financial statements and the related notes, which are included in Annex B and Annex C attached hereto.

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StoneMor Partners Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2018

(in thousands)

	Actual	Adjustments resulting from the Rights Offering and the C-Corporation Conversion(1)		Pro Forma Presentation
Revenues:
Cemetery:
Interments	$76,902	$—		$76,902
Merchandise	75,412	—		75,412
Services	67,278	—		67,278
Investment and other	42,343	—		42,343
Funeral home:
Merchandise	25,652	—		25,652
Services	28,539	—		28,539

Total revenues	316,126	—		316,126

Costs and Expenses:
Cost of goods sold	54,647	—		54,647
Cemetery expense	78,708	—		78,708
Selling expense	62,538	—		62,538
General and administrative expense	43,081	—		43,081
Corporate overhead	53,281	(1,580	)(1)	51,701
Depreciation and amortization	11,736	—		11,736
Funeral home expense:
Merchandise	6,579	—		6,579
Services	22,159	—		22,159
Other	15,787	—		15,787

Total costs and expenses	348,516	(1,580)		346,936

Gain on acquisitions and divestitures	691	—		691
Other losses, net	(12,195)	—		(12,195)
Interest expense	(30,602)	—		(30,602)

Loss from operations before income taxes	(74,496)	1,580		(72,916)
Income tax benefit (expense)	1,797	(19,042	)(2)	(17,245)

Net loss	$(72,699)	$(17,462)		$(90,161)

(1)	Represents legal costs incurred related to the C-Corporation Conversion, which are non-recurring.
(2)

The Merger created a change in tax status for the Partnership. This resulted in an increase in long-term deferred tax liabilities (“DTLs”), which could not be offset by net operating carryovers. The largest of these DTLs was the result of the book/tax differences in cemetery properties, which are estimated to be recoverable over the next 100-300 years.

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StoneMor Partners Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2019

(in thousands)

	Actual	Adjustments resulting from the Rights Offering and the C-Corporation Conversion		Pro Forma Presentation
Revenues:
Cemetery:
Interments	$52,544	$—		$52,544
Merchandise	51,870	—		51,870
Services	50,400	—		50,400
Investment and other	29,474	—		29,474
Funeral home:
Merchandise	17,920	—		17,920
Services	20,907	—		20,907

Total revenues	223,115	—		223,115

Costs and Expenses:
Cost of goods sold	31,263	—		31,263
Cemetery expense	57,245	—		57,245
Selling expense	44,839	—		44,839
General and administrative expense	33,430	—		33,430
Corporate overhead	38,145	(952	)(1)	37,193
Depreciation and amortization	8,120	—		8,120
Funeral home expense:
Merchandise	5,227	—		5,227
Services	16,363	—		16,363
Other	11,046	—		11,046

Total costs and expenses	245,678	(952)		244,726

Loss on debt extinguishment	(8,478)	—		(8,478)
Other losses, net	(3,558)	—		(3,558)
Loss on impairment of goodwill	(24,862)			(24,862)
Interest expense	(35,282)	—		(35,282)

Loss from operations before income taxes	(94,743)	952		(93,791)
Income tax expense	(4,841)	(7,264	)(2)	(12,105)

Net loss	$(99,584)	$(6,312)		$(105,896)

(1)	Represents legal costs incurred related to the Rights Offering and C-Corporation Conversion, which are non-recurring.
(2)

The increase in income tax expense for the nine months ended September 30, 2019, is due to the loss of the benefit for net operating loss carryovers under the IRS Section 382 Limitations as a result of the Recapitalization Transactions that occurred on June 27, 2019. The Merger created additional DTLs primarily associated with the book/tax differences in cemetery properties, which are estimated to be recoverable over the next 100-300 years.

101

StoneMor Partners Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2019

(in thousands except notes to this pro forma balance sheet)

	Actual	Adjustments resulting from the Rights Offering and the C-Corporation Conversion		Pro Forma Presentation
Assets
Current Assets:
Cash and cash equivalents	$43,515	$(2,771	)(1)	$40,744
Restricted cash	20,580	—		20,580
Accounts receivable, net of allowance	61,470	—		61,470
Prepaid expenses	5,630	—		5,630
Other current assets	18,148	—		18,148

Total current assets	149,343	(2,771)		146,572
Long-term accounts receivable—net of allowance	78,138	—		78,138
Cemetery property	328,612	—		328,612
Property and equipment, net of accumulated depreciation	108,992	—		108,992
Merchandise trusts, restricted, at fair value	519,529	—		519,529
Perpetual care trusts, restricted, at fair value	343,028	—		343,028
Deferred selling and obtaining costs	113,601	—		113,601
Deferred tax assets	55	106	(2)	161
Intangible assets	56,562	—		56,562
Other assets	32,663	—		32,663

Total assets	$1,730,523	$(2,665)		$1,727,858

Liabilities and owners’ equity
Current liabilities
Accounts payable and accrued liabilities	$64,585	$—		$64,585
Accrued interest	—	—		—
Current portion, long-term debt	503	—		503

Total current liabilities	65,088	—		65,088
Long-term debt, net of deferred financing costs	362,173	—		362,173
Deferred revenues	943,555			943,555
Deferred tax liabilities	11,264	26,412	(2)	37,676
Perpetual care trust corpus	343,028	—		343,028
Other long term liabilities	51,940	—		51,940

Total liabilities	1,777,048	26,412		1,803,460
Series A Preferred Units	62,500	(62,500	)(3)	—
Original Issue Discount on Series A Preferred Units	(5,000)	5,000	(3)	—

Net preferred units	57,500	(57,500)		—
Total liabilities and preferred units	1,834,548	(31,088)		1,803,460
Owners’ equity
General partner	(5,026)	5,026	(4)	—
Common partner	(98,999)	98,999	(4)	—
Common stock	—	944	(4)	944
Additional paid in capital	—	93,429	(4)	93,429
Retained deficit	—	(169,975	)(5)	(169,975)

Total deficit	(104,025)	28,423		(75,602)

Total liabilities and owners’ equity	$1,730,523	$(2,665)		$1,727,858

102

(1)	Merger Transaction expenses will be paid from current cash. The following reflects an estimate of those expenses

Legal Fees	$2,100,000
Accounting Fees	250,000
SEC Registration Fees	13,758
Other Fees	407,500

Total Transaction Fees	$2,771,258

(2)

The Merger created a change in tax status for the Partnership. The change required recording additional DTLs associated with the Partnership’s activities. The most significant of those book/tax differences related to differences in cemetery properties, which are expected to be recovered of the next 100-300 years. In the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2019, the Recapitalization Transactions that occurred on June 27, 2019, resulted in the elimination of the benefit for the net operating loss carryovers under the IRS Section 382 Limitations. This further increased the book/tax differences associated with the Merger.

(3)	To record full conversion of the Series A Preferred Units upon the completion of the the Rights Offering and the C-Corporation Conversion.
(4)

To remove the Partnership’s historical equity and reflect the conversion of the limited partnership common units to $0.01 par value common shares under the conversion provision of the Merger Agreement. The amount gives rise to all unvested units vesting (except as noted below), conversion of the full issuance of the preferred units and issuance of common shares to GP Holdings. On December 11, 2019, in connection with the SEC Settlement, GP Holdings agreed to reduce the shares of common stock (the “GP Holdings Share Reduction”) that GP Holdings is entitled to receive in connection with the Merger. Per the SEC Settlement, the GP Holdings Share Reduction is to be equivalent to $250,000 divided by the volume weighted average closing price of the Partnership’s common units for the ten trading days period ending on the first business day before closing of the Merger. For purposes of this unaudited pro forma condensed consolidated balance sheet as of September 30, 2019, the GP Holdings Share Reduction was estimated to be 225,657 common shares, using the 10-day weighted average closing price of the Partnership’s common units for the ten trading days period ending December 11, 2019 of $1.108. In addition, the amount reflected below does not include a 515,625 unvested restricted unit award for an executive officer of the Partnership, which will be converted to an unvested restricted share award in the Merger.

Total shares issued and deemed outstanding as of September 30, 2019	39,565,454
Full conversion of preferred units to common shares	52,083,334
Common shares issued to GP Holdings	2,724,343

94,373,131
Par value	$0.01

Adjustment to Common stock	943,731

(5)	Represents the net impact of Merger Agreement on retained deficit

103

Annex A

LETTER OF TRANSMITTAL

TO TENDER

Old 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024

OF

STONEMOR PARTNERS L.P.

AND

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA

SUBSIDIARY, INC.

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS

DATED            , 2020

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2020 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUERS.

The Exchange Agent for the Exchange Offer is:

Wilmington Trust, National Association

(Exchange Agent/Depositary addresses)

By Mail, Overnight Mail or Courier:

Wilmington Trust, National Association

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

Attn: Workflow Management – 5th Floor

By Facsimile: (302) 636-4139

Attn: Workflow Management – 5th Floor

By Email: DTC@wilmingtontrust.com

If you wish to exchange currently outstanding 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 for an equal aggregate principal amount at maturity of new 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 pursuant to the Exchange Offer, you must validly tender (and not withdraw) outstanding notes to the Exchange Agent prior to 5:00 p.m. New York City time on the Expiration Date by causing an agent’s message to be received by the Exchange Agent prior to such time.

The undersigned hereby acknowledges receipt of the Prospectus, dated             , 2020 (the “Prospectus”), of StoneMor Partners L.P. and Cornerstone Family Services of West Virginia Subsidiary, Inc. (together, the “Issuers”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Issuers’ offer (the “Exchange Offer”) to exchange their issued and outstanding 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “Old Notes”) for a like principal amount of their 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “New Notes”) that have been registered under the Securities Act, as amended (the “Securities Act”). Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

The Issuers reserve the right, at any time or from time to time, to extend the Exchange Offer at their discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. To extend the Exchange Offer, we will notify the exchange agent of any extension. We will notify the registered holders of Old Notes of the extension by a press release issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the Old Notes. Tender of Old Notes is to be made according to the Automated Tender Offer Program (“ATOP”) of the Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the exchange agent for its acceptance. For you to validly tender your Old Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Old Notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

(1)	By tendering Old Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

(2)

By tendering Old Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Old Notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the tender of Old Notes.

(3)

The tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Issuers as to the terms and conditions set forth in the Prospectus.

(4)

The Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Old Notes exchanged for such New Notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act, and any such holder that is an “affiliate” of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such New Notes.

(5)	By tendering Old Notes in the Exchange Offer, you hereby represent and warrant that:

(a)	the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, whether or not you are the holder;

(b)	neither you nor any such other person have any arrangement or understanding with any person to participate in the distribution of such New Notes;

(c)	neither you nor any such other person is engaging in or intends to engage in a distribution of such New Notes;

(d)	neither you nor any such other person is an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of either Issuer or a Guarantor; and

(e)

if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes, you acquired those Old Notes as a result of market-making activities or other trading activities, and you will deliver a prospectus, as required by law, in connection with any resale of such New Notes.

(6)

If you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering Old Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

(7)

If you are a broker-dealer and Old Notes held for your own account were not acquired as a result of market-making or other trading activities, such Old Notes cannot be exchanged pursuant to the Exchange Offer.

(8)	Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy, and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Book-Entry Confirmations

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of Old Notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as an agent’s message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2.	Partial Tenders

Tenders of Old Notes will be accepted only in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all Old Notes is not tendered, then Old Notes for the principal amount of Old Notes not tendered and New Notes issued in exchange for any Old Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Old Notes are accepted for exchange.

3.	Validity of Tenders

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Issuers, in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. The Issuers’ interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Issuers, the Exchange Agent nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.	Waiver of Conditions

The Issuers reserve the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.	No Conditional Tender

No alternative, conditional, irregular or contingent tender of Old Notes will be accepted.

6.	Requests for Assistance or Additional Copies

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.	Withdrawal

Tenders may be withdrawn only pursuant to the withdrawal rights set forth in the Prospectus under the caption “Exchange Offer—Withdrawal of Tenders.”

8.	No Guarantee of Late Delivery

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

Annex B

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K/A

Amendment No. 1

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2018

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                  to                 .

Commission File Number: 001-32270

STONEMOR PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	80-0103159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, Pennsylvania	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Units	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K/A or any amendment to this Form 10-K/A.    ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☒

The aggregate market value of the common units held by non-affiliates of the registrant was approximately $90.5 million as of June 30, 2018 based on $6.03, the closing price per common unit as reported on the New York Stock Exchange on June 29, 2018.

The number of the registrant’s outstanding common units at March 29, 2019 was 38,260,471.

B-1

EXPLANATORY NOTE

This Amendment No. 1 on Form 10-K/A (the “Amendment”) is being filed to amend the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Original 10-K”), filed by StoneMor Partners L.P. (the “Partnership”) with the U.S. Securities and Exchange Commission on April 3, 2019 (the “Original Filing Date”), in two respects. First, we amended Note 1 in Part II, Item 8. Financial Statements and Supplementary Data to add a tabular presentation of the reclassification adjustments discussed in the paragraph captioned “Reclassifications and Adjustments to Prior Period Financial Statements.” Second, the Report of Independent Registered Public Accounting Firm issued by Grant Thornton LLP (“Grant Thornton”) and included in such Item 8 has been amended to add a new second paragraph regarding Grant Thornton’s audit of the reclassification adjustments described in such Note 1 and to specify that the date of its report as to such Note 1 is August 28, 2019. This change to Grant Thornton’s report does not affect Grant Thornton’s unqualified opinion on the Partnership’s consolidated financial statements included in the Original 10-K or the Amendment or Grant Thornton’s qualified opinion on the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2018.

Except as described above, no changes have been made to the Original 10-K and the Amendment does not modify, amend or update in any way any of the financial or other information contained in the Original 10-K. The Amendment does not reflect events that may have occurred subsequent to the Original Filing Date.

Pursuant to Rule 12b-15 under the Securities Exchange Act of 1934, as amended, the Amendment also contains new certifications pursuant to Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002, which are filed and furnished herewith, respectively. Because the Amendment does not contain or amend any disclosure with respect to Items 307 and 308 of Regulation S-K, paragraphs 4 and 5 of the certifications pursuant to Section 302 have been omitted.

2

FORM 10-K/A OF STONEMOR PARTNERS L.P.

3

PART II

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Unitholders

StoneMor Partners L.P.

Opinion on the financial statements

We have audited the accompanying consolidated balance sheet of StoneMor Partners L.P. (a Delaware Partnership) and subsidiaries (the “Partnership”) as of December 31, 2018, and the related consolidated statements of operations, partners’ capital, and cash flows for the year ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Partnership as of December 31, 2018, and the results of its operations and its cash flows for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

We also have audited the reclassification adjustments to the 2017 financial statements to conform the presentation of consolidated results of operations to the current year presentation, as described in Note 1 under the caption Reclassifications and Adjustments to Prior Period Financial Statements. In our opinion, such reclassification adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2017 financial statements of the Company other than with respect to such reclassification adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2017 financial statements taken as a whole.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the Partnership’s internal control over financial reporting as of December 31, 2018, based on criteria established in the 2013 Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”), and our report dated April 2, 2019 expressed an adverse opinion.

Change in accounting principle

As discussed in Note 1 to the consolidated financial statements, the Partnership has changed its method of accounting for revenue recognition for the year ended December 31, 2018 due to the adoption of Financial Accounting Standards Board Accounting Standards Codification (Topic 606), Revenue from Contracts with Customers.

Basis for opinion

These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Partnership’s financial statements based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Grant Thornton LLP

We have served as the Partnership’s auditor since 2018.

Philadelphia, Pennsylvania

April 2, 2019 (except for Note 1, as to which the date is August 28, 2019)

5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of StoneMor GP LLC and Unitholders of StoneMor Partners L.P.

Opinion on the Financial Statements

We have audited, before the effects of the retrospective adjustments to reflect the impact of adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), as disclosed in Note 1 under captions Reclassifications and Adjustments to Prior Period Financial Statements and Recently Issued Accounting Standard Updates - Adopted in the Current Period (“Note 1”) to the consolidated financial statements, the consolidated balance sheet of StoneMor Partners L.P. and subsidiaries (the “Partnership”) as of December 31, 2017, the related consolidated statements of operations, partners’ capital, and cash flows, for the year ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”) (the 2017 financial statements before the effects of the retrospective adjustments discussed in Note 1 to the financial statements are not presented herein). In our opinion, the 2017 financial statements, before the effects of the adjustments to retrospectively apply the change in accounting discussed in Note 1 to the financial statements, present fairly, in all material respects, the financial position of the Partnership as of December 31, 2017, and the results of its operations and its cash flows for the year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the change in accounting discussed in Note 1 to the financial statements, and accordingly, we do not express an opinion or any other form of assurance about whether such retrospective adjustments are appropriate and have been properly applied. Those retrospective adjustments were audited by other auditors.

Basis for Opinion

These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Partnership’s financial statements based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

July 16, 2018

We began serving as the Partnership’s auditor in 1999. In 2018 we became the predecessor auditor.

6

STONEMOR PARTNERS L.P.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$18,147	$6,821
Accounts receivable, net of allowance	57,928	79,116
Prepaid expenses	4,475	4,580
Assets held for sale	757	1,016
Other current assets	17,009	21,453

Total current assets	98,316	112,986

Long-term accounts receivable, net of allowance	87,148	105,935
Cemetery property	330,841	333,404
Property and equipment, net of accumulated depreciation	112,716	114,090
Merchandise trusts, restricted, at fair value	488,248	515,456
Perpetual care trusts, restricted, at fair value	330,562	339,928
Deferred selling and obtaining costs	112,660	126,398
Deferred tax assets	86	84
Goodwill	24,862	24,862
Intangible assets	61,421	63,244
Other assets	22,241	19,695

Total assets	$1,669,101	$1,756,082

Liabilities and Partners’ Capital
Current liabilities:
Accounts payable and accrued liabilities	$59,035	$43,023
Accrued interest	1,967	1,781
Current portion, long-term debt	798	1,002

Total current liabilities	61,800	45,806

Long-term debt, net of deferred financing costs	320,248	317,693
Deferred revenues	914,286	912,626
Deferred tax liabilities	6,675	9,638
Perpetual care trust corpus	330,562	339,928
Other long-term liabilities	42,108	38,695

Total liabilities	1,675,679	1,664,386

Commitments and contingencies
Partners’ (deficit) capital :
General partner interest	(4,008)	(2,959)
Common limited partners’ interest	(2,570)	94,655

Total partners’ (deficit) capital	(6,578)	91,696

Total liabilities and partners’ capital	$1,669,101	$1,756,082

See Accompanying Notes to Consolidated Financial Statements.

7

STONEMOR PARTNERS L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

	Years Ended December 31,
	2018	2017
Revenues:
Cemetery:
Interments	$76,902	$75,077
Merchandise	75,412	75,602
Services	67,278	70,704
Investment and other	42,343	55,313
Funeral home:
Merchandise	25,652	27,767
Services	28,539	33,764

Total revenues	316,126	338,227

Costs and Expenses:
Cost of goods sold	54,647	51,899
Cemetery expense	78,708	76,857
Selling expense	62,538	66,083
General and administrative expense	43,081	39,111
Corporate overhead	53,281	51,964
Depreciation and amortization	11,736	13,183
Funeral home expenses:
Merchandise	6,579	7,131
Services	22,159	22,929
Other	15,787	19,743

Total costs and expenses	348,516	348,900

Gain on acquisitions and divestitures	691	858
Loss on goodwill impairment	—	(45,574)
Other losses, net	(12,195)	(2,045)

Operating loss	(43,894)	(57,434)

Interest expense	(30,602)	(27,345)

Loss from operations before income taxes	(74,496)	(84,779)

Income tax benefit	1,797	9,621

Net loss	$(72,699)	$(75,158)

General partner’s interest	$(757)	$(782)
Limited partners’ interest	$(71,942)	$(74,376)
Net loss per limited partner unit (basic and diluted)	$(1.90)	$(1.96)
Weighted average number of limited partners’ units outstanding (basic and diluted)	37,959	37,948

See Accompanying Notes to Consolidated Financial Statements.

8

STONEMOR PARTNERS L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

(dollars in thousands)

	Partners’ Capital
	Outstanding Common Units	Common Limited Partners	General Partner	Total
December 31, 2016	37,863,496	$192,268	$(1,914)	$190,354
Issuance of common units	—	744	—	744
Common unit awards under incentive plans	16,098	1,045	—	1,045
Net loss	—	(74,376)	(782)	(75,158)
Cash distributions	—	(24,282)	(263)	(24,545)
Unit distributions paid in kind	78,342	(744)	—	(744)

December 31, 2017	37,957,936	$94,655	$(2,959)	$91,696

Cumulative effect of accounting change	—	(27,805)	(292)	(28,097)

January 1, 2018	37,957,936	$66,850	$(3,251)	$63,599

Common unit awards under incentive plans	709	2,522	—	2,522
Net loss	—	(71,942)	(757)	(72,699)

December 31, 2018	37,958,645	$(2,570)	$(4,008)	$(6,578)

See Accompanying Notes to Consolidated Financial Statements.

9

STONEMOR PARTNERS L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2018	2017
Cash Flows From Operating Activities:
Net loss	$(72,699)	$(75,158)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cost of lots sold	7,808	10,525
Depreciation and amortization	11,736	13,183
Provision for cancellations	7,358	6,244
Non-cash compensation expense	2,523	1,045
Non-cash interest expense	5,985	4,479
Gain on acquisitions and divestitures	(691)	(858)
Loss on goodwill impairment	—	45,574
Other losses, net	12,195	1,843
Changes in assets and liabilities:
Accounts receivable, net of allowance	4,498	(17,074)
Merchandise trust fund	4,295	46,695
Other assets	2,618	1,410
Deferred selling and obtaining costs	(4,819)	(9,508)
Deferred revenues	37,405	(9,049)
Deferred taxes, net	(2,591)	(10,439)
Payables and other liabilities	10,836	6,064

Net cash provided by operating activities	26,457	14,976

Cash Flows From Investing Activities:
Cash paid for capital expenditures	(12,172)	(10,789)
Cash paid for acquisitions	(1,667)	—
Proceeds from divestitures	—	1,241
Proceeds from asset sales	1,276	627

Net cash used in investing activities	(12,563)	(8,921)

Cash Flows From Financing Activities:
Cash distributions	—	(24,545)
Proceeds from borrowings	29,880	103,292
Repayments of debt	(28,493)	(88,951)
Cost of financing activities	(3,955)	(1,600)

Net cash used in financing activities	(2,568)	(11,804)

Net increase (decrease) in cash and cash equivalents	11,326	(5,749)
Cash and cash equivalents—Beginning of period	6,821	12,570

Cash and cash equivalents—End of period	$18,147	$6,821

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$25,606	$22,901
Cash paid during the period for income taxes	$1,725	$2,756
Non-cash investing and financing activities:
Acquisition of assets by financing	$2,673	$2,705
Classification of assets as held for sale	$543	$1,016

See Accompanying Notes to Consolidated Financial Statements.

10

STONEMOR PARTNERS L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	GENERAL

Nature of Operations

StoneMor Partners L.P. (the “Partnership”) is a provider of funeral and cemetery products and services in the death care industry in the United States. As of December 31, 2018, the Partnership operated 322 cemeteries in 27 states and Puerto Rico, of which 291 were owned and 31 were operated under lease, management or operating agreements. The Partnership also owned and operated 90 funeral homes, including 42 located on the grounds of cemetery properties that we own, in 17 states and Puerto Rico.

Basis of Presentation

The consolidated financial statements included in this Annual Report on Form 10-K/A have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of each of the Partnership’s 100% owned subsidiaries. These statements also include the accounts of the merchandise and perpetual care trusts in which the Partnership has a variable interest and is the primary beneficiary. The Partnership operates 31 cemeteries under long-term lease, operating or management agreements. The operations of 16 of these managed cemeteries have been consolidated.

The Partnership operates 15 cemeteries under long-term leases and other agreements that do not qualify as acquisitions for accounting purposes. As a result, the Partnership did not consolidate all of the existing assets and liabilities related to these cemeteries. The Partnership has consolidated the existing assets and liabilities of the merchandise and perpetual care trusts associated with these cemeteries as variable interest entities since the Partnership controls and receives the benefits and absorbs any losses from operating these trusts. Under the long-term leases, and other agreements associated with these properties, which are subject to certain termination provisions, the Partnership is the exclusive operator of these cemeteries and earns revenues related to sales of merchandise, services and interment rights, and incurs expenses related to such sales, including the maintenance and upkeep of these cemeteries. Upon termination of these agreements, the Partnership will retain all of the benefits and related contractual obligations incurred from sales generated during the agreement period. The Partnership has also recognized the existing customer contract-related performance obligations that it assumed as part of these agreements.

Total revenues derived from the cemeteries under these agreements totaled approximately $52.3 million and $59.0 million for the years ended December 31, 2018 and 2017, respectively.

Reclassifications and Adjustments to Prior Period Financial Statements

The following reclassifications outlined in the table below were made to the consolidated statement of operations for the year ended December 31, 2017 to conform the presentation of revenues for Cemetery Operations to the corresponding presentation in the consolidated statement of operations for the year ended December 31, 2018. These reclassifications were made primarily to (1) present revenue related to interment rights separately from Merchandise revenue and (2) to reclassify revenue related to the installation of certain cemetery merchandise items from Merchandise revenue to Services revenue. These reclassifications had no further impact on the consolidated statement of operations for the year ended December 31, 2017 and had no impact on the previously reported consolidated balance sheet as of December 31, 2017 and the consolidated statement of cash flows for the year ended December 31, 2017.

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Financial Statement Line Item	2017 As Previously Reported	Reclassifications	2017 As Adjusted
Revenues:
Cemetery:
Interments	$—	$75,077	$75,077
Merchandise	159,546	(83,944)	75,602
Services	62,435	8,269	70,704
Investment and other	54,715	598	55,313

Total Cemetery Revenues	$276,696	$—	$276,696

Merger and Reorganization Agreement

On September 27, 2018, the Partnership, StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership (“GP”), StoneMor GP Holdings LLC, a Delaware limited liability company and the sole member of GP (“GP Holdings”), and Hans Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of GP (“Merger Sub”), entered into a Merger and Reorganization Agreement (the “Merger Agreement”) pursuant to which, among other things, GP will convert from a Delaware limited liability company into a Delaware corporation to be named StoneMor Inc. (the “Company” when referring to StoneMor Inc. subsequent to such conversion), the Partnership will become a wholly owned subsidiary of the Company and the unitholders of the Partnership will become stockholders in the Company.

Upon the terms and subject to the conditions set forth in the Merger Agreement, GP Holdings shall contribute the 2,332,878 common units representing limited partner interests in the Partnership (the “Common Units”) owned by it (the “GP Holdings’ Common Units”) to GP and immediately following receipt thereof, GP shall contribute the GP Holdings’ Common Units to StoneMor LP Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of GP (“LP Sub”) and LP Sub shall be admitted as a limited partner of the Partnership; (ii) GP shall convert into the Company (the “Conversion”) and all of the limited liability company interests of GP held by GP Holdings prior to the Conversion shall be canceled; (iii) as part of the Conversion and before giving effect to the Merger (as defined below), GP Holdings will be the sole stockholder of StoneMor Inc. and, as consideration for the Conversion and the Merger, will receive 2,332,878 shares of common stock, par value $0.01 per share, of StoneMor Inc. (the “Company Shares”) (subject to adjustment as provided in the Merger Agreement) with respect to the 2,332,878 Common Units held by LP Sub immediately prior to the Conversion, and 2,950,000 Company Shares (the “General Partner Shares”) (also subject to adjustment as provided in the Merger Agreement) with respect to the 1.04% general partner interest, the incentive distribution rights and the governance and all other economic and other rights associated with the general partner interest held indirectly by GP Holdings through the GP immediately prior to the Conversion.

Pursuant to the Merger Agreement, (i) any then outstanding awards of phantom units granted to a member of the GP Board under the StoneMor Partners L.P. Long-Term Incentive Plan(as amended April 19, 2010) (the “2004 Partnership Equity Plan”), (ii) any then outstanding award of Phantom Units granted to a member of the GP Board under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan (the “2014 Partnership Equity Plan”), which was also renamed the StoneMor Amended and Restated 2018 Long-Term Incentive Plan (the “Restated Plan”), (iii) any then outstanding award of Phantom Units that is not a 2004 Director Deferred Phantom Unit Award or a 2014 Director Deferred Phantom Unit Award granted under either the 2004 Partnership Equity Plan or the 2014 Partnership Equity Plan (a “Phantom Award”), (iv) any then outstanding award of restricted units (“Restricted Units”) granted under the 2014 Partnership Equity Plan, (v) any then outstanding award of unit appreciation rights (“UARs”) granted under the 2004 Partnership Equity Plan (a “UAR Award”) shall, without any required action on the part of the holder thereof, be assumed by the Company and converted into an award denominated in Company Shares.

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At the Effective Time, Merger Sub shall be merged with and into the Partnership (the “Merger”), with the Partnership surviving and with the Company as its sole general partner and LP Sub as its sole holder of Common Units and each outstanding Common Unit, including certain phantom units granted to members of the GP Board under the 2004 Partnership Equity Plan but excluding any Common Units held by LP Sub, being converted into the right to receive one Company Share. All of the limited liability company interests in Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become limited partner interests in the surviving entity. Following the Effective Time, the general partnership interests in the Partnership issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged subject to such changes as are set forth in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 9, 2008, as amended as of November 3, 2017 (the “LPA”), and the Company shall continue to be the sole general partner of the Partnership.

Per the terms of the Merger Agreement each Party shall bear its own expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) in connection with the preparation and delivery of the Merger Agreement and compliance therewith, whether or not the transactions contemplated by the Merger Agreement are effected. The Partnership has incurred $2.1 million in legal and other expenses for the transactions contemplated by the Merger Agreement through December 31, 2018.

Uses and Sources of Liquidity

The Partnership’s primary sources of liquidity are cash generated from operations and borrowings under its revolving credit facility. As a master limited partnership (“MLP”), the Partnership’s primary cash requirements, in addition to normal operating expenses, are for capital expenditures, net contributions to the merchandise and perpetual care trust funds, debt service and cash distributions. In general, as part of its operating strategy, the Partnership expects to fund:

•	working capital deficits through cash generated from operations, additional borrowings, and sales of underperforming properties;

•

expansion capital expenditures, net contributions to the merchandise and perpetual care trust funds and debt service obligations through available cash, cash generated from operations, additional borrowings or asset sales. Amounts contributed to the merchandise trust funds will be withdrawn at the time of the delivery of the product or service sold to which the contribution relates (see “Summary of Significant Accounting Policies” section below regarding revenue recognition), which will reduce the amount of additional borrowings or asset sales needed; and

•

any cash distributions the Partnership is permitted and determines to pay in accordance with its partnership agreement and maintenance capital expenditures through available cash and cash flows from operating activities.

While the Partnership relies heavily on its cash flows from operating activities and borrowings under its credit facility to execute its operational strategy and meet its financial commitments and other short-term financial needs, the Partnership cannot be certain that sufficient capital will be generated through operations or available to the Partnership to the extent required and on acceptable terms. Moreover, although the Partnership’s cash flows from operating activities have been positive, the Partnership has experienced negative financial trends which, when considered in the aggregate, raise substantial doubt about the Partnership’s ability to continue as a going concern. These negative financial trends include:

•

the Partnership has continued to incur net losses for the years ended December 31, 2018 and 2017 and has an accumulated deficit as of December 31, 2018, due to an increased competitive environment, an increase in professional fees and compliance costs and an increase in consulting fees associated with the Partnership’s adoption and implementation of the Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers incurred in the year ended December 31, 2018 and 2017;

13

•

decline in billings coupled with the increase in professional, compliance and consulting expenses, tightened the Partnership’s liquidity position and increased reliance on long-term financial obligations, which, in turn, eliminated the Partnership’s ability to pay distributions;

•

the Partnership’s failure to comply with certain debt covenants required by the Partnership’s credit facility due to the Partnership’s inability to complete a timely filing of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as exceeding of the maximum consolidated leverage ratio financial covenant for the quarters ended December 31, 2017 and March 31, 2018, exceeding the maximum consolidated secured net leverage ratio financial covenant for the periods ended June 30, 2018, September 30, 2018 and December 31, 2018 and not being able to achieve the minimum consolidated fixed charge coverage ratio for the periods ended June 30, 2018, September 30, 2018 and December 31, 2018. As further disclosed in the credit facility subsection in Note 10 Long-Term Debt, these failures constituted defaults that the Partnership’s lenders agreed to waive; and

•

the provision for ticking fees assessed on the amount of outstanding loans made under the Tranche A Revolving Credit Facility (the “Tranche A Revolving Loans”) and payable to the Tranche A Revolving Lenders (i) in-kind, by increasing the outstanding principal amount of such Lender’s Tranche A Revolving Loans (“PIK”) or (ii) in cash in the following amounts and on the following dates:

•	3.00% on July 1, 2019, of which (x) 2.00% shall PIK and (y) 1.00% shall be payable in cash, unless Required Lenders agree to PIK;

•	1.00% on August 1, 2019, payable in cash, unless the Required Lenders agree to PIK;

•	1.00% on September 1, 2019, payable in cash, unless the Required Lenders agree to PIK; and

•	1.00% on October 1, 2019, PIK;

During 2018 and to date in 2019, the Partnership has implemented (and will continue to implement) various actions to improve profitability and cash flows to fund operations. A summary of these actions is as follows:

•

continue to manage recurring operating expenses and seek to limit non-recurring operating expenses over the next twelve-month period, which includes the January 2019 Restructuring actions as further discussed in Note 19 Subsequent Events;

•

the Partnership engaged a financial advisor to advise the Partnership in the arrangement of the refinancing in full of the obligations with respect to the Tranche A Revolving Credit Facility including debt and equity financing vehicles, however, at this time the Partnership has no commitments to obtain any additional funds, and there can be no such assurance such funds will be available on acceptable terms or at all;

•	complete sales of certain assets and businesses to provide supplemental liquidity; and

•

for the reasons disclosed above, the Partnership was not in compliance with certain of its amended credit facility covenants as of December 31, 2017, March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018. These failures constituted defaults that the lenders agreed to waive pursuant to the Sixth Amendment and Waiver, the Seventh Amendment and Waiver and the Eighth Amendment and Waiver to the Partnership’s credit facility on June 12, 2018, July 13, 2018 and February 4, 2019, respectively, as disclosed in the credit facility subsection in Note 10 Long-Term Debt and in Note 19 Subsequent Events. Moreover, based on the Partnership’s forecasted operating performance, cash flows and projected plans to file financial statements on a timely basis consistent with the debt covenants, the Partnership does not believe it is probable that the Partnership will further breach the covenants under its amended credit facility for the next twelve-month period. However, there is no certainty that the Partnership’s actual operating performance and cash flows will not be substantially different from forecasted results, and no certainty the Partnership will not need further amendments to its credit

14

facility in the future. Factors that could impact the significant assumptions used by the Partnership in assessing its ability to satisfy its financial covenants include the following:

•	operating performance not meeting reasonably expected forecasts;

•	failing to generate profitable sales;

•	investments in the Partnership’s trust funds experiencing significant declines due to factors outside its control;

•	being unable to compete successfully with other cemeteries and funeral homes in the Partnership’s markets;

•	the number of deaths in the Partnership’s markets declining; and

•	the mix of funeral and cemetery revenues between burials and cremations.

If the Partnership’s planned and implemented actions are not completed and cash savings realized and the Partnership fails to improve its operating performance and cash flows, or the Partnership is not able to comply with the covenants under its amended credit facility, the Partnership may be forced to limit its business activities, implement further modifications to its operations, further amend its credit facility and/or seek other sources of capital, and the Partnership may be unable to continue as a going concern. Additionally, a failure to generate additional liquidity could negatively impact the Partnership’s access to inventory or services that are important to the operation of the Partnership’s business. Given the Partnership’s level of cash and cash equivalents, to preserve capital resources and liquidity, the Board of Directors of the General Partner concluded that it was not in the best interest of unitholders to pay distributions to unitholders after the first quarter of 2017. In addition, the Partnership’s revolving credit facility prohibits the Partnership from making distributions to unitholders. Any of these events may have a material adverse effect on the Partnership’s results of operations and financial condition. The ability of the Partnership to meets its obligations at December 31, 2018, and to continue as a going concern is dependent upon achieving the action plans noted above. The consolidated financial statements for the year ended December 31, 2018 were prepared on the basis of a going concern which contemplates that the Partnership will be able to realize assets and discharge liabilities in the normal course of business. Accordingly, they do not give effect to adjustments, if any, that would be necessary should the Partnership be required to liquidate its assets. The ability of the Partnership to meet its obligations at December 31, 2018, and to continue as a going concern is dependent upon the availability of a refinancing in full of the obligations with respect to the Tranche A Revolving Credit Facility, continued ability to manage expenses and increased sales. As such, the consolidated financial statements included in this Annual Report on Form 10-K/A do not include any adjustments that might result from the outcome of these uncertainties.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Partnership’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, as well as the reported amounts of revenue and expense during the reporting periods. The Partnership’s consolidated financial statements are based on a number of significant estimates, including revenue and expense accruals, depreciation and amortization, merchandise trust and perpetual care trust asset valuation, allowance for cancellations, unit-based compensation, deferred revenues, deferred merchandise trust investment earnings, deferred selling and obtaining costs, assets and liabilities obtained through business combinations, income taxes, hurricane-related losses and goodwill including any interim assessment for impairment. As a result, actual results could differ from those estimates.

15

Revenues

The Partnership’s revenues are derived from contracts with customers through sale and delivery of death care products and services. Primary sources of revenue are derived from (1) cemetery and funeral home operations generated both at the time of death (“at-need”) and prior to the time of death (“pre-need”), classified on the Statements of Operations as Interments, Merchandise and Services and (2) investment income which includes income earned on assets maintained in perpetual care and merchandise trusts related to sales of cemetery and funeral home merchandise and services occurring prior to the time of death and required to be maintained in the trust by state law as well as interest earned on pre-need installment contracts. Investment income is presented within Investment and other for Cemetery revenue and Services for Funeral home revenue

Cemetery and Funeral Home Operations

Revenue is measured based on the consideration specified in a contract with a customer, and is net of any sales incentives and amounts collected on behalf of third parties. Pre-need contracts are price guaranteed, providing for future merchandise and services at prices prevailing when the agreements are signed. The Partnership recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer.

Sales taxes assessed by a governmental authority are excluded from revenue.

Any shipping and handling costs that are incurred after control over a product has transferred to a customer are accounted for as a fulfillment cost and are included in cost of goods sold.

Investment income is earned on certain payments received from the customer on pre-need contracts, which are required by law to be deposited into the merchandise and service trusts. Amounts are withdrawn from the merchandise trusts when the Partnership fulfills the performance obligations. Earnings on these trust funds, which are specifically identifiable for each performance obligation, are also included in total transaction price. Pre-need contracts are generally subject to financing arrangements on an installment basis, with a contractual term not to exceed 60 months. Interest income is recognized utilizing the effective interest method. For those contracts that do not bear a market rate of interest, the Partnership imputes such interest based upon the prime rate at the time of origination plus 375 basis points in order to segregate the principal and interest component of the total contract value. The Partnership has elected to not adjust the transaction price for the effects of a significant financing component for contracts that have payment terms under one year.

At the time of a non-cancellable pre-need sale, the Partnership records an account receivable in an amount equal to the total contract value less unearned finance income and any cash deposit paid. The revenue from both the sales and interest income from trusted funds are deferred until the merchandise is delivered or the services are performed. For a sale in a cancellable state, an account receivable is only recorded to the extent control has transferred to the customer for interment rights, merchandise or services for which the Partnership has not collected cash. The amounts collected from customers in states in which pre-need contracts are cancellable may be subject to refund provisions. The Partnership estimates the fair value of its refund obligation under such contracts on a quarterly basis and records such obligations within the other long-term liabilities line item on its Condensed Consolidated Balance Sheet.

Nature of Goods and Services

The following is a description of the principal activities, separated by reportable segments, from which the Partnership generates its revenue. As discussed more fully in Note 18 Segment Information, the Partnership operates two reportable segments: Cemetery Operations and Funeral Home Operations.

16

Cemetery Operations

The Cemetery Operations segment principally generates revenue from (1) providing rights to inter remains in a specific cemetery property inventory space such as burial lots and constructed mausoleum crypts (“Interments”), (2) sales of cemetery merchandise which includes markers (i.e., method of identifying a deceased person in a burial space, crypt or niche), base (i.e., the substrate upon which a marker is placed), vault (i.e., a container installed in the burial lot in which the casket is placed), caskets, cremation niches and other cemetery related items (“Merchandise”) and (3) service revenues, including opening and closing (“O&C”), a service of digging and refilling burial spaces to install the burial vault and place the casket into the vault, cremation services and fees for installation of cemetery merchandise (“Services”). Products and services may be sold separately or in packages. For packages, the Partnership accounts for individual products and services separately as they are distinct (i.e., the product or service is separately identifiable from other items in the package and the customer can benefit from it on its own or with other resources that are readily available to the customer). The consideration (including any discounts) is allocated among separate products and services in a package based on their relative stand-alone selling prices. The stand-alone selling price is determined by management based upon local market conditions and reasonable ranges for both merchandise and services which is the best estimate of the stand-alone price. For items that are not sold separately (e.g., second interment rights), the Partnership estimates stand-alone selling prices using the best estimate of market value. The Partnership estimated the stand-alone selling price using inputs such as average selling price and list price broken down by each geographic location. Additionally the Partnership considered typical sales promotions that could have impacted the stand-alone selling price estimates.

Interments revenue is recognized when control transfers, which is when the property is available for use by the customer. For pre-construction mausoleum contracts, the Partnership will only recognize revenue once the property is constructed and the customer has obtained substantially all of the remaining benefits of the property. Sales taxes collected are recognized on a net basis in our condensed consolidated financial statements.

Merchandise revenue and deferred investment earnings on merchandise trusts are recognized when a customer obtains control of the product. This usually occurs when the customer takes possession of the product (title has transferred to the customer and the merchandise is either installed or stored, at the direction of the customer, at the vendor’s warehouse or a third-party warehouse at no additional cost to the Partnership). The amount of revenue recognized is adjusted for expected refunds, which are estimated based on applicable law, general business practices and historical experience observed specific to the respective performance obligation. The estimate of the refund obligation is reevaluated on a quarterly basis. In addition, we are entitled to retain, in certain jurisdictions, a portion of collected customer payments when a customer cancels a pre-need contract; these amounts are also recognized in revenue at the time the contract is cancelled.

Service revenue is recognized when the services are performed and the performance obligation is thereby satisfied.

The cost of goods sold related to merchandise and services reflects the actual cost of purchasing products and performing services and the value of cemetery property depleted through the recognized sales of interment rights. The costs related to the sales of lots and crypts are determined systematically using a specific identification method under which the total value of the underlying cemetery property and the lots available to be sold at the location are used to determine the cost per lot.

Funeral Home Operations

Our Funeral Home Operations segment principally generates revenue from (1) sales of funeral home merchandise which includes caskets and other funeral related items (“Merchandise”) and (2) service revenues, including services such as family consultation, the removal of and preparation of remains and the use of funeral home facilities for visitation and services of remembrance (“Services”). Our funeral home operations also include revenues related to

17

the sale of term and whole life insurance on an agency basis, in which we earn a commission from the sales of these policies. Insurance commission revenue is reported within service revenues. Products and services may be sold separately or in packages. For packages, the Partnership accounts for individual products and services separately as they are distinct (i.e., the product or service is separately identifiable from other items in the package and the customer can benefit from it on its own or with other resources that are readily available to the customer). The consideration (including any discounts) is allocated among separate products and services based on their relative stand-alone selling prices. The relative stand-alone selling price is determined by management’s best estimate of the stand-alone price based upon the list price at each location. Funeral Home Operations primarily generate revenues from at-need sales.

Merchandise revenue is recognized when a customer obtains control of the product. This usually occurs when the customer takes possession of the product (title has transferred to the customer and the merchandise is either installed or stored, at the direction of the customer, at the vendor’s warehouse or a third-party warehouse). The amount of revenue recognized is adjusted for expected refunds, which are estimated based on applicable law, general business practices and historical experience observed specific to the respective performance obligations. The estimate of the refund obligation is reevaluated on a quarterly basis.

Service revenue is recognized when the services are performed and the performance obligation is thereby satisfied.

Costs related to the delivery or performance of merchandise and services are charged to expense when merchandise is delivered or services are performed.

Deferred Selling and Obtaining Costs

The Partnership defers certain costs (i.e., commissions and bonuses) that are incremental to obtaining pre-need cemetery and funeral contracts. The Partnership calculates the deferred selling costs asset by dividing total deferred selling and obtaining expenses by total deferrable revenues and multiplying such percentage by the periodic change in gross deferred revenues. Such costs are recognized when the associated performance obligation is fulfilled based upon the net change in deferred revenues. All other selling costs are expensed as incurred. Additionally, the Partnership has elected the practical expedient of not recognizing incremental costs to obtain as incurred when the amortization period otherwise would have been one year or less.

As of December 31, 2018, we had $112.7 million in deferred incremental direct selling costs included in Deferred charges and other assets. These deferred costs are classified as long-term on our Condensed Consolidated Balance Sheet because the Partnership does not control the timing of the delivery of the merchandise or performance of the services as they are generally provided at the time of need. During the year ended December 31, 2018, the Partnership recognized $4.8 million from deferred incremental direct selling costs.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments purchased with an original maturity of three months or less from the time they are acquired to be cash equivalents.

Accounts Receivable, Net of Allowance

The Partnership sells pre-need cemetery contracts whereby the customer enters into arrangements for future merchandise and services prior to the time of need. These sales are usually made using interest-bearing installment contracts not to exceed 60 months. The interest income is recorded as revenue when the interest amount is considered realizable and collectible, which typically coincides with cash payment. Interest income is not recognized until payments are collected in accordance with the contract. At the time of a pre-need sale, the Partnership records an account receivable in an amount equal to the total contract value less unearned finance

18

income and any cash deposit paid, net of an estimated allowance for customer cancellations. The Partnership recognizes an allowance for cancellation of these receivables based upon its historical experience, which is recorded as a reduction in accounts receivable and a corresponding offset to deferred revenues. The Partnership recognizes an allowance for cancellation of receivables related to recognized contracts as an offset to revenue.

Management evaluates customer receivables for impairment based upon its historical experience, including the age of the receivables and the customers’ payment histories.

Assets Held for Sale

We classify our assets or entities as held for sale in the period in which all of the following criteria are met:

•	management, having the authority to approve the action, commits to a plan to sell the asset or entity;

•	the asset or entity is available for immediate sale in its present condition;

•	an active program to locate a buyer and other actions required to complete the plan to sell have been initiated;

•	the sale is probable and transfer is expected to be completed within one year;

•	the asset or entity is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and

•	actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

When the disposals of an entity or components of an entity that are classified as held for sale represent a strategic shift that has, or will have, a major effect on an entity’s operations and financial results, we account for such disposals as discontinued operations. Otherwise, when the held for sale criteria is met but the disposal does not meet the criteria to be treated as discontinued operations, the assets or disposal group are reclassified from the corresponding balance sheet line items to held for sale. Assets classified as held for sale are carried at the lower of cost or market, with any gain or loss recorded in “Other losses, net” in the condensed consolidated statement of operations.

The Partnership classified certain assets of two cemeteries and two funeral homes at December 31, 2018 and two cemeteries and three funeral homes at December 31, 2017 as held for sale. The contributions of revenues and earnings by these assets in 2018 and 2017 were not material. Assets held for sale consisted of the following at the date indicated (in thousands):

	2018	2017
Cemetery property	$350	$128
Buildings and improvements	407	718
Funeral home land	—	170

Assets held for sale	$757	$1,016

Cemetery Property

Cemetery property consists of developed and undeveloped cemetery land, constructed mausoleum crypts and lawn crypts and other cemetery property. Cemetery property is stated at cost or, upon acquisition of a business, at the fair value of the assets acquired.

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Property and Equipment

Property and equipment is stated at cost or, upon acquisition of a business, at the fair value of the assets acquired and depreciated on a straight-line basis. Maintenance and repairs are charged to expense as incurred, whereas additions and major replacements are capitalized and depreciation is recorded over their estimated useful lives as follows:

Buildings and improvements	10 to 40 years
Furniture and equipment	3 to 10 years
Leasehold improvements	over the shorter of the term of the lease or the life of the asset

Merchandise Trusts

Pursuant to state law, a portion of the proceeds from pre-need sales of merchandise and services is put into trust (the “merchandise trust”) until such time that the Partnership meets the requirements for releasing trust principal, which is generally delivery of merchandise or performance of services. All investment earnings generated by the assets in the merchandise trusts (including realized gains and losses) are deferred until the associated merchandise is delivered or the services are performed (see Note 7).

Perpetual Care Trusts

Pursuant to state law, a portion of the proceeds from the sale of cemetery property is required to be paid into perpetual care trusts. The perpetual care trust principal does not belong to the Partnership and must remain in this trust in perpetuity, while interest and dividends may be released and used to defray cemetery maintenance costs, which are expensed as incurred. The Partnership consolidates the trust into its financial statements because the trust is considered a variable interest entity for which the Partnership is the primary beneficiary. Earnings from the perpetual care trusts are recognized in current cemetery revenues (see Note 8).

Fair Value Measurements

The Partnership measures the available-for-sale securities held by its merchandise and perpetual care trusts at fair value on a recurring basis. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Partnership utilizes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of the asset or liability as of the measurement date. The three levels are defined as follows:

•	Level 1—inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

•

Level 2—inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

•	Level 3—inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The categorization of the asset or liability within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. For additional disclosures for all of our available-for-sale securities, see Note 7 and Note 8.

Inventories

Inventories are classified within other current assets on the Partnership’s consolidated balance sheets and include cemetery and funeral home merchandise valued at the lower of cost or net realizable value. Cost is determined

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primarily on a specific identification basis using a first-in, first-out method. Inventories were approximately $7.5 million and $12.1 million at December 31, 2018 and 2017, respectively. Refer to Note 3 Impairment and Other Losses, for further information regarding impairment of inventories.

Impairment of Long-Lived Assets

The Partnership monitors the recoverability of long-lived assets, including cemetery property, property and equipment and other assets, based on estimates using factors such as current market value, future asset utilization, business and regulatory climate and future undiscounted cash flows expected to result from the use of the related assets, at a location level. The Partnership’s policy is to evaluate an asset for impairment when events or circumstances indicate that a long-lived asset’s carrying value may not be recovered. An impairment charge is recorded to write-down the asset to its fair value if the sum of future undiscounted cash flows is less than the carrying value of the asset.

Other-Than-Temporary Impairment of Trust Assets

The Partnership determines whether or not the impairment of a fixed maturity debt security is other-than-temporary by evaluating each of the following:

•	Whether it is the Partnership’s intent to sell the security. If there is intent to sell, the impairment is considered to be other-than-temporary.

•

If there is no intent to sell, the Partnership evaluates if it is not more likely than not that it will be required to sell the debt security before its anticipated recovery. If the Partnership determines that it is more likely than not that it will be required to sell an impaired investment before its anticipated recovery, the impairment is considered to be other-than-temporary.

The Partnership further evaluates whether or not all assets in the trusts have other-than-temporary impairments based upon a number of criteria including the severity of the impairment, length of time a security has been in a loss position, changes in market conditions and concerns related to the specific issuer.

If an impairment is considered to be other-than-temporary, the cost basis of the security is adjusted downward to its fair value.

For assets held in the perpetual care trusts, any reduction in the cost basis due to an other-than-temporary impairment is offset with an equal and opposite reduction in the perpetual care trust corpus and has no impact on earnings.

For assets held in the merchandise trusts, any reduction in the cost basis due to an other-than-temporary impairment is recorded in deferred revenue.

Goodwill

The Partnership tests goodwill for impairment at least annually or if impairment indicators arise by comparing its reporting units’ estimated fair values to carrying values. Because quoted market prices for the reporting units are not available, the Partnership’s management must apply judgment in determining the estimated fair value of these reporting units.

The Partnership’s management uses all available information to make these fair value determinations, including the present values of expected future cash flows using discount rates commensurate with the risks involved in the Partnership’s assets and the available market data of the industry group. A key component of these fair value determinations is a reconciliation of the sum of the fair value calculations to the Partnership’s market capitalization. The observed market prices of individual trades of an entity’s equity securities (and thus its computed market

21

capitalization) may not be representative of the fair value of the entity as a whole. Management will continue to evaluate goodwill at least annually, or more frequently if events or circumstances indicate that the carrying value of a reporting unit exceeds its fair value.

In the fourth quarter of 2017, the Partnership early adopted ASU 2017-04, Intangibles-Goodwill and Other (Topic 350) which simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Instead, impairment is defined as the amount by which the carrying value of the reporting unit exceeds its fair value, up to the total amount of goodwill. Additionally, during the fourth quarter of 2018, we changed our annual goodwill impairment test date from December 31st to October 1st, which necessitated completing a test as of October 1, 2018 so that no more than 12 months elapsed between annual tests.

Intangible Assets

The Partnership has other acquired intangible assets, most of which have been recognized as a result of acquisitions and long-term lease, management and operating agreements. The Partnership amortizes these intangible assets over their estimated useful lives and periodically tests them for impairment.

Accounts Payable and Accrued Liabilities

The Partnership records liabilities for expenses incurred related to the current period in accounts payable and accrued liabilities on the Partnership’s consolidated balance sheets. At December 31, 2018 and 2017, accounts payable and accrued liabilities was comprised of accounts payable of $29.8 million and $18.5 million, respectively, accrued expenses of $21.7 million and $15.9 million, respectively, benefits and payroll liabilities of $6.9 million and $5.7 million, respectively, and tax liabilities of $3.1 million and $2.9 million, respectively. The $5.6 million increase in accrued expenses related to professional fee expenses.

Deferred Revenues

Revenues from the sale of services and merchandise as well as any investment income from the merchandise trusts is deferred until such time that the services are performed or the merchandise is delivered.

In addition to amounts deferred on new contracts and investment income and unrealized gains on our merchandise trusts, deferred revenues include deferred revenues from pre-need sales that were entered into by entities prior to the Partnership’s acquisition of those entities or the assets of those entities. The Partnership provides for a profit margin for these deferred revenues to account for the projected future costs of delivering products and providing services on pre-need contracts that the Partnership acquired through acquisition. These revenues and their associated costs are recognized when the related merchandise is delivered or services are performed and are presented on a gross basis on the consolidated statements of operations.

Income Taxes

The Partnership is not subject to U.S. federal and most state income taxes. The partners of the Partnership are liable for income tax in regard to their distributive share of the Partnership’s taxable income. Such taxable income may vary substantially from net income reported in the accompanying consolidated financial statements. Certain corporate subsidiaries are subject to federal and state income tax. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Partnership records a valuation allowance against its deferred tax assets if it deems that it is more likely than not that some portion or all of the recorded deferred tax assets will not be realizable in future periods.

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On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law. The Tax Act made broad and complex changes to the U.S. tax code by, among other things, reducing the federal corporate income tax rate, creating a new limitation on deductible interest expense, creating bonus depreciation that will allow for full expensing on qualified property, changing the lives of post-2017 net operating loss carryovers and imposing limitations on deductibility of certain executive compensation.

Net Loss per Common Unit

Basic net income (loss) attributable to common limited partners per unit is computed by dividing net income (loss) attributable to common limited partners, which is determined after the deduction of the general partner’s interest, by the weighted average number of common limited partner units outstanding during the period. Net income (loss) attributable to common limited partners is determined by deducting net income (loss) attributable to participating securities, if applicable, and net income (loss) attributable to the general partner’s units. The general partner’s interest in net income (loss) is calculated on a quarterly basis based upon its units and incentive distributions to be distributed for the quarter, with a priority allocation of net income to the general partner’s incentive distributions, if any, in accordance with the partnership agreement, and the remaining net income (loss) allocated with respect to the general partner’s and limited partners’ ownership interests.

The Partnership presents net income (loss) per unit under the two-class method for master limited partnerships, which considers whether the incentive distributions of a master limited partnership represent a participating security when considered in the calculation of earnings per unit under the two-class method. The two-class method considers whether the partnership agreement contains any contractual limitations concerning distributions to the incentive distribution rights that would impact the amount of earnings to allocate to the incentive distribution rights for each reporting period. If distributions are contractually limited to the incentive distribution rights’ share of currently designated available cash for distributions as defined under the partnership agreement, undistributed earnings in excess of available cash should not be allocated to the incentive distribution rights. Under the two-class method, management of the Partnership believes the partnership agreement contractually limits cash distributions to available cash; therefore, undistributed earnings in excess of available cash are not allocated to the incentive distribution rights.

The following is a reconciliation of net income (loss) allocated to the common limited partners for purposes of calculating net income (loss) attributable to common limited partners per unit (in thousands):

	Years Ended December 31,
	2018	2017
Net loss	$(72,699)	$(75,158)
Less: Incentive distribution right (“IDR”) payments to general partner	—	—

Net loss to allocate to general and limited partners	(72,699)	(75,158)
General partner’s interest excluding IDRs	(757)	(782)

Net loss attributable to common limited partners	$(71,942)	$(74,376)

Diluted net income (loss) attributable to common limited partners per unit is calculated by dividing net income (loss) attributable to common limited partners, less income allocable to participating securities, by the sum of the weighted average number of common limited partner units outstanding and the dilutive effect of unit awards, as calculated by the treasury stock or if converted methods, as applicable. These awards consist of common units that are contingently issuable upon the satisfaction of certain vesting conditions and common units issuable upon the exercise of certain unit appreciation rights awards under the terms of the Partnership’s long-term incentive plans (see Note 13).

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The following table sets forth the reconciliation of the Partnership’s weighted average number of common limited partner units used to compute basic net income (loss) attributable to common limited partners per unit with those used to compute diluted net income (loss) attributable to common limited partners per unit (in thousands):

	Years Ended December 31,
	2018	2017
Weighted average number of common limited partner units—basic	37,959	37,948
Add effect of dilutive incentive awards (1)	—	—

Weighted average number of common limited partner units—diluted	37,959	37,948

(1)

The diluted weighted average number of limited partners’ units outstanding presented on the consolidated statement of operations does not include 1,333,572 units and 289,937 units for the years ended December 31, 2018 and 2017, respectively, as their effects would be anti-dilutive.

Recently Issued Accounting Standard Updates - Adopted in the Current Period

Revenue

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). ASU No. 2014-09 outlines a single comprehensive model for companies to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. In addition, these updates enhance the disclosure requirements relating to revenue recognition and related cash flows. Additionally, the new revenue standard (“ASC 606”) requires the deferral of incremental direct selling costs to the period in which the related revenue is recognized. ASC 606, the new revenue standard, was effective for annual reporting periods (including interim reporting periods within those periods) beginning January 1, 2018.

The Partnership adopted the new revenue standard as of January 1, 2018 using the modified retrospective method and applying the new standard to all contracts with customers. Therefore, the comparative financial information has not been restated and continues to be reported under the accounting standards in effect that period. The Partnership elected to aggregate the effects of all contract modifications that occurred prior to the date of adoption when (i) identifying the satisfied and unsatisfied performance obligations, (ii) determining the transaction price and (iii) allocating the transaction price to the satisfied and unsatisfied performance obligations, rather than retrospectively restating the contracts for those modifications.

The new revenue standard, as amended, requires that we recognize revenue in the amount to which we expect to be entitled for delivery of promised goods and services to our customers. The new revenue standard also resulted in enhanced revenue-related disclosures, including any significant judgments and changes in judgments. Additionally, the new revenue standard requires the deferral of incremental direct selling costs to the period in which the related revenue is recognized.

The standard primarily impacts the manner in which we recognize (a) certain nonrefundable up-front fees and (b) incremental costs to acquire pre-need and at-need contracts (i.e., selling costs). The nonrefundable fees will be deferred and recognized as revenue when the underlying goods and services are delivered to the customer. The incremental direct selling costs will be deferred and recognized by specific identification upon the delivery of the underlying goods and services. The Partnership recorded a total net impact of $28.1 million decrease to the opening balance sheet of partners’ capital which was comprised of the adjustment to deferred revenue, the adjustment to deferred selling expense, establishment of the refund liability and the corresponding tax impact. Further, under the new revenue standard, the amounts due from customers for unfulfilled performance obligations on cancellable pre-need contracts may only be recognized to the extent that control has transferred to

24

the customer for interments, merchandise or services for which the Partnership has not collected cash. Accordingly, we reclassified approximately $11.4 million of accounts receivable, net of allowance and $14.1 million of long-term receivables, net of allowance for a total of $25.5 million for unfulfilled performance obligations on cancelable preneed contracts to deferred revenue, net. As a result of adoption of the new revenue standard, we have also eliminated our previous cancellation reserve on these performance obligations in the amount of $12.9 million, which resulted in an increase in deferred revenue and accounts receivable.

As noted above, due to the adoption of ASC 606, the Partnership recorded a $6.4 million decrease to the opening balance of partners’ capital primarily related to the timing of the recognition of nonrefundable upfront fees partially offset by an increase to the opening balance of partners’ capital due to the timing of revenue recognition for interment rights which are now recognized when the property is available for use by the customer.

The Partnership recorded an $18.6 million decrease to the opening balance of partners’ capital due to the write-down of certain recoverable selling and obtaining costs that were determined not to be incremental costs to acquire under ASC 606.

In addition, the Partnership established a $2.1 million reserve representing the fair value of the refund obligation that may arise due to state law provisions that include a guarantee of customer funds collected on unfulfilled performance obligations and maintained in trust, which may be refundable due to the exercise of customer cancellation rights. As a result, the Partnership recorded a $3.5 million decrease to the opening balance of partners’ capital and an increase in Other Long-Term Liabilities.

Additionally, the Partnership recognized a tax benefit of $0.4 million as a result of adoption, which was an increase to the opening balance of partners’ capital.

The information presented for the period prior to January 1, 2018 has not been restated and is reported under FASB ASC 605.

The cumulative effect of adopting the new revenue standard impacted the Partnership’s consolidated January 1, 2018 balance sheet as follows (in thousands):

Balance Sheet	Balance as of December 31, 2017	Impact of Adoption of FASB ASC 606	Balance as of January 1, 2018
Assets
Current Assets:
Cash and cash equivalents	$6,821	$—	$6,821
Accounts receivable, net of allowance	79,116	(6,122)	72,994
Prepaid expenses	4,580	—	4,580
Assets held for sale	1,016	—	1,016
Other current assets	21,453	—	21,453

Total current assets	112,986	(6,122)	106,864

Long-term accounts receivable - net of allowance	105,935	(6,527)	99,408
Cemetery property	333,404	(2,020)	331,384
Property and equipment, net of accumulated depreciation	114,090	—	114,090
Merchandise trusts, restricted, at fair value	515,456	—	515,456
Perpetual care trusts, restricted, at fair value	339,928	—	339,928
Deferred selling and obtaining costs	126,398	(18,557)	107,841
Deferred tax assets	84	7	91
Goodwill	24,862	—	24,862
Intangible assets	63,244	—	63,244
Other assets	19,695	—	19,695

Total assets	$1,756,082	$(33,219)	$1,722,863

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Balance Sheet	Balance as of December 31, 2017	Impact of Adoption of FASB ASC 606	Balance as of January 1, 2018
Liabilities and partners’ capital
Current liabilities
Accounts payable and accrued liabilities	$43,023	$1,329	$44,352
Accrued interest	1,781	—	1,781
Current portion, long-term debt	1,002	—	1,002

Total current liabilities	45,806	1,329	47,135
Long-term debt, net of deferred financing costs	317,693	—	317,693
Deferred revenues, net	912,626	(9,558)	903,068
Deferred tax liabilities	9,638	(367)	9,271
Perpetual care trust corpus	339,928	—	339,928
Other long term liabilities	38,695	3,474	42,169

Total liabilities	1,664,386	(5,122)	1,659,264

Partners’ capital
General partner	(2,959)	(292)	(3,251)
Common partner	94,655	(27,805)	66,850

Total partners’ equity	91,696	(28,097)	63,599

Total liabilities and partners’ equity	$1,756,082	$(33,219)	$1,722,863

In accordance with FASB ASC 606 under the modified retrospective approach, the Partnership is required to disclose the impact of the new revenue standard by comparing the results of the current reporting period under FASB ASC 605. The impact of adopting ASC 606 on the Partnership’s condensed consolidated statement of operations for the year ended December 31, 2018 is as follows:

	Year Ended December 31, 2018
Statement of Operations	As Reported Under FASB ASC 606	Balances if Reported Under FASB ASC 605	Impact of Adoption
Revenues:
Cemetery:
Interments	$76,902	$69,111	$7,791
Merchandise	75,412	69,578	5,834
Services	67,278	68,642	(1,364)
Investment and other	42,343	53,787	(11,444)
Funeral home:	—
Merchandise	25,652	25,540	112
Services	28,539	28,998	(459)

Total revenues	$316,126	$315,656	$470

Costs and Expenses:
Cost of goods sold	$54,647	$55,934	$(1,287)
Cemetery expenses	78,708	78,708	—
Selling expense	62,538	60,763	1,775
General and administrative expense	43,081	42,720	361
Corporate overhead	53,281	53,281	—
Depreciation and amortization	11,736	11,736	—
Funeral home expenses:	—
Merchandise	6,579	6,579	—
Services	22,159	22,201	(42)
Other	15,787	15,755	32

Total costs and expenses	$348,516	$347,677	$839

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	Year Ended December 31, 2018
Statement of Operations	As Reported Under FASB ASC 606	Balances if Reported Under FASB ASC 605	Impact of Adoption
Gain on acquisitions and divestitures	$691	$691
Other losses, net	(12,195)	(12,195)	—
Interest expense	(30,602)	(30,602)	—

Loss before income taxes	(74,496)	(74,127)	(369)
Income tax benefit (expense)	1,797	1,314	483

Net loss	$(72,699)	$(72,813)	$114

The impact of the adoption on the December 31, 2018 balance sheet was not material. The cumulative impact of the adoption on the statement of cash flows only impacted certain line items in cash flows from operating activities. Total net cash provided by operating activities did not change as a result of the adoption. The decreased net loss of $0.1 million for the year ended December 31, 2018, respectively, was offset by changes in costs of lots sold, provision for bad debt, and changes in the balances of accounts receivable, deferred selling and obtaining cost, deferred revenues and deferred taxes, net.

Financial Instruments

In the first quarter of 2016, the FASB issued Update No. 2016-01, Financial Instruments (Subtopic 825-10) (“ASU 2016-01”). The core principle of ASU 2016-01 is that all equity investments should be measured at fair value with changes in the fair value recognized through operations. The amendment was effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early application was not permitted for the key aspects of the amendment. The adoption of ASU 2016-01 on January 1, 2018 did not have a material impact on the Partnership’s financial position, results of operations and related disclosures. These changes in fair value will be offset by a corresponding change in deferred merchandise trust gains (losses) within “Deferred revenues, net” and in “Perpetual care trust corpus” on the Partnership’s condensed consolidated balance sheet.

In the first quarter of 2018, the FASB issued Update No. 2018-03, Technical Corrections and Improvements to Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2018-03”). The amendments clarify certain aspects of the guidance in Update 2016-01. The adoption of ASU 2018-03 on January 1, 2018 did not have a material impact on the Partnership’s financial position, results of operations and related disclosures.

Cash Flows

In the third quarter of 2016, the FASB issued Update No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). The core principle of ASU 2016-15 is to provide cash flow statement classification guidance. The amendment was effective for annual reporting periods beginning after December 15, 2017, including interim periods within those fiscal years. The adoption of this standard on January 1, 2018 did not have a material impact on the Partnership’s financial position, results of operations and related disclosures.

In the fourth quarter of 2016, the FASB issued Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”). The core principle of ASU 2016-18 is to provide guidance on the presentation of restricted cash or restricted cash equivalents in the statement of cash flows. The amendment was effective for annual reporting periods beginning after December 15, 2017, including interim periods within those fiscal years. The adoption of this standard on January 1, 2018 did not have a material impact on the Partnership’s financial position, results of operations and related disclosures.

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Business Combinations

In the first quarter of 2017, the FASB issued Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business. The amendments affect all companies and other reporting organizations that must determine whether they have acquired or sold a business. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The amendments are intended to help companies and other organizations evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The amendments were effective for annual periods beginning after December 15, 2017, including interim periods within those periods. The adoption of this standard on January 1, 2018 did not have a material impact on the Partnership’s financial position, results of operations and related disclosures.

Income Taxes

In the first quarter of 2018, the FASB issued Update No. 2018-05, Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (“ASU 2018-05”). The amendments in this update added various SEC paragraphs pursuant to the issuance of SEC Staff Accounting Bulletin No. 118. The amendment was effective upon issuance. The adoption of ASU 2018-05 on January 1, 2018, did not have a material impact on the Partnership’s financial position, results of operations and related disclosures.

Recently Issued Accounting Standard Updates - Not Yet Effective as of December 31, 2018

Presentation

In August 2018, the Securities and Exchange Commission (“SEC”) adopted the final rule under SEC Release No. 33-10532, Disclosure Update and Simplification, amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of shareholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of shareholders’ equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of comprehensive income is required to be filed. The final rule was effective on November 5, 2018, as such, the Partnership plans to use the new presentation of a condensed consolidated statement of shareholders’ equity within its interim financial statements beginning in its Form 10-Q for the quarter ending March 31, 2019. Other than the new presentation, the Partnership does not anticipate any material impact to its consolidated financial statements and related disclosures upon adoption.

Leases

In the first quarter of 2016, the FASB issued Update No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The core principle of ASU 2016-02 is that all leases create an asset and a liability for lessees and recognition of those lease assets and lease liabilities represents an improvement over previous GAAP, which did not require lease assets and lease liabilities to be recognized for most leases or disclosure of key information about leasing arrangements. In addition, the new standard offers specific accounting guidance for a lessee, a lessor, and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. This new standard will be effective for the Partnership on January 1, 2019.

In the first quarter of 2018, the FASB issued Update No. 2018-01, Leases (Topic 842): Land Easement Practical Expedient for Transition to Topic 842 (“ASU 2018-01”). The amendments in this update provide an optional transition practical expedient to not evaluate under Topic 842 existing or expired land easements that were not previously accounted for as leases under Topic 840, Leases. An entity that elects the practical expedient must evaluate new or modified land easements under Topic 842 beginning at the date that the entity adopts Topic 842.

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An entity that does not elect this practical expedient must evaluate all existing or expired land easements in connection with the adoption of the new lease requirements in Topic 842 to assess whether they meet the definition of a lease. The amendments in this Update affect the amendments in Update 2016-02, which are not yet effective but may be early adopted. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Update 2016-02. An entity that early adopted Topic 842 should apply the amendments in this Update upon issuance.

In July 2018, the FASB issued Update No. 2018-10 Codification Improvements to Topic 842, Leases (“ASU 2018-10”) and issued Update No. 2018-11 Leases (Topic 842) Targeted Improvements (“ASU 2018-11”). ASU 2018-10 provides certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 provides companies an option to apply the transition provisions of ASU 2016-02 at its adoption date instead of at the earliest comparative period presented in its financial statements and to provide lessors with a practical expedient to reduce the cost and complexity of implementing ASU 2016-02.

ASU 2016-02 provides for certain practical expedients when adopting the guidance. The Partnership plans to elect the package of practical expedients allowing the Partnership to not reassess whether any expired or existing contracts are, or contain, leases, the lease classification for any expired or existing leases or initial direct costs for any expired or existing leases. The Partnership does not plan to apply the hindsight practical expedient allowing the Partnership to use hindsight when determining the lease term (i.e., evaluating the Partnership’s option to renew or terminate the lease or to purchase the underlying asset) and assessing impairment of expired or existing leases. The Partnership plans to apply the land easements practical expedient allowing the Partnership to not assess whether any expired or existing land easements are, or contain, leases if they were not previously accounted for as leases under the existing leasing guidance. Instead, the Partnership will continue to apply its existing accounting policies to historical land easements. The Partnership elects to apply the short-term lease exception; therefore, the Partnership will not record a right-of-use asset or corresponding lease liability for leases with a term of twelve months or less and instead recognize a single lease cost allocated over the lease term, generally on a straight-line basis. The Partnership plans to elect the practical expedient to not separate lease components from non-lease components and instead account for both as a single lease component for all asset classes.

The Partnership plans to adopt this guidance in the first quarter of 2019 using the optional transition method. Consequently, the Partnership’s reporting for the comparative periods presented in the consolidated financial statements will continue to be in accordance with ASC Topic 840, Leases. The Partnership has reviewed its existing leases and has begun the implementation of a lease module that interfaces with our current general ledger system. This module will serve as our lease repository and ensure completeness of our lease population. The Partnership is completing our valuation of the right of use asset and lease liability based on the present value of the lease payments. The adoption of this guidance will result in the addition of right-of-use assets and corresponding lease obligations to the consolidated balance sheet and will not have a material impact on the Partnership’s results of operations or cash flows.

Credit Losses

In the second quarter of 2016, the FASB issued Update No. 2016-13, Credit Losses (Topic 326) (“ASU 2016-13”). The core principle of ASU 2016-13 is that all assets measured at amortized cost basis should be presented at the net amount expected to be collected using historical experience, current conditions and reasonable and supportable forecasts as a basis for credit loss estimates, instead of the probable initial recognition threshold used under current GAAP. The amendment is effective for annual reporting periods beginning after December 15, 2019. Early application is permitted. The Partnership plans to adopt the requirements of ASU 2016-13 upon its effective date of January 1, 2020, and is evaluating the potential impact of the adoption on its financial position, results of operations and related disclosures.

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2.    ACQUISITIONS

On January 19, 2018, the Partnership acquired six cemetery properties in Wisconsin and their related assets, net of certain assumed liabilities, for cash consideration of $2.5 million, of which $0.8 million was paid at closing. These properties had been managed by the Partnership since August 2016. The Partnership has accounted for the purchase of these properties, which were not material individually or in the aggregate, under the acquisition method of accounting. The Partnership did not complete any acquisitions during the year ended December 31, 2017.

3.    IMPAIRMENT & OTHER LOSSES

Inventory

Merchandise is sold to both at-need and pre-need customers. Merchandise allocated to service pre-need contractual obligations is recorded at cost and managed and stored by the Partnership until the Partnership services the underlying customer contract.

Merchandise stored at certain locations may be exposed to changes in weather conditions. Primarily due to weather related deterioration over a number of years, the Partnership recorded inventory impairment charges of approximately $3.4 million for the year ended December 31, 2018. This impairment loss related to damaged and excess inventory and is included in cost of goods sold for the year ended December 31, 2018 in the accompanying consolidated statements of operations as this merchandise was utilized to fulfill the Partnership’s contractual obligations to at-need and pre-need customers.

Due to enhanced inventory control procedures implemented in late 2018, the Partnership determined that certain merchandise inventory allocated to pre-need customers had been damaged due to weather related deterioration occurring over a number of years or had otherwise been deemed impractical for use by management as a result of past operating practices relating to inventory. During the 2018, the Partnership recorded an estimated impairment loss of approximately $8.9 million related to this damaged and unusable merchandise. The impairment loss is included in other losses in the accompanying consolidated statement of operations for the year ended December 31, 2018. The loss recorded represents management’s best estimate. This impairment was based on estimates and assumptions that have been deemed reasonable by management and included percentages of merchandise deemed unusable. Management’s assessment process relied on estimates and assumptions that are inherently uncertain, and unanticipated events or circumstances may occur that might cause the Partnership to change those estimates and assumptions.

Impairment of Long-Lived Assets

The Partnership recorded an impairment of cemetery property due to circumstances which indicated that the assets carrying value may not be recovered. The Partnership recorded a $2.8 million impairment charge included in “Other losses, net on the consolidated statement of operations during the year ended December 31, 2018, as the sum of future undiscounted cash flows were less than the carrying value of the asset.

Assets Held for Sale

The Partnership recorded a loss on impairment of $0.2 million and $1.0 million in “Other losses, net” in December 31, 2018 and 2017 respectively because the net book value of the assets of two of these funeral home properties exceeded their estimated fair value.

In addition, for those assets that do not currently meet the classification as discontinued operations or held for sale but where, as a result of strategic discussions with third parties, information is identified that an asset may be impaired, an interim assessment of impairment is performed to determine whether the carrying value is impaired. During 2018 and 2017, the Partnership conducted an interim assessment with regards to certain assets

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held for use. As a result of 2017 assessment of two funeral homes with a net book value of $0.9 million and recognized a loss on impairment of $0.4 million in “Other losses, net” on the consolidated statement of operations during the year ended December 31, 2017, resulting in an updated net book value of $0.5 million. During the year ended December 31, 2018, there was no loss on impairment recognized by Partnership.

4.	ACCOUNTS RECEIVABLE, NET OF ALLOWANCE

Long-term accounts receivable, net, consisted of the following at the dates indicated (in thousands):

	December 31,
	2018	2017
Customer receivables (1)	$167,017	$225,380
Unearned finance income (1)	(17,000)	(20,534)
Allowance for contract cancellations (1)	(4,941)	(19,795)

Accounts receivable, net of allowance	145,076	185,051
Less: Current portion, net of allowance	57,928	79,116

Long-term portion, net of allowance	$87,148	$105,935

Activity in the allowance for contract cancellations was as follows (in thousands):

	Years Ended December 31,
	2018	2017
Balance, beginning of period (1)	$19,795	$26,153
Cumulative effect of accounting changes	(12,876)	—
Provision for bad debt (1)	7,358	6,244
Charge-offs, net	(9,336)	(12,602)

Balance, end of period	$4,941	$19,795

(1)

Upon adoption of ASC 606, the Partnership reclassified amounts due from customers for unfulfilled performance obligations on cancellable pre-need contracts to deferred revenue, net. As a result, the Partnership also eliminated the allowance for cancellation of these performance obligations. As the Partnership is now presenting the accounts receivable net of cancellable contracts, the allowance for cancellations was removed and the allowance on accounts receivable is represented by the provision for bad debt.

5.	CEMETERY PROPERTY

Cemetery property consisted of the following at the dates indicated (in thousands):

	December 31,
	2018	2017
Cemetery land	$255,708	$256,856
Mausoleum crypts and lawn crypts	75,133	76,548

Cemetery property	$330,841	$333,404

Due to the hurricanes in Florida and Puerto Rico during September 2017, the Partnership incurred damages at certain locations of $0.8 million, which was substantially covered by insurance proceeds.

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6.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at the dates indicated (in thousands):

	December 31,
	2018	2017
Buildings and improvements	$129,971	$125,337
Furniture and equipment	58,706	57,514
Funeral home land	14,185	14,185

Property and equipment, gross	202,862	197,036
Less: Accumulated depreciation	(90,146)	(82,946)

Property and equipment, net of accumulated depreciation	$112,716	$114,090

Depreciation expense was $9.9 million and $10.9 million for the years ended December 31, 2018 and 2017, respectively.

7.	MERCHANDISE TRUSTS

At December 31, 2018 and 2017, the Partnership’s merchandise trusts consisted of investments in debt and equity marketable securities and cash equivalents, both directly as well as through mutual and investment funds.

All of these investments are carried at fair value. All of these investments subject to the fair value hierarchy are considered either Level 1 or Level 2 assets pursuant to the three-level hierarchy described in Note 15. There were no Level 3 assets.

As discussed in Note 1, when we receive a payment from a customer, we deposit the amount required by law into the merchandise trusts that may be subject to cancellation on demand by the customer. The Partnership’s merchandise trusts related to states in which customers may cancel contracts with us comprise 53.3% of the total merchandise trust as of December 31, 2018.

The merchandise trusts are variable interest entities (“VIE”) of which the Partnership is deemed the primary beneficiary. The assets held in the merchandise trusts are required to be used to purchase the merchandise and provide the services to which they relate. If the value of these assets falls below the cost of purchasing such merchandise and providing such services, the Partnership may be required to fund this shortfall.

The Partnership included $8.7 million and $9.1 million of investments held in trust as required by law by the West Virginia Funeral Directors Association at December 31, 2018 and December 31, 2017, respectively in its merchandise trust assets. These trusts are recognized at their account value, which approximates fair value.

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A reconciliation of the Partnership’s merchandise trust activities for the years ended December 31, 2018 and 2017 is presented below (in thousands):

	Years Ended December 31,
	2018	2017
Balance—beginning of period	$515,456	$507,079
Contributions	66,408	59,983
Distributions	(79,862)	(81,634)
Interest and dividends	27,228	24,762
Capital gain distributions	543	1,149
Realized gains and losses, net	(1,012)	17,762
Other than temporary impairment	(28,555)	—
Taxes	(347)	(1,272)
Fees	(3,855)	(3,095)
Unrealized change in fair value	(7,756)	(9,278)

Balance—end of period	$488,248	$515,456

During the years ended December 31, 2018 and 2017, purchases of available for sale securities were approximately $117.7 million and $374.5 million, respectively. During the years ended December 31, 2018 and 2017, sales, maturities and paydowns of available for sale securities were approximately $109.5 million and $368.1 million, respectively. Cash flows from pre-need contracts are presented as operating cash flows in our consolidated statement of cash flows.

The cost and market value associated with the assets held in the merchandise trusts as of December 31, 2018 and 2017 were as follows (in thousands):

December 31, 2018	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$16,903	$—	$—	$16,903
Fixed maturities:
U.S. governmental securities	2	392	—	(147)	245
Corporate debt securities	2	1,311	29	(328)	1,012

Total fixed maturities		1,703	29	(475)	1,257

Mutual funds—debt securities	1	187,840	262	(2,645)	185,457
Mutual funds—equity securities	1	45,023	110	(18)	45,115
Other investment funds (1)		210,655	388	(7,784)	203,259
Equity securities	1	18,097	1,327	(213)	19,211
Other invested assets	2	8,398	2	(17)	8,383

Total investments		$488,619	$2,118	$(11,152)	$479,585

West Virginia Trust Receivable		8,663	—	—	8,663

Total		$497,282	$2,118	$(11,152)	$488,248

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet. This asset class is composed of fixed income funds and equity funds, which have redemption periods ranging from 1 to 30 days, and private credit funds, which have lockup periods of two to seven years with three potential one year extensions at the discretion of the funds’ general partners. As of December 31, 2018, there were $71.0 million in unfunded commitments to the private credit funds, which are callable at any time.

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December 31, 2017	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$10,421	$—	$—	$10,421
Fixed maturities:
U.S. governmental securities	2	196	1	(65)	132
Corporate debt securities	2	1,204	52	(242)	1,014

Total fixed maturities		1,400	53	(307)	1,146

Mutual funds—debt securities	1	222,450	1,522	(1,211)	222,761
Mutual funds—equity securities	1	71,500	2,399	(6,292)	67,607
Other investment funds (1)		171,044	522	(401)	171,165
Equity securities	1	21,808	2,715	(277)	24,246
Other invested assets	2	9,013	—	—	9,013

Total investments		$507,636	$7,211	$(8,488)	$506,359

West Virginia Trust Receivable		9,097	—	—	9,097

Total		$516,733	$7,211	$(8,488)	$515,456

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet. This asset class is composed of fixed income funds and equity funds which have redemption periods ranging from 1 to 90 days, and private credit funds, which have lockup periods of four to eight years with two potential one year extensions at the discretion of the funds’ general partners. As of December 31, 2017, there were $52.1 million in unfunded commitments to the private credit funds, which are callable at any time.

The contractual maturities of debt securities as of December 31, 2018 and 2017 were as follows below (in thousands):

December 31, 2018	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$—	$137	$108	$—
Corporate debt securities	68	873	55	16

Total fixed maturities	$68	$1,010	$163	$16

December 31, 2017	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$—	$78	$54	$—
Corporate debt securities	76	801	125	11

Total fixed maturities	$76	$879	$179	$11

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Temporary Declines in Fair Value

The Partnership evaluates declines in fair value below cost for each asset held in the merchandise trusts on a quarterly basis.

An aging of unrealized losses on the Partnership’s investments in debt and equity securities within the merchandise trusts as of December 31, 2018 and 2017 is presented below (in thousands):

	Less than 12 months		12 months or more		Total
December 31, 2018	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$—	$—	$243	$147	$243	$147
Corporate debt securities	103	2	549	326	652	328

Total fixed maturities	103	2	792	473	895	475

Mutual funds—debt securities	46,005	2,011	1,195	634	47,200	2,645
Mutual funds—equity securities	131	18	—	—	131	18
Other investment funds	169,929	7,784	—	—	169,929	7,784
Equity securities	—	—	597	213	597	213
Other invested assets	—	4	790	13	790	17

Total	$216,168	$9,819	$3,374	$1,333	$219,542	$11,152

	Less than 12 months		12 months or more		Total
December 31, 2017	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$—	$—	$112	$65	$112	$65
Corporate debt securities	150	50	361	192	511	242

Total fixed maturities	150	50	473	257	623	307

Mutual funds—debt securities	102,526	912	1,462	299	103,988	1,211
Mutual funds—equity securities	51,196	6,292	—	—	51,196	6,292
Other investment funds	48,140	401	—	—	48,140	401
Equity securities	2,906	255	390	22	3,296	277

Total	$204,918	$7,910	$2,325	$578	$207,243	$8,488

For all securities in an unrealized loss position, the Partnership evaluated the severity of the impairment and length of time that a security has been in a loss position and concluded the decline in fair value below the asset’s cost was temporary in nature. In addition, the Partnership is not aware of any circumstances that would prevent the future market value recovery for these securities.

Other-Than-Temporary Impairment of Trust Assets

The Partnership assesses its merchandise trust assets for other-than-temporary declines in fair value on a quarterly basis. During the year ended December 31, 2018, the Partnership determined, based on its review, that there were 214 securities with an aggregate cost basis of approximately $285.5 million and an aggregate fair value of approximately $256.9 million, resulting in an impairment of $28.6 million, with such impairment considered to be other-than-temporary due to credit indicators. Accordingly, the Partnership adjusted the cost basis of these assets to their current value and offset this change against deferred merchandise trust revenue. This adjustment to deferred revenue will be reflected within the Partnership’s consolidated statement of operations in future periods as the underlying merchandise is delivered or the underlying service is performed. During the year ended December 31, 2017, the Partnership determined that there were no other than temporary impairments to the investment portfolio in the merchandise trust.

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8.	PERPETUAL CARE TRUSTS

At December 31, 2018 and 2017, the Partnership’s perpetual care trusts consisted of investments in debt and equity marketable securities and cash equivalents, both directly as well as through mutual and investment funds.

All of these investments are carried at fair value. All of the investments subject to the fair value hierarchy are considered either Level 1 or Level 2 assets pursuant to the three-level hierarchy described in Note 15. There were no Level 3 assets. The perpetual care trusts are VIEs for which the Partnership is the primary beneficiary.

A reconciliation of the Partnership’s perpetual care trust activities for the years ended December 31, 2018 and 2017 is presented below (in thousands):

	Years Ended December 31,
	2018	2017
Balance—beginning of period	$339,928	$333,780
Contributions	13,162	9,505
Distributions	(18,390)	(17,491)
Interest and dividends	22,198	17,978
Capital gain distributions	808	708
Realized gains and losses, net	473	1,061
Other than temporary impairment	(18,038)	—
Taxes	(237)	(252)
Fees	(4,412)	(2,280)
Unrealized change in fair value	(4,930)	(3,081)

Balance—end of period	$330,562	$339,928

During the years ended December 31, 2018 and 2017, purchases of available for sale securities were approximately $59.4 million and $86.0 million, respectively. During the years ended December 31, 2018 and 2017, sales, maturities and paydowns of available for sale securities were approximately $51.1 million and $69.2 million, respectively. Cash flows from perpetual care trust related contracts are presented as operating cash flows in our consolidated statement of cash flows.

The cost and market value associated with the assets held in the perpetual care trusts as of December 31, 2018 and 2017 were as follows (in thousands):

December 31, 2018	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$12,835	$—	$—	$12,835
Fixed maturities:
U.S. governmental securities	2	960	4	(121)	843
Corporate debt securities	2	4,883	161	(321)	4,723

Total fixed maturities		5,843	165	(442)	5,566

Mutual funds—debt securities	1	108,451	227	(837)	107,841
Mutual funds—equity securities	1	19,660	304	(142)	19,822
Other investment funds (1)		165,284	3,039	(4,607)	163,716
Equity securities	1	20,025	826	(145)	20,706
Other invested assets	2	56	20	—	76

Total investments		$332,154	$4,581	$(6,173)	$330,562

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are

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intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet. This asset class is composed of fixed income funds and equity funds, which have a redemption period ranging from 1 to 30 days, and private credit funds, which have lockup periods ranging from two to eight years with three potential one year extensions at the discretion of the funds’ general partners. As of December 31, 2018 there were $94.5 million in unfunded commitments to the private credit funds, which are callable at any time.

December 31, 2017	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$9,456	$—	$—	$9,456
Fixed maturities:
U.S. governmental securities	2	506	4	(46)	464
Corporate debt securities	2	5,365	148	(191)	5,322

Total fixed maturities		5,871	152	(237)	5,786

Mutual funds—debt securities	1	141,511	1,974	(712)	142,773
Mutual funds—equity securities	1	32,707	1,757	(1,771)	32,693
Other investment funds (1)		124,722	2,630	(533)	126,819
Equity securities	1	22,076	1,648	(1,570)	22,154
Other invested assets	2	247	—	—	247

Total investments		$336,590	$8,161	$(4,823)	$339,928

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet. This asset class is composed of fixed income funds and equity funds, which have a redemption period ranging from 1 to 90 days, and private credit funds, which have lockup periods ranging from four to ten years with three potential one year extensions at the discretion of the funds’ general partners. As of December 31, 2017 there were $92.2 million in unfunded commitments to the private credit funds, which are callable at any time.

The contractual maturities of debt securities as of December 31, 2018 and 2017, were as follows below (in thousands):

December 31, 2018	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$—	$416	$395	$32
Corporate debt securities	705	3,702	265	51

Total fixed maturities	$705	$4,118	$660	$83

December 31, 2017	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$—	$263	$163	$38
Corporate debt securities	708	4,280	338	97

Total fixed maturities	$708	$4,543	$501	$135

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Temporary Declines in Fair Value

The Partnership evaluates declines in fair value below cost of each individual asset held in the perpetual care trusts on a quarterly basis.

An aging of unrealized losses on the Partnership’s investments in debt and equity securities within the perpetual care trusts as of December 31, 2018 and 2017 is presented below (in thousands):

	Less than 12 months		12 months or more		Total
December 31, 2018	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$—	$—	$790	$121	$790	$121
Corporate debt securities	405	15	2,902	306	3,307	321

Total fixed maturities	405	15	3,692	427	4,097	442

Mutual funds—debt securities	21,867	591	2,814	246	24,681	837
Mutual funds—equity securities	1,382	141	—	1	1,382	142
Other investment funds	101,536	4,607	—	—	101,536	4,607
Equity securities	241	16	583	129	824	145

Total	$125,431	$5,370	$7,089	$803	$132,520	$6,173

	Less than 12 months		12 months or more		Total
December 31, 2017	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$—	$—	$399	$46	$399	$46
Corporate debt securities	994	20	2,271	171	3,265	191

Total fixed maturities	994	20	2,670	217	3,664	237

Mutual funds—debt securities	37,090	289	12,793	423	49,883	712
Mutual funds—equity securities	16,668	1,754	36	17	16,704	1,771
Other investment funds	42,606	533	—	—	42,606	533
Equity securities	9,516	1,510	112	60	9,628	1,570

Total	$106,874	$4,106	$15,611	$717	$122,485	$4,823

For all securities in an unrealized loss position, the Partnership evaluated the severity of the impairment and length of time that a security has been in a loss position and concluded the decline in fair value below the asset’s cost was temporary in nature. In addition, the Partnership is not aware of any circumstances that would prevent the future market value recovery for these securities.

Other-Than-Temporary Impairment of Trust Assets

The Partnership assesses its perpetual care trust assets for other-than-temporary declines in fair value on a quarterly basis. During the year ended December 31, 2018, the Partnership determined that there were 176 securities with an aggregate cost basis of approximately $181.4 million and an aggregate fair value of approximately $163.3 million, resulting in an impairment of $18.1 million, with such impairment considered to be other-than-temporary. Accordingly, the Partnership adjusted the cost basis of these assets to their current value and offset this change against the liability for perpetual care trust corpus. During the year ended December 31, 2017, the Partnership determined that there were no other-than-temporary impairments to the investment portfolio in the perpetual care trusts.

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9.	GOODWILL AND INTANGIBLE ASSETS

Goodwill

The Partnership has recorded goodwill of approximately $24.9 million as of December 31, 2018 and 2017. This amount represents the excess of the purchase price over the fair value of identifiable net assets acquired.

The changes in the carrying amounts of goodwill by reportable segment were as follows (in thousands):

	Cemetery Operations	Funeral Home Operations	Total
December 31, 2016	24,862	45,574	70,436

Impairment of goodwill	—	(45,574)	(45,574)

December 31, 2017	$24,862	$—	$24,862

Activity	—	—	—

December 31, 2018	$24,862	$—	$24,862

The Partnership tests goodwill for impairment at each year end by comparing its reporting units’ estimated fair values to carrying values. The Partnership completed its annual goodwill impairment assessment as of October 1, 2018 and concluded that goodwill was not impaired. The Partnership will continue to evaluate the goodwill at least annually or more frequently if impairment indicators arise.

As a result of such assessment during 2017, management concluded that the carrying amount of the goodwill related to the Funeral Home Operations reporting unit was greater than its fair value. Based on the discounted cash flow method of the income approach to valuation, management and the audit committee determined the fair value of the Funeral Home Operations reporting unit and concluded that the goodwill was fully impaired. This impairment charge will not result in any current or future cash expenditures. Consideration was given within the valuation of the Funeral Home Operations reporting unit to the changes made during 2017 to the pre-need sales funding structure, erosion of market capitalization and achievability of the reporting unit’s forecasted EBITDA margin relative to its historical operating performance.

Intangible Assets

The Partnership has intangible assets with finite lives recognized in connection with acquisitions and long-term lease, management and operating agreements. The Partnership amortizes these intangible assets over their estimated useful lives.

The following table reflects the components of intangible assets at December 31, 2018 and 2017 (in thousands):

	December 31, 2018			December 31, 2017
	Gross Carrying Amount	Accumulated Amortization	Net Intangible Assets	Gross Carrying Amount	Accumulated Amortization	Net Intangible Assets
Lease and management agreements	$59,758	$(4,565)	$55,193	$59,758	$(3,569)	$56,189
Underlying contract value	6,239	(1,482)	$4,757	6,239	(1,326)	4,913
Non-compete agreements	2,853	(2,603)	$250	5,016	(4,156)	860
Other intangible assets	1,577	(356)	$1,221	1,777	(495)	1,282

Total intangible assets	$70,427	$(9,006)	$61,421	$72,790	$(9,546)	$63,244

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Amortization expense for intangible assets was $1.8 million and $2.2 million for the years ended December 31, 2018 and 2017, respectively. The following is estimated amortization expense related to intangible assets with finite lives for the periods noted below (in thousands):

2019	$1,398
2020	$1,278
2021	$1,213
2022	$1,210
2023	$1,206

10.	LONG-TERM DEBT

Total debt consisted of the following at the dates indicated (in thousands):

	December 31,
	2018	2017
Credit facility	$155,739	$153,423
7.875% Senior Notes, due June 2021	173,613	173,098
Notes payable—acquisition debt	92	304
Notes payable—acquisition non-competes	—	378
Insurance and vehicle financing	1,294	1,280
Less deferred financing costs, net of accumulated amortization	(9,692)	(9,788)

Total debt	321,046	318,695
Less current maturities	(798)	(1,002)

Total long-term debt	$320,248	$317,693

Credit Facility

On August 4, 2016, our 100% owned subsidiary, StoneMor Operating LLC (the “Operating Company”) entered into a Credit Agreement (the “Original Credit Agreement”) among each of the Subsidiaries of the Operating Company (together with the Operating Company, “Borrowers”), the Lenders identified therein, Capital One, National Association (“Capital One”), as Administrative Agent, Issuing Bank and Swingline Lender, Citizens Bank N.A., as Syndication Agent, and TD Bank, N.A. and Raymond James Bank, N.A., as Co-Documentation Agents. In addition, on the same date, the Partnership, the Borrowers and Capital One, as Administrative Agent, entered into the Guaranty and Collateral Agreement (the “Guaranty Agreement,” and together with the Credit Agreement, “New Agreements”). Capitalized terms which are not defined in the following description of the New Agreements shall have the meaning assigned to such terms in the New Agreements, as amended.

On March 15, 2017, the Borrowers, Capital One, as Administrative Agent and acting in accordance with the written consent of the Required Lenders, entered into the First Amendment to Credit Agreement. Those parties subsequently entered into a Second Amendment and Limited Waiver on July 26, 2017, a Third Amendment and Limited Waiver effective as of August 15, 2017, a Fourth Amendment to Credit Agreement dated September 29, 2017, a Fifth Amendment to Credit Agreement dated as of December 22, 2017 but effective as of September 29, 2017, a Sixth Amendment and Waiver to Credit Agreement dated June 12, 2018 and a Seventh Amendment and Waiver to the Credit Agreement dated July 13, 2018. We refer to the Original Credit Agreement, as so amended, as the “Original Amended Agreement.” On February 4, 2019, the Partnership, the Borrowers, Capital One, as Administrative Agent and the Lenders entered into an Eighth Amendment and Waiver to Credit Agreement (the “Eighth Amendment”). See Note 19 for a detailed discussion of the changes to the Original Amended Agreement effected by the Eighth Amendment.

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The Original Amended Agreement provided for up to $175.0 million initial aggregate amount of Revolving Commitments, which were subject to borrowing base limitations. Prior to the Eighth Amendment, the Operating Company could also request the issuance of Letters of Credit for up to $15.0 million in the aggregate, of which there were $9.4 million outstanding at December 31, 2018 and $7.5 million outstanding at December 31, 2017. Prior to the Eighth Amendment, the Maturity Date under the Original Amended Agreement was the earlier of (i) August 4, 2021 and (ii) the date that is six months prior to the earliest scheduled maturity date of any outstanding Permitted Unsecured Indebtedness (at present, such date is December 1, 2020, which is six months prior to the June 1, 2021 maturity date of outstanding 7.875% senior notes).

As of December 31, 2018, the outstanding amount of borrowings under the Original Amended Agreement was $155.7 million, which was used to pay down outstanding obligations under the Partnership’s prior credit agreement, to pay fees, costs and expenses related to the New Agreements and to fund working capital needs. Prior to the Eighth Amendment, proceeds of the Loans under the Original Amended Agreement could be used to finance the working capital needs and for other general corporate purposes of the Borrowers and Guarantors, including acquisitions and distributions permitted under the Original Amended Agreement.

Each Borrowing under the Original Amended Credit Agreement is comprised of Base Rate Loans or Eurodollar Loans. The Loans comprising each Base Rate Borrowing (including each Swingline Loan) bear interest at the Base Rate plus the Applicable Rate, and the Loans comprising each Eurodollar Borrowing bear interest at the Eurodollar Rate plus the Applicable Rate.

Prior to the Sixth Amendment and Waiver, the Applicable Rate was determined based on the Consolidated Leverage Ratio of the Partnership and its Subsidiaries and ranged from 1.75% to 3.75% for Eurodollar Rate Loans and 0.75% to 2.75% for Base Rate Loans and between 0.30% and 0.50% for unused commitment fee. The Sixth Amendment and Waiver redetermined the Applicable Rate based on the Consolidated Secured Net Leverage Ratio of the Partnership and its Subsidiaries and increased the minimum and maximum Applicable Rate by 0.50% to be in the range between 2.25% to 4.25% for Eurodollar Rate Loans and 1.25% to 3.75% for Base Rate Loans (but in no event less that the Applicable Rate that would be in effect if calculated as set forth in the Original Amended Agreement not giving effect to the Sixth Amendment and Waiver and the Seventh Amendment and Waiver). As of December 31, 2018, the Applicable Rate for Eurodollar Rate Loans was 4.25% and for Base Rate Loans was 3.25%. Prior to the Eighth Amendment, the Original Amended Agreement also required the Borrowers to pay a quarterly unused commitment fee, which accrued at the Applicable Rate on the amount by which the commitments under the Original Amended Agreement exceeded the usage of such commitments, and which is included within interest expense on the Partnership’s condensed consolidated statements of operations. On December 31, 2018, the weighted average interest rate on outstanding borrowings under the Original Amended Agreement was 7.2%

Prior to the Eighth Amendment, the Original Amended Agreement contained financial covenants, pursuant to which the Partnership will not permit:

•

until June 12, 2018, the ratio of Consolidated Funded Indebtedness (net of unrestricted cash and cash equivalents in an of up to $5.0 million) to Consolidated EBITDA, or the Consolidated Leverage Ratio, as of the last day of any fiscal quarter, commencing on September 30, 2016, determined for the period of four consecutive fiscal quarters ending on such date (the “Measurement Period”), to be greater than 4.25 to 1.00 for periods ended in 2018 and 4.00 to 1:00 for the period ended March 31, 2018;

•

after June 12, 2018, the ratio of Consolidated Secured Funded Indebtedness to Consolidated EBITDA, or the Consolidated Secured Net Leverage Ratio, to be greater than 5.75:1.00 for the period ended June 30, 2018 and the period ended September 30, 2018, 5.50:1.00 for the period ended December 31, 2018, 5.00:1.00 for periods ending in fiscal 2019 and 4.50:1.00 for periods ending in fiscal 2020;

•

until June 12, 2018, the ratio of Consolidated EBITDA to Consolidated Debt Service, or the Consolidated Debt Service Coverage Ratio, as of the last day of any fiscal quarter, commencing on September 30, 2016 to be less than 2.50 to 1.00 for any Measurement Period; and

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•

the ratio of Consolidated EBITDA (reduced, among other things, by the amount of maintenance and growth capital expenditures not financed with debt (other than Revolving Commitments), taxes and certain restricted payments including distributions paid in cash) to Consolidated Fixed Charges, or the Consolidated Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter, commencing on December 31, 2017, to be less than 1:00 to 1:00 for any Measurement Period in 2018, 1:10 to 1:00 for any Measurement Period in 2019 and 1.20 to 1.00 for any Measurement Period in 2020.

Additional covenants include customary limitations, subject to certain exceptions, on, among others: (i) the incurrence of Indebtedness; (ii) granting of Liens; (iii) fundamental changes and dispositions; (iv) investments, loans, advances, guarantees and acquisitions; (v) swap agreements; (vi) transactions with Affiliates; (vii) Restricted Payments; (viii) restrictive agreements; (ix) amendments to organizational documents and indebtedness; (x) prepayment of indebtedness; and (xi) Sale and Leaseback Transactions. The Original Amended Agreement also prohibited distributions to the Partnership’s partners unless the Consolidated Leverage Ratio (determined based on Consolidated EBITDA calculated giving effect to amendments under the Sixth Amendment) was not greater than 7.50:1.00 and the Revolving Credit Availability was at least $25.0 million.

The Borrowers’ obligations under the Original Amended Agreement are guaranteed by the Partnership and the Borrowers. Pursuant to the Guaranty Agreement, the Borrowers’ obligations under the Original Amended Agreement are secured by a first priority lien and security interest (subject to permitted liens and security interests) in substantially all of the Partnership’s and Borrowers’ assets, whether then owned or thereafter acquired, excluding certain excluded assets, which include, among others: (i) Trust Accounts, certain proceeds required by law to be placed into such Trust Accounts and funds held in such Trust Accounts; and (ii) Excluded Real Property, including owned and leased real property that may not be pledged as a matter of law.

The Partnership was not in compliance with the facility’s maximum Consolidated Leverage Ratio for the periods ended March 31, 2018 and December 31, 2017, which constituted defaults that the lenders agreed to waive pursuant to the Sixth Amendment and Waiver. In addition, the Partnership’s failure to timely file its 2017 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the period ended March 31, 2018 constituted defaults under its revolving credit facility. Under the Sixth Amendment and Waiver, the lenders agreed to waive such defaults and extend the dates by which certain reports were required to be filed, and under the Seventh Amendment and Waiver, the lenders agreed to waive our failure to timely file the 2017 Annual Report on Form 10-K on or before the previously extended filing deadline and agreed to further extend the dates by which certain reports were required to be filed. Under the Eighth Amendment and Waiver, the lenders agreed to waive defaults resulting from our failure to comply with the facility’s maximum Consolidated Secured Net Leverage Ratio and minimum Consolidated Fixed Charge Coverage Ratio for the periods ended June 30, September 30 and December 31, 2018 and our failure to timely file the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 on or before the previously extended filing deadlines and agreed to further extend the dates by which these reports were required to be filed. See Note 19 in Part II, Item 8. Financial Statements and Supplementary Data, for further detail regarding the extended filing deadlines for our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2018 and September 30, 2018.

Senior Notes

On May 28, 2013, the Partnership issued $175.0 million aggregate principal amount of 7.875% Senior Notes due 2021 (the “Senior Notes”). The Partnership pays 7.875% interest per annum on the principal amount of the Senior Notes, payable in cash semi-annually in arrears on June 1 and December 1 of each year. The net proceeds from the offering of the Senior Notes were used to retire a $150.0 million aggregate principal amount of 10.25% Senior Notes due 2017 and the remaining proceeds were used for general corporate purposes. The Senior Notes were issued at 97.832% of par resulting in gross proceeds of $171.2 million with an original issue discount of approximately $3.8 million. The Partnership incurred debt issuance costs and fees of approximately $4.6 million. These costs and fees are deferred and will be amortized over the life of the Senior Notes. The Senior Notes mature on June 1, 2021.

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The Partnership may redeem the Senior Notes at any time, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning June 1 of the years indicated:

Year	Percentage
2018	101.969%
2019 and thereafter	100.000%

Subject to certain exceptions, upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the Senior Notes will have the right to require the Partnership to purchase that holder’s Senior Notes for a cash price equal to 101% of the principal amounts to be purchased, plus accrued and unpaid interest.

The Senior Notes are jointly and severally guaranteed by certain of the Partnership’s subsidiaries. The Indenture governing the Senior Notes contains covenants, including limitations of the Partnership’s ability to incur additional indebtedness and liens, make certain dividends, distributions, redemptions or investments, enter into certain transactions with affiliates, make certain asset sales, and engage in certain mergers, consolidations or sales of all or substantially all of the Partnership’s assets, among other items. As of December 31, 2018, the Partnership was in compliance with these covenants.

11.	INCOME TAXES

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law. The Tax Act made broad and complex changes to the U.S. tax code by, among other things, reducing the federal corporate income tax rate, creating a new limitation on deductible interest expense, creating bonus depreciation that will allow for full expensing on qualified property, changing the lives of post-2017 net operating loss carryovers and imposing limitations on deductibility of certain executive compensation.

The Tax Act reduced the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate, the Partnership re-measured its ending net deferred tax liabilities at December 31, 2017 at the rate at which they are expected to reverse in the future and recognized a non-cash tax benefit of $6.5 million, in 2017. As of December 31, 2018, the re-measurement of the ending net deferred tax liabilities are completed in accordance with SAB 118 and no material adjustment related to the re-measurement were noted. In 2018 the partnership recognized a benefit for post 2017 federal net operating losses and deferred tax assets which offset long life deferred tax liabilities of approximately of $3.1 million.

The Partnership is not subject to U.S. federal and most state income taxes. The partners of the Partnership are liable for income tax in regard to their distributive share of the Partnership’s taxable income. Such taxable income may vary substantially from net income reported in the accompanying consolidated financial statements. Certain corporate subsidiaries are subject to federal and state income tax. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Partnership records a valuation allowance against its deferred tax assets if it deems that it is more likely than not that some portion or all of the recorded deferred tax assets will not be realizable in future periods.

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Income tax benefit for the years ended December 31, 2018 and 2017 consisted of the following (in thousands):

	Years Ended December 31,
	2018	2017
Current provision:
State	$(693)	$(681)
Federal	—	—
Foreign	(101)	(137)

Total	(794)	(818)

Deferred provision:
State	(23)	(373)
Federal	2,725	10,898
Foreign	(111)	(86)

Total	2,591	10,439

Total income tax benefit	$1,797	$9,621

A reconciliation of the federal statutory tax rate to the Partnership’s effective tax rate is as follows:

	Years Ended December 31,
	2018	2017
Computed tax provision (benefit) at the applicable statutory tax rate	21.0%	35.0%
State and local taxes net of federal income tax benefit	(1.1)%	(1.1)%
Tax exempt (income) loss	(1.5)%	(1.2)%
Change in current year valuation allowance	(18.3)%	(24.1)%
Partnership earnings not subject to tax	2.0%	6.3%
Changes in tax due to Tax Act and ASC 606 retroactive impact	0.5%	(7.7)%
Changes in valuation allowance due to Tax Act	—%	15.1%
Permanent differences	(0.1)%	(10.9)%
Other	—%	—%

Effective tax rate	2.5%	11.4%

The rate adjustment related to the change in valuation allowance due to the Tax Act was caused by changes in the federal tax rate and effective state rates and the creation of future unlimited-life deferred tax assets that are available to offset existing long-term deferred tax liabilities.

Significant components of the deferred tax assets and liabilities were as follows (in thousands):

	December 31,
	2018	2017
Deferred tax assets:
Prepaid expenses	$5,102	$5,538
State net operating loss	24,162	19,305
Federal net operating loss	84,017	74,109
Foreign net operating loss	2,106	2,306
Other	55	55
Valuation allowance	(89,066)	(73,759)

Total deferred tax assets	26,376	27,554

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	December 31,
	2018	2017
Deferred tax liabilities:
Property, plant and equipment	$2,119	$4,104
Deferred revenue related to future revenues and accounts receivable	25,021	27,175
Deferred revenue related to cemetery property	5,825	5,829

Total deferred tax liabilities	32,965	37,108

Net deferred tax liabilities	$6,589	$9,554

Net deferred tax assets and liabilities were classified on the consolidated balance sheets as follows (in thousands):

	December 31,
	2018	2017
Deferred tax assets	$86	$84

Noncurrent assets	86	84

Deferred tax assets	26,290	27,470
Deferred tax liabilities	32,965	37,108

Noncurrent liabilities	6,675	9,638

Net deferred tax liabilities	$6,589	$9,554

At December 31, 2018, the Partnership had available approximately $0.1 million of alternative minimum tax credit carryforwards and approximately $396.6 million and $500.7 million of federal and state net operating loss carryforwards, respectively, a portion of which expires annually.

Management periodically evaluates all evidence both positive and negative in determining whether a valuation allowance to reduce the carrying value of deferred tax assets is required. The vast majority of the Partnership’s taxable subsidiaries continue to accumulate deferred tax assets that on a more likely than not basis will not be realized. A full valuation allowance continues to be maintained on these taxable subsidiaries. The valuation allowance decreased in 2017 primarily due to a decrease in deferred tax liabilities that will reverse outside the carryforward period for our deferred tax assets, partially offset by an increase in net deferred tax assets that are not more likely than not to be realized. The valuation allowance increased in 2018 due to increases in deferred tax assets that are not more likely than not expected to be realized.

At December 31, 2018, based on the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believed it was more likely than not that the Partnership will realize the benefits of these deductible differences. The amount of deferred tax assets considered realizable could be reduced in the future if estimates of future taxable income during the carryforward period are reduced.

In accordance with applicable accounting standards, the Partnership recognizes only the impact of income tax positions that, based upon their merits, are more likely than not to be sustained upon audit by a taxing authority. To evaluate its current tax positions in order to identify any material uncertain tax positions, the Partnership developed a policy of identifying and evaluating uncertain tax positions that considers support for each tax position, industry standards, tax return disclosures and schedules and the significance of each position. It is the Partnership’s policy to recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense. At December 31, 2018 and 2017, the Partnership had no material uncertain tax positions.

The Partnership is not currently under examination by any federal or state jurisdictions. The federal statute of limitations and certain state statutes of limitations are open from 2013 forward.

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12.	DEFERRED REVENUES AND COSTS

The Partnership defers revenues and all direct costs associated with the sale of pre-need cemetery merchandise and services until the merchandise is delivered or the services are performed. The Partnership recognizes deferred merchandise and service revenues as deferred revenues within long-term liabilities on its consolidated balance sheets. The Partnership recognizes deferred direct costs associated with pre-need cemetery merchandise and service revenues as deferred selling and obtaining costs within long-term assets on its consolidated balance sheets. The Partnership also defers the costs to obtain new pre-need cemetery and new prearranged funeral business as well as the investment earnings on the prearranged services and merchandise trusts.

Deferred revenues and related costs consisted of the following at the dates indicated (in thousands):

	December 31,
	2018	2017
Deferred contract revenues	$830,602	$808,549
Deferred merchandise trust revenue	92,718	105,354
Deferred merchandise trust unrealized gains (losses)	(9,034)	(1,277)

Deferred revenues	$914,286	$912,626

Deferred selling and obtaining costs	$112,660	$126,398

Deferred revenues presented in the table above are net of the allowance for contract cancellations disclosed in Note 4.

The activity in deferred selling and obtaining costs was as follows (in thousands):

December 31, 2018
Deferred selling and obtaining costs, beginning of period	$126,398
Cumulative effect of accounting change	(18,557)
Change in deferred selling and obtaining costs	4,819

Deferred selling and obtaining costs, end of period	$112,660

For the year ended December 31, 2018, the Partnership recognized $58.7 million of the deferred revenue balance at December 31, 2017 as revenue. Also during the year ended December 31, 2018, the Partnership recognized $4.8 million from deferred incremental direct selling costs.

The components of deferred revenues, net in the Partnership’s Condensed Consolidated Balance Sheet at December 31, 2018 and December 31, 2017 were as follows (in thousands):

	December 31, 2018	December 31, 2017
Deferred revenue	$937,708	$912,626
Amounts due from customers for unfulfilled performance obligations on cancellable pre-need contracts (1)	(23,422)	—

Deferred revenue, net	$914,286	$912,626

(1)

Prior to the adoption of “Revenue from Contracts with Customers” on January 1, 2018, amounts due from customers for unfulfilled performance obligations on cancellable pre-need contracts were included in “Accounts Receivable and Long-term accounts receivable, net of allowance.”

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The Partnership cannot estimate the period when it expects its remaining performance obligations will be recognized because certain performance obligations will only be satisfied at the time of death. The Partnership expects to service 55% of its deferred revenue in the first 4-5 years and approximately 80% of its deferred revenue within 18 years.

13.	LONG-TERM INCENTIVE AND RETIREMENT PLANS

2018 Long-Term Incentive Plan

Effective August 22, 2018, the General Partner’s Board of Directors (the “Board”) adopted the Stonemor Amended and Restated 2018 Long-Term Incentive Plan (“2018 LTIP”), which amended and restated the Stonemor Partners L.P. 2014 Long-Term Incentive Plan (“2014 LTIP”) that had been approved by the Board and the Partnership’s unitholders in 2014. The 2018 LTIP increased the number of units that may be delivered with respect to awards from 1,500,000 common units plan to 2,000,000 common units. The Compensation and Nominating and Governance Committee of the Board (the “Compensation Committee”) administers the 2018 LTIP.

The 2018 LTIP permits the grant of awards, which may be in the form of phantom units, restricted units, unit appreciation rights (“UAR”), options, performance awards, cash awards, distribution equivalent rights or other equity awards, including performance factors for each, covering an aggregate of 2,000,000 common units, a number that the Board may increase by up to 100,000 common units per year. At December 31, 2018, the estimated number of common units to be issued upon vesting of outstanding awards under this plan, assuming the satisfaction of the maximum conditions for performance factors, was 1,122,601. As of December 31, 2018, a cumulative number of 34,036 common units had been issued, leaving 843,363 common units available for future grants under the plan, assuming no increases by the Board.

Phantom Unit Awards

Phantom units represent contingent rights to receive a common unit or an amount of cash, or a combination of both, based upon the value of a common unit. Phantom units become payable, in cash or common units, at the Partnership’s election, upon the separation of directors and executives from service or upon the occurrence of certain other events specified in the underlying agreements. Phantom units are subject to terms and conditions determined by the Compensation Committee. In tandem with phantom unit grants, the Compensation Committee may grant distribution equivalent rights (“DERs”), which are the right to receive an amount in cash or common units equal to the cash distributions made by the Partnership with respect to common unit during the period that the underlying phantom unit is outstanding. All phantom units outstanding under the 2018 LTIP at December 31, 2018 contain tandem DERs to the extent there were distributions.

The following table sets forth the 2018 LTIP phantom unit award activity for the years ended December 31, 2018 and 2017, respectively:

	Years Ended December 31,
	2018	2017
Outstanding, beginning of period	108,602	117,630
Granted (1)	354,104	41,732
Settled in common units or cash (1)	(709)	(16,098)
Forfeiture	(87,536)
Performance vesting forfeiture	(29,512)	(34,662)

Outstanding, end of period (2)	344,949	108,602

(1)

The weighted-average grant date fair value for the unit awards on the date of grant was $6.72 and $8.11 for the years ended December 31, 2018 and 2017, respectively. The intrinsic values of unit awards vested during the years ended December 31, 2018 and 2017 were $2.4 million and $0.4 million, respectively.

(2)	Based on the closing price of the common units on December 31, 2018, the estimated intrinsic value of the outstanding unit awards was $2.4 million at December 31, 2018.

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Restricted Unit Awards

A restricted unit is a common unit that is subject to a restricted period established by the Compensation Committee, during which the award remains subject to forfeiture or is either not exercisable by or payable to the recipient of the award. The Compensation Committee determines the number of restricted units to be granted, the period of time when the restricted units are subject to vesting or forfeiture conditions, which may include accelerated vesting upon the achievement of certain performance goals, and such other terms and conditions the Compensation Committee may establish. Upon or as soon as reasonably practical following the vesting of a restricted unit, the participant is entitled to receive a certificate evidencing ownership of the unit or to have the restrictions removed from any certificate that may have previously been delivered so that the unit will be unrestricted. Recipients of restricted unit awards are entitled to unit distributions rights (“UDRs”), representing the right to receive distributions made with respect to the Partnership’s common units. Such UDRs may be payable in cash or as additional restricted units and may be subject to forfeiture and withheld until the restricted units to which they relate cease to be subject to forfeiture, all as determined by the Compensation Committee. All restricted units outstanding under the 2018 LTIP at December 31, 2018 provided for current payment of UDRs in cash at the time the related distributions were paid to the Partnership’s unitholders.

The following table sets forth the 2018 LTIP restricted unit award activity for the years ended December 31, 2018 and 2017, respectively:

	Years Ended December 31,
	2018	2017
Outstanding, beginning of period	—	—
Granted (1)	780,949	—
Settled in common units or cash (1)	—	—
Performance vesting forfeiture	—	—

Outstanding, end of period (2)	780,949	—

(1)	The weighted-average grant date fair value for the unit awards on the date of grant was $3.98 for the year ended December 31, 2018.

2004 Long-Term Incentive Plan

The Compensation Committee administers the Partnership’s 2004 Long-Term Incentive Plan (“2004 LTIP”). The 2004 LTIP permitted the grant of awards, which were permitted to be in the form of phantom units, restricted units, unit appreciation rights (“UAR”) or other equity awards. At December 31, 2018, the estimated number of common units to be issued upon vesting and exercise of outstanding awards under this plan was 219,306, based upon the closing price of our common units at December 31, 2018. A cumulative number of 626,188 common units had been issued under the 2004 LTIP as of December 31, 2018. There were no awards available for grant under the 2004 LTIP at December 31, 2017 because no new awards were permitted to be made after its expiration on September 10, 2014.

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Phantom Unit Awards

Phantom units were credited to participants’ mandatory deferred compensation accounts in connection with DERs accruing on phantom units received under the 2004 LTIP. These DERs continue to accrue until the underlying securities are issued. The following table sets forth the 2004 LTIP activity related to DERs credited as phantom units to the participant’s accounts for the years ended December 31, 2018 and 2017, respectively:

	Years Ended December 31,
	2018	2017
Outstanding, beginning of period	219,306	205,510
Granted (1)	—	13,796
Settled in common units or cash	—	—

Outstanding, end of period (2)	219,306	219,306

(1)	The weighted-average grant date fair value for the phantom unit awards on the date of grant was $9.70 for the year ended December 31, 2017.
(2)	Based on the closing price of the common units on December 31, 2018, the estimated intrinsic value of the outstanding restricted phantom units was $0.5 million.

Unit Appreciation Rights Awards

UAR awards represent a right to receive an amount equal to the closing price of the Partnership’s common units on the date preceding the exercise date less the exercise price of the UARs, to the extent the closing price of the Partnership’s common units on the date preceding the exercise date is in excess of the exercise price. This amount is then divided by the closing price of the Partnership’s common units on the date preceding the exercise date to determine the number of common units to be issued to the participant. UAR awards are subject to terms and conditions determined by the Compensation Committee, which may include vesting restrictions. UAR awards granted through December 31, 2018 have a five-year contractual term beginning on the grant date and vest ratably over a period of 48 months beginning on the grant date. All of the UARs outstanding at December 31, 2018 are vested. The following table sets forth the UAR award activity for the years ended December 31, 2018 and 2017, respectively:

	Years Ended December 31,
	2018	2017
Outstanding, beginning of period	58,646	66,355
Granted	—	—
Exercised	—	—
Forfeited	(43,646)	(7,709)

Outstanding, end of period (1)	15,000	58,646

Exercisable, end of period	15,000	57,081

Based on the closing price of the common units on December 31, 2018 the outstanding UARs had no intrinsic value and the weighted average remaining contractual life for outstanding UAR awards at December 31, 2018 was 0.1 years.

Total compensation expense for restricted unit award activity for the year ended December 31, 2018, was approximately $0.4 million. Total compensation expense for phantom unit awards under both the 2004 LTIP and the 2018 LTIP was approximately $2.0 million and $0.4 million for the years ended December 31, 2018 and 2017, respectively

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At December 31, 2018, the Partnership had no unrecognized compensation expense related to unvested UAR awards. The Partnership recognized total compensation expense for UAR awards of $0.1 million for each of the years ended December 31, 2018 and 2017.

14.	COMMITMENTS AND CONTINGENCIES

Legal

The Partnership is currently subject to class or collective actions under the Securities Exchange Act of 1934 and for related state law claims that certain of our officers and directors breached their fiduciary duty to the Partnership and its unitholders. The Partnership could also become subject to additional claims and legal proceedings relating to the factual allegations made in these actions. While management cannot reasonably estimate the potential exposure in these matters at this time, if the Partnership does not prevail in any such proceedings, the Partnership could be required to pay substantial damages or settlement costs, subject to certain insurance coverages. Management has determined that, based on the status of the claims and legal proceedings against us, the amount of the potential losses cannot be reasonably estimated at this time. These actions are summarized below.

•

Anderson v. StoneMor Partners, LP, et al., No. 2:16-cv-6111, filed on November 21, 2016, in the United States District Court for the Eastern District of Pennsylvania. The plaintiffs in this case (as well as Klein v. StoneMor Partners, LP, et al., No. 2:16-cv-6275, filed in the United States District Court for the Eastern District of Pennsylvania on December 2, 2016, which has been consolidated with this case) brought an action on behalf of a putative class of the holders of Partnership units and allege that the Partnership made misrepresentations to investors in violation of Section 10(b) of the Securities Exchange Act of 1934 by, among other things and in general, failing to clearly disclose the use of proceeds from debt and equity offerings by making allegedly false or misleading statements concerning (a) the Partnership’s strength or health in connection with a particular quarter’s distribution announcement, (b) the connection between operations and distributions and (c) the Partnership’s use of cash from equity offerings and its credit facility. Plaintiffs sought damages from the Partnership and certain of its officers and directors on behalf of the class of Partnership unitholders, as well as costs and attorneys’ fees. Lead plaintiffs have been appointed in this case, and filed a Consolidated Amended Class Action Complaint on April 24, 2017. Defendants filed a motion to dismiss that Consolidated Amended Complaint on June 8, 2017. The motion was granted on October 31, 2017, and the court entered judgment dismissing the case on November 30, 2017. Plaintiffs filed a notice of appeal on December 29, 2017. Oral argument was held before the United States Court of Appeals for the Third Circuit on November 1, 2018. The Partnership expects the court to render a decision in the near future, but there can be no assurance as to when the court will issue its ruling.

•

Bunim v. Miller, et al., No. 2:17-cv-519-ER, pending in the United States District Court for the Eastern District of Pennsylvania, and filed on February 6, 2017. The plaintiff in this case brought, derivatively on behalf of the Partnership, claims that StoneMor GP’s officers and directors aided and abetted in breaches of StoneMor GP’s purported fiduciary duties by, among other things and in general, allegedly making misrepresentations through the use of non-GAAP accounting standards in its public filings, by allegedly failing to clearly disclose the use of proceeds from debt and equity offerings, and by allegedly approving unsustainable distributions. The plaintiff also claims that these actions and misrepresentations give rise to causes of action for gross mismanagement, unjust enrichment, and (in connection with a purportedly misleading proxy statement filed in 2014) violations of Section 14(a) of the Securities Exchange Act of 1934. The derivative plaintiff seeks an award of damages, attorneys’ fees and costs in favor of the Partnership as nominal plaintiff, as well as general compliance and governance changes. This case has been stayed, by the agreement of the parties, pending final resolution of the motion to dismiss filed in the Anderson case, provided that either party may terminate the stay on 30 days’ notice.

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•

Muth v. StoneMor G.P. LLC, et al., December Term, 2016, No. 1196 and Binder v. StoneMor G.P. LLC, et al., January Term, 2017, No. 4872, both pending in the Court of Common Pleas for Philadelphia County, Pennsylvania, and filed on December 20, 2016 and February 3, 2017, respectively. In these cases, the plaintiffs brought, derivatively on behalf of the Partnership, claims that StoneMor GP’s officers and directors aided and abetted in breaches of StoneMor GP’s purported fiduciary duties by, among other things and in general, allegedly making misrepresentations through the use of non-GAAP accounting standards in its public filings and by failing to clearly disclose the use of proceeds from debt and equity offerings, as well as approving unsustainable distributions. The plaintiffs also claim that these actions and misrepresentations give rise to a cause of action for unjust enrichment. The derivative plaintiffs seek an award of damages, attorneys’ fees and costs in favor of the Partnership as nominal plaintiff, as well as alterations to the procedures for electing members to the board of StoneMor GP, and other compliance and governance changes. These cases have been consolidated and stayed, by the agreement of the parties, pending final resolution of the motion to dismiss filed in the Anderson case, provided that either party may terminate the stay on 30 days’ notice.

The Philadelphia Regional Office of the Securities and Exchange Commission, Enforcement Division, is continuing its investigation of the Partnership as to whether violations of federal securities laws have occurred. The investigation relates to, among other things, our prior restatements, financial statements, internal control over financial reporting, public disclosures, use of non-GAAP financial measures, matters pertaining to unitholder distributions and the sources of funds therefor and information relating to protection of our confidential information and our policies regarding insider trading. We are continuing to cooperate with the SEC staff.

The Partnership is party to other legal proceedings in the ordinary course of its business but does not expect the outcome of any proceedings, individually or in the aggregate, to have a material adverse effect on its financial position, results of operations or cash flows. The Partnership carries insurance with coverage and coverage limits that it believes to be customary in the cemetery and funeral home industry. Although there can be no assurance that such insurance will be sufficient to protect the Partnership against all contingencies, management believes that the insurance protection is reasonable in view of the nature and scope of the operations.

Leases

In 2017, the Partnership entered into capital leases that had aggregate gross and net asset values of $1.9 million and $1.8 million, respectively, at December 31, 2018. The Partnership has noncancelable leases for equipment and office space that expire at various dates with initial terms ranging from one to twenty-four years. Certain leases provide the Partnership with the option to renew for additional periods. Where leases contain escalation clauses, rent abatements, and/or concessions, the Partnership applies them in the determination of straight-line rent expense over the lease term. Leasehold improvements are amortized over the shorter of the lease term or asset life, which may include renewal periods where the renewal is reasonably assured, and is included in the determination of straight-line rent expense. Rent expense for operating leases for the years ended December 31, 2018 and 2017 was $4.9 million and $4.5, respectively. The aggregate amount of remaining future minimum lease payments as of December 31, 2018 is as follows (in thousands):

	Operating	Capital
2019	$4,349	$1,499
2020	2,765	1,196
2021	2,130	949
2022	1,539	558
2023	1,184	89
Thereafter	5,737	—

Total	$17,704	$4,291

Less: Interest on capital leases		(875)

Total principal payable on capital leases		$3,416

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Other

In connection with the Partnership’s 2014 lease and management agreements with the Archdiocese of Philadelphia, it has committed to pay aggregate fixed rent of $36.0 million in the following amounts:

Lease Years 1-5 (May 28, 2014-May 31, 2019)	None
Lease Years 6-20 (June 1, 2019-May 31, 2034)	$1,000,000 per Lease Year
Lease Years 21-25 (June 1, 2034-May 31, 2039)	$1,200,000 per Lease Year
Lease Years 26-35 (June 1, 2039-May 31, 2049)	$1,500,000 per Lease Year
Lease Years 36-60 (June 1, 2049-May 31, 2074)	None

The fixed rent for lease years 6 through 11, an aggregate of $6.0 million, is deferred. If, prior to May 31, 2024, the Archdiocese terminates the agreements pursuant to a lease year 11 termination or the Partnership terminates the agreements as a result of a default by the Archdiocese, the Partnership is entitled to retain the deferred fixed rent. If the agreements are not terminated, the deferred fixed rent will become due and payable on or before June 30, 2024.

15.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Management has established a hierarchy to measure the Partnership’s financial instruments at fair value, which requires it to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs represent market data obtained from independent sources; whereas, unobservable inputs reflect the Partnership’s own market assumptions, which are used if observable inputs are not reasonably available without undue cost and effort. The hierarchy defines three levels of inputs that may be used to measure fair value:

•	Level 1 – Unadjusted quoted market prices in active markets for identical, unrestricted assets or liabilities that the reporting entity has the ability to access at the measurement date.

•

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the same contractual term of the asset or liability.

•

Level 3 – Unobservable inputs that the entity’s own assumptions about the assumptions market participants would use in the pricing of the asset or liability and are consequently not based on market activity but rather through particular valuation techniques.

The Partnership’s current assets and liabilities and customer receivables on its consolidated balance sheets are similar to cash basis financial instruments, and their estimated fair values approximate their carrying values due to their short-term nature and thus are categorized as Level 1. The Partnership’s merchandise and perpetual care trusts consist of investments in debt and equity marketable securities and cash equivalents, are carried at fair value, and are considered either Level 1 or Level 2 (see Note 7 and Note 8). Where quoted prices are available in an active market, securities are classified as Level 1 investments pursuant to the fair value measurement hierarchy.

Where quoted market prices are not available for the specific security, fair values are estimated by using either quoted prices of securities with similar characteristics or an income approach fair value model with observable inputs that include a combination of interest rates, yield curves, credit risks, prepayment speeds, rating, and tax-exempt status. These securities are classified as Level 2 investments pursuant to the fair value measurements hierarchy. Certain investments in the merchandise and perpetual care trusts are excluded from the fair value leveling hierarchy in accordance with GAAP. These funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy.

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The Partnership’s other financial instruments at December 31, 2018 and 2017 consist of its Senior Notes and outstanding borrowings under its revolving credit facility (see Note 10). The estimated fair values of the Partnership’s Senior Notes at December 31, 2018 and 2017 were $162.50 million and $173.30 million, respectively, based on trades made on those dates, compared with the carrying amounts of $173.6 million and $173.1 million, respectively. At December 31, 2018 and 2017 , the carrying values of outstanding borrowings under the Partnership’s revolving credit facility (see Note 10), which bears interest at variable interest rates with maturities of 90 days or less, approximated their estimated fair values. The Senior Notes and the credit facility are valued using Level 2 inputs.

The Partnership may be required to measure certain assets and liabilities at fair value on a nonrecurring basis in accordance with GAAP from time to time. These adjustments to fair value usually result from impairment charges. In 2017, as discussed in Note 9, in connection with its annual goodwill impairment assessment, the Partnership recorded a loss on goodwill impairment of $45.6 million related to our Funeral Home Operations reporting unit. This impairment was recorded by comparing the estimated fair value of the reporting unit to its carrying value. The fair value of the reporting unit was derived using discounted cash flow analyses based on Level 3 inputs.

The lower of cost or estimated fair value of assets held for sale at December 31, 2018 and 2017 were $0.8 million and $1.0 million respectively with an original net book value of $1.9 million prior to an adjustment of $0.2 million and $0.9 million during December 31, 2018 and 2017 respectively. Assets held for sale are valued at lower of cost or estimated fair value based on broker comparables and estimates at the time the assets are classified as held for sale. These assets held for sale are classified as Level 3 pursuant to the fair value measurement hierarchy. In addition, the Partnership had $0.9 million of assets held for use that were impaired by $0.4 million during 2017, resulting in an updated net book value of $0.5 million.

16.	SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The Partnership’s Senior Notes are guaranteed by StoneMor Operating LLC and its 100% owned subsidiaries, other than the co-issuer, as described below. The guarantees are full, unconditional, joint and several. The Partnership, or the “Parent,” and its 100% owned subsidiary, Cornerstone Family Services of West Virginia Subsidiary Inc., are the co-issuers of the Senior Notes. The Partnership’s consolidated financial statements as of and for the years ended December 31, 2018 and 2017 include the accounts of cemeteries operated under long-term lease, operating or management agreements. For the purposes of this note, these entities are deemed non-guarantor subsidiaries, as they are not 100% owned by the Partnership. The Partnership’s consolidated financial statements also contain merchandise and perpetual care trusts that are also non-guarantor subsidiaries for the purposes of this note.

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The financial information presented below reflects the Partnership’s standalone accounts, the combined accounts of the subsidiary co-issuer, the combined accounts of the guarantor subsidiaries, the combined accounts of the non-guarantor subsidiaries, the consolidating adjustments and eliminations and the Partnership’s consolidated accounts as of and for the years ended December 31, 2018 and 2017 For the purpose of the following financial information, the Partnership’s investments in its subsidiaries and the guarantor subsidiaries’ investments in their respective subsidiaries are presented in accordance with the equity method of accounting (in thousands):

CONDENSED CONSOLIDATING BALANCE SHEETS

December 31, 2018	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$—	$16,298	$1,849	$—	$18,147
Assets held for sale	—	—	757	—	—	757
Other current assets	—	3,718	64,167	11,527	—	79,412

Total current assets	—	3,718	81,222	13,376	—	98,316
Long-term accounts receivable	—	3,118	71,708	12,322	—	87,148
Cemetery and funeral home property and equipment	—	806	409,201	33,550	—	443,557
Merchandise trusts	—	—	—	488,248	—	488,248
Perpetual care trusts	—	—	—	330,562	—	330,562
Deferred selling and obtaining costs	—	5,511	88,705	18,444	—	112,660
Goodwill and intangible assets	—	—	25,676	60,607	—	86,283
Other assets	—	—	19,403	2,924	—	22,327
Investments in and amounts due from affiliates eliminated upon consolidation	61,875	(586)	539,997	—	(601,286)	—

Total assets	$61,875	$12,567	$1,235,912	$960,033	$(601,286)	$1,669,101

Liabilities and Partners’ Capital
Current liabilities	$—	$184	$60,216	$1,400	$—	$61,800
Long-term debt, net of deferred financing costs	68,453	105,160	146,635	—	—	320,248
Deferred revenues	—	32,147	770,337	111,802	—	914,286
Perpetual care trust corpus	—	—	—	330,562	—	330,562
Other long-term liabilities	—	—	33,553	15,230	—	48,783
Due to affiliates	—	—	173,613	543,543	(717,156)	—

Total liabilities	68,453	137,491	1,184,354	1,002,537	(717,156)	1,675,679

Partners’ capital	(6,578)	(124,924)	51,556	(42,502)	115,870	(6,578)

Total liabilities and partners’ capital	$61,875	$12,567	$1,235,910	$960,035	$(601,286)	$1,669,101

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CONDENSED CONSOLIDATING BALANCE SHEETS (continued)

December 31, 2017	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$—	$4,216	$2,605	$—	$6,821
Assets held for sale	—	—	1,016	—	—	1,016
Other current assets	—	3,882	83,901	17,366	—	105,149

Total current assets	—	3,882	89,133	19,971	—	112,986
Long-term accounts receivable	—	2,179	89,275	14,481	—	105,935
Cemetery and funeral home property and equipment	—	738	411,936	34,820	—	447,494
Merchandise trusts	—	—	—	515,456	—	515,456
Perpetual care trusts	—	—	—	339,928	—	339,928
Deferred selling and obtaining costs	—	6,171	98,639	21,588	—	126,398
Goodwill and intangible assets	—	—	26,347	61,759	—	88,106
Other assets	—	—	16,995	2,784	—	19,779
Investments in and amounts due from affiliates eliminated upon consolidation	159,946	82,836	556,783	—	(799,565)	—

Total assets	$159,946	$95,806	$1,289,108	$1,010,787	$(799,565)	$1,756,082

Liabilities and Partners’ Capital
Current liabilities	$—	$72	$44,380	$1,354	$—	$45,806
Long-term debt, net of deferred financing costs	68,250	104,848	144,595	—	—	317,693
Deferred revenues	—	33,469	773,516	105,641	—	912,626
Perpetual care trust corpus	—	—	—	339,928	—	339,928
Other long-term liabilities	—	—	34,149	14,184	—	48,333
Due to affiliates	—	—	173,098	576,025	(749,123)	—

Total liabilities	68,250	138,389	1,169,738	1,037,132	(749,123)	1,664,386

Partners’ capital	91,696	(42,583)	119,370	(26,345)	(50,442)	91,696

Total liabilities and partners’ capital	$159,946	$95,806	$1,289,108	$1,010,787	$(799,565)	$1,756,082

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CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

Year Ended December 31, 2018	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$6,382	$266,550	$52,271	$(9,077)	$316,126
Total costs and expenses	—	(13,666)	(285,578)	(58,349)	9,077	(348,516)
Other loss	—	(445)	(9,510)	(1,549)	—	(11,504)
Net loss from equity investment in subsidiaries	(63,084)	(54,573)	—	—	117,657	—
Interest expense	(5,434)	(8,348)	(15,787)	(1,033)	—	(30,602)

Income (loss) from continuing operations before income taxes	(68,518)	(70,650)	(44,325)	(8,660)	117,657	(74,496)
Income tax benefit	—	—	1,797	—	—	1,797

Net income (loss)	$(68,518)	$(70,650)	$(42,528)	$(8,660)	$117,657	$(72,699)

Year Ended December 31, 2017	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$7,788	$279,399	$58,981	$(7,941)	$338,227
Total costs and expenses	—	(12,306)	(290,850)	(53,685)	7,941	(348,900)
Other loss	—	—	(46,761)	—	—	(46,761)
Net loss from equity investment in subsidiaries	(69,724)	(71,281)	—	—	141,005	—
Interest expense	(5,434)	(8,348)	(12,623)	(940)	—	(27,345)

Income (loss) from continuing operations before income taxes	(75,158)	(84,147)	(70,835)	4,356	141,005	(84,779)
Income tax benefit	—	—	9,621	—	—	9,621

Net income (loss)	$(75,158)	$(84,147)	$(61,214)	$4,356	$141,005	$(75,158)

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CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

Year Ended December 31, 2018	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by operating activities	$—	$370	$39,943	$(73)	$(13,783)	$26,457
Cash Flows From Investing Activities:
Cash paid for acquisitions and capital expenditures, net of proceeds from divestitures and asset sales	—	(370)	(11,510)	(683)	—	(12,563)

Net cash used in investing activities	—	(370)	(11,510)	(683)	—	(12,563)

Cash Flows From Financing Activities:
Cash distributions	—	—	—	—	—	—
Payments to affiliates	—	—	(13,782)	—	13,782	—
Net borrowings and repayments of debt	—	—	1,387	—	—	1,387
Other financing activities	—	—	(3,955)	—	—	(3,955)

Net cash used in financing activities	—	—	(16,350)	—	13,782	(2,568)

Net decrease in cash and cash equivalents	—	—	12,082	(756)	—	11,326
Cash and cash equivalents—Beginning of period	—	—	4,216	2,605	—	6,821

Cash and cash equivalents—End of period	$—	$—	$16,298	$1,849	$—	$18,147

Year Ended December 31, 2017	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by operating activities	$24,545	$103	$28,488	$167	$(38,327)	$14,976
Cash Flows From Investing Activities:
Cash paid for acquisitions and capital expenditures, net of proceeds from divestitures and asset sales	—	(103)	(7,831)	(987)	—	(8,921)

Net cash used in investing activities	—	(103)	(7,831)	(987)	—	(8,921)

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Year Ended December 31, 2017	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash Flows From Financing Activities:
Cash distributions	$(24,545)	$—	$—	$—	$—	$(24,545)
Payments to affiliates	—	—	(38,327)	—	38,327	—
Net borrowings and repayments of debt	—	—	14,341	—	—	14,341
Other financing activities	—	—	(1,600)	—	—	(1,600)

Net cash used in financing activities	(24,545)	—	(25,586)	—	38,327	(11,804)

Net decrease in cash and cash equivalents	—	—	(4,929)	(820)	—	(5,749)
Cash and cash equivalents—Beginning of period	—	—	9,145	3,425	—	12,570

Cash and cash equivalents—End of period	$—	$—	$4,216	$2,605	$—	$6,821

17.    ISSUANCES OF LIMITED PARTNER UNITS

On November 19, 2015, the Partnership entered into an equity distribution agreement (“ATM Equity Program”) with a group of banks (the “Agents”) whereby it may sell, from time to time, common units representing limited partner interests having an aggregate offering price of up to $100,000,000. No common units were issued under the ATM Equity Program during the year ended December 31, 2018 or 2017.

Pursuant to a Common Unit Purchase Agreement, dated May 19, 2014, by and between the Partnership and American Cemeteries Infrastructure Investors, LLC, a Delaware limited liability company (“ACII”), the Partnership issued 78,342 paid-in-kind units to ACII in lieu of cash distributions of $0.7 million during the year ended December 31, 2017.

18.    SEGMENT INFORMATION

The Partnership’s operations include two reportable operating segments, Cemetery Operations and Funeral Home Operations. These operating segments reflect the way the Partnership manages its operations and makes business decisions as of December 31, 2018. Operating segment data for the periods indicated was as follows (in thousands):

	Years Ended December 31,
	2018	2017
STATEMENT OF OPERATIONS DATA:
Cemetery Operations:
Revenues	$261,935	$276,696
Operating costs and expenses	(238,974)	(233,950)
Depreciation and amortization	$(8,037)	(8,909)

Segment income	$14,924	$33,837

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	Years Ended December 31,
	2018	2017
Funeral Home Operations:
Revenues	$54,191	$61,531
Operating costs and expenses	(44,525)	(49,803)
Depreciation and amortization	(2,744)	(3,080)

Segment income	$6,922	$8,648

Reconciliation of segment income to net loss:
Cemetery Operations	$14,924	$33,837
Funeral Home Operations	6,922	8,648

Total segment income	21,846	42,485

Corporate overhead	(53,281)	(51,964)
Corporate depreciation and amortization	(955)	(1,194)
Loss on goodwill impairment	—	(45,574)
Other losses, net	(11,504)	(1,187)
Interest expense	(30,602)	(27,345)
Income tax benefit (expense)	1,797	9,621

Net loss	$(72,699)	$(75,158)

CASH FLOW DATA:
Capital expenditures:
Cemetery Operations	$9,025	$10,048
Funeral Home Operations	2,839	426
Corporate	308	315

Total capital expenditures	$12,172	$10,789

	December 31,
	2018	2017
BALANCE SHEET DATA:
Assets:
Cemetery Operations	$1,508,667	$1,594,091
Funeral Home Operations	136,064	152,934
Corporate	24,370	9,057

Total assets	$1,669,101	$1,756,082

Goodwill:
Cemetery Operations	$24,862	$24,862
Funeral Home Operations	—	—

Total goodwill	$24,862	$24,862

19.    SUBSEQUENT EVENTS

Credit Agreements

On February 4, 2019, StoneMor Operating LLC (the “Operating Company”), a wholly-owned subsidiary of the Partnership, the Subsidiaries (as defined in the Amended Credit Agreement) of the Operating Company (together with the Operating Company, “Borrowers”), the Lenders party thereto and Capital One, National Association (“Capital One”), as Administrative Agent (in such capacity, the “Administrative Agent”), entered into the Eighth Amendment and Waiver to Credit Agreement (the “Eighth Amendment” and the Original Amended Agreement, as further amended by the Eighth Amendment, the “Amended Credit Agreement”) which further amended the

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Credit Agreement dated August 4, 2016 (as previously amended by that certain First Amendment to Credit Agreement dated as of March 15, 2017, Second Amendment and Limited Waiver dated July 26, 2017, Third Amendment and Limited Waiver effective August 15, 2017, Fourth Amendment to Credit Agreement dated as of September 29, 2017, Fifth Amendment to Credit Agreement dated as of December 22, 2017 but effective as of September 29, 2017, Sixth Amendment and Waiver to Credit Agreement dated June 12, 2018 and Seventh Amendment and Waiver to Credit Agreement dated July 13, 2018, the “Original Amended Agreement”), dated as of August 4, 2016, among the Borrowers, the Lenders, Capital One, as Administrative Agent, Issuing Bank and Swingline Lender, Citizens Bank N.A., as Syndication Agent, and TD Bank, N.A. and Raymond James Bank, N.A., as Co-Documentation Agents. Capitalized terms not otherwise defined herein have the same meanings as specified in the Amended Credit Agreement.

The Eighth Amendment added to the Amended Credit Agreement a separate last out revolving credit facility (the “Tranche B Revolving Credit Facility”) in the aggregate amount of $35.0 million to be provided by certain affiliates of Axar Capital Management as the initial lenders under the Tranche B Revolving Credit Facility (the “Tranche B Revolving Lenders”) on the following terms (as further detailed in the Eighth Amendment):

•

the aggregate amount of the Tranche B Revolving Commitments is $35.0 million; such Commitments were utilized in the amount of $15.0 million, which is reduced by a $0.7 million Original Issue Discount on the Eighth Amendment effective date. The remaining $20 million in commitments may be utilized in the amount of $5.0 million (or any integral multiple thereof) from time to time until April 30, 2019, provided that any borrowings resulting in the outstanding principal amount of the Tranche B Revolving Credit Facility being in excess of $25.0 million require, as a condition to such borrowings, that the Partnership receive a fairness opinion with respect to the Tranche B Revolving Credit Facility;

•	Tranche B Revolving Credit Facility Maturity Date is one business day after the maturity date of the original revolving credit facility (the “Tranche A Revolving Credit Facility”);

•	the interest rate applicable to the loans made under the Tranche B Revolving Credit Facility is 8.00% per annum, payable quarterly in arrears;

•

borrowings under the Tranche B Revolving Credit Facility on the effective date of the Eighth Amendment (the “Eighth Amendment Effective Date”) were subject to an original issue discount in the amount of $0.7 million; and

•	upon the repayment or prepayment of the Tranche B Revolving Credit Facility in full, the Tranche B Revolving Lenders will receive additional interest in the amount of $0.7 million.

The Eighth Amendment also amended certain terms of the Original Amended Agreement to:

•	reduce the Tranche A Revolving Credit Availability Period to end on the Eighth Amendment Effective Date, which precludes borrowings under the Tranche A Revolving Credit Facility after such date;

•

reduce the amount of the Letter of Credit Sublimit from $15.0 million to $9.4 million, plus the principal amount of loans under the Tranche A Revolving Credit Facility that become subject to optional prepayment after the Eighth Amendment Effective Date, and permit the issuance of letters of credit under the Tranche A Revolving Credit Facility after the Eight Amendment Effective Date;

•

modify the Tranche A Revolving Credit Facility Maturity Date to be the earlier of (i) May 1, 2020 and (ii) the date that is six months prior to the earliest scheduled maturity date of any outstanding Permitted Unsecured Indebtedness;

•

redetermine the Applicable Rate to be 4.50% for Eurodollar Rate Loans and 3.50% for Base Rate Loans from the Eighth Amendment Effective Date to February 28, 2019; 4.75% and 3.75%, respectively, from March 1, 2019 to March 31, 2019; 5.50% and 4.50%, respectively, from April 1, 2019 to April 30, 2019; 5.75% and 4.75%, respectively, from May 1, 2019 to May 31, 2019; and 6.00% and 5.00%, respectively, from June 1, 2019;

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•	discontinue the accrual of the commitment fee after the Eighth Amendment Effective Date;

•

provide for ticking fees assessed on the amount of outstanding loans made under the Tranche A Revolving Credit Facility (the “Tranche A Revolving Loans”) and payable to the Tranche A Revolving Lenders (i) in-kind, by increasing the outstanding principal amount of such Lender’s Tranche A Revolving Loans (“PIK”) or (ii) in cash, in the following amounts and on the following dates:

•	3.00% on July 1, 2019, of which (x) 2.00% shall PIK and (y) 1.00% shall be payable in cash, unless the Required Lenders agree to PIK;

•	1.00% on August 1, 2019, payable in cash, unless the Required Lenders agree to PIK;

•	1.00% on September 1, 2019, payable in cash, unless the Required Lenders agree to PIK; and

•	1.00% on October 1, 2019, PIK;

•

amend the definition of “Consolidated Net Income” for purposes of calculating the Consolidated EBITDA to exclude, for the time period from January 1, 2018 to January 1, 2019, (i) any non-recurring charges for adjustments made to cost of goods sold for merchandise inventory impairment related to excess and damaged inventory of the Partnership or a subsidiary of the Partnership (and any reversal thereof) incurred during the Fiscal Year ended December 31, 2018 in an aggregate amount not to exceed $5.0 million and (ii) any non-recurring charges for the establishment of liability reserves required for future obligations of the Partnership or a Subsidiary of the Partnership to deliver allocated merchandise to customers (and any reversal thereof) incurred during the Fiscal Year ended December 2018 in an aggregate amount not to exceed $15.0 million;

•

amend the definition of “Consolidated EBITDA” for purposes of calculating the financial covenant to (i) adjust the limit on add backs for non-recurring cash expenses, losses, costs and charges to $17.0 million for each Measurement Period ended on or after April 1, 2018 and (ii) remove a separate add back for non-recurring cash expenses, costs and charges relating to “non-ordinary course of business” legal matters;

•

remove the Consolidated Secured Net Leverage Ratio and Consolidated Fixed Charge Coverage Ratio and replace them with a covenant requiring the Partnership to ensure that its Consolidated EBITDA is not less than the following amounts for the four quarters ending on the following dates: (i) $18.0 million for the period ended March 31, 2018; (ii) $13.0 million for the period ended June 30, 2018; (iii) $2.5 million for the period ended September 30, 2018; (iv) ($3.0 million) for the period ended December 31, 2018; (v) $1.0 million for the period ending March 31, 2019; (vi) $3.5 million for the period ending June 30, 2019; (vii) $8.0 million for the period ending September 30, 2019; (viii) $8.25 million for the period ending December 31, 2019; and (ix) $9.25 million for the period ending March 31, 2020;

•

provide for mandatory prepayments in an amount equal to 100% of the net cash proceeds from (i) sale/leaseback transactions and certain other permitted dispositions of assets and (ii) incurrence of certain indebtedness (including any indebtedness not permitted under the Amended Credit Agreement) in an amount exceeding $5.0 million;

•

extend the deadline for filing the Partnership’s Form 10-Q for the period ended March 31, 2018 to the later of February 6, 2019 and the date that is two Business Days following the Eighth Amendment Effective Date and for the periods ended June 30, 2018 and September 30, 2018 to February 15, 2019;

•

add a covenant requiring the Partnership and the Administrative Borrower to use their reasonable best efforts to consummate the transactions contemplated under the Merger Agreement (as defined below) by May 15, 2019 (the “C-Corporation Conversion”); modify the definition of “Change in Control” and several covenants, including but not limited to reporting covenants and covenants restricting fundamental changes, dispositions, investments, acquisitions and transactions with affiliates to permit the C-Corporation Conversion and to permit the Partnership to be a wholly-owned subsidiary of StoneMor Inc. (as defined below);

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•

add a covenant requiring the Administrative Borrower to engage Houlihan Lokey or any other acceptable financial advisor by no later than the second business day after the Eighth Amendment Effective Date to advise it in the arrangement of the refinancing in full of the obligations with respect to the Tranche A Revolving Credit Facility (such refinancing, the “Refinancing”);

•

add a covenant requiring the Administrative Borrower to retain Carl Marks & Co. or another acceptable consultant of recognized national standing on or prior to the Eighth Amendment Effective Date, who shall (i) assist the Administrative Borrower in further developing its financial planning and analysis function; (ii) prepare a detailed analysis of G&A expenses and other overhead and develop cost savings initiatives and (iii) present a monthly written update to the Administrative Agent and the Lenders on progress; and

•	amend other provisions of the Original Amended Agreement in connection with the foregoing.

In addition, in the Eighth Amendment, the Administrative Agent and Lenders party thereto waived existing defaults under the Original Amended Agreement as a result of the Partnership’s failure to (i) deliver the financial statements for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018 and the related compliance certificates; (ii) comply with the facility’s maximum Consolidated Secured Net Leverage Ratio for each period ended June 30, 2018, September 30, 2018 and December 31, 2018 (iii) comply with the facility’s minimum Fixed Charge Coverage Ratio for each period ended June 30, 2018, September 30, 2018 and December 31, 2018; and (iv) inaccuracies in representations and warranties resulting from such defaults. The effectiveness of the Eighth Amendment was subject to the satisfaction of certain conditions, including the payment to the Tranche A Revolving Lenders of a fee in the aggregate amount of $0.8 million.

Loan Agreement with a Related Party

On February 4, 2019, the Partnership entered into the Eighth Amendment with, among other parties, certain affiliates of Axar Capital Management (collectively, “Axar”) to provide an up to $35.0 million bridge financing in the form of the Tranche B Revolving Credit Facility, of which $15.0 million was drawn down immediately. Borrowings under the financing arrangement are collateralized by a perfected first priority security interest in substantially all assets of the Partnership and the Borrowers held for the benefit of the existing Tranche A Revolving Lenders and bear interest at a fixed rate of 8.0%. Borrowings under Tranche B Revolving Credit Facility “Eighth Amendment Effective Date” are subject to an original issue discount in the amount of $0.7 million, which was recorded as original issue discount and will pay additional interest in the amount $0.7 million at the termination and payment in full of the financing arrangement, which will be accreted to interest expense over the term of the financing arrangement, As of March 15, 2019, Axar beneficially owned approximately 20.2% of the Partnership’s outstanding common units. Axar also has exposure to an additional 1,520,149 Common Units pursuant to certain cash-settled equity swaps which mature on June 20, 2022 in accordance with information included in Axar’s filing on Form 4 which was filed with the SEC on March 18, 2019. In addition, the Partnership’s board of directors has separately approved an amendment to the voting and standstill agreement and director voting agreement with Axar to permit Axar to acquire up to 27.5% of the Partnership common units outstanding.

On March 29, 2019, the Partnership had additional borrowing of $10.0 million under the Tranche B Revolving Credit Facility.

January 2019 Restructuring

On January 31, 2019, the Partnership announced a restructuring initiative implemented as part of its ongoing organizational review. This restructuring is intended to further integrate, streamline and optimize the Partnership’s operations.

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As part of this restructuring, the Partnership will undertake certain cost reduction initiatives, including a reduction of approximately 45 positions of its workforce, primarily related to corporate functions in Trevose, a streamlining of general and administrative expenses and an optimization of location spend. The Partnership expects to incur cash charges of approximately $0.5 million to $0.7 million of employee separation and other benefit-related costs in connection with the January 2019 restructuring initiative. Substantially all of these cash payments are anticipated to be made by the end of 2019 and the Partnership anticipates that substantially all of the actions associated with this restructuring will be completed by the end of 2019. Under this restructuring, separation costs are expensed over the requisite service period, if any. There were no expenses recorded for the year ended December 31, 2018 related to the January 2019 restructuring initiative.

Amendment and Restatement of 2018 LTIP

On March 27, 2019, the Board of Directors of our General Partner approved the amendment and restatement of the 2018 LTIP, which was renamed the StoneMor Amended and Restated 2019 Long-Term Incentive Plan (“2019 Plan”). The amendments were made to (i) increase the number of common units of the Partnership reserved for delivery under the plan from 2,000,000 to 4,000,000 and (ii) make certain other clarifying changes and updates to the 2018 LTIP.

The 2019 LTIP provides for the grant, from time to time, at the discretion of the board of directors of the General Partner or the Compensation, Nominating and Governance and Compliance Committee of the board of directors, of equity-based incentive compensation awards. Subject to adjustments in the event of certain transactions or changes in capitalization in accordance with 2019 LTIP, 4,000,000 common units of the Partnership have been reserved for delivery pursuant to awards under the 2019 LTIP. Common units that have been forfeited, cancelled, exercised, settled in cash, or otherwise terminated or expired without deliver will be available for future deliver.

20.    QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following summarizes certain quarterly results of operations:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(in thousands, except per unit data)
Year Ended December 31, 2018
Revenues	$77,945	$81,571	$73,185	$83,425
Gross loss	(8,026)	(8,738)	(10,016)	(5,610)
Net loss	(17,923)	(17,017)	(17,225)	(20,534)
General partner’s interest in net loss for the period	(187)	(177)	(179)	(214)
Limited partners’ interest in net loss for the period	(17,736)	(16,840)	(17,046)	(20,320)
Net loss per limited partner unit (basic and diluted)	$(0.47)	$(0.44)	$(0.45)	$(0.54)
Year Ended December 31, 2017
Revenues	$82,946	$85,952	$84,034	$85,295
Gross profit (loss)	(1,049)	(3,113)	(2,348)	(4,163)
Net loss (1)	(8,561)	(11,582)	(9,576)	(45,439)
General partner’s interest in net income (loss) for the period	(89)	(121)	(99)	(473)
Limited partners’ interest in net loss for the period	(8,472)	(11,461)	(9,477)	(44,966)
Net loss per limited partner unit (basic and diluted)	$(0.22)	$(0.30)	$(0.25)	$(1.18)

(1)	Net loss in the fourth quarter of 2017 includes loss on goodwill impairment of $45.6 million.

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Gross profit (loss) is computed based upon total revenues less total costs and expenses per the consolidated statements of operations for each quarter.

Net income (loss) per limited partner unit is computed independently for each quarter and the full year based upon respective average units outstanding. Therefore, the sum of the quarterly per unit amounts may not equal the annual per share amounts.

21.    SUPPLEMENTAL CONSOLIDATED CASH FLOW INFORMATION

The tables presented below provide supplemental information to the consolidated statements of cash flows regarding contract origination and maturity activity included in the pertinent captions on the Partnership’s consolidated statements of cash flows (in thousands):

	Years Ended December 31,
	2018	2017
Pre-need/at-need contract originations (sales on credit)	$(126,199)	$(104,896)
Cash receipts from sales on credit (post-origination)	130,697	87,822

Changes in Accounts receivable, net of allowance	$4,498	$(17,074)

Deferrals:
Cash receipts from customer deposits at origination, net of refunds	$146,279	$146,624
Withdrawals of realized income from merchandise trusts during the period	15,582	12,551
Pre-need/at-need contract originations (sales on credit)	126,199	104,896
Undistributed merchandise trust investment earnings, net	(2,725)	(36,461)
Recognition:
Merchandise trust investment income, net withdrawn as of end of period	(9,618)	(11,738)
Recognized maturities of customer contracts collected as of end of period	(188,897)	(199,074)
Recognized maturities of customer contracts uncollected as of end of period	(49,415)	(25,847)

Changes in Deferred revenues	$37,405	$(9,049)

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PART IV

ITEM 15.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Financial Statements

(1)	The following financial statements of StoneMor Partners L.P. are included in Part II, Item 8. Financial Statements and Supplementary Data:

Reports of Independent Registered Public Accounting Firms

Consolidated Balance Sheets as of December 31, 2018 and 2017

Consolidated Statements of Operations for the years ended December 31, 2018 and 2017

Consolidated Statements of Partners’ Capital for the years ended December 31, 2018 and 2017

Consolidated Statements of Cash Flows for the years ended December 31, 2018 and 2017

Notes to Consolidated Financial Statements

(2)	Other schedules have not been included either because they are not applicable or because the information is included elsewhere in this Annual Report on Form 10-K.

(b)	Exhibits are listed in the Exhibit Index, which is included below.

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Exhibit Index

Exhibit Number	Description

3.1*	Certificate of Limited Partnership of StoneMor Partners L.P. (incorporated by reference to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 9, 2004 (Exhibit 3.1)).

3.2*	Second Amended and Restated Agreement of Limited Partnership of StoneMor Partners L.P. dated as of September 9, 2008, as amended by Amendment No. 1 to Second Amended Agreement of Limited Partnership of StoneMor Partners L.P. dated as of November 3, 2017 (incorporated by reference to Exhibit 3.1 of Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2017).

4.1.1*	Indenture, dated as of May 28, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the guarantors named therein and Wilmington Trust, National Association, including Form of 7 7/8% Senior Note due 2021 (incorporated by reference to Exhibit 4.2 of Registrant’s Current Report on Form 8-K filed on May 28, 2013).

4.1.2*	Registration Rights Agreement, dated as of May 28, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the Initial Guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers listed on Schedule A to the Purchase Agreement (incorporated by reference to Exhibit 4.4 of Registrant’s Current Report on Form 8-K filed on May 28, 2013).

4.1.3*	Supplemental Indenture No. 1, dated as of August 8, 2014, by and among Kirk & Nice, Inc., Kirk & Nice Suburban Chapel, Inc., StoneMor Operating LLC, and Osiris Holding of Maryland Subsidiary, Inc., subsidiaries of StoneMor Partners L.P. (or its successor), and Cornerstone Family Services of West Virginia Subsidiary, Inc., the Guarantors under the Indenture, dated as of May 28, 2013, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).

4.1.4*	Supplemental Indenture No. 2, dated as of September 1, 2016, by and among StoneMor Wisconsin LLC, StoneMor Wisconsin Subsidiary LLC, subsidiaries of StoneMor Partners L.P., and Cornerstone Family Services of West Virginia Subsidiary, Inc., the Guarantors under the Indenture, dated as of May 28, 2013, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

4.2*	Registration Rights Agreement, dated as of May 21, 2014, by and between StoneMor Partners L.P. and American Cemeteries Infrastructure Investors, LLC (incorporated by reference to Exhibit 4.1 of Registrant’s Current Report on Form 8-K filed on May 23, 2014).

10.1*†	StoneMor Partners L.P. Long-Term Incentive Plan, as amended April 19, 2010 (incorporated by reference to Appendix A to Registrant’s Definitive Proxy Statement filed on June 4, 2010).

10.2*†	Form of the Director Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated November 8, 2006 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on November 15, 2006).

10.3*†	Form of the Key Employee Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated November 8, 2006 (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on November 15, 2006).

10.4*†	Form of the Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of November 27, 2006 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on December 1, 2006).

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Exhibit Number	Description

10.5*†	Director Restricted Phantom Unit Agreement by and between StoneMor GP LLC and Robert Hellman dated June 23, 2009 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on June 23, 2009).

10.6*†	Form of the Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of December 16, 2009 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on December 22, 2009).

10.7*†	Form of the Executive Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of December 16, 2009 (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on December 22, 2009).

10.8*†	Director Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2.8 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009).

10.9*†	Form of the Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of April 2, 2012 (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

10.10*†	Executive Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of November 7, 2012 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on November 13, 2012).

10.11*†	Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of October 22, 2013 (incorporated by reference to Exhibit 10.7.11 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013).

10.12*†	Form of Director Restricted Phantom Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of November 11, 2014 (incorporated by reference to Exhibit 10.7.12 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014).

10.13*†	Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of December 31, 2015 by and between StoneMor GP LLC and David L. Meyers (incorporated by reference to Exhibit 10.7.15 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015).

10.14*†	Amended and Restated Employment Agreement, executed July 22, 2013 and retroactive to January 1, 2013, by and between StoneMor GP, LLC and Lawrence Miller (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 26, 2013).

10.15*†	Form of Indemnification Agreement by and between StoneMor GP LLC and Lawrence Miller, Robert B. Hellman, Jr., Fenton R. Talbott, Martin R. Lautman, William Shane, Allen R. Freedman, effective September 20, 2004 (incorporated by reference to Exhibit 10.9 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.16*†	Form of Indemnification Agreement by and between StoneMor GP LLC and Howard Carver and Peter Grunebaum, effective February 16, 2007 (incorporated by reference to Exhibit 10.9 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.17*†	Form of Indemnification Agreement by and between StoneMor GP LLC and Leo J. Pound and Jonathan Contos, dated February 26, 2015 (incorporated by reference to Exhibit 10.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015).

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Exhibit Number	Description

10.18*†	Settlement Agreement by and among StoneMor Indiana LLC, StoneMor Operating LLC, StoneMor Partners L.P., Chapel Hill Associates, Inc., Chapel Hill Funeral Home, Inc., Covington Memorial Funeral Home, Inc., Covington Memorial Gardens, Inc., Forest Lawn Memorial Chapel Inc., Forest Lawn Memory Gardens Inc., Fred W. Meyer, Jr. by James R. Meyer as Special Administrator to the Estate of Fred W. Meyer, Jr., James R. Meyer, Thomas E. Meyer, Nancy Cade, and F.T.J. Meyer Associates, LLC dated June 21, 2010 (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on June 25, 2010).

10.19*†	Omnibus Agreement by and among McCown De Leeuw & Co. IV, L.P., McCown De Leeuw & Co. IV Associates, L.P., MDC Management Company IV, LLC, Delta Fund LLC, Cornerstone Family Services LLC, CFSI LLC, StoneMor Partners L.P., StoneMor GP LLC, StoneMor Operating LLC, dated as of September 20, 2004 (incorporated by reference to Exhibit 10.4 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.20*†	Amendment No. 1 to Omnibus Agreement entered into on, and effective as of, January 24, 2011 by and among MDC IV Trust U/T/A November 30, 2010, MDC IV Associates Trust U/T/A November 30, 2010, Delta Trust U/T/A November 30, 2010 (successors respectively to McCown De Leeuw & Co. IV, L.P., a California limited partnership, McCown De Leeuw IV Associates, L.P., a California limited partnership, Delta Fund LLC, a California limited liability company, and MDC Management Company IV, LLC, a California limited liability company), Cornerstone Family Services LLC, a Delaware limited liability company, CFSI LLC, a Delaware limited liability company, StoneMor Partners L.P., a Delaware limited partnership, StoneMor GP LLC, a Delaware limited liability company, for itself and on behalf of the Partnership in its capacity as general partner of the Partnership, and StoneMor Operating LLC, a Delaware limited liability company (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on January 28, 2011).

10.21*†	Contribution, Conveyance and Assumption Agreement by and among StoneMor Partners L.P., StoneMor GP LLC, CFSI LLC, StoneMor Operating LLC, dated as of September 20, 2004 (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.22*†	Letter Agreement by and between Austin So and StoneMor GP LLC, dated January 28, 2017 (incorporated by reference to Exhibit 10.36 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016).

10.23*	Lease Agreement, dated as of September 26, 2013, by and among StoneMor Operating, LLC, StoneMor Pennsylvania LLC and StoneMor Pennsylvania Subsidiary LLC, the Archdiocese of Philadelphia, and StoneMor Partners L.P., solely in its capacity as guarantor (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on October 2, 2013).

10.24*	Amendment No. 1 to Lease Agreement, dated as of March 20, 2014, by and among StoneMor Operating, LLC, StoneMor Pennsylvania LLC and StoneMor Pennsylvania Subsidiary LLC, the Archdiocese of Philadelphia, and StoneMor Partners L.P., solely in its capacity as guarantor (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 26, 2014).

10.25*	Amendment No. 2 to Lease Agreement, dated as of May 28, 2014, by and among StoneMor Operating, LLC, StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC, the Archdiocese of Philadelphia, and StoneMor Partners L.P. (incorporated by reference to Exhibit 10.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014).

68

Exhibit Number	Description

10.26*	Asset Sale Agreement dated April 2, 2014, by and among StoneMor Operating LLC, StoneMor Florida LLC, StoneMor Florida Subsidiary LLC, StoneMor North Carolina LLC, StoneMor North Carolina Subsidiary LLC, StoneMor North Carolina Funeral Services, Inc., Loewen [Virginia] LLC, Loewen [Virginia] Subsidiary, Inc., Rose Lawn Cemeteries LLC, Rose Lawn Cemeteries Subsidiary, Incorporated, StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC, CMS West Subsidiary LLC, S.E. Funeral Homes of Florida, LLC, S.E. Cemeteries of Florida, LLC, S.E. Combined Services of Florida, LLC, S.E. Cemeteries of North Carolina, Inc., S.E. Funeral Homes of North Carolina, Inc., Montlawn Memorial Park, Inc., S.E. Cemeteries of Virginia, LLC, SCI Virginia Funeral Services, Inc., George Washington Memorial Park, Inc., Sunset Memorial Park Company and S.E. Mid- Atlantic Inc. (incorporated by reference to Exhibit 2.1 of Registrant’s Current Report on Form 8-K filed on April 8, 2014).

10.27*†	Asset Sale Agreement dated April 2, 2014, by and among StoneMor Operating LLC, StoneMor North Carolina LLC, StoneMor North Carolina Subsidiary LLC, Laurel Hill Memorial Park LLC, Laurel Hill Memorial Park Subsidiary, Inc., StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC, S.E. Cemeteries of North Carolina, Inc., Clinch Valley Memorial Cemetery, Inc., and S.E. Acquisition of Pennsylvania, Inc. (incorporated by reference to Exhibit 2.2 of Registrant’s Current Report on Form 8-K filed on April 8, 2014).

10.28*	Common Unit Purchase Agreement, dated as of May 19, 2014, by and between StoneMor Partners L.P. and American Cemeteries Infrastructure Investors, LLC (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on May 23, 2014).

10.29*	Underwriting Agreement, dated April 15, 2016, by and among StoneMor Partners L.P., StoneMor GP LLC, StoneMor Operating LLC, and Raymond James & Associates, Inc., as representative of the underwriters named therein (incorporated by reference to Exhibit 1.1 of Registrant’s Current Report on Form 8-K filed on April 20, 2016).

10.30*	Letter Agreement by and between Austin So and StoneMor GP LLC, dated May 26, 2016 (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016).

10.31*	Confidentiality, Nondisclosure and Restrictive Covenant Agreement by and between Austin So and StoneMor GP LLC, dated May 26, 2016 (incorporated by reference to Exhibit 10.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016).

10.32*	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of July 5, 2016, by and between StoneMor GP LLC and Lawrence Miller (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

10.33*	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of July 5, 2016, by and between StoneMor GP LLC and Austin So (incorporated by reference to Exhibit 10.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

10.34*	Credit Agreement, dated as of August 4, 2016, by and among StoneMor Operating LLC, the other Borrowers party thereto, the Lenders party thereto, Capital One, National Association, as Administrative Agent, Issuing Bank and Swingline Lender, Citizens Bank of Pennsylvania, as Syndication Agent, and TD Bank, N.A. and Raymond James Bank, N.A., as Co-Documentation Agents (incorporated by reference to Exhibit 10.5 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

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Exhibit Number	Description

10.35*	First Amendment to Credit Agreement, dated as of March 15, 2017, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 16, 2017).

10.36*	Second Amendment and Limited Waiver to Credit Agreement, dated as of July 26, 2017, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 28, 2017).

10.37*	Third Amendment and Limited Waiver to Credit Agreement, effective as of August 15, 2017, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on August 17, 2017).

10.38*	Fourth Amendment to Credit Agreement dated as of September 29, 2017, by and among StoneMor Operating LLC, a Delaware limited liability company, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent and the Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on October 5, 2017).

10.39*	Fifth Amendment to Credit Agreement, dated as of December 22, 2017 but effective as of September 29, 2017, by and among StoneMor Operating LLC, a Delaware limited liability company, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent and the Lenders party thereto (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.40*	Sixth Amendment and Waiver to Credit Agreement, effective as of June 12, 2018, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.41*	Seventh Amendment and Waiver to Credit Agreement, effective as of July 13, 2018, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.49 of Registrant’s Annual Report on Form 10-K filed on July 17, 2018).

10.42*	Eighth Amendment and Waiver to Credit Agreement, effective as of February 4, 2019, by and among StoneMor Partners L.P., StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on February 4, 2018).

10.43*	Guaranty and Collateral Agreement, dated as of August 4, 2016, by and among StoneMor Partners L.P., StoneMor Operating LLC, the other Grantors party thereto and Capital One, National Association, as Administrative Agent (incorporated by reference to Exhibit 10.6 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

10.44*	Common Unit Purchase Agreement, dated as of December 30, 2016, by and between StoneMor Partners L.P. and StoneMor GP Holdings LLC (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on January 4, 2017).

10.45*†	Separation Agreement and General Release, dated as of March 27, 2017, by and between StoneMor GP Holdings LLC and Lawrence Miller (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 28, 2017).

10.46*†	Summary of Oral Agreement between StoneMor GP LLC and Leo J. Pound (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on April 17, 2017).

70

Exhibit Number	Description

10.47*†	Employment Agreement dated May 16, 2017, by and between StoneMor GP LLC and R. Paul Grady (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.48*†	Indemnification Agreement, dated May 16, 2017, by and between StoneMor GP LLC and R. Paul Grady (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.49*†	Employment Agreement, effective May 16, 2017, by and between StoneMor GP LLC and Mark Miller (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.50*†	Indemnification Agreement, effective May 16, 2017, by and between StoneMor GP LLC and Mark Miller (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.51*†	Indemnification Agreement, effective May 16, 2017, by and between StoneMor GP LLC and Robert A. Sick (incorporated by reference to Exhibit 10.5 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.52*†	Employment Agreement dated March 1, 2018 by and between StoneMor GP LLC and James Ford (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 2, 2018).

10.53*†	Executive Restricted Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of March 1, 2018, by and between StoneMor GP LLC and James Ford (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on March 2, 2018)

10.54*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Mark L. Miller (2017 Award) (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.55*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Mark L. Miller (2018 Award) (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.56*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Austin K. So (2017 Award) (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.57*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Austin K. So (2018 Award) (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.58*†	Executive Restricted Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of March 19, 2018, by and between StoneMor GP LLC and Mark L. Miller (incorporated by reference to Exhibit 10.5 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

71

Exhibit Number	Description

10.59*†	Form of 2017 Key Employee Unit Award Agreement under StoneMor Partners L.P. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.6 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.60*†	Form of Key Employee Unit Award Agreement under StoneMor Partners L.P. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.7 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.61*†	Director Restricted Phantom Unit Agreement effective June 15, 2018 by and between StoneMor GP LLC and Patricia D. Wellenbach (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.62*†	Director Restricted Phantom Unit Agreement effective June 15, 2018 by and between StoneMor GP LLC and Stephen J. Negrotti (incorporated by reference to Exhibit 10.5 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.63*†	Indemnification Agreement effective June 15, 2018 by and between StoneMor GP LLC and Patricia D. Wellenbach (incorporated by reference to Exhibit 10.6 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.64*†	Indemnification Agreement effective June 15, 2018 by and between StoneMor GP LLC and Stephen J. Negrotti (incorporated by reference to Exhibit 10.7 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.65*†	Employment Agreement by and between Austin K. So and StoneMor GP LLC, dated June 15, 2018 (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.66*†	Employment Agreement by and between Joseph M. Redling and StoneMor GP LLC, dated June 29, 2018 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 3, 2018).

10.67*†	Executive Restricted Unit Award Agreement dated July 18, 2018 by and between StoneMor GP LLC and Joseph M. Redling (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 24, 2018).

10.68*†	Agreement dated July 26, 2018 by and between StoneMor GP LLC and Leo J. Pound (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 30, 2018).

10.69*†	Letter Agreement, dated September 5, 2018, by and between StoneMor GP LLC and Jeffrey DiGiovanni (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on September 11, 2018).

10.70*†	StoneMor Amended and Restated 2018 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on September 21, 2018).

10.71*	Voting and Support Agreement, dated September 27, 2018, by and among StoneMor Partners L.P., StoneMor GP LLC, and the unitholders of StoneMor Partners L.P. named therein (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on September 28, 2018).

10.72*†	Summary of Oral Agreement between StoneMor GP LLC and Leo J. Pound (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on October 12, 2018).

10.73*†	Letter Agreement dated October 12, 2018 between StoneMor Partners L.P. and Lawrence Miller (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on October 12, 2018).

72

Exhibit Number	Description

10.74*	First Amendment to Voting and Support Agreement, dated February 4, 2019, by and among StoneMor Partners L.P., StoneMor GP LLC, and the unitholders of StoneMor Partners L.P. named therein (incorporated by reference to exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on February 4, 2019).

10.75*	Merger and Reorganization Agreement, dated September 27, 2018, by and among StoneMor Partners L.P., StoneMor GP Holdings LLC, StoneMor GP LLC and Hans Merger Sub, LLC (incorporated by reference to Exhibit 10.75 of Registrant’s Annual Report on Form 10-K filed on April 3, 2019).

10.76*†	StoneMor Amended and Restated 2019 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on April 2, 2019).

16.1*	Letter from Deloitte & Touche LLP date December 6, 2018 (incorporated by reference to Exhibit 16.1 of Registrant’s Current Report on Form 8-K filed on December 6, 2018).

21.1*	Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 of Registrant’s Annual Report on Form 10-K filed on April 3, 2019).

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Deloitte & Touche LLP.

31.1	Certification pursuant to Exchange Act Rule 13a-14(a) of Joseph M. Redling, President and Chief Executive Officer.

31.2	Certification pursuant to Exchange Act Rule 13a-14(a) of Garry P. Herdler, Chief Financial Officer and Senior Vice President.

32.1	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and Exchange Act Rule 13a-14(b) of Joseph M. Redling, President and Chief Executive Officer (furnished herewith).

32.2	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and Exchange Act Rule 13a-14(b) of Garry P. Herdler, Chief Financial Officer and Senior Vice President (furnished herewith).

99.1*	Second Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC, dated as of May 21, 2014, entered into by StoneMor GP Holdings, LLC (incorporated by reference to Exhibit 99.1 of Registrant’s Current Report on Form 8-K filed on May 23, 2014).

99.2*	Amendment No. 1, dated as of November 17, 2015, to the Second Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC, dated as of May 21, 2014, entered into by StoneMor GP Holdings, LLC (incorporated by reference to Exhibit 99.2 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015).

99.3*	Amendment No. 2, dated as of May 17, 2017, to the Second Amended and Restated Limited Liability Company Agreement of StoneMor GP Holdings, LLC (incorporated by reference to Exhibit 99.3 of Registrant’s Annual Report on Form 10-K filed on July 17, 2018).

99.4*	Amendment No. 3, dated as of March 19, 2018, to the Second Amended and Restated Limited Liability Company Agreement of StoneMor GP Holdings, LLC (incorporated by reference to Exhibit 99.4 of Registrant’s Annual Report on Form 10-K filed on July 17, 2018).

101	Attached as Exhibit 101 to this report are the following Interactive Data Files formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets as of December 31, 2018 and 2017; (ii) Consolidated Statements of Operations for the years ended December 31, 2018, 2017 and 2016; (iii) Consolidated Statements of Partners’ Capital; (iv) Consolidated Statements of Cash Flows for the years ended December 31, 2018, 2017 and 2016; and (v) Notes to the Consolidated Financial Statements. Users of this data are advised pursuant to Rule 401 of Regulation S-T that the information contained in the XBRL documents is unaudited and these are not the official publicly filed financial statements of StoneMor Partners L.P.

*	Incorporated by reference, as indicated
†	Management contract, compensatory plan or arrangement

73

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC, its General Partner

August 28, 2019		By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer

74

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 2, 2019 (except for Note 1, as to which the date is August 28, 2019) with respect to the consolidated financial statements and internal control over financial reporting of StoneMor Partners, L.P. included in Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2018, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in the Registration Statements of StoneMor Partners L.P. on Forms S-3 (File No. 333-192670, File No. 333-196913 and File No. 333-210264), Form S-4 (File No. 333-210265) and on Forms S-8 (File No. 333-143863, File No. 333-176789 and File No. 333- 203018).

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
August 28, 2019

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-192670, 333-196913 and 333-210264 on Form S-3, Registration Statement No. 333-210265 on Form S-4 and Registration Statement Nos. 333-143863, 333-176789 and 333- 203018 on Form S-8 of our report dated July 16, 2018, relating to the 2017 financial statements (before retrospective adjustments to the financial statements to reflect the impact of adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), as disclosed in Note 1 under captions Reclassifications and Adjustments to Prior Period Financial Statements and Recently Issued Accounting Standard Updates—Adopted in the Current Period to the financial statements) of StoneMor Partners L.P. and subsidiaries, (not presented herein) appearing in this Amendment No. 1 to Annual Report on Form 10-K/A of StoneMor Partners L.P. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
August 28, 2019

Exhibit 31.1

CERTIFICATION

I, Joseph M. Redling, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2018, of StoneMor Partners L.P.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: August 28, 2019	By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Garry P. Herdler, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2018, of StoneMor Partners L.P.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: August 28, 2019	By:	/s/ Garry P. Herdler
Garry P. Herdler
Chief Financial Officer and Senior Vice President
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of StoneMor GP, LLC, the general partner of StoneMor Partners L.P. (the “Partnership”), does hereby certify with respect to Amendment No. 1 to the Annual Report of the Partnership on Form 10-K/A for the year ended December 31, 2018 (the “Report”) that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: August 28, 2019	By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer
(Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of StoneMor GP, LLC, the general partner of StoneMor Partners L.P. (the “Partnership”), does hereby certify with respect to Amendment No. 1 to the Annual Report of the Partnership on Form 10-K/A for the year ended December 31, 2018 (the “Report”) that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: August 28, 2019	By:	/s/ Garry P. Herdler
Garry P. Herdler
Chief Financial Officer and Senior Vice President
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.

Annex C

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2019

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to                     .

Commission File Number: 001-32270

STONEMOR PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	80-0103159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, Pennsylvania	19053
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (215) 826-2800

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units	STON	NYSE

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).     Yes  ☐    No  ☒

Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court.     Yes  ☐    No  ☐

The number of the registrant’s outstanding common units at November 6, 2019 was 42,636,311.

C-1

FORM 10-Q OF STONEMOR PARTNERS L.P.

2

PART 1 – FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

STONEMOR PARTNERS L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents, excluding restricted cash	$43,515	$18,147
Restricted cash	20,580	—
Accounts receivable, net of allowance	61,470	57,928
Prepaid expenses	5,630	4,475
Other current assets	18,148	17,766

Total current assets	149,343	98,316
Long-term accounts receivable, net of allowance	78,138	87,148
Cemetery property	328,612	330,841
Property and equipment, net of accumulated depreciation	108,992	112,716
Merchandise trusts, restricted, at fair value	519,529	488,248
Perpetual care trusts, restricted, at fair value	343,028	330,562
Deferred selling and obtaining costs	113,601	112,660
Deferred tax assets	55	86
Goodwill	—	24,862
Intangible assets	56,562	61,421
Other assets	32,663	22,241

Total assets	$1,730,523	$1,669,101

Liabilities, Redeemable Convertible Preferred Units and Partners’ Deficit
Current liabilities:
Accounts payable and accrued liabilities	$64,585	$59,035
Accrued interest	—	1,967
Current portion, long-term debt	503	798

Total current liabilities	65,088	61,800
Long-term debt, net of deferred financing costs	362,173	320,248
Deferred revenues	943,555	914,286
Deferred tax liabilities	11,264	6,675
Perpetual care trust corpus	343,028	330,562
Other long-term liabilities	51,940	42,108

Total liabilities	1,777,048	1,675,679

Commitments and contingencies
Redeemable convertible preferred units:
Series A	57,500	—

Total redeemable convertible preferred units	57,500	—
Partners’ deficit :
General partner interest	(5,026)	(4,008)
Common limited partners’ interest	(98,999)	(2,570)

Total partners’ deficit	(104,025)	(6,578)

Total liabilities, redeemable convertible preferred units and partners’ deficit	$1,730,523	$1,669,101

See Accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

3

STONEMOR PARTNERS L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Cemetery:
Interments	$15,605	$17,716	$52,544	$58,130
Merchandise	18,014	18,023	51,870	51,766
Services	17,068	16,419	50,400	50,647
Investment and other	10,063	9,247	29,474	30,785
Funeral home:
Merchandise	5,572	5,581	17,920	19,532
Services	6,829	6,199	20,907	21,841

Total revenues	73,151	73,185	223,115	232,701

Costs and Expenses:
Cost of goods sold	10,677	12,866	31,263	39,387
Cemetery expense	18,362	19,407	57,245	57,828
Selling expense	14,609	14,251	44,839	47,673
General and administrative expense	11,033	10,916	33,430	32,037
Corporate overhead	11,595	12,876	38,145	39,868
Depreciation and amortization	2,647	2,737	8,120	8,853
Funeral home expenses:
Merchandise	1,896	1,341	5,227	4,927
Services	5,351	5,493	16,363	16,593
Other	3,422	3,314	11,046	12,315

Total costs and expenses	79,592	83,201	245,678	259,481

Other gains (losses), net	(129)	702	(3,558)	(4,503)

Operating loss	(6,570)	(9,314)	(26,121)	(31,283)
Interest expense	(12,765)	(7,638)	(35,282)	(22,858)
Loss on debt extinguishment	—	—	(8,478)	—
Loss on impairment of goodwill	(24,862)	—	(24,862)	—

Loss from operations before income taxes	(44,197)	(16,952)	(94,743)	(54,141)
Income tax benefit (expense)	1,545	(273)	(4,841)	1,976

Net loss	$(42,652)	$(17,225)	$(99,584)	$(52,165)

General partner’s interest	$(426)	$(179)	$(1,018)	$(543)
Limited partners’ interest	$(42,226)	$(17,046)	$(98,566)	$(51,622)
Net loss per limited partner unit (basic and diluted)	$(1.09)	$(0.45)	$(2.56)	$(1.36)
Weighted average number of limited partners’ units outstanding (basic and diluted)	38,916	37,959	38,438	37,959

Accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

4

STONEMOR PARTNERS L.P.

CONDENSED CONSOLIDATED STATEMENTS OF PREFERRED UNITS AND PARTNERS’ EARNINGS (DEFICIT) (UNAUDITED)

(dollars in thousands, except units)

	Redeemable Convertible Preferred Unit		Partners’ Deficit
	Series A
	Number of Outstanding Preferred Units	Value of Outstanding Preferred Units	Outstanding Common Units	Common Limited Partners	General Partner	Total
Three Months Ended March 31, 2019
December 31, 2018	—	$—	37,958,645	$(2,570)	$(4,008)	$(6,578)
Common unit awards under incentive plans	—	—	301,826	277	—	277
Net loss	—	—	—	(22,300)	(234)	(22,534)

March 31, 2019	—	$—	38,260,471	$(24,593)	$(4,242)	$(28,835)

Three Months Ended June 30, 2019
March 31, 2019	—	$—	38,260,471	$(24,593)	$(4,242)	$(28,835)
Common unit awards under incentive plans	—	—	1,273,376	2,287	2	2,289
Issuance of Series A convertible preferred units, net of issuance	52,083,333	57,500	—	—	—	57,500
Net loss	—	—	—	(34,041)	(357)	(34,398)

June 30, 2019	52,083,333	$57,500	39,533,847	$(56,347)	$(4,597)	$(3,444)

Three Months Ended September 30, 2019
June 30, 2019	52,083,333	$57,500	39,533,847	$(56,347)	$(4,597)	$(3,444)
Common unit awards under incentive plans	—	—	31,983	250	(2)	248
Units repurchased and retired related to unit-based compensation	—	—	(376)	(677)	—	(677)
Net loss	—	—	—	(42,225)	(427)	(42,652)

September 30, 2019	52,083,333	$57,500	39,565,454	$(98,999)	$(5,026)	$(46,525)

5

	Redeemable Convertible Preferred Unit		Partners’ Earnings (Deficit)
	Series A
	Number of Outstanding Preferred Units	Value of Outstanding Preferred Units	Outstanding Common Units	Common Limited Partners	General Partner	Total
Three Months Ended March 31, 2018
December 31, 2017	—	$—	37,957,936	$94,655	$(2,959)	$91,696
Cumulative effect of accounting change	—	—	—	(27,805)	(292)	(28,097)

January 1, 2018	—	$—	37,957,936	$66,850	$(3,251)	$63,599
Common unit awards under incentive plans	—	—	709	158	—	158
Net loss	—	—	—	(17,736)	(187)	(17,923)

March 31, 2018	—	$—	37,958,645	$49,272	$(3,438)	$45,834

Three Months Ended June 30, 2018
March 31, 2018	—	$—	37,958,645	$49,272	$(3,438)	$45,834
Common unit awards under incentive plans	—	—	—	1,755	—	1,755
Net loss	—	—	—	(16,840)	(177)	(17,017)

June 30, 2018	—	$—	37,958,645	$34,187	$(3,615)	$30,572

Three Months Ended September 30, 2018
June 30, 2018	—	$—	37,958,645	$34,187	$(3,615)	$30,572
Common unit awards under incentive plans	—	—	—	113	—	113
Net loss	—	—	—	(17,046)	(179)	(17,225)

September 30, 2018	—	—	37,958,645	$17,254	$(3,794)	$13,460

See Accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

6

STONEMOR PARTNERS L.P.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash Flows From Operating Activities:
Net loss	$(99,584)	$(52,165)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cost of lots sold	5,339	5,850
Depreciation and amortization	8,120	8,853
Provision for bad debt	5,380	3,776
Non-cash compensation expense	2,814	2,026
Loss on debt extinguishment	8,478	—
Loss on impairment of goodwill	24,862	—
Non-cash interest expense	12,435	4,576
Non-cash impairment charge and other losses, net	3,558	4,503
Changes in assets and liabilities:
Accounts receivable, net of allowance	(14,305)	5,574
Merchandise trust fund	(11,137)	(6,917)
Other assets	(1,339)	(2,047)
Deferred selling and obtaining costs	(1,850)	(4,780)
Deferred revenues	23,860	40,361
Deferred taxes, net	4,620	(2,545)
Payables and other liabilities	1,994	12,346

Net cash (used in) provided by operating activities	(26,755)	19,411

Cash Flows From Investing Activities:
Cash paid for capital expenditures	(5,743)	(10,164)
Cash paid for acquisitions	—	(1,667)
Proceeds from divestitures	1,250	—
Proceeds from asset sales	—	954

Net cash used in investing activities	(4,493)	(10,877)

Cash Flows From Financing Activities:
Proceeds from issuance of redeemable convertible preferred units, net	57,500	—
Proceeds from borrowings	406,087	23,880
Repayments of debt	(366,644)	(27,924)
Principal payment on finance leases	(1,098)	—
Cost of financing activities	(17,972)	(3,268)
Units repurchased and retired related to unit-based compensation	(677)	—

Net cash provided by (used in) financing activities	77,196	(7,312)

Net increase in cash, cash equivalents and restricted cash	45,948	1,222
Cash, cash equivalents and restricted cash—Beginning of period	18,147	6,821

Cash, cash equivalents and restricted cash—End of period	$64,095	$8,043

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$24,444	$15,809
Cash paid during the period for income taxes	1,470	1,517
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$2,759	$—
Operating cash flows from finance leases	370	—
Financing cash flows from finance leases	1,098	—
Non-cash investing and financing activities:
Acquisition of assets by financing	$2,234	$1,620
Classification of assets as held for sale	—	543

See Accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

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STONEMOR PARTNERS L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.    GENERAL

Nature of Operations

StoneMor Partners L.P. (the “Partnership”) is a provider of funeral and cemetery products and services in the death care industry in the United States. As of September 30, 2019, the Partnership operated 321 cemeteries in 27 states and Puerto Rico, of which 291 were owned and 30 were operated under lease, management or operating agreements. The Partnership also owned and operated 89 funeral homes, including 42 located on the grounds of cemetery properties that the Partnership owns, in 17 states and Puerto Rico.

The Partnership’s cemeteries provide cemetery property interment rights, such as burial lots, lawn and mausoleum crypts, and cremation niches. Cemetery merchandise is comprised of burial vaults, caskets, grave markers and memorials and cemetery services, which include the installation of this merchandise and other service items. The Partnership sells these products and services both at the time of death, which is referred to as at-need, and prior to the time of death, which is referred to as pre-need.

The Partnership’s funeral home services include family consultation, the removal and preparation of remains, insurance products and the use of funeral home facilities for visitation and memorial services.

Basis of Presentation

The accompanying condensed consolidated financial statements, which are unaudited have been prepared in accordance with the requirements of the Quarterly Report on Form 10-Q and accounting principles generally accepted in the United States (“GAAP”) for interim reporting. They do not include all disclosures normally made in financial statements contained in Annual Reports on Form 10-K. In management’s opinion, all adjustments necessary for a fair presentation of the Partnership’s financial position, results of operations and cash flows for the periods disclosed have been made. The balance sheet at December 31, 2018 has been derived from the audited consolidated financial statement as of December 31, 2018, as presented in the Partnership’s Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with Securities and Exchange Commission (“SEC”) on August 28, 2019 (the “Amended Annual Report”). The interim unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and the related notes thereto presented in the Amended Annual Report. The results of operations for the nine months ended September 30, 2019 may not necessarily be indicative of the results of operations for the full year ended December 31, 2019.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of each of the Partnership’s 100% owned subsidiaries. These statements also include the accounts of the merchandise and perpetual care trusts in which the Partnership has a variable interest and is the primary beneficiary. The Partnership operates 30 cemeteries under long-term leases, operating agreements and management agreements. The operations of 16 of these managed cemeteries have been consolidated. On May 10, 2019, the Partnership terminated one of the management agreements and recorded a $2.1 million loss upon the termination, which is included in Other losses, net in the accompanying unaudited condensed consolidated statements of operations for the nine months ended September 30, 2019.

The Partnership operates 14 cemeteries under long-term leases and other agreements that do not qualify as acquisitions for accounting purposes. As a result, the Partnership did not consolidate all of the existing assets and

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liabilities related to these cemeteries. The Partnership has consolidated the existing assets and liabilities of the merchandise and perpetual care trusts associated with these cemeteries as variable interest entities, since the Partnership controls and receives the benefits and absorbs any losses from operating these trusts. Under the long-term leases, and other agreements associated with these properties, which are subject to certain termination provisions, the Partnership is the exclusive operator of these cemeteries and earns revenues related to sales of merchandise, services and interment rights and incurs expenses related to such sales, including the maintenance and upkeep of these cemeteries. Upon termination of these agreements, the Partnership will retain all of the benefits and related contractual obligations incurred from sales generated during the agreement period. The Partnership has also recognized the existing customer contract-related performance obligations that it assumed as part of these agreements.

Recapitalization Transactions

Series A Preferred Offering

On June 27, 2019, funds and accounts affiliated with Axar Capital, a related party and the largest holder of the Partnership’s outstanding common units of record, and certain other investors (individually a “Purchaser” and collectively the “Purchasers”) and the Partnership entered into the Series A Preferred Unit Purchase Agreement (the “Series A Purchase Agreement” and the transactions contemplated thereby, the “Preferred Offering”) pursuant to which the Partnership sold to the Purchasers an aggregate of 52,083,333 of the Partnership’s Series A Preferred Units (the “preferred units”) representing limited partner interests in the Partnership with certain rights, preferences and privileges as are set forth in the Partnership’s Third Amended and Restated Agreement of Limited Partnership dated as of June 27, 2019 (the “Third Amended Partnership Agreement”). The purchase price for the preferred units sold pursuant to the Series A Purchase Agreement was $1.1040 per preferred unit, reflecting an 8% discount to the liquidation preference of each preferred unit, for an aggregate purchase price of $57.5 million.

Senior Secured Notes

Concurrently with the closing of the Preferred Offering, discussed above, the Partnership completed a private placement of $385.0 million of 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “Senior Secured Notes”) of the Partnership to certain financial institutions (the “Notes Offering,” and collectively with the Preferred Offering, the “Recapitalization Transactions”) pursuant to the terms of an indenture dated June 27, 2019 by and among the Partnership, Cornerstone Family Services of West Virginia Subsidiary, Inc. (“Cornerstone” and, collectively with the Partnership, the “Issuers”), certain direct and indirect subsidiaries of the Partnership (the “Guarantors”), the initial purchasers party thereto and Wilmington Trust, National Association, as trustee (the “Indenture”). The net proceeds of the Recapitalization Transactions were used to fully repay the then-outstanding senior notes due in June 2021, retire the Partnership’s revolving credit facility due in May 2020 and pay the associated transaction expenses, with the remaining balance reserved for general corporate purposes. The Partnership is to pay quarterly interest at either a fixed rate of 9.875% per annum in cash or, at their periodic option through January 30, 2022, a fixed rate of 7.50% per annum in cash plus a fixed rate of 4.00% per annum payable in kind. The Senior Secured Notes will require cash interest payments at 9.875% for all interest periods after January 30, 2022.

Proposed C-Corporation Conversion

On September 27, 2018, StoneMor GP LLC (the “general partner”) and the Partnership publicly announced a plan to convert from a master limited partnership structure to a more traditional C-Corporation structure. Accordingly, the general partner and the Partnership entered into a Merger and Reorganization Agreement (as amended to date, the “Merger Agreement”) with StoneMor GP Holdings and Hans Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the general partner, providing for a series of transactions and resulting in (i) the general partner converting into a Delaware corporation to be named

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“StoneMor Inc.” and (ii) Hans Merger Sub merging with and into the Partnership (the “Merger”) with the Partnership surviving and with StoneMor Inc. as its sole general partner, in each case, pursuant to the terms of the Merger Agreement (collectively, the “C-Corporation Conversion”). At the consummation of the Merger, which is anticipated to be no later than the end of the fourth quarter of 2019, the general partner will complete its transition to a new publicly traded Delaware corporation, StoneMor Inc.

Going Concern and Uses and Sources of Liquidity

The Partnership’s primary sources of liquidity are cash generated from operations and the remaining balance of the proceeds from the sale of the Senior Secured Notes. As a master limited partnership (“MLP”), the Partnership’s primary cash requirements, in addition to normal operating expenses, are for capital expenditures, net contributions to the merchandise and perpetual care trust funds, debt service and cash distributions. In general, as part of its operating strategy, the Partnership expects to fund:

•

working capital deficits through available cash, including the remaining balance of the proceeds from the sale of the Senior Secured Notes, cash generated from operations and divestitures of non-core assets;

•

expansion capital expenditures, net contributions to the merchandise and perpetual care trust funds and debt service obligations through available cash, cash generated from operations or asset sales. Amounts contributed to the merchandise trust funds will be withdrawn at the time of the delivery of the product or service sold to which the contribution relates (see “Summary of Significant Accounting Policies” section below regarding revenue recognition), which will reduce the amount of additional borrowings or asset sales needed; and

•

any cash distributions the Partnership is permitted and determines to pay in accordance with its partnership agreement and maintenance capital expenditures through available cash and cash flows from operating activities.

While the Partnership relies heavily on its available cash and cash flows from operating activities to execute its operational strategy and meet its financial commitments and other short-term financial needs, the Partnership cannot be certain that sufficient capital will be generated through operations or be available to the Partnership to the extent required and on acceptable terms. The Partnership has experienced negative financial trends, including use of cash in operating activities, which, when considered in the aggregate, raise substantial doubt about the Partnership’s ability to continue as a going concern. These negative financial trends include:

•

the Partnership has continued to incur net losses for the nine months ended September 30, 2019 and has an accumulated deficit and negative cash flows from operating activities as of September 30, 2019, due to an increased competitive environment, increased expenses due to the proposed C-Corporation Conversion and increases in professional fees and compliance costs; and

•

a decline in billings coupled with the increase in professional, compliance and consulting expenses tightened the Partnership’s liquidity position and increased reliance on long-term financial obligations, which, in turn, eliminated the Partnership’s ability to pay distributions.

During 2018 and 2019, the Partnership implemented (and will continue to implement) various actions to improve profitability and cash flows to fund operations. A summary of these actions is as follows:

•

sold an aggregate of 52,083,333 of the Partnership’s preferred units, representing limited partner interests in the Partnership, for an aggregate purchase price of $57.5 million and completed a private placement of $385.0 million of the Senior Secured Notes. The net proceeds of both transactions were used to fully repay the then-outstanding senior notes due in June 2021 and retire the Partnership’s revolving credit facility due in May 2020;

•	continue to manage recurring operating expenses and seek to limit non-recurring operating expenses over the next twelve-month period; and

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•	identify and complete sales of select assets to provide supplemental liquidity.

Based on the Partnership’s forecasted operating performance, planned actions to improve profitability, cash flows and projected plans to file financial statements on a timely basis consistent with the debt covenants, the Partnership does not believe it is probable that the Partnership will breach the covenants under the Indenture for the next twelve-month period. However, there is no certainty that the Partnership’s actual operating performance and cash flows will not be substantially different from forecasted results and no certainty the Partnership will not need amendments to the Indenture in the future and such amendments will be granted. Factors that could impact the significant assumptions used by the Partnership in assessing its ability to satisfy its financial covenants include the following:

•	operating performance not meeting reasonably expected forecasts;

•	failing to generate profitable sales;

•	failing to achieve cost reduction targets;

•	inability to achieve and capitalize on its divestiture strategy;

•	investments in the Partnership’s trust funds experiencing significant declines due to factors outside its control;

•	inability to compete successfully with other cemeteries and funeral homes in the Partnership’s markets;

•	the number of deaths in the Partnership’s markets declining; and

•	the mix of funeral and cemetery revenues between burials and cremations.

If the Partnership’s planned, implemented and not yet implemented actions are not completed or implemented and cash savings are not realized, or the Partnership fails to improve its operating performance and cash flows or the Partnership is not able to comply with the covenants under the Indenture, the Partnership may be forced to limit its business activities, limit its ability to implement further modifications to its operations or limit the effectiveness of some actions that are included in its forecasts, amend its Indenture and/or seek other sources of capital, and the Partnership may be unable to continue as a going concern. Additionally, a failure to generate additional liquidity could negatively impact the Partnership’s access to inventory or services that are important to the operation of the Partnership’s business. Given the Partnership’s level of cash and cash equivalents, to preserve capital resources and liquidity, the Board of Directors of the General Partner concluded that it was not in the best interest of unitholders to pay distributions to unitholders after the first quarter of 2017. In addition, the Indenture effectively prohibits the Partnership from making distributions to unitholders. Any of these events may have a material adverse effect on the Partnership’s results of operations and financial condition. The ability of the Partnership to continue as a going concern is dependent upon achieving the action plans noted above. The unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2019 were prepared on the basis of a going concern, which contemplates that the Partnership will be able to realize assets and discharge liabilities in the normal course of business. Accordingly, they do not give effect to adjustments, if any, that would be necessary should the Partnership be required to liquidate its assets.

Summary of Significant Accounting Policies

Refer to Note 1 to the Partnership’s audited consolidated financial statements included in Item 8 of its Amended Annual Report for the complete summary of significant accounting policies.

Use of Estimates

The preparation of the Partnership’s unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions as described in its Amended Annual Report. These estimates and assumptions may affect the reported amounts of assets and liabilities and disclosures of

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contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. As a result, actual results could differ from those estimates.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments purchased with an original maturity of three months or less from the time they are acquired to be cash equivalents. Cash and Cash Equivalents was $43.5 million and $18.1 million as of September 30, 2019 and December 31, 2018, respectively.

Restricted Cash

Cash that is restricted from withdrawal or use under the terms of certain contractual agreement is recorded as restricted cash. Restricted cash was $20.6 million as of September 30, 2019, primarily related to cash collateralization of the Partnership’s letters of credit and surety bonds. There was no restricted cash as of December 31, 2018.

Revenues

The Partnership’s revenues are derived from contracts with customers through sale and delivery of death care products and services. Primary sources of revenue are derived from (1) cemetery and funeral home operations generated both at the time of death (“at-need”) and prior to the time of death (“pre-need”), which are classified on the unaudited condensed consolidated statements of operations as Interments, Merchandise and Services, (2) investment income, which includes income earned on assets maintained in perpetual care and merchandise trusts related to sales of cemetery and funeral home merchandise and services occurring prior to the time of death that are required to be maintained in the trust by state law and (3) interest earned on pre-need installment contracts. Investment income is presented within Investment and other for Cemetery revenue and Services for Funeral home revenue. Revenue is measured based on the consideration specified in a contract with a customer and is net of any sales incentives and amounts collected on behalf of third parties. Pre-need contracts are price guaranteed, providing for future merchandise and services at prices prevailing when the agreements are signed. The Partnership recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer. Sales taxes assessed by a governmental authority are excluded from revenue.

Deferred Revenues

Revenues from the sale of services and merchandise as well as any investment income from the merchandise trusts is deferred until such time that the services are performed or the merchandise is delivered. In addition, for amounts deferred on new contracts and investment income and unrealized gains on our merchandise trusts, deferred revenues include deferred revenues from pre-need sales that were entered into by entities prior to the Partnership’s acquisition of those entities or the assets of those entities. The Partnership provides for a profit margin for these deferred revenues to account for the projected future costs of delivering products and providing services on pre-need contracts that the Partnership acquired through acquisition. These revenues and their associated costs are recognized when the related merchandise is delivered or services are performed and are presented on a gross basis on the unaudited condensed consolidated statements of operations.

Accounts Receivable, Net of Allowance

The Partnership sells pre-need cemetery contracts whereby the customer enters into arrangements for future merchandise and services prior to the time of need. These sales are usually made using interest-bearing installment contracts not to exceed 60 months. The interest income is recorded as revenue when the interest amount is considered realizable and collectible, which typically coincides with cash payment. Interest income is not recognized until payments are collected in accordance with the contract. At the time of a pre-need sale, the

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Partnership records an account receivable in an amount equal to the total contract value less unearned finance income and any cash deposit paid, net of an estimated allowance for customer cancellations. The Partnership recognizes an allowance for cancellation of these receivables based upon its historical experience, which is recorded as a reduction in accounts receivable and a corresponding offset to deferred revenues. The Partnership recognizes an allowance for cancellation of receivables related to recognized contracts as an offset to revenue. Management evaluates customer receivables for impairment based upon its historical experience, including the age of the receivables and the customers’ payment histories

Leases

The Partnership leases a variety of assets throughout its organization, such as office space, funeral homes, warehouses and equipment. The Partnership has both operating and finance leases. The Partnership’s operating leases primarily include office space, funeral homes and equipment. The Partnership’s finance leases primarily consist of vehicles and certain IT equipment. The Partnership determines whether an arrangement is or contains a lease at the inception of the arrangement based on the facts and circumstances in each contract. Leases with an initial term of 12 months or less are not recorded on the balance sheet and the Partnership recognizes lease expense for these leases on a straight-line basis over the lease term. For lease agreements with an initial term in excess of 12 months, the Partnership records the lease liability and Right of Use (“ROU”) asset at commencement date based upon the present value of the sum of the remaining minimum rental payments, which exclude executory costs. Certain adjustments to the ROU asset may be required for items such as initial direct costs paid or incentives received.

Certain leases provide the Partnership with the option to renew for additional periods, with renewal terms that can extend the lease term for periods ranging from 1 to 30 years. Where leases contain escalation clauses, rent abatements and/or concessions, the Partnership applies them in the determination of lease expense. The exercise of lease renewal options is at the Partnership’s sole discretion, and the Partnership is only including the renewal option in the lease term when the Partnership can be reasonably certain that the Partnership will exercise the additional options.

As most of the Partnership’s leases do not provide an implicit rate, the Partnership uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The Partnership evaluates the term of the lease, type of asset and its weighted average cost of capital to determine its incremental borrowing rate used to measure the ROU asset and lease liability.

The Partnership calculates operating lease expense ratably over the lease term plus any reasonably assured renewal periods. The Partnership considers reasonably assured renewal options, fixed escalation provisions and residual value guarantees in its calculation. Leasehold improvements are amortized over the shorter of the lease term or asset life, which may include renewal periods where the renewal is reasonably assured, and are included in the determination of straight-line rent expense. The depreciable life of assets and leasehold improvements are generally limited by the expected lease term.

The Partnership’s leases also typically have lease and non-lease components, which are generally accounted for separately and not included in the measurement of the ROU asset and lease liability.

Net Loss per Common Unit

Basic net loss attributable to common limited partners per unit is computed by dividing net loss attributable to common limited partners, which is determined after the deduction of the general partner’s interest, by the weighted average number of common limited partner units outstanding during the period. Net loss attributable to common limited partners is determined by deducting net loss attributable to participating securities, if applicable, and net loss attributable to the general partner’s units. The general partner’s interest in net loss is calculated on a quarterly basis based upon its units and incentive distributions to be distributed for the quarter, with a priority

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allocation of net income to the general partner’s incentive distributions, if any, in accordance with the partnership agreement and the remaining net loss allocated with respect to the general partner’s and limited partners’ ownership interests.

The Partnership presents net loss per unit under the two-class method for MLP, which considers whether the incentive distributions of an MLP represent a participating security when considered in the calculation of earnings per unit under the two-class method. The two-class method considers whether the partnership agreement contains any contractual limitations concerning distributions to the incentive distribution rights that would impact the amount of earnings to allocate to the incentive distribution rights for each reporting period. If distributions are contractually limited to the incentive distribution rights’ share of currently designated available cash for distributions, as defined under the partnership agreement, undistributed earnings in excess of available cash should not be allocated to the incentive distribution rights. Under the two-class method, management believes the partnership agreement contractually limits cash distributions to available cash; therefore, undistributed earnings in excess of available cash are not allocated to the incentive distribution rights.

The following is a reconciliation of net loss allocated to the common limited partners for purposes of calculating net loss attributable to common limited partners per unit (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss	$(42,652)	$(17,225)	$(99,584)	$(52,165)
Less: Incentive distribution right (“IDR”) payments to general partner	—	—	—	—

Net loss to allocate to general and limited partners	(42,652)	(17,225)	(99,584)	(52,165)
General partner’s interest excluding IDRs	(426)	(179)	(1,018)	(543)

Net loss attributable to common limited partners	$(42,226)	$(17,046)	$(98,566)	$(51,622)

Diluted net loss attributable to common limited partners per unit is calculated by dividing net loss attributable to common limited partners, less income allocable to participating securities, by the sum of the weighted average number of common limited partner units outstanding and the dilutive effect of unit awards, as calculated by the treasury stock or if converted methods, as applicable. These awards consist of common units that are contingently issuable upon the satisfaction of certain vesting conditions and common units issuable upon the exercise of certain unit appreciation rights awards under the terms of the Partnership’s long-term incentive plans.

The following table sets forth the reconciliation of the Partnership’s weighted average number of common limited partner units used to compute basic net loss attributable to common limited partners per unit with those used to compute diluted net loss attributable to common limited partners per unit (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Weighted average number of common limited partner units—basic	38,916	37,959	38,438	37,959
Effect of dilutive incentive awards(1)	—	—	—	—

Weighted average number of common limited partner units—diluted	38,916	37,959	38,438	37,959

(1)

For the three and nine months ended September 30, 2019, the diluted weighted average number of limited partner units outstanding presented on the unaudited condensed consolidated statement of operations does

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not include 563,183 units as their effects would be anti-dilutive. In addition, all outstanding Preferred Units are exempt for purposes of calculating the diluted weighted average number of common limited partner units, as their conversion is not based on meeting a contingency derived from the Partnership’s unit price. The Preferred Units are convertible upon the completion of the Rights Offering (defined herein), which occurred early in the fourth quarter of 2019. For further detail on the Rights Offering, see Note 17 Subsequent Events. For the three and nine months ended September 30, 2018, the diluted weighted average number of limited partner units outstanding presented on the unaudited condensed consolidated statement of operations does not include 560,839 units, as their effects would be anti-dilutive.

Recently Adopted Accounting Standards

Leases

The Partnership adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), and subsequently-issued related ASUs, using the modified retrospective approach, as of January 1, 2019. The core principle of ASU 2016-02 is that all leases create an asset and a liability for lessees and recognition of those lease assets and lease liabilities represents an improvement over previous GAAP, which did not require lease assets and lease liabilities to be recognized for most leases or disclosure of key information about leasing arrangements. In addition, the new standard offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases.

ASU 2016-02 provides for certain practical expedients when adopting the guidance. The Partnership elected the package of practical expedients allowing the Partnership to not reassess whether any expired or existing contracts are or contain leases, the lease classification for any expired or existing leases or initial direct costs for any expired or existing leases. The Partnership did not apply the hindsight practical expedient. The Partnership applied the land easements practical expedient allowing the Partnership to not assess whether any expired or existing land easements are or contain leases, if they were not previously accounted for as leases under the existing leasing guidance. Instead, the Partnership will continue to apply its existing accounting policies to historical land easements. The Partnership elected to apply the short-term lease exception; therefore, the Partnership did not record a ROU asset or corresponding lease liability for leases with a term of twelve months or less and instead recognized a single lease cost allocated over the lease term, generally on a straight-line basis. The Partnership is separating lease components from non-lease components, as it did not elect the applicable practical expedient. The Partnership has excluded maintenance, taxes and insurance costs from the calculation of the initial lease liability in the transition. Non-lease components are accounted for separately from the lease, recorded as maintenance, taxes and insurance and expensed as incurred.

The Partnership adopted the new guidance on January 1, 2019 and as a result of the adoption, the Partnership recorded:

•	a $1.1 million reclassification from Intangible assets to Other assets for below market lease intangibles;

•

a $0.1 million and $0.2 million reclassification from Accounts payable and accrued liabilities and Other long-term liabilities, respectively, to Other assets for a deferred gain on a sale leaseback transaction;

•	a $0.3 million and $3.5 million reclassification from Accounts payable and accrued liabilities and Other long-term liabilities, respectively, to Other assets for a rent incentive;

•	a $15.3 million increase to Other assets for operating lease right-of-use assets; and

•	a $2.2 million and $13.1 million increase to Accounts payable and accrued liabilities and Other long-term liabilities, respectively, for operating lease liabilities.

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The foregoing adjustments resulted in the creation of a net ROU asset of $12.3 million and operating lease liability of $15.3 million as of the adoption date.

In connection with the adoption of these new lease standards, the Partnership implemented internal controls to ensure that its contracts are properly evaluated to determine applicability under ASU 2016-02 and that the Partnership properly applies ASU 2016-02 in accounting for and reporting on all its qualifying leases.

Stock Compensation

In June 2018, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2018-07, Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, to simplify the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees. This amendment was effective for fiscal years and interim periods within fiscal years beginning after December 15, 2018. The Partnership adopted this standard effective January 1, 2019. The adoption of this standard did not have an impact on the Partnership’s unaudited condensed consolidated financial statements, as the Partnership has only issued units to employees or nonemployee directors and has previously recognized its nonemployee directors unit-based payments in line with its recognition of unit-based payments to employees, using the grant-date fair value of the equity instruments issued, amortized over the requisite service period.

Presentation

In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, Disclosure Update and Simplification, amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of partners’ deficit for interim financial statements. Under the amendments, an analysis of changes in each caption of shareholders’ equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of comprehensive income is required to be filed. The final rule was effective on November 5, 2018; as such, the Partnership used the new presentation of a condensed consolidated statement of Partners’ deficit within its interim financial statements in this Quarterly Report on Form 10-Q for the nine months ended September 30, 2019.

Recently Issued Accounting Standard Updates - Not Yet Effective

Credit Losses

In June 2016, FASB issued ASU No. 2016-13, Credit Losses (Topic 326) (“ASU 2016-13”). The core principle of ASU 2016-13 is that all assets measured at amortized cost basis should be presented at the net amount expected to be collected using historical experience, current conditions and reasonable and supportable forecasts as a basis for credit loss estimates, instead of the probable initial recognition threshold used under current GAAP. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments-Credit Losses (“ASU 2018-09”), which clarified that receivables arising from operating leases are not within the scope of Accounting Standards Codification (“ASC”) 326-20, Financial Instruments-Credit Losses-Measured at Amortized Cost, and should be accounted for in accordance with ASC 842. In April 2019, the FASB issued ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments (“ASU 2019-04”), which include clarifications to the amendments issued in ASU 2016-13. In May 2019, the FASB issued ASU No. 2019-05, Financial Instruments-Credit Losses (Topic 326), which provides entities that have certain instruments within the scope of ASC 326-20 with an option to irrevocably elect the fair value option in ASC 825, Financial Instruments, upon adoption of ASU 2016-13. Each of these amendments are effective for fiscal years beginning after December 15, 2022. Early adoption is permitted. The Partnership plans to adopt the requirements

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of these amendments upon their effective date of January 1, 2023, using the modified-retrospective method, and is evaluating the potential impact of the adoption on its financial position, results of operations and related disclosures.

Variable Interest Entities

In October 2018, the FASB issued ASU No. 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities (“ASU 2018-17”). The core principle of ASU 2018-17 is that indirect interests held through related parties in common control arrangements should be considered on a proportional basis for determining whether fees paid to decision makers and service providers are variable interests. ASU 2018-17 is effective for fiscal years beginning after December 15, 2019. The Partnership plans to adopt the requirements of these amendments upon their effective date of January 1, 2020 retrospectively and is evaluating the potential impact of the adoption on its financial position, results of operations and related disclosures.

Fair Value Measurement

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). This standard removed, modified and added disclosure requirements from ASC 820, Fair Value Measurements. The Partnership plans to adopt the requirements of this amendment upon its effective date of January 1, 2020 prospectively and does not expect the adoption of this standard to have a significant impact on its consolidated financial statements, as this standard primarily addresses disclosure requirements for Level 3 fair value measurements, and it has no Level 3 fair value instruments.

Internal-Use Software

In August 2018, the FASB issued ASU No. 2018-15, Intangibles - Goodwill and Other - Internal-Use Software: Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract. The amendments in this standard aligned the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The Partnership plans to adopt the requirements of this amendment upon its effective date of January 1, 2020 prospectively and does not expect the adoption of this standard to have a significant impact on its consolidated financial statements.

2.IMPAIRMENT & OTHER LOSSES

Goodwill Impairment Assessment

Due to a decline in the market value of the Partnership’s unit values and the Partnership’s significant under-performance relative to historical or projected future operating results noted during the nine months ended September 30, 2019, management conducted an interim goodwill impairment assessment as of September 30, 2019. As a result of such assessment, management concluded on November 4, 2019 that the carrying value of its Cemetery Operations reporting unit exceeded its fair value, and the Partnership’s goodwill was fully impaired as of September 30, 2019. The Partnership recognized a $24.9 million impairment charge included in Loss on impairment of goodwill in the accompanying unaudited condensed consolidated statement of operations during the three and nine months ended September 30, 2019.

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Impairment of Long-Lived Assets

The Partnership recorded an impairment of cemetery property due to circumstances that indicated the assets’ carrying value may not be recovered. The Partnership recorded a $1.5 million impairment charge included in Other losses, net on the accompanying unaudited condensed consolidated statement of operations during the nine months ended September 30, 2019, as the sum of future undiscounted cash flows was less than the carrying value of the assets.

Termination of Management Agreement

The Partnership operates certain of its cemeteries under long-term leases, operating agreements and management agreements. On May 10, 2019, the Partnership terminated one of the management agreements and recorded a $2.1 million loss, which is included in Other losses, net on the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2019.

3.	ACCOUNTS RECEIVABLE, NET OF ALLOWANCE

Long-term accounts receivable, net, consisted of the following at the dates indicated (in thousands):

	September 30, 2019	December 31, 2018
Customer receivables	$162,967	$167,017
Unearned finance income	(17,254)	(17,000)
Allowance for bad debt	(6,105)	(4,941)

Accounts receivable, net of allowance	139,608	145,076
Less: Current portion, net of allowance	61,470	57,928

Long-term portion, net of allowance	$78,138	$87,148

Activity in the allowance for bad debt was as follows (in thousands):

	September 30, 2019	December 31, 2018
Balance, beginning of period	$4,941	$19,795
Cumulative effect of accounting changes	—	(12,876)
Provision for bad debt	5,380	7,358
Charge-offs, net	(4,216)	(9,336)

Balance, end of period	$6,105	$4,941

Management evaluates customer receivables for impairment based upon its historical experience, including the age of the receivables and the customers’ payment histories.

4.	CEMETERY PROPERTY

Cemetery property consisted of the following at the dates indicated (in thousands):

	September 30, 2019	December 31, 2018
Cemetery land	$255,624	$255,708
Mausoleum crypts and lawn crypts	72,988	75,133

Cemetery property(1)	$328,612	$330,841

(1)	The Partnership recorded an impairment of cemetery property during the nine months ended September 30, 2019. For further details see Note 2 Impairment & Other Losses.

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5.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at the dates indicated (in thousands):

	September 30, 2019	December 31, 2018
Buildings and improvements	$130,181	$129,971
Furniture and equipment	59,883	58,706
Funeral home land	14,185	14,185

Property and equipment, gross	204,249	202,862
Less: Accumulated depreciation	(95,257)	(90,146)

Property and equipment, net of accumulated depreciation	$108,992	$112,716

Depreciation expense was $2.3 million for the three months ended September 30, 2019 and 2018 and $7.1 million and $7.5 million for the nine months ended September 30, 2019 and 2018, respectively.

6.	MERCHANDISE TRUSTS

At September 30, 2019 and December 31, 2018, the Partnership’s merchandise trusts consisted of investments in debt and equity marketable securities and cash equivalents, both directly and through mutual and investment funds. All of these investments are carried at fair value. All of these investments are subject to the fair value hierarchy and considered either Level 1 or Level 2 assets pursuant to the three-level hierarchy described in Note 13 Fair Value of Financial Instruments. There were no Level 3 assets. When the Partnership receives a payment from a pre-need customer, the Partnership deposits the amount required by law into the merchandise trusts that may be subject to cancellation on demand by the pre-need customer. The Partnership’s merchandise trusts related to states in which pre-need customers may cancel contracts with the Partnership comprises 53.6% of the total merchandise trust as of September 30, 2019. The merchandise trusts are variable interest entities (“VIE”) of which the Partnership is deemed the primary beneficiary. The assets held in the merchandise trusts are required to be used to purchase the merchandise and provide the services to which they relate. If the value of these assets falls below the cost of purchasing such merchandise and providing such services, the Partnership may be required to fund this shortfall.

The Partnership included $9.3 million and $8.7 million of investments held in trust as required by law by the West Virginia Funeral Directors Association at September 30, 2019 and December 31, 2018 respectively, in its merchandise trust assets. These trusts are recognized at their account value, which approximates fair value.

A reconciliation of the Partnership’s merchandise trust activities for the nine months ended September 30, 2019 and 2018 is presented below (in thousands):

	Nine months ended September 30,
	2019	2018
Balance—beginning of period	$488,248	$515,456
Contributions	40,440	49,762
Distributions	(45,256)	(53,321)
Interest and dividends	22,537	20,486
Capital gain distributions	363	405
Realized gains and losses, net	2,063	(258)
Other than temporary impairment	(2,816)	(11,977)
Taxes	(655)	(337)
Fees	(3,206)	(3,049)
Unrealized change in fair value	17,811	2,860

Balance—end of period	$519,529	$520,027

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During the nine months ended September 30, 2019 and 2018, purchases of available for sale securities were approximately $42.2 million and $78.3 million, respectively. During the nine months ended September 30, 2019 and 2018, sales, maturities and paydowns of available for sale securities were approximately $30.7 million and $66.6 million, respectively. Cash flows from pre-need contracts are presented as operating cash flows in the Partnership’s unaudited condensed consolidated statement of cash flows.

The cost and market value associated with the assets held in the merchandise trusts as of September 30, 2019 and December 31, 2018 were as follows (in thousands):

September 30, 2019	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$182,560	$—	$—	$182,560
Fixed maturities:
U.S. governmental securities	2	488	10	(95)	403
Corporate debt securities	2	816	13	(116)	713

Total fixed maturities		1,304	23	(211)	1,116

Mutual funds—debt securities	1	117,566	4,937	(79)	122,424
Mutual funds—equity securities	1	47,346	3,035	(1)	50,380
Other investment funds(1)		130,952	2,410	(2,524)	130,838
Equity securities	1	13,293	1,175	(4)	14,464
Other invested assets	2	8,403	16	—	8,419

Total investments		$501,424	$11,596	$(2,819)	$510,201

West Virginia Trust Receivable		9,328	—	—	9,328

Total		$510,752	$11,596	$(2,819)	$519,529

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet. This asset class is composed of fixed income funds and equity funds, which have redemption periods ranging from 1 to 30 days, and private credit funds, which have lockup periods of one to seven years with three potential one year extensions at the discretion of the funds’ general partners. As of September 30, 2019, there were $63.3 million in unfunded investment commitments to the private credit funds, which are callable at any time.

December 31, 2018	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$16,903	$—	$—	$16,903
Fixed maturities:
U.S. governmental securities	2	392	—	(147)	245
Corporate debt securities	2	1,311	29	(328)	1,012

Total fixed maturities		1,703	29	(475)	1,257

Mutual funds—debt securities	1	187,840	262	(2,645)	185,457
Mutual funds—equity securities	1	45,023	110	(18)	45,115
Other investment funds(1)		210,655	388	(7,784)	203,259

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December 31, 2018	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equity securities	1	$18,097	$1,327	$(213)	$19,211
Other invested assets	2	8,398	2	(17)	8,383

Total investments		$488,619	$2,118	$(11,152)	$479,585

West Virginia Trust Receivable		8,663	—	—	8,663

Total		$497,282	$2,118	$(11,152)	$488,248

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet. This asset class is composed of fixed income funds and equity funds, which have redemption periods ranging from 1 to 30 days, and private credit funds, which have lockup periods of two to seven years with three potential one year extensions at the discretion of the funds’ general partners. As of December 31, 2018, there were $71.0 million in unfunded investment commitments to the private credit funds, which are callable at any time.

The contractual maturities of debt securities as of September 30, 2019 and December 31, 2018 were as follows below (in thousands):

September 30, 2019	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$112	$30	$246	$16
Corporate debt securities	96	598	18	—

Total fixed maturities	$208	$628	$264	$16

December 31, 2018	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$—	$137	$108	$—
Corporate debt securities	68	873	55	16

Total fixed maturities	$68	$1,010	$163	$16

Temporary Declines in Fair Value The Partnership evaluates declines in fair value below cost for each asset held in the merchandise trusts on a quarterly basis.

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An aging of unrealized losses on the Partnership’s investments in debt and equity securities within the merchandise trusts as of September 30, 2019 and December 31, 2018 is presented below (in thousands):

	Less than 12 months		12 months or more		Total
September 30, 2019	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$110	$—	$397	$95	$507	$95
Corporate debt securities	75	6	424	110	499	116

Total fixed maturities	185	6	821	205	1,006	211

Mutual funds—debt securities	15,178	79	—	—	15,178	79
Mutual funds—equity securities	242	1	—	—	242	1
Other investment funds	69,464	2,524	—	—	69,464	2,524
Equity securities	5	4	—	—	5	4
Other invested assets	—	—	—	—	—	—

Total	$85,074	$2,614	$821	$205	$85,895	$2,819

	Less than 12 months		12 months or more		Total
December 31, 2018	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$—	$—	$243	$147	$243	$147
Corporate debt securities	103	2	549	326	652	328

Total fixed maturities	103	2	792	473	895	475

Mutual funds—debt securities	46,005	2,011	1,195	634	47,200	2,645
Mutual funds—equity securities	131	18	—	—	131	18
Other investment funds	169,929	7,784	—	—	169,929	7,784
Equity securities	—	—	597	213	597	213
Other invested assets	—	4	790	13	790	17

Total	$216,168	$9,819	$3,374	$1,333	$219,542	$11,152

For all securities in an unrealized loss position, the Partnership evaluated the severity of the impairment and length of time that a security has been in a loss position and concluded the decline in fair value below the asset’s cost was temporary in nature. In addition, the Partnership is not aware of any circumstances that would prevent the future market value recovery for these securities.

Other-Than-Temporary Impairment of Trust Assets

The Partnership assesses its merchandise trust assets for other-than-temporary declines in fair value on a quarterly basis. During the three months ended September 30, 2019, the Partnership determined, based on its review, that there were 62 securities with an aggregate cost basis of approximately $4.8 million and an aggregate fair value of approximately $4.3 million, resulting in an impairment of $0.5 million, with such impairment considered to be other-than-temporary. During the three months ended September 30, 2018, the Partnership determined, based on its review, that there were 37 securities with an aggregate cost basis of approximately $62.1 million and an aggregate fair value of approximately $61.3 million, resulting in an impairment of $0.8 million, with such impairment considered to be other-than-temporary. During the nine months ended September 30, 2019, the Partnership determined, based on its review, that there were 87 securities with an aggregate cost basis of approximately $96.7 million and an aggregate fair value of approximately $93.9 million,

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resulting in an impairment of $2.8 million, with such impairment considered to be other-than-temporary. During the nine months ended September 30, 2018, the Partnership determined, based on its review, that there were 122 securities with an aggregate cost basis of approximately $227.9 million and an aggregate fair value of approximately $215.9 million, resulting in an impairment of $12.0 million, with such impairment considered to be other-than-temporary due to credit indicators. Accordingly, the Partnership adjusted the cost basis of these assets to their current value and offset these changes against deferred merchandise trust revenue. These adjustments to deferred revenue will be reflected within the Partnership’s unaudited condensed consolidated statements of operations in future periods as the underlying merchandise is delivered or the underlying service is performed.

7.	PERPETUAL CARE TRUSTS

At September 30, 2019 and December 31, 2018, the Partnership’s perpetual care trusts consisted of investments in debt and equity marketable securities and cash equivalents, both directly as well as through mutual and investment funds.

All of these investments are carried at fair value. All of the investments subject to the fair value hierarchy are considered either Level 1 or Level 2 assets pursuant to the three-level hierarchy described in Note 14 Fair Value of Financial Instruments. There were no Level 3 assets. The perpetual care trusts are VIEs for which the Partnership is the primary beneficiary.

A reconciliation of the Partnership’s perpetual care trust activities for the nine months ended September 30, 2019 and 2018 is presented below (in thousands):

	Nine months ended September 30,
	2019	2018
Balance—beginning of period	$330,562	$339,928
Contributions	5,520	10,795
Distributions	(16,709)	(13,790)
Interest and dividends	15,621	17,416
Capital gain distributions	1,134	612
Realized gains and losses, net	2,303	353
Other than temporary impairment	(1,297)	(7,449)
Taxes	(634)	(292)
Fees	(2,388)	(4,087)
Unrealized change in fair value	8,916	1,536

Balance—end of period	$343,028	$345,022

During the nine months ended September 30, 2019 and 2018, purchases of available for sale securities were approximately $42.5 million and $56.4 million, respectively. During the nine months ended September 30, 2019 and 2018, sales, maturities and paydowns of available for sale securities were approximately $28.1 million and $49.4 million, respectively. Cash flows from perpetual care trust related contracts are presented as operating cash flows in Partnership’s unaudited condensed consolidated statements of cash flows.

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The cost and market value associated with the assets held in the perpetual care trusts as of September 30, 2019 and December 31, 2018 were as follows (in thousands):

September 30, 2019	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$87,453	$—	$—	$87,453
Fixed maturities:
U.S. governmental securities	2	1,081	44	(54)	1,071
Corporate debt securities	2	2,025	21	(145)	1,901

Total fixed maturities		3,106	65	(199)	2,972

Mutual funds—debt securities	1	70,425	2,730	(59)	73,096
Mutual funds—equity securities	1	16,685	1,528	(18)	18,195
Other investment funds(1)		143,050	7,143	(5,024)	145,169
Equity securities	1	14,968	1,177	(18)	16,127
Other invested assets	2	16	—	—	16

Total investments		$335,703	$12,643	$(5,318)	$343,028

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet. This asset class is composed of fixed income funds and equity funds, which have a redemption period ranging from 1 to 30 days, and private credit funds, which have lockup periods ranging from one to seven years with three potential one year extensions at the discretion of the funds’ general partners. As of September 30, 2019 there were $41.2 million in unfunded investment commitments to the private credit funds, which are callable at any time.

December 31, 2018	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$12,835	$—	$—	$12,835
Fixed maturities:
U.S. governmental securities	2	960	4	(121)	843
Corporate debt securities	2	4,883	161	(321)	4,723

Total fixed maturities		5,843	165	(442)	5,566

Mutual funds—debt securities	1	108,451	227	(837)	107,841
Mutual funds—equity securities	1	19,660	304	(142)	19,822
Other investment funds(1)		165,284	3,039	(4,607)	163,716
Equity securities	1	20,025	826	(145)	20,706
Other invested assets	2	56	20	—	76

Total investments		$332,154	$4,581	$(6,173)	$330,562

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet. This asset class is composed of fixed income funds and equity funds, which have a redemption period ranging from 1 to 30 days, and private credit funds, which have lockup periods ranging from two to eight years with three potential one year extensions at the discretion of the funds’ general partners. As of December 31, 2018 there were $94.5 million in unfunded investment commitments to the private credit funds, which are callable at any time.

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The contractual maturities of debt securities as of September 30, 2019 and December 31, 2018, were as follows below (in thousands):

September 30, 2019	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$60	$70	$821	$119
Corporate debt securities	203	1,536	163	—

Total fixed maturities	$263	$1,606	$984	$119

December 31, 2018	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$—	$416	$395	$32
Corporate debt securities	705	3,702	265	51

Total fixed maturities	$705	$4,118	$660	$83

Temporary Declines in Fair Value

The Partnership evaluates declines in fair value below cost of each individual asset held in the perpetual care trusts on a quarterly basis.

An aging of unrealized losses on the Partnership’s investments in debt and equity securities within the perpetual care trusts as of September 30, 2019 and December 31, 2018 is presented below (in thousands):

	Less than 12 months		12 months or more		Total
September 30, 2019	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$—	$—	$1,021	$54	$1,021	$54
Corporate debt securities	76	45	1,889	100	1,965	145

Total fixed maturities	76	45	2,910	154	2,986	199

Mutual funds—debt securities	11,348	59	3	—	11,351	59
Mutual funds—equity securities	505	18	—	—	505	18
Other investment funds	67,147	5,024	—	—	67,147	5,024
Equity securities	176	18	—	—	176	18

Total	$79,252	$5,164	$2,913	$154	$82,165	$5,318

	Less than 12 months		12 months or more		Total
December 31, 2018	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$—	$—	$790	$121	$790	$121
Corporate debt securities	405	15	2,902	306	3,307	321

Total fixed maturities	405	15	3,692	427	4,097	442

Mutual funds—debt securities	21,867	591	2,814	246	24,681	837
Mutual funds—equity securities	1,382	141	—	1	1,382	142
Other investment funds	101,536	4,607	—	—	101,536	4,607
Equity securities	241	16	583	129	824	145

Total	$125,431	$5,370	$7,089	$803	$132,520	$6,173

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For all securities in an unrealized loss position, the Partnership evaluated the severity of the impairment and length of time that a security has been in a loss position and concluded the decline in fair value below the asset’s cost was temporary in nature. In addition, the Partnership is not aware of any circumstances that would prevent the future market value recovery for these securities.

Other-Than-Temporary Impairment of Trust Assets

The Partnership assesses its perpetual care trust assets for other-than-temporary declines in fair value on a quarterly basis. During the three months ended September 30, 2019, the Partnership determined that there were 49 securities with an aggregate cost basis of approximately $6.6 million and an aggregate fair value of approximately $6.0 million, resulting in an impairment of $0.6 million, with such impairment considered to be other-than-temporary. During the three months ended September 30, 2018, t the Partnership determined that there were 49 securities with an aggregate cost basis of approximately $40.0 million and an aggregate fair value of approximately $39.4 million, resulting in an impairment of $0.6 million, with such impairment considered to be other-than-temporary. During the nine months ended September 30, 2019, the Partnership determined that there were 68 securities with an aggregate cost basis of approximately $35.8 million and an aggregate fair value of approximately $34.5 million, resulting in an impairment of $1.3 million, with such impairment considered to be other-than-temporary. During the nine months ended September 30, 2018, the Partnership determined that there were 116 securities with an aggregate cost basis of approximately $158.0 million and an aggregate fair value of approximately $150.6 million, resulting in an impairment of $7.4 million, with such impairment considered to be other-than-temporary. Accordingly, the Partnership adjusted the cost basis of these assets to their current value with the offset going against the liability for perpetual care trust corpus.

8.	LONG-TERM DEBT

Total debt consisted of the following at the dates indicated (in thousands):

	September 30, 2019	December 31, 2018
9.875%/11.500% Senior Secured PIK Toggle Notes, due June 2024	376,166	$—
7.875% Senior Notes, due June 2021	—	173,613
Credit facility	—	155,739
Notes payable—acquisition debt	—	92
Insurance and vehicle financing	790	1,294
Less deferred financing costs, net of accumulated amortization	(14,280)	(9,692)

Total debt	362,676	321,046
Less current maturities	(503)	(798)

Total long-term debt	$362,173	$320,248

Senior Secured Notes

On June 27, 2019, StoneMor Partners L.P. (the “Partnership”), Cornerstone Family Services of West Virginia Subsidiary, Inc. (“Cornerstone” and, collectively with the Partnership, the “Issuers”), certain direct and indirect subsidiaries of the Partnership (the “Guarantors”), the initial purchasers party thereto (the “Initial Purchasers”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”) entered into an indenture (the “Indenture”) with respect to the 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024.

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Pursuant to the terms of the Indenture, the Initial Purchasers purchased Senior Secured Notes in the aggregate principal amount of $385.0 million in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof. The gross proceeds from the sale of the Senior Secured Notes was $371.5 million, less advisor fees (including a placement agent fee of approximately $7.0 million), legal fees, mortgage costs and other closing expenses, as well as cash funds for collateralization of existing letters of credit and credit card needs under the former credit facility.

The Issuers can elect to pay interest at either a fixed rate of 9.875% per annum in cash or, at their option through January 30, 2022, a fixed rate of 7.50% per annum in cash plus a fixed rate of 4.00% per annum payable in kind by increasing the principal amount of the Senior Secured Notes or by issuing additional Senior Secured Notes. The Senior Secured Notes will require cash interest payments at 9.875% for all interest periods after January 30, 2022. Interest is payable quarterly in arrears on the 30th day of each March, June, September and December, commencing September 30, 2019. The Partnership elected the cash plus payable in kind option to pay its September 30, 2019 interest payment, resulting in a $4.0 million increase in the outstanding principal amount of the Senior Secured Notes. The Senior Secured Notes mature on June 30, 2024.

The Senior Secured Notes are senior secured obligations of the Issuers. The Issuers’ joint and several obligations under the Senior Secured Notes and the Indenture are jointly and severally guaranteed (the “Note Guarantees”) by each subsidiary of the Partnership (other than Cornerstone) that the Partnership has caused or will cause to become a Guarantor pursuant to the terms of the Indenture. In addition, the Issuers, the Guarantors and the Collateral Agent entered into a Collateral Agreement (the “Collateral Agreement”). Pursuant to the Indenture and the Collateral Agreement, the Issuers’ obligations under the Indenture and the Senior Secured Notes and the Guarantors’ Note Guarantees are secured by a first priority lien and security interest (subject to permitted liens and security interests) in substantially all of the Issuers’ and the Guarantors’ assets, whether now owned or hereafter acquired, excluding certain assets which include, among others: (a) trust and other fiduciary accounts and amounts required to be deposited or held therein and (b) unless encumbered by a mortgage existing on the date of the Indenture, owned and leased real property that (i) may not be pledged as a matter of law or without governmental approvals, (ii) is not operated or intended to be operated as a cemetery, crematory or funeral home or (iii) is the subject of specified immaterial leases.

The Issuers may redeem the Senior Secured Notes at their option, in whole or in part, at any time for a redemption price equal to the principal balance thereof, accrued and unpaid interest thereon and, if applicable, a premium (the “Applicable Premium”) calculated as follows:

•

If redeemed before June 27, 2021, the sum of 4% of the principal amount so redeemed plus the excess of (i) the interest that would have accrued on the principal amount of the redeemed Senior Secured Notes from the redemption date through June 27, 2021 assuming an interest rate of 11.500% per annum over (ii) the interest that would have accrued on the principal amount of the redeemed Senior Secured Notes from the redemption date through June 27, 2021 at an interest rate equal to the then-applicable rate on United States Treasury securities for the period most nearly equaling that time period plus 0.50%;

•	If redeemed on or after June 27, 2021 and before June 27, 2022, 4% of the principal amount so redeemed;

•	If redeemed on or after June 27, 2022 and before June 27, 2023, 2% of the principal amount so redeemed; and

•	If redeemed on or after June 27, 2023, no premium will be payable.

The Issuers are obligated to redeem the Senior Secured Notes with the net cash proceeds of certain dispositions described in the Indenture, tax refunds, insurance or condemnation proceeds and certain other extraordinary receipts. The redemption price for such redemptions is the principal balance of the Senior Secured Notes being redeemed, all accrued and unpaid interest thereon plus, with respect to redemptions from asset dispositions with net proceeds in excess of $55.0 million, an Applicable Premium of 2% of the principal amount so redeemed.

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The Issuers are also obligated to use 75% of any Excess Cash Flow, less any amount paid in any voluntary redemption of the Senior Secured Notes during the applicable period or subsequent thereto and prior to the applicable redemption date, to redeem the Senior Secured Notes at a redemption price equal to the principal balance thereof and all accrued and unpaid interest thereon.

All interest payable in connection with the redemption of any the Senior Secured Notes is payable in cash.

The Indenture requires the Issuers and the Guarantors, as applicable, to comply with various affirmative covenants regarding, among other matters, delivery to the Trustee of financial statements and certain other information or reports filed with the SEC and the maintenance and investment of trust funds and trust accounts into which certain sales proceeds are required by law to be deposited.

The Indenture includes financial covenants pursuant to which the Issuers will not permit:

•	the Operating Cash Flow Amount for the six months ending December 31, 2019 to be less than $20.0 million;

•

the ratio of the sum of the Operating Cash Flow Amount plus Cash Interest Expense to Cash Interest Expense, or the Consolidated Interest Coverage Ratio, for the nine months ended March 31, 2020 and the twelve months ending as of each date from June 30, 2020 onwards, as set forth below, to be less than:

March 31, 2020	0.40x
June 30, 2020	0.75x
September 30, 2020	1.00x
December 31, 2020	1.15x
March 31, 2021	1.25x
June 30, 2021	1.30x
September 30, 2021	1.35x
December 31, 2021	1.45x
March 31, 2022 and each quarter end thereafter	1.50x

•

the aggregate amount of Capital Expenditures for the prior four fiscal quarters as of the last day of any fiscal quarter beginning with the fiscal quarter ended September 30, 2019 to be more than $20.0 million;

•

the average daily balance of Unrestricted Cash and unrestricted Permitted Investments of the Partnership and its subsidiaries as of the end of any day for any 10-business day period to be less than $20.0 million during the quarter ended September 30, 2019, $15.0 million during the quarter ending December 31, 2019 and $12.5 million during any subsequent quarter; or

•

the ratio of the (a) the sum of Unrestricted Cash, accounts receivable and merchandise trust account balances to (b) the aggregate principal or face amount of Consolidated Funded Indebtedness, or Asset Coverage Test, for the applicable measurement period as of the last day of any fiscal quarter beginning with the fiscal quarter ended September 30, 2019, to be less than 1.60:1.00.

The Indenture requires the Issuers and the Guarantors, as applicable, to comply with certain other covenants including, but not limited to, covenants that, subject to certain exceptions, limit the Issuers’ and the Guarantors’ ability to: (i) incur additional indebtedness; (ii) grant liens; (iii) engage in certain sale/leaseback, merger, consolidation or asset sale transactions; (iv) make certain investments; (v) pay dividends or make distributions; (vi) engage in affiliate transactions and (vii) amend its organizational documents.

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The Indenture provides for certain events of default, the occurrence and continuation of which could, subject to certain conditions, cause all amounts owing under the Senior Secured Notes to become due and payable, including but not limited to the following:

•	failure by the Issuers to pay any interest on any Senior Secured Note when it becomes due and payable that remains uncured for five business days;

•

failure by the Issuers to pay the principal on any of the Senior Secured Notes when it becomes due and payable, whether at the due date thereof, at a date fixed for redemption, by acceleration or otherwise;

•

failure by the Issuers to comply with the agreement and covenants relating to maintenance of its legal existence, providing notice of any default or event of default or use of proceeds from the sale of the Senior Secured Notes or any of the negative covenants in the Indenture;

•

failure by the Issuers to comply with any other agreement or covenant contained in the Indenture, the Collateral Agreement or any other Note Document that remains uncured for a period of 15 days after the earlier of written notice and request for cure from the Trustee or holders of at least 25% of the aggregate principal amount of the Senior Secured Notes;

•	the acceleration of or the failure to pay at final maturity indebtedness (other than the Senior Secured Notes) in a principal amount exceeding $5.0 million;

•	the occurrence of a Change in Control;

•	certain bankruptcy or insolvency proceedings involving an Issuer or any subsidiary;

•	the C-Corporation Conversion shall not have occurred on or before March 31, 2020 and such default remains uncured for a period of five business days; and

•

failure by the Partnership or any subsidiary to maintain one or more licenses, permits or similar approvals for the conduct of its business where the sum of the revenue associated therewith represents the lesser of (i) 15% of the Partnership’s and its Subsidiaries’ consolidated revenue and (ii) $30.0 million, and such breach is not cured within 30 days.

At the option of holders holding a majority of the outstanding principal amount of the Senior Secured Notes (and automatically upon any default for failure to pay principal of the Senior Secured Notes when due and payable or certain bankruptcy or insolvency proceedings involving an Issuer), the interest rate on the Senior Secured Notes will increase to 13.50% per annum, payable in cash.

Registration Rights Agreement

In connection with the sale of the Senior Secured Notes, on June 27, 2019, the Issuers, the Guarantors party thereto and the Initial Purchasers entered into a Registration Rights Agreement (the “Notes Registration Rights Agreement”), pursuant to which the Issuers and the Guarantors agreed, for the benefit of the holders of the Notes, to use their commercially reasonable efforts to file a registration statement with the SEC with respect to a registered offer to exchange the Senior Secured Notes for new “exchange” notes having terms substantially identical in all material respects to the Senior Secured Notes, with certain exceptions (the “Exchange Offer”). The Issuers have agreed to use their commercially reasonable efforts (i) to consummate the Exchange Offer on or before July 14, 2020 (the “Exchange Date”) and (ii) upon the occurrence of certain events described in the Notes Registration Rights Agreement which result in the inability to consummate the Exchange Offer, to cause a shelf registration statement covering resales of the Notes to be declared effective.

If the Issuers fail to comply with their obligations under the Notes Registration Rights Agreement, additional interest will accrue on the Notes at a rate of 0.25% per annum (increasing by an additional 0.25% per annum with respect to each subsequent 90-day period that occurs after the date on which such default occurs, up to a maximum additional interest rate of 1.00%) from and including the date on which any such default shall occur to but excluding the earlier of (x) the date on which all such defaults have been cured and (y) the date on which the Notes are freely tradeable by persons other than affiliates of the Issuers pursuant to Rule 144 under the Securities Act.

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Deferred Financing Costs

In connection with the Tranche B revolving credit facility established in February 2019, the Partnership incurred debt issuance costs and fees of approximately $3.0 million during the three months ended March 31, 2019, which was being amortized over the life of the Tranche B revolving credit facility, using the straight-line method. In connection with the issuance of its Senior Secured Notes, the Partnership incurred debt issuance costs and fees of approximately $14.3 million during nine months ended September 30, 2019, which have been deferred and are being amortized over the life of the Senior Secured Notes, using the effective interest method. No debt issuance costs or fees were incurred during the three months ended September 30, 2019.

In connection with the retirement of its revolving credit facilities and its $175.0 million, 7.875% senior notes due 2021, the Partnership wrote-off unamortized deferred financing fees of $6.9 million, during the nine months ended September 30, 2019, which is presented in loss on debt extinguishment in the accompanying unaudited condensed consolidated statement of operations.

9.	REDEEMABLE CONVERTIBLE PREFERRED UNITS AND PARTNERS’ DEFICIT

Redeemable Convertible Preferred Units

On June 27, 2019, funds and accounts affiliated with Axar Capital Management LP (“Axar”) and certain other investors (individually a “Purchaser” and collectively the “Purchasers”) and the Partnership entered into the Series A Preferred Unit Purchase Agreement (the “Series A Purchase Agreement”) pursuant to which the Partnership sold to the Purchasers an aggregate of 52,083,333 of the Partnership’s Series A Preferred Units (the “Preferred Units”) representing limited partner interests in the Partnership with certain rights, preferences and privileges as are set forth in the Partnership’s Third Amended and Restated Agreement of Limited Partnership dated as of June 27, 2019 (the “Third Amended Partnership Agreement”). The purchase price for the Preferred Units sold pursuant to the Series A Purchase Agreement (the “Purchased Units”) was $1.1040 per Purchased Unit, reflecting an 8% discount to the liquidation preference of each Preferred Unit, for an aggregate purchase price of $57.5 million.

Pursuant to the Series A Purchase Agreement, the Partnership agreed to file a registration statement on Form S-1 with the SEC as promptly as practicable to effect a $40.2 million rights offering of common units representing limited partnership interests in the Partnership (“Common Units”) to all holders of Common Units (other than the Purchasers, American Infrastructure Funds LP and their respective affiliates) with a purchase price of $1.20 per Common Unit (the “Rights Offering”), and agreed to use its reasonable best efforts to complete the Rights Offering within 100 days after the Closing Date. The Rights Offering occurred early in the fourth quarter of 2019, and the proceeds from the Rights Offering were used to redeem certain of the Preferred Units as described below. For further detail on the Rights Offering and the related redemption of certain Preferred Units, see Note 17 Subsequent Events.

Under the Series A Purchase Agreement, the Partnership also granted the Purchasers a preemptive right to purchase a pro rata share of any subsequent issuance of Common Units or shares of common stock of the corporation (“Common Stock”) into which the General Partner is converted in the C-Corporation Conversion or rights to acquire any such securities, for so long as the Purchaser continues to hold any Preferred Units, any Common Units or Common Stock issued upon conversion thereof.

The Preferred Units have the following rights, preferences and privileges, among others as set forth in the Third Amended Partnership Agreement:

•

Conversion: The Preferred Units are convertible at the option of the holders thereof at any time beginning 10 days after completion of the Rights Offering and shall automatically be converted upon consummation of the C-Corporation Conversion, in each case at an initial conversion rate of one Common Unit or one share of Common Stock, as applicable, for each Preferred Unit. Subject to

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customary exceptions, the conversion rate for each Preferred Unit is subject to adjustment (a) proportionately, in the event of distributions made in the form of interests in the Partnership, any split, combination or similar recapitalization of Common Units and certain other specified transactions with respect to interests in the Partnership, (b) upon any issuance or deemed issuance by the Partnership prior to consummation of the Rights Offering of Common Units for a price per Common Unit less than the Series A Liquidation Preference (as defined below), to the rate determined by dividing the Series A Liquidation Preference by the price per Common Unit in such issuance or deemed issuance and (c) upon any issuance or deemed issuance by the Partnership after consummation of the Rights Offering of Common Units for a price per Common Unit less than the Series A Liquidation Preference, to a rate determined on a weighted average anti-dilution adjustment basis.

•

Voting: The holder of a Preferred Unit is entitled to one vote for each Common Unit into which such Preferred Unit is convertible (whether or not such right to convert is exercisable at such time). The holders of Preferred Units are entitled to vote as a single class with the holders of Common Units on all matters submitted to the limited partners for a vote. In addition, the affirmative vote of the holders of at least 60% of the outstanding Preferred Units is required to:

•

Amend the Third Amended Partnership Agreement or the Partnership’s Certificate of Limited Partnership if such amendment would be adverse (other than in a de minimus manner) to any of the rights, preferences or privileges of the Preferred Units;

•	Pay any distribution from Capital Surplus (as defined in the Third Amended Partnership Agreement); or

•

Issue any class or series of interest in the Partnership that, with respect to distributions, is senior to or pari passu with the Preferred Units, or modify the terms of any existing class or series of interest in the Partnership to so provide.

•

Distributions: Holders of Preferred Units are entitled to participate in any distributions made to holders of Common Units on an as-converted basis (whether or not such right to convert is exercisable at such time), and any such distributions with respect to Preferred Units shall be excluded in calculating the distributions or allocations of income or gain to holders of incentive distribution rights under the Third Amended Partnership Agreement.

•

Redemption: Upon completion of the Rights Offering, the Partnership is obligated to use 100% of the net proceeds thereof to redeem up to 33,487,904 Preferred Units held by Axar and the other Purchasers at a redemption price of $1.20 per Preferred Unit.

•

Liquidation: Upon any liquidation, dissolution or winding up of the Partnership, holders of Preferred Units are entitled to receive a payment of $1.20 per Preferred Unit (the “Series A Liquidation Preference”) before payments are made to any other class or series of interest in the Partnership ranking junior to the Preferred Units, including Common Units.

•	Restrictions on Transfer: Holders of Preferred Units may not transfer such Preferred Units other than to one or more affiliates without the approval of the Partnership.

The Series A Purchase Agreement included various representations, warranties, covenants, indemnification and other provisions which are customary for a transaction of this nature.

The Partnership offered and sold the Purchased Units in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof. The Partnership relied on this exemption from registration based in part on representations made by the Purchasers in the Series A Purchase Agreement.

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Contingent Beneficial Conversion Feature

The Partnership accounts for potential beneficial conversion features under FASB ASC Topic 470-20, Debt – Debt with conversion and Other Options (“ASC 470-20”), which states that conversion terms of preferred units triggered by future events not controlled by the issuer shall be accounted for as contingent conversion options. Accordingly, the conversion feature of the Preferred Units is not considered an embedded derivative that requires bifurcation. The Partnership determined that its commitment in connection with the sale of the Preferred Units to use its best efforts to complete the Rights Offering is analogous to an initial public offering and considered to be a contingency outside the control of the holder. The guidance in ASC 470 states that a contingent beneficial conversion feature in an instrument shall not be recognized in earnings until the contingency is resolved. The beneficial conversion will be measured using the intrinsic value calculated at the date the contingency is resolved using the conversion price and trading value of the Partnership’s Common Units at the date the Preferred Units were issued. Accordingly, the Partnership will evaluate any discounts and any beneficial conversion features upon the resolution of the contingency. The Series A Preferred is convertible upon the completion of the Rights Offering, which occurred early in the fourth quarter of 2019.

The Partnership has the obligation to redeem a portion of the Series A Preferred from the net proceeds of the Rights Offering. Upon exercise of the redemption right, any previously recognized accretion of deemed dividends will be reversed in the period of redemption and reflected as income attributable to common unitholders in the Partnership’s consolidated statements of operations, along with the related per unit amounts.

For further detail on the Rights Offering, see Note 17 Subsequent Events.

10.    DEFERRED REVENUES AND COSTS

The Partnership defers revenues and all direct costs associated with the sale of pre-need cemetery merchandise and services until the merchandise is delivered or the services are performed. The Partnership recognizes deferred merchandise and service revenues as customer contract liabilities within long-term liabilities on its consolidated balance sheets. The Partnership recognizes deferred direct costs associated with pre-need cemetery merchandise and service revenues as deferred selling and obtaining costs within long-term assets on its consolidated balance sheets. The Partnership also defers the costs to obtain new pre-need cemetery and new prearranged funeral business as well as the investment earnings on the prearranged services and merchandise trusts. Such costs are recognized when the associated performance obligation is fulfilled based upon the net change in the customer contract liabilities. All other selling costs are expensed as incurred. Additionally, the Partnership has elected the practical expedient of not recognizing incremental costs to obtain as incurred when the amortization period otherwise would have been one year or less

Deferred revenues and related costs consisted of the following at the dates indicated (in thousands):

	September 30, 2019	December 31, 2018

Deferred contract revenues	$830,038	$830,602
Deferred merchandise trust revenue	104,740	92,718
Deferred merchandise trust unrealized gains (losses)	8,777	(9,034)

Deferred revenues	$943,555	$914,286

Deferred selling and obtaining costs	$113,601	$112,660

For the three and nine months ended September 30, 2019, the Partnership recognized $13.7 million and $54.7 million, respectively, of the customer contract liabilities balance that existed at December 31, 2018 as revenue.

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The components of the customer contract liabilities, net in the Partnership’s consolidated balance sheets at September 30, 2019 and December 31, 2018 were as follows (in thousands):

	September 30, 2019	December 31, 2018

Customer contract liabilities	$972,767	$937,708
Amounts due from customers for unfulfilled performance obligations on cancellable pre-need contracts	(29,212)	(23,422)

Customer contract liabilities, net	$943,555	$914,286

The Partnership expects to service 55% of its deferred revenue in the first 4-5 years and approximately 80% of its deferred revenue within 18 years. The Partnership cannot estimate the period when it expects its remaining performance obligations will be recognized, because certain performance obligations will only be satisfied at the time of death.

11.	LONG-TERM INCENTIVE PLAN

On April 15, 2019, the Compensation and Nominating and Governance Committee (the “Committee”) of the Board approved the award of 1,015,047 phantom unit awards consisting of 494,421 phantom units subject to time-based vesting (“TVUs”) and 520,626 phantom units subject to performance-based vesting (“PVUs”) to certain members of the general partner’s senior management. The awards of phantom units were made under the Partnership’s Amended and Restated 2019 Long-Term Incentive Plan (“LTIP”).

The TVUs shall vest, if at all, in three equal annual installments on each April 3 (or first business day thereafter) commencing on April 3, 2020. The PVUs shall vest based on the extent, if any, to which the Committee determines that the performance conditions established by the Committee for calendar years 2019, 2020 and 2021 have been achieved or waived in writing, as follows:

•

if the “threshold” performance condition with respect to a calendar year has been achieved or waived but not the “target” condition, then 25% of the PVUs subject to vesting with respect to such year (rounded down to the nearest whole phantom unit) shall vest;

•	if the “target” performance condition with respect to a calendar year has been achieved or waived, then 50% of the PVUs subject to vesting with respect to such year shall vest; and

•	if the “maximum” performance condition with respect to a calendar year has been achieved or waived, then 100% of the PVUs subject to vesting with respect to such year shall vest.

Also on April 15, 2019, an additional 275,000 restricted units were awarded to an officer of the general partner pursuant to his employment agreement, which units vest in equal quarterly installments over a four year period commencing July 15, 2019, the three month anniversary of the grant date.

The Recapitalization Transactions, described in Note 1 General, resulted in a Change of Control as defined in the LTIP. The Change of Control accelerated the vesting of certain awards, resulting in the immediate vesting of 1,351,493 phantom and restricted units. These awards were net settled with 376,351 units withheld to satisfy the participants’ tax withholding obligations, resulting in a net number of 975,142 common units being issued. The Partnership recognized $2.2 million in unit-based compensation expense related to this accelerated vesting. These units were delivered in the third quarter of 2019.

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An aggregate of 238,553 phantom units issued under the LTIP and held in deferred compensation accounts for certain directors that either became payable as a result of the Recapitalization Transactions or had previously become payable were issued in the third quarter of 2019.

An aggregate of 48,924 restricted units vested in the second quarter of 2019 in accordance with the awards’ contractual vesting schedule, which were net settled with 17,629 units withheld to satisfy the participants’ tax withholding obligations, resulting in a net number of 31,295 common units being issued. In addition, 49,379 restricted units vested in the third quarter of 2019 in accordance with the awards’ contractual vesting schedule, which were net settled with 17,772 units withheld to satisfy the participants’ tax withholding obligations, resulting in a net number of 31,607 common units being issued.

12.	COMMITMENTS AND CONTINGENCIES

Legal

The Partnership is currently subject to class or collective actions under the Securities Exchange Act of 1934 and for related state law claims that certain of our officers and directors breached their fiduciary duty to the Partnership and its unitholders. The Partnership could also become subject to additional claims and legal proceedings relating to the factual allegations made in these actions. While management cannot reasonably estimate the potential exposure in these matters at this time, if the Partnership does not prevail in any such proceedings, the Partnership could be required to pay substantial damages or settlement costs, subject to certain insurance coverages. Management has determined that, based on the status of the claims and legal proceedings against us, the amount of the potential losses cannot be reasonably estimated at this time. These actions are summarized below.

•

Anderson v. StoneMor Partners, LP, et al., No. 2:16-cv-6111, filed on November 21, 2016, in the United States District Court for the Eastern District of Pennsylvania. The plaintiffs in this case (as well as Klein v. StoneMor Partners, LP, et al., No. 2:16-cv-6275, filed in the United States District Court for the Eastern District of Pennsylvania on December 2, 2016, which has been consolidated with this case) brought an action on behalf of a putative class of the holders of Partnership units and allege that the Partnership made misrepresentations to investors in violation of Section 10(b) of the Securities Exchange Act of 1934 by, among other things and in general, failing to clearly disclose the use of proceeds from debt and equity offerings by making allegedly false or misleading statements concerning (a) the Partnership’s strength or health in connection with a particular quarter’s distribution announcement, (b) the connection between operations and distributions and (c) the Partnership’s use of cash from equity offerings and its credit facility. Plaintiffs sought damages from the Partnership and certain of its officers and directors on behalf of the class of Partnership unitholders, as well as costs and attorneys’ fees. Lead plaintiffs have been appointed in this case, and filed a Consolidated Amended Class Action Complaint on April 24, 2017. Defendants filed a motion to dismiss that Consolidated Amended Complaint on June 8, 2017. The motion was granted on October 31, 2017, and the court entered judgment dismissing the case on November 30, 2017. Plaintiffs filed a notice of appeal on December 29, 2017. Oral argument was held before the United States Court of Appeals for the Third Circuit on November 1, 2018. On June 20, 2019, the Third Circuit affirmed the dismissal of plaintiffs’ case. On July 11, 2019, the plaintiffs filed a petition to have the appeal reheard by the entire Third Circuit, which the Third Circuit denied on September 16, 2019. Plaintiffs have 90 days from that date to file a petition for certiorari with the United States Supreme Court to seek discretionary review of the Third Circuit’s decision.

•

Bunim v. Miller, et al., No. 2:17-cv-519-ER, pending in the United States District Court for the Eastern District of Pennsylvania, and filed on February 6, 2017. The plaintiff in this case brought, derivatively on behalf of the Partnership, claims that the officers and directors of the Partnership’s general partner aided and abetted in breaches of the general partner’s purported fiduciary duties by, among other things and in general, allegedly making misrepresentations through the use of non-GAAP accounting

34

standards in its public filings, by allegedly failing to clearly disclose the use of proceeds from debt and equity offerings, and by allegedly approving unsustainable distributions. The plaintiff also claims that these actions and misrepresentations give rise to causes of action for gross mismanagement, unjust enrichment, and (in connection with a purportedly misleading proxy statement filed in 2014) violations of Section 14(a) of the Securities Exchange Act of 1934. The derivative plaintiff seeks an award of damages, attorneys’ fees and costs in favor of the Partnership as nominal plaintiff, as well as general compliance and governance changes. This case has been stayed, by the agreement of the parties, pending final resolution of the motion to dismiss filed in the Anderson case, provided that either party may terminate the stay on 30 days’ notice.

•

Muth v. StoneMor G.P. LLC, et al., December Term, 2016, No. 1196 and Binder v. StoneMor G.P. LLC, et al., January Term, 2017, No. 4872, both pending in the Court of Common Pleas for Philadelphia County, Pennsylvania, and filed on December 20, 2016 and February 3, 2017, respectively. In these cases, the plaintiffs brought, derivatively on behalf of the Partnership, claims that the officers and directors of the Partnership’s general partner aided and abetted in breaches of the general partner’s purported fiduciary duties by, among other things and in general, allegedly making misrepresentations through the use of non-GAAP accounting standards in its public filings and by failing to clearly disclose the use of proceeds from debt and equity offerings, as well as approving unsustainable distributions. The plaintiffs also claim that these actions and misrepresentations give rise to a cause of action for unjust enrichment. The derivative plaintiffs seek an award of damages, attorneys’ fees and costs in favor of the Partnership as nominal plaintiff, as well as alterations to the procedures for electing members to the board of the Partnership’s general partner, and other compliance and governance changes. These cases have been consolidated and stayed, by the agreement of the parties, pending final resolution of the motion to dismiss filed in the Anderson case, provided that either party may terminate the stay on 30 days’ notice.

The Philadelphia Regional Office of the SEC, Enforcement Division, is continuing its investigation of the Partnership as to whether violations of federal securities laws have occurred. The investigation relates to, among other things, our prior restatements, financial statements, internal control over financial reporting, public disclosures, use of non-GAAP financial measures, matters pertaining to unitholder distributions and the sources of funds therefor and information relating to protection of our confidential information and our policies regarding insider trading. We are continuing to cooperate with the SEC staff.

The Partnership is party to other legal proceedings in the ordinary course of its business, but does not expect the outcome of any proceedings, individually or in the aggregate, to have a material adverse effect on its financial position, results of operations or cash flows. The Partnership carries insurance with coverage and coverage limits that it believes to be customary in the cemetery and funeral home industry. Although there can be no assurance that such insurance will be sufficient to protect the Partnership against all contingencies, management believes that the insurance protection is reasonable in view of the nature and scope of the operations.

Other

In connection with the Partnership’s 2014 lease and management agreements with the Archdiocese of Philadelphia, it has committed to pay aggregate fixed rent of $36.0 million in the following amounts:

Lease Years 1-5 (May 28, 2014-May 31, 2019)	None
Lease Years 6-20 (June 1, 2019-May 31, 2034)	$1,000,000 per Lease Year
Lease Years 21-25 (June 1, 2034-May 31, 2039)	$1,200,000 per Lease Year
Lease Years 26-35 (June 1, 2039-May 31, 2049)	$1,500,000 per Lease Year
Lease Years 36-60 (June 1, 2049-May 31, 2074)	None

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The fixed rent for lease years 6 through 11, an aggregate of $6.0 million, is deferred. If prior to May 31, 2024, the Archdiocese terminates the agreements pursuant to a lease year 11 termination or the Partnership terminates the agreements as a result of a default by the Archdiocese, the Partnership is entitled to retain the deferred fixed rent. If the agreements are not terminated, the deferred fixed rent will become due and payable on or before June 30, 2024.

13.    LEASES

The Partnership leases a variety of assets throughout its organization, such as office space, funeral homes, warehouses and equipment. In addition the Partnership has a sale-leaseback related to one of its warehouses. Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheets and the Partnership recognizes lease expense for these leases on a straight-line basis over the lease term. For lease agreements with an initial term of more than 12 months, the Partnership measures the lease liability at the present value of the sum of the remaining minimum rental payments, which exclude executory costs.

Certain leases provide the Partnership with the option to renew for additional periods, with renewal terms that can extend the lease term for periods ranging from 1 to 30 years. The exercise of lease renewal options is at the Partnership’s sole discretion, and the Partnership is only including the renewal option in the lease term when the Partnership can be reasonably certain that it will exercise the renewal options. The Partnership does have residual value guarantees on the finance leases for its vehicles, but no residual guarantees on any of its operating leases.

Certain of the Partnership’s leases have variable payments with annual escalations based on the proportion by which the consumer price index (“CPI”) for all urban consumers increased over the CPI index for the prior comparative year.

The Partnership has the following balances recorded on its unaudited condensed consolidated balance sheet related to leases:

September 30, 2019
Assets:
Operating	$11,321
Finance	6,211

Total ROU assets(1)	$17,532

Liabilities:
Current
Operating	$2,080
Finance	1,236
Long-term
Operating	12,246
Finance	4,656

Total lease liabilities(2)	$20,218

(1)

The Partnership’s ROU operating assets and finance assets are presented within Other assets and Property and equipment, net of accumulated depreciation, respectively in its unaudited condensed consolidated balance sheet.

(2)

The Partnership’s current lease liabilities and long-term are presented within Accounts payable and accrued liabilities and Other long-term liabilities, respectively in its unaudited condensed consolidated balance sheet.

As most of the Partnership’s leases do not provide an implicit rate, the Partnership uses its incremental borrowing rate, based on the information available at commencement date, in determining the present value of lease

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payments. The Partnership used the incremental borrowing rate on January 1, 2019 for operating leases that commenced prior to that date. The weighted average borrowing rates for operating and finance leases were 9.9% and 8.4%, respectively as of September 30, 2019.

The components of lease expense were as follows:

		Nine months ended September 30, 2019
Lease cost	Classification
Operating lease costs	General and administrative expense	$2,687
Finance lease costs
Amortization of leased assets	Depreciation and Amortization	899
Interest on lease liabilities	Interest expense	370
Variable lease costs	General and administrative expense	—
Short-term lease costs	General and administrative expense	—

Net Lease costs		$3,956

(1)	The Partnership does not have any short-term leases with lease terms greater than one month.

Maturities of the Partnership’s lease labilities as of September 30, 2019, per ASC 842, Leases, were as follows:

Year ending December 31,	Operating	Finance
2019	$867	$484
2020	3,320	1,761
2021	2,830	1,922
2022	2,532	1,978
2023	2,279	763
Thereafter	8,495	43

Total	$20,323	$6,951

Less: Interest	5,997	1,059

Present value of lease liabilities	$14,326	$5,892

Minimum lease commitments remaining under the Partnership’s operating leases and capital leases, per ASC 840, Leases, as of December 31, 2018 were as follows:

Year ending December 31,	Operating	Capital
2019	$4,349	$1,499
2020	2,765	1,196
2021	2,130	949
2022	1,539	558
2023	1,184	89
Thereafter	5,737	—

Total	$17,704	$4,291

Less: Interest		(875)

Present value of lease liabilities		$3,416

Operating and finance lease payments include $3.3 million related to options to extend lease terms that are reasonably certain of being exercised and $2.0 million related to residual value guarantees. The weighted average remaining lease term for operating and finance leases was 7.2 years and 3.0 years, respectively as of September 30, 2019.

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As of September 30, 2019, the Partnership does not have additional operating and finance leases that have not yet commenced nor any lease transactions with its related parties. In addition, as of September 30, 2019, the Partnership has not entered into any new sale-leaseback arrangements.

14.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Management has established a hierarchy to classify the inputs used to measure the Partnership’s financial instruments at fair value, pursuant to which the Partnership is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs represent market data obtained from independent sources; whereas, unobservable inputs reflect the Partnership’s own market assumptions, which are used if observable inputs are not reasonably available without undue cost and effort. The hierarchy defines three levels of inputs that may be used to measure fair value:

•	Level 1 – Unadjusted quoted market prices in active markets for identical, unrestricted assets or liabilities that the reporting entity has the ability to access at the measurement date.

•

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the same contractual term of the asset or liability.

•

Level 3 – Unobservable inputs based on the entity’s own assumptions about the assumptions market participants would use in the pricing of the asset or liability and are consequently not based on market activity but rather through particular valuation techniques.

The carrying value of the Partnership’s current assets and current liabilities on its consolidated balance sheets approximated or equaled their estimated fair values due to their short-term nature or imputed interest rates.

Recurring Fair Value Measurement

At September 30, 2019 and December 31, 2018, the two financial instruments measured by the Partnership at fair value on a recurring basis were its merchandise and perpetual care trusts, which consist of investments in debt and equity marketable securities and cash equivalents that are carried at fair value and are classified as either Level 1 or Level 2 (see Note 7 Merchandise Trusts and Note 8 Perpetual Care Trusts).

Where quoted prices are available in an active market, securities are classified as Level 1 investments pursuant to the fair value measurement hierarchy. Where quoted market prices are not available for the specific security, fair values are estimated by using either quoted prices of securities with similar characteristics or an income approach fair value model with observable inputs that include a combination of interest rates, yield curves, credit risks, prepayment speeds, rating, and tax-exempt status. These securities are classified as Level 2 investments pursuant to the fair value measurements hierarchy. Certain investments in the merchandise and perpetual care trusts are excluded from the fair value leveling hierarchy in accordance with GAAP. These funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy.

Non-Recurring Fair Value Measurement

The Partnership may be required to measure certain assets and liabilities at fair value, such as its indefinite-lived assets and long-lived assets, on a nonrecurring basis in accordance with GAAP from time to time. These adjustments to fair value usually result from impairment charges.

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Other Financial Instruments

The Partnership’s other financial instruments at September 30, 2019 consisted of its Senior Secured Notes (see Note 8 Long-Term Debt) and at December 31, 2018 consisted of its Senior Notes and outstanding borrowings under its revolving credit facility.

•	At September 30, 2019, the estimated fair value of the Partnership’s Senior Secured Notes was $386.5 million, based on trades made on that date, compared with the carrying amount of $376.2 million.

•	At December 31, 2018, the estimated fair value of the Partnership’s Senior Notes was $162.5 million, based on trades made on that date, compared with the carrying amount of $173.6 million.

15.	SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The Partnership’s Senior Secured Notes are guaranteed by the Partnership’s 100% owned subsidiaries, other than the co-issuer, as described in Note 8 Long-Term Debt. The guarantees are full, unconditional, joint and several. The Partnership, or the “Parent,” and its 100% owned subsidiary, Cornerstone Family Services of West Virginia Subsidiary Inc., are the co-issuers of the Senior Secured Notes. The Partnership’s unaudited condensed consolidated financial statements as of September 30, 2019 and December 31, 2018 and for the three and nine months ended September 30, 2019 and 2018 include the accounts of cemeteries operated under long-term leases, operating agreements and management agreements. For the purposes of this note, these entities are deemed non-guarantor subsidiaries, as they are not 100% owned by the Partnership. The Partnership’s unaudited condensed consolidated financial statements also contain merchandise and perpetual care trusts that are also non-guarantor subsidiaries for the purposes of this note.

The financial information presented below reflects the Partnership’s standalone accounts, the combined accounts of the subsidiary co-issuer, the combined accounts of the guarantor subsidiaries, the combined accounts of the non-guarantor subsidiaries, the consolidating adjustments and eliminations and the Partnership’s consolidated accounts as of September 30, 2019 and December 31, 2018 and for the three and nine months ended September 30, 2019 and 2018. For the purpose of the following financial information, the Partnership’s investments in its subsidiaries and the guarantor subsidiaries’ investments in their respective subsidiaries are presented in accordance with the equity method of accounting (in thousands):

CONDENSED CONSOLIDATING BALANCE SHEETS (UNAUDITED)

September 30, 2019	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents, excluding restricted cash	$—	$—	$42,066	$1,449	$—	$43,515
Restricted cash	—	—	20,580	—	—	20,580
Other current assets	—	3,470	69,812	11,966	—	85,248

Total current assets	—	3,470	132,458	13,415	—	149,343
Long-term accounts receivable	—	2,906	64,918	10,314	—	78,138
Cemetery and funeral home property and equipment	—	696	404,948	31,960	—	437,604
Merchandise trusts	—	—	—	519,529	—	519,529
Perpetual care trusts	—	—	—	343,028	—	343,028

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September 30, 2019	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Deferred selling and obtaining costs	$—	$5,580	$90,236	$17,785	$—	$113,601
Intangible assets	—	—	187	56,375	—	56,562
Other assets	—	—	29,939	2,779	—	32,718
Investments in and amounts due from affiliates eliminated upon consolidation	—	—	649,920	—	(649,920)	—

Total assets	$—	$12,652	$1,372,606	$995,185	$(649,920)	$1,730,523

Liabilities, Redeemable Convertible Preferred Units and Partners’ Capital (Deficit)
Current liabilities	—	150	63,418	1,520	—	65,088
Long-term debt, net of deferred financing costs	—	—	362,173	—	—	362,173
Deferred revenues	—	32,926	797,538	113,091	—	943,555
Perpetual care trust corpus	—	—	—	343,028	—	343,028
Other long-term liabilities	—	—	46,820	16,384	—	63,204
Investments in and amounts due to affiliates eliminated upon consolidation	46,525	259,737	—	570,954	(877,216)	—

Total liabilities	46,525	292,813	1,269,949	1,044,977	(877,216)	1,777,048

Redeemable convertible preferred units	57,500	—	—	—	—	57,500

Partners’ capital (deficit)	(104,025)	(280,161)	102,657	(49,792)	227,296	(104,025)

Total liabilities, redeemable convertible preferred units and partners’ capital (deficit)	$—	$12,652	$1,372,606	$995,185	$(649,920)	$1,730,523

CONSOLIDATING BALANCE SHEET

December 31, 2018	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents, excluding restricted cash	$—	$—	$16,298	$1,849	$—	$18,147
Restricted cash	—	—	—	—	—	—
Other current assets	—	3,718	64,924	11,527	—	80,169

Total current assets	—	3,718	81,222	13,376	—	98,316
Long-term accounts receivable	—	3,118	71,708	12,322	—	87,148
Cemetery and funeral home property and equipment	—	806	409,201	33,550	—	443,557
Merchandise trusts	—	—	—	488,248	—	488,248
Perpetual care trusts	—	—	—	330,562	—	330,562

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December 31, 2018	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Deferred selling and obtaining costs	$—	$5,511	$88,705	$18,444	$—	$112,660
Goodwill and intangible assets	—	—	25,676	60,607	—	86,283
Other assets	—	—	19,403	2,924	—	22,327
Investments in and amounts due from affiliates eliminated upon consolidation	61,875	(586)	539,997	—	(601,286)	—

Total assets	$61,875	$12,567	$1,235,912	$960,033	$(601,286)	$1,669,101

Liabilities, Redeemable Convertible Preferred Units and Partners’ Capital (Deficit)
Current liabilities	$—	$184	$60,216	$1,400	$—	$61,800
Long-term debt, net of deferred financing costs	68,453	105,160	146,635	—	—	320,248
Deferred revenues	—	32,147	770,337	111,802	—	914,286
Perpetual care trust corpus	—	—	—	330,562	—	330,562
Other long-term liabilities	—	—	33,553	15,230	—	48,783
Due to affiliates	—	—	173,613	543,543	(717,156)	—

Total liabilities	68,453	137,491	1,184,354	1,002,537	(717,156)	1,675,679

Redeemable convertible preferred units	—	—	—	—	—	—

Partners’ capital (deficit)	(6,578)	(124,924)	51,556	(42,502)	115,870	(6,578)

Total liabilities, redeemable convertible preferred units and partners’ capital (deficit)	$61,875	$12,567	$1,235,910	$960,035	$(601,286)	$1,669,101

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS (UNAUDITED)

Three Months Ended September 30, 2019	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$1,257	$61,520	$12,154	$(1,780)	$73,151
Total costs and expenses	—	(3,336)	(64,596)	(13,440)	1,780	(79,592)
Other loss	—	—	(129)	—	—	(129)
Net loss from equity investment in subsidiaries	(42,652)	(33,050)	—	.	75,702	—
Interest expense	—	—	(12,486)	(279)	—	(12,765)
Loss on debt extinguishment	—	—	—	—	—	—
Loss on impairment of goodwill	—	—	(24,206)	(656)	—	(24,862)

Income (loss) from continuing operations before income taxes	(42,652)	(35,129)	(39,897)	(2,221)	75,702	(44,197)
Income tax benefit	—	—	1,545	—	—	1,545

Net income (loss)	$(42,652)	$(35,129)	$(38,352)	$(2,221)	$75,702	$(42,652)

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Three Months Ended September 30, 2018	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$1,513	$61,254	$12,116	$(1,698)	73,185
Total costs and expenses	—	(3,192)	(68,979)	(12,728)	1,698	(83,201)
Other income	—	—	702	—	—	702
Net loss from equity investment in subsidiaries	(15,867)	(13,280)	—	—	29,147	—
Interest expense	(1,358)	(2,087)	(3,935)	(258)		(7,638)

Income (loss) from continuing operations before income taxes	(17,225)	(17,046)	(10,958)	(870)	29,147	(16,952)
Income tax expense	—	—	(273)	—	—	(273)

Net income (loss)	$(17,225)	$(17,046)	$(11,231)	$(870)	$29,147	$(17,225)

Nine Months Ended September 30, 2019	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$4,260	$187,021	$36,354	$(4,520)	$223,115
Total costs and expenses	—	(11,894)	(197,511)	(40,793)	4,520	(245,678)
Other loss	—	—	(1,475)	(2,083)	—	(3,558)
Net loss from equity investment in subsidiaries	(94,405)	(74,333)	—	—	168,738	—
Interest expense	(4,241)	(5,909)	(24,311)	(821)	—	(35,282)
Loss on debt extinguishment	(938)	(1,441)	(6,099)	—	—	(8,478)
Loss on impairment of goodwill	—	—	(24,206)	(656)	—	(24,862)

Income (loss) from continuing operations before income taxes	(99,584)	(89,317)	(66,581)	(7,999)	168,738	(94,743)
Income tax expense	—	—	(4,841)	—	—	(4,841)

Net income (loss)	$(99,584)	$(89,317)	$(71,422)	$(7,999)	$168,738	$(99,584)

Nine Months Ended September 30, 2018	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$4,563	$196,638	$38,390	$(6,890)	$232,701
Total costs and expenses	—	(10,278)	(214,804)	(41,289)	6,890	(259,481)
Other loss	—	—	(4,503)	—	—	(4,503)
Net loss from equity investment in subsidiaries	(48,090)	(40,382)	—	—	88,472	—
Interest expense	(4,075)	(6,261)	(11,755)	(767)	—	(22,858)

Income (loss) from continuing operations before income taxes	(52,165)	(52,358)	(34,424)	(3,666)	88,472	(54,141)
Income tax benefit	—	—	1,976	—	—	1,976

Net income (loss)	$(52,165)	$(52,358)	$(32,448)	$(3,666)	$88,472	$(52,165)

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CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS (UNAUDITED)

Nine Months Ended September 30, 2019	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash used in (provided by) operating activities	$—	$212	$(16,712)	$(105)	$(10,150)	$(26,755)
Cash Flows From Investing Activities:
Cash paid for acquisitions and capital expenditures, net of proceeds from divestitures and asset sales	—	(188)	(4,158)	(147)	—	(4,493)
Payments to affiliates	(57,500)	—	—	—	57,500	—

Net cash used in investing activities	(57,500)	(188)	(4,158)	(147)	57,500	(4,493)

Cash Flows From Financing Activities:
Cash distributions	—	—	—	—	—	—
Payments from affiliates	—	—	47,350	—	(47,350)	—
Proceeds from issuance of redeemable convertible preferred units, net	57,500	—	—	—	—	57,500
Net borrowings and repayments of debt	—	(24)	38,517	(148)	—	38,345
Other financing activities	—	—	(18,649)	—	—	(18,649)

Net cash provided by (used in) financing activities	57,500	(24)	67,218	(148)	(47,350)	77,196

Net increase (decrease) in cash and cash equivalents and restricted cash	—	—	46,348	(400)	—	45,948
Cash and cash equivalents and restricted cash—Beginning of period	—	—	16,298	1,849	—	18,147

Cash and cash equivalents and restricted cash—End of period	$—	$—	$62,646	$1,449	$—	$64,095

Nine Months Ended September 30, 2018	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$—	$363	$29,462	$(78)	$(10,336)	$19,411
Cash Flows From Investing Activities:
Cash paid for acquisitions and capital expenditures, net of proceeds from divestitures and asset sales	—	(363)	(9,888)	(626)	—	(10,877)

Net cash used in investing activities	—	(363)	(9,888)	(626)	—	(10,877)

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Nine Months Ended September 30, 2018	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash Flows From Financing Activities:
Cash distributions	$—	$—	$—	$—	$—	$—
Payments to affiliates	—	—	(10,336)	—	10,336	—
Proceeds from issuance of redeemable convertible preferred units, net	—	—	—	—	—	—
Net borrowings and repayments of debt	—	—	(4,044)	—	—	(4,044)
Other financing activities	—	—	(3,268)	—	—	(3,268)

Net cash (used in) provided by financing activities	—	—	(17,648)	—	10,336	(7,312)

Net increase (decrease) in cash and cash equivalents and restricted cash	—	—	1,926	(704)	—	1,222
Cash and cash equivalents and restricted cash—Beginning of period	—	—	4,216	2,605	—	6,821

Cash and cash equivalents and restricted cash—End of period	$—	$—	$6,142	$1,901	$—	$8,043

16.	SEGMENT INFORMATION

Management operates the Partnership’s in two reportable operating segments: Cemetery Operations and Funeral Home Operations. These operating segments reflect the way the Partnership manages its operations and makes business decisions. Management evaluates the performance of these operating segments based on interments performed, interment rights sold, pre-need cemetery and at-need cemetery contracts written, revenue and segment profit (loss). As a percentage of revenue and assets, the Partnership’s major operations consist of its cemetery operations.

The following tables present financial information with respect to the Partnership’s segments (in thousands). Corporate costs represent those not directly associated with an operating segment, such as corporate overhead, interest expense and income taxes. Corporate assets primarily consist of cash and cash equivalents and restricted cash.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
STATEMENT OF OPERATIONS DATA:
Cemetery Operations:
Revenues	$60,750	$61,405	$184,288	$191,328
Operating costs and expenses	(54,681)	(57,440)	(166,777)	(176,925)
Depreciation and amortization	(1,853)	(1,858)	(5,735)	(6,043)

Segment operating profit	$4,216	$2,107	$11,776	$8,360

Funeral Home Operations:
Revenues	12,401	11,780	38,827	41,373
Operating costs and expenses	(10,669)	(10,148)	(32,636)	(33,835)
Depreciation and amortization	(602)	(652)	(1,788)	(2,066)

Segment operating profit	$1,130	$980	$4,403	$5,472

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	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of segment operating profit to net loss:
Cemetery Operations	$4,216	$2,107	$11,776	$8,360
Funeral Home Operations	1,130	980	4,403	5,472

Total segment profit	5,346	3,087	16,179	13,832

Corporate overhead	(11,595)	(12,876)	(38,145)	(39,868)
Corporate depreciation and amortization	(192)	(227)	(597)	(744)
Other gains (losses), net	(129)	702	(3,558)	(4,503)
Loss on debt extinguishment	—	—	(8,478)	—
Loss on impairment of goodwill	(24,862)	—	(24,862)
Interest expense	(12,765)	(7,638)	(35,282)	(22,858)
Income tax benefit (expense)	1,545	(273)	(4,841)	1,976

Net loss	$(42,652)	$(17,225)	$(99,584)	$(52,165)

CASH FLOW DATA:
Capital expenditures:
Cemetery Operations	$411	$2,105	$4,222	$9,378
Funeral Home Operations	465	246	1,447	465
Corporate	29	187	74	321

Total capital expenditures	$905	$2,538	$5,743	$10,164

	September 30, 2019	December 31, 2018
BALANCE SHEET DATA:
Assets:
Cemetery Operations	$1,507,873	$1,508,667
Funeral Home Operations	146,708	136,064
Corporate	75,942	24,370

Total assets	$1,730,523	$1,669,101

Goodwill:
Cemetery Operations	$—	$24,862

17.	SUPPLEMENTAL CONSOLIDATED CASH FLOW INFORMATION

The tables presented below provide supplemental information to the unaudited condensed consolidated statements of cash flows regarding contract origination and maturity activity included in the pertinent captions on the Partnership’s unaudited condensed consolidated statements of cash flows (in thousands):

	Nine months ended September 30,
	2019	2018
Accounts Receivable
Pre-need/at-need contract originations (sales on credit)	(88,296)	$(95,267)
Cash receipts from sales on credit (post-origination)	73,991	100,841

Changes in accounts receivable, net of allowance	$(14,305)	$5,574

Customer Contract Liabilities
Deferrals:
Cash receipts from customer deposits at origination, net of refunds	$107,847	$114,132
Withdrawals of realized income from merchandise trusts during the period	6,699	13,815
Pre-need/at-need contract originations (sales on credit)	88,296	95,267
Undistributed merchandise trust investment earnings, net	8,367	357

45

	Nine months ended September 30,
	2019	2018
Recognition:
Merchandise trust investment income, net withdrawn as of end of period	$(6,985)	$(7,211)
Recognized maturities of customer contracts collected as of end of period	(155,915)	(137,265)
Recognized maturities of customer contracts uncollected as of end of period	(24,449)	(38,734)

Changes in customer contract liabilities	$23,860	$40,361

18.	SUBSEQUENT EVENTS

Rights Offering

On September 25, 2019, the Partnership commenced its Rights Offering that entitled each unitholder of record (the “unitholder”) on September 26, 2019 (the “Record Date”) one non-transferable subscription right for each common unit held by the unitholder on the Record Date. Each subscription right entitled the unitholder to purchase 1.24 common units for each common unit held by the unitholder at a subscription price of $1.20 per common unit. Through the Rights Offering, which expired on October 25, 2019, 3,039,380 common units were purchased for a total of $3.6 million. The gross proceeds from the Rights Offering were used to redeem 3,039,380 of the Partnership’s outstanding Preferred Units on October 25, 2019 at a price of $1.20 per Preferred Unit.

Divestitures

As part of the Partnership’s recently launched asset sale program in the fourth quarter of 2019, the Partnership signed a non-binding letter of intent on one of its properties in October 2019 and received a $5.0 million refundable deposit. This asset sale is expected to be consummated in the first quarter of 2020.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s discussion and analysis presented below provides information to assist in understanding the Partnership’s financial condition and results of operations and should be read in conjunction with the Partnership’s unaudited condensed consolidated financial statements included in Part I, Item 1 of this Quarterly Report on Form 10-Q. Unless the context otherwise requires, references to “we,” “us,” “our,” “StoneMor,” the “Company,” or the “Partnership” are to StoneMor Partners L.P. and its subsidiaries.

Certain statements contained in this Quarterly Report on Form 10-Q, including, but not limited to, information regarding our operating activities, the plans and objectives of our management and assumptions regarding our future performance and plans are forward-looking statements. When used in this Quarterly Report on Form 10-Q, the words “believes,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this Quarterly Report on Form 10-Q. We believe the assumptions underlying the unaudited condensed consolidated financial statements are reasonable.

BUSINESS OVERVIEW

We are a publicly-traded Delaware master-limited partnership (“MLP”) and provider of funeral and cemetery products and services in the death care industry in the United States. As of September 30, 2019, we operated 321

46

cemeteries in 27 states and Puerto Rico, of which 291 were owned and 30 were operated under leases, operating agreements or management agreements. We also owned, operated or managed 89 funeral homes in 17 states and Puerto Rico. We are proposing to convert to a “C” Corporation which, if approved, is expected to be effective at the end of 2019. See Part 1. Item 1. Financial Statements (Unaudited)—Notes to the Unaudited Condensed Consolidated Financial Statements—Note 1 General of this Quarterly Report on Form 10-Q for further information related to the Merger and Reorganization Agreement.

Our revenue is derived from our Cemetery Operations and Funeral Home Operations segments. Our Cemetery Operations segment principally generates revenue from sales of interment rights, cemetery merchandise, which includes markers, bases, vaults, caskets and cremation niches and our cemetery services, which include opening and closing (“O&C”) services, cremation services and fees for the installation of cemetery merchandise. Our Funeral Home Operations segment principally generates revenue from sales of funeral home merchandise, which includes caskets and other funeral related items and service revenues, which include services such as family consultation, the removal of and preparation of remains and the use of funeral home facilities for visitation and prayer services. These sales occur both at the time of death, which we refer to as at-need, and prior to the time of death, which we refer to as pre-need. Our Funeral Home Operations segment also include revenues related to the sale of term and whole life insurance on an agency basis, in which we earn a commission from the sales of these insurance policies.

The pre-need sales enhance our financial position by providing a backlog of future revenue from both trust and insurance-funded pre-need funeral and cemetery sales. We believe pre-need sales add to the stability and predictability of our revenues and cash flows. Pre-need sales are typically sold on an installment plan. While revenue on the majority of pre-need funeral sales is deferred until the time of need, sales of pre-need cemetery property interment rights provide opportunities for full current revenue recognition when the property is available for use by the customer.

We also earn investment income on certain payments received from customers on pre-need contracts, which are required by law to be deposited into the merchandise and service trusts. Amounts are withdrawn from the merchandise and service trusts when the Partnership fulfills the performance obligations. Earnings on these trust funds, which are specifically identifiable for each performance obligation, are also included in the total transaction price. For sales of interment rights, a portion of the cash proceeds received are required to be deposited into a perpetual care trust. While the principal balance of the perpetual care trust must remain in the trust in perpetuity, we recognize investment income on such assets as revenue, excluding realized gains and losses from the sale of trust assets. Pre-need contracts are subject to financing arrangements on an installment basis, with a contractual term not to exceed 60 months. Interest income is recognized utilizing the effective interest method. For those contracts that do not bear a market rate of interest, the Partnership imputes such interest based upon the prime rate at the time of origination plus 150 basis points in order to segregate the principal and interest components of the total contract value.

Our revenue depends upon the demand for funeral and cemetery services and merchandise, which can be influenced by a variety of factors, some of which are beyond our control including demographic trends, such as population growth, average age, death rates and number of deaths. Our operating results and cash flows could also be influenced by our ability to remain relevant to the customers. We provide a variety of unique product and service offerings to meet the needs of our customers’ families. The mix of services could influence operating results, as it influences the average revenue per contract. Expense management, which includes controlling salaries, merchandise costs, corporate overhead and other expense categories, could also impact operating results and cash flows. Lastly, economic conditions, legislative and regulatory changes and tax law changes, all of which are beyond our control, could impact our operating results and cash flows.

For further discussion of our key operating metrics, see our Results of Operations and Liquidity and Capital Resources sections below.

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RECENT EVENTS

The following are key events and transactions that occurred during 2019 through the date of issuance of the unaudited condensed consolidated financial statements contained in Part I, Item 1 of this Quarterly Report on Form 10-Q:

•

Recapitalization Transactions. On June 27, 2019, we closed a $447.5 million recapitalization transaction, consisting of (i) a private placement (the “Preferred Offering”) of $62.5 million of liquidation value of Series A Convertible Preferred Units of the Partnership (“Preferred Units”) and (ii) a concurrent private placement of $385.0 million of 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “Senior Secured Notes”) of the Partnership to certain financial institutions (the “Notes Offering” and together with the Preferred Offering, the “Recapitalization Transactions”). The net proceeds of the Recapitalization Transactions were used to fully repay our outstanding senior notes due in June 2021 and retire the revolving credit facility due in May 2020, as well as for associated transaction expenses, cash collateralization of existing letters of credit and other needs under the former credit facility, with the balance available for general corporate purposes;

•

Board Reconstitution. In connection with the closing of the Recapitalization Transactions, the board of directors of our general partner was reconstituted. Directors Martin R. Lautman, Ph.D., Leo J. Pound, Robert A Sick and Fenton R. Talbott resigned as directors and the authorized number of directors was reduced to seven. Andrew Axelrod, David Miller and Spencer Goldenberg were elected to the board of directors of the General Partner to fill the vacancies created by the resignations. The reconstituted board of directors is comprised of Messrs. Axelrod, Miller and Goldenberg, Robert B. Hellman, Jr., Stephen Negrotti, Patricia Wellenbach and Joseph M. Redling. Mr. Axelrod serves as the chairman of the board of directors of our general partner;

On June 27, 2019, also in connection with the closing of the Recapitalization Transactions, the general partner, StoneMor GP Holdings LLC, a Delaware limited liability company and formerly the sole member of GP (“GP Holdings”) and Axar Special Member LLC, a wholly-owned subsidiary of Axar (“Axar Special Member”), entered into the Third Amended and Restated Limited Liability Company Agreement of the General Partner, pursuant to which the Axar Special Member was admitted as a member with the right to designate three-sevenths of the board of directors of the general partner and through such interest holds a number of control rights;

•	Change in Chief Financial Officer. On September 19, 2019, Jeffrey DiGiovanni became our Senior Vice President and Chief Financial Officer, replacing Garry P. Herdler;

•

Reduction in Workforce. On January 31, 2019, we announced a profit improvement initiative as part of our ongoing organizational review. This profit improvement initiative is intended to further integrate, streamline and optimize our operations. As part of this profit improvement initiative, during the nine months ended September 30, 2019, we have undertaken certain cost reduction initiatives, including a reduction of approximately 216 positions of our workforce, related to corporate functions in Trevose, Pennsylvania as well as our field operations, a streamlining of general and administrative expenses and an optimization of location spend; and

•

Lease accounting standard. Effective January 1, 2019, we adopted the new lease accounting standard as further discussed in Part 1. Item 1. Financial Statements (Unaudited)—Notes to the Unaudited Condensed Consolidated Financial Statements—Note 1 General of this Quarterly Report on Form 10-Q which resulted in an increase in other assets of $15.3 million and increases of $2.2 million and $13.1 million in accounts payable and accrued liabilities and other long-term liabilities, respectively, in the unaudited condensed consolidated balance sheet. The adoption did not have a material impact on our results of operations or cash flows.

•

Rights offering. On September 25, 2019, we commenced our Rights Offering that entitled each unitholder of record (the “unitholder”) on September 26, 2019 (the “Record Date”) to one non-transferable subscription right for each common unit held by the unitholder on the Record Date.

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Each subscription right entitled the unitholder to purchase 1.24 common units for each common unit held by the unitholder at a subscription price of $1.20 per common unit. Through the Rights Offering, which expired on October 25, 2019, 3,039,380 common units were purchased for a total of $3.6 million. The gross proceeds from the Rights Offering were used to redeem 3,039,380 of our outstanding Preferred Units on October 25, 2019 at a price of $1.20 per Preferred Unit.

•

Divestitures. As part of the Partnership’s recently launched asset sale program in the fourth quarter of 2019, the Partnership signed a non-binding letter of intent on one of its properties in October 2019 and received a $5.0 million refundable deposit. This asset sale is expected to be consummated in the first quarter of 2020.

GENERAL TRENDS AND OUTLOOK

We expect our business to be affected by key trends in the death care industry, based upon assumptions made by us and information currently available. Death care industry factors affecting our financial position and results of operations include, but are not limited to, demographic trends in terms of population growth, average age, death rates and cremation trends. In addition, we are subject to fluctuations in the fair value of equity and fixed-maturity debt securities held in our trusts. These values can be negatively impacted by contractions in the credit market and overall downturns in economic activity. Our ability to make payments on our debt depends on our success at managing operations with respect to these industry trends. To the extent our underlying assumptions about or interpretations of available information prove to be incorrect, our actual results may vary materially from our expected results.

Business Strategies

We believe the Recapitalization Transactions demonstrate both strong underlying values of our asset base, as well as confidence in our ability to execute our turnaround plan. We believe the recapitalization of our balance sheet has reset our financial footing and helps position us to execute the following business strategies:

•

Execute on Financial Strategy. The Recapitalization Transactions have significantly extended our debt capital structure with a five-year maturity, which provides us with a meaningful liquidity improvement to execute our turnaround strategy, including the next phase of our performance improvement plans. In April 2019, we announced a turnaround strategy focused on four key goals: cash flow and liquidity, capital structure, strategic balance sheet/portfolio review, and performance improvement from cost reductions and revenue enhancement;

•

Implementation of New Strategic Initiatives. We view our substantial and diverse asset base as a strength, but we have prioritized the ways in which we view our assets. We believe that by tiering operating units by class and contribution, identifying and initiating a divestiture plan for select assets and prioritizing certain assets over others, we will be able to optimize results in our top tier properties and more efficiently manage our assets. From a portfolio review perspective, we continue to focus our resources on improving our “top tier” assets as we believe they possess the greatest potential for improved profitability. We are also minimizing costs and resources on our “lower-tier” assets to reduce the impact these assets have on profitability of the portfolio.

•

Improve Operating Efficiencies. We believe we have identified significant expense reduction opportunities in the next phase of this operational turnaround strategy with additional “4-wall level” operational savings, identified projects and industry benchmarking. In addition, we are focused on improving performance through cost reductions and revenue enhancement and executing on other long and short-term turnaround strategies that will allow us to meet our primary objectives on a continuing basis. The next phase of cost reduction and operational performance improvement opportunities have now been identified with a focus on prioritizing identified opportunities in procurement, sourcing, product hierarchy, field labor efficiencies, shared services and outsourcing. We believe that the execution of these initiatives will result in improved profitability and cash flow across the asset base. In

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terms of revenue enhancements, we believe we have identified the primary drivers of our sales productivity and pre-need sales issues and, while it is in the early stages, we remain focused on improving retention of sales personnel and optimizing staffing levels across our asset base; and

•

Complete C-Corporation Conversion. The Recapitalization Transactions, together with our cost structure and performance improvement efforts and the contemplated C-Corporation Conversion, are important steps to revitalizing our business and positioning us for future success.

RESULTS OF OPERATIONS

We have two distinct reportable segments, Cemetery Operations and Funeral Home Operations, which are supported by corporate costs and expenses.

Cemetery Operations

Overview

We are currently the second largest owner and operator of cemeteries in the United States of America. As of September 30, 2019, we operated 321 cemeteries in 27 states and Puerto Rico. We own 291 of these cemeteries, and we manage or operate the remaining 30 under leases, operating agreements or management agreements. Revenues from our Cemetery Operations segment accounted for approximately 83% of our total revenues for the three and nine months ended September 30, 2019.

Operating Results

Three Months Ended September 30, 2019 Compared to Three Months Ended September 30, 2018

The following table presents operating results for our Cemetery Operations segment for the three months ended September 30, 2019 and 2018 (in thousands):

	Three Months Ended September 30,
			Variance
	2019	2018	$	%
Interments	$15,605	$17,716	$(2,111)	(12%)
Merchandise	18,014	18,023	(9)	(0%)
Services	17,068	16,419	649	4%
Interest income	2,040	2,119	(79)	(4%)
Investment and other	8,023	7,128	895	13%

Total revenues	60,750	61,405	(655)	(1%)
Cost of goods sold	10,677	12,866	(2,189)	(17%)
Cemetery expense	18,362	19,407	(1,045)	(5%)
Selling expense	14,609	14,251	358	3%
General and administrative expense	11,033	10,916	117	1%
Depreciation and amortization	1,853	1,858	(5)	(0%)

Total costs and expenses	56,534	59,298	(2,764)	(5%)

Segment operating profit	$4,216	$2,107	$2,109	100%

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The following table presents supplemental operating data for the three months ended September 30, 2019 and 2018:

	Three Months Ended September 30,
			Variance
SUPPLEMENTAL DATA:	2019	2018	#	%
Interments performed	12,510	12,876	(366)	(3%)
Net interment rights sold (1)
Lots	5,614	4,787	827	17%
Mausoleum crypts (including pre-construction)	347	235	112	48%
Niches	379	336	43	13%

Total net interment rights sold (1)	6,340	5,358	982	18%

Number of pre-need cemetery contracts written	8,836	9,067	(231)	(3%)
Number of at-need cemetery contracts written	13,191	13,892	(701)	(5%)

Number of cemetery contracts written	22,027	22,959	(932)	(4%)

(1)	Net of cancellations. Sales of double-depth burial lots are counted as two sales.

Cemetery interments revenues were $15.6 million for the three months ended September 30, 2019, a decrease of $2.1 million and 12% from $17.7 million for the three months ended September 30, 2018. The change was due to a decrease in pre-need lawn crypt sales of $1.9 million and a decrease in pre-need mausoleum revenue of $1.4 million, primarily driven by a reduction in the completion of construction projects of private estates and mausoleums. These decreases were partially offset by an increase in all at-need revenues totaling $0.6 million and a decrease in the cancellation reserve of $0.6 million.

Cemetery service revenues were $17.1 million for the three months ended September 30, 2019, an increase of $0.6 million and 4% from $16.4 million for the three months ended September 30, 2018. The change was due to an increase in pre-need grave openings.

Investment and other income was $8.0 million for the three months ended September 30, 2019, an increase of $0.9 million and 13% from $7.1 million for the three months ended September 30, 2018. The change was due to an increase in investment income of $1.2 million, partially offset by a net decrease of $0.3 million in various other sources of other income.

Cost of goods sold was $10.7 million for the three months ended September 30, 2019, a decrease of $2.2 million and 17% from $12.9 million for the three months ended September 30, 2018. The change was due to a decrease in costs primarily related to markers, lots and mausoleums with an impact of $1.4 million, combined with lower revenue activity with an impact of $0.8 million.

Cemetery expenses were $18.4 million for the three months ended September 30, 2019, a decrease of $1.0 million and 5% from $19.4 million for the three months ended September 30, 2018. The change was due to a decrease in payroll and related taxes of $0.8 million, a decrease in landscaping and lawncare of $0.6 million and a decrease in employee benefits of $0.4 million. These decreases were partially offset by increases in real estate taxes of $0.2 million, repairs and maintenance of $0.2 million, and various other expenses of $0.4 million.

Selling expenses were $14.6 million for the three months ended September 30, 2019, an increase of $0.4 million and 3% from $14.3 million for the three months ended September 30, 2018. The change was primarily due to an increase in marketing and advertising expenses of $0.9 million and an increase in regional overhead salaries and wages of $0.2 million. These increases were partially offset by a decrease in sales incentive compensation of $0.3 million as a result of a decrease in contracts written, a decrease in employee benefits of $0.3 million and a net decrease in various other expenses of $0.1 million.

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Nine Months Ended September 30, 2019 Compared to Nine Months Ended September 30, 2018

The following table presents operating results for our Cemetery Operations segment for the nine months ended September 30, 2019 and 2018 (in thousands):

	Nine Months Ended September 30,
			Variance
	2019	2018	$	%
Interments	$52,544	$58,130	$(5,586)	(10%)
Merchandise	51,870	51,766	104	0%
Services	50,400	50,647	(247)	(0%)
Interest income	5,815	6,671	(856)	(13%)
Investment and other	23,659	24,114	(455)	(2%)

Total revenues	184,288	191,328	(7,040)	(4%)
Cost of goods sold	31,263	39,387	(8,124)	(21%)
Cemetery expense	57,245	57,828	(583)	(1%)
Selling expense	44,839	47,673	(2,834)	(6%)
General and administrative expense	33,430	32,037	1,393	4%
Depreciation and amortization	5,735	6,043	(308)	(5%)

Total costs and expenses	172,512	182,968	(10,456)	(6%)

Segment operating profit	$11,776	$8,360	$3,416	41%

The following table presents supplemental operating data for the nine months ended September 30, 2019 and 2018:

	Nine Months Ended September 30,
			Variance
	2019	2018	#	%
SUPPLEMENTAL DATA:
Interments performed	39,048	41,550	(2,502)	(6%)
Net interment rights sold (1)
Lots	17,295	20,264	(2,969)	(15%)
Mausoleum crypts (including pre-construction)	904	1,082	(178)	(16%)
Niches	1,269	1,195	74	6%

Total net interment rights sold (1)	19,468	22,541	(3,073)	(14%)

Number of pre-need cemetery contracts written	27,336	30,776	(3,440)	(11%)
Number of at-need cemetery contracts written	41,063	43,895	(2,832)	(6%)

Number of cemetery contracts written	68,399	74,671	(6,272)	(8%)

(1)	Net of cancellations. Sales of double-depth burial lots are counted as two sales.

Cemetery interments revenues were $52.5 million for the nine months ended September 30, 2019, a decrease of $5.6 million and 10% from $58.1 million for the nine months ended September 30, 2018. The change was due to a decrease in pre-need lot sales of $2.5 million, a decrease in pre-need lawn crypt sales of $2.4 million and a decrease in pre-need mausoleum revenue of $1.3 million, primarily driven by a reduction in the completion of pre-construction projects of private estates and mausoleums. These decreases were partially offset by a net increase in various other interment revenues of $0.6 million.

Cemetery services revenues were $50.4 million for the nine months ended September 30, 2019, a decrease of $0.2 million from $50.6 million for the nine months ended September 30, 2018. The change was due to a

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decrease in at-need openings and closings of $1.5 million and a decrease in non-opening and closing pre-need services of $0.5 million. These decreases were partially offset by an increase in pre-need openings and closings of $1.2 million and an increase in revenues from non-opening and closing at-need services of $0.6 million.

Interest income was $5.8 million for the nine months ended September 30, 2019, a decrease of $0.9 million and 13% from $6.7 million for the nine months ended September 30, 2018. The change was primarily due to a decrease in accounts receivable outstanding driven by the accelerated collection of pre-need receivables in 2018.

Investment and other income was $23.7 million for the nine months ended September 30, 2019, a decrease of $0.5 million and 2% from $24.1 million for the nine months ended September 30, 2018. The change was due to land sales of $0.5 million in the prior period that did not recur in the current period, combined with a net decrease of $1.0 million in various other sources of other income. These decreases were partially offset by an increase in investment income of $1.0 million.

Cost of goods sold was $31.3 million the nine months ended September 30, 2019, a decrease of $8.1 million and 21% from $39.4 million for the nine months ended September 30, 2018. The change was due to a decrease of $2.9 million related to lower revenue activity and a $3.3 million decrease in costs primarily related to markers, caskets, lots and the servicing of contacts acquired through acquisition. These decreases were combined with $1.9 million of vault inventory adjustments and impairments that were recorded in the first quarter of 2018, but which did not recur in 2019.

Cemetery expenses were $57.2 million for the nine months ended September 30, 2019, a decrease of $0.6 million and 1% from $57.8 million for the nine months ended September 30, 2018. The change was due to decreases in payroll and related taxes of $2.3 million, employee benefits of $0.2 million and various other expenses of $0.1 million. These decreases were partially offset by an increase in repairs and maintenance of $0.9 million, an increase in landscaping and lawncare expense of $0.6 million, and an increase in real estate taxes of $0.5 million.

Selling expenses were $44.8 million for the nine months ended September 30, 2019, a decrease of $2.8 million and 6% from $47.7 million for the nine months ended September 30, 2018. The change was due to a decrease in sales incentive compensation of $2.6 million related to a decrease in contracts written in the current period and the elimination of an annual sales trip bonus, a decrease in other payroll of $0.5 million partially due to elimination of a telemarketing group, a decrease in related payroll taxes and benefits of $0.6 million and a decrease in various other expenses of $0.4 million. These decreases were partially offset by an increase in marketing and advertising expense of $1.3 million.

General and administrative expenses were $33.4 million for the nine months ended September 30, 2019, an increase of $1.4 million and 4% from $32.0 million for the nine months ended September 30, 2018. The change was due to an increase in payroll and related taxes of $3.6 million associated with the implementation of a general manager operating model, combined with an increase in the cost of surety bonds of $0.5 million. These increases were partially offset by decreases in insurance expense of $0.8 million, legal fees of $0.7 million, non-general manager related payroll of $0.5 million, employee benefits of $0.4 million and a net decrease in various other expenses of $0.3 million.

Depreciation and amortization expenses were $5.7 million for the nine months ended September 30, 2019, a decrease of $0.3 million and 5% from $6.0 million for the nine months ended September 30, 2018. The change was due to routine depreciation and amortization of the associated asset base.

Funeral Home Operations

Overview

As of September 30, 2019, we owned, operated or managed 89 funeral homes. These properties are located in 17 states and Puerto Rico. Revenues from Funeral Home Operations accounted for approximately 17% of our total revenues for the three and nine months ended September 30, 2019.

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Three Months Ended September 30, 2019 Compared to Three Months Ended September 30, 2018

The following table presents operating results for our Funeral Home Operations for the three months ended September 30, 2019 and 2018 (in thousands):

	Three Months Ended September 30,
			Variance
	2019	2018	$	%
Merchandise	$5,572	$5,581	$(9)	(0%)
Services	6,829	6,199	630	10%

Total revenues	12,401	11,780	621	5%
Merchandise	1,896	1,341	555	41%
Services	5,351	5,493	(142)	(3%)
Depreciation and amortization	602	652	(50)	(8%)
Other	3,422	3,314	108	3%

Total expenses	11,271	10,800	471	4%

Segment operating profit	$1,130	$980	$150	15%

Funeral home services revenues were $6.8 million for the three months ended September 30, 2019, an increase of $0.6 million and 10% from $6.2 million for the three months ended September 30, 2018. The change was due to an increase in at-need service revenues of $0.4 million combined with a net increase in various other funeral home service revenues of $0.2 million.

Funeral home expenses were $11.3 million for the three months ended September 30, 2019, an increase of $0.5 million and 4% from $10.8 million for the three months ended September 30, 2018. The change was due to an increase in casket costs of $0.5 million, a gain on the disposal of assets of $0.2 million in 2018 that did not recur in 2019, and a net increase in various other expenses of $0.2 million. These increases were offset by a $0.4 million decrease in expenses driven by divestitures in 2018.

Nine Months Ended September 30, 2019 Compared to Nine Months Ended September 30, 2018

The following table presents operating results for our Funeral Home Operations for the nine months ended September 30, 2019 and 2018 (in thousands):

	Nine Months Ended September 30,
			Variance
	2019	2018	$	%
Merchandise	$17,920	$19,532	$(1,612)	(8%)
Services	20,907	21,841	(934)	(4%)

Total revenues	38,827	41,373	(2,546)	(6%)
Merchandise	5,227	4,927	300	6%
Services	16,363	16,593	(230)	(1%)
Depreciation and amortization	1,788	2,066	(278)	(13%)
Other	11,046	12,315	(1,269)	(10%)

Total expenses	34,424	35,901	(1,477)	(4%)

Segment operating profit	$4,403	$5,472	$(1,069)	(20%)

Funeral home merchandise revenues were $17.9 million for the nine months ended September 30, 2019, a decrease of $1.6 million and 8% from $19.5 million for the nine months ended September 30, 2018. The change

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was due to a decrease in revenues from the maturing of pre-need contracts with an impact of $1.0 million, a net decrease in revenues from various other products of $0.4 million and a $0.2 million decrease in revenues driven by divestitures in 2018.

Funeral home services revenues were $20.9 million for the nine months ended September 30, 2019, a decrease of $0.9 million and 4% from $21.8 million for the nine months ended September 30, 2018. The change was due to a decrease in insurance commission revenue of $0.3 million, a decrease in revenues from the maturing of pre-need contracts with an impact of $0.2 million, a net decrease in at-need services of $0.2 million, and a net decrease in revenues from various other products and divestitures of $0.2 million.

Funeral home expenses were $34.4 million for the nine months ended September 30, 2019, a decrease of $1.5 million and 4% from $35.9 million for the nine months ended September 30, 2018. The change was due to savings of $1.8 million achieved with the elimination of the insurance sales group and a decrease in depreciation and amortization of $0.3 million related to routine depreciation and amortization of the associated asset base. In addition, there was a $0.4 million decrease in funeral home expenses related to divestitures in 2018. Partially offsetting these decreases was an increase in casket costs of $0.7 million, a gain on the disposal of assets of $0.2 million in 2018 that did not recur in 2019 and a net increase in various other expenses of $0.1 million.

Corporate

Operating Results

Three Months Ended September 30, 2019 Compared to Three Months Ended September 30, 2018

Corporate Overhead

We categorize corporate overhead as the following:

•	payroll related to employees operating at the corporate headquarters;

•	professional fees primarily consisting of legal fees, auditing and accounting fees, and fees for other third party service providers;

•	information technology;

•	stock compensation; and

•	expenses to operate the corporate headquarters.

In the current and prior year we incurred a number of expenses that are likely to not recur. They primarily consisted of severance from corporate reductions in force, C-Corporation conversion fees, ASC 606 implementation costs, financial advisory fees, executive placement fees and retention incentives, and are summarized in the following table:

	Three Months Ended September 30,
			Variance
	2019	2018	$	%
Corporate overhead	$11,595	$12,876	$(1,281)	(10%	)
Non-recurring adjustments
Severance	457	434	23	5%
C-Corporation Conversion fees	614	982	(368)	(37%	)
Other professional fees and other	1,124	1,741	(617)	(35%	)

Total non-recurring adjustments	2,195	3,157	(962)	(30%	)

Corporate overhead, adjusted	$9,400	$9,719	$(319)	(3%	)

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Corporate overhead expense was $11.6 million for the three months ended September 30, 2019, a decrease of $1.3 million and 10% from $12.9 million for the three months ended September 30, 2018. The change was due to the following:

•	savings in payroll and benefits of $0.6 million resulting primarily from a reduction in workforce earlier in the year;

•	a reduction in professional fees of $0.9 million primarily resulting from completion of the ASC 606 implementation project and C-Corporation conversion fees; and

•	an increase in payroll of $0.2 million due to severance and bonuses

Other Gains (Losses), Net

Other gains (losses), net was a loss of $0.1 million for the three months ended September 30, 2019, an increase of $0.8 million and 118% compared to a gain of $0.7 million for the three months ended September 30, 2018. The change was due to a gain from the sale of a funeral home and an unused cemetery building in the prior year that did not recur in the current period.

Interest Expense

Interest expense was $12.8 million for the three months ended September 30, 2019, an increase of $5.1 million and 67% from $7.6 million for the three months ended September 30, 2018. The change was due to the following:

•	an increase of $8.2 million related to a higher interest rate and principal on the Senior Secured Notes compared to the interest rate and principal under the prior revolving credit facility;

•	a decrease of $2.8 million resulting from the payoff of the revolving credit facility in the second quarter of 2019; and

•	a decrease of $0.3 million due to a longer amortization period for deferred financing fees.

Loss on Impairment of Goodwill

Loss on impairment of goodwill was $24.9 million for the three months ended September 30, 2019. During the current quarter, management conducted an interim goodwill impairment assessment. As a result of such assessment, management concluded on November 4, 2019 that the carrying value of our Cemetery Operations reporting unit exceeded its fair value, and our goodwill was fully impaired as of September 30, 2019, resulting in a $24.9 million impairment charge. This impairment charge will not result in any current or future cash expenditures. There was no goodwill impairment for the three months ended September 30, 2018.

Income Tax Benefit (Expense)

Income tax benefit was $1.5 million for the three months ended September 30, 2019 compared to $0.3 million of income tax expense for the three months ended September 30, 2018. The income tax benefit in the three months ended September 30, 2019 was due to our ability to use our net operating loss carryovers to offset deferred tax liabilities recorded in the second quarter of 2019. The income tax expense for the quarter ended September 30, 2018 was primarily driven by changes in the 2017 Tax Act, which allowed us to use post December 31, 2017 net operating losses against long-life deferred tax liabilities. Our effective tax rate differs from our statutory tax rate primarily, because our legal entity structure includes different tax filing entities, including partnerships with significant income that are not subject to entity level income taxes.

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Nine Months Ended September 30, 2019 Compared to Nine Months Ended September 30, 2018

Corporate Overhead

The following table summarizes our corporate overhead by expense category for the nine months ended September 30, 2019 and 2018 (in thousands):

	Nine Months Ended September 30,
			Variance
	2019	2018	$	%
Corporate overhead	$38,145	$39,868	$(1,723)	(4%	)
Non-recurring adjustments
Severance	1,433	1,023	410	40%
C-Corporation Conversion fees	1,671	1,670	1	0%
Other professional fees and other	4,842	5,185	(343)	(7%	)

Total non-recurring adjustments	7,946	7,878	68	1%

Corporate overhead, adjusted	$30,199	$31,990	$(1,791)	(6%	)

Corporate overhead expense was $38.1 million for the nine months ended September 30, 2019, a decrease of $1.7 million and 4% from $39.9 million for the nine months ended September 30, 2018. The change was due to the following:

•	savings in payroll and benefits of $3.0 million resulting from a reduction in workforce earlier in the year;

•	a decrease in accounting fees of $1.2 million primarily related to accounting consulting and completion of the ASC 606 implementation project;

•	a decrease of $1.2 million in various other expenses, with the largest being recruiting with an impact of $0.5 million;

•	an increase in stock compensation expense of $0.8 million;

•	an increase in legal settlements of $0.9 million;

•	an increase in payroll of $1.0 million due to severance and bonuses; and

•

an increase of $1.0 million in other professional fees primarily resulting from fees paid to a financial advisor and fees paid to consultants; partially offset by fees paid to an interim executive in the prior year that were not incurred in the current period.

Corporate Depreciation and Amortization

Depreciation and amortization expense was $0.6 million for the nine months ended September 30, 20199, a decrease of $0.1 million and 20% from $0.7 million for the nine months ended September 30, 2018. The change was due to routine depreciation and amortization of the associated asset base.

Other Losses, Net

Other losses, net was $3.6 million for the nine months ended September 30, 2019, a decrease of $0.9 million and 21% from $4.5 million for the nine months ended September 30, 2018. Other losses, net for the nine months ended September 30, 2019 consisted primarily of a $2.1 loss on the termination of a management agreement and a $1.3 million impairment of cemetery property, both of which occurred in the second quarter of 2019. Other losses, net for the nine months ended September 30, 2018 consisted primarily of losses related to damaged merchandise of approximately $5.0 million, partially offset by a gain of $0.7 million from the sale of a funeral home and an unused cemetery building.

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Interest Expense

Interest expense was $35.3 million for the nine months ended September 30, 2019, an increase of $12.4 million and 54% from $22.9 million for the nine months ended September 30, 2018. The change was due to the following:

•	an increase of $8.8 million related to a higher interest rate and principal on the Senior Secured Notes compared to the interest rate and principal under the prior revolving credit facility;

•	an increase of $3.4 million due to the write-off and amortization of deferred financing fees; and

•	an increase of $0.2 million related to higher interest and increased borrowings on the revolving credit facilities in the first half of 2019.

Loss on Debt Extinguishment

Loss on debt extinguishment was $8.5 million for the nine months ended September 30, 2019. This related to the write-off of deferred financing fees of $6.9 million and original issue discounts of $1.6 million associated with the refinancing of the senior notes and revolving credit facilities. For the nine months ended September 30, 2018 there was no loss on debt extinguishment.

Loss on Impairment of Goodwill

Loss on impairment of goodwill was $24.9 million for the nine months ended September 30, 2019. During the current quarter management conducted an interim goodwill impairment assessment. As a result of such assessment, management concluded on November 4, 2019 that the carrying value of our Cemetery Operations reporting unit exceeded its fair value, and our goodwill was fully impaired as of September 30, 2019, resulting in a $24.9 million impairment charge. This impairment charge will not result in any current or future cash expenditures. There was no goodwill impairment for the nine months ended September 30, 2018.

Income Tax Expense

Income tax expense was $4.8 million for the nine months ended September 30, 2019 compared to $2.0 million income tax benefit for nine months ended September 30, 2018. The income tax expense in the nine months ended September 30, 2019 was primarily due to IRC Section 382 limitations created by the Preferred Offering on our ability to use our net operating loss carryovers to offset existing deferred tax liabilities. The income tax benefit for the nine months ended September 30, 2018 was primarily driven by changes in the 2017 Tax Act with allowed us to use post December 31, 2017 net operating losses against long-life deferred tax liabilities. Our effective tax rate differs from our statutory tax rate primarily, because our legal entity structure includes different tax filing entities, including partnerships with significant income that are not subject to entity level income taxes.

LIQUIDITY AND CAPITAL RESOURCES

General

Our primary sources of liquidity are cash generated from operations and the remaining balance of the proceeds from the sale of the Senior Secured Notes. As a MLP, our primary cash requirements, in addition to normal operating expenses, are for capital expenditures, net contributions to the merchandise and perpetual care trust funds, debt service and cash distributions. In general, as part of our operating strategy, we expect to fund:

•

working capital deficits through available cash, including the remaining balance of the proceeds from the sale of the Senior Secured Notes, cash generated from operations and divestitures of non-core assets;

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•

expansion capital expenditures, net contributions to the merchandise and perpetual care trust funds and debt service obligations through available cash, cash generated from operations or asset sales. Amounts contributed to the merchandise trust funds will be withdrawn at the time of the delivery of the product or service sold to which the contribution, which will reduce the amount of additional borrowings or asset sales needed; and

•

any cash distributions we are permitted and determine to pay in accordance with our partnership agreement and maintenance capital expenditures through available cash and cash flows from operating activities.

While we rely heavily on our available cash and cash flows from operating activities to execute our operational strategy and meet our financial commitments and other short-term financial needs, we cannot be certain that sufficient capital will be generated through operations or be available to us to the extent required and on acceptable terms. We have experienced negative financial trends, including use of cash in operating activities, which, when considered in the aggregate, raise substantial doubt about the Partnership’s ability to continue as a going concern. These negative financial trends include:

•

we have continued to incur net losses for the three and nine months ended September 30, 2019 and have an accumulated deficit and negative cash flows from operating activities as of September 30, 2019, due to an increased competitive environment, increased expenses due to the proposed C-Corporation Conversion and increases in professional fees and compliance costs; and

•

a decline in billings coupled with the increase in professional, compliance and consulting expenses tightened our liquidity position and increased reliance on long-term financial obligations, which, in turn, eliminated our ability to pay distributions.

During 2018 and 2019, we implemented (and will continue to implement) various actions to improve profitability and cash flows to fund operations. A summary of these actions is as follows:

•

sold an aggregate of 52,083,333 of the Partnership’s preferred units, representing limited partner interests in the Partnership, for an aggregate purchase price of $57.5 million and completed a private placement of $385.0 million of the Senior Secured Notes. The net proceeds of both transactions were used to fully repay the then-outstanding senior notes due in June 2021 and retire our revolving credit facility due in May 2020;

•	continue to manage recurring operating expenses and seek to limit non-recurring operating expenses over the next twelve-month period; and

•	identify and complete sales of select assets to provide supplemental liquidity.

Based on our forecasted operating performance, planned actions to improve profitability, cash flows and projected plans to file financial statements on a timely basis consistent with the debt covenants, we do not believe it is probable that we will breach the covenants under the Indenture for the next twelve-month period. However, there is no certainty that our actual operating performance and cash flows will not be substantially different from forecasted results, and no certainty we will not need amendments to the Indenture in the future. Factors that could impact the significant assumptions used by us in assessing our ability to satisfy its financial covenants include the following:

•	operating performance not meeting reasonably expected forecasts;

•	failing to generate profitable sales;

•	failing to achieve cost reduction targets;

•	inability to achieve and capitalize on its divestiture strategy;

•	investments in the Partnership’s trust funds experiencing significant declines due to factors outside its control;

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•	inability to compete successfully with other cemeteries and funeral homes in the Partnership’s markets;

•	the number of deaths in the Partnership’s markets declining; and

•	the mix of funeral and cemetery revenues between burials and cremations.

If our planned, implemented and not yet implemented actions are not completed or implemented and cash savings are not realized, or we fail to improve our operating performance and cash flows or we are not able to comply with the covenants under the Indenture, we may be forced to limit our business activities, limit our ability to implement further modifications to our operations or limit the effectiveness of some actions that are included in our forecasts, amend the Indenture and/or seek other sources of capital, and we may be unable to continue as a going concern. Additionally, a failure to generate additional liquidity could negatively impact our access to inventory or services that are important to the operation of our business. Given our level of cash and cash equivalents, to preserve capital resources and liquidity, the Board of Directors of the General Partner concluded that it was not in the best interest of unitholders to pay distributions to unitholders after the first quarter of 2017. In addition, the Indenture effectively prohibits the Partnership from making distributions to unitholders. Any of these events may have a material adverse effect on our results of operations and financial condition. Our ability to meet our obligations at September 30, 2019, and to continue as a going concern, is dependent upon achieving the action plans noted above. The unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2019 were prepared on the basis of a going concern, which contemplates that we will be able to realize assets and discharge liabilities in the normal course of business. Accordingly, they do not give effect to adjustments, if any, that would be necessary should we be required to liquidate its assets.

Goodwill

The Partnership’s goodwill balance was $24.9 million at September 30, 2019 and December 31, 2018. Due to a decline in the market value of the Partnership’s unit values and the Partnership’s significant under-performance relative to historical or projected future operating results noted during the nine months ended September 30, 2019, management conducted an interim goodwill impairment assessment as of September 30, 2019. This impairment charge will not result in any current or future cash expenditures. As a result of such assessment, management concluded on November 3, 2019 that the carrying value of the Partnership’s Cemetery Operations reporting unit exceeded its fair value, and the Partnership’s goodwill was fully impaired as of September 30, 2019. We recognized a $24.9 million impairment charge included in Other losses, net in the accompanying unaudited condensed consolidated statement of operations during the three and nine months ended September 30, 2019.

Cash Flows

The following table summarizes our unaudited condensed consolidated statements of cash flows by class of activities in thousands:

	Nine Months Ended September 30,
	2019	2018
Net cash provided by (used in) operating activities	$(26,755)	$19,411
Net cash used in investing activities	(4,493)	(10,877)
Net cash provided by (used in) financing activities	77,196	(7,312)

Significant sources and uses of cash during the Nine Months Ended September 30, 2019 and 2018

Operating Activities

Net cash used in operations was $26.8 million for the nine months ended September 30, 2019 compared to $19.4 million of net cash provided by operations during the nine months ended September 30, 2018. The following attributed to the decrease in cash outflows of $46.2 million:

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•

Change in cash from accounts payable and accrued liabilities – $10.4 million: We aggressively managed our working capital in 2018 to maximize cash flows. Upon completion of the Recapitalization Transaction, we made a significant paydown on our payables.

•

Cash interest – $8.6 million: Cash interest paid during the nine months ended September 30, 2019 increased by $8.6 million as compared to the prior period, as we incurred more debt under the amended credit facility, which had higher debt service costs during the first half of 2018. In addition, our Senior Secured Notes, which we used to refinance our prior revolving credit facility at the end of the second quarter of 2018 have a higher interest rate and principal as compared to the prior revolving credit facility.

•

Impact of early payoff – $13.6 million: In order to improve the liquidity profile of the business in 2018, we ran an early payoff program. The early payoff program offered customers with outstanding pre-need receivable contracts the opportunity to pre-pay their outstanding balance at a 15% discount. This resulted in $13.6 million of net cash flow in the nine months ended September 30, 2018. This early payoff program was not run during the nine months ended September 30, 2019.

•

Merchandise trust distributions – $10.9 million: Distribution of excess income in our merchandise trusts during the nine months ended September 30, 2019 was $0.8 million as compared to $11.7 million during the prior period.

Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2019 was $4.5 million as compared to $10.9 million in the comparable 2018 period. The cash used in investing activities for the nine months ended September 30, 2019 was primarily attributable to capital expenditures of $5.7 million for both purchases and maintenance of property, plant and equipment, offset by proceeds from the termination of one of our management agreements of $1.3 million. Net cash used in investing activities during the nine months ended September 30, 2018 consisted of $10.2 million used for capital expenditures and $1.7 million used for acquisitions, partially offset by $1.0 million of proceeds from asset sales.

Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2019 increased $84.5 million from the nine months ended September 30, 2018 to $77.2 million, primarily due to net proceeds of $410.1 million and $57.5 million from the issuance of the Senior Secured Notes and the Preferred Offering, respectively, which were both related to our comprehensive recapitalization, as described in Note 8 Long-Term Debt and Note 9 Redeemable Convertible Preferred Units and Partners’ Deficit of the Unaudited Condensed Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report on Form 10-Q. These investing proceeds were offset by the repayment in full of the prior senior notes and revolving credit facilities of $366.6 million, the payment of $18.0 million in financing costs related to the debt refinancing and debt amendments and principal payments of $1.0 million for our finance leases. Net cash provided by financing activities during the nine months ended September 30, 2018 consisted primarily of $4.0 million of net proceeds from borrowings, partially offset by $3.3 million of financing costs.

The following table summarizes maintenance and expansion capital expenditures, excluding amounts paid for acquisitions, for the periods presented (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Maintenance capital expenditures	$553	$1,797	$1,646	$3,954
Expansion capital expenditures	352	741	4,097	6,210

Total capital expenditures	$905	$2,538	$5,743	$10,164

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Contractual Obligations

In the normal course of business, we enter into various contractual and contingent obligations that impact or could impact our liquidity. The table below contains the significant changes from the Contractual Obligations disclosed in our 2018 Annual Report on Form 10-K filed on April 3, 2019 (the “Annual Report”). The changes are reflective of the refinancing of our senior notes and the issuance of our Senior Secured Notes (in thousands):

	Total	2019	2020-2022	2023-2025	2026+
Contractual Obligations:
Debt(1)	$714,744	$22,994	$145,538	$546,212	$—

Total	$714,744	$22,994	$145,538	$546,212	$—

(1)

Represents the interest payable and par value of our Senior Secured Notes (as defined herein) due and does not include the unamortized debt discounts of at September 30, 2019. This table assumes that we pay the fixed rate of 7.50% per annum in cash plus the fixed rate of 4.00% per annum payable in kind through January 30, 2022 and that current principal amounts outstanding under the Senior Secured Notes are not repaid until the maturity date of June 30, 2024.

Long-Term Debt and Redeemable Convertible Preferred Units

Senior Secured Notes

On June 27, 2019, StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc. and, collectively with the Partnership, certain direct and indirect subsidiaries of the Partnership, the initial purchasers party thereto and Wilmington Trust, National Association, as trustee and as collateral agent, entered into an indenture with respect to the 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024.

For further detail on our Senior Secured PIK Toggle Notes due 2024, see Note 8 Long-Term Debt of Part I, Item 1. Financial Statements (Unaudited) of this Quarterly Report on Form 10-Q.

Redeemable Convertible Preferred Units

On June 27, 2019, funds and accounts affiliated with Axar Capital Management LP and certain other investors (individually a “Purchaser” and collectively the “Purchasers”) and the Partnership entered into the Series A Preferred Unit Purchase Agreement (the “Series A Purchase Agreement”) pursuant to which the Partnership sold to the Purchasers an aggregate of 52,083,333 of the Partnership’s Series A Preferred Units (the “Preferred Units”) representing limited partner interests in the Partnership with certain rights, preferences and privileges as are set forth in the Partnership’s Third Amended and Restated Agreement of Limited Partnership dated as of June 27, 2019. The purchase price for the Preferred Units sold pursuant to the Series A Purchase Agreement (the “Purchased Units”) was $1.1040 per Purchased Unit, reflecting an 8% discount to the liquidation preference of each Preferred Unit, for an aggregate purchase price of $57.5 million. The terms of the sale of the Purchased Units were determined based on arms-length negotiations between the General Partner and Axar.

For further detail on our Redeemable Convertible Preferred Units, see Note 9 Redeemable Convertible Preferred Stock of Part I, Item 1. Financial Statements (Unaudited) of this Quarterly Report on Form 10-Q.

Surety Bonds

We have entered into arrangements with certain surety companies, whereby such companies agree to issue surety bonds on our behalf as financial assurance and/or as required by existing state and local regulations. The surety bonds are used for various business purposes; however, the majority of the surety bonds issued and outstanding have been used to support our pre-need sales activities.

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When selling pre-need contracts, we may post surety bonds where allowed by state law. We post the surety bonds in lieu of trusting a certain amount of funds received from the customer. If we were not able to renew or replace any such surety bond, we would be required to fund the trust only for the portion of the applicable pre-need contracts for which we have received payments from the customers, less any applicable retainage, in accordance with state law. We have provided cash collateral to secure these surety bond obligations and may be required to provide additional cash collateral in the future under certain circumstances.

For the nine months ended September 30, 2019 and 2018, we had $91.4 million and $90.8 million, respectively, of cash receipts from sales attributable to related bond contracts. These amounts do not consider reductions associated with taxes, obtaining costs or other costs.

Surety bond premiums are paid annually and the bonds are automatically renewable until maturity of the underlying pre-need contracts, unless we are given prior notice of cancellation. Except for cemetery pre-construction bonds (which are irrevocable), the surety companies generally have the right to cancel the surety bonds at any time with appropriate notice. In the event a surety company were to cancel the surety bond, we are required to obtain replacement surety assurance from another surety company or fund a trust for an amount generally less than the posted bond amount. We do not expect that we will be required to fund material future amounts related to these surety bonds due to a lack of surety capacity or surety company non-performance.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of our unaudited condensed consolidated financial statements and related notes included within Part I, Item 1. Financial Statements (unaudited) in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and disclosure of contingent assets and liabilities that arose during the reporting period and through the date our financial statements are filed with the SEC. Although we base our estimates on historical experience and various other assumptions we believe to be reasonable, actual results may differ from these estimates.

A critical accounting estimate or policy is one that requires a high level of subjective judgement by management and could have a material impact to our financial position, results of operations or cash flows if actuals vary significantly from our estimates.

There have been no significant changes to the critical accounting policies and estimates identified in our Annual Report, as described in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in that report.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The primary objective of the following information is to provide forward-looking quantitative and qualitative information about our potential exposure to market risks. The term “market” risk refers to the risk of gains or losses arising from changes in interest rates and prices of marketable securities. The disclosures are not meant to be precise indicators of expected future gains or losses, but rather indicators of reasonably possible gains or losses. This forward-looking information provides indicators of how we view and manage our ongoing market risk exposures. All of our market risk-sensitive instruments were entered into for purposes other than trading.

The trusts are invested in assets with the primary objective of maximizing income and distributable cash flow for trust distributions, while maintaining an acceptable level of risk. Certain asset classes in which the Partnership invests for the purpose of maximizing yield are subject to an increased market risk. This increased market risk will create volatility in the unrealized gains and losses of the trust assets from period to period.

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INTEREST-BEARING INVESTMENTS

Our fixed-income securities subject to market risk consist primarily of certain investments in our merchandise trusts and perpetual care trusts. As of September 30, 2019, the fair value of fixed-income securities in our merchandise trusts and perpetual care trusts represented 0.2% and 0.9%, of the fair value of total trust assets, respectively. The aggregate of the quoted fair value of these fixed-income securities was $1.1 million and $3.0 million in the merchandise trusts and perpetual care trusts, respectively, as of September 30, 2019. Holding all other variables constant, a hypothetical 1% change in variable interest rates on these fixed-income securities would change the fair market value of the assets in both our merchandise trusts and perpetual care trusts by less than $0.1 million based on discounted expected future cash flows. If these securities are held to maturity, no change in fair market value will be realized. Our money market and other short-term investments subject to market risk consist primarily of certain investments in our merchandise trusts and perpetual care trusts. As of September 30, 2019, the fair value of money market and short-term investments in our merchandise trusts and perpetual care trusts represented 35.1% and 25.5%, respectively, of the fair value of total trust assets. The aggregate of the quoted fair value of these money market and short-term investments was $182.6 million and $87.5 million in the merchandise trusts and perpetual care trusts, respectively, as of September 30, 2019. Holding all other variables constant, a hypothetical 1% change in variable interest rates on these money market and short-term investments would change the fair market value of the assets in our merchandise trusts and perpetual care trusts by approximately $1.8 million and $0.9 million, respectively, based on discounted expected future cash flows.

MARKETABLE EQUITY SECURITIES

Our marketable equity securities subject to market risk consist primarily of certain investments held in our merchandise trusts and perpetual care trusts. These assets consist of investments in both individual equity securities as well as closed and open-ended mutual funds. As of September 30, 2019, the fair value of marketable equity securities in our merchandise trusts and perpetual care trusts represented 2.8% and 4.7%, of the fair value of total trust assets, respectively. The aggregate of the quoted fair market value of these individual equity securities was $14.5 million and $16.1 million in our merchandise trusts and perpetual care trusts, respectively, as of September 30, 2019, based on final quoted sales prices. Holding all other variables constant, a hypothetical 10% change in variable interest rates of the equity securities would change the fair market value of the assets in our merchandise trusts and perpetual care trusts by approximately $1.4 million and $1.6 million, respectively, based on discounted expected future cash flows. As of September 30, 2019, the fair value of marketable closed and open-ended mutual funds in our merchandise trusts represented 33.3% of the fair value of total merchandise trust assets, 70.8% of which pertained to fixed-income mutual funds. As of September 30, 2019, the fair value of marketable closed and open-ended mutual funds in our perpetual care trusts represented 26.6% of total perpetual care trust assets, 80.1% of which pertained to fixed-income mutual funds. The aggregate of the quoted fair market value of these closed and open-ended mutual funds was $172.8 million and $91.3 million in the merchandise trusts and perpetual care trusts, respectively, as of September 30, 2019, based on final quoted sales prices, of which $122.4 million and $73.1 million, respectively, pertained to fixed-income mutual funds. Holding all other variables constant, a hypothetical 10% change in the average market prices of the closed and open-ended mutual funds would change the fair market value of the assets in our merchandise trusts and perpetual care trusts by approximately $17.3 million and $9.1 million, respectively, based on discounted expected future cash flows.

OTHER INVESTMENT FUNDS

Other investment funds are measured at fair value using the net asset value per share practical expedient. This asset class is composed of fixed income funds and equity funds, which have a redemption period ranging from 1 to 30 days, and private credit funds, which have lockup periods ranging from one to eight years with three potential one year extensions at the discretion of the funds’ general partners. This asset class has an inherent valuation risk as the values provided by investment fund managers may not represent the liquidation values

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obtained by the trusts upon redemption or liquidation of the fund assets. As of September 30, 2019, the fair value of other investment funds in our merchandise trusts and perpetual care trusts represented 25.2% and 42.3%, respectively, of the fair value of total trust assets. The fair market value of the holdings in these funds was $130.8 million and $145.2 million in our merchandise trusts and perpetual care trusts, respectively, as of September 30, 2019, based on net asset value quotes.

ITEM 4.	CONTROLS AND PROCEDURES

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

The Partnership maintains disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms and that such information is accumulated and communicated to our management, including the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), as appropriate, to allow timely decisions regarding required disclosure.

Our management, including the CEO and CFO, evaluated the design and operation of our disclosure controls and procedures pursuant to Rules 13a-15(e) and 15d-15(e) under the Exchange Act as of September 30, 2019. Based on such evaluation, our CEO and CFO concluded the disclosure controls and procedures were not effective due to the material weaknesses in internal control over financial reporting described below.

Material Weaknesses in Internal Control over Financial Reporting

A material weakness (as defined in Rule 12b-2 under the Exchange Act) is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement in our annual or interim financial statements will not be prevented or detected on a timely basis. The deficiencies noted below could result in a material misstatement in our financial statements; therefore, they represent material weaknesses in our internal control over financial reporting.

We previously identified and reported material weaknesses in internal control over financial reporting as of December 31, 2018 in our Annual Report related to the following:

A.	Control environment, control activities and monitoring:

The Partnership did not design and maintain effective internal controls over financial reporting related to control environment, control activities and monitoring based on the criteria established in the Committee of Sponsoring Organization Internal Control Integrated Framework including more specifically:

•

Management did not implement effective oversight to support deployment of control activities due to (a) failure to establish clear accountability for the performance of internal control over financial reporting responsibilities in certain areas important to financial reporting and (b) failure to prioritize and implement related corrective actions in a timely manner.

•

Management did not maintain effective controls over sales contract origination occurring at its site locations. Specifically, there was no subsequent review of contract entry and no approved master pricing listing. In addition, there was no oversight monitoring at its corporate office related to cancelations and timely and accurate servicing for correct revenue recognition.

•

Management did not maintain effective controls over the accuracy and valuation of its merchandise inventory allocated to pre-need contracts. Specifically, the Partnership did not have effective controls over the assessment of condition and impairment of allocated and un-allocated merchandise inventory due to excessive or deterioration damage.

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B.	Establishment and review of certain accounting policies:

The Partnership’s controls applicable to establishment, periodic review for ongoing relevance and consistent application of material accounting policies in conformity with generally accepted accounting principles (“GAAP”) including (i) revenue recognition and (ii) insurance-related assets and liabilities were not designed appropriately and thus failed to operate effectively. More specifically:

•

Management did not have effective segregation of duties, review and monitoring controls over revenue recognition with respect to the Accounting Standards Codification 606, Revenues from Contracts with Customers, transition adjustment and subsequent calculations at a sufficient level of precision to timely detect misstatements in the related income statement and balance sheet account.

•	Management did not maintain effective completeness and accuracy controls at a level of precision to timely detect misstatements related to the insurance related assets and liabilities.

C.	Reconciliation of certain general ledger accounts to supporting details:

The Partnership’s controls over the reconciliation of amounts recorded in the general ledger to relevant supporting detail for “Cemetery property” and “Deferred revenues” on the consolidated balance sheets were not designed appropriately and thus failed to operate effectively. Management has identified that the specified general ledger account balances were not always reconciled to supporting documentation.

D.	Accurate and timely relief of deferred revenues and corresponding recognition of income statement impacts:

The Partnership’s internal controls designed to prevent a material misstatement in the recognized amount of “Deferred revenues” as of the balance sheet date were not designed appropriately. Specifically, the Partnership concluded that it did not design effective controls that would lead to a timely identification of a material error in “Deferred revenues” due to failure to accurately and timely relieve the liability when the service was performed or merchandise was delivered. Further, the Partnership’s review controls designed to detect such errors did not operate at the appropriate level of precision to identify such error. More specifically:

•

Management did not have effective segregation of duties over the preparation and subsequent review of its deferred revenue reconciliation process at a sufficient level of precision to timely detect potential misstatements of the related income statement and balance sheet accounts.

•

Management did not have effective review and monitoring controls over the revenue, cost of goods sold and deferred balances of pre-acquisition contracts at a sufficient level of precision to timely detect potential misstatements of the related income statement and balance sheet accounts.

•

Management did not have effective review and monitoring controls over the results of ongoing deferred revenue testing at a sufficient level of precision to detect potential misstatements of the related balance sheet accounts.

Notwithstanding these material weaknesses, based on the additional analysis and other post-closing procedures performed, management believes that the financial statements included in this report fairly present in all material respects our financial position, results of operations, capital position and cash flows for the periods presented in conformity with GAAP.

STATUS OF REMEDIATION OF MATERIAL WEAKNESSES

While we continue to make improvements to our internal control over financial reporting related to the material weaknesses described above, material weaknesses continue to exist, and we believe that the material weaknesses referenced above accurately reflect the material weaknesses in our internal control over financial reporting as of September 30, 2019. Management, with oversight from our Audit Committee, has identified and planned actions

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that we believe will remediate the material weaknesses described above once fully implemented and operating for a sufficient period of time, and we will continue to devote significant time and attention, including internal and external resources, to these remedial efforts.

We will test the ongoing operating effectiveness of the new remedial controls subsequent to implementation and consider the material weaknesses remediated after the applicable remedial controls operate effectively for a sufficient period of time.

Refer to the Annual Report for further details on the remediation efforts.

CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

During the fiscal quarter ended September 30, 2019, we continued to make improvements to our internal control over financial reporting with respect to material weaknesses that had been present at that time, and those remediation efforts remain ongoing. Other than as described above and in greater detail in our Annual Report, there were no changes in our internal control over financial reporting as defined in Rules 13a-15(d) and 15d-15(d) of the Exchange Act during the three months ended September 30, 2019 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II- OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

For information regarding our significant pending administrative and judicial proceedings involving regulatory, operating, transactional, environmental, and other matters, see Part 1. Item 1. Financial Statements (Unaudited)—Notes to the Unaudited Condensed Consolidated Financial Statements—Note 11 Commitments and Contingencies of this Quarterly Report on Form 10-Q.

We and certain of our subsidiaries are parties to legal proceedings that have arisen in the ordinary course of business. We do not expect such matters to have a material adverse effect on our unaudited condensed consolidated financial position, results of operations or cash flows. We carry insurance with coverage and coverage limits that we believe to be customary in the cemetery and funeral home industry. Although there can be no assurance that such insurance will be sufficient to protect us against such contingencies, we believe that our insurance protection is reasonable in view of the nature and scope of our operations.

ITEM 1A.	RISK FACTORS

In addition to the risk factors set forth below, we remain subject to the risk factors disclosed in Part I, Item 1A. Risk Factors of our Annual Report, which are incorporated by reference herein.

Our turnaround strategy may cause a disruption in operations and may not be successful.

In April 2019, we outlined and began implementing a turnaround strategy to return to profitability, which is focused on four key goals: cash flow and liquidity, capital structure, strategic balance sheet/portfolio review and performance improvement from cost reductions and revenue enhancement. The turnaround strategy may negatively impact our operations, which could include disruptions from the realignment of operational functions within the home office, sales of selected properties, changes in the administrative reporting structure and changes in our product assortments or marketing strategies. These changes could adversely affect our business operations and financial results. The impact of these disruptions may be material. These changes could also decrease the cash we have available to fund ongoing liquidity and working capital requirements, and we may experience periods of limited liquidity. In addition, we are currently not generating sufficient cash flow to cover the interest payments on our debt and meet our operating liquidity needs. If our turnaround strategy is not successful, takes longer than initially projected or is not executed effectively, our business operations, financial results, liquidity and cash flow will be adversely affected. Furthermore, no assurances can be given that our turnaround strategy, even if implemented properly, will result in a return to profitability.

We are under leadership of a new Board of Directors, who collectively have a limited operating history with the Partnership.

In connection with the Recapitalization Transactions, the Board of Directors of StoneMor GP LLC (the “general partner”) was reconstituted. Directors Martin R. Lautman, Ph.D., Leo J. Pound, Robert A Sick and Fenton R. Talbott resigned as directors and, pursuant to the Amended and Restated Limited Liability Company Agreement of the general partner, the authorized number of directors was reduced to seven. Andrew Axelrod, David Miller and Spencer Goldenberg were elected to the board of directors of the general partner to fill the vacancies created by the resignations. The reconstituted board of directors is comprised of Messrs. Axelrod, Miller and Goldenberg, Robert Hellman, Stephen Negrotti, Patricia Wellenbach and Joe Redling. Certain of our new board members have limited experience with our management team and our business. The ability of our new directors to quickly understand our business plans, operations and turnaround strategies will be critical to their ability to make informed and effective decisions about our strategy and operations, particularly given the competitive environment in which our businesses operate.

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Our level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our debt obligations.

Our indebtedness requires significant interest and principal payments. As of September 30, 2019, we had $390.0 million of total debt (excluding debt issuance costs, debt discounts and capital lease obligations), consisting of $389.0 million of Senior Secured PIK Toggle Notes (the “Senior Secured Notes”) and $0.8 million of financed vehicles. The Issuers are to pay quarterly interest at either a fixed rate of 9.875% per annum in cash or, at their periodic option through January 30, 2022, a fixed rate of 7.50% per annum in cash plus a fixed rate of 4.00% per annum payable in kind. The Senior Secured Notes will require cash interest payments at 9.875% for all interest periods after January 30, 2022. We elected the cash plus payable in kind option to pay our September 30, 2019 interest payment, resulting in a $4.0 million increase in the outstanding principal amount of the Senior Secured Notes.

Our and our subsidiaries’ level of indebtedness could have important consequences to us, including:

•

continuing to require us and certain of our subsidiaries to dedicate a substantial portion of our cash flow from operations to the payment of our indebtedness, thereby reducing the funds available for operations and any future business opportunities;

•	limiting flexibility in planning for, or reacting to, changes in our business or the industry in which we operate;

•	placing us at a competitive disadvantage compared to our competitors that have less indebtedness;

•	increasing our vulnerability to adverse general economic or industry conditions; and

•	limiting our ability to obtain additional financing to fund working capital, capital expenditures, acquisitions or other general corporate requirements and increasing our cost of borrowing.

In addition, the indenture governing the Senior Secured Notes (the “Indenture”) prohibits us from incurring additional debt or liens for working capital expenditures, acquisitions or other purposes (subject to very limited exceptions), requires us to maintain a minimum liquidity level on a rolling ten business day basis and requires us to meet minimum interest and asset coverage ratios as of the end of each fiscal quarter. Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future from operations, financings or asset sales. Our ability to repay our indebtedness and comply with the restrictive and financial maintenance covenants will be dependent on, among other things, the successful execution of our turnaround strategy. If we require additional capacity under the restrictive covenants to successfully execute our turnaround strategy or if we are unable to comply with the financial maintenance covenants, we will need to seek an amendment from a majority of the holders of the Senior Secured Notes. No assurances can be given that we will be successful in obtaining such an amendment and any failure to obtain such an amendment will have a material adverse effect on our business operations and our financial results.

Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may not generate sufficient funds to service our debt and meet our business needs, such as funding working capital or the expansion of our operations. If we are not able to repay or refinance our debt as it becomes due, we may be forced to take certain actions, including reducing spending on day-to-day operations, reducing future financing for working capital, capital expenditures and general corporate purposes, selling assets or dedicating an unsustainable level of our cash flow from operations to the payment of principal and interest on our indebtedness. In addition, our ability to withstand competitive pressures and to react to changes in our industry could be impaired. The trustee or holders of our debt could also accelerate amounts due in the event that we default, which could potentially trigger a default or acceleration of the maturity of our other debt, including the notes.

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Additionally, our leverage could put us at a competitive disadvantage compared to our competitors that are less leveraged. These competitors could have greater financial flexibility to pursue strategic acquisitions and secure additional financing for their operations. Our leverage could also impede our ability to withstand downturns in our industry or the economy in general.

We have a history of operating losses and may not achieve or maintain profitability and positive cash flow.

We have incurred negative cash flows from operations and net losses for several years and have an accumulated deficit as of September 30, 2019, due to an increased competitive environment, increased expenses due to the proposed C-Corporation Conversion and increases in professional fees and compliance costs. To the extent that we continue to have negative operating cash flow in future periods, we may not have sufficient liquidity and we may not be able to successfully implement our turnaround strategy. We cannot predict if or when we will operate profitably and generate positive cash flows.

The prohibition on incurring additional debt in the Indenture, as well as future operating results, may require us to issue additional equity securities to finance our working capital and capital expenditure needs. Any such equity issuance may be at a price less than the then-current market price, which would result in dilution to your interest in the Partnership.

The Indenture prohibits us from incurring additional debt, including to fund working capital and capital expenditures, subject to very limited exceptions. This prohibition may require us to issue additional equity securities, which may be in the form of additional preferred units or common units, in order to provide us with sufficient cash to fund our working capital, liquidity and capital expenditure needs. There can be no assurance as to the price and terms on which such equity securities may be issued, and your equity interest in the Partnership may be materially diluted. Furthermore, there can be no assurances that we will be able to issue additional equity on any terms, in which case we may not have sufficient cash to fund our working capital, liquidity and capital expenditure needs and we may be unable to comply with one or more of the financial maintenance covenants in the Indenture.

Restrictions in the Indenture prohibit us from making distributions to you.

The Indenture prohibits us from making distributions to you. As a result, a return on any common units an investor may purchase may only be achieved if our common units trade at a premium to the price paid to acquire such common units.

We must comply with covenants in the Indenture. Failure to comply with these covenants, which may result from events that are not within our control, may result in an Event of Default under the Indenture, which would have a material adverse effect on the business and financial condition of the Partnership and on the trading price of our common units.

The operating and financial restrictions and covenants in the Indenture restrict our ability to finance future operations or capital needs, including working capital and other liquidity, or to expand or pursue our business activities. For example, the Indenture requires us to comply with various affirmative covenants regarding, among other matters, maintenance and investment of trust funds and trust accounts into which certain sales proceeds are required by law to be deposited, minimum liquidity and other covenants. The Indenture also includes other restrictive and financial maintenance covenants including, but not limited to:

•	covenants that, subject to certain exceptions, limit our ability to:

•	incur additional indebtedness, including entering into a working capital facility;

•	grant liens;

•	engage in certain sale/leaseback, merger, consolidation or asset sale transactions;

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•	make certain investments;

•	pay dividends or make distributions;

•	engage in affiliate transactions;

•	amend our organizational documents;

•	make capital expenditures; and

•	covenants that require us to maintain:

•	a minimum liquidity level on a rolling ten business day basis;

•	a minimum interest coverage ratio on a trailing twelve month basis as of each fiscal quarter end; and

•	a minimum asset coverage ratio as of each fiscal quarter end.

The Indenture also provides for certain events of default, the occurrence and continuation of which could, subject to certain conditions, cause all amounts owing under the Senior Secured Notes to become due and payable, including but not limited to the following:

•	our failure to pay any interest on any senior secured note when it becomes due and payable that remains uncured for five business days;

•	our failure to pay the principal on any of the senior secured notes when it becomes due and payable, whether at the due date thereof, at a date fixed for redemption, by acceleration or otherwise;

•

our failure to comply with the agreements and covenants relating to maintenance of our legal existence, providing notice of any default or event of default or use of proceeds from the sale of the Senior Secured Notes or any of the restrictive or financial maintenance covenants in the Indenture;

•

our failure to comply with any other agreements or covenants contained in the Indenture or certain other agreements executed in connection with the Indenture that remains uncured for a period of 15 days after the earlier of written notice and request for cure from the Trustee or holders of at least 25% of the aggregate principal amount of the Senior Secured Notes;

•	the acceleration of, or the failure, to pay at final maturity indebtedness (other than the Senior Secured Notes) in a principal amount exceeding $5.0 million;

•	the occurrence of a Change in Control (as defined in the Indenture);

•	certain bankruptcy or insolvency proceedings involving an Issuer or any subsidiary;

•	the C-Corporation Conversion shall not have occurred on or before March 31, 2020 and such default remains uncured for a period of five business days; and

•

failure by the Partnership or any subsidiary to maintain one or more licenses, permits or similar approvals for the conduct of its business where the sum of the revenue associated therewith represents the lesser of (i) 15% of the Partnership’s and its subsidiaries’ consolidated revenue and (ii) $30.0 million, and such breach is not cured within 30 days.

At the option of holders holding a majority of the outstanding principal amount of the Senior Secured Notes (and automatically upon any default for failure to pay principal of the Senior Secured Notes when due and payable or certain bankruptcy or insolvency proceedings involving an Issuer), the interest rate on the senior secured notes will increase to 13.50% per annum, payable in cash.

Our ability to comply with the covenants and restrictions contained in the Indenture may be affected by events beyond our control, including prevailing economic, financial and industry conditions. As a result of changes in market or other economic conditions, our ability to comply with these covenants may be impaired.

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If we violate any of the restrictions, covenants, ratios or tests in our Indenture, or fail to pay amounts thereunder when due, the trustee or the holders of at least 25% of the outstanding principal amount of our Senior Secured Notes will be able to accelerate the maturity of all amounts due under the Senior Secured Notes, cause cross-default and demand repayment of amounts outstanding. We might not have, or be able to obtain, sufficient funds to make these accelerated payments, and the failure to make such payments would have a material adverse effect on our business operations and our financial results. Additionally, any subsequent replacement of our debt obligations or any new indebtedness could have similar or greater restrictions.

We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on, or to refinance, our debt obligations depends, in part, on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, commodity risks and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investment decisions and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The Indenture restricts our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If we breach our covenants under our senior credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior credit facilities, and the lenders could exercise their rights and we could be forced into bankruptcy or liquidation.

Our merchandise and perpetual care trust funds own investments in equity securities, fixed income securities and mutual funds, which are affected by financial market conditions that are beyond our control.

Pursuant to state law, a portion of the proceeds from pre-need sales of merchandise and services is put into merchandise trusts until such time that the Partnership meets the requirements for releasing trust principal, which is generally delivery of merchandise or performance of services. In addition, the Indenture also provides certain limitations on how the assets in the merchandise trusts may be invested. Generally, a majority of the investment earnings generated by the assets in the merchandise trusts, including realized gains and losses, are deferred until the associated merchandise is delivered or the services are performed.

Also, pursuant to state law, a portion of the proceeds from the sale of cemetery property is required to be paid into perpetual care trusts. The perpetual care trust principal does not belong to the Partnership and must remain in this trust in perpetuity while interest and dividends may be released and used to defray cemetery maintenance costs.

We have hired an outside managers to manage these trust’s assets. There is no guarantee these managers will achieve their objectives and deliver adequate returns, and their investment choices may result in losses. In addition our returns on these investments are affected by financial market conditions that are beyond our control.

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If the investments in our trust funds experience significant declines, there could be insufficient funds in the trusts to cover the costs of delivering services and merchandise. Pursuant to state law, we may be required to cover any such shortfall in merchandise trusts with cash flows from operations, which could have a material adverse effect on our financial condition, results of operations or cash flows.

If the fair market value of these trusts, plus any other amount due to us upon delivery of the associated contracts, were to decline below the estimated costs to deliver the underlying products and services, we would record a charge to earnings to record a liability for the expected losses on the delivery of the associated contracts.

Our ability to use our Net Operating Losses and other Tax Assets is uncertain.

As of December 31, 2018, our corporate subsidiaries had net operating loss (“NOL”) carryforwards of approximately $396.6 million for U.S. federal income tax purposes and substantial similar tax assets at the federal and state levels. However, on June 27, 2019, we closed the Recapitalization Transactions. Along with other previous transfers of our interests, we believe the Recapitalization Transactions caused an “ownership change” for income tax purposes with respect to our corporate subsidiaries, which may significantly limit the corporate subsidiaries’ ability to use NOLs and certain other tax assets to offset future taxable income, possibly reducing the amount of cash available to our corporate subsidiaries and us to satisfy our obligations.

We are involved in Legal Proceedings.

We are involved in the disputes and legal proceedings as discussed in Part 1. Item 1. Financial Information—Notes to the Unaudited Condensed Consolidated Financial Statements—Note 11 Commitments and Contingencies of this Quarterly Report on Form 10-Q. Although Anderson v. StoneMor Partners, LP, et al., No. 2:16-cv-6111 was dismissed by the District Court of Pennsylvania, and that dismissal was affirmed by the Third Circuit on June 20, 2019, which also denied a petition for rehearing on September 16, 2019. Plaintiffs have 90 days from that date to file a petition for certiorari with the United States Supreme Court seeking discretionary review of the Third Circuit’s decision. We remain a party to other ongoing litigation against us. In addition, as a public company, we are also potentially susceptible to litigation, such as claims asserting violations of securities laws. Any such claims, with or without merit, if not resolved, could be time-consuming and result in costly litigation. There can be no assurance that an adverse result in any future proceeding would not have a potentially material adverse on our business, results of operations or financial condition.

Economic, financial and stock market fluctuations could affect future potential earnings and cash flows and could result in future intangible assets and long-lived asset impairments.

In addition to an annual review, we assess the impairment of goodwill, intangible assets and other long-lived assets whenever events or changes in circumstances indicate that the carrying value may be greater than fair value. Factors that could trigger an interim impairment review include, but are not limited to, a significant decline in the market value of our stock or debt values, significant under-performance relative to historical or projected future operating results, and significant negative industry or economic trends. If these factors occur, we may have a triggering event, which could result in an impairment of our goodwill. Throughout 2019, we determined there were triggering factors that required us to perform interim impairment assessments of our goodwill and long-lived assets. Based on the results of our interim goodwill impairment assessment for the third quarter of 2019, we concluded our goodwill was fully impaired as of September 30, 2019. Based on the results of our interim impairment tests of our long-lived assets throughout 2019, we concluded our long-lived assets were impaired by $1.5 million during the nine months ended September 30, 2019.

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Our ability to generate preneed sales depends on a number of factors, including sales incentives and local and general economic conditions.

Significant declines in preneed sales would reduce our backlog and revenue and could reduce our future market share. On the other hand, a significant increase in preneed sales can have a negative impact on cash flow as a result of commissions and other costs incurred initially without corresponding revenue.

We are continuing to refine the mix of service and product offerings in both our funeral and cemetery segments, including changes in our sales commission and incentive structure. These changes could cause us to experience declines in preneed sales in the short-run. In addition, economic conditions at the local or national level could cause declines in preneed sales either as a result of less discretionary income or lower consumer confidence. Declines in preneed cemetery property sales reduces current revenue, and declines in other preneed sales would reduce our backlog and future revenue and could reduce future market share.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Purchases of Equity Securities

Issuer Purchases of Equity Securities
Period	(a) Total Number of Units Purchased(1)	(b) Average Price Paid per Unit(2)	(c) Total Number of Units Purchased as Part of Publicly Announced Plans or Programs	(d) Maximum Number (or Approximate Dollar Value) of Units that May Yet Be Purchased Under the Plans or Programs
July 1, 2019 - July 18, 2019	17,438	$1.97	—	$—
August 1, 2019	376,351	1.80	—	—
September 1, 2019	167	1.10	—	—

Total	393,956	$1.81	—	$—

(1)

All of these units represent units that were withheld upon the vesting of awards under the StoneMor Amended and Restated 2019 Long-Term Incentive Plan to satisfy certain tax obligations of the recipients of such awards arising from the vesting thereof and thus may be deemed to have been repurchased by the Partnership.

(1)	The value of the units withheld was the closing price of the Partnership’s common units on the last trading day before the date on which such units were withheld.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5.	OTHER INFORMATION

On November 5, 2019, the Board of Directors of the general partner (the “Board’), based on the recommendation of its Compensation, Nominating and Governance Committee, approved a change effective January 1, 2020 in the compensation for the services of non-employee directors. The annual retainer was increased from $80,000 to $100,000 and all separate fees for attending meetings of the Board or any committee thereof were eliminated. The chair of the Board’s Audit Committee will receive an annual retainer of $25,000, and the chairs of the

74

Board’s other standing committees will receive retainers of $10,000. Directors not affiliated with Axar Capital Management or American Infrastructure Funds will continue to defer $20,000 of their annual retainer in the form of restricted phantom units credited to a deferred compensation account under the Partnership’s Amended and Restated 2019 Long-Term Incentive Plan. Directors affiliated with Axar Capital Management or American Infrastructure Funds will receive their annual retainer in cash.

ITEM 6.	EXHIBIT INDEX

The documents listed in the Exhibit Index of this Quarterly Report on Form 10-Q are incorporated by reference or are filed with this Quarterly Report on Form 10-Q, in each case as indicated therein (numbered in accordance with Item 601 of Regulation S-K).

			Incorporated by Reference
Exhibit Number	Description	Filed/ Furnished Herewith	Form	Exhibit	Filing Date
10.1	Director Restricted Phantom Unit Agreement under StoneMor Amended and Restated 2019 Long-Term Incentive Plan by and among StoneMor GP LLC and Andrew M. Axelrod†	*	8-K	10.5	July 22, 2019
10.2	Director Restricted Phantom Unit Agreement under StoneMor Amended and Restated 2019 Long-Term Incentive Plan by and among StoneMor GP LLC and Spencer E. Goldenberg†	*	8-K	10.6	July 22, 2019
10.3	Director Restricted Phantom Unit Agreement under StoneMor Amended and Restated 2019 Long-Term Incentive Plan by and among StoneMor GP LLC and David Miller†	*	8-K	10.7	July 22, 2019
10.4	Indemnification Agreement by and among StoneMor GP LLC and Andrew M. Axelrod†	*	8-K	10.8	July 22, 2019
10.5	Indemnification Agreement by and among StoneMor GP LLC and Spencer E. Goldenberg†	*	8-K	10.9	July 22, 2019
10.6	Indemnification Agreement by and among StoneMor GP LLC and David Miller†	*	8-K	10.10	July 22, 2019
10.7	Consulting Agreement by and among StoneMor GP LLC and ORE Management LLC†	*	8-K	10.1	September 19, 2019
10.8	Severance Agreement and General Release and Waiver of Claims by and among StoneMor GP LLC and Garry P. Herdler†	*	8-K	10.2	September 19, 2019
10.9	Employment Agreement by and among StoneMor GP LLC and Jeffrey DiGiovanni†	*	8-K	10.3	September 19, 2019
10.10	Separation Agreement by and among StoneMor GP LLC and James Ford†	*	8-K	10.4	September 19, 2019
31.1	Certification pursuant to Exchange Act Rule 13a-14(a) of Joseph M. Redling, President and Chief Executive Officer
31.2	Certification pursuant to Exchange Act Rule 13a-14(a) of Jeffrey DiGiovanni, Chief Financial Officer and Senior Vice President
32.1	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and Exchange Act Rule 13a-14(b) of Joseph M. Redling, President and Chief Executive Officer	**

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Incorporated by Reference
Exhibit Number	Description	Filed/ Furnished Herewith	Form	Exhibit	Filing Date
32.2	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and Exchange Act Rule 13a-14(b) of Jeffrey DiGiovanni, Chief Financial Officer and Senior Vice President	**
99.1	Third Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC dated as of June 27, 2019		8-K	99.2	June 28, 2019
101	Attached as Exhibit 101 to this report are the following Interactive Data Files formatted in XBRL (eXtensible Business Reporting Language): (i) Unaudited Condensed Consolidated Balance Sheets as of September 30, 2019, and December 31, 2018; (ii) Unaudited Condensed Consolidated Statements of Operations for the nine months ended September 30, 2019, 2019 and 2018; (iii) Unaudited Condensed Consolidated Statements of Partners’ (Deficit) Capital; (iv) Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2019 and 2018; and (v) Notes to the Unaudited Condensed Consolidated Financial Statements. Users of this data are advised pursuant to Rule 401 of Regulation S-T that the information contained in the XBRL documents is unaudited and these are not the official publicly filed financial statements of StoneMor Partners L.P.

*	Incorporated by reference, as indicated
**	Furnished herewith
†	Management contract, compensatory plan or arrangement

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC, its General Partner

Date: November 8, 2019	By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer

Date: November 8, 2019	By:	/s/ Jeffrey DiGiovanni
Jeffrey DiGiovanni
Chief Financial Officer and Senior Vice President

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Exhibit 31.1

CERTIFICATION

I, Joseph M. Redling, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of StoneMor Partners L.P.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 8, 2019	By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Jeffrey DiGiovanni, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of StoneMor Partners L.P.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 8, 2019	By:	/s/ Jeffrey DiGiovanni
Jeffrey DiGiovanni
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of StoneMor GP, LLC, the general partner of StoneMor Partners L.P. (the “Partnership”), does hereby certify with respect to the Quarterly Report of the Partnership on Form 10-Q for the quarter ended September 30, 2019 (the “Report”) that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 8, 2019	By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer
(Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of StoneMor GP, LLC, the general partner of StoneMor Partners L.P. (the “Partnership”), does hereby certify with respect to the Quarterly Report of the Partnership on Form 10-Q for the quarter ended September 30, 2019 (the “Report”) that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 8, 2019	By:	/s/ Jeffrey DiGiovanni
Jeffrey DiGiovanni
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.

Annex D

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2018

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to                      .

Commission File Number: 001-32270

STONEMOR PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	80-0103159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, Pennsylvania	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Units	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.    ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☒

The aggregate market value of the common units held by non-affiliates of the registrant was approximately $90.5 million as of June 30, 2018 based on $6.03, the closing price per common unit as reported on the New York Stock Exchange on June 29, 2018.¹

The number of the registrant’s outstanding common units at March 29, 2019 was 38,260,471.

Documents incorporated by reference: None

¹

The aggregate market value of the common units set forth above equals the number of the registrant’s common units outstanding, reduced by the number of common units held by executive officers, directors and persons owning 10% or more of the registrant’s common units, multiplied by the closing price per the registrant’s common unit on June 30, 2018, the last business day of the registrant’s most recently completed second fiscal quarter. The information provided shall in no way be construed as an admission that any person whose holdings are excluded from this figure is an affiliate of the registrant or that any person whose holdings are included in this figure is not an affiliate of the registrant and any such admission is hereby disclaimed. The information provided herein is included solely for record keeping purposes of the Securities and Exchange Commission.

D-1

FORM 10-K OF STONEMOR PARTNERS L.P.

PART I

ITEM 1.	BUSINESS

OVERVIEW

Background

We were formed as a Delaware limited partnership in April 2004 to own and operate the assets and businesses previously owned and operated by Cornerstone Family Services, Inc., (“Cornerstone”), which was converted into CFSI LLC, a limited liability company (“CFSI”), prior to our initial public offering of common units representing limited partner interests on September 20, 2004. On May 21, 2014, Cornerstone Family Services LLC, a Delaware limited liability company (“CFS”), and its direct and indirect subsidiaries, CFSI LLC and StoneMor GP LLC, our general partner (“StoneMor GP” or “general partner”), completed a series of transactions (the “Reorganization”) to streamline the ownership structure of CFSI and StoneMor GP. As a result of the Reorganization, StoneMor GP became a 100% owned subsidiary of StoneMor GP Holdings LLC, a Delaware limited liability company (“GP Holdings”), formerly known as CFSI, and GP Holdings is owned by (i) a trustee of the trust established for the pecuniary benefit of American Cemeteries Infrastructure Investors, LLC, a Delaware limited liability company (“ACII”), which trustee has exclusive voting and investment power over approximately 89.01% of the membership interests in GP Holdings, and (ii) certain directors, affiliates of certain directors and current and former executive officers of our general partner. See Part III, Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters, of this Annual Report on Form 10-K for a more detailed discussion of the Reorganization. In this Annual Report on Form 10-K, unless the context otherwise requires, references to “we,” “us,” “our,” “StoneMor,” the “Company,” or the “Partnership” are to StoneMor Partners L.P. and its subsidiaries.

This is the first Annual Report on Form 10-K we are filing as a smaller reporting company within the meaning of Rule 12b-2 under the Securities Exchange Act of 1034, as amended. As a smaller reporting company, we may choose to comply with certain scaled or non-scaled financial and non-financial disclosure requirements on an item by item basis.

Proposed Merger and Reorganization

On September 27, 2018, the Partnership, StoneMor GP, StoneMor GP Holdings LLC and Hans Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of StoneMor GP (“Merger Sub”), entered into a Merger and Reorganization Agreement (the “Merger Agreement”) pursuant to which, among other things, GP will convert from a Delaware limited liability company into a Delaware corporation to be named StoneMor Inc. (the “Company” when referring to StoneMor Inc. subsequent to such conversion), Merger Sub will be merged with and into the Partnership (the “Merger”), with the Partnership surviving and with the Company as its sole general partner, the Partnership will become a wholly owned subsidiary of the Company and the unitholders of the Partnership will become stockholders in the Company.

The completion of the Merger is subject to the satisfaction or waiver of customary closing conditions, including, without limitation: (a) approval of the Merger Agreement by the holders of a majority of the outstanding Common Units, (b) there being no law or injunction prohibiting the consummation of the Merger, (c) subject to specified materiality standards, the accuracy of the representations and warranties of the parties, (d) compliance by the parties in all material respects with their respective covenants, (e) the effectiveness of a registration statement on Form S-4, (f) the approval for listing of the Company shares to be issued in the Merger on the New York Stock Exchange or any other national securities exchange and (g) the Company’s assumption of a long-term incentive plan as specified in the Merger Agreement.

See “Part I—Item 1A. Risk Factors—” There can be no assurance that the proposed C-Corporation Conversion will be approved and ultimately consummated or that the anticipated benefits of any such transactions will be realized;” and “If the C-Corporation Conversion does not occur, we will not benefit from the expenses we have incurred in the pursuit of the C-Corporation Conversion” in this Annual Report on Form 10-K.

Products and Service Offerings

We are currently the second largest owner and operator of cemeteries and funeral homes in the United States. As of December 31, 2018, we operated 322 cemeteries in 27 states and Puerto Rico. We own 291 of these cemeteries and we manage or operate the remaining 31 under lease, management or operating agreements with the nonprofit cemetery companies that own the cemeteries. As of December 31, 2018, we also owned, operated or managed 90 funeral homes, including 42 located on the grounds of cemetery properties that we own, in 17 states and Puerto Rico.

The cemetery products and services that we sell include the following:

Interment Rights	Merchandise	Services
burial lots	burial vaults	installation of burial vaults
lawn crypts	caskets	installation of caskets
mausoleum crypts	grave markers and grave marker bases	installation of other cemetery merchandise
cremation niches	memorials	other service items
perpetual care rights

We sell these products and services both at the time of death, which we refer to as at-need, and prior to the time of death, which we refer to as pre-need. Our sales of real property, including burial lots (with and without installed vaults), lawn and mausoleum crypts and cremation niches, generally generate qualifying income sufficient for us to be treated as a partnership for federal income tax purposes. In 2018, we performed 54,773 burials and sold 30,063 interment rights (net of cancellations). Based on our sales of interment spaces in 2018, our cemeteries have an aggregate average remaining sales life of 223 years.

Our cemetery properties are located in Alabama, California, Colorado, Delaware, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Maryland, Michigan, Mississippi, Missouri, New Jersey, North Carolina, Ohio, Oregon, Pennsylvania, Puerto Rico, Rhode Island, South Carolina, Tennessee, Virginia, Washington, West Virginia and Wisconsin. Our cemetery operations accounted for approximately 83% and 82% of our revenues in 2018 and 2017, respectively.

Our primary funeral home products are caskets and related items. Our funeral home services include family consultation, the removal and preparation of remains, insurance products and the use of funeral home facilities for visitation and prayer services.

Our funeral homes are located in Alabama, California, Florida, Illinois, Indiana, Kansas, Maryland, Mississippi, Missouri, North Carolina, Ohio, Oregon, Pennsylvania, Puerto Rico, South Carolina, Tennessee, Virginia and West Virginia. Our funeral home operations accounted for approximately 17% and 18% of our consolidated revenues in 2018 and 2017, respectively. Our funeral home operations are conducted through various 100% owned subsidiaries that are treated as corporations for U.S. federal income tax purposes.

OPERATIONS

Segment Reporting and Related Information

We have two distinct reportable segments, which are classified as Cemetery Operations and Funeral Home Operations segments, both of which are supported by corporate costs and expenses.

We have chosen this level of organization and disaggregation of reportable segments because: (a) each reportable segment has unique characteristics that set it apart from the other segment; (b) we have organized our management personnel at these two operational levels; and (c) it is the level at which our chief decision makers evaluates performance.

Cemetery Operations

As of December 31, 2018, we operated 322 cemeteries. Our Cemetery Operations include sales of cemetery interment rights, merchandise and services and the performance of cemetery maintenance and other services. An interment right entitles a customer to a burial space in one of our cemeteries and the perpetual care of that burial space. Burial spaces, or lots, are parcels of property that hold interred human remains. Our cemeteries require a burial vault to be placed in each burial lot. A burial vault is a rectangular container, usually made of concrete but also made of steel or plastic, which sits in the burial lot and in which the casket is placed. The top of the burial vault is buried approximately 18 to 24 inches below the surface of the ground, and the casket is placed inside the vault. Burial vaults prevent ground settling that may create uneven ground surfaces. Ground settling typically results in higher maintenance costs and potential exposure for accidents on the property. Lawn crypts are a series of closely spaced burial lots with preinstalled vaults and may include other improvements, such as landscaping, sprinkler systems and drainage. A mausoleum crypt is an above ground structure that may be designed for a particular customer, which we refer to as a private mausoleum, or it may be a larger building that serves multiple customers, which we refer to as a community mausoleum. Cremation niches are spaces in which the ashes remaining after cremation are stored. Cremation niches are often part of community mausoleums, although we sell a variety of cremation niches to accommodate our customers’ preferences.

Grave markers, monuments and memorials are above ground products that serve as memorials by showing who is remembered, the dates of birth and death and other pertinent information. These markers, monuments and memorials include simple plates, such as those used in a community mausoleum or cremation niche, flush-to-the-ground granite or bronze markers, headstones or large stone obelisks.

One of the principal services we provide at our cemeteries is an “opening and closing,” which is the digging and refilling of burial spaces to install the vault and place the casket into the vault. With pre-need sales, there are usually two openings and closings, where permitted by applicable law. During the initial opening and closing, we install the burial vault in the burial space. Where permitted by applicable law, we usually perform this service shortly after the customer signs a pre-need contract. Advance installation allows us to withdraw the related funds from our merchandise trusts, making the amount in excess of our cost to purchase and install the vault available to us for other uses, and eliminates future merchandise trusting requirements for the burial vault and its installation. During the final opening and closing, we remove the dirt above the vault, open the lid of the vault, place the casket into the vault, close the vault lid and replace the ground cover. With at-need sales, we typically perform the initial opening and closing at the time we perform the final opening and closing. Our other services include the installation of other cemetery merchandise and the perpetual care related to interment rights.

Funeral Home Operations

As of December 31, 2018, we owned, operated or managed 90 funeral homes, 42 of which are located on the grounds of cemetery properties that we own. Our funeral homes offer a range of services to meet a family’s funeral needs, including family consultation, final expense insurance products, the removal and preparation of remains, provision of caskets and related funeral merchandise, the use of funeral home facilities for visitation, worship and performance of funeral services and transportation services. Funeral Home Operations primarily generate revenues from at-need sales.

Cremation Products and Services

We operate crematories at some of our cemeteries or funeral homes, but our primary crematory operations are sales of receptacles for cremated remains, such as urns, and the inurnment of cremated remains in niches or scattering gardens. While cremation products and services usually cost less than traditional burial products and services and take up less space than burials. We sell cremation products and services on both a pre-need and an at-need basis.

Seasonality

Although the death care business is relatively stable and predictable, our results of operations may be subject to seasonal fluctuations in deaths due to weather conditions and illness. We generally perform fewer initial openings and closings in the winter when the ground is frozen in many of the areas in which we operate. We may also experience declines in contracts written during the winter months due to inclement weather, which makes it more difficult for our sales staff to meet with customers.

Sales Contracts

Pre-need products and services are typically sold on an installment basis. At-need products and services are generally required to be paid for in full in cash by the customer at the time of sale. As a result of our pre-need sales, the backlog of unfulfilled pre-need performance obligations recorded in deferred revenues was $914.3 million and $912.6 million at December 31, 2018 and 2017, respectively.

Trusts

Sales of cemetery products and services are subject to a variety of state regulations. In accordance with these regulations, we are required to establish and fund two types of trusts, merchandise trusts and perpetual care trusts, to ensure that we can meet our future obligations. Our funding obligations are generally equal to a percentage of the sales proceeds or costs of the products and services we sell.

Sales Personnel, Training and Marketing

As of December 31, 2018, we employed 716 full-time commissioned salespeople 7 part-time commissioned salespeople and salaried sales managers and 25 full-time sales support and telemarketing employees. We had five regional sales vice presidents supporting our Cemetery Operations who report to the Chief Operating Officer. The regional sales vice presidents have dotted lines reporting to our National Vice President of Sales and Marketing. Individual salespersons are typically located at the cemeteries they serve and report directly to the cemetery sales manager. We have made a commitment to the ongoing education and training of our sales force and to salesperson retention in order to provide our customers high quality customer service and in an effort to comply with all applicable laws and requirements. Our training program includes classroom training at regional training locations, field training, periodically updated training materials that utilize media, such as web based modules, for interactive training and participation in industry seminars. We place special emphasis on training property sales managers, who are key elements to a successful pre-need sales program.

We reward our salespeople with incentives for attaining certain sales volume. Sales force performance is evaluated by sales budgets, sales mix and closing ratios, which are equal to the number of contracts written divided by the number of presentations that are made. Substantially all of our sales force is compensated based solely on performance. Commissions are augmented with various bonus and incentive packages in an effort to attract and retain a high quality, motivated sales force. We pay commissions to our sales personnel on pre-need contracts based upon a percentage of the value of the underlying contracts. Such commissions vary depending upon the type of interment right, merchandise and services sold. We also pay commissions on at-need contracts that are generally based upon a variable percentage based upon products selected on the contract. In addition, some cemetery managers receive an override commission that is equal to a percentage of the gross sales price of the contracts entered into by the salespeople assigned to the cemeteries they manage. All new sales managers that are hired are paid a salary plus a monthly bonus for reaching revenue targets.

We generate sales leads through digital marketing, direct mail, websites, funeral follow-up and sales force cold calling, with the assistance of database mining and other marketing resources. We have created a marketing department to allow us to use more sophisticated marketing techniques to focus more effectively our lead generation and direct sales efforts. Sales leads are referred to the sales force to schedule an appointment, either at the customer’s home or at the cemetery location.

Acquisitions

On January 19, 2018, the Partnership acquired six cemetery properties in Wisconsin and their related assets, net of certain assumed liabilities, for cash consideration of $2.5 million, of which $0.8 million was paid at closing. These properties had been managed by the Partnership since August 2016. The Partnership has accounted for the purchase of these properties, which were not material individually or in the aggregate, under the acquisition method of accounting. The Partnership did not complete any acquisitions during the year ended December 31, 2017.

Competition

Our cemeteries and funeral homes generally serve customers that live within a 10 to 15-mile radius of a property’s location. We face competition from other cemeteries and funeral homes located within this localized area. Most of these cemeteries and funeral homes are independently owned and operated, and most of these owners and operators are smaller than we are and have fewer resources than we do. We generally face limited competition from the two larger publicly held death care companies that have U.S. operations — Service Corporation International and Carriage Services, Inc. — as they do not directly operate cemeteries in the same local geographic areas where we operate.

Within a localized area of competition, we compete primarily for at-need sales because, in general, many of the independently owned, local competitors may not have pre-need sales programs. Most of these competitors do not have as many of the resources that are available to us to launch and grow a substantial pre-need sales program. The number of customers that cemeteries and funeral homes are able to attract is largely a function of reputation and heritage, although competitive pricing, professional service and attractive, well-maintained and conveniently located facilities are also important factors. The sale of cemetery and funeral home products and services on a pre-need basis has increasingly been used by many companies as an important marketing tool. Due to the importance of reputation and heritage, increases in customer base are usually gained over a long period of time.

Competitors within a localized area have an advantage over us if a potential customer’s family members are already buried in the competitor’s cemetery. If either of the two publicly held death care companies identified above operated, or in the future were to operate, cemeteries within close proximity of our cemeteries, they may offer more competition than independent cemeteries and may have a competitive advantage over us to the extent they have greater financial resources available to them due to their size and access to the capital markets.

We believe that we currently face limited competition for cemetery acquisitions. The two publicly held death care companies identified above, as well as Stewart Enterprises, Inc., which was acquired by Service Corporation International in December 2013, have historically been the industry’s primary consolidators, but have largely curtailed cemetery acquisition activity since 1999. Furthermore, these companies continue to generate the majority of their revenues from funeral home operations. Based on the relative levels of cemetery and funeral home operations of these publicly traded death care companies, which are disclosed in their filings with the Securities and Exchange Commission (the “SEC”), we believe that we are the only publicly held death care company that focuses a significant portion of its efforts on Cemetery Operations.

REGULATION

Our operations are subject to regulation, supervision and licensing under federal, state and local laws, which impacts the goods and services that we may sell and the manner in which we may furnish goods and services.

Cooling-Off Legislation

Each of the states where our current cemetery and funeral home properties are located has “cooling-off” legislation with respect to pre-need sales of cemetery and funeral home products and services. This legislation generally requires us to refund proceeds from pre-need sales contracts if canceled by the customer for any reason within three to thirty days from the date of the contract, depending on the state (and some states permit cancellation and require refund beyond thirty days) including until death. The Federal Trade Commission (“FTC”) also requires a cooling-off period of three business days for door to door sales, during which time a contract may be cancelled entitling a customer to a refund of the funds paid.

Trusting

Sales of cemetery interment rights and pre-need sales of cemetery and funeral home merchandise and services are generally subject to trusting requirements imposed by state laws in most of the states where we operate. See Critical Accounting Policies and Estimates in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Note 1, Note 7 and Note 8 in Part II, Item 8. Financial Statements and Supplementary Data, for further discussion regarding trusting.

Truth in Lending Act and Regulation Z

Our pre-need installment contracts are subject to the federal Truth-in-Lending Act (“TILA”) and the regulations thereunder, which are referred to as Regulation Z. TILA and Regulation Z promote the informed use of consumer credit by requiring us to disclose, among other things, the annual percentage rate, finance charges and amount financed when extending credit to consumers.

Other Consumer Credit-Related Laws and Regulations

As a provider of consumer credit and a business that generally deals with consumers, we are subject to various other state and federal laws covering matters such as credit discrimination, the use of credit reports, identity theft, the handling of consumer information, consumer privacy, marketing and advertising, debt collection, extensions of credit to service members and prohibitions on unfair or deceptive trade practices.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”)

Dodd-Frank created the new federal Bureau of Consumer Financial Protection (the “Bureau”). In addition to transferring to the Bureau rule-writing authority for nearly all federal consumer finance-related laws and giving the Bureau rule-writing authority in other areas, Dodd-Frank empowered the Bureau to conduct examinations and bring enforcement actions against certain consumer credit providers and other entities offering consumer financial products or services. While not presently subject to examination by the Bureau, we potentially could be in the future in connection with our pre-need installment contracts. The Bureau also has authority to conduct investigations and bring enforcement actions against providers of consumer financial services, including providers over which it may not currently have examination authority. The Bureau may seek penalties and other relief on behalf of consumers that are substantially in excess of the remedies available under such laws prior to Dodd-Frank. The Bureau has officially assumed rule-writing and enforcement authority for most federal consumer finance laws, as well as the authority to prohibit unfair, deceptive or abusive practices related to consumer financial products and services.

Telemarketing Laws

We are subject to the requirements of two federal statutes governing telemarketing practices, the Telephone Consumer Protection Act (“TCPA”) and the Telemarketing and Consumer Fraud and Abuse Prevention Act (“TCFAPA”). These statutes impose significant penalties on those who fail to comply with their mandates. The

Federal Communications Commission (“FCC”), is the federal agency with authority to enforce the TCPA, and the FTC has jurisdiction under the TCFAPA. The FTC and FCC jointly administer a national “do not call” registry, which consumers can join in order to prevent unwanted telemarketing calls. Primarily as a result of implementation of the “do not call” legislation and regulations, the percentage of our pre-need sales generated from telemarketing leads has decreased substantially in the past ten years. We are also subject to similar telemarketing consumer protection laws in all states in which we currently operate. These states’ statutes similarly permit consumers to prevent unwanted telephone solicitations. In addition, in cases where telephone solicitations are permitted, there are various restrictions and requirements under state and federal law in connection with such calls.

Occupational Safety and Health Act and Related Environmental Law Requirements

We are subject to the requirements of the Occupational Safety and Health Act (“OSHA”) and comparable state statutes. OSHA’s regulatory requirement, known as the Hazard Communication Standard, and similar state statutes require us to provide information and training to our employees about hazardous materials used or maintained for our operations. We may also be subject to Tier 1 or Tier 2 Emergency and Hazardous Chemical Inventory reporting requirements under the Emergency Planning and Community Right-to-Know Act (“EPCRA”), depending on the amount of hazardous materials maintained on-site at a particular facility (requiring reporting to federal, state and local authorities). We are also subject to the federal Americans with Disabilities Act and similar laws, which, among other things, may require that we modify our facilities to comply with minimum accessibility requirements for disabled persons.

Federal Trade Commission

Our funeral home operations are comprehensively regulated by the FTC under Section 5 of the Federal Trade Commission Act and a trade regulation rule for the funeral home industry promulgated thereunder, referred to as the “Funeral Rule.” The Funeral Rule requires funeral service providers to disclose the prices for their goods and services as soon as the subject of price arises in a discussion with a potential customer (this entails presenting various itemized price lists if the consultation is in person, and readily answering all price-related questions posed over the telephone), and to offer their goods and services on an unbundled basis. The Funeral Rule also prohibits misrepresentations in connection with our sale of goods and services, and requires that the consumer receive an itemized statement of the goods and services purchased. Through these regulations, the FTC sought to give consumers the ability to compare prices among funeral service providers and to avoid buying packages containing goods or services that they did not want. The unbundling of goods from services has also opened the way for third-party, discount casket sellers to enter the market, although they currently do not possess substantial market share.

In addition, our pre-need installment contracts for sales of cemetery and funeral home merchandise and services are subject to the FTC’s “Holder Rule,” which requires disclosure in the installment contract that any holder of the contract is subject to all claims and defenses that the consumer could assert against the seller of the goods or services, subject to certain limitations. These contracts are also subject to the FTC’s “Credit Practices Rule,” which prohibits certain credit loan terms and practices.

Future Enactments and Regulation

Federal and state legislatures and regulatory agencies frequently propose new laws, rules and regulations and new interpretations of existing laws, rules and regulations which, if enacted or adopted, could have a material adverse effect on our operations and on the death care industry in general. A significant portion of our operations is located in California, Pennsylvania, Michigan, New Jersey, Virginia, Maryland, North Carolina, Ohio, Indiana, Florida, West Virginia and Wisconsin and any material adverse change in the regulatory requirements of those states applicable to our operations could have a material adverse effect on our results of operations. We cannot predict the outcome of any proposed legislation or regulations or the effect that any such legislation or regulations, if enacted or adopted, might have on us.

Environmental Regulations and Liabilities

Our operations are subject to federal, state and local environmental regulations in three principal areas: (1) crematories for emissions to air that may trigger requirements under the Clean Air Act; (2) funeral homes for the management of hazardous materials and medical wastes; and (3) cemeteries and funeral homes for the management of solid waste, underground and above ground storage tanks and discharges to wastewater treatment systems and/or septic systems.

Clean Air Act

The Federal Clean Air Act and similar state laws, which regulate emissions into the air, can affect crematory operations through permitting and emissions control requirements. Our crematory operations may be subject to Clean Air Act regulations under federal and state law and may be subject to enforcement actions if these operations do not conform to the requirements of these laws.

Emergency Planning and Community Right-to-Know Act

As noted above, federal, state and local regulations apply to the storage and use of hazardous materials at our facilities. Depending on the types and quantities of materials we manage at any particular facility, we may be required to maintain and submit Material Safety Data Sheets and inventories of these materials to the regulatory authorities in compliance with EPCRA or similar state and local laws.

Clean Water Act

We are also subject to the Clean Water Act and corresponding state laws, as well as local requirements applicable to the treatment of sanitary and industrial wastewaters. Many of our funeral homes discharge their wastewaters into publicly operated treatment works, and may be subject to applicable limits as to contaminants that may be included in the discharge of their wastewater. Our cemeteries typically discharge their wastewaters from sanitary use and maintenance operations conducted onsite into septic systems, which are regulated under state and local laws. If there are violations of applicable local, state or federal laws pertaining to our discharges of wastewaters, we may be subject to penalties as well as an obligation to make operational changes or conduct required remediation.

Comprehensive Environmental Response, Compensation, and Liability Act

The Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) and similar state laws affect our cemetery and funeral home operations by, among other things, imposing investigation and remediation obligations for threatened or actual releases of hazardous substances that may endanger public health or welfare or the environment. Under CERCLA and similar state laws, strict, joint and several liability may be imposed upon generators, site owners and operators and others regardless of fault or the legality of the original disposal activity. Our operations include the use and off-site disposal of some materials that may meet the definition of “hazardous substances” under CERCLA or state laws and thus may give rise to liability if released to the environment through a spill or other release at our facilities. Should we acquire new properties with pre-existing conditions triggering CERCLA or similar state liability, we may become liable for responding to those conditions under CERCLA or similar state laws. We may become involved in proceedings, litigation or investigations at one or more sites where releases of hazardous substances have occurred, and we cannot assure you that the associated costs and potential liabilities would not be material.

Underground and Above Ground Storage Tank Laws and Solid Waste Laws

Federal, state and local laws regulate the installation, removal, operations and closure of underground storage tanks (“USTs”), and above ground storage tanks (“ASTs”), which are located at some of our facilities, as well as the management and disposal of solid waste. Most of the USTs and ASTs contain petroleum for heating our buildings or are used for vehicle maintenance or general operations. Depending upon the age and integrity of the USTs and ASTs, they may require upgrades, removal and/or closure, and remediation may be required if there has been a discharge or release into the environment. All of the aforementioned activities may require us to incur capital costs and expenses to ensure continued compliance with environmental requirements. Should we acquire properties with existing USTs and ASTs that are not in compliance with environmental law requirements, we may become liable for responding to releases to the environment or for costs associated with upgrades, removal and/or closure costs, and we cannot assure you that the costs or liabilities will not be material in that event. Solid wastes have been disposed of at some of our cemeteries, both lawfully and unlawfully. Prior to acquiring a cemetery, an environmental site assessment is usually conducted to determine, among other conditions, if a solid waste disposal area or landfill exists on the parcel which requires removal, cleanup or management. Depending upon the nature and extent of any such solid waste disposal areas, we may be required by applicable environmental law or the applicable regulatory authority to remove the waste materials or to conduct remediation and we cannot assure you that the costs or liabilities will not be material in that event.

Employees

As of December 31, 2018, our general partner and its affiliates employed 2,630 full-time, 301 part-time and 21 seasonal employees. Fifty-three of these employees are represented by various unions in Pennsylvania, Ohio, California, New Jersey and Illinois, and are subject to collective bargaining agreements that have expiration dates ranging from September 2020 to May 2023. We believe that our relationship with our employees is generally favorable.

Available Information

We file annual, quarterly and other reports, and any amendments to those reports, and other information with the Securities exchange Commission, (“SEC”). The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us.

We maintain an Internet website with the address of http://www.stonemor.com. The information on this website is not, and should not be considered, part of this Annual Report on Form 10-K and is not incorporated by reference into this document. This website address is only intended to be an inactive textual reference. Copies of our reports filed with, or furnished to, the SEC on Forms 10-K, 10-Q and 8-K, and any amendments to such reports, are available for viewing and copying at such Internet website, free of charge, as soon as reasonably practicable after filing such material with, or furnishing it to, the SEC.

ITEM 1A.	RISK FACTORS

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements.

Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the risks set forth below. The risks described below should not be considered comprehensive and all-inclusive. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any events occur that give rise to the following risks, our business, financial condition or results of operations could be materially and adversely impacted. These risk factors should be read in conjunction with other information set forth in this Annual Report on Form 10-K, including our consolidated financial statements and the related notes. Many such factors are beyond our ability to control or predict. Investors are cautioned not to put undue reliance on forward-looking statements that involve risks and uncertainties.

RISK FACTORS RELATED TO OUR STRATEGIES

Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.

Our strategic plan is focused on efforts to revitalize the business, growing our revenue and managing our operating and non-recurring operating expenses. Many of the factors that impact our ability to execute our strategic plan, such as the number of deaths and general economic conditions, are beyond our control. Changes in operating conditions, such as supply disruptions and labor disputes, could negatively impact our operations. Our inability to leverage scale to drive cost savings, productivity improvements, preneed production, or earnings growth anticipated by management could affect our financial performance. Our inability to identify divestitures as planned or to realize expected synergies and strategic benefits could impact our financial performance. Our inability to deploy capital to maximize shareholder value could impact our financial performance. We cannot give assurance that we will be able to execute any or all of our strategic plan. Failure to execute any or all of our strategic plan could have a material adverse effect on our financial condition, results of operations, and cash flows.

There can be no assurance that the proposed C-Corporation Conversion will be approved and ultimately consummated or that the anticipated benefits of any such transactions will be realized.

The Merger Agreement contains certain termination rights and customary closing conditions, including unitholder approval, and other third party approvals. We cannot predict whether or when the proposed transactions will be approved by the requisite vote of the unitholders or other conditions precedent will be satisfied. Any changes in the market prices of our common units could affect whether the securityholders ultimately approve the proposed transactions. If the conditions precedent to closing the C-Corporation Conversion are not satisfied or waived, the C-Corporation Conversion will not occur, which may cause the market price of our common units to decline.

Uncertainties about the timing and effect of the proposed transactions may have an adverse effect on us. These uncertainties may have negative impacts on the market price of our common units, our businesses and financial results.

If the C-Corporation Conversion does not occur, we will not benefit from the expenses we have incurred in the pursuit of the C-Corporation Conversion.

The C-Corporation Conversion may not be completed. If the C-Corporation Conversion is not completed, we will have incurred substantial expenses for which we will have received no ultimate benefit. We expect to incur conversion-related expenses consisting of independent advisory, legal and accounting fees, and financial printing and other related charges, much of which may be incurred even if the C-Corporation Conversion is not completed.

RISK FACTORS RELATED TO OUR BUSINESS

Unfavorable publicity could affect our reputation and business.

Since our operations relate to life events involving emotional stress for our client families, our business is dependent on customer trust and confidence. Unfavorable publicity about our business generally or in relation to any specific location could affect our reputation and customers’ trust and confidence in our products and services, thereby having an adverse impact upon our sales and financial results.

Cemetery burial practice claims could have a material adverse impact on our financial results.

Our cemetery practices have evolved and improved over time. Most of our cemeteries have been operating for decades and, therefore, may have used practices and procedures that are outdated in comparison to today’s standards. When cemetery disputes occur, we may be subjected to litigation and liability for improper burial practices, including (i) burial practices of a different era that are judged today in hindsight as being outdated and (ii) alleged violations of our practices and procedures by one or more of our associates. In addition, since most of our cemeteries were acquired through various acquisitions, we may be subject to litigation and liability based upon actions or events that occurred before we acquired or managed the cemeteries. Claims or litigation based upon our cemetery burial practices could have a material adverse impact on our financial condition, results of operations and cash flows.

We recently have not had sufficient cash from operations to pay distributions to our unitholders after we have paid our expenses, including the expenses of our general partner, funded merchandise and perpetual care trusts and established necessary cash reserves, and we may not have sufficient cash to resume paying distributions or restore them to previous levels.

The amount of cash we can distribute on our units principally depends upon the amount of cash we generate from operations, which fluctuates from quarter to quarter based on, among other things:

•	the volume of our sales;

•	the prices at which we sell our products and services; and

•	the level of our operating and general and administrative costs.

Given the Partnership’s level of cash and cash equivalents, to preserve capital resources and liquidity, the Board of Directors of the General Partner concluded that it was not in the best interest of unitholders to pay distributions to unitholders after the first quarter of 2017. In addition, our revolving credit facility effectively prohibits us from making distributions to unitholders.

If we do not pay distributions or restore them to previous levels, the market price of our common units may decline materially or remain stagnant.

We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on, or to refinance, our debt obligations depends, in part, on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, commodity risks and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investment decisions and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The agreement relating to our senior credit facilities and the indenture governing our senior notes restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If we breach our covenants under our senior credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior credit facilities, and the lenders could exercise their rights and we could be forced into bankruptcy or liquidation.

Our substantial level of indebtedness could materially adversely affect our ability to fulfill our debt obligations and to operate our business.

We have a substantial amount of debt, which requires significant interest and principal payments. As of March 31, 2019, we had approximately $190.2 million of total debt outstanding on our Amended Credit Agreement, which includes $165.1 million of total debt outstanding under our Tranche A Revolving Credit Facility in the form of letters of credit totaling approximately $9.4 million, and $155.7 million outstanding principal amount of Tranche A Revolving Loans, and $25.0 million of total debt outstanding under our Tranche B Revolving Credit Facility. We utilize our credit facility to finance our operations. In addition, as of March 31, 2019, we had $175.0 million aggregate principal amount of 7.875% Senior Notes due 2021 outstanding.

Leverage makes us more vulnerable to economic or business downturns and our cash flow available for operations is reduced by the cash flow we must dedicate to servicing our debt obligations. The amount of indebtedness we have could limit our flexibility in planning for, or reacting to, changes in the markets in which we compete, limit our ability to obtain additional financing, if necessary, for working capital expenditures, acquisitions or other purposes, and require us to dedicate more cash flow to service our debt than we desire. Our ability to satisfy our indebtedness as required by the terms of our debt will be dependent on, among other things, the successful execution of our long-term strategic plan. Our ability to incur additional debt is constrained by provisions contained in our existing debt documents.

We may not be able to secure refinancing for our existing indebtedness prior to maturity thereof.

Indebtedness under our Tranche A Revolving Credit Facility has a fixed maturity on May 1, 2020. Indebtedness under our Tranche B Revolving Credit Facility becomes due and payable on May 4, 2020. Our Amended Credit Agreement also requires us to undertake prompt efforts to seek to consummate its refinancing, including provisions that require the payment of ticking fees if we have not refinanced the facility prior to July 1, 2019 and on specified dates thereafter. In addition, the $175 million aggregate principal amount of our 7.875% Senior Notes is due on June 1, 2021. Although we will be seeking to refinance our credit facility prior to July 1, 2019, or in any event prior to maturity, such efforts may not be successful. If we are unable to secure refinancing for our credit facility indebtedness before maturity, we may be required to seek an extension from our lenders, which may not be obtainable, or may need to effect a comprehensive restructuring of our outstanding indebtedness.

Restrictions in our existing debt agreements prohibit our ability to make distributions to you or capitalize on acquisition, disposition and other business opportunities. Our General Partner suspended distributions during the first quarter of 2017 and does not expect to resume distributions until our indebtedness is refinanced.

The operating and financial restrictions and covenants in our credit facility and senior notes, and the indenture pursuant to which they were issued, restrict our ability to finance future operations or capital needs, including working capital, or to expand or pursue our business activities. For example, our indenture and our credit facility contain covenants that restrict or limit our ability to:

•	enter into any agreement of merger or acquisition;

•	sell, transfer, assign or convey assets;

•	grant certain liens;

•	incur or guarantee additional indebtedness;

•	make certain loans, advances and investments;

•	declare and pay dividends and distributions;

•	enter into transactions with affiliates; and

•	make voluntary payments or modifications of certain indebtedness.

In addition, our credit facility contains a covenant requiring us to maintain certain minimum EBITDA levels. Restrictions in our debt agreements also limit our ability to obtain future financings and require we use proceeds from most dispositions to prepay loans which cannot be re-borrowed.

Our ability to comply with the covenants and restrictions contained in our senior notes and the indenture pursuant to which they were issued and in our credit facility may be affected by events beyond our control, including prevailing economic, financial and industry conditions. If market or other economic conditions continue to deteriorate, our ability to comply with these covenants may be impaired.

In addition, our credit facility effectively prohibits us from making distributions to our unitholders. The Amended Credit Agreement prohibits us from making distributions to unitholders unless we have at least $25.0 million in availability under the Tranche A Revolving Credit Facility and maintain a consolidated leverage ratio of not greater than 7.50:1.00. Neither test can be satisfied currently or is expected to be satisfied for the foreseeable future.

If we violate any of the restrictions, covenants, ratios or tests in our Amended Credit Agreement or the indenture pursuant to which the senior notes were issued, or fail to pay amounts thereunder when due, the lenders will be able to accelerate the maturity of all borrowings thereunder, cause cross-default and demand repayment of amounts outstanding, and our Tranche B Revolving Lenders’ commitment to make further loans to us under the Tranche B Revolving Credit Facility may terminate. We might not have, or be able to obtain, sufficient funds to make these accelerated payments. Any subsequent replacement of our debt obligations or any new indebtedness could have similar or greater restrictions.

Our merchandise and perpetual care trust funds own investments in equity securities, fixed income securities and mutual funds, which are affected by financial market conditions that are beyond our control.

Pursuant to state law, a portion of the proceeds from pre-need sales of merchandise and services is put into merchandise trusts until such time that the Partnership meets the requirements for releasing trust principal, which is generally delivery of merchandise or performance of services. All investment earnings generated by the assets in the merchandise trusts, including realized gains and losses, generally are deferred until the associated merchandise is delivered or the services are performed.

Also, pursuant to state law, a portion of the proceeds from the sale of cemetery property is required to be paid into perpetual care trusts. The perpetual care trust principal does not belong to the Partnership and must remain in this trust in perpetuity while interest and dividends may be released and used to defray cemetery maintenance costs.

Our returns on these investments are affected by financial market conditions that are beyond our control. If the investments in our trust funds experience significant declines, there could be insufficient funds in the trusts to cover the costs of delivering services and merchandise. Pursuant to state law, we may be required to cover any such shortfall in merchandise trusts with cash flows from operations, which could have a material adverse effect on our financial condition, results of operations or cash flows. For more information related to our trust investments, see Note 7 and Note 8 to our consolidated financial statements in Part II, Item 8. Financial Statements and Supplementary Data.

If the fair market value of these trusts, plus any other amount due to us upon delivery of the associated contracts, were to decline below the estimated costs to deliver the underlying products and services, we would record a charge to earnings to record a liability for the expected losses on the delivery of the associated contracts.

We may be required to replenish our funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.

In certain states, we have withdrawn allowable distributable earnings from our merchandise trusts, including gains prior to the maturity or cancellation of the related contract. Additionally, some states have laws that either require replenishment of investment losses under certain circumstances or impose various restrictions on withdrawals of future earnings when trust fund values drop below certain prescribed amounts. In the event of realized losses or market declines, we may be required to deposit portions or all of these amounts into the respective trusts in some future period. As of December 31, 2018, we had unrealized losses of approximately $7.1 million in the various trusts within these states, of which $4.2 million were in merchandise trust accounts and $2.9 million were in perpetual care trust accounts.

Any reductions in the principal or the earnings of the investments held in merchandise and perpetual care trusts could adversely affect our revenues and cash flow.

A substantial portion of our revenue is generated from investment returns that we realize from merchandise and perpetual care trusts. Unstable economic conditions have, at times, caused us to experience declines in the fair value of the assets held in these trusts. Future cash flows could be negatively impacted if we are forced to liquidate assets that are in impaired positions.

We invest primarily for generation of realized income. We rely on the earnings, interest and dividends paid by the assets in our trusts to provide both revenue and cash flow. Interest income from fixed-income securities is particularly susceptible to changes in interest rates and declines in credit worthiness while dividends from equity securities are susceptible to the issuer’s ability to make such payments.

Any decline in the interest rate environment or the credit worthiness of our debt issuers or any suspension or reduction of dividends could have a material adverse effect on our financial condition and results of operations.

In addition, any significant or sustained unrealized investment losses could result in merchandise trusts having insufficient funds to cover our cost of delivering products and services. In this scenario, we would be required to use our operating cash to deliver those products and perform those services, which would decrease our cash available for distribution.

Pre-need sales typically generate low or negative cash flow in the periods immediately following sales, which could adversely affect our ability to resume paying distributions to our unitholders.

When we sell cemetery merchandise and services on a pre-need basis, upon cash collection, we pay commissions on the sale to our salespeople and are required by state law to deposit a portion of the sales proceeds into a merchandise trust. In addition, most of our customers finance their pre-need purchases under installment contracts payable over a number of years. Depending on the trusting requirements of the states in which we operate, the applicable sales commission rates and the amount of the down payment, our cash flow from sales to customers through installment contracts is typically negative until we have collected the related receivable or until we purchase the products or perform the services and are permitted to withdraw funds we have deposited in the merchandise trust. To the extent we increase pre-need sales, state trusting requirements are increased or we delay the performance of the services or delivery of merchandise we sell on a pre-need basis, our cash flow from pre-need sales may be further reduced, and our ability to resume paying distributions to our unitholders could be adversely affected.

The cemetery and funeral home industry continues to be competitive.

We face competition in all of our markets. Most of our competitors are independent operations. Our ability to compete successfully depends on our management’s forward vision, timely responses to changes in the business environment, the ability of our cemeteries and funeral homes to maintain a good reputation and high professional standards as well as offer products and services at competitive prices. We have historically experienced price competition from independent cemetery and funeral home operators. If we are unable to compete successfully, our financial condition, results of operations and cash flows could be materially adversely affected.

Because fixed costs are inherent in our business, a decrease in our revenues can have a disproportionate effect on our cash flow and profits.

Our business requires us to incur many of the costs of operating and maintaining facilities, land and equipment regardless of the level of sales in any given period. For example, we must pay salaries, utilities, property taxes and maintenance costs on our cemetery properties and funeral homes regardless of the number of interments or funeral services we perform. If we cannot decrease these costs significantly or rapidly when we experience declines in sales, declines in sales can cause our margins, profits and cash flow to decline at a greater rate than the decline in our revenues.

Our failure to attract and retain qualified sales personnel and management could have an adverse effect on our business and financial condition.

Our ability to attract and retain a qualified sales force and other personnel is an important factor in achieving future success. Buying cemetery and funeral home products and services, especially at-need products and services, is very emotional for most customers, so our sales force must be particularly sensitive to our customers’ needs. We cannot assure you that we will be successful in our efforts to attract and retain a skilled sales force. If we are unable to maintain a qualified and productive sales force, our revenues may decline and our cash available for distribution may decrease.

Our success also depends upon the services and capabilities of our management team. Management establishes the “tone at the top” by which an environment of ethical values, operating style and management philosophy is fostered. The inability of our senior management team to maintain a proper “tone at the top” or the loss of services of one or more members of senior management as well as the inability to attract qualified managers or other personnel could have a material adverse effect on our business, financial condition and results of operations. We may not be able to locate or employ on acceptable terms qualified replacements for senior management or key employees if their services were no longer available. We do not maintain key employee insurance on any of our executive officers.

We may not be able to identify, complete, fund or successfully integrate our acquisitions, which could have an adverse effect on our results of operations.

A primary component of our business strategy has been to grow through acquisitions of cemeteries and funeral homes. We cannot assure you that we will be able to identify and acquire cemeteries or funeral homes on terms favorable to us or at all. We may face competition from other death care companies in making acquisitions. Historically, we have funded a significant portion of our acquisitions through borrowings. As amended, our revolving credit facility prohibits us from making future acquisitions funded by the Partnership or its subsidiaries, except for acquisitions for which the consideration is solely in the form of equity interests in the Partnership or cash proceeds from the issuance of such equity interests. Our ability to make acquisitions in the future may be limited by our inability to secure adequate financing, restrictions under our existing or future debt agreements, competition from third parties or a lack of suitable properties.

In addition, if we complete acquisitions, we may encounter various associated risks, including the possible inability to integrate an acquired business into our operations, diversion of management’s attention and unanticipated problems or liabilities, some or all of which could have a material adverse effect on our operations and financial performance. Also, when we acquire cemeteries that do not have an existing pre-need sales program or a significant amount of pre-need products and services that have been sold but not yet purchased or performed, the operation of the cemetery and implementation of a pre-need sales program after acquisition may require significant amounts of working capital. This may make it more difficult for us to make acquisitions.

If we are not able to respond effectively to changing consumer preferences, our market share, revenues and profitability could decrease.

Future market share, revenues and profits will depend in part on our ability to anticipate, identify and respond to changing consumer preferences. In past years, we have implemented new product and service strategies based on results of customer surveys that we conduct on a continuous basis. However, we may not correctly anticipate or identify trends in consumer preferences, or we may identify them later than our competitors do. In addition, any strategies we may implement to address these trends may prove incorrect or ineffective.

If the trend toward cremation in the United States continues, our revenues may decline, which could have an adverse effect on our business and financial condition.

We and other death care companies that focus on traditional methods of interment face competition from the increasing number of cremations in the United States. Industry studies indicate that the percentage of cremations has steadily increased and that cremations are performed for approximately 52% of the deaths in the United States. This percentage is expected to increase to approximately 58% by 2022. Because the products and services associated with cremations, such as niches and urns, produce lower revenues than the products and services associated with traditional interments, a continuing trend toward cremation may reduce our revenues.

Declines in the number of deaths in our markets can cause a decrease in revenues.

Declines in the number of deaths could cause at-need sales of cemetery and funeral home merchandise and services to decline and could cause a decline in the number of pre-need sales, both of which could decrease revenues. Changes in the number of deaths can vary among local markets and from quarter to quarter, and variations in the number of deaths in our markets or from quarter to quarter are not predictable. Generally, the number of deaths may fluctuate depending on weather conditions and illness.

We rely significantly on information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cybersecurity incidents, could harm our ability to operate our business effectively.

Our ability to manage and maintain our internal reports effectively and integration of new business acquisitions depends significantly on our operational technology platform and other information systems. Some of our information technology systems may experience interruptions, delays or cessations of service or produce errors in connection with ongoing systems implementation work. Cybersecurity attacks in particular are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, misappropriation of our confidential or otherwise protected information and corruption of data. The failure of our systems to operate effectively or to integrate with other systems, or a breach in security or other unauthorized access of these systems, may also result in reduced efficiency of our operations and could require significant capital investments to remediate any such failure, problem or breach and to comply with applicable regulations, all of which could adversely affect our business, financial condition and results of operations.

Our business is subject to existing federal and state laws and regulations governing data privacy, security and cybersecurity in the United States. These regulations include privacy and security rules regarding employee-related and third-party information when a data breach results in the release of personally identifiable information, as well as those rules imposed by the banking and payment card industries to protect against identity theft and fraud in connection with the collection of payments from customers. Incidents in which we fail to protect our customers’ information against security breaches could result in monetary damages against us and could otherwise damage our reputation, harm our businesses and adversely impact our results of operations. If we fail to protect our own information, including information about our employees, we could experience significant costs and expenses as well as damage to our reputation.

The financial condition of third-party insurance companies that fund our pre-need funeral contracts and the amount of benefits those policies ultimately pay may impact our financial condition, results of operations or cash flows.

Where permitted, customers may arrange their pre-need funeral contract by purchasing a life insurance or annuity policy from third-party insurance companies. The customer/policy holder assigns the policy benefits to our funeral home to pay for the pre-need funeral contract at the time of need. For the sales of pre-need funeral contracts funded through life insurance policies, we receive commissions from third-party insurance companies. Additionally, there is a death benefit associated with the contract that may vary over the contract life. There is no guarantee that the value of the death benefit will increase or cover future increases in the cost of providing a funeral service. If the financial condition of the third-party insurance companies were to deteriorate materially because of market conditions or otherwise, there could be an adverse effect on our ability to collect all or part of the proceeds of the life insurance or annuity policy, including any increase in the death benefit. Failure to collect such proceeds could have a material adverse effect on our financial condition, results of operations or cash flows.

Partnership liquidity may be impacted by its ability to negotiate bonding arrangements with third-party insurance companies.

Where permitted, the Partnership may enter into bonding arrangements with insurance companies whereby pre-need performance obligations otherwise required to be trusted, may be insured through a process called bonding. In the event that the Partnership is unable to deliver on bonded pre-need contract sales at the time of need, the insurance company will provide cash sufficient to deliver goods for the respective pre-need sale item. On an ongoing basis, the Partnership must negotiate acceptable terms of these various bonding arrangements, and the insurance company may require us to provide cash collateral from time to time under certain circumstances. To the extent that the Partnership is unable to negotiate acceptable terms for such arrangements and thus is no longer able to maintain existing bonds, it would need to deposit the corresponding amounts in the merchandise trusts. In addition, the insurance companies may increasingly require the Partnership to provide cash collateral for such surety bonds in light of its financial condition. The Partnership we may be required to provide additional cash collateral from time to time under certain circumstances. Any of these actions would have an adverse impact on the Partnership’s liquidity.

REGULATORY AND LEGAL RISKS

Our operations are subject to regulation, supervision and licensing under numerous federal, state and local laws, ordinances and regulations, including extensive regulations concerning trusts/escrows, pre-need sales, cemetery ownership, funeral home ownership, marketing practices, crematories, environmental matters and various other aspects of our business.

If state laws or interpretations of existing state laws change or if new laws are enacted, we may be required to increase trust deposits or to alter the timing of withdrawals from trusts, which may have a negative impact on our revenues and cash flow.

We are required by most state laws to deposit specified percentages of the proceeds from our pre-need and at-need sales of interment rights into perpetual care trusts and proceeds from our pre-need sales of cemetery and funeral home products and services into merchandise trusts. These laws also determine when we are allowed to withdraw funds from those trusts. If those laws or the interpretations of those laws change or if new laws are enacted, we may be required to deposit more of the sales proceeds we receive from our sales into the trusts or to defer withdrawals from the trusts, thereby decreasing our cash flow until we are permitted to withdraw the deposited amounts. This could also reduce our cash available for distribution.

If state laws relating to the ownership of cemeteries and funeral homes or their interpretations change, or new laws are enacted, our business, financial condition and results of operations could be adversely affected.

Some states require cemeteries to be organized in the nonprofit form but may permit those nonprofit entities to contract with for-profit companies for management services. If state laws change or new laws are enacted that prohibit us from managing cemeteries in those states, then our business, financial condition and results of operations could be adversely affected. Some state laws restrict ownership of funeral homes to licensed funeral directors. If state laws change or new laws are enacted that prohibit us from managing funeral homes in those instances, then our business, financial condition and results of operations could be adversely affected.

We are subject to legal restrictions on our marketing practices that could reduce the volume of our sales, which could have an adverse effect on our business, operations and financial condition.

The enactment or amendment of legislation or regulations relating to marketing activities may make it more difficult for us to sell our products and services. For example, the federal “do not call” legislation has adversely affected our ability to market our products and services using telephone solicitation by limiting whom we may call and increasing our costs of compliance. As a result, we rely heavily on direct mail marketing and telephone follow-up with existing contacts. Additional laws or regulations limiting our ability to market through direct mail, over the telephone, through Internet and e-mail advertising or door-to-door may make it difficult to identify potential customers, which could increase our costs of marketing. Both increases in marketing costs and restrictions on our ability to market effectively could reduce our revenues and could have an adverse effect on our business, operations and financial condition, as well as our ability to make cash distributions to you.

We are subject to environmental and health and safety laws and regulations that may adversely affect our operating results.

Our cemetery and funeral home operations are subject to numerous federal, state and local environmental and health and safety laws and regulations. We may become subject to liability for the removal of hazardous substances and solid waste under CERCLA and other federal and state laws. Under CERCLA and similar state laws, strict, joint and several liability may be imposed on various parties, regardless of fault or the legality of the original disposal activity. Our funeral home, cemetery and crematory operations include the use of some materials that may meet the definition of “hazardous substances” under CERCLA or state laws and thus may give rise to liability if released to the environment through a spill or release. We cannot assure you that we will not face liability under CERCLA or state laws for any environmental conditions at our facilities, and we cannot assure you that these liabilities will not be material. Our cemetery and funeral home operations are subject to regulation of underground and above ground storage tanks and laws managing the disposal of solid waste. If new requirements under local, state or federal laws were to be adopted, and were more stringent than existing requirements, new permits or capital expenditures may be required.

Our funeral home operations are generally subject to federal and state laws and regulations regarding the disposal of medical waste, and are also subject to regulation by federal, state or local authorities under EPCRA. We are required by EPCRA to maintain and report to the regulatory authorities, if applicable thresholds are met, a list of any hazardous chemicals and extremely hazardous substances which are stored or used at our facilities.

Our crematory operations may be subject to regulation under the federal Clean Air Act and any analogous state laws. If new regulations applicable to our crematory operations were to be adopted, they could require permits or capital expenditures that could increase our costs of operation and compliance. We are also subject to the Clean Water Act and corresponding state laws, as well as local requirements applicable to the treatment of sanitary and industrial wastewaters. Many of our funeral homes discharge their wastewaters into publicly operated treatment works and may be subject to applicable limits as to contaminants that may be included in the discharge of their wastewater. Our cemeteries typically discharge their wastewaters from sanitary use and maintenance operations conducted onsite into septic systems, which are regulated under state and local laws. If there are violations of applicable local, state or federal laws pertaining to our discharges of wastewaters, we may be subject to penalties as well as an obligation to conduct required remediation.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

From time to time, we are party to various claims and legal proceedings, including, but not limited to, claims and proceedings regarding employment, cemetery or burial practices and other litigation. As set forth more fully in Part I, Item 3. Legal Proceedings, we are currently subject to class actions under the Securities Exchange Act of 1934 and the rules promulgated thereunder, and for related state law claims that certain of our officers and directors breached their fiduciary duty to the Company. We could also become subject to additional claims and legal proceedings relating to the factual allegations made in these actions. We are also subject to class or collective actions under the wage and hours provisions of the Fair Labor Standards Act and state wage and hour laws, including, but not limited to, national and state class or collective actions, or putative class or collective actions.

Generally, plaintiffs in class action litigation may seek to recover amounts which may be indeterminable for some period of time, although potentially large. Adverse outcomes in these pending cases (as well as other legal proceedings not specifically mentioned herein) may result in monetary damages or injunctive relief against us, as litigation and other claims are subject to inherent uncertainties. For each of our outstanding legal matters, we evaluate the merits of the case, our exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. We base our assessments, estimates and disclosures on the information available to us at the time. Actual outcomes or losses may differ materially from assessments and estimates. Costs to defend litigation claims and legal proceedings and the cost of actual settlements, judgments or resolutions of these claims and legal proceedings may negatively affect our business and financial performance. We hold insurance policies that may reduce cash outflows with respect to an adverse outcome of certain litigation matters, but exclude certain claims, such as claims arising under the Fair Labor Standards Act. To the extent that our management will be required to participate in or otherwise devote substantial amounts of time to the defense of these matters, such activities would result in the diversion of our management resources from our business operations and the implementation of our business strategy, which may negatively impact our financial position and results of operations. Any adverse publicity resulting from allegations made in litigation claims or legal proceedings may also adversely affect our reputation, which in turn, could adversely affect our results of operations.

RISK FACTORS RELATED TO AN INVESTMENT IN THE PARTNERSHIP

Our general partner and its affiliates have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interests to your detriment.

GP Holdings, as the sole member of our general partner, owns all of the Class A units of our general partner. Conflicts of interest may arise between GP Holdings and its affiliates, including our general partner, on the one hand, and us and our unitholders, on the other hand. As a result of these conflicts, our general partner may favor its own interests and the interests of its affiliates over the interests of the unitholders. These conflicts include, among others, the following situations:

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The Board of Directors of our general partner is elected by GP Holdings. Although our general partner has a fiduciary duty to manage us in good faith, the directors of our general partner also have a fiduciary duty to manage our general partner in a manner beneficial to GP Holdings, as the sole member of our general partner. By purchasing common units, unitholders will be deemed to have consented to some actions and conflicts of interest that might otherwise constitute a breach of fiduciary or other duties under applicable law.

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Our partnership agreement limits the liability of our general partner, reduces its fiduciary duties and restricts the remedies available to unitholders for actions that might, without the limitations, constitute breaches of fiduciary duty.

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Our general partner determines the amount and timing of asset purchases and sales, capital expenditures, borrowings, issuances of additional limited partner interests and reserves, each of which can affect the amount of cash that is distributed to unitholders.

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Our partnership agreement does not restrict our general partner from causing us to pay it or its affiliates for any services rendered to us or entering into additional contractual arrangements with any of these entities on our behalf.

•	Our general partner controls the enforcement of obligations owed to us by our general partner and its affiliates.

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In some instances, our general partner may cause us to borrow funds or sell assets outside of the ordinary course of business in order to permit the payment of distributions, even if the purpose or effect of the borrowing is to make distributions in respect of incentive distribution rights.

Holders of our common units have limited voting rights and are not entitled to elect our general partner or its directors, which could reduce the price at which the common units will trade.

Unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management’s decisions regarding our business. Unitholders did not select our general partner or elect the Board of Directors of our general partner and will have no right to select our general partner or elect its Board of Directors in the future. We are not required to have a majority of independent directors on our board. The Board of Directors of our general partner, including the independent directors, is not chosen by our unitholders. As a result of these limitations, the price at which the common units will trade could be diminished because of the absence or reduction of a takeover premium in the trading price.

Our partnership agreement restricts the voting rights of unitholders owning 20% or more of our common units.

Unitholders’ voting rights are further restricted by the partnership agreement provision providing that any person that beneficially owns 20% or more of any class of units then outstanding, other than the general partner, its affiliates, their transferees and persons who acquired such units with the prior approval of the Board of Directors of our general partner, cannot vote the units on any matter. In addition, the partnership agreement contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders’ ability to influence the manner or direction of management.

Our general partner can transfer its ownership interest in us without unitholder consent under certain circumstances, and the control of our general partner may be transferred to a third party without unitholder consent.

Our general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the unitholders. Furthermore, there is no restriction in the partnership agreement on the ability of the owners of our general partner to transfer their ownership interest in the general partner to a third party. The new owner of our general partner would then be in a position to replace the Board of Directors and officers of the general partner with its own choices and thereby influence the decisions taken by the Board of Directors and officers. Such a change of control could require us to offer to repurchase notes at a premium issued under our indenture, significantly impacting available cash for distribution to our common unit holders.

We may issue additional common units without your approval, which would dilute your existing ownership interests.

We may issue an unlimited number of limited partner interests of any type without the approval of the unitholders.

The issuance of additional common units or other equity securities of equal or senior rank would have the following effects:

•	your proportionate ownership interest in us would decrease;

•	the amount of cash available for distribution on each unit may decrease;

•	the relative voting strength of each previously outstanding unit may be diminished;

•	the market price of the common units may decline; and

•	the ratio of taxable income to distributions may increase.

Cost reimbursements due to our general partner may be substantial and will reduce the cash available for distribution to you.

Prior to making any distribution on the common units, we reimburse our general partner and its affiliates for all expenses they incur on our behalf. The reimbursement of expenses could adversely affect our ability to pay cash distributions to you. Our general partner determines the amount of these expenses. In addition, our general partner and its affiliates may provide us with other services for which we will be charged fees as determined by our general partner.

Establishing cash reserves reduces the amount of available cash for distribution to you.

Subject to the limitations on restricted payments contained in the indenture governing the 7.875% Senior Notes due 2021 and other indebtedness, the master partnership distributes all of our “available cash” each quarter to its limited partners and general partner. “Available cash” is defined in the master limited partnership’s partnership agreement, and it generally means, for each fiscal quarter, all cash and cash equivalents on hand on the date of determination for that quarter less the amount of cash reserves established at the discretion of the general partner to:

•	provide for the proper conduct of our business;

•	comply with applicable law, the terms of any of our debt instruments or other agreements; or

•	provide funds for distributions to its unitholders and general partner for any one or more of the next four calendar quarters.

Our general partner reserved available cash starting the second quarter of 2017 to preserve capital resources and liquidity. We anticipate continuing to reserve available cash for such purposes which, when combined with the restrictions on distributions under our revolving credit facility, will continue to affect the amount of cash available for distribution to you.

Our general partner has a limited call right that may require you to sell your common units at an undesirable time or price.

If, at any time, our general partner and its affiliates own more than 80% of the common units, our general partner will have the right, but not the obligation, which it may assign to any of its affiliates or to us, to acquire all, but not less than all, of the remaining common units held by unaffiliated persons at a price not less than their then-current market price. As a result, you may be required to sell your common units at an undesirable time or price and may not receive any return on your investment. You may also incur a tax liability upon the sale of your common units.

You may be required to repay distributions that you have received from us.

Under certain circumstances, unitholders may have to repay amounts wrongfully returned or distributed to them. Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, we may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets. Delaware law provides that for a period of three years from the date of the impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited partnership for the distribution amount. Assignees who become substituted limited partners are liable for the obligations of the assignor to make contributions to the partnership. However, assignees are not liable for obligations unknown to the assignee at the time the assignee became a limited partner if the liabilities could not be determined from the partnership agreement. Liabilities to partners on account of their partnership interest and liabilities that are non-recourse to the partnership are not counted for purposes of determining whether a distribution is permitted.

Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.

In addition to an annual review, we assess the impairment of goodwill and/or other intangible assets whenever events or changes in circumstances indicate that the carrying value may be greater than fair value. Factors that could trigger an interim impairment review include, but are not limited to, a significant decline in our stock price, significant underperformance relative to historical or projected future operating results, and significant negative industry or economic trends. If these factors occur, we may have a triggering event, which could result in an impairment of our goodwill and/or other intangible assets. If economic conditions worsen causing deterioration in our operating revenue, operating margins, and cash flows, we may have a triggering event that could result in an impairment of our goodwill and/or other intangible assets. Our cemetery segment, which had a goodwill balance of $24.9 million as of December 31, 2018, is more sensitive to market conditions and goodwill impairments because it is more reliant on preneed sales, which are impacted by customer discretionary spending.

Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.

The accuracy of our financial reporting depends on the effectiveness of our internal control over financial reporting. Internal control over financial reporting can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements and may not prevent or detect misstatements because of its inherent limitations. If we do not maintain effective internal control over financial reporting or implement controls sufficient to provide reasonable assurance with respect to the preparation and fair presentation of our financial statements, we could be unable to file accurate financial reports on a timely basis, and our results of operations, investor confidence, and stock price could be materially adversely affected.

Our inability to timely file the periodic reports we are required to file under the Exchange Act may adversely affect our liquidity, the market for our common units and our business reputation.

We filed our Annual Report on Form 10-K for the year ended December 31, 2017, approximately four months after it was due. We filed our Quarterly Reports on Form 10-Q for the Quarters Ended March 31, 2018, June 30, 2018 and September 30, 2018 approximately nine, six and three months, respectively, after they were due.

As a result of our inability to timely file our periodic reports under the Exchange Act, we will not be eligible to use Form S-3 registration statements until we have timely filed such periodic reports with the SEC for a period of twelve months.

The cumulative effect of these delayed filings may also affect the market for our common units if investors are unwilling to purchase our common units due to these filing deficiencies. The unavailability of Form S-3 registration statements may also impact our ability to raise capital in the public markets. In addition, our inability to timely file our periodic reports and the conclusion that our internal control over financial reporting is ineffective (as discussed in Part II, Item 9A. Controls and Procedures of this Annual Report on Form 10-K) may adversely affect our reputation among investors, securities analysts, customers, regulators, prospective employees and others with whom we interact on a regular basis.

The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and our financial results.

In the ordinary course, our businesses have sold preneed funeral and cemetery contracts for decades. To the extent these contracts will not be funded with the assignment of the proceeds of life insurance policies, depending on applicable state laws, we could be responsible for escheatment of the portion of the funds paid that relate to contracts which we are unlikely to fulfill. The application of unclaimed property laws could have a material adverse effect on our liquidity, cash flows, and financial results.

We have identified material weaknesses in our internal control over financial reporting and determined that our disclosure controls and procedures were not effective which could, if not remediated, result in additional material misstatements in our financial statements and may adversely affect our liquidity, the market for our common units and our business.

Our management is responsible for establishing and maintaining adequate disclosure controls and procedures and internal control over our financial reporting, as defined in Rules 13a- 15(e) and 13a-15(f), respectively, under the Securities Exchange Act of 1934. As disclosed in Part II, Item 9A. Controls and Procedures of this Annual Report on Form 10-K, management identified material weaknesses in our internal control over financial reporting and concluded our disclosure controls and procedures were not effective as of December 31, 2018. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Our independent registered public accounting firm also expressed an adverse opinion on the effectiveness of our internal control over financial reporting.

We have commenced our remediation efforts as discussed in Part II, Item 9A. Controls and Procedures of this Annual Report on Form 10-K to address the material weaknesses in internal control over financial reporting and ineffective disclosure controls and procedures, which may include replacing and or enhancing our accounting systems in order to better perform the evaluation needed to comply with Section 404 of the Sarbanes-Oxley Act. If accounting systems are not successfully implemented or we encounter other difficulties we might incur significant unexpected expenses in order to perform the Section 404 evaluation and our ability to file timely with the SEC may be adversely impacted. In addition, if our remedial measures are insufficient, or if additional material weaknesses or significant deficiencies in our internal controls occur in the future, we could be required to further restate our financial results, which could materially and adversely affect our business, results of operations and financial condition, restrict our ability to access the capital markets, require us to expend significant resources to correct the weaknesses or deficiencies, harm our reputation or otherwise cause a decline in investor confidence.

We have experienced significant changes in our senior management, which may have adversely affected our operations.

In March 2018, the resignation of Paul Grady as our President and Chief Executive Officer became effective, and he was succeeded by Leo J. Pound, who served as Acting Chief Executive Officer from March 2018 until July 2018. Joseph M. Redling began service as our President and Chief Executive Officer on July 18, 2018. We also have had several other changes in our senior management since January 1, 2018. These changes have led to diversion of time by both our management and our Board of Directors in focusing on recruiting and hiring suitable replacements and assisting in the transition of our new executives, which may have adversely affected our operations and may continue to do so until our new executives have completed their transitions into their new positions.

TAX RISKS TO COMMON UNITHOLDERS

Our tax treatment depends on our status as a partnership for federal income tax purposes as well as us not being subject to a material amount of entity-level taxation by individual states. If the Internal Revenue Service were to treat us as a corporation for federal income tax purposes or we become subject to additional amounts of entity-level taxation for state tax purposes, our cash available for distribution to you and payments on our debt obligations would be substantially reduced.

The anticipated after-tax economic benefit of an investment in our common units depends largely on us being treated as a partnership for federal income tax purposes.

Despite the fact that we are organized as a limited partnership under Delaware law, because our common units are publicly traded, we would be treated as a corporation for U.S. federal income tax purposes unless we satisfy a “qualifying income” requirement as set forth in Section 7704 of the Internal Revenue Code (“Code”). Based upon our current operations, we believe we satisfy the qualifying income requirement. However, no ruling has been or will be requested regarding our treatment as a partnership for U.S. federal income tax purposes. Failing to meet the qualifying income requirement or a change in current law could cause us to be treated and taxed as a corporation for U.S. federal income tax purposes or otherwise subject us to taxation as an entity.

If we were treated as a corporation for U.S. federal income tax purposes, we would pay federal income tax on our taxable income at the corporate tax rate, which was reduced to 21% as part of the 2017 Act. Distributions to our unitholders would generally be taxed again as corporate distributions, and no income, gains, losses or deductions would flow through to our unitholders. Because a tax would be imposed upon us as a corporation, our cash available for distribution to our unitholders would be substantially reduced. Our net operating loss position would mitigate this cost. Therefore, treatment of us as a corporation would result in a material reduction in the anticipated cash flow and after-tax return to the unitholders, likely causing a substantial reduction in the value of our common units. Moreover, treatment of us as a corporation could have a material adverse effect on our ability to make payments on our debt obligations.

Additionally, several states have been evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. We currently own assets and conduct business in the majority of states and Puerto Rico, many of which impose a margin or franchise tax. In the future, we may expand our operations. Imposition of a similar tax on us in other jurisdictions to which we may expand could substantially reduce our cash available for distribution to our unitholders and payments on our debt obligations. Our partnership agreement provides that if a law is enacted, modified or interpreted in a manner that subject us to taxation as a corporation or otherwise subjects us to entity-level taxation for U.S. federal, state, local, or foreign income tax purposes, the minimum quarterly distribution amount and the target distribution amounts may be adjusted to reflect the impact of that law or interpretation on us.

The tax treatment of publicly traded partnerships or an investment in our units could be subject to potential legislative, judicial or administrative changes or differing interpretations, possibly applied on a retroactive basis.

The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial changes or differing interpretations at any time. From time to time, members of Congress propose and consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships. Although there is no current legislative proposal, a prior legislative proposal would have eliminated the qualifying income exception to the treatment of all publicly traded partnerships as corporations, upon which we rely for our treatment as a partnership for U.S. federal income tax purposes.

In addition, on January 24, 2017, final regulations regarding which activities give rise to qualifying income within the meaning of Section 7704 of the Code (the “Final Regulations”) were published in the Federal Register. The Final Regulations are effective as of January 19, 2017, and apply to taxable years beginning on or after January 19, 2017. We do not believe the Final Regulations affect our ability to be treated as a partnership for U.S. federal income tax purposes.

However, any modification to the U.S. federal income tax laws or to the regulations under Section 7704 of the Code may be applied retroactively and could make it more difficult or impossible for us to meet the exception for certain publicly traded partnerships to be treated as partnerships for U.S. federal income tax purposes. We are unable to predict whether any of these changes or other proposals will be enacted. Any similar or future legislation could negatively impact the value of an investment in our common units.

We have subsidiaries that will be treated as corporations for federal income tax purposes and subject to corporate-level income taxes.

Some of our operations are conducted through subsidiaries that are organized as Subchapter C corporations for U.S. federal income tax purposes. Accordingly, these corporate subsidiaries are subject to corporate-level tax, which reduces the cash available for distribution to our partnership and, in turn, to you. If the IRS were to successfully assert that these corporations have more tax liability than we anticipate or legislation was enacted that increased the corporate tax rate, the cash available for distribution could be further reduced.

Audit adjustments to the taxable income of our corporate subsidiaries for prior taxable years may reduce the net operating loss carryforwards of such subsidiaries and thereby increase their tax liabilities for future taxable periods.

Our business was conducted by an affiliated group of corporations during periods prior to the completion of our initial public offering and, since the initial public offering, continues to be conducted in part by corporate subsidiaries. The amount of cash dividends we receive from our corporate subsidiaries over the next several years will depend in part upon the amount of net operating losses available to those subsidiaries to reduce the amount of income subject to federal income tax they would otherwise pay. At December 31, 2018, the Partnership had available approximately $396.6 million and $500.7 million of federal and state net operating loss carryforwards, respectively, a portion of which expires annually. Net operating losses of $1.0 million expired in 2017 and net operating losses of $5.9 million will expire in 2018 if left unused. The amount of net operating losses available to reduce the income tax liability of our corporate subsidiaries in future taxable years could be reduced as a result of audit adjustments with respect to prior taxable years. Notwithstanding any limited indemnification rights we may have, any increase in the tax liabilities of our corporate subsidiaries because of a reduction in net operating losses will reduce our cash available for distribution.

Changes in the ownership of our units may result in annual limitations on our corporate subsidiaries’ ability to use their net operating loss carryforwards, which could increase their tax liabilities and decrease cash available for distribution in future taxable periods.

Our corporate subsidiaries’ ability to use their net operating loss carryforwards may be limited if changes in the ownership of our units causes our corporate subsidiaries to undergo an “ownership change” under applicable provisions of the Internal Revenue Code. In general, an ownership change will occur if the percentage of our units, based on the value of the units, owned by certain unitholders or groups of unitholders increases by more than fifty percentage points during a running three-year period. Recent changes in our ownership may result in an “ownership change.” A future ownership change may result from issuances of our units, sales or other dispositions of our units by certain significant unitholders, certain acquisitions of our units, and issuances, sales or other dispositions or acquisitions of interests in significant unitholders, and we will have little to no control over any such events. To the extent that an annual net operating loss limitation for any one year does restrict the ability of our corporate subsidiaries to use their net operating loss carryforwards, an increase in tax liabilities of our corporate subsidiaries could result, which would reduce the amount of cash available for distribution to you.

If the IRS were to contest the federal income tax positions we take, the market for our common units could be adversely impacted, and the cost of any such contest would reduce our cash available for distribution to our unitholders.

We have not requested a ruling from the IRS with respect to our treatment as a partnership for federal income tax purposes or any other matter affecting us. The IRS may adopt positions that differ from the positions we take. It may be necessary to resort to administrative or court proceedings to sustain some or all of the positions we take. A court may not agree with some or all of the positions we take. Any contest with the IRS may materially and adversely impact the market for our common units and the price at which they trade. In addition, the cost of any contest between us and the IRS will result in a reduction in cash available for distribution to our unitholders and thus will be borne indirectly by our unitholders.

There are limitations on the ability of a unitholder to utilize losses, and the IRS may not agree with the manner in which we allocate income, gain and loss among the unitholders.

There are a series of tax provisions that will, for some taxpayers, either prevent or defer the deduction of any net tax losses allocated to unitholders against other income; each unitholder should consult with its own tax advisor as to the applicability of these loss limitations. Further, under Section 704(b) of the Code, which governs allocations of a partnership, an allocation of income, gain, loss or deduction to a unitholder will not be given effect for federal income tax purposes unless it has “substantial economic effect” or is in accordance with the unitholder’s interest, taking into account all facts and circumstances. These allocation rules are extremely complex. If an allocation of income, gain, loss, deduction or credit is not given effect for federal income tax purposes by the Internal Revenue Service, such items may be reallocated among the unitholders. Such reallocations among the Partners could result in greater taxable income or losses being allocated to the unitholders with no change in cash flow.

If the IRS makes audit adjustments to our income tax returns for tax years beginning after December 31, 2017, it (and some states) may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us, in which case our cash available for distribution to our unitholders might be substantially reduced.

Pursuant to the Bipartisan Budget Act of 2015, for tax years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it (and some states) may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us. To the extent possible under the new rules, our general partner may elect to either pay the taxes (including any applicable penalties and interest) directly to the IRS or, if we are eligible, issue a revised Schedule K-1 to each unitholder with respect to an unaudited and adjusted return. Although our general partner may elect to have our unitholders take such audit adjustment into account in accordance with their interests in us during the tax year under audit, there can be no assurance the election will be practical, permissible or effective in all circumstances. As a result, our current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own units in us during the tax year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties and interest, our cash available for distribution to our unitholders could be substantially reduced. These rules are not applicable for tax years beginning on or prior to December 31, 2017.

Even if unitholders do not receive any cash distributions from us, unitholders will be required to pay taxes on their share of taxable income including their share of income from the cancellation of debt.

Unitholders are required to pay federal income taxes and, in some cases, state and local income taxes on unitholders’ share of our taxable income, whether or not they receive cash distributions from us. Unitholders may not receive cash distributions from us equal to their share of our taxable income or even equal to the actual tax due from them with respect to that income.

In response to current market conditions, we may engage in transactions to delever the Partnership and manage our liquidity that may result in income and gain to our unitholders without a corresponding cash distribution. For example, if we sell assets and use the proceeds to repay existing debt or fund capital expenditures, you may be allocated taxable income and gain resulting from the sale without receiving a cash distribution. Further, taking advantage of opportunities to reduce our existing debt, such as debt exchanges, debt repurchases or modifications of our existing debt, could result in “cancellation of indebtedness income” (also referred to as (“COD income”) being allocated to our unitholders as taxable income. Unitholders may be allocated COD income, and income tax liabilities arising therefrom may exceed cash distributions. The ultimate effect of any such allocations will depend on each unitholder’s individual tax position with respect to its units. Unitholders are encouraged to consult their tax advisors with respect to the consequences to them of COD income.

Tax gain or loss on the disposition of our common units could be more or less than unitholders expect.

If a unitholder sells common units, the unitholder will recognize gain or loss equal to the difference between the amount realized and that unitholder’s tax basis in those common units. Because distributions in excess of unitholders’ allocable share of our net taxable income decrease their tax basis in their common units, the amount, if any, of such prior excess distributions with respect to the units unitholders sell will, in effect, become taxable income to our unitholders if they sell such units at a price greater than their adjusted tax basis in those units, even if the price they receive is less than their original cost. In addition, because the amount realized includes a unitholder’s share of our nonrecourse liabilities, if they sell their units, unitholders may incur a tax liability in excess of the amount of cash they receive from the sale.

A substantial portion of the amount realized from the sale of your common units, whether or not representing gain, may be taxed as ordinary income to you due to potential recapture items, including depreciation recapture and other items. Thus, you may recognize both ordinary income and capital loss from the sale of your units if the amount realized on a sale of your units is less than your adjusted basis in the units. Net capital loss may only offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year. In the taxable period in which you sell your units, you may recognize ordinary income from our allocations of income and gain to you prior to the sale and from recapture items that generally cannot be offset by any capital loss recognized upon the sale of units.

Tax-exempt entities and non-U.S. persons face unique tax issues from owning common units that may result in adverse tax consequences to them.

Investments in common units by tax-exempt entities, such as employee benefit plans and individual retirement accounts (or “IRAs”), and non-U.S. persons raise issues unique to them. For example, virtually all of our income allocated to unitholders that are exempt from federal income tax, including IRAs and other retirement plans, will be unrelated business taxable income and will be taxable to them. Distributions to non-U.S. persons are subject to withholding taxes imposed at the highest effective tax rate applicable to such non-U.S. persons, and each non-U.S. person will be required to file U.S. federal tax returns and pay tax on its share of our taxable income. Any tax-exempt entity or non-U.S. person should consult its tax advisor before investing in our common units.

We treat each purchaser of our common units as having the same tax benefits without regard to the common units actually purchased. The IRS may challenge this treatment, which could adversely affect the value of the common units.

Because we cannot match transferors and transferees of common units, we have adopted depreciation and amortization positions that may not conform to all aspects of existing Treasury Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to our unitholders. It also could affect the timing of these tax benefits or the amount of gain from any sale of common units and could have a negative impact on the value of our common units or result in audit adjustments to a unitholder’s tax returns.

We generally prorate our items of income, gain, loss and deduction between transferors and transferees of our units each month based upon the ownership of our units on the first day of each month, instead of on the basis of the date a particular unit is transferred. The IRS may challenge this treatment, which could change the allocation of items of income, gain, loss and deduction among our unitholders.

We generally prorate our items of income, gain, loss and deduction between transferors and transferees of our units each month based upon the ownership of our units on the first day of each month (the “Allocation Date”), instead of on the basis of the date a particular unit is transferred. Similarly, we generally allocated certain deductions for depreciation of capital additions, gain or loss realized on a sale or other disposition of our assets and, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction based upon ownership on the Allocation Date. Treasury Regulations allow a similar monthly simplifying convention, but the regulations do not specifically authorize all aspects of our proration method. If the IRS were to challenge our proration method, we could be required to change the allocation of items of income, gain, loss and deduction among our unitholders.

A unitholder whose units are the subject of a securities loan (e.g., a loan to a “short seller” to cover a short sale of units) may be considered to have disposed of those units. If so, the unitholder would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition.

Because there are no specific rules governing the U.S. federal income tax consequence of loaning a partnership interest, a unitholder whose units are the subject of a securities loan may be considered as having disposed of the loaned units. In that case, the unitholder may no longer be treated for tax purposes as a partner with respect to those units during the period of the loan to the short seller and the unitholder may recognize gain or loss from such disposition. Moreover, during the period of the loan, any of our income, gain, loss or deduction with respect to those units may not be reportable by the unitholder and any cash distributions received by the unitholder as to those units could be fully taxable as ordinary income. Unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a securities loan are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their units.

We have adopted certain valuation methodologies in determining a unitholder’s allocations of income, gain, loss and deduction. The IRS may challenge these methodologies or the resulting allocations, which could adversely affect the value of our common units.

In determining the items of income, gain, loss and deduction allocable to our unitholders, we must routinely determine the fair market value of our assets. Although we may, from time to time, consult with professional appraisers regarding valuation matters, we make many fair market value estimates using a methodology based on the market value of our common units as a means to measure the fair market value of our assets. The IRS may challenge these valuation methods and the resulting allocations of income, gain, loss and deduction.

A successful IRS challenge to these methods or allocations could adversely affect the timing or amount of taxable income or loss being allocated to our unitholders. It also could affect the amount of gain from our unitholders’ sale of common units and could have a negative impact on the value of the common units or result in audit adjustments to our unitholders’ tax returns without the benefit of additional deductions.

The sale or exchange of 50% or more of our capital and profits interests during any twelve-month period will result in the termination of our partnership for federal income tax purposes.

We will be considered to have terminated as a partnership for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of determining whether the 50% threshold has been met, multiple sales of the same interest will be counted only once. Our termination would, among other things, result in the closing of our taxable year for all unitholders which would result in us filing two tax returns for one calendar year and could result in a significant deferral of depreciation deductions allowable in computing our taxable income. In the case of a unitholder reporting on a taxable year other than a calendar year, the closing of our taxable year may also result in more than twelve months of our taxable income or loss being includable in taxable income for the unitholder’s taxable year that includes our termination. Our termination would not affect our classification as a partnership for federal income tax purposes, but it would result in us being treated as a new partnership for tax purposes. If we were treated as a new partnership, we would be required to make new tax elections and could be subject to penalties if we are unable to determine that a termination occurred. The IRS has announced a relief procedure whereby if a publicly traded partnership that has technically terminated requests and the IRS grants special relief, among other things, the partnership may be permitted to provide only a single Schedule K-1 to unitholders for the two short tax periods included in the year in which the termination occurs. This provision was eliminated starting in 2018 as a result of the new tax reform legislation.

Our unitholders will likely be subject to state and local taxes and income tax return filing requirements in jurisdictions where they do not live as a result of investing in our common units.

In addition to U.S. federal income taxes, our unitholders will likely be subject to other taxes, including foreign, state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we conduct business or own property, even if our unitholders do not live in any of those jurisdictions. Our unitholders will likely be required to file foreign, state and local income tax returns and pay state and local income taxes in some or all of these various jurisdictions. Further, our unitholders may be subject to penalties for failure to comply with those requirements.

Currently, we own assets or conduct business in the majority of states and in Puerto Rico. Most of these various jurisdictions currently impose, or may in the future impose, an income tax on individuals, corporations and other entities. As we make acquisitions or expand our business, we may own assets or do business in additional states that impose a personal income tax. It is your responsibility to file all United States federal, state and local tax returns.

ITEM 1B.	UNRESOLVED STAFF COMMENTS

Not applicable.

ITEM 2.	PROPERTIES

CEMETERIES AND FUNERAL HOMES

The following table summarizes the distribution of our cemetery and funeral home properties by state as of December 31, 2018 as well as the average estimated remaining sales life in years for our cemeteries based upon the number of interment spaces sold during the most recent three years:

	Cemeteries	Funeral Homes	Cemetery Net Acres	Average Estimated Net Sales Life in Years	Number of Interment Spaces Sold in 2018
Alabama	9	6	305	188	744
California	7	7	271	69	1,177
Colorado	2	—	12	437	52
Delaware	1	—	12	169	16
Florida	9	27	278	90	890
Georgia	7	—	135	149	375
Illinois	11	2	438	56	4,320
Indiana	11	5	1,013	213	1,222
Iowa	1	—	89	392	117
Kansas	3	2	84	175	315
Kentucky	2	—	59	95	108
Maryland	10	1	716	171	665
Michigan	13	—	818	272	1,268
Mississippi	2	1	44	415	32
Missouri	6	3	277	289	507
New Jersey	6	—	341	55	817
North Carolina	19	2	619	165	1,452
Ohio	14	2	953	238	1,532
Oregon	7	10	162	245	429
Pennsylvania	68	8	5,319	355	6,049
Puerto Rico	7	4	209	115	472
Rhode Island	2	—	70	201	26
South Carolina	8	1	395	287	300
Tennessee	11	5	657	178	1,055
Virginia	34	2	1,183	217	2,001
Washington	3	—	33	58	178
West Virginia	33	2	1,404	487	745
Wisconsin	16	—	533	201	1,675

Total	322	90	16,429	223	28,539

We calculated estimated remaining sales life for each of our cemeteries by dividing the number of unsold interment spaces as of December 31, 2018 by the average number of interment spaces sold at that cemetery in the three most recent fiscal years. For purposes of estimating remaining sales life, we defined unsold interment spaces as unsold burial lots and unsold spaces in existing mausoleum crypts as of December 31, 2018. We defined interment spaces sold in the three most recent fiscal years as:

•	the number of burial lots sold, net of cancellations, over such period;

•	the number of spaces sold over such period in existing mausoleum crypts, net of cancellations; and

•	the number of spaces sold over such period in mausoleum crypts that we have not yet built, net of cancellations.

We count the sale of a double-depth burial lot as the sale of two interment spaces since a double-depth burial lot includes two interment rights. For the same reason we count an unsold double-depth burial lot as two unsold interment spaces. Because our sales of cremation niches were immaterial, we did not include cremation niches in the calculation of estimated remaining sales life. When calculating estimated remaining sales life, we did not take into account any future cemetery expansion. In addition, sales of an unusually high or low number of interment spaces in a particular year affect our calculation of estimated remaining sales life. Future sales may differ from previous years’ sales, and actual remaining sales life may differ from our estimates. We calculated the average estimated remaining sales life by aggregating unsold interment spaces and interment spaces sold on a state- by-state or company-wide basis. Based on the average number of interment spaces sold in the last three fiscal years, we estimate that our cemeteries have an aggregate average remaining sales life of 223 years.

The following table shows the cemetery properties that we owned or operated as of December 31, 2018, grouped by estimated remaining sales life:

	0 - 25 years	26 - 49 years	50 - 100 years	101 -150 years	151 - 200 years	Over 200 years
Alabama	—	—	2	3	1	3
California	2	1	3	—	—	1
Colorado	—	—	1	—	—	1
Delaware	—	—	—	—	1	—
Florida	1	1	5	—	1	1
Georgia	1	—	2	1	1	2
Illinois	2	2	2	1	1	3
Indiana	—	—	1	3	2	5
Iowa	—	—	—	—	—	1
Kansas	—	—	2	—	—	1
Kentucky	1	—	—	—	1	—
Maryland	2	—	—	3	1	4
Michigan	—	—	2	3	4	4
Mississippi	—	—	—	—	—	2
Missouri	—	—	—	3	—	3
New Jersey	2	1	2	1	—	—
North Carolina	—	3	1	2	1	12
Ohio	—	—	2	3	1	8
Oregon	—	—	1	1	—	5
Pennsylvania	9	3	4	5	3	44
Puerto Rico	—	—	2	1	2	2
Rhode Island	—	—	1	—	—	1
South Carolina	—	—	2	1	—	5
Tennessee	—	—	2	2	—	7
Virginia	3	1	2	6	1	21
Washington	—	—	2	—	1	—
West Virginia	5	—	3	3	2	20
Wisconsin	1	—	2	1	2	10

Total	29	12	46	43	26	166

We believe that we have either satisfactory title to or valid rights to use all of our cemetery properties. The 31 cemetery properties that we manage or operate under long-term lease, operating or management agreements have nonprofit owners. We believe that these cemeteries have either satisfactory title to or valid rights to use these cemetery properties and that we have valid rights to use these properties under the long-term agreements. Although title to the cemetery properties is subject to encumbrances such as liens for taxes, encumbrances securing payment obligations, easements, restrictions and immaterial encumbrances, we do not believe that any of these burdens should materially detract from the value of these properties or from our interest in these properties, nor should these burdens materially interfere with the use of our cemetery properties in the operation of our business as described above. Many of our cemetery properties are located in zoned regions, and we believe that cemetery use is permitted for those cemeteries: (1) as expressly permitted under applicable zoning ordinances; (2) through a special exception to applicable zoning designations; or (3) as an existing non-conforming use.

OTHER

Our home office is located in a 57,000 square foot leased space in Trevose, Pennsylvania, with a lease that expires in 2028, with certain contractual renewal options. We are also tenants under various leases covering office spaces other than our corporate headquarters.

ITEM 3.	LEGAL PROCEEDINGS

For information regarding our significant pending administrative and judicial proceedings involving regulatory, operating, transactional, environmental, and other matters, see Item 8. Financial Statements and Supplementary Data—Notes to the Consolidated Financial Statements—Note 13, Contingencies and Commitments.

We and certain of our subsidiaries are parties to legal proceedings that have arisen in the ordinary course of business. We do not expect such matters to have a material adverse effect on our consolidated financial position, results of operations or cash flows. We carry insurance with coverage and coverage limits that we believe to be customary in the cemetery and funeral home industry. Although there can be no assurance that such insurance will be sufficient to protect us against such contingencies, we believe that our insurance protection is reasonable in view of the nature and scope of our operations.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

PART II

ITEM 5.	MARKET FOR THE REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

MARKET INFORMATION

Our common units are listed on the New York Stock Exchange (“NYSE”) under the symbol “STON”. As of March 15, 2019, there were approximately eighteen thousand beneficial unitholders, forty-three unitholders of record and 38,223,861 common units outstanding, representing an approximately 99% limited partner interest in us.

ITEM 6.	SELECTED FINANCIAL DATA

As a smaller reporting company, we have elected not to provide the disclosure under this item.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The discussion and analysis presented below provides information to assist in understanding our financial condition and results of operations and should be read in conjunction with the Partnership’s consolidated financial statements included in Part II, Item 8. Financial Statements and Supplementary Data.

Certain statements contained in this Annual Report on Form 10-K, including, but not limited to, information regarding our operating activities, the plans and objectives of our management, and assumptions regarding our future performance and plans are forward-looking statements. When used in this Annual Report on Form 10-K, the words “believes,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this Annual Report on Form 10-K. We believe the assumptions underlying the consolidated financial statements are reasonable.

Our major risks are related to our substantial secured and unsecured indebtedness, our ability to refinance our secured indebtedness in the near term, uncertainties associated with the cash flow from pre-need and at-need sales, trusts and financings, which may impact our ability to meet our financial projections and service our debt, as well as with our ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.

Our additional risks and uncertainties include, but are not limited to, the following: uncertainties associated with future revenue and revenue growth; uncertainties associated with the integration or anticipated benefits of recent acquisitions or any future acquisitions; our ability to complete and fund additional acquisitions; the effect of economic downturns; the impact of our significant leverage on our operating plans; uncertainty of our ability to generate sufficient cash to service all of our indebtedness; the decline in the fair value of certain equity and debt securities held in trusts; our ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in religious beliefs, changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; our ability to successfully implement a strategic plan relating to achieving operating improvements, strong cash flows and further deleveraging; our ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose us to significant liabilities and damage our reputation; the effects of cyber security attacks due to our significant reliance on information technology; our ability to negotiate bonding arrangements with third-party insurance companies; uncertainties relating to the financial condition of third-party insurance companies that fund our pre-need funeral contracts; and various other uncertainties associated with the death care industry and our operations in particular.

Our risks and uncertainties are more particularly described in Part I, Item 1A. Risk Factors of this Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements included in this Annual Report on Form 10-K, which speak only as of the date the statements were made. Except as required by applicable laws, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

BUSINESS OVERVIEW

We are a publicly-traded Delaware master-limited partnership (“MLP”) and provider of funeral and cemetery products and services in the death care industry in the United States. As of December 31, 2018, we operated 322 cemeteries in 27 states and Puerto Rico, of which 291 were owned and 31 were operated under lease, management or operating agreements. We also owned, operated or managed 90 funeral homes in 17 states and Puerto Rico. We are proposing to convert to a “C” Corporation, which if, approved, will be effective during 2019. See Part 1, Item 1. Financial Statements, Note 1 General, to the consolidated financial statements for further information related to the Merger and Reorganization Agreement.

Our revenue is derived from Cemetery Operations and Funeral Home Operations. Our Cemetery Operation segment principally generates revenue from sales of interment rights, cemetery merchandise, which includes markers, bases, vaults, caskets, cremation niches and services including opening and closing (“O&C”), cremation services and fees for the installation of cemetery merchandise. Our Funeral Home Operations segment principally generates revenue from sales of funeral home merchandise, which includes caskets and other funeral related items and service revenues, including services such as family consultation, the removal of and preparation of remains and the use of funeral home facilities for visitation and prayer services. These sales occur both at the time of death, which we refer to as at-need, and prior to the time of death, which we refer to as pre-need. Our funeral home operations also include revenues related to the sale of term and whole life insurance on an agency basis, in which we earn a commission from the sales of these policies.

The pre-need sales enhance our financial position by providing a backlog of future revenue from both trust and insurance-funded pre-need funeral and cemetery sales. We believe pre-need sales add to the stability and predictability of our revenues and cash flows. Pre-need sales are typically sold on an installment plan. While revenue on the majority of pre-need funeral sales is deferred until the time of need, sales of pre-need cemetery property interment rights provide opportunities for full current revenue recognition when the property is available for use by the customer.

We also earn investment income on certain payments received from the customer on pre-need contracts, which are required by law to be deposited into the merchandise and service trusts. Amounts are withdrawn from the merchandise and service trusts when the Partnership fulfills the performance obligations. Earnings on these trust funds, which are specifically identifiable for each performance obligation, are also included in the total transaction price. For sales of interment rights, a portion of the cash proceeds received are required to be deposited into a perpetual care trust. While the principal balance of the perpetual care trust must remain in the trust in perpetuity, we recognize investment income on such assets as revenue, excluding realized gains and losses from the sale of trust assets. Pre-need contracts are subject to financing arrangements on an installment basis, with a contractual term not to exceed 60 months. Interest income is recognized utilizing the effective interest method. For those contracts that do not bear a market rate of interest, the Partnership imputes such interest based upon the prime rate at the time of origination plus 150 basis points in order to segregate the principal and interest components of the total contract value.

Our revenue depends upon the demand for funeral and cemetery services and merchandise, which can be influenced by a variety of factors, some of which are beyond our control including: demographic trends including population growth, average age, death rates and number of deaths. Our operating results and cash flows could also be influenced by our ability to remain relevant to the customer. We provide a variety of unique product and service offerings to meet the needs of our customer’s families. The mix of services could influence operating results, as it influences the average revenue per contract. Expense management including controlling salaries, merchandise costs, corporate overhead and other expense categories could also impact operating results and cash flows. Lastly, economic conditions, legislative and regulatory changes, and tax law changes, all of which are beyond our control could impact our operating results including cash flow.

For further discussion of our key operating metrics, see our Results of Operations and Liquidity and Capital Resources sections below.

RECENT EVENTS

The following key events and transactions occurred during 2018 and through the date of issuance of the attached financial statements as discussed in further detail in Results of Operations sections of Management’s Discussion and Analysis:

•	Joseph M. Redling became our President and Chief Executive Officer on July 18, 2018.

•

Patricia D. Wellenbach and Stephen J. Negrotti were appointed to the Board of Directors in April 2018, following the expiration of the terms of Allen Freedman and Howard Carver as members of the Board of Directors.

•	On September 27, 2018, the Partnership entered into a Merger and Reorganization Agreement, pursuant to which, the GP will convert from a Delaware Limited Liability Company into a Delaware Corporation

•

During 2018, the Board of Directors of our general partner appointed Stephen J. Negrotti and Patricia D. Wellenbach to serve on the Conflicts Committee for purposes of evaluating the propose conversion transaction and the agreements related thereto. The Conflicts Committee, which is authorized to exercise all of the power and authority of the Board of Directors in connection with investigating, reviewing and acting on matters referred or disclosed to it where a conflict of interest exists or arises and performing such other functions as the board may assign to the Conflicts Committee from time to time.

•

During the fourth quarter 2018, the Partnership approved certain strategic, operational and organizational steps for the Partnership to take to refocus its operations and enhance shareholder value. These actions were the result of a comprehensive assessment of the Partnership’s strengths and challenges, our cost structure and execution capabilities, and our most promising opportunities to drive future cash flow and earnings growth. The cost reduction initiatives include a reduction in headcount of approximately 45 corporate positions of our workforce, a streamlining of general and administrative expenses, optimizing spend and refocusing field operations.

•

On February 4, 2019, we amended and restated our existing Credit Agreement, which had been previously amended in June and July 2018, to modify its covenants to provide us with greater financial and operating flexibility.

•

On February 4, 2019, as part of the recent amendment to our credit facility, we have added a “last out” senior secured credit facility with Axar Capital Management, a related party, for up to $35.0 million. The proceeds of the facility will be used to finance the working capital needs and for other general corporate purposes to drive improvements in sales. We borrowed $15.0 million under this facility on February 4, 2019, and any borrowings resulting in the outstanding balance of this last-out facility exceeding $25.0 million were subject to receipt of a fairness opinion with respect to the last-out facility, which we have now obtained.

GENERAL TRENDS AND OUTLOOK

We expect our business to be affected by key trends in the death care industry, based upon assumptions made by us and information currently available. Death care industry factors affecting our financial position and results of operations include, but are not limited to, demographic trends in terms of population growth, average age and cremation trends. In addition, we are subject to fluctuations in the fair value of equity and fixed-maturity debt securities held in our trusts. These values can be negatively impacted by contractions in the credit market and overall downturns in economic activity. Our ability to make payments on our debt depends on our success at managing operations with respect to these industry trends. To the extent our underlying assumptions about or interpretations of available information prove to be incorrect, our actual results may vary materially from our expected results.

Due to enhanced inventory control procedures implemented in late 2018, we recorded inventory impairment charges related to damaged and excess inventory and to certain excess inventory allocated to pre-need customers that had been damaged due to weather related deterioration or had otherwise been deemed impractical for use by management. These impairments resulted in an increase of $3.4 million to cost of goods sold and $8.9 million charge included in other losses for the year ended December 31, 2018. During 2017, we analyzed our contract cancellations on a consolidated basis. Based on accounts receivable collection and contract cancellation analyses performed at the individual cemetery and funeral home level we had a change in estimate regarding our allowance for contract cancellations as of December 31, 2017, which resulted in an increase of $6.5 million in total revenues for the year ended December 31, 2017.

We operate certain cemetery and funeral home properties in Florida and Puerto Rico, which were affected by hurricanes during September 2017. We incurred property damages of $0.8 million for the year ended December 31, 2017 before considering any insurance recoveries which we may be entitled to receive. During 2018, we received insurance proceeds to offset most of the losses incurred.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law. The Tax Act makes broad and complex changes to the U.S. tax code by, among other things, reducing the federal corporate income tax rate, creating a new limitation on deductible interest expense, creating bonus depreciation that will allow for full expensing on qualified property, changing the lives of post-2017 net operating loss carryovers and imposing limitations on deductibility of certain executive compensation.

RESULTS OF OPERATIONS

We have two distinct reportable segments, Cemetery Operations and Funeral Home Operations, which are supported by corporate costs and expenses. Additional information about our reportable segments are contained in Item. 1. Business and Item 8. Financial Statements and Supplementary Data—Note 18 Segment Information

Cemetery Operations

Overview

We are currently the second largest owner and operator of cemeteries in the United States of America. As of December 31, 2018 we operated 322 cemeteries in 27 states and Puerto Rico. We own 291 of these cemeteries and we manage or operate the remaining 31 under lease, operating or management agreements. Revenues from Cemetery Operations accounted for approximately 83% of our total revenues during the year ended December 31, 2018.

Operating Results

The following table presents operating results for our Cemetery Operations for the respective reporting periods (in thousands):

	Years Ended December 31,
	2018 As reported under FASB ASC 606	2017 As reported under FASB ASC 605
Interments	$76,902	$75,077
Merchandise	75,412	75,602
Services	67,278	70,704

	Years Ended December 31,
	2018 As reported under FASB ASC 606	2017 As reported under FASB ASC 605
Interest income	$8,995	$8,261
Investment and other	33,348	47,052

Total revenues	261,935	276,696
Cost of goods sold	54,647	51,899
Cemetery expense	78,708	76,857
Selling expense	62,538	66,083
General and administrative expense	43,081	39,111
Depreciation and amortization	8,037	8,909

Total costs and expenses	247,011	242,859

Segment income	$14,924	$33,837

The following table presents supplemental operating data for the periods presented (in thousands):

	Years Ended December 31,
SUPPLEMENTAL DATA:	2018	2017
Interments performed	54,773	54,109
Net interment rights sold (1)
Lots	27,044	28,235
Mausoleum crypts (including pre-construction)	1,334	1,926
Niches	1,685	1,857

Total net interment rights sold (1)	30,063	32,018

Number of pre-need cemetery contracts written	39,989	44,894
Number of at-need cemetery contracts written	57,664	59,387

Number of cemetery contracts written	97,653	104,281

(1)	Net of cancellations. Sales of double-depth burial lots are counted as two sales.

Cemetery interments revenues were $76.9 million for the year ended December 31, 2018, an increase of $1.8 million from $75.1 million for the year ended December 31, 2017. The increase was primarily due to the adoption of ASC 606 of $7.8 million. Partially offsetting this increase was a decrease due to increases in discounts and promotions of $2.8 million, a decline in pre-need crypt revenues of $1.9 million, a return to a normal level of cancellations of $0.9 million as there was a reversal of the cancellation reserve in the prior year that did not recur in the current period and a net decrease in revenue from various other products totaling $0.4 million.

Cemetery merchandise revenues were $75.4 million for the year ended December 31, 2018, a decrease of $0.2 million from $75.6 million for the year ended December 31, 2017. The decrease was primarily due to a decline in pre-installation of vaults of $4.9 million, a decline in contracts serviced that were acquired through acquisitions in prior years of $4.3 million, an increase in discounts and promotions of $3.7 million and a return to a normal level of cancellations of $1.1 million as there was a reversal of the cancellation reserve in the prior year that did not recur in the current period. Partially offsetting these decreases were an increase in pre-need markers serviced of $5.9 million, the adoption of ASC 606 of $5.8 million, an increase in at-need marker sales of $1.2 million and a net increase in revenue from various other products totaling $0.9 million. The declines in contracts serviced that were acquired through acquisitions and pre-installation of vaults for the current period were primarily due to a return to a normal level of recognition of sales compared to the prior year. The recognition of sales in the prior year was higher than normal due to constructive delivery of a large back-log of pre-need merchandise that became available to be serviced in that period.

Cemetery services revenues were $67.3 million for the year ended December 31, 2018, a decrease of $3.4 million from $70.7 million for the year ended December 31, 2017. The decrease was primarily due to a decrease of $4.3 million in pre-need opening and closing service revenues largely related to the decrease in pre-need vault installations, a decrease in at-need opening and closing revenues of $2.2 million, the adoption of ASC 606 of $1.4 million, and a return to a normal level of cancellations of $0.7 million as there was a reversal of the cancellation reserve in the prior year that did not recur in the current period. Partially offsetting these decreases were an increase in revenue due to decreases in discounts and promotions of $3.8 million and a net increase in revenues from various other products totaling $1.4 million.

Interest income was $9.0 million for the year ended December 31, 2018, an increase of $0.7 million from $8.3 million for the year ended December 31, 2017. The increase was due to an increase in payments and a corresponding acceleration of interest received.

Investment and other income was $33.3 million for the year ended December 31, 2018, a decrease of $13.7 million from $47.1 million for the year ended December 31, 2017. The decrease was primarily due the adoption of ASC 606, which resulted in a reduction of document fees of $11.4 million. Under ASC 606, document fees are no longer considered a separate performance obligation and the associated revenues are allocated pro rata to the other performance obligations on the associated contracts. This was combined with a decrease in document fees of $1.3 million related to the decline in sales, a decrease in land sales of $0.8 million, and a net decrease of $0.2 million in various other sources of investment and other income.

Cost of goods sold was $54.6 million for the years ended December 31, 2018, an increase of $$2.7 million from $51.9 million for the year ended December 31, 2017. The increase was primarily the result of vault inventory adjustments and impairments, increases in the cost of merchandise associated with older contracts that were acquired through acquisitions and a return to a normal level of cancellations as there was a reversal of the cancellation reserve in the prior year that did not recur in the current period. The adoption of ASC 606 was a decrease of $1.3 million.

Cemetery expenses were $78.7 million for the year ended December 31, 2018, an increase of $1.9 million from $76.9 million for the year ended December 31, 2017. The increase was primarily due to increases in real estate taxes of $1.8 million as a result of reassessment of certain properties under management, coupled with a $0.1 million increase in landscaping.

Selling expenses were $62.5 million for the year ended December 31, 2018, a decrease of $3.5 million from $66.1 million for the year ended December 31, 2017. The decrease was due to a reduction in compensation to sales personnel of $2.2 million primarily resulting from the decline in sales, a reduction in advertising and marketing expenses of $1.9 million, a reduction in travel and entertainment of $0.6 million, and a net decrease in various other expenses totaling $0.6 million. Partially offsetting these decreases was the adoption of ASC 606 of $1.8 million.

General and administrative expenses were $43.1 million for the year ended December 31, 2018, an increase of $4.0 million from $39.1 million for the year ended December 31, 2017. The increase was primarily due to increases in payroll of $2.1 million associated with the implementation of a general manager operating model, legal fees of $0.9 million, bad debt of $0.4 million, and various other expenses of $0.6 million, primarily surety bonds and insurance expense.

Depreciation and amortization expenses were $8.0 million for the year ended December 31, 2018, a decrease of $0.9 million from $8.9 million for the year ended December 31, 2017. The decrease was due to normal depreciation and amortization of the associated asset base.

Funeral Home Operations

Overview

As of December 31, 2018, we owned, operated or managed 90 funeral homes. These properties are located in 17 states and Puerto Rico. Revenues from Funeral Home Operations accounted for approximately 17% of our total revenues during the year ended December 31, 2018.

Operating Results

The following table presents operating results for our Funeral Home Operations for the respective reporting periods (in thousands):

	Years Ended December 31,
	2018 As reported under FASB ASC 606	2017 As reported under FASB ASC 605
Merchandise	$25,652	$27,767
Services	28,539	33,764

Total revenues	54,191	61,531
Merchandise	6,579	7,131
Services	22,159	22,929
Depreciation and amortization	2,744	3,080
Other	15,787	19,743

Total expenses	47,269	52,883

Segment income	$6,922	$8,648

Funeral home merchandise revenues were $25.7 million for the year ended December 31, 2018, a decrease of $2.1 million from $27.8 million for the year ended December 31, 2017. The decrease was primarily due to the impact of properties divested in the current year of $0.9 million, a return to a normal level of cancellations of $0.6 million as there was a reversal of the cancellation reserve in the prior year that did not recur in the current period, a decrease in traditional casket sales of $0.5 million and a net decrease of $0.1 million in revenues from various other products.

Funeral home services revenues were $28.5 million for the year ended December 31, 2018, a decrease of $5.2 million from $33.8 million for the year ended December 31, 2017. The decrease was primarily due to a decrease in insurance commission revenues of $2.1 million resulting from selling fewer insurance contracts. This decrease was combined with the impact of properties divested in the current year of $0.9 million, a decrease in service revenues of $0.9 million primarily associated with cremation services, a return to a normal level of cancellations of $0.6 million as there was a reversal of the cancellation reserve in the prior year that did not recur in the current period, the adoption of ASC 606 of $0.5 million and a net decrease of $0.2 million in revenues from various other services.

Funeral home expenses were $47.3 million for the year ended December 31, 2018, a decrease of $5.6 million from $52.9 million for the year ended December 31, 2017. The decrease was primarily due to savings of $2.9 million from elimination of the insurance sales group, the impact of properties divested in the current year of $1.5 million, a reduction in advertising and marketing of $0.4 million, a decrease in merchandise costs of $0.3 million associated with the decrease in revenues and a net decrease of $0.5 million in various other expenses.

Corporate Overhead

Corporate overhead expense was $53.3 million for the year ended December 31, 2018, an increase of $1.3 million from $52.0 million for the year ended December 31, 2017. The increase was primarily due to increases in consulting fees of $1.6 million primarily due to increased costs as a result of changes in senior management and legal fees related to the potential conversion to a C-Corp, stock compensation of $1.5 million and salaries and wages of $1.2 million and a net increase of $0.5 million in various other expenses. These increases were partially offset by a $3.5 million decrease in professional fees resulting from the completion of a review of our deferred contracts in the prior year.

Corporate Depreciation and Amortization

Depreciation and amortization expense was $1.0 million for the year ended December 31, 2018, a decrease of 0.2 million from $1.2 million for the year ended December 31, 2017. The decrease was primarily due to normal depreciation and amortization of the associated asset base.

Gains and Losses

Other losses, net for the year ended December 31, 2018 were $11.5 million, an increase of $6.7 million from $2.0 million for the year ended December 31, 2017. During 2018, the Partnership recorded an impairment charge relating to damaged and excess inventory and other long-lived assets. See Item 8, Note 3 for additional information.

For the year ended December 31, 2017, we incurred a net $0.9 million gain from the sales of certain cemetery and funeral home-related assets and businesses. For the year ended December 31, 2017, we recorded a loss on goodwill impairment of $45.6 million related to our Funeral Home Operations reporting unit.

Interest Expense

Interest expense was $30.6 million for the year ended December 31, 2018, an increase of $3.3 million from $27.3 million for the year ended December 31, 2017. The increase was principally due to a write-off of deferred financing costs associated with amending our debt agreement in the second quarter of 2018 combined with a higher weighted average interest rate and higher weighted average line of credit balance outstanding for the current year compared to the prior year.

Income Tax Benefit

Income tax benefit was $1.8 million for the year ended December 31, 2018 compared to $9.6 million for the year ended December 31, 2017. The benefit for the year ended December 31, 2018 was driven by changes in the Tax Act which allowed the Company to reduce its future long life deferred tax liabilities by post 2017 federal net operating loss carryovers. The benefit for the year ended December 31, 2017 was primarily driven by $11.6 million benefit as a result of the Tax Act, including a $6.5 million benefit due to the change in the federal tax rate and effective state rates and a $5.1 million benefit based on creation of long-lived assets due to the goodwill impairment recorded in the same period, which will create future unlimited-life carryovers. Our effective tax rate differs from our statutory tax rate primarily because our legal entity structure includes different tax filing entities, including partnerships with significant income that are not subject to entity level income taxes.

LIQUIDITY AND CAPITAL RESOURCES

General

Our primary sources of liquidity are cash generated from operations and borrowings under our revolving credit facility. As an MLP, our primary cash requirements, in addition to normal operating expenses, are for capital expenditures, net contributions to the merchandise and perpetual care trust funds, debt service and cash distributions. In general, as part of our operating strategy, we expect to fund:

•	working capital deficits through cash generated from operations, additional borrowings and sales of underperforming properties;

•

expansion capital expenditures, net contributions to the merchandise and perpetual care trust funds and debt service obligations through available cash, cash generated from operations, additional borrowings or asset sales. Amounts contributed to the merchandise trust funds will be withdrawn at the time of the delivery of the product or service sold to which the contribution relates (see “Critical Accounting Policies and Estimates” regarding revenue recognition), which will reduce the amount of additional borrowings; and

•

any cash distributions we are permitted and determine to pay in accordance with our partnership agreement and maintenance capital expenditures through available cash and cash flows from operating activities.

While the Partnership relies heavily on its cash flows from operating activities and borrowings under its credit facility to execute its operational strategy and meet its financial commitments and other short-term financial needs, the Partnership cannot be certain that sufficient capital will be generated through operations or available to the Partnership to the extent required and on acceptable terms. Moreover, although the Partnership’s cash flows from operating activities have been positive, the Partnership has experienced negative financial trends which, when considered in the aggregate, raise substantial doubt about the Partnership’s ability to continue as a going concern. These negative financial trends include:

•

the Partnership has continued to incur net losses for the years ended December 31, 2018 and 2017 and has an accumulated deficit as of December 31, 2018, due to an increased competitive environment, an increase in professional fees and compliance costs and an increase in consulting fees associated with the Partnership’s adoption and implementation of the Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers incurred in the year ended December 31, 2018 and 2017;

•

a decline in billings coupled with the increase in professional, compliance and consulting expenses, tightened the Partnership’s liquidity position and increased reliance on long-term financial obligations, which, in turn, eliminated the Partnership’s ability to pay distributions;

•

our failure to comply with certain covenants of our Credit Agreement (as defined below), as amended due to our inability to complete timely filings of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, exceeding the maximum consolidated leverage ratio financial covenant for the periods ended December 31, 2017 and March 31, 2018, exceeding the maximum consolidated secured net leverage ratio financial covenant for the periods ended June 30, 2018, September 30, 2018 and December 31, 2018 and not being able to achieve the minimum consolidated fixed charge coverage ratio for the periods ended June 30, 2018, September 30, 2018 and December 31, 2018. As disclosed in the credit facility subsection in Part II, Item 8. Financial Statements and Supplementary Data Note 1 General and Note 10 Long-Term Debt, these failures constituted defaults that our lenders have waived; and

•

the provision for ticking fees assessed on the amount of outstanding loans made under the Tranche A Revolving Credit Facility (the “Tranche A Revolving Loans”) and payable to the Tranche A Revolving Lenders (i) in-kind, by increasing the outstanding principal amount of such Lender’s Tranche A Revolving Loans (“PIK”) or (ii) in cash in the following amounts and on the following dates:

•	3.00% on July 1, 2019, of which (x) 2.00% shall PIK and (y) 1.00% shall be payable in cash, unless Required Lenders agree to PIK;

•	1.00% on August 1, 2019, payable in cash, unless the Required Lenders agree to PIK;

•	1.00% on September 1, 2019, payable in cash, unless the Required Lenders agree to PIK; and

•	1.00% on October 1, 2019, PIK;

During 2018 and to date in 2019, the Partnership has implemented (and will continue to implement) various actions to improve profitability and cash flows to fund operations. A summary of these actions is as follows:

•

continue to manage recurring operating expenses and seek to limit non-recurring operating expenses over the next twelve-month period, which includes the January 2019 Restructuring actions as further discussed in Note 17 Subsequent Events;

•

the Partnership engaged a financial advisor to advise the Partnership in the arrangement of the refinancing in full of the obligations with respect to the Tranche A Revolving Credit Facility including debt and equity financing vehicles, however, at this time the Partnership has no commitments to obtain any additional funds, and there can be no such assurance such funds will be available on acceptable terms or at all.

•	complete sales of certain assets and/or businesses to provide supplemental liquidity; and

•

for the reasons disclosed above, the Partnership was not in compliance with certain of its amended credit facility covenants as of December 31, 2017, March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018. These failures constituted defaults that the lenders agreed to waive pursuant to the Sixth Amendment and Waiver, the Seventh Amendment and Waiver and the Eighth Amendment and Waiver to the Partnership’s credit facility on June 12, 2018, July 13, 2018 and February 4, 2019, respectively, as disclosed in the credit facility subsection in Note 10 Long-Term Debt and in Note 19 Subsequent Events. Moreover, based on the Partnership’s forecasted operating performance, cash flows and projected plans to file financial statements on a timely basis consistent with the debt covenants, the Partnership does not believe it is probable that the Partnership will further breach the covenants under its amended credit facility for the next twelve-month period. However, there is no certainty that the Partnership’s actual operating performance and cash flows will not be substantially different from forecasted results, and no certainty the Partnership will not need further amendments to its credit facility in the future. Factors that could impact the significant assumptions used by the Partnership in assessing its ability to satisfy its financial covenants include the following:

•	operating performance not meeting reasonably expected forecasts;

•	failing to generate profitable sales;

•	investments in the Partnership’s trust funds experiencing significant declines due to factors outside its control;

•	being unable to compete successfully with other cemeteries and funeral homes in the Partnership’s markets;

•	the number of deaths in the Partnership’s markets declining; and

•	the mix of funeral and cemetery revenues between burials and cremations.

If the Partnership’s planned and implemented actions are not completed and cash savings realized and the Partnership fails to improve its operating performance and cash flows, or the Partnership is not able to comply with the covenants under its amended credit facility, the Partnership may be forced to limit its business activities, implement further modifications to its operations, further amend its credit facility and/or seek other sources of capital, and the Partnership may be unable to continue as a going concern. Additionally, a failure to generate additional liquidity could negatively impact the Partnership’s access to inventory or services that are important to the operation of the Partnership’s business. Given the Partnership’s level of cash and cash equivalents, to preserve capital resources and liquidity, the Board of Directors of the General Partner concluded that it was not in the best interest of unitholders to pay distributions to unitholders after the first quarter of 2017. In addition, the Partnership’s revolving credit facility prohibits the Partnership from making distributions to unitholders. Any of these events may have a material adverse effect on the Partnership’s results of operations and financial condition.

The ability of the Partnership to meets its obligations at December 31, 2018, and to continue as a going concern is dependent upon achieving the action plans noted above. The consolidated financial statements for the year ended December 31, 2018 were prepared on the basis of a going concern which contemplates that the Partnership will be able to realize assets and discharge liabilities in the normal course of business. Accordingly, they do not give effect to adjustments, if any, that would be necessary should the Partnership be required to liquidate its assets. The ability of the Partnership to meet its obligations at December 31, 2018, and to continue as a going concern is dependent upon the availability of a refinancing in full of the obligations with respect to the Tranche A Revolving Credit Facility, continued ability to manage expenses and increase sales. As such, the consolidated financial statements included in this Annual Report on Form 10-K do not include any adjustments that might result from the outcome of these uncertainties.

Cash Flows

Net cash provided by operating activities was $26.5 million during the year ended December 31, 2018, an increase of $11.5 million from $15.0 million during the year ended December 31, 2017. The $11.5 million favorable movement in net cash provided by operating activities resulted from $44.1 million net cash inflow to fund changes in working capital and a $32.7 million decrease in net income excluding non-cash items. The increase in net working capital was primarily the result of managing our working capital through an increased focus on collection of accounts receivable. The decrease in net income excluding non-cash items was due to a decrease in revenues coupled with increased general and administrative expense due to increased consulting and professional fees resulting from the potential C-Corp conversion and due to various changes in our senior management.

Net cash used in investing activities was $12.6 million during the year ended December 31, 2018, an increase of $3.6 million from $8.9 million during the year ended December 31, 2017. Net cash used in investing activities during 2018 consisted of $12.2 million for capital expenditures and $1.7 million, partially offset by proceeds from asset sales of $1.3 million, respectively. The increase was primarily attributable to a $1.4 million increase capital expenditures during 2018 due to the construction of a funeral home on an existing cemetery location, $1.7 million cash paid for acquisitions during 2018, compared to $1.2 million in proceeds from divestitures in 2017, partially offset by a $0.6 million increase in proceeds from asset sales.

Net cash used in financing activities was $2.6 million for the year ended December 31, 2018, an increase of $9.2 million from $11.8 million used for the year ended December 31, 2017. Net cash used in financing activities during 2018 was driven by financing costs incurred of $4.0 million, partially offset by proceeds from long-term debt of $1.4 million. The increase in 2018 was due to $24.5 million in distributions in 2017 which did not occur in 2018, partially offset by a net decline of $13.0 million of proceeds from borrowings, net of repayments of debt and a $2.4 million increase in the cost of financing activities.

Capital Expenditures

Our capital requirements consist primarily of:

•	Expansion capital expenditures – we consider expansion capital expenditures to be capital expenditures that expand the capacity of our existing operations; and

•

Maintenance capital expenditures – we consider maintenance capital expenditures to be any capital expenditures that are not expansion capital expenditures – generally, this will include furniture, fixtures, equipment and major facility improvements that are capitalized in accordance with generally accepted accounting principles.

The following table summarizes maintenance and expansion capital expenditures, excluding amounts paid for acquisitions, for the periods presented (in thousands):

	Years Ended December 31,
	2018	2017
Maintenance capital expenditures	$4,383	$6,894
Expansion capital expenditures	7,789	3,895

Total capital expenditures	$12,172	$10,789

Long-Term Debt

Credit Facility

On August 4, 2016, StoneMor Operating LLC (the “Operating Company”), a 100% owned subsidiary of the Partnership, entered into the Credit Agreement (the “Credit Agreement”) among each of the Subsidiaries of the Operating Company (together with the Operating Company, “Borrowers”), the Lenders identified therein, Capital One, National Association (“Capital One”), as Administrative Agent, Issuing Bank and Swingline Lender, Citizens Bank N.A., as Syndication Agent, and TD Bank, N.A. and Raymond James Bank, N.A., as Co-Documentation Agents. In addition, on the same date, the Partnership, the Borrowers and Capital One, as Administrative Agent, entered into the Guaranty and Collateral Agreement (the “Guaranty Agreement,” and together with the Credit Agreement, “New Agreements”). Capitalized terms which are not defined in the following description of the New Agreements shall have the meaning assigned to such terms in the New Agreements, as amended.

On March 15, 2017, the Borrowers, Capital One, as Administrative Agent and acting in accordance with the written consent of the Required Lenders, entered into the First Amendment to Credit Agreement. Those parties subsequently entered into a Second Amendment and Limited waiver on July 26, 2017, a Third Amendment and Limited Waiver effective as of August 15, 2017, a Fourth Amendment to Credit Agreement dated September 29, 2017, a Fifth Amendment to Credit Agreement dated as of December 22, 2017 but effective as of September 29, 2017, a Sixth Amendment and Waiver dated as of June 12, 2018, a Seventh Amendment and Waiver dated as of July 13, 2018 and an Eighth Amendment and Wavier dated as of February 4, 2019. We refer to the Credit Agreement, as so amended, as the “Amended Credit Agreement.”

Prior to the Eighth Amendment, the Amended Credit Agreement provided for up to $175.0 million initial aggregate amount of Revolving Commitments, which were subject to borrowing base limitations. Under the Eighth Amendment, the Partnership can no longer draw on Revolving Commitments under the Tranche A Revolving Credit Facility but had availability of $20 million under the Tranche B Revolving Credit Facility (in addition to amounts drawn on February 4, 2019), which may be utilized in the amount of $5.0 million (or integral multiple thereof) from time to time until April 30, 2019, provided that borrowings on the last $10 million, which would result in the outstanding principal amount of the Tranche B Revolving Credit Facility being in excess of $25.0 million, would require that the Partnership receive a fairness opinion with respect to the Tranche B Revolving Credit Facility. The Operating Company may also request the issuance of Letters of Credit for up to $9.4 million (plus an amount equal to the principal amount of Tranche A Revolving Loans subject to the optional prepayment after the Eighth Amendment Effective Date) in the aggregate, of which there were $9.4 million outstanding at September 30, 2018 and $7.5 million outstanding at December 31, 2017. The Maturity Date under the Amended Credit Agreement is the earlier of (i) May 1, 2020 and (ii) the date that is six months prior to the earliest scheduled maturity date of any outstanding Permitted Unsecured Indebtedness (at present, such date is December 1, 2020, which is six months prior to June 1, 2021 maturity date of outstanding 7.875% senior notes).

As of December 31, 2018, the outstanding amount of borrowings under the Amended Credit Agreement was $155.7 million, which was used to pay down outstanding obligations under the Partnership’s prior credit agreement, to pay fees, costs and expenses related to the New Agreements and to fund working capital needs. Generally, proceeds of the Loans made under the Tranche A Revolving Credit Facility under the Amended Credit Agreement could be used to finance the working capital needs and for other general corporate purposes of the Borrowers and Guarantors, including acquisitions and distributions permitted under the Amended Credit Agreement. Proceeds of the Loans made under the Tranche B Revolving Credit Facility under the Amended Credit Agreement can be used to finance the working capital needs and for other general corporate purposes of the Borrowers and Guarantors, and to pay fees and expenses related to the Tranche B Revolving Credit Facility. On the Eighth Amendment Effective Date, no part of the proceeds of loans made under the Tranche B Revolving Credit Facility may be used to make any payment of principal on the Tranche A Revolving Loans.

Each Borrowing under the Tranche A Revolving Credit Facility is comprised of Base Rate Loans or Eurodollar Loans. The Loans comprising each Base Rate Borrowing (including each Swingline Loan) bear interest at the Base Rate plus the Applicable Rate, and the Loans comprising each Eurodollar Borrowing bear interest at the Eurodollar Rate plus the Applicable Rate.

Prior to June 12, 2018, the Applicable Rate was determined based on the Consolidated Leverage Ratio of the Partnership and its Subsidiaries and ranged from 1.75% to 3.75% for Eurodollar Rate Loans, 0.75% to 2.75% for Base Rate Loans and between 0.30% and 0.50% for unused commitment fee. The Sixth Amendment increased the minimum and maximum Applicable Rate by 0.50% and redetermined the Applicable Rate based on the Consolidated Secured Net Leverage Ratio of the Partnership and its Subsidiaries to be in the range between 2.25% to 4.25% for Eurodollar Rate Loans and 1.25% to 3.25% for Base Rate Loans (but in no event less that the Applicable Rate that would be in effect if calculated as set forth in the Original Amended Agreement not giving effect to the Sixth Amendment and Waiver and the Seventh Amendment and Waiver). As a result of the Eighth Amendment, the Applicable Rate is as follows: 4.50% for Eurodollar Rate Loans and 3.50% for Base Rate Loans from February 4, 2019 to February 28, 2019; 4.75% and 3.75%, respectively, from March 1, 2019 to March 31, 2019; 5.50% and 4.50%, respectively, from April 1, 2019 to April 30, 2019; 5.75% and 4.75%, respectively, from May 1, 2019 to May 31, 2019 and 6.00% and 5.00%, respectively, from June 1, 2019. As of December 31, 2018, the Applicable Rate for Eurodollar Rate Loans was 4.25% and for Base Rate Loans was 3.25%. On December 31, 2018, the weighted average interest rate on outstanding borrowings under the Amended Credit Agreement was 7.2%

The Amended Credit Agreement contains a financial covenant, pursuant to which the Partnership could or will not permit its Consolidated EBITDA to be less than the following amounts for the four consecutive fiscal quarters ending on the following dates: (i) $18.0 million for the period ended March 31, 2018; (ii) $13.0 million for the period ended June 30, 2018 (iii) $2.5 million for the period ended September 30, 2018, (iv) ($3.0 million) for the period ended December 31, 2018, (v) $1.0 million for the period ending March 31, 2019, (vi) $3.5 million for the period ending June 30, 2019; (vii) $8.0 million for the period ending September 30, 2019, (viii) $8.25 million for the period ending December 31, 2019; and (ix) $9.25 million for the period ending March 31, 2020.

Additional covenants include customary limitations, subject to certain exceptions, on, among others: (i) the incurrence of Indebtedness; (ii) granting of Liens; (iii) fundamental changes and dispositions; (iv) investments, loans, advances, guarantees and acquisitions; (v) swap agreements; (vi) transactions with Affiliates; (vii) Restricted Payments; (viii) restrictive agreements; (ix) amendments to organizational documents and indebtedness; (x) prepayment of indebtedness; and (xi) Sale and Leaseback Transactions.

The Borrowers’ obligations under the Amended Credit Agreement are guaranteed by the Partnership and the Borrowers. Pursuant to the Guaranty Agreement, the Borrowers’ obligations under the Amended Credit Agreement are secured by a first priority lien and security interest (subject to permitted liens and security interests) in substantially all of the Partnership’s and Borrowers’ assets, whether then owned or thereafter acquired, excluding certain excluded assets, which include, among others: (i) Trust Accounts, certain proceeds required by law to be placed into such Trust Accounts and funds held in such Trust Accounts; and (ii) Excluded Real Property, including owned and leased real property that may not be pledged as a matter of law.

Senior Notes

On May 28, 2013, we issued $175.0 million aggregate principal amount of 7.875% Senior Notes due 2021 (the “Senior Notes”). We pay 7.875% interest per annum on the principal amount of the Senior Notes, payable in cash semi-annually in arrears on June 1 and December 1 of each year. The net proceeds from the offering were used to retire a $150.0 million aggregate principal amount of 10.25% Senior Notes due 2017 and the remaining proceeds were used for general corporate purposes. The Senior Notes were issued at 97.832% of par resulting in gross proceeds of $171.2 million with an original issue discount of approximately $3.8 million. We incurred debt issuance costs and fees of approximately $4.6 million. These costs and fees are deferred and will be amortized over the life of these notes. The Senior Notes mature on June 1, 2021.

We may redeem the Senior Notes at any time, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning June 1 of the years indicated:

Year	Percentage
2018	101.969%
2019 and thereafter	100.000%

Subject to certain exceptions, upon the occurrence of a Change of Control (as defined in the indenture governing the Senior Notes), each holder of the Senior Notes will have the right to require us to purchase that holder’s Senior Notes for a cash price equal to 101% of the principal amounts to be purchased, plus accrued and unpaid interest.

The Senior Notes are jointly and severally guaranteed by certain of our subsidiaries. The indenture governing the Senior Notes contains covenants, including limitations of our ability to incur certain additional indebtedness and liens, make certain dividends, distributions, redemptions or investments, enter into certain transactions with affiliates, make certain asset sales, and engage in certain mergers, consolidations or sales of all or substantially all of our assets, among other items. As of December 31, 2018, we were in compliance with these covenants.

Cash Distribution Policy

Our partnership agreement requires that we distribute 100% of available cash to our common unitholders and general partner within 45 days following the end of each calendar quarter in accordance with their respective percentage interests. Available cash consists generally of all of our cash receipts, less cash disbursements. Our general partner is granted discretion under the partnership agreement to establish, maintain and adjust reserves for future operating expenses, debt service, maintenance capital expenditures and distributions for the next four quarters. These reserves are not restricted by magnitude, but only by type of future cash requirements with which they can be associated.

Available cash is distributed to the common limited partners and the general partner in accordance with their ownership interests, subject to the general partner’s incentive distribution rights if quarterly cash distributions per limited partner unit exceed specified targets. Incentive distribution rights are generally defined as all cash distributions paid to our general partner that are in excess of its general partner ownership interest. The incentive distribution rights will entitle our general partner to receive the following increasing percentage of cash distributed by us as it reaches certain target distribution levels:

•	13.0% of all cash distributed in any quarter after each common unit has received $0.5125 for that quarter;

•	23.0% of all cash distributed in any quarter after each common unit has received $0.5875 for that quarter; and

•	48.0% of all cash distributed in any quarter after each common unit has received $0.7125 for that quarter.

On April 28, 2017, we announced a quarterly cash distribution of $0.33 per common unit pertaining to the results for the first quarter of 2017. The distribution was paid on May 15, 2017 to common unit holders of record as of the close of business on May 8, 2017. A part of or all of this quarterly cash distribution may be deemed to have been a return of capital for our limited partners if such quarterly cash distribution, when combined with all other cash distributions made during the calendar year, exceeds the partner’s share of taxable income for the corresponding period, depending upon the individual limited partner’s specific tax position. Because the Partnership’s general and limited partner interests have cumulative net losses as of the end of the period, the distribution represented a return of capital to those interests in accordance with US GAAP.

Given the Partnership’s level of cash and cash equivalents, to preserve capital resources and liquidity, the Board of Directors of the General Partner concluded that it was not in the best interest of unitholders to pay distributions to unitholders after the first quarter of 2017. In addition, our revolving credit facility effectively prohibits us from making distributions to unitholders.

We anticipate that we will use any cash generated from borrowings or asset sales for working capital and capital expenditures and provide a reserve to enhance our financial condition relative to the financial covenants in the Amended Credit Agreement.

Contractual Obligations and Contingencies

We have assumed various financial obligations and commitments in the ordinary course of conducting our business. We have contractual obligations requiring future cash payments related to debt maturities, interest on debt, operating lease agreements, liabilities to purchase merchandise related to our pre-need sales contracts and capital commitments to private credit funds.

A summary of our total contractual and contingent obligations as of December 31, 2018 is presented in the table below (in thousands):

	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Contractual Obligations:
Debt (1)	$394,536	$25,786	$368,712	$38	$—
Cemetery land purchase obligation (2)	19,369	2,298	5,041	5,665	6,365
Operating leases	17,704	4,349	4,895	2,723	5,737
Capital leases	4,291	1,499	2,145	647	—
Lease and management agreements (3)	37,292	—	—	—	—
Purchase commitments	488	488
Deferred revenues (4)	914,286	—	—	—	—

Total contractual obligations	1,387,966	34,420	380,793	9,073	12,102

Contingent Obligations:
Letters of credit (5)	9,419	—	—	—	—
Other investment funds (6)	165,552	—	—	—	—

Total contingent obligations	174,971	—	—	—	—

Total	$1,562,937	$34,420	$380,793	$9,073	$12,102

(1)

Represents the interest payable and par value of debt due and does not include the unamortized debt discounts of $1.4 million at December 31, 2018. This table assumes that current amounts outstanding under our Credit Facility are not repaid until the maturity date of August 4, 2021.

(2)	Represents the amounts due related to an agreement the Partnership entered into in 2017 to purchase cemetery land in annual installments beginning January 26, 2018 through January 26, 2025.

(3)

Represents the aggregate future rent payments, with interest, due pertaining to the agreements with the Archdiocese of Philadelphia, from 2025 through 2049, and does not include the unamortized discount. See “Agreements with the Archdiocese of Philadelphia” section below.

(4)

Total cannot be separated into periods because we are unable to anticipate when the merchandise and services will be delivered. This balance represents the revenues to be recognized from the total performance obligations on customer contracts.

(5)

We are occasionally required to post letters of credit, issued by a financial institution, to secure certain insurance programs or other obligations. Letters of credit generally authorize the financial institution to make a payment to the beneficiary upon the satisfaction of a certain event or the failure to satisfy an obligation. The letters of credit are posted for one-year terms and may be renewed upon maturity until such time as we have satisfied the commitment secured by the letter of credit. We are obligated to reimburse the issuer only if the beneficiary collects on the letter of credit. We believe it is unlikely that we will be required to fund a claim under our outstanding letters of credit. As of December 31, 2018, $9.4 million of our letters of credit were supported by our Revolving Credit Facility.

(6)

As of December 31, 2018, the perpetual care and merchandise trusts had $165.6 million in unfunded commitments to private credit funds. These capital commitments are callable at any time during the lockup periods which range from four to ten years with three potential one year extensions at the discretion of the funds’ general partners and will be funded using existing trust assets. This total cannot be separated into periods.

Not included in the above table are potential funding obligations related to our merchandise and service trusts. In certain states and provinces, we have withdrawn allowable distributable earnings including unrealized gains prior to the maturity or cancellation of the related contract. Additionally, some states have laws that either require replenishment of investment losses under certain circumstances or impose various restrictions when trust fund values drop below certain prescribed amounts. In the event that our trust investments do not recover from market declines, we may be required to deposit portions or all of these amounts into the respective trusts in some future period. As of December 31, 2018, we had unrealized losses of $7.1 million in the various trusts within these states.

Agreements with the Archdiocese of Philadelphia

In accordance with the lease and management agreements with the Archdiocese of Philadelphia, we have agreed to pay to the Archdiocese aggregate fixed rent of $36.0 million in the following amounts:

Lease Years 1-5 (May 28, 2014-May 31, 2019)	None
Lease Years 6-20 (June 1, 2019-May 31, 2034)	$1,000,000 per Lease Year
Lease Years 21-25 (June 1, 2034-May 31, 2039)	$1,200,000 per Lease Year
Lease Years 26-35 (June 1, 2039-May 31, 2049)	$1,500,000 per Lease Year
Lease Years 36-60 (June 1, 2049-May 31, 2074)	None

The fixed rent for lease years 6 through 11, an aggregate of $6.0 million is deferred. If, prior to May 31, 2024, the Archdiocese terminates the agreements pursuant to its right to do so in its sole discretion during lease year 11 or we terminate the agreements as a result of a default by the Archdiocese, we are entitled to retain the deferred fixed rent. If the agreements are not terminated, the deferred fixed rent will become due and payable on or before June 30, 2024.

Surety Bonds

We have entered into arrangements with certain surety companies whereby such companies agree to issue surety bonds on our behalf as financial assurance and/or as required by existing state and local regulations. The surety bonds are used for various business purposes; however, the majority of the surety bonds issued and outstanding have been used to support our preneed sales activities.

When selling preneed contracts, we may post surety bonds where allowed by state law. We post the surety bonds in lieu of trusting a certain amount of funds received from the customer. If we were not able to renew or replace any such surety bond, we would only be required to fund the trust for the portion of the applicable preneed contracts for which we have received payments from the customers, less any applicable retainage, in accordance with state law. We may be required to provide additional cash collateral from time to time under certain circumstances.

For the years ended December 31, 2018 and 2017, we had $91.4 and $87.7, respectively, of cash receipts from sales attributable to bonded contracts. These amounts do not consider reductions associated with taxes, obtaining costs or other costs.

Surety bond premiums are paid annually and the bonds are automatically renewable until maturity of the underlying preneed contracts, unless we are given prior notice of cancellation. Except for cemetery pre-construction bonds (which are irrevocable), the surety companies generally have the right to cancel the surety bonds at any time with appropriate notice. In the event a surety company were to cancel the surety bond, we are required to obtain replacement surety assurance from another surety company or fund a trust for an amount generally less than the posted bond amount. Management does not expect that we will be required to fund material future amounts related to these surety bonds due to a lack of surety capacity or surety company non-performance..

Off-Balance Sheet Arrangements

At December 31, 2018, we had letters of credit outstanding amounting to $9.4 million in the aggregate, which secure certain insurance programs or other obligations. The letters of credit not reflected as liabilities on our balance sheet. We have no other off-balance sheet arrangements, as defined in Item 303 of Regulation S-K, other than those disclosed on the Contractual Obligations and Commitments table above that have or are reasonably likely to have a current or future effect on our financial condition, results of operation or liquidity and capital resources.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements in conformity with GAAP requires making estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of actual revenue and expenses during the reporting period. Although we base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances, actual results may differ from the estimates on which our financial statements are prepared at any given point of time. Changes in these estimates could materially affect our financial position, results of operations or cash flows. Significant items that are subject to such estimates and assumptions include revenue and expense accruals, depreciation and amortization, merchandise trust and perpetual care trust asset valuation, allowance for cancellations, unit-based compensation, deferred revenues, deferred merchandise trust investment earnings, deferred selling and obtaining costs, assets and liabilities obtained through business combinations, income taxes, hurricane-related losses and goodwill including any interim assessment for impairment. A summary of the significant accounting policies we have adopted and followed in the preparation of our consolidated financial statements is included in Note 1 of Part II, Item 8. Financial Statements and Supplementary Data included in this report. The critical accounting policies and estimates we have identified are discussed below.

Revenue Recognition

We recognize revenue in an amount that reflects the consideration to which we expect to be entitled for the transfer of goods and services to our customers. We account for individual products and services separately as distinct performance obligations. Our performance obligations include the delivery of funeral and cemetery merchandise and services and cemetery property interment rights. Revenue is measured based on the consideration specified in a contract with a customer, and is net of any sales incentives and amounts collected on behalf of third parties. The consideration (including any discounts) is allocated among separate products and services in a package based on their relative stand-alone selling prices. The stand-alone selling price is determined by management based upon local market conditions and reasonable ranges for both merchandise and services which is the best estimate of the stand-alone price. For items that are not sold separately (e.g., second interment rights), we estimate stand-alone selling prices using the best estimate of market value. We estimated the stand-alone selling price using inputs such as average selling price and list price broken down by each geographic location. Additionally we considered typical sales promotions that could have impacted the stand-alone selling price estimates.

Revenue is recognized when control of the merchandise or services is transferred to the customer. Control transfers when merchandise is delivered or services are performed. For cemetery property interment rights, control transfers to the customer when the property is completed and available for use and the interment right has been sold and can no longer be marketed or sold to another customer.

On our at need contracts, we generally deliver the merchandise and perform the services at the time of need. Personalized marker merchandise and marker installation services sold on at need contracts are recognized when control is transferred to the customer, generally when the marker is delivered and installed in the cemetery. On our preneed contracts, we generally defer revenue associated with sales of preneed contracts and only recognize revenue when the control of the merchandise or the services is transferred to the customer, which is upon delivery of the merchandise or as services are performed, generally at the time of need. On certain preneed contracts, we may purchase the merchandise from vendors, which includes personalization, and may either store the merchandise at a vendor storage facility or at the cemetery location.

Pursuant to state law, all or a portion of the proceeds from funeral and cemetery merchandise or services sold on a preneed basis may be required to be paid into trust funds. We defer investment earnings related to these merchandise and service trusts until the associated merchandise is delivered or services are performed. A portion of the proceeds from the sale of cemetery property interment rights is required by state law to be paid by us into perpetual care trust funds to maintain the cemetery. This portion of the proceeds is not recognized as revenue. Investment earnings from these trusts are distributed to us regularly and recognized in current cemetery revenue.

We recognize revenue and record the cost of sales when control is transferred for the merchandise, which occurs upon delivery to the third-party storage facility or installation of the merchandise at the cemetery. For more information related to revenue, see Note 1 General and Note 12 Deferred Revenues and Costs in Part II, Item 8. Financial Statements and Supplementary Data.

Deferred Revenues

Revenues from the sale of services and merchandise, as well as any investment income from the merchandise trusts, are deferred until such time that the services are performed or the merchandise is delivered. In addition to amounts deferred on new contracts, investment income and unrealized gains and losses on our merchandise trusts, deferred revenues includes deferred revenues from pre-need sales that were entered into by entities prior to the acquisition of those entities by us, including entities that were acquired by Cornerstone Family Services, Inc. upon its formation in 1999. We provide for a profit margin for these deferred revenues to account for the projected future costs of delivering products and providing services on pre-need contracts that we acquired through acquisitions. These revenues and their associated costs are recognized when the related merchandise is delivered or the services are performed and are presented on a gross basis on the consolidated statements of operations.

Loss Contract Analysis

We perform an analysis annually to determine whether our preneed contracts are in a loss position, which would necessitate a charge to earnings. For this analysis, we add the sales prices of the underlying contracts and net realized earnings, then subtract net unrealized losses to derive the net amount of estimated proceeds for contracts as of the balance sheet date. We consider unrealized gains and losses based on current market prices quoted for the investments, and we do not include future expected returns on the investments in our analysis. We compare our estimated proceeds to the estimated direct costs to deliver our contracts, which consist primarily of funeral and cemetery merchandise costs and salaries, supplies and equipment related to the delivery of a preneed contract. If a deficiency were to exist, we would record a charge to earnings and a corresponding liability for the expected loss on delivery of those contracts from our backlog. As of December 31, 2018, no such charge was required. Due to the positive margins of our preneed contracts and the trust portfolio returns we have experienced in prior years, we believe there is currently capacity for additional market depreciation before a loss contract would result.

Accounts Receivable Allowance for Cancellations

Prior to the adoption of ASC 606, at the time of a pre-need sale, we recorded an account receivable in an amount equal to the total contract value less any cash deposit paid net of an estimated allowance for cancellations. Upon adoption of ASC 606, the Partnership reclassified amounts due from customers for unfulfilled performance obligations on cancellable pre-need contracts to deferred revenue, net. As a result, the Partnership also eliminated the allowance for cancellation of these performance obligations. As the Partnership is now presenting the accounts receivable net of cancellable contracts, the allowance for cancellations was removed and the allowance on accounts receivable is represented by the provision for bad debt.

We provide for bad debt by applying a cancellation rate to amounts included in Accounts Receivable that have been recognized in revenue. The cancellation rate is based upon a five year average rate by each specific location.

Other-Than-Temporary Impairment of Trust Assets

Assets held in our merchandise trusts are carried at fair value. Any change in unrealized gains and losses is reflected in the carrying value of the assets and is recognized as deferred revenue. Any and all investment income streams, including interest, dividends or gains and losses from the sale of trust assets, are offset against deferred revenue until such time that we deliver the underlying merchandise. Investment income generated from our merchandise trust is included in “Cemetery investment and other revenues”.

Pursuant to state law, a portion of the proceeds from the sale of cemetery property is required to be paid into perpetual care trusts. All principal must remain in this trust in perpetuity while interest and dividends may be released and used to defray cemetery maintenance costs, which are expensed as incurred. Assets in our perpetual care trusts are carried at fair value. Any change in unrealized gains and losses is reflected in the carrying value of the assets and is offset against perpetual care trust corpus.

We evaluate whether or not the assets in our merchandise and perpetual care trusts have an other-than-temporary impairment on a security-by-security basis. We determine whether or not the impairment of a fixed maturity debt security is other-than-temporary by evaluating each of the following:

•	Whether it is our intent to sell the security. If there is intent to sell, the impairment is considered to be other-than-temporary.

•

If there is no intent to sell, we evaluate if it is not more likely than not that we will be required to sell the debt security before its anticipated recovery. If we determine that it is more likely than not that we will be required to sell an impaired investment before its anticipated recovery, the impairment is considered to be other-than-temporary.

We further evaluate whether or not all assets in the trusts have other-than-temporary impairments based upon a number of criteria including the severity of the impairment, length of time a security has been in a loss position, changes in market conditions and concerns related to the specific issuer.

If an impairment is considered to be other-than-temporary, the cost basis of the security is adjusted downward to its fair value. For assets held in the perpetual care trusts, any reduction in the cost basis due to an other-than-temporary impairment is offset with an equal and opposite reduction in the perpetual care trust corpus and has no impact on earnings. For assets held in the merchandise trusts, any reduction in the cost basis due to an other-than-temporary impairment is recorded in deferred revenue.

Business Combinations

Tangible and intangible assets acquired and liabilities assumed are recorded at their fair value and goodwill or bargain gain is recognized for any difference between the price of acquisition and our fair value determination. We have customarily estimated our purchase costs and other related transactions known to us at closing of the acquisition. To the extent that information not available to us at the closing date subsequently becomes available during the allocation period, we may adjust goodwill, intangible assets, assets or liabilities associated with the acquisition.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired. We test goodwill for impairment by comparing the fair value of the reporting unit to its carrying amount, including goodwill. We determine the fair value of each reporting unit using a market multiple method to corroborate the value derived from using the income approach. We test goodwill for impairment annually, or more frequently whenever events or changes in circumstances indicate that the asset might be impaired. Our annual assessment has historically been performed as of December 31. However, during the fourth quarter of 2018, we changed our annual goodwill impairment test date from December 31 st to October 1 st, which necessitated completing a test as of October 1, 2018 so that no more than 12 months elapsed between annual tests.

In the fourth quarter of 2017, the Partnership early adopted ASU 2017-04, Intangibles-Goodwill and Other (Topic 350) which simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Instead, impairment is defined as the amount by which the carrying value of the reporting unit exceeds its fair value, up to the total amount of goodwill. We do not record an impairment of goodwill in instances where the fair value of a reporting unit exceeds its carrying amount.

The Partnership conducts its evaluation of goodwill impairment at the reporting unit level on an annual basis, and more frequently if events or circumstances indicate that the carrying value of a reporting unit exceeds its fair value. As of October 1, 2018, the reporting unit with assigned goodwill was the Cemetery Operations segment. Goodwill impairment testing involves management judgment, requiring an assessment of whether the carrying value of the reporting unit can be supported by the fair value of the individual reporting unit using widely accepted valuation techniques, such as the market approach (earnings and price-to-book value multiples of comparable public companies) and/or the income approach (discounted cash flow (DCF) method).

The Partnership applied the DCF method and utilized a number of factors, including actual operating results, future business plans, economic projections, volatility of earnings, changes in senior management and market data. The DCF method of the income approach incorporated the reporting units’ forecasted cash flows, including a terminal value to estimate the fair value of cash flows beyond the final year of the forecasts. The discount rates utilized to obtain the net present value of the reporting units’ cash flows were estimated using the capital asset pricing model. Significant inputs to this model include a risk-free rate of return, beta (which is a measure of the level of non-diversifiable risk associated with comparable companies for each specific reporting unit), market equity risk premium and in certain cases an unsystematic (Partnership-specific) risk factor. The unsystematic risk factor is the input that specifically addresses uncertainty related to the Partnership’s projections of earnings and growth, including the uncertainty related to loss expectations. The Partnership utilized discount rates that it believes adequately reflect the risk and uncertainty in the financial markets generally and specifically in its internally developed forecasts. The Partnership estimated expected rates of equity returns based on historical market returns and risk/return rates for similar industries of the reporting unit. The Partnership uses its internal forecasts to estimate future cash flows, and actual results may differ from forecasted results.

The fair value determinations mentioned above require considerable judgment and are sensitive to changes in underlying assumptions and factors. As a result, there can be no assurance that the estimates and assumptions made for purposes of the annual goodwill impairment test will prove to be accurate predictions of the future. Examples of events or circumstances that could reasonably be expected to negatively affect the underlying key assumptions and ultimately impact the estimated fair value of the aforementioned reporting units may include such items as follows:

•	a prolonged downturn in the business environment in which the reporting unit operates;

•	reporting unit performance which significantly differs from our assumptions;

•	volatility in equity and debt markets resulting in higher discount rates; and

•	unexpected regulatory changes.

The Partnership completed its annual goodwill impairment assessment as of October 1, 2018. As a result of such assessment, management concluded that the fair value of its Cemetery Operations reporting unit exceeded its carrying value by approximately 40.5%. While historical performance and current expectations have resulted in fair value of its Cemetery Operations reporting unit in excess of its carrying value, if our assumptions are not realized, it is possible that in the future an impairment charge may need to be recorded. The Partnership has sensitized certain key assumptions used to calculate Cemetery Operations reporting unit fair value, and note that either a 20% or greater shortfall of actual revenue growth to forecasted revenue growth or a 3.2% or greater increase in the discount rate would trigger impairment of the reporting unit. However, it is not possible at this time to determine if an impairment charge would result or if any such charge would be material.

Impairment of Long-Lived Assets

We assess the carrying values of our long-lived assets whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the future net cash flow, undiscounted and without interest, expected to be generated by the asset.

In evaluating our assets for recoverability, we consider current market conditions, as well as our intent with respect to holding or disposing of the asset. Our intent with regard to the underlying assets might change as market conditions change, as well as other factors. Fair value is determined through various valuation techniques, including the income approach using a market discount rate, terminal capitalization rate and rental rate assumptions, or on the sales comparison approach to similar assets. If our analysis indicates that the carrying value of the asset is not recoverable, we recognize an impairment charge for the amount by which the carrying value exceeds the current estimated fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

Assumptions and estimates used in the recoverability analyses for future cash flow, discount rates and capitalization rates are complex and subjective. Changes in economic and operating conditions or our intent with regard to our assets that occurs subsequent to our impairment analyses could impact these assumptions and result in future impairments of our assets.

Income Taxes

Our corporate subsidiaries are subject to both federal and state income taxes. We record deferred tax assets and liabilities to recognize temporary differences between the bases of assets and liabilities in our tax and GAAP balance sheets and for federal and state net operating loss carryforwards and alternative minimum tax credits.

We record a valuation allowance against our deferred tax assets if we deem that it is more likely than not that some portion or all of the recorded deferred tax assets will not be realizable in future periods.

In evaluating our ability to recover deferred tax assets, we consider all available positive and negative evidence, including our past operating results, recent cumulative losses and our forecast of future taxable income. In determining future taxable income, we make assumptions for the amount of taxable income, the reversal of temporary differences and the implementation of feasible and prudent tax planning strategies. These assumptions require us to make judgments about our future taxable income and are consistent with the plans and estimates we use to manage our business. Any reduction in estimated future taxable income may require us to record an additional valuation allowance against our deferred tax assets. An increase in the valuation allowance would result in additional income tax expense in the period and could have a significant impact on our future earnings.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law. The Tax Act made broad and complex changes to the U.S. tax code by, among other things, reducing the federal corporate income tax rate, creating a new limitation on deductible interest expense, creating bonus depreciation that will allow for full expensing on qualified property and imposing limitations on deductibility of certain executive compensation.

The SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of GAAP in situations when a registrant does not have the necessary information available, prepared or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting for the income tax effects of certain elements of the Tax Act. In accordance with SAB 118, we recognized the provisional tax impacts related to the remeasurement of deferred tax assets and liabilities and included these amounts in our consolidated financial statements for the year ended December 31, 2017. We have completed our analysis in 2018 and no material adjustments are noted. The ultimate impact may differ from these provisional amounts, possibly materially, due to, among other things, additional analysis, changes in interpretations and assumptions we have made, additional regulatory guidance that may be issued and actions we may take as a result of the Tax Act. For further information on the impacts of the Tax Act, see Note 11 in Part II, Item 8. Financial Statements and Supplementary Data.

As of December 31, 2018, our taxable corporate subsidiaries had federal and state net operating loss carryforwards of approximately $396.6 million and $500.7 million, respectively, a portion of which expires annually. Our ability to use such federal net operating loss carryforwards may be limited by changes in the ownership of our units deemed to result in an “ownership change” under the applicable provisions of the Internal Revenue Code of 1986, as amended.

Contingencies

We are subject to various legal proceedings in the ordinary course of business. Legal fees and other expenses related to litigation are expensed as incurred and included in general and administrative expenses. Contingent accruals are recorded in the Consolidated Statements of Operations when we determine that a loss related to a litigation matter is both probable and reasonably estimable. Due to the fact that legal proceedings and other contingencies are inherently unpredictable, our assessments involve significant judgments regarding future events.

Insurance loss reserves

We purchase comprehensive general liability, professional liability, automobile liability and workers’ compensation insurance coverages structured with high deductibles. This high-deductible insurance program means we are primarily self-insured for claims and associated costs and losses covered by these policies. Historical insurance industry experience indicates a high degree of inherent variability in assessing the ultimate amount of losses associated with casualty insurance claims. This is especially true with respect to liability and workers’ compensation exposures due to the extended period of time that transpires between when the claim might occur and the full settlement of such claim, which is often many years. We continually evaluate loss estimates associated with claims and losses related to these insurance coverages falling within the deductible of each coverage. Assumptions based on factors such as claim settlement patterns, claim development trends, claim frequency and severity patterns, inflationary trends and data reasonableness will generally affect the analysis and determination of the “best estimate” of the projected ultimate claim losses. The results of these evaluations are used to both analyze and adjust our insurance loss reserves.

Recent Accounting Pronouncements and Accounting Changes

For discussion of recent accounting pronouncements and accounting changes, see Note 1 in Part II, Item 8. Financial Statements and Supplementary Data.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The primary objective of the following information is to provide forward-looking quantitative and qualitative information about our potential exposure to market risks. The term “market” risk refers to the risk of gains or losses arising from changes in interest rates and prices of marketable securities. The disclosures are not meant to be precise indicators of expected future gains or losses, but rather indicators of reasonably possible gains or losses. This forward-looking information provides indicators of how we view and manage our ongoing market risk exposures. All of our market risk-sensitive instruments were entered into for purposes other than trading.

The trusts are invested in assets with the primary objective of maximizing income and distributable cash flow for trust distributions, while maintaining an acceptable level of risk. Certain asset classes which the Partnership invests in for the purpose of maximizing yield are subject to an increased market risk. This increased market risk will create volatility in the unrealized gains and losses of the trust assets from period to period.

INTEREST-BEARING INVESTMENTS

Our fixed-income securities subject to market risk consist primarily of certain investments in our merchandise trusts and perpetual care trusts. As of December 31, 2018, the fair value of fixed-income securities in our merchandise trusts and perpetual care trusts represented 0.3% and 1.7%, of the fair value of total trust assets, respectively. The aggregate of the quoted fair value of these fixed-income securities was $1.3 million and $5.6 million in the merchandise trusts and perpetual care trusts, respectively, as of December 31, 2018. Holding all other variables constant, a hypothetical 1% change in variable interest rates on these fixed-income securities would change the fair market value of the assets in both our merchandise trusts and perpetual care trusts by less than $0.1 million based on discounted expected future cash flows. If these securities are held to maturity, no change in fair market value will be realized. Our money market and other short-term investments subject to market risk consist primarily of certain investments in our merchandise trusts and perpetual care trusts. As of December 31, 2018, the fair value of money market and short-term investments in our merchandise trusts and perpetual care trusts represented 3.5% and 3.9%, respectively, of the fair value of total trust assets. The aggregate of the quoted fair value of these money market and short-term investments was $16.9 million and $12.8 million in the merchandise trusts and perpetual care trusts, respectively, as of December 31, 2018. Holding all other variables constant, a hypothetical 1% change in variable interest rates on these money market and short-term investments would change the fair market value of the assets in both our merchandise trusts and perpetual care trusts by approximately $0.2 and $0.1 million, respectively, based on discounted expected future cash flows.

MARKETABLE EQUITY SECURITIES

Our marketable equity securities subject to market risk consist primarily of certain investments held in our merchandise trusts and perpetual care trusts. These assets consist of investments in both individual equity securities as well as closed and open-ended mutual funds. As of December 31, 2018, the fair value of marketable equity securities in our merchandise trusts and perpetual care trusts represented 3.9% and 6.3%, of the fair value of total trust assets, respectively. The aggregate of the quoted fair market value of these individual equity securities was $19.2 million and $20.7 million in our merchandise trusts and perpetual care trusts, respectively, as of December 31, 2018, based on final quoted sales prices. Holding all other variables constant, a hypothetical 10% change in variable interest rates of the equity securities would change the fair market value of the assets in our merchandise trusts and perpetual care trusts by approximately $1.9 million and $2.1 million, respectively, based on discounted expected future cash flows. As of December 31, 2018, the fair value of marketable closed and open-ended mutual funds in our merchandise trusts represented 42.7% of the fair value of total merchandise trust assets, 80.4% of which pertained to fixed-income mutual funds. As of December 31, 2018, the fair value of marketable closed and open-ended mutual funds in our perpetual care trusts represented 38.6% of total perpetual care trust assets, 84.5% of which pertained to fixed-income mutual funds. The aggregate of the quoted fair market value of these closed and open-ended mutual funds was $230.6 million and $127.7 million in the merchandise trusts and perpetual care trusts, respectively, as of December 31, 2018, based on final quoted sales prices, of which $185.5 million and $107.8 million, respectively, pertained to fixed-income mutual funds. Holding all other variables constant, a hypothetical 10% change in the average market prices of the closed and open-ended mutual funds would change the fair market value of the assets in our merchandise trusts and perpetual care trusts by approximately $23.1 million and $12.8 million, respectively, based on discounted expected future cash flows.

OTHER INVESTMENT FUNDS

Other investment funds are measured at fair value using the net asset value per share practical expedient. This asset class is composed of fixed income funds and equity funds, which have a redemption period ranging from 1 to 30 days, and private credit funds, which have lockup periods ranging from two to eight years with three potential one year extensions at the discretion of the funds’ general partners. This asset class has an inherent valuation risk as the values provided by investment fund managers may not represent the liquidation values obtained by the trusts upon redemption or liquidation of the fund assets. As of December 31, 2018, the fair value of other investment funds in our merchandise trusts and perpetual care trusts represented 41.6% and 49.5%, respectively, of the fair value of total trust assets. The fair market value of the holdings in these funds was $203.3 million and $163.7 million in our merchandise trusts and perpetual care trusts, respectively, as of December 31, 2018, based on net asset value quotes.

DEBT INSTRUMENTS

Certain borrowings under our Amended Credit Facility bear interest at a floating rate, based on LIBOR, which is adjusted quarterly. This subjects us to increases in interest expense resulting from movements in interest rates. As of December 31, 2018, we had $155.7 million of borrowings outstanding under our credit facility, which generally bears interest at a variable rate.

Holding all other variables constant, a hypothetical 1% change in variable interest rates would change our consolidated interest expense for the year ended December 31, 2018 by approximately $1.6 million.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of StoneMor GP LLC and Unitholders of StoneMor Partners L.P.

Opinion on the financial statements

We have audited the accompanying consolidated balance sheet of StoneMor Partners L.P. (a Delaware Limited Partnership) and subsidiaries (the “Partnership”) as of December 31, 2018 and the related consolidated statements of operations, partners’ capital, and cash flows for the year ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Partnership as of December 31, 2018, and the results of its operations and its cash flows for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the Partnership’s internal control over financial reporting as of December 31, 2018, based on criteria established in the 2013 Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”), and our report dated April 2, 2019 expressed an adverse opinion.

Change in accounting principle

As discussed in Note 1 to the consolidated financial statements, the Partnership has changed its method of accounting for revenue recognition for the year ended December 31, 2018 due to the adoption of FASB Accounting Standards Codification (Topic 606), Revenue from Contracts with Customers.

Basis for opinion

These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Partnership’s financial statements based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Grant Thornton LLP

We have served as the Partnership’s auditor since 2018.

Philadelphia, Pennsylvania

April 2, 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of StoneMor GP LLC and Unitholders of StoneMor Partners L.P.

Opinion on the Financial Statements

We have audited, before the effects of the retrospective adjustments to reflect the impact of adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), as disclosed in Note 1 under captions Reclassifications and Adjustments to Prior Period Financial Statements and Recently Issued Accounting Standard Updates—Adopted in the Current Period (“Note 1”) to the consolidated financial statements, the consolidated balance sheet of StoneMor Partners L.P. and subsidiaries (the “Partnership”) as of December 31, 2017, the related consolidated statements of operations, partners’ capital, and cash flows, for the year ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”) (the 2017 financial statements before the effects of the retrospective adjustments discussed in Note 1 to the financial statements are not presented herein). In our opinion, the 2017 financial statements, before the effects of the adjustments to retrospectively apply the change in accounting discussed in Note 1 to the financial statements, present fairly, in all material respects, the financial position of the Partnership as of December 31, 2017, and the results of its operations and its cash flows for the year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the change in accounting discussed in Note 1 to the financial statements, and accordingly, we do not express an opinion or any other form of assurance about whether such retrospective adjustments are appropriate and have been properly applied. Those retrospective adjustments were audited by other auditors.

Basis for Opinion

These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Partnership’s financial statements based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
July 16, 2018

We began serving as the Partnership’s auditor in 1999. In 2018 we became the predecessor auditor.

STONEMOR PARTNERS L.P.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$18,147	$6,821
Accounts receivable, net of allowance	57,928	79,116
Prepaid expenses	4,475	4,580
Assets held for sale	757	1,016
Other current assets	17,009	21,453

Total current assets	98,316	112,986

Long-term accounts receivable, net of allowance	87,148	105,935
Cemetery property	330,841	333,404
Property and equipment, net of accumulated depreciation	112,716	114,090
Merchandise trusts, restricted, at fair value	488,248	515,456
Perpetual care trusts, restricted, at fair value	330,562	339,928
Deferred selling and obtaining costs	112,660	126,398
Deferred tax assets	86	84
Goodwill	24,862	24,862
Intangible assets	61,421	63,244
Other assets	22,241	19,695

Total assets	$1,669,101	$1,756,082

Liabilities and Partners’ Capital
Current liabilities:
Accounts payable and accrued liabilities	$59,035	$43,023
Accrued interest	1,967	1,781
Current portion, long-term debt	798	1,002

Total current liabilities	61,800	45,806

Long-term debt, net of deferred financing costs	320,248	317,693
Deferred revenues	914,286	912,626
Deferred tax liabilities	6,675	9,638
Perpetual care trust corpus	330,562	339,928
Other long-term liabilities	42,108	38,695

Total liabilities	1,675,679	1,664,386

Commitments and contingencies
Partners’ (deficit) capital :
General partner interest	(4,008)	(2,959)
Common limited partners’ interest	(2,570)	94,655

Total partners’ (deficit) capital	(6,578)	91,696

Total liabilities and partners’ capital	$1,669,101	$1,756,082

See Accompanying Notes to Consolidated Financial Statements.

STONEMOR PARTNERS L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

	Years Ended December 31,
	2018	2017
Revenues:
Cemetery:
Interments	$76,902	$75,077
Merchandise	75,412	75,602
Services	67,278	70,704
Investment and other	42,343	55,313
Funeral home:
Merchandise	25,652	27,767
Services	28,539	33,764

Total revenues	316,126	338,227

Costs and Expenses:
Cost of goods sold	54,647	51,899
Cemetery expense	78,708	76,857
Selling expense	62,538	66,083
General and administrative expense	43,081	39,111
Corporate overhead	53,281	51,964
Depreciation and amortization	11,736	13,183
Funeral home expenses:
Merchandise	6,579	7,131
Services	22,159	22,929
Other	15,787	19,743

Total costs and expenses	348,516	348,900

Gain on acquisitions and divestitures	691	858
Loss on goodwill impairment	—	(45,574)
Other losses, net	(12,195)	(2,045)

Operating loss	(43,894)	(57,434)

Interest expense	(30,602)	(27,345)

Loss from operations before income taxes	(74,496)	(84,779)

Income tax benefit	1,797	9,621

Net loss	$(72,699)	$(75,158)

General partner’s interest	$(757)	$(782)
Limited partners’ interest	$(71,942)	$(74,376)
Net loss per limited partner unit (basic and diluted)	$(1.90)	$(1.96)
Weighted average number of limited partners’ units outstanding (basic and diluted)	37,959	37,948

See Accompanying Notes to Consolidated Financial Statements.

STONEMOR PARTNERS L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

(dollars in thousands)

	Partners’ Capital
	Outstanding Common Units	Common Limited Partners	General Partner	Total
December 31, 2016	37,863,496	$192,268	$(1,914)	$190,354
Issuance of common units	—	744	—	744
Common unit awards under incentive plans	16,098	1,045	—	1,045
Net loss	—	(74,376)	(782)	(75,158)
Cash distributions	—	(24,282)	(263)	(24,545)
Unit distributions paid in kind	78,342	(744)	—	(744)

December 31, 2017	37,957,936	$94,655	$(2,959)	$91,696

Cumulative effect of accounting change	—	(27,805)	(292)	(28,097)

January 1, 2018	37,957,936	$66,850	$(3,251)	$63,599

Common unit awards under incentive plans	709	2,522	—	2,522
Net loss	—	(71,942)	(757)	(72,699)

December 31, 2018	37,958,645	$(2,570)	$(4,008)	$(6,578)

See Accompanying Notes to Consolidated Financial Statements.

STONEMOR PARTNERS L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2018	2017
Cash Flows From Operating Activities:
Net loss	$(72,699)	$(75,158)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cost of lots sold	7,808	10,525
Depreciation and amortization	11,736	13,183
Provision for cancellations	7,358	6,244
Non-cash compensation expense	2,523	1,045
Non-cash interest expense	5,985	4,479
Gain on acquisitions and divestitures	(691)	(858)
Loss on goodwill impairment	—	45,574
Other losses, net	12,195	1,843
Changes in assets and liabilities:
Accounts receivable, net of allowance	4,498	(17,074)
Merchandise trust fund	4,295	46,695
Other assets	2,618	1,410
Deferred selling and obtaining costs	(4,819)	(9,508)
Deferred revenues	37,405	(9,049)
Deferred taxes, net	(2,591)	(10,439)
Payables and other liabilities	10,836	6,064

Net cash provided by operating activities	26,457	14,976

Cash Flows From Investing Activities:
Cash paid for capital expenditures	(12,172)	(10,789)
Cash paid for acquisitions	(1,667)	—
Proceeds from divestitures	—	1,241
Proceeds from asset sales	1,276	627

Net cash used in investing activities	(12,563)	(8,921)

Cash Flows From Financing Activities:
Cash distributions	—	(24,545)
Proceeds from borrowings	29,880	103,292
Repayments of debt	(28,493)	(88,951)
Cost of financing activities	(3,955)	(1,600)

Net cash used in financing activities	(2,568)	(11,804)

Net increase (decrease) in cash and cash equivalents	11,326	(5,749)
Cash and cash equivalents—Beginning of period	6,821	12,570

Cash and cash equivalents—End of period	$18,147	$6,821

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$25,606	$22,901
Cash paid during the period for income taxes	$1,725	$2,756
Non-cash investing and financing activities:
Acquisition of assets by financing	$2,673	$2,705
Classification of assets as held for sale	$543	$1,016

See Accompanying Notes to Consolidated Financial Statements.

STONEMOR PARTNERS L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	GENERAL

Nature of Operations

StoneMor Partners L.P. (the “Partnership”) is a provider of funeral and cemetery products and services in the death care industry in the United States. As of December 31, 2018, the Partnership operated 322 cemeteries in 27 states and Puerto Rico, of which 291 were owned and 31 were operated under lease, management or operating agreements. The Partnership also owned and operated 90 funeral homes, including 42 located on the grounds of cemetery properties that we own, in 17 states and Puerto Rico.

Basis of Presentation

The consolidated financial statements included in this Annual Report on Form 10-K have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of each of the Partnership’s 100% owned subsidiaries. These statements also include the accounts of the merchandise and perpetual care trusts in which the Partnership has a variable interest and is the primary beneficiary. The Partnership operates 31 cemeteries under long-term lease, operating or management agreements. The operations of 16 of these managed cemeteries have been consolidated.

The Partnership operates 15 cemeteries under long-term leases and other agreements that do not qualify as acquisitions for accounting purposes. As a result, the Partnership did not consolidate all of the existing assets and liabilities related to these cemeteries. The Partnership has consolidated the existing assets and liabilities of the merchandise and perpetual care trusts associated with these cemeteries as variable interest entities since the Partnership controls and receives the benefits and absorbs any losses from operating these trusts. Under the long-term leases, and other agreements associated with these properties, which are subject to certain termination provisions, the Partnership is the exclusive operator of these cemeteries and earns revenues related to sales of merchandise, services and interment rights, and incurs expenses related to such sales, including the maintenance and upkeep of these cemeteries. Upon termination of these agreements, the Partnership will retain all of the benefits and related contractual obligations incurred from sales generated during the agreement period. The Partnership has also recognized the existing customer contract-related performance obligations that it assumed as part of these agreements.

Total revenues derived from the cemeteries under these agreements totaled approximately $52.3 million and $59.0 million for the years ended December 31, 2018 and 2017, respectively.

Reclassifications and Adjustments to Prior Period Financial Statements

Certain reclassifications have been made to prior period amounts to conform to the current period financial statement presentation in the consolidated results of operations, primarily to present interment rights separately from merchandise revenues and to reclassify items that were previously recorded in Merchandise Revenues that represented the installation of certain merchandise items which are now presented in Services. There was no effect on the previously reported consolidated results of operations, consolidated financial position or cash flows, except as described below under “Recently Issued Accounting Standard Updates - Adopted in the Current Period.”

Merger and Reorganization Agreement

On September 27, 2018, the Partnership, StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership (“GP”), StoneMor GP Holdings LLC, a Delaware limited liability company and the sole member of GP (“GP Holdings”), and Hans Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of GP (“Merger Sub”), entered into a Merger and Reorganization Agreement (the “Merger Agreement”) pursuant to which, among other things, GP will convert from a Delaware limited liability company into a Delaware corporation to be named StoneMor Inc. (the “Company” when referring to StoneMor Inc. subsequent to such conversion), the Partnership will become a wholly owned subsidiary of the Company and the unitholders of the Partnership will become stockholders in the Company.

Upon the terms and subject to the conditions set forth in the Merger Agreement, GP Holdings shall contribute the 2,332,878 common units representing limited partner interests in the Partnership (the “Common Units”) owned by it (the “GP Holdings’ Common Units”) to GP and immediately following receipt thereof, GP shall contribute the GP Holdings’ Common Units to StoneMor LP Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of GP (“LP Sub”) and LP Sub shall be admitted as a limited partner of the Partnership; (ii) GP shall convert into the Company (the “Conversion”) and all of the limited liability company interests of GP held by GP Holdings prior to the Conversion shall be canceled; (iii) as part of the Conversion and before giving effect to the Merger (as defined below), GP Holdings will be the sole stockholder of StoneMor Inc. and, as consideration for the Conversion and the Merger, will receive 2,332,878 shares of common stock, par value $0.01 per share, of StoneMor Inc. (the “Company Shares”) (subject to adjustment as provided in the Merger Agreement) with respect to the 2,332,878 Common Units held by LP Sub immediately prior to the Conversion, and 2,950,000 Company Shares (the “General Partner Shares”) (also subject to adjustment as provided in the Merger Agreement) with respect to the 1.04% general partner interest, the incentive distribution rights and the governance and all other economic and other rights associated with the general partner interest held indirectly by GP Holdings through the GP immediately prior to the Conversion.

Pursuant to the Merger Agreement, (i) any then outstanding awards of phantom units granted to a member of the GP Board under the StoneMor Partners L.P. Long-Term Incentive Plan(as amended April 19, 2010) (the “2004 Partnership Equity Plan”), (ii) any then outstanding award of Phantom Units granted to a member of the GP Board under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan (the “2014 Partnership Equity Plan”), which was also renamed the StoneMor Amended and Restated 2018 Long-Term Incentive Plan (the “Restated Plan”), (iii) any then outstanding award of Phantom Units that is not a 2004 Director Deferred Phantom Unit Award or a 2014 Director Deferred Phantom Unit Award granted under either the 2004 Partnership Equity Plan or the 2014 Partnership Equity Plan (a “Phantom Award”), (iv) any then outstanding award of restricted units (“Restricted Units”) granted under the 2014 Partnership Equity Plan, (v) any then outstanding award of unit appreciation rights (“UARs”) granted under the 2004 Partnership Equity Plan (a “UAR Award”) shall, without any required action on the part of the holder thereof, be assumed by the Company and converted into an award denominated in Company Shares.

At the Effective Time, Merger Sub shall be merged with and into the Partnership (the “Merger”), with the Partnership surviving and with the Company as its sole general partner and LP Sub as its sole holder of Common Units and each outstanding Common Unit, including certain phantom units granted to members of the GP Board under the 2004 Partnership Equity Plan but excluding any Common Units held by LP Sub, being converted into the right to receive one Company Share. All of the limited liability company interests in Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become limited partner interests in the surviving entity. Following the Effective Time, the general partnership interests in the Partnership issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged subject to such changes as are set forth in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 9, 2008, as amended as of November 3, 2017 (the “LPA”), and the Company shall continue to be the sole general partner of the Partnership.

Per the terms of the Merger Agreement each Party shall bear its own expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) in connection with the preparation and delivery of the Merger Agreement and compliance therewith, whether or not the transactions contemplated by the Merger Agreement are effected. The Partnership has incurred $2.1 million in legal and other expenses for the transactions contemplated by the Merger Agreement through December 31, 2018.

Uses and Sources of Liquidity

The Partnership’s primary sources of liquidity are cash generated from operations and borrowings under its revolving credit facility. As a master limited partnership (“MLP”), the Partnership’s primary cash requirements, in addition to normal operating expenses, are for capital expenditures, net contributions to the merchandise and perpetual care trust funds, debt service and cash distributions. In general, as part of its operating strategy, the Partnership expects to fund:

•	working capital deficits through cash generated from operations, additional borrowings, and sales of underperforming properties;

•

expansion capital expenditures, net contributions to the merchandise and perpetual care trust funds and debt service obligations through available cash, cash generated from operations, additional borrowings or asset sales. Amounts contributed to the merchandise trust funds will be withdrawn at the time of the delivery of the product or service sold to which the contribution relates (see “Summary of Significant Accounting Policies” section below regarding revenue recognition), which will reduce the amount of additional borrowings or asset sales needed; and

•

any cash distributions the Partnership is permitted and determines to pay in accordance with its partnership agreement and maintenance capital expenditures through available cash and cash flows from operating activities.

While the Partnership relies heavily on its cash flows from operating activities and borrowings under its credit facility to execute its operational strategy and meet its financial commitments and other short-term financial needs, the Partnership cannot be certain that sufficient capital will be generated through operations or available to the Partnership to the extent required and on acceptable terms. Moreover, although the Partnership’s cash flows from operating activities have been positive, the Partnership has experienced negative financial trends which, when considered in the aggregate, raise substantial doubt about the Partnership’s ability to continue as a going concern. These negative financial trends include:

•

the Partnership has continued to incur net losses for the years ended December 31, 2018 and 2017 and has an accumulated deficit as of December 31, 2018, due to an increased competitive environment, an increase in professional fees and compliance costs and an increase in consulting fees associated with the Partnership’s adoption and implementation of the Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers incurred in the year ended December 31, 2018 and 2017;

•

decline in billings coupled with the increase in professional, compliance and consulting expenses, tightened the Partnership’s liquidity position and increased reliance on long-term financial obligations, which, in turn, eliminated the Partnership’s ability to pay distributions;

•

the Partnership’s failure to comply with certain debt covenants required by the Partnership’s credit facility due to the Partnership’s inability to complete a timely filing of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as exceeding of the maximum consolidated leverage ratio financial covenant for the quarters ended December 31, 2017 and March 31, 2018, exceeding the maximum consolidated secured net leverage ratio financial covenant for the periods ended June 30, 2018, September 30, 2018 and December 31, 2018 and not being able to achieve the minimum consolidated fixed charge coverage ratio for the periods ended June 30, 2018, September 30, 2018 and December 31, 2018. As further disclosed in the credit facility subsection in Note 10 Long-Term Debt, these failures constituted defaults that the Partnership’s lenders agreed to waive; and

•

the provision for ticking fees assessed on the amount of outstanding loans made under the Tranche A Revolving Credit Facility (the “Tranche A Revolving Loans”) and payable to the Tranche A Revolving Lenders (i) in-kind, by increasing the outstanding principal amount of such Lender’s Tranche A Revolving Loans (“PIK”) or (ii) in cash in the following amounts and on the following dates:

•	3.00% on July 1, 2019, of which (x) 2.00% shall PIK and (y) 1.00% shall be payable in cash, unless Required Lenders agree to PIK;

•	1.00% on August 1, 2019, payable in cash, unless the Required Lenders agree to PIK;

•	1.00% on September 1, 2019, payable in cash, unless the Required Lenders agree to PIK; and

•	1.00% on October 1, 2019, PIK;

During 2018 and to date in 2019, the Partnership has implemented (and will continue to implement) various actions to improve profitability and cash flows to fund operations. A summary of these actions is as follows:

•

continue to manage recurring operating expenses and seek to limit non-recurring operating expenses over the next twelve-month period, which includes the January 2019 Restructuring actions as further discussed in Note 19 Subsequent Events;

•

the Partnership engaged a financial advisor to advise the Partnership in the arrangement of the refinancing in full of the obligations with respect to the Tranche A Revolving Credit Facility including debt and equity financing vehicles, however, at this time the Partnership has no commitments to obtain any additional funds, and there can be no such assurance such funds will be available on acceptable terms or at all;

•	complete sales of certain assets and businesses to provide supplemental liquidity; and

•

for the reasons disclosed above, the Partnership was not in compliance with certain of its amended credit facility covenants as of December 31, 2017, March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018. These failures constituted defaults that the lenders agreed to waive pursuant to the Sixth Amendment and Waiver, the Seventh Amendment and Waiver and the Eighth Amendment and Waiver to the Partnership’s credit facility on June 12, 2018, July 13, 2018 and February 4, 2019, respectively, as disclosed in the credit facility subsection in Note 10 Long-Term Debt and in Note 19 Subsequent Events. Moreover, based on the Partnership’s forecasted operating performance, cash flows and projected plans to file financial statements on a timely basis consistent with the debt covenants, the Partnership does not believe it is probable that the Partnership will further breach the covenants under its amended credit facility for the next twelve-month period. However, there is no certainty that the Partnership’s actual operating performance and cash flows will not be substantially different from forecasted results, and no certainty the Partnership will not need further amendments to its credit facility in the future. Factors that could impact the significant assumptions used by the Partnership in assessing its ability to satisfy its financial covenants include the following:

•	operating performance not meeting reasonably expected forecasts;

•	failing to generate profitable sales;

•	investments in the Partnership’s trust funds experiencing significant declines due to factors outside its control;

•	being unable to compete successfully with other cemeteries and funeral homes in the Partnership’s markets;

•	the number of deaths in the Partnership’s markets declining; and

•	the mix of funeral and cemetery revenues between burials and cremations.

If the Partnership’s planned and implemented actions are not completed and cash savings realized and the Partnership fails to improve its operating performance and cash flows, or the Partnership is not able to comply with the covenants under its amended credit facility, the Partnership may be forced to limit its business activities, implement further modifications to its operations, further amend its credit facility and/or seek other sources of capital, and the Partnership may be unable to continue as a going concern. Additionally, a failure to generate additional liquidity could negatively impact the Partnership’s access to inventory or services that are important to the operation of the Partnership’s business. Given the Partnership’s level of cash and cash equivalents, to preserve capital resources and liquidity, the Board of Directors of the General Partner concluded that it was not in the best interest of unitholders to pay distributions to unitholders after the first quarter of 2017. In addition, the Partnership’s revolving credit facility prohibits the Partnership from making distributions to unitholders. Any of these events may have a material adverse effect on the Partnership’s results of operations and financial condition. The ability of the Partnership to meets its obligations at December 31, 2018, and to continue as a going concern is dependent upon achieving the action plans noted above. The consolidated financial statements for the year ended December 31, 2018 were prepared on the basis of a going concern which contemplates that the Partnership will be able to realize assets and discharge liabilities in the normal course of business. Accordingly, they do not give effect to adjustments, if any, that would be necessary should the Partnership be required to liquidate its assets. The ability of the Partnership to meet its obligations at December 31, 2018, and to continue as a going concern is dependent upon the availability of a refinancing in full of the obligations with respect to the Tranche A Revolving Credit Facility, continued ability to manage expenses and increased sales. As such, the consolidated financial statements included in this Annual Report on Form 10-K do not include any adjustments that might result from the outcome of these uncertainties.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Partnership’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, as well as the reported amounts of revenue and expense during the reporting periods. The Partnership’s consolidated financial statements are based on a number of significant estimates, including revenue and expense accruals, depreciation and amortization, merchandise trust and perpetual care trust asset valuation, allowance for cancellations, unit-based compensation, deferred revenues, deferred merchandise trust investment earnings, deferred selling and obtaining costs, assets and liabilities obtained through business combinations, income taxes, hurricane-related losses and goodwill including any interim assessment for impairment. As a result, actual results could differ from those estimates.

Revenues

The Partnership’s revenues are derived from contracts with customers through sale and delivery of death care products and services. Primary sources of revenue are derived from (1) cemetery and funeral home operations generated both at the time of death (“at-need”) and prior to the time of death (“pre-need”), classified on the Statements of Operations as Interments, Merchandise and Services and (2) investment income which includes income earned on assets maintained in perpetual care and merchandise trusts related to sales of cemetery and funeral home merchandise and services occurring prior to the time of death and required to be maintained in the trust by state law as well as interest earned on pre-need installment contracts. Investment income is presented within Investment and other for Cemetery revenue and Services for Funeral home revenue

Cemetery and Funeral Home Operations

Revenue is measured based on the consideration specified in a contract with a customer, and is net of any sales incentives and amounts collected on behalf of third parties. Pre-need contracts are price guaranteed, providing for future merchandise and services at prices prevailing when the agreements are signed. The Partnership recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer.

Sales taxes assessed by a governmental authority are excluded from revenue.

Any shipping and handling costs that are incurred after control over a product has transferred to a customer are accounted for as a fulfillment cost and are included in cost of goods sold.

Investment income is earned on certain payments received from the customer on pre-need contracts, which are required by law to be deposited into the merchandise and service trusts. Amounts are withdrawn from the merchandise trusts when the Partnership fulfills the performance obligations. Earnings on these trust funds, which are specifically identifiable for each performance obligation, are also included in total transaction price. Pre-need contracts are generally subject to financing arrangements on an installment basis, with a contractual term not to exceed 60 months. Interest income is recognized utilizing the effective interest method. For those contracts that do not bear a market rate of interest, the Partnership imputes such interest based upon the prime rate at the time of origination plus 375 basis points in order to segregate the principal and interest component of the total contract value. The Partnership has elected to not adjust the transaction price for the effects of a significant financing component for contracts that have payment terms under one year.

At the time of a non-cancellable pre-need sale, the Partnership records an account receivable in an amount equal to the total contract value less unearned finance income and any cash deposit paid. The revenue from both the sales and interest income from trusted funds are deferred until the merchandise is delivered or the services are performed. For a sale in a cancellable state, an account receivable is only recorded to the extent control has transferred to the customer for interment rights, merchandise or services for which the Partnership has not collected cash. The amounts collected from customers in states in which pre-need contracts are cancellable may be subject to refund provisions. The Partnership estimates the fair value of its refund obligation under such contracts on a quarterly basis and records such obligations within the other long-term liabilities line item on its Condensed Consolidated Balance Sheet.

Nature of Goods and Services

The following is a description of the principal activities, separated by reportable segments, from which the Partnership generates its revenue. As discussed more fully in Note 18 Segment Information, the Partnership operates two reportable segments: Cemetery Operations and Funeral Home Operations.

Cemetery Operations

The Cemetery Operations segment principally generates revenue from (1) providing rights to inter remains in a specific cemetery property inventory space such as burial lots and constructed mausoleum crypts (“Interments”), (2) sales of cemetery merchandise which includes markers (i.e., method of identifying a deceased person in a burial space, crypt or niche), base (i.e., the substrate upon which a marker is placed), vault (i.e., a container installed in the burial lot in which the casket is placed), caskets, cremation niches and other cemetery related items (“Merchandise”) and (3) service revenues, including opening and closing (“O&C”), a service of digging and refilling burial spaces to install the burial vault and place the casket into the vault, cremation services and fees for installation of cemetery merchandise (“Services”). Products and services may be sold separately or in packages. For packages, the Partnership accounts for individual products and services separately as they are distinct (i.e., the product or service is separately identifiable from other items in the package and the customer can benefit from it on its own or with other resources that are readily available to the customer). The consideration (including any discounts) is allocated among separate products and services in a package based on their relative stand-alone selling prices. The stand-alone selling price is determined by management based upon local market conditions and reasonable ranges for both merchandise and services which is the best estimate of the stand-alone price. For items that are not sold separately (e.g., second interment rights), the Partnership estimates stand-alone selling prices using the best estimate of market value. The Partnership estimated the stand-alone selling price using inputs such as average selling price and list price broken down by each geographic location. Additionally the Partnership considered typical sales promotions that could have impacted the stand-alone selling price estimates.

Interments revenue is recognized when control transfers, which is when the property is available for use by the customer. For pre-construction mausoleum contracts, the Partnership will only recognize revenue once the property is constructed and the customer has obtained substantially all of the remaining benefits of the property. Sales taxes collected are recognized on a net basis in our condensed consolidated financial statements.

Merchandise revenue and deferred investment earnings on merchandise trusts are recognized when a customer obtains control of the product. This usually occurs when the customer takes possession of the product (title has transferred to the customer and the merchandise is either installed or stored, at the direction of the customer, at the vendor’s warehouse or a third-party warehouse at no additional cost to the Partnership). The amount of revenue recognized is adjusted for expected refunds, which are estimated based on applicable law, general business practices and historical experience observed specific to the respective performance obligation. The estimate of the refund obligation is reevaluated on a quarterly basis. In addition, we are entitled to retain, in certain jurisdictions, a portion of collected customer payments when a customer cancels a pre-need contract; these amounts are also recognized in revenue at the time the contract is cancelled.

Service revenue is recognized when the services are performed and the performance obligation is thereby satisfied.

The cost of goods sold related to merchandise and services reflects the actual cost of purchasing products and performing services and the value of cemetery property depleted through the recognized sales of interment rights. The costs related to the sales of lots and crypts are determined systematically using a specific identification method under which the total value of the underlying cemetery property and the lots available to be sold at the location are used to determine the cost per lot.

Funeral Home Operations

Our Funeral Home Operations segment principally generates revenue from (1) sales of funeral home merchandise which includes caskets and other funeral related items (“Merchandise”) and (2) service revenues, including services such as family consultation, the removal of and preparation of remains and the use of funeral home facilities for visitation and services of remembrance (“Services”). Our funeral home operations also include revenues related to the sale of term and whole life insurance on an agency basis, in which we earn a commission from the sales of these policies. Insurance commission revenue is reported within service revenues. Products and services may be sold separately or in packages. For packages, the Partnership accounts for individual products and services separately as they are distinct (i.e., the product or service is separately identifiable from other items in the package and the customer can benefit from it on its own or with other resources that are readily available to the customer). The consideration (including any discounts) is allocated among separate products and services based on their relative stand-alone selling prices. The relative stand-alone selling price is determined by management’s best estimate of the stand-alone price based upon the list price at each location. Funeral Home Operations primarily generate revenues from at-need sales.

Merchandise revenue is recognized when a customer obtains control of the product. This usually occurs when the customer takes possession of the product (title has transferred to the customer and the merchandise is either installed or stored, at the direction of the customer, at the vendor’s warehouse or a third-party warehouse). The amount of revenue recognized is adjusted for expected refunds, which are estimated based on applicable law, general business practices and historical experience observed specific to the respective performance obligations. The estimate of the refund obligation is reevaluated on a quarterly basis.

Service revenue is recognized when the services are performed and the performance obligation is thereby satisfied.

Costs related to the delivery or performance of merchandise and services are charged to expense when merchandise is delivered or services are performed.

Deferred Selling and Obtaining Costs

The Partnership defers certain costs (i.e., commissions and bonuses) that are incremental to obtaining pre-need cemetery and funeral contracts. The Partnership calculates the deferred selling costs asset by dividing total deferred selling and obtaining expenses by total deferrable revenues and multiplying such percentage by the periodic change in gross deferred revenues. Such costs are recognized when the associated performance obligation is fulfilled based upon the net change in deferred revenues. All other selling costs are expensed as incurred. Additionally, the Partnership has elected the practical expedient of not recognizing incremental costs to obtain as incurred when the amortization period otherwise would have been one year or less.

As of December 31, 2018, we had $112.7 million in deferred incremental direct selling costs included in Deferred charges and other assets. These deferred costs are classified as long-term on our Condensed Consolidated Balance Sheet because the Partnership does not control the timing of the delivery of the merchandise or performance of the services as they are generally provided at the time of need. During the year ended December 31, 2018, the Partnership recognized $4.8 million from deferred incremental direct selling costs.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments purchased with an original maturity of three months or less from the time they are acquired to be cash equivalents.

Accounts Receivable, Net of Allowance

The Partnership sells pre-need cemetery contracts whereby the customer enters into arrangements for future merchandise and services prior to the time of need. These sales are usually made using interest-bearing installment contracts not to exceed 60 months. The interest income is recorded as revenue when the interest amount is considered realizable and collectible, which typically coincides with cash payment. Interest income is not recognized until payments are collected in accordance with the contract. At the time of a pre-need sale, the Partnership records an account receivable in an amount equal to the total contract value less unearned finance income and any cash deposit paid, net of an estimated allowance for customer cancellations. The Partnership recognizes an allowance for cancellation of these receivables based upon its historical experience, which is recorded as a reduction in accounts receivable and a corresponding offset to deferred revenues. The Partnership recognizes an allowance for cancellation of receivables related to recognized contracts as an offset to revenue.

Management evaluates customer receivables for impairment based upon its historical experience, including the age of the receivables and the customers’ payment histories.

Assets Held for Sale

We classify our assets or entities as held for sale in the period in which all of the following criteria are met:

•	management, having the authority to approve the action, commits to a plan to sell the asset or entity;

•	the asset or entity is available for immediate sale in its present condition;

•	an active program to locate a buyer and other actions required to complete the plan to sell have been initiated;

•	the sale is probable and transfer is expected to be completed within one year;

•	the asset or entity is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and

•	actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

When the disposals of an entity or components of an entity that are classified as held for sale represent a strategic shift that has, or will have, a major effect on an entity’s operations and financial results, we account for such disposals as discontinued operations. Otherwise, when the held for sale criteria is met but the disposal does not meet the criteria to be treated as discontinued operations, the assets or disposal group are reclassified from the corresponding balance sheet line items to held for sale. Assets classified as held for sale are carried at the lower of cost or market, with any gain or loss recorded in “Other losses, net” in the condensed consolidated statement of operations.

The Partnership classified certain assets of two cemeteries and two funeral homes at December 31, 2018 and two cemeteries and three funeral homes at December 31, 2017 as held for sale. The contributions of revenues and earnings by these assets in 2018 and 2017 were not material. Assets held for sale consisted of the following at the date indicated (in thousands):

	2018	2017
Cemetery property	$350	$128
Buildings and improvements	407	718
Funeral home land	—	170

Assets held for sale	$757	$1,016

Cemetery Property

Cemetery property consists of developed and undeveloped cemetery land, constructed mausoleum crypts and lawn crypts and other cemetery property. Cemetery property is stated at cost or, upon acquisition of a business, at the fair value of the assets acquired.

Property and Equipment

Property and equipment is stated at cost or, upon acquisition of a business, at the fair value of the assets acquired and depreciated on a straight-line basis. Maintenance and repairs are charged to expense as incurred, whereas additions and major replacements are capitalized and depreciation is recorded over their estimated useful lives as follows:

Buildings and improvements	10 to 40 years
Furniture and equipment	3 to 10 years
Leasehold improvements	over the shorter of the term of the lease or the life of the asset

Merchandise Trusts

Pursuant to state law, a portion of the proceeds from pre-need sales of merchandise and services is put into trust (the “merchandise trust”) until such time that the Partnership meets the requirements for releasing trust principal, which is generally delivery of merchandise or performance of services. All investment earnings generated by the assets in the merchandise trusts (including realized gains and losses) are deferred until the associated merchandise is delivered or the services are performed (see Note 7).

Perpetual Care Trusts

Pursuant to state law, a portion of the proceeds from the sale of cemetery property is required to be paid into perpetual care trusts. The perpetual care trust principal does not belong to the Partnership and must remain in this trust in perpetuity, while interest and dividends may be released and used to defray cemetery maintenance costs, which are expensed as incurred. The Partnership consolidates the trust into its financial statements because the trust is considered a variable interest entity for which the Partnership is the primary beneficiary. Earnings from the perpetual care trusts are recognized in current cemetery revenues (see Note 8).

Fair Value Measurements

The Partnership measures the available-for-sale securities held by its merchandise and perpetual care trusts at fair value on a recurring basis. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Partnership utilizes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of the asset or liability as of the measurement date. The three levels are defined as follows:

•	Level 1—inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

•

Level 2—inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

•	Level 3—inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The categorization of the asset or liability within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. For additional disclosures for all of our available-for-sale securities, see Note 7 and Note 8.

Inventories

Inventories are classified within other current assets on the Partnership’s consolidated balance sheets and include cemetery and funeral home merchandise valued at the lower of cost or net realizable value. Cost is determined primarily on a specific identification basis using a first-in, first-out method. Inventories were approximately $7.5 million and $12.1 million at December 31, 2018 and 2017, respectively. Refer to Note 3 Impairment and Other Losses, for further information regarding impairment of inventories.

Impairment of Long-Lived Assets

The Partnership monitors the recoverability of long-lived assets, including cemetery property, property and equipment and other assets, based on estimates using factors such as current market value, future asset utilization, business and regulatory climate and future undiscounted cash flows expected to result from the use of the related assets, at a location level. The Partnership’s policy is to evaluate an asset for impairment when events or circumstances indicate that a long-lived asset’s carrying value may not be recovered. An impairment charge is recorded to write-down the asset to its fair value if the sum of future undiscounted cash flows is less than the carrying value of the asset.

Other-Than-Temporary Impairment of Trust Assets

The Partnership determines whether or not the impairment of a fixed maturity debt security is other-than-temporary by evaluating each of the following:

•	Whether it is the Partnership’s intent to sell the security. If there is intent to sell, the impairment is considered to be other-than-temporary.

•

If there is no intent to sell, the Partnership evaluates if it is not more likely than not that it will be required to sell the debt security before its anticipated recovery. If the Partnership determines that it is more likely than not that it will be required to sell an impaired investment before its anticipated recovery, the impairment is considered to be other-than-temporary.

The Partnership further evaluates whether or not all assets in the trusts have other-than-temporary impairments based upon a number of criteria including the severity of the impairment, length of time a security has been in a loss position, changes in market conditions and concerns related to the specific issuer.

If an impairment is considered to be other-than-temporary, the cost basis of the security is adjusted downward to its fair value.

For assets held in the perpetual care trusts, any reduction in the cost basis due to an other-than-temporary impairment is offset with an equal and opposite reduction in the perpetual care trust corpus and has no impact on earnings.

For assets held in the merchandise trusts, any reduction in the cost basis due to an other-than-temporary impairment is recorded in deferred revenue.

Goodwill

The Partnership tests goodwill for impairment at least annually or if impairment indicators arise by comparing its reporting units’ estimated fair values to carrying values. Because quoted market prices for the reporting units are not available, the Partnership’s management must apply judgment in determining the estimated fair value of these reporting units.

The Partnership’s management uses all available information to make these fair value determinations, including the present values of expected future cash flows using discount rates commensurate with the risks involved in the Partnership’s assets and the available market data of the industry group. A key component of these fair value determinations is a reconciliation of the sum of the fair value calculations to the Partnership’s market capitalization. The observed market prices of individual trades of an entity’s equity securities (and thus its computed market capitalization) may not be representative of the fair value of the entity as a whole. Management will continue to evaluate goodwill at least annually, or more frequently if events or circumstances indicate that the carrying value of a reporting unit exceeds its fair value.

In the fourth quarter of 2017, the Partnership early adopted ASU 2017-04, Intangibles-Goodwill and Other (Topic 350) which simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Instead, impairment is defined as the amount by which the carrying value of the reporting unit exceeds its fair value, up to the total amount of goodwill. Additionally, during the fourth quarter of 2018, we changed our annual goodwill impairment test date from December 31 st to October 1 st, which necessitated completing a test as of October 1, 2018 so that no more than 12 months elapsed between annual tests.

Intangible Assets

The Partnership has other acquired intangible assets, most of which have been recognized as a result of acquisitions and long-term lease, management and operating agreements. The Partnership amortizes these intangible assets over their estimated useful lives and periodically tests them for impairment.

Accounts Payable and Accrued Liabilities

The Partnership records liabilities for expenses incurred related to the current period in accounts payable and accrued liabilities on the Partnership’s consolidated balance sheets. At December 31, 2018 and 2017, accounts payable and accrued liabilities was comprised of accounts payable of $29.8 million and $18.5 million, respectively, accrued expenses of $21.7 million and $15.9 million, respectively, benefits and payroll liabilities of $6.9 million and $5.7 million, respectively, and tax liabilities of $3.1 million and $2.9 million, respectively. The $5.6 million increase in accrued expenses related to professional fee expenses.

Deferred Revenues

Revenues from the sale of services and merchandise as well as any investment income from the merchandise trusts is deferred until such time that the services are performed or the merchandise is delivered.

In addition to amounts deferred on new contracts and investment income and unrealized gains on our merchandise trusts, deferred revenues include deferred revenues from pre-need sales that were entered into by entities prior to the Partnership’s acquisition of those entities or the assets of those entities. The Partnership provides for a profit margin for these deferred revenues to account for the projected future costs of delivering products and providing services on pre-need contracts that the Partnership acquired through acquisition. These revenues and their associated costs are recognized when the related merchandise is delivered or services are performed and are presented on a gross basis on the consolidated statements of operations.

Income Taxes

The Partnership is not subject to U.S. federal and most state income taxes. The partners of the Partnership are liable for income tax in regard to their distributive share of the Partnership’s taxable income. Such taxable income may vary substantially from net income reported in the accompanying consolidated financial statements. Certain corporate subsidiaries are subject to federal and state income tax. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Partnership records a valuation allowance against its deferred tax assets if it deems that it is more likely than not that some portion or all of the recorded deferred tax assets will not be realizable in future periods.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law. The Tax Act made broad and complex changes to the U.S. tax code by, among other things, reducing the federal corporate income tax rate, creating a new limitation on deductible interest expense, creating bonus depreciation that will allow for full expensing on qualified property, changing the lives of post-2017 net operating loss carryovers and imposing limitations on deductibility of certain executive compensation.

Net Loss per Common Unit

Basic net income (loss) attributable to common limited partners per unit is computed by dividing net income (loss) attributable to common limited partners, which is determined after the deduction of the general partner’s interest, by the weighted average number of common limited partner units outstanding during the period. Net income (loss) attributable to common limited partners is determined by deducting net income (loss) attributable to participating securities, if applicable, and net income (loss) attributable to the general partner’s units. The general partner’s interest in net income (loss) is calculated on a quarterly basis based upon its units and incentive distributions to be distributed for the quarter, with a priority allocation of net income to the general partner’s incentive distributions, if any, in accordance with the partnership agreement, and the remaining net income (loss) allocated with respect to the general partner’s and limited partners’ ownership interests.

The Partnership presents net income (loss) per unit under the two-class method for master limited partnerships, which considers whether the incentive distributions of a master limited partnership represent a participating security when considered in the calculation of earnings per unit under the two-class method. The two-class method considers whether the partnership agreement contains any contractual limitations concerning distributions to the incentive distribution rights that would impact the amount of earnings to allocate to the incentive distribution rights for each reporting period. If distributions are contractually limited to the incentive distribution rights’ share of currently designated available cash for distributions as defined under the partnership agreement, undistributed earnings in excess of available cash should not be allocated to the incentive distribution rights. Under the two-class method, management of the Partnership believes the partnership agreement contractually limits cash distributions to available cash; therefore, undistributed earnings in excess of available cash are not allocated to the incentive distribution rights.

The following is a reconciliation of net income (loss) allocated to the common limited partners for purposes of calculating net income (loss) attributable to common limited partners per unit (in thousands):

	Years Ended December 31,
	2018	2017
Net loss	$(72,699)	$(75,158)
Less: Incentive distribution right (“IDR”) payments to general partner	—	—

Net loss to allocate to general and limited partners	(72,699)	(75,158)
General partner’s interest excluding IDRs	(757)	(782)

Net loss attributable to common limited partners	$(71,942)	$(74,376)

Diluted net income (loss) attributable to common limited partners per unit is calculated by dividing net income (loss) attributable to common limited partners, less income allocable to participating securities, by the sum of the weighted average number of common limited partner units outstanding and the dilutive effect of unit awards, as calculated by the treasury stock or if converted methods, as applicable. These awards consist of common units that are contingently issuable upon the satisfaction of certain vesting conditions and common units issuable upon the exercise of certain unit appreciation rights awards under the terms of the Partnership’s long-term incentive plans (see Note 13).

The following table sets forth the reconciliation of the Partnership’s weighted average number of common limited partner units used to compute basic net income (loss) attributable to common limited partners per unit with those used to compute diluted net income (loss) attributable to common limited partners per unit (in thousands):

	Years Ended December 31,
	2018	2017
Weighted average number of common limited partner units—basic	37,959	37,948
Add effect of dilutive incentive awards (1)	—	—

Weighted average number of common limited partner units—diluted	37,959	37,948

(1)

The diluted weighted average number of limited partners’ units outstanding presented on the consolidated statement of operations does not include 1,333,572 units and 289,937 units for the years ended December 31, 2018 and 2017, respectively, as their effects would be anti-dilutive.

Recently Issued Accounting Standard Updates - Adopted in the Current Period

Revenue

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). ASU No. 2014-09 outlines a single comprehensive model for companies to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. In addition, these updates enhance the disclosure requirements relating to revenue recognition and related cash flows. Additionally, the new revenue standard (“ASC 606”) requires the deferral of incremental direct selling costs to the period in which the related revenue is recognized. ASC 606, the new revenue standard, was effective for annual reporting periods (including interim reporting periods within those periods) beginning January 1, 2018.

The Partnership adopted the new revenue standard as of January 1, 2018 using the modified retrospective method and applying the new standard to all contracts with customers. Therefore, the comparative financial information has not been restated and continues to be reported under the accounting standards in effect that period. The Partnership elected to aggregate the effects of all contract modifications that occurred prior to the date of adoption when (i) identifying the satisfied and unsatisfied performance obligations, (ii) determining the transaction price and (iii) allocating the transaction price to the satisfied and unsatisfied performance obligations, rather than retrospectively restating the contracts for those modifications.

The new revenue standard, as amended, requires that we recognize revenue in the amount to which we expect to be entitled for delivery of promised goods and services to our customers. The new revenue standard also resulted in enhanced revenue-related disclosures, including any significant judgments and changes in judgments. Additionally, the new revenue standard requires the deferral of incremental direct selling costs to the period in which the related revenue is recognized.

The standard primarily impacts the manner in which we recognize (a) certain nonrefundable up-front fees and (b) incremental costs to acquire pre-need and at-need contracts (i.e., selling costs). The nonrefundable fees will be deferred and recognized as revenue when the underlying goods and services are delivered to the customer. The incremental direct selling costs will be deferred and recognized by specific identification upon the delivery of the underlying goods and services. The Partnership recorded a total net impact of $28.1 million decrease to the opening balance sheet of partners’ capital which was comprised of the adjustment to deferred revenue, the adjustment to deferred selling expense, establishment of the refund liability and the corresponding tax impact. Further, under the new revenue standard, the amounts due from customers for unfulfilled performance obligations on cancellable pre-need contracts may only be recognized to the extent that control has transferred to the customer for interments, merchandise or services for which the Partnership has not collected cash. Accordingly, we reclassified approximately $11.4 million of accounts receivable, net of allowance and $14.1 million of long-term receivables, net of allowance for a total of $25.5 million for unfulfilled performance obligations on cancelable preneed contracts to deferred revenue, net. As a result of adoption of the new revenue standard, we have also eliminated our previous cancellation reserve on these performance obligations in the amount of $12.9 million, which resulted in an increase in deferred revenue and accounts receivable.

As noted above, due to the adoption of ASC 606, the Partnership recorded a $6.4 million decrease to the opening balance of partners’ capital primarily related to the timing of the recognition of nonrefundable upfront fees partially offset by an increase to the opening balance of partners’ capital due to the timing of revenue recognition for interment rights which are now recognized when the property is available for use by the customer.

The Partnership recorded an $18.6 million decrease to the opening balance of partners’ capital due to the write-down of certain recoverable selling and obtaining costs that were determined not to be incremental costs to acquire under ASC 606.

In addition, the Partnership established a $2.1 million reserve representing the fair value of the refund obligation that may arise due to state law provisions that include a guarantee of customer funds collected on unfulfilled performance obligations and maintained in trust, which may be refundable due to the exercise of customer cancellation rights. As a result, the Partnership recorded a $3.5 million decrease to the opening balance of partners’ capital and an increase in Other Long-Term Liabilities.

Additionally, the Partnership recognized a tax benefit of $0.4 million as a result of adoption, which was an increase to the opening balance of partners’ capital.

The information presented for the period prior to January 1, 2018 has not been restated and is reported under FASB ASC 605.

The cumulative effect of adopting the new revenue standard impacted the Partnership’s consolidated January 1, 2018 balance sheet as follows (in thousands):

Balance Sheet	Balance as of December 31, 2017	Impact of Adoption of FASB ASC 606	Balance as of January 1, 2018
Assets
Current Assets:
Cash and cash equivalents	$6,821	$—	$6,821
Accounts receivable, net of allowance	79,116	(6,122)	72,994
Prepaid expenses	4,580	—	4,580
Assets held for sale	1,016	—	1,016
Other current assets	21,453	—	21,453

Total current assets	112,986	(6,122)	106,864
Long-term accounts receivable - net of allowance	105,935	(6,527)	99,408
Cemetery property	333,404	(2,020)	331,384
Property and equipment, net of accumulated depreciation	114,090	—	114,090
Merchandise trusts, restricted, at fair value	515,456	—	515,456
Perpetual care trusts, restricted, at fair value	339,928	—	339,928
Deferred selling and obtaining costs	126,398	(18,557)	107,841
Deferred tax assets	84	7	91
Goodwill	24,862	—	24,862
Intangible assets	63,244	—	63,244
Other assets	19,695	—	19,695

Total assets	$1,756,082	$(33,219)	$1,722,863

Liabilities and partners’ capital
Current liabilities
Accounts payable and accrued liabilities	$43,023	$1,329	$44,352
Accrued interest	1,781	—	1,781
Current portion, long-term debt	1,002	—	1,002

Total current liabilities	45,806	1,329	47,135
Long-term debt, net of deferred financing costs	317,693	—	317,693
Deferred revenues, net	912,626	(9,558)	903,068
Deferred tax liabilities	9,638	(367)	9,271
Perpetual care trust corpus	339,928	—	339,928
Other long term liabilities	38,695	3,474	42,169

Total liabilities	1,664,386	(5,122)	1,659,264

Partners’ capital
General partner	(2,959)	(292)	(3,251)
Common partner	94,655	(27,805)	66,850

Total partners’ equity	91,696	(28,097)	63,599

Total liabilities and partners’ equity	$1,756,082	$(33,219)	$1,722,863

In accordance with FASB ASC 606 under the modified retrospective approach, the Partnership is required to disclose the impact of the new revenue standard by comparing the results of the current reporting period under FASB ASC 605. The impact of adopting ASC 606 on the Partnership’s condensed consolidated statement of operations for the year ended December 31, 2018 is as follows:

	Year Ended December 31, 2018
Statement of Operations	As Reported Under FASB ASC 606	Balances if Reported Under FASB ASC 605	Impact of Adoption
Revenues:
Cemetery:
Interments	$76,902	$69,111	$7,791
Merchandise	75,412	69,578	5,834
Services	67,278	68,642	(1,364)
Investment and other	42,343	53,787	(11,444)
Funeral home:
Merchandise	25,652	25,540	112
Services	28,539	28,998	(459)

Total revenues	$316,126	$315,656	$470

Costs and Expenses:
Cost of goods sold	$54,647	$55,934	$(1,287)
Cemetery expenses	78,708	78,708	—
Selling expense	62,538	60,763	1,775
General and administrative expense	43,081	42,720	361
Corporate overhead	53,281	53,281	—
Depreciation and amortization	11,736	11,736	—
Funeral home expenses:
Merchandise	6,579	6,579	—
Services	22,159	22,201	(42)
Other	15,787	15,755	32

Total costs and expenses	$348,516	$347,677	$839

Gain on acquisitions and divestitures	$691	$691
Other losses, net	(12,195)	(12,195)	—
Interest expense	(30,602)	(30,602)	—

Loss before income taxes	(74,496)	(74,127)	(369)
Income tax benefit (expense)	1,797	1,314	483

Net loss	$(72,699)	$(72,813)	$114

The impact of the adoption on the December 31, 2018 balance sheet was not material. The cumulative impact of the adoption on the statement of cash flows only impacted certain line items in cash flows from operating activities. Total net cash provided by operating activities did not change as a result of the adoption. The decreased net loss of $0.1 million for the year ended December 31, 2018, respectively, was offset by changes in costs of lots sold, provision for bad debt, and changes in the balances of accounts receivable, deferred selling and obtaining cost, deferred revenues and deferred taxes, net.

Financial Instruments

In the first quarter of 2016, the FASB issued Update No. 2016-01, Financial Instruments (Subtopic 825-10) (“ASU 2016-01”). The core principle of ASU 2016-01 is that all equity investments should be measured at fair value with changes in the fair value recognized through operations. The amendment was effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early application was not permitted for the key aspects of the amendment. The adoption of ASU 2016-01 on January 1, 2018 did not have a material impact on the Partnership’s financial position, results of operations and related disclosures. These changes in fair value will be offset by a corresponding change in deferred merchandise trust gains (losses) within “Deferred revenues, net” and in “Perpetual care trust corpus” on the Partnership’s condensed consolidated balance sheet.

In the first quarter of 2018, the FASB issued Update No. 2018-03, Technical Corrections and Improvements to Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2018-03”). The amendments clarify certain aspects of the guidance in Update 2016-01. The adoption of ASU 2018-03 on January 1, 2018 did not have a material impact on the Partnership’s financial position, results of operations and related disclosures.

Cash Flows

In the third quarter of 2016, the FASB issued Update No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). The core principle of ASU 2016-15 is to provide cash flow statement classification guidance. The amendment was effective for annual reporting periods beginning after December 15, 2017, including interim periods within those fiscal years. The adoption of this standard on January 1, 2018 did not have a material impact on the Partnership’s financial position, results of operations and related disclosures.

In the fourth quarter of 2016, the FASB issued Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”). The core principle of ASU 2016-18 is to provide guidance on the presentation of restricted cash or restricted cash equivalents in the statement of cash flows. The amendment was effective for annual reporting periods beginning after December 15, 2017, including interim periods within those fiscal years. The adoption of this standard on January 1, 2018 did not have a material impact on the Partnership’s financial position, results of operations and related disclosures.

Business Combinations

In the first quarter of 2017, the FASB issued Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business. The amendments affect all companies and other reporting organizations that must determine whether they have acquired or sold a business. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The amendments are intended to help companies and other organizations evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The amendments were effective for annual periods beginning after December 15, 2017, including interim periods within those periods. The adoption of this standard on January 1, 2018 did not have a material impact on the Partnership’s financial position, results of operations and related disclosures.

Income Taxes

In the first quarter of 2018, the FASB issued Update No. 2018-05, Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (“ASU 2018-05”). The amendments in this update added various SEC paragraphs pursuant to the issuance of SEC Staff Accounting Bulletin No. 118. The amendment was effective upon issuance. The adoption of ASU 2018-05 on January 1, 2018, did not have a material impact on the Partnership’s financial position, results of operations and related disclosures.

Recently Issued Accounting Standard Updates - Not Yet Effective as of December 31, 2018

Presentation

In August 2018, the Securities and Exchange Commission (“SEC”) adopted the final rule under SEC Release No. 33-10532, Disclosure Update and Simplification, amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of shareholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of shareholders’ equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of comprehensive income is required to be filed. The final rule was effective on November 5, 2018, as such, the Partnership plans to use the new presentation of a condensed consolidated statement of shareholders’ equity within its interim financial statements beginning in its Form 10-Q for the quarter ending March 31, 2019. Other than the new presentation, the Partnership does not anticipate any material impact to its consolidated financial statements and related disclosures upon adoption.

Leases

In the first quarter of 2016, the FASB issued Update No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The core principle of ASU 2016-02 is that all leases create an asset and a liability for lessees and recognition of those lease assets and lease liabilities represents an improvement over previous GAAP, which did not require lease assets and lease liabilities to be recognized for most leases or disclosure of key information about leasing arrangements. In addition, the new standard offers specific accounting guidance for a lessee, a lessor, and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. This new standard will be effective for the Partnership on January 1, 2019.

In the first quarter of 2018, the FASB issued Update No. 2018-01, Leases (Topic 842): Land Easement Practical Expedient for Transition to Topic 842 (“ASU 2018-01”). The amendments in this update provide an optional transition practical expedient to not evaluate under Topic 842 existing or expired land easements that were not previously accounted for as leases under Topic 840, Leases. An entity that elects the practical expedient must evaluate new or modified land easements under Topic 842 beginning at the date that the entity adopts Topic 842. An entity that does not elect this practical expedient must evaluate all existing or expired land easements in connection with the adoption of the new lease requirements in Topic 842 to assess whether they meet the definition of a lease. The amendments in this Update affect the amendments in Update 2016-02, which are not yet effective but may be early adopted. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Update 2016-02. An entity that early adopted Topic 842 should apply the amendments in this Update upon issuance.

In July 2018, the FASB issued Update No. 2018-10 Codification Improvements to Topic 842, Leases (“ASU 2018-10”) and issued Update No. 2018-11 Leases (Topic 842) Targeted Improvements (“ASU 2018-11”). ASU 2018-10 provides certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 provides companies an option to apply the transition provisions of ASU 2016-02 at its adoption date instead of at the earliest comparative period presented in its financial statements and to provide lessors with a practical expedient to reduce the cost and complexity of implementing ASU 2016-02.

ASU 2016-02 provides for certain practical expedients when adopting the guidance. The Partnership plans to elect the package of practical expedients allowing the Partnership to not reassess whether any expired or existing contracts are, or contain, leases, the lease classification for any expired or existing leases or initial direct costs for any expired or existing leases. The Partnership does not plan to apply the hindsight practical expedient allowing the Partnership to use hindsight when determining the lease term (i.e., evaluating the Partnership’s option to renew or terminate the lease or to purchase the underlying asset) and assessing impairment of expired or existing leases. The Partnership plans to apply the land easements practical expedient allowing the Partnership to not assess whether any expired or existing land easements are, or contain, leases if they were not previously accounted for as leases under the existing leasing guidance. Instead, the Partnership will continue to apply its existing accounting policies to historical land easements. The Partnership elects to apply the short-term lease exception; therefore, the Partnership will not record a right-of-use asset or corresponding lease liability for leases with a term of twelve months or less and instead recognize a single lease cost allocated over the lease term, generally on a straight-line basis. The Partnership plans to elect the practical expedient to not separate lease components from non-lease components and instead account for both as a single lease component for all asset classes.

The Partnership plans to adopt this guidance in the first quarter of 2019 using the optional transition method. Consequently, the Partnership’s reporting for the comparative periods presented in the consolidated financial statements will continue to be in accordance with ASC Topic 840, Leases. The Partnership has reviewed its existing leases and has begun the implementation of a lease module that interfaces with our current general ledger system. This module will serve as our lease repository and ensure completeness of our lease population. The Partnership is completing our valuation of the right of use asset and lease liability based on the present value of the lease payments. The adoption of this guidance will result in the addition of right-of-use assets and corresponding lease obligations to the consolidated balance sheet and will not have a material impact on the Partnership’s results of operations or cash flows.

Credit Losses

In the second quarter of 2016, the FASB issued Update No. 2016-13, Credit Losses (Topic 326) (“ASU 2016-13”). The core principle of ASU 2016-13 is that all assets measured at amortized cost basis should be presented at the net amount expected to be collected using historical experience, current conditions and reasonable and supportable forecasts as a basis for credit loss estimates, instead of the probable initial recognition threshold used under current GAAP. The amendment is effective for annual reporting periods beginning after December 15, 2019. Early application is permitted. The Partnership plans to adopt the requirements of ASU 2016-13 upon its effective date of January 1, 2020, and is evaluating the potential impact of the adoption on its financial position, results of operations and related disclosures.

2.	ACQUISITIONS

On January 19, 2018, the Partnership acquired six cemetery properties in Wisconsin and their related assets, net of certain assumed liabilities, for cash consideration of $2.5 million, of which $0.8 million was paid at closing. These properties had been managed by the Partnership since August 2016. The Partnership has accounted for the purchase of these properties, which were not material individually or in the aggregate, under the acquisition method of accounting. The Partnership did not complete any acquisitions during the year ended December 31, 2017.

3.	IMPAIRMENT & OTHER LOSSES

Inventory

Merchandise is sold to both at-need and pre-need customers. Merchandise allocated to service pre-need contractual obligations is recorded at cost and managed and stored by the Partnership until the Partnership services the underlying customer contract.

Merchandise stored at certain locations may be exposed to changes in weather conditions. Primarily due to weather related deterioration over a number of years, the Partnership recorded inventory impairment charges of approximately $3.4 million for the year ended December 31, 2018. This impairment loss related to damaged and excess inventory and is included in cost of goods sold for the year ended December 31, 2018 in the accompanying consolidated statements of operations as this merchandise was utilized to fulfill the Partnership’s contractual obligations to at-need and pre-need customers.

Due to enhanced inventory control procedures implemented in late 2018, the Partnership determined that certain merchandise inventory allocated to pre-need customers had been damaged due to weather related deterioration occurring over a number of years or had otherwise been deemed impractical for use by management as a result of past operating practices relating to inventory. During the 2018, the Partnership recorded an estimated impairment loss of approximately $8.9 million related to this damaged and unusable merchandise. The impairment loss is included in other losses in the accompanying consolidated statement of operations for the year ended December 31, 2018. The loss recorded represents management’s best estimate. This impairment was based on estimates and assumptions that have been deemed reasonable by management and included percentages of merchandise deemed unusable. Management’s assessment process relied on estimates and assumptions that are inherently uncertain, and unanticipated events or circumstances may occur that might cause the Partnership to change those estimates and assumptions.

Impairment of Long-Lived Assets

The Partnership recorded an impairment of cemetery property due to circumstances which indicated that the assets carrying value may not be recovered. The Partnership recorded a $2.8 million impairment charge included in “Other losses, net on the consolidated statement of operations during the year ended December 31, 2018, as the sum of future undiscounted cash flows were less than the carrying value of the asset.

Assets Held for Sale

The Partnership recorded a loss on impairment of $0.2 million and $1.0 million in “Other losses, net” in December 31, 2018 and 2017 respectively because the net book value of the assets of two of these funeral home properties exceeded their estimated fair value.

In addition, for those assets that do not currently meet the classification as discontinued operations or held for sale but where, as a result of strategic discussions with third parties, information is identified that an asset may be impaired, an interim assessment of impairment is performed to determine whether the carrying value is impaired. During 2018 and 2017, the Partnership conducted an interim assessment with regards to certain assets held for use. As a result of 2017 assessment of two funeral homes with a net book value of $0.9 million and recognized a loss on impairment of $0.4 million in “Other losses, net” on the consolidated statement of operations during the year ended December 31, 2017, resulting in an updated net book value of $0.5 million. During the year ended December 31, 2018, there was no loss on impairment recognized by Partnership.

4.	ACCOUNTS RECEIVABLE, NET OF ALLOWANCE

Long-term accounts receivable, net, consisted of the following at the dates indicated (in thousands):

	December 31,
	2018	2017
Customer receivables (1)	$167,017	$225,380
Unearned finance income (1)	(17,000)	(20,534)
Allowance for contract cancellations (1)	(4,941)	(19,795)

Accounts receivable, net of allowance	145,076	185,051
Less: Current portion, net of allowance	57,928	79,116

Long-term portion, net of allowance	$87,148	$105,935

Activity in the allowance for contract cancellations was as follows (in thousands):

	Years Ended December 31,
	2018	2017
Balance, beginning of period (1)	$19,795	$26,153
Cumulative effect of accounting changes	(12,876)	—
Provision for bad debt (1)	7,358	6,244
Charge-offs, net	(9,336)	(12,602)

Balance, end of period	$4,941	$19,795

(1)

Upon adoption of ASC 606, the Partnership reclassified amounts due from customers for unfulfilled performance obligations on cancellable pre-need contracts to deferred revenue, net. As a result, the Partnership also eliminated the allowance for cancellation of these performance obligations. As the Partnership is now presenting the accounts receivable net of cancellable contracts, the allowance for cancellations was removed and the allowance on accounts receivable is represented by the provision for bad debt.

5.	CEMETERY PROPERTY

Cemetery property consisted of the following at the dates indicated (in thousands):

	December 31,
	2018	2017
Cemetery land	$255,708	$256,856
Mausoleum crypts and lawn crypts	75,133	76,548

Cemetery property	$330,841	$333,404

Due to the hurricanes in Florida and Puerto Rico during September 2017, the Partnership incurred damages at certain locations of $0.8 million, which was substantially covered by insurance proceeds.

6.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at the dates indicated (in thousands):

	December 31,
	2018	2017
Buildings and improvements	$129,971	$125,337
Furniture and equipment	58,706	57,514
Funeral home land	14,185	14,185

Property and equipment, gross	202,862	197,036
Less: Accumulated depreciation	(90,146)	(82,946)

Property and equipment, net of accumulated depreciation	$112,716	$114,090

Depreciation expense was $9.9 million and $10.9 million for the years ended December 31, 2018 and 2017, respectively.

7.	MERCHANDISE TRUSTS

At December 31, 2018 and 2017, the Partnership’s merchandise trusts consisted of investments in debt and equity marketable securities and cash equivalents, both directly as well as through mutual and investment funds.

All of these investments are carried at fair value. All of these investments subject to the fair value hierarchy are considered either Level 1 or Level 2 assets pursuant to the three-level hierarchy described in Note 15. There were no Level 3 assets.

As discussed in Note 1, when we receive a payment from a customer, we deposit the amount required by law into the merchandise trusts that may be subject to cancellation on demand by the customer. The Partnership’s merchandise trusts related to states in which customers may cancel contracts with us comprise 53.3% of the total merchandise trust as of December 31, 2018.

The merchandise trusts are variable interest entities (“VIE”) of which the Partnership is deemed the primary beneficiary. The assets held in the merchandise trusts are required to be used to purchase the merchandise and provide the services to which they relate. If the value of these assets falls below the cost of purchasing such merchandise and providing such services, the Partnership may be required to fund this shortfall.

The Partnership included $8.7 million and $9.1 million of investments held in trust as required by law by the West Virginia Funeral Directors Association at December 31, 2018 and December 31, 2017, respectively in its merchandise trust assets. These trusts are recognized at their account value, which approximates fair value.

A reconciliation of the Partnership’s merchandise trust activities for the years ended December 31, 2018 and 2017 is presented below (in thousands):

	Years Ended December 31,
	2018	2017
Balance—beginning of period	$515,456	$507,079
Contributions	66,408	59,983
Distributions	(79,862)	(81,634)
Interest and dividends	27,228	24,762
Capital gain distributions	543	1,149
Realized gains and losses, net	(1,012)	17,762
Other than temporary impairment	(28,555)	—
Taxes	(347)	(1,272)
Fees	(3,855)	(3,095)
Unrealized change in fair value	(7,756)	(9,278)

Balance—end of period	$488,248	$515,456

During the years ended December 31, 2018 and 2017, purchases of available for sale securities were approximately $117.7 million and $374.5 million, respectively. During the years ended December 31, 2018 and 2017, sales, maturities and paydowns of available for sale securities were approximately $109.5 million and $368.1 million, respectively. Cash flows from pre-need contracts are presented as operating cash flows in our consolidated statement of cash flows.

The cost and market value associated with the assets held in the merchandise trusts as of December 31, 2018 and 2017 were as follows (in thousands):

December 31, 2018	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$16,903	$—	$—	$16,903
Fixed maturities:
U.S. governmental securities	2	392	—	(147)	245
Corporate debt securities	2	1,311	29	(328)	1,012

Total fixed maturities		1,703	29	(475)	1,257

Mutual funds—debt securities	1	187,840	262	(2,645)	185,457
Mutual funds—equity securities	1	45,023	110	(18)	45,115
Other investment funds (1)		210,655	388	(7,784)	203,259
Equity securities	1	18,097	1,327	(213)	19,211
Other invested assets	2	8,398	2	(17)	8,383

Total investments		$488,619	$2,118	$(11,152)	$479,585

West Virginia Trust Receivable		8,663	—	—	8,663

Total		$497,282	$2,118	$(11,152)	$488,248

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet. This asset class is composed of fixed income funds and equity funds, which have redemption periods ranging from 1 to 30 days, and private credit funds, which have lockup periods of two to seven years with three potential one year extensions at the discretion of the funds’ general partners. As of December 31, 2018, there were $71.0 million in unfunded commitments to the private credit funds, which are callable at any time.

December 31, 2017	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$10,421	$—	$—	$10,421
Fixed maturities:
U.S. governmental securities	2	196	1	(65)	132
Corporate debt securities	2	1,204	52	(242)	1,014

Total fixed maturities		1,400	53	(307)	1,146

Mutual funds—debt securities	1	222,450	1,522	(1,211)	222,761
Mutual funds—equity securities	1	71,500	2,399	(6,292)	67,607
Other investment funds (1)		171,044	522	(401)	171,165
Equity securities	1	21,808	2,715	(277)	24,246
Other invested assets	2	9,013	—	—	9,013

Total investments		$507,636	$7,211	$(8,488)	$506,359

West Virginia Trust Receivable		9,097	—	—	9,097

Total		$516,733	$7,211	$(8,488)	$515,456

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet. This asset class is composed of fixed income funds and equity funds which have redemption periods ranging from 1 to 90 days, and private credit funds, which have lockup periods of four to eight years with two potential one year extensions at the discretion of the funds’ general partners. As of December 31, 2017, there were $52.1 million in unfunded commitments to the private credit funds, which are callable at any time.

The contractual maturities of debt securities as of December 31, 2018 and 2017 were as follows below (in thousands):

December 31, 2018	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$—	$137	$108	$—
Corporate debt securities	68	873	55	16

Total fixed maturities	$68	$1,010	$163	$16

December 31, 2017	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$—	$78	$54	$—
Corporate debt securities	76	801	125	11

Total fixed maturities	$76	$879	$179	$11

Temporary Declines in Fair Value

The Partnership evaluates declines in fair value below cost for each asset held in the merchandise trusts on a quarterly basis.

An aging of unrealized losses on the Partnership’s investments in debt and equity securities within the merchandise trusts as of December 31, 2018 and 2017 is presented below (in thousands):

	Less than 12 months		12 months or more		Total
December 31, 2018	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$—	$—	$243	$147	$243	$147
Corporate debt securities	103	2	549	326	652	328

Total fixed maturities	103	2	792	473	895	475

Mutual funds—debt securities	46,005	2,011	1,195	634	47,200	2,645
Mutual funds—equity securities	131	18	—	—	131	18
Other investment funds	169,929	7,784	—	—	169,929	7,784
Equity securities	—	—	597	213	597	213
Other invested assets	—	4	790	13	790	17

Total	$216,168	$9,819	$3,374	$1,333	$219,542	$11,152

	Less than 12 months		12 months or more		Total
December 31, 2017	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$—	$—	$112	$65	$112	$65
Corporate debt securities	150	50	361	192	511	242

Total fixed maturities	150	50	473	257	623	307

Mutual funds—debt securities	102,526	912	1,462	299	103,988	1,211
Mutual funds—equity securities	51,196	6,292	—	—	51,196	6,292
Other investment funds	48,140	401	—	—	48,140	401
Equity securities	2,906	255	390	22	3,296	277

Total	$204,918	$7,910	$2,325	$578	$207,243	$8,488

For all securities in an unrealized loss position, the Partnership evaluated the severity of the impairment and length of time that a security has been in a loss position and concluded the decline in fair value below the asset’s cost was temporary in nature. In addition, the Partnership is not aware of any circumstances that would prevent the future market value recovery for these securities.

Other-Than-Temporary Impairment of Trust Assets

The Partnership assesses its merchandise trust assets for other-than-temporary declines in fair value on a quarterly basis. During the year ended December 31, 2018, the Partnership determined, based on its review, that there were 214 securities with an aggregate cost basis of approximately $285.5 million and an aggregate fair value of approximately $256.9 million, resulting in an impairment of $28.6 million, with such impairment considered to be other-than-temporary due to credit indicators. Accordingly, the Partnership adjusted the cost basis of these assets to their current value and offset this change against deferred merchandise trust revenue. This adjustment to deferred revenue will be reflected within the Partnership’s consolidated statement of operations in future periods as the underlying merchandise is delivered or the underlying service is performed. During the year ended December 31, 2017, the Partnership determined that there were no other than temporary impairments to the investment portfolio in the merchandise trust.

8.	PERPETUAL CARE TRUSTS

At December 31, 2018 and 2017, the Partnership’s perpetual care trusts consisted of investments in debt and equity marketable securities and cash equivalents, both directly as well as through mutual and investment funds.

All of these investments are carried at fair value. All of the investments subject to the fair value hierarchy are considered either Level 1 or Level 2 assets pursuant to the three-level hierarchy described in Note 15. There were no Level 3 assets. The perpetual care trusts are VIEs for which the Partnership is the primary beneficiary.

A reconciliation of the Partnership’s perpetual care trust activities for the years ended December 31, 2018 and 2017 is presented below (in thousands):

	Years Ended December 31,
	2018	2017
Balance—beginning of period	$339,928	$333,780
Contributions	13,162	9,505
Distributions	(18,390)	(17,491)
Interest and dividends	22,198	17,978
Capital gain distributions	808	708
Realized gains and losses, net	473	1,061
Other than temporary impairment	(18,038)	—
Taxes	(237)	(252)
Fees	(4,412)	(2,280)
Unrealized change in fair value	(4,930)	(3,081)

Balance—end of period	$330,562	$339,928

During the years ended December 31, 2018 and 2017, purchases of available for sale securities were approximately $59.4 million and $86.0 million, respectively. During the years ended December 31, 2018 and 2017, sales, maturities and paydowns of available for sale securities were approximately $51.1 million and $69.2 million, respectively. Cash flows from perpetual care trust related contracts are presented as operating cash flows in our consolidated statement of cash flows.

The cost and market value associated with the assets held in the perpetual care trusts as of December 31, 2018 and 2017 were as follows (in thousands):

December 31, 2018	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$12,835	$—	$—	$12,835
Fixed maturities:
U.S. governmental securities	2	960	4	(121)	843
Corporate debt securities	2	4,883	161	(321)	4,723

Total fixed maturities		5,843	165	(442)	5,566

Mutual funds—debt securities	1	108,451	227	(837)	107,841
Mutual funds—equity securities	1	19,660	304	(142)	19,822
Other investment funds (1)		165,284	3,039	(4,607)	163,716
Equity securities	1	20,025	826	(145)	20,706
Other invested assets	2	56	20	—	76

Total investments		$332,154	$4,581	$(6,173)	$330,562

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet. This asset class is composed of fixed income funds and equity funds, which have a redemption period ranging from 1 to 30 days, and private credit funds, which have lockup periods ranging from two to eight years with three potential one year extensions at the discretion of the funds’ general partners. As of December 31, 2018 there were $94.5 million in unfunded commitments to the private credit funds, which are callable at any time.

December 31, 2017	Fair Value Hierarchy Level	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Short-term investments	1	$9,456	$—	$—	$9,456
Fixed maturities:
U.S. governmental securities	2	506	4	(46)	464
Corporate debt securities	2	5,365	148	(191)	5,322

Total fixed maturities		5,871	152	(237)	5,786

Mutual funds—debt securities	1	141,511	1,974	(712)	142,773
Mutual funds—equity securities	1	32,707	1,757	(1,771)	32,693
Other investment funds (1)		124,722	2,630	(533)	126,819
Equity securities	1	22,076	1,648	(1,570)	22,154
Other invested assets	2	247	—	—	247

Total investments		$336,590	$8,161	$(4,823)	$339,928

(1)

Other investment funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet. This asset class is composed of fixed income funds and equity funds, which have a redemption period ranging from 1 to 90 days, and private credit funds, which have lockup periods ranging from four to ten years with three potential one year extensions at the discretion of the funds’ general partners. As of December 31, 2017 there were $92.2 million in unfunded commitments to the private credit funds, which are callable at any time.

The contractual maturities of debt securities as of December 31, 2018 and 2017, were as follows below (in thousands):

December 31, 2018	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$—	$416	$395	$32
Corporate debt securities	705	3,702	265	51

Total fixed maturities	$705	$4,118	$660	$83

December 31, 2017	Less than 1 year	1 year through 5 years	6 years through 10 years	More than 10 years
U.S. governmental securities	$—	$263	$163	$38
Corporate debt securities	708	4,280	338	97

Total fixed maturities	$708	$4,543	$501	$135

Temporary Declines in Fair Value

The Partnership evaluates declines in fair value below cost of each individual asset held in the perpetual care trusts on a quarterly basis.

An aging of unrealized losses on the Partnership’s investments in debt and equity securities within the perpetual care trusts as of December 31, 2018 and 2017 is presented below (in thousands):

	Less than 12 months		12 months or more		Total
December 31, 2018	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$—	$—	$790	$121	$790	$121
Corporate debt securities	405	15	2,902	306	3,307	321

Total fixed maturities	405	15	3,692	427	4,097	442

Mutual funds—debt securities	21,867	591	2,814	246	24,681	837
Mutual funds—equity securities	1,382	141	—	1	1,382	142
Other investment funds	101,536	4,607	—	—	101,536	4,607
Equity securities	241	16	583	129	824	145

Total	$125,431	$5,370	$7,089	$803	$132,520	$6,173

	Less than 12 months		12 months or more		Total
December 31, 2017	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Fixed maturities:
U.S. governmental securities	$—	$—	$399	$46	$399	$46
Corporate debt securities	994	20	2,271	171	3,265	191

Total fixed maturities	994	20	2,670	217	3,664	237

Mutual funds—debt securities	37,090	289	12,793	423	49,883	712
Mutual funds—equity securities	16,668	1,754	36	17	16,704	1,771
Other investment funds	42,606	533	—	—	42,606	533
Equity securities	9,516	1,510	112	60	9,628	1,570

Total	$106,874	$4,106	$15,611	$717	$122,485	$4,823

For all securities in an unrealized loss position, the Partnership evaluated the severity of the impairment and length of time that a security has been in a loss position and concluded the decline in fair value below the asset’s cost was temporary in nature. In addition, the Partnership is not aware of any circumstances that would prevent the future market value recovery for these securities.

Other-Than-Temporary Impairment of Trust Assets

The Partnership assesses its perpetual care trust assets for other-than-temporary declines in fair value on a quarterly basis. During the year ended December 31, 2018, the Partnership determined that there were 176 securities with an aggregate cost basis of approximately $181.4 million and an aggregate fair value of approximately $163.3 million, resulting in an impairment of $18.1 million, with such impairment considered to be other-than-temporary. Accordingly, the Partnership adjusted the cost basis of these assets to their current value and offset this change against the liability for perpetual care trust corpus. During the year ended December 31, 2017, the Partnership determined that there were no other-than-temporary impairments to the investment portfolio in the perpetual care trusts.

9.	GOODWILL AND INTANGIBLE ASSETS

Goodwill

The Partnership has recorded goodwill of approximately $24.9 million as of December 31, 2018 and 2017. This amount represents the excess of the purchase price over the fair value of identifiable net assets acquired.

The changes in the carrying amounts of goodwill by reportable segment were as follows (in thousands):

	Cemetery Operations	Funeral Home Operations	Total
December 31, 2016	24,862	45,574	70,436

Impairment of goodwill	—	(45,574)	(45,574)

December 31, 2017	$24,862	$—	$24,862

Activity	—	—	—

December 31, 2018	$24,862	$—	$24,862

The Partnership tests goodwill for impairment at each year end by comparing its reporting units’ estimated fair values to carrying values. The Partnership completed its annual goodwill impairment assessment as of October 1, 2018 and concluded that goodwill was not impaired. The Partnership will continue to evaluate the goodwill at least annually or more frequently if impairment indicators arise.

As a result of such assessment during 2017, management concluded that the carrying amount of the goodwill related to the Funeral Home Operations reporting unit was greater than its fair value. Based on the discounted cash flow method of the income approach to valuation, management and the audit committee determined the fair value of the Funeral Home Operations reporting unit and concluded that the goodwill was fully impaired. This impairment charge will not result in any current or future cash expenditures. Consideration was given within the valuation of the Funeral Home Operations reporting unit to the changes made during 2017 to the pre-need sales funding structure, erosion of market capitalization and achievability of the reporting unit’s forecasted EBITDA margin relative to its historical operating performance.

Intangible Assets

The Partnership has intangible assets with finite lives recognized in connection with acquisitions and long-term lease, management and operating agreements. The Partnership amortizes these intangible assets over their estimated useful lives.

The following table reflects the components of intangible assets at December 31, 2018 and 2017 (in thousands):

	December 31, 2018			December 31, 2017
	Gross Carrying Amount	Accumulated Amortization	Net Intangible Assets	Gross Carrying Amount	Accumulated Amortization	Net Intangible Assets
Lease and management agreements	$59,758	$(4,565)	$55,193	$59,758	$(3,569)	$56,189
Underlying contract value	6,239	(1,482)	$4,757	6,239	(1,326)	4,913
Non-compete agreements	2,853	(2,603)	$250	5,016	(4,156)	860
Other intangible assets	1,577	(356)	$1,221	1,777	(495)	1,282

Total intangible assets	$70,427	$(9,006)	$61,421	$72,790	$(9,546)	$63,244

Amortization expense for intangible assets was $1.8 million and $2.2 million for the years ended December 31, 2018 and 2017, respectively. The following is estimated amortization expense related to intangible assets with finite lives for the periods noted below (in thousands):

2019	$1,398
2020	$1,278
2021	$1,213
2022	$1,210
2023	$1,206

10.	LONG-TERM DEBT

Total debt consisted of the following at the dates indicated (in thousands):

	December 31,
	2018	2017
Credit facility	$155,739	$153,423
7.875% Senior Notes, due June 2021	173,613	173,098
Notes payable—acquisition debt	92	304
Notes payable—acquisition non-competes	—	378
Insurance and vehicle financing	1,294	1,280
Less deferred financing costs, net of accumulated amortization	(9,692)	(9,788)

Total debt	321,046	318,695
Less current maturities	(798)	(1,002)

Total long-term debt	$320,248	$317,693

Credit Facility

On August 4, 2016, our 100% owned subsidiary, StoneMor Operating LLC (the “Operating Company”) entered into a Credit Agreement (the “Original Credit Agreement”) among each of the Subsidiaries of the Operating Company (together with the Operating Company, “Borrowers”), the Lenders identified therein, Capital One, National Association (“Capital One”), as Administrative Agent, Issuing Bank and Swingline Lender, Citizens Bank N.A., as Syndication Agent, and TD Bank, N.A. and Raymond James Bank, N.A., as Co-Documentation Agents. In addition, on the same date, the Partnership, the Borrowers and Capital One, as Administrative Agent, entered into the Guaranty and Collateral Agreement (the “Guaranty Agreement,” and together with the Credit Agreement, “New Agreements”). Capitalized terms which are not defined in the following description of the New Agreements shall have the meaning assigned to such terms in the New Agreements, as amended.

On March 15, 2017, the Borrowers, Capital One, as Administrative Agent and acting in accordance with the written consent of the Required Lenders, entered into the First Amendment to Credit Agreement. Those parties subsequently entered into a Second Amendment and Limited Waiver on July 26, 2017, a Third Amendment and Limited Waiver effective as of August 15, 2017, a Fourth Amendment to Credit Agreement dated September 29, 2017, a Fifth Amendment to Credit Agreement dated as of December 22, 2017 but effective as of September 29, 2017, a Sixth Amendment and Waiver to Credit Agreement dated June 12, 2018 and a Seventh Amendment and Waiver to the Credit Agreement dated July 13, 2018. We refer to the Original Credit Agreement, as so amended, as the “Original Amended Agreement.” On February 4, 2019, the Partnership, the Borrowers, Capital One, as Administrative Agent and the Lenders entered into an Eighth Amendment and Waiver to Credit Agreement (the “Eighth Amendment”). See Note 19 for a detailed discussion of the changes to the Original Amended Agreement effected by the Eighth Amendment.

The Original Amended Agreement provided for up to $175.0 million initial aggregate amount of Revolving Commitments, which were subject to borrowing base limitations. Prior to the Eighth Amendment, the Operating Company could also request the issuance of Letters of Credit for up to $15.0 million in the aggregate, of which there were $9.4 million outstanding at December 31, 2018 and $7.5 million outstanding at December 31, 2017. Prior to the Eighth Amendment, the Maturity Date under the Original Amended Agreement was the earlier of (i) August 4, 2021 and (ii) the date that is six months prior to the earliest scheduled maturity date of any outstanding Permitted Unsecured Indebtedness (at present, such date is December 1, 2020, which is six months prior to the June 1, 2021 maturity date of outstanding 7.875% senior notes).

As of December 31, 2018, the outstanding amount of borrowings under the Original Amended Agreement was $155.7 million, which was used to pay down outstanding obligations under the Partnership’s prior credit agreement, to pay fees, costs and expenses related to the New Agreements and to fund working capital needs. Prior to the Eighth Amendment, proceeds of the Loans under the Original Amended Agreement could be used to finance the working capital needs and for other general corporate purposes of the Borrowers and Guarantors, including acquisitions and distributions permitted under the Original Amended Agreement.

Each Borrowing under the Original Amended Credit Agreement is comprised of Base Rate Loans or Eurodollar Loans. The Loans comprising each Base Rate Borrowing (including each Swingline Loan) bear interest at the Base Rate plus the Applicable Rate, and the Loans comprising each Eurodollar Borrowing bear interest at the Eurodollar Rate plus the Applicable Rate.

Prior to the Sixth Amendment and Waiver, the Applicable Rate was determined based on the Consolidated Leverage Ratio of the Partnership and its Subsidiaries and ranged from 1.75% to 3.75% for Eurodollar Rate Loans and 0.75% to 2.75% for Base Rate Loans and between 0.30% and 0.50% for unused commitment fee. The Sixth Amendment and Waiver redetermined the Applicable Rate based on the Consolidated Secured Net Leverage Ratio of the Partnership and its Subsidiaries and increased the minimum and maximum Applicable Rate by 0.50% to be in the range between 2.25% to 4.25% for Eurodollar Rate Loans and 1.25% to 3.75% for Base Rate Loans (but in no event less that the Applicable Rate that would be in effect if calculated as set forth in the Original Amended Agreement not giving effect to the Sixth Amendment and Waiver and the Seventh Amendment and Waiver ). As of December 31, 2018, the Applicable Rate for Eurodollar Rate Loans was 4.25% and for Base Rate Loans was 3.25%. Prior to the Eighth Amendment, the Original Amended Agreement also required the Borrowers to pay a quarterly unused commitment fee, which accrued at the Applicable Rate on the amount by which the commitments under the Original Amended Agreement exceeded the usage of such commitments, and which is included within interest expense on the Partnership’s condensed consolidated statements of operations. On December 31, 2018, the weighted average interest rate on outstanding borrowings under the Original Amended Agreement was 7.2%

Prior to the Eighth Amendment, the Original Amended Agreement contained financial covenants, pursuant to which the Partnership will not permit:

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until June 12, 2018, the ratio of Consolidated Funded Indebtedness (net of unrestricted cash and cash equivalents in an of up to $5.0 million) to Consolidated EBITDA, or the Consolidated Leverage Ratio, as of the last day of any fiscal quarter, commencing on September 30, 2016, determined for the period of four consecutive fiscal quarters ending on such date (the “Measurement Period”), to be greater than 4.25 to 1.00 for periods ended in 2018 and 4.00 to 1:00 for the period ended March 31, 2018;

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after June 12, 2018, the ratio of Consolidated Secured Funded Indebtedness to Consolidated EBITDA, or the Consolidated Secured Net Leverage Ratio, to be greater than 5.75:1.00 for the period ended June 30, 2018 and the period ended September 30, 2018, 5.50:1.00 for the period ended December 31, 2018, 5.00:1.00 for periods ending in fiscal 2019 and 4.50:1.00 for periods ending in fiscal 2020;

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until June 12, 2018, the ratio of Consolidated EBITDA to Consolidated Debt Service, or the Consolidated Debt Service Coverage Ratio, as of the last day of any fiscal quarter, commencing on September 30, 2016 to be less than 2.50 to 1.00 for any Measurement Period; and

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the ratio of Consolidated EBITDA (reduced, among other things, by the amount of maintenance and growth capital expenditures not financed with debt (other than Revolving Commitments), taxes and certain restricted payments including distributions paid in cash) to Consolidated Fixed Charges, or the Consolidated Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter, commencing on December 31, 2017, to be less than 1:00 to 1:00 for any Measurement Period in 2018, 1:10 to 1:00 for any Measurement Period in 2019 and 1.20 to 1.00 for any Measurement Period in 2020.

Additional covenants include customary limitations, subject to certain exceptions, on, among others: (i) the incurrence of Indebtedness; (ii) granting of Liens; (iii) fundamental changes and dispositions; (iv) investments, loans, advances, guarantees and acquisitions; (v) swap agreements; (vi) transactions with Affiliates; (vii) Restricted Payments; (viii) restrictive agreements; (ix) amendments to organizational documents and indebtedness; (x) prepayment of indebtedness; and (xi) Sale and Leaseback Transactions. The Original Amended Agreement also prohibited distributions to the Partnership’s partners unless the Consolidated Leverage Ratio (determined based on Consolidated EBITDA calculated giving effect to amendments under the Sixth Amendment) was not greater than 7.50:1.00 and the Revolving Credit Availability was at least $25.0 million.

The Borrowers’ obligations under the Original Amended Agreement are guaranteed by the Partnership and the Borrowers. Pursuant to the Guaranty Agreement, the Borrowers’ obligations under the Original Amended Agreement are secured by a first priority lien and security interest (subject to permitted liens and security interests) in substantially all of the Partnership’s and Borrowers’ assets, whether then owned or thereafter acquired, excluding certain excluded assets, which include, among others: (i) Trust Accounts, certain proceeds required by law to be placed into such Trust Accounts and funds held in such Trust Accounts; and (ii) Excluded Real Property, including owned and leased real property that may not be pledged as a matter of law.

The Partnership was not in compliance with the facility’s maximum Consolidated Leverage Ratio for the periods ended March 31, 2018 and December 31, 2017, which constituted defaults that the lenders agreed to waive pursuant to the Sixth Amendment and Waiver. In addition, the Partnership’s failure to timely file its 2017 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the period ended March 31, 2018 constituted defaults under its revolving credit facility. Under the Sixth Amendment and Waiver, the lenders agreed to waive such defaults and extend the dates by which certain reports were required to be filed, and under the Seventh Amendment and Waiver, the lenders agreed to waive our failure to timely file the 2017 Annual Report on Form 10-K on or before the previously extended filing deadline and agreed to further extend the dates by which certain reports were required to be filed. Under the Eighth Amendment and Waiver, the lenders agreed to waive defaults resulting from our failure to comply with the facility’s maximum Consolidated Secured Net Leverage Ratio and minimum Consolidated Fixed Charge Coverage Ratio for the periods ended June 30, September 30 and December 31, 2018 and our failure to timely file the Quarterly Reports on Form 10-Q for the quarters ended

March 31, 2018, June 30, 2018 and September 30, 2018 on or before the previously extended filing deadlines and agreed to further extend the dates by which these reports were required to be filed. See Note 19 in Part II, Item 8. Financial Statements and Supplementary Data, for further detail regarding the extended filing deadlines for our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2018 and September 30, 2018.

Senior Notes

On May 28, 2013, the Partnership issued $175.0 million aggregate principal amount of 7.875% Senior Notes due 2021 (the “Senior Notes”). The Partnership pays 7.875% interest per annum on the principal amount of the Senior Notes, payable in cash semi-annually in arrears on June 1 and December 1 of each year. The net proceeds from the offering of the Senior Notes were used to retire a $150.0 million aggregate principal amount of 10.25% Senior Notes due 2017 and the remaining proceeds were used for general corporate purposes. The Senior Notes were issued at 97.832% of par resulting in gross proceeds of $171.2 million with an original issue discount of approximately $3.8 million. The Partnership incurred debt issuance costs and fees of approximately $4.6 million. These costs and fees are deferred and will be amortized over the life of the Senior Notes. The Senior Notes mature on June 1, 2021.

The Partnership may redeem the Senior Notes at any time, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning June 1 of the years indicated:

Year	Percentage
2018	101.969%
2019 and thereafter	100.000%

Subject to certain exceptions, upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the Senior Notes will have the right to require the Partnership to purchase that holder’s Senior Notes for a cash price equal to 101% of the principal amounts to be purchased, plus accrued and unpaid interest.

The Senior Notes are jointly and severally guaranteed by certain of the Partnership’s subsidiaries. The Indenture governing the Senior Notes contains covenants, including limitations of the Partnership’s ability to incur additional indebtedness and liens, make certain dividends, distributions, redemptions or investments, enter into certain transactions with affiliates, make certain asset sales, and engage in certain mergers, consolidations or sales of all or substantially all of the Partnership’s assets, among other items. As of December 31, 2018, the Partnership was in compliance with these covenants.

11.	INCOME TAXES

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law. The Tax Act made broad and complex changes to the U.S. tax code by, among other things, reducing the federal corporate income tax rate, creating a new limitation on deductible interest expense, creating bonus depreciation that will allow for full expensing on qualified property, changing the lives of post-2017 net operating loss carryovers and imposing limitations on deductibility of certain executive compensation.

The Tax Act reduced the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate, the Partnership re-measured its ending net deferred tax liabilities at December 31, 2017 at the rate at which they are expected to reverse in the future and recognized a non-cash tax benefit of $6.5 million, in 2017. As of December 31, 2018, the re-measurement of the ending net deferred tax liabilities are completed in accordance with SAB 118 and no material adjustment related to the re-measurement were noted. In 2018 the partnership recognized a benefit for post 2017 federal net operating losses and deferred tax assets which offset long life deferred tax liabilities of approximately of $3.1 million.

The Partnership is not subject to U.S. federal and most state income taxes. The partners of the Partnership are liable for income tax in regard to their distributive share of the Partnership’s taxable income. Such taxable income may vary substantially from net income reported in the accompanying consolidated financial statements. Certain corporate subsidiaries are subject to federal and state income tax. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Partnership records a valuation allowance against its deferred tax assets if it deems that it is more likely than not that some portion or all of the recorded deferred tax assets will not be realizable in future periods.

Income tax benefit for the years ended December 31, 2018 and 2017 consisted of the following (in thousands):

	Years Ended December 31,
	2018	2017
Current provision:
State	$(693)	$(681)
Federal	—	—
Foreign	(101)	(137)

Total	(794)	(818)

Deferred provision:
State	(23)	(373)
Federal	2,725	10,898
Foreign	(111)	(86)

Total	2,591	10,439

Total income tax benefit	$1,797	$9,621

A reconciliation of the federal statutory tax rate to the Partnership’s effective tax rate is as follows:

	Years Ended December 31,
	2018	2017
Computed tax provision (benefit) at the applicable statutory tax rate	21.0%	35.0%
State and local taxes net of federal income tax benefit	(1.1)%	(1.1)%
Tax exempt (income) loss	(1.5)%	(1.2)%
Change in current year valuation allowance	(18.3)%	(24.1)%
Partnership earnings not subject to tax	2.0%	6.3%
Changes in tax due to Tax Act and ASC 606 retroactive impact	0.5%	(7.7)%
Changes in valuation allowance due to Tax Act	—%	15.1%
Permanent differences	(0.1)%	(10.9)%
Other	—%	—%

Effective tax rate	2.5%	11.4%

The rate adjustment related to the change in valuation allowance due to the Tax Act was caused by changes in the federal tax rate and effective state rates and the creation of future unlimited-life deferred tax assets that are available to offset existing long-term deferred tax liabilities.

Significant components of the deferred tax assets and liabilities were as follows (in thousands):

	December 31,
	2018	2017
Deferred tax assets:
Prepaid expenses	$5,102	$5,538
State net operating loss	24,162	19,305
Federal net operating loss	84,017	74,109
Foreign net operating loss	2,106	2,306
Other	55	55
Valuation allowance	(89,066)	(73,759)

Total deferred tax assets	26,376	27,554

Deferred tax liabilities:
Property, plant and equipment	2,119	4,104
Deferred revenue related to future revenues and accounts receivable	25,021	27,175
Deferred revenue related to cemetery property	5,825	5,829

Total deferred tax liabilities	32,965	37,108

Net deferred tax liabilities	$6,589	$9,554

Net deferred tax assets and liabilities were classified on the consolidated balance sheets as follows (in thousands):

	December 31,
	2018	2017
Deferred tax assets	$86	$84

Noncurrent assets	86	84

Deferred tax assets	26,290	27,470
Deferred tax liabilities	32,965	37,108

Noncurrent liabilities	6,675	9,638

Net deferred tax liabilities	$6,589	$9,554

At December 31, 2018, the Partnership had available approximately $0.1 million of alternative minimum tax credit carryforwards and approximately $396.6 million and $500.7 million of federal and state net operating loss carryforwards, respectively, a portion of which expires annually.

Management periodically evaluates all evidence both positive and negative in determining whether a valuation allowance to reduce the carrying value of deferred tax assets is required. The vast majority of the Partnership’s taxable subsidiaries continue to accumulate deferred tax assets that on a more likely than not basis will not be realized. A full valuation allowance continues to be maintained on these taxable subsidiaries. The valuation allowance decreased in 2017 primarily due to a decrease in deferred tax liabilities that will reverse outside the carryforward period for our deferred tax assets, partially offset by an increase in net deferred tax assets that are not more likely than not to be realized. The valuation allowance increased in 2018 due to increases in deferred tax assets that are not more likely than not expected to be realized.

At December 31, 2018, based on the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believed it was more likely than not that the Partnership will realize the benefits of these deductible differences. The amount of deferred tax assets considered realizable could be reduced in the future if estimates of future taxable income during the carryforward period are reduced.

In accordance with applicable accounting standards, the Partnership recognizes only the impact of income tax positions that, based upon their merits, are more likely than not to be sustained upon audit by a taxing authority. To evaluate its current tax positions in order to identify any material uncertain tax positions, the Partnership developed a policy of identifying and evaluating uncertain tax positions that considers support for each tax position, industry standards, tax return disclosures and schedules and the significance of each position. It is the Partnership’s policy to recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense. At December 31, 2018 and 2017, the Partnership had no material uncertain tax positions.

The Partnership is not currently under examination by any federal or state jurisdictions. The federal statute of limitations and certain state statutes of limitations are open from 2013 forward.

12.	DEFERRED REVENUES AND COSTS

The Partnership defers revenues and all direct costs associated with the sale of pre-need cemetery merchandise and services until the merchandise is delivered or the services are performed. The Partnership recognizes deferred merchandise and service revenues as deferred revenues within long-term liabilities on its consolidated balance sheets. The Partnership recognizes deferred direct costs associated with pre-need cemetery merchandise and service revenues as deferred selling and obtaining costs within long-term assets on its consolidated balance sheets. The Partnership also defers the costs to obtain new pre-need cemetery and new prearranged funeral business as well as the investment earnings on the prearranged services and merchandise trusts.

Deferred revenues and related costs consisted of the following at the dates indicated (in thousands):

	December 31,
	2018	2017
Deferred contract revenues	$830,602	$808,549
Deferred merchandise trust revenue	92,718	105,354
Deferred merchandise trust unrealized gains (losses)	(9,034)	(1,277)

Deferred revenues	$914,286	$912,626

Deferred selling and obtaining costs	$112,660	$126,398

Deferred revenues presented in the table above are net of the allowance for contract cancellations disclosed in Note 4.

The activity in deferred selling and obtaining costs was as follows (in thousands):

December 31, 2018
Deferred selling and obtaining costs, beginning of period	$126,398
Cumulative effect of accounting change	(18,557)
Change in deferred selling and obtaining costs	4,819

Deferred selling and obtaining costs, end of period	$112,660

For the year ended December 31, 2018, the Partnership recognized $58.7 million of the deferred revenue balance at December 31, 2017 as revenue. Also during the year ended December 31, 2018, the Partnership recognized $4.8 million from deferred incremental direct selling costs.

The components of deferred revenues, net in the Partnership’s Condensed Consolidated Balance Sheet at December 31, 2018 and December 31, 2017 were as follows (in thousands):

	December 31, 2018	December 31, 2017
Deferred revenue	$937,708	$912,626
Amounts due from customers for unfulfilled performance obligations on cancellable pre-need contracts (1)	(23,422)	—

Deferred revenue, net	$914,286	$912,626

(1)

Prior to the adoption of “Revenue from Contracts with Customers” on January 1, 2018, amounts due from customers for unfulfilled performance obligations on cancellable pre-need contracts were included in “Accounts Receivable and Long-term accounts receivable, net of allowance.”

The Partnership cannot estimate the period when it expects its remaining performance obligations will be recognized because certain performance obligations will only be satisfied at the time of death. The Partnership expects to service 55% of its deferred revenue in the first 4-5 years and approximately 80% of its deferred revenue within 18 years.

13.	LONG-TERM INCENTIVE AND RETIREMENT PLANS

2018 Long-Term Incentive Plan

Effective August 22, 2018, the General Partner’s Board of Directors (the “Board”) adopted the Stonemor Amended and Restated 2018 Long-Term Incentive Plan (“2018 LTIP”), which amended and restated the Stonemor Partners L.P. 2014 Long-Term Incentive Plan (“2014 LTIP”) that had been approved by the Board and the Partnership’s unitholders in 2014. The 2018 LTIP increased the number of units that may be delivered with respect to awards from 1,500,000 common units plan to 2,000,000 common units. The Compensation and Nominating and Governance Committee of the Board (the “Compensation Committee”) administers the 2018 LTIP.

The 2018 LTIP permits the grant of awards, which may be in the form of phantom units, restricted units, unit appreciation rights (“UAR”), options, performance awards, cash awards, distribution equivalent rights or other equity awards, including performance factors for each, covering an aggregate of 2,000,000 common units, a number that the Board may increase by up to 100,000 common units per year. At December 31, 2018, the estimated number of common units to be issued upon vesting of outstanding awards under this plan, assuming the satisfaction of the maximum conditions for performance factors, was 1,122,601. As of December 31, 2018, a cumulative number of 34,036 common units had been issued, leaving 843,363 common units available for future grants under the plan, assuming no increases by the Board.

Phantom Unit Awards

Phantom units represent contingent rights to receive a common unit or an amount of cash, or a combination of both, based upon the value of a common unit. Phantom units become payable, in cash or common units, at the Partnership’s election, upon the separation of directors and executives from service or upon the occurrence of certain other events specified in the underlying agreements. Phantom units are subject to terms and conditions determined by the Compensation Committee. In tandem with phantom unit grants, the Compensation Committee may grant distribution equivalent rights (“DERs”), which are the right to receive an amount in cash or common units equal to the cash distributions made by the Partnership with respect to common unit during the period that the underlying phantom unit is outstanding. All phantom units outstanding under the 2018 LTIP at December 31, 2018 contain tandem DERs to the extent there were distributions.

The following table sets forth the 2018 LTIP phantom unit award activity for the years ended December 31, 2018 and 2017, respectively:

	Years Ended December 31,
	2018	2017
Outstanding, beginning of period	108,602	117,630
Granted (1)	354,104	41,732
Settled in common units or cash (1)	(709)	(16,098)
Forfeiture	(87,536)
Performance vesting forfeiture	(29,512)	(34,662)

Outstanding, end of period (2)	344,949	108,602

(1)

The weighted-average grant date fair value for the unit awards on the date of grant was $6.72 and $8.11 for the years ended December 31, 2018 and 2017, respectively. The intrinsic values of unit awards vested during the years ended December 31, 2018 and 2017 were $2.4 million and $0.4 million, respectively.

(2)	Based on the closing price of the common units on December 31, 2018, the estimated intrinsic value of the outstanding unit awards was $2.4 million at December 31, 2018.

Restricted Unit Awards

A restricted unit is a common unit that is subject to a restricted period established by the Compensation Committee, during which the award remains subject to forfeiture or is either not exercisable by or payable to the recipient of the award. The Compensation Committee determines the number of restricted units to be granted, the period of time when the restricted units are subject to vesting or forfeiture conditions, which may include accelerated vesting upon the achievement of certain performance goals, and such other terms and conditions the Compensation Committee may establish. Upon or as soon as reasonably practical following the vesting of a restricted unit, the participant is entitled to receive a certificate evidencing ownership of the unit or to have the restrictions removed from any certificate that may have previously been delivered so that the unit will be unrestricted. Recipients of restricted unit awards are entitled to unit distributions rights (“UDRs”), representing the right to receive distributions made with respect to the Partnership’s common units. Such UDRs may be payable in cash or as additional restricted units and may be subject to forfeiture and withheld until the restricted units to which they relate cease to be subject to forfeiture, all as determined by the Compensation Committee. All restricted units outstanding under the 2018 LTIP at December 31, 2018 provided for current payment of UDRs in cash at the time the related distributions were paid to the Partnership’s unitholders.

The following table sets forth the 2018 LTIP restricted unit award activity for the years ended December 31, 2018 and 2017, respectively:

	Years Ended December 31,
	2018	2017
Outstanding, beginning of period	—	—
Granted (1)	780,949	—
Settled in common units or cash (1)	—	—
Performance vesting forfeiture	—	—

Outstanding, end of period (2)	780,949	—

(1)	The weighted-average grant date fair value for the unit awards on the date of grant was $3.98 for the year ended December 31, 2018.

2004 Long-Term Incentive Plan

The Compensation Committee administers the Partnership’s 2004 Long-Term Incentive Plan (“2004 LTIP”). The 2004 LTIP permitted the grant of awards, which were permitted to be in the form of phantom units, restricted units, unit appreciation rights (“UAR”) or other equity awards. At December 31, 2018, the estimated number of common units to be issued upon vesting and exercise of outstanding awards under this plan was 219,306, based upon the closing price of our common units at December 31, 2018. A cumulative number of 626,188 common units had been issued under the 2004 LTIP as of December 31, 2018. There were no awards available for grant under the 2004 LTIP at December 31, 2017 because no new awards were permitted to be made after its expiration on September 10, 2014.

Phantom Unit Awards

Phantom units were credited to participants’ mandatory deferred compensation accounts in connection with DERs accruing on phantom units received under the 2004 LTIP. These DERs continue to accrue until the underlying securities are issued. The following table sets forth the 2004 LTIP activity related to DERs credited as phantom units to the participant’s accounts for the years ended December 31, 2018 and 2017, respectively:

	Years Ended December 31,
	2018	2017
Outstanding, beginning of period	219,306	205,510
Granted (1)	—	13,796
Settled in common units or cash	—	—

Outstanding, end of period (2)	219,306	219,306

(1)	The weighted-average grant date fair value for the phantom unit awards on the date of grant was $9.70 for the year ended December 31, 2017.
(2)	Based on the closing price of the common units on December 31, 2018, the estimated intrinsic value of the outstanding restricted phantom units was $0.5 million.

Unit Appreciation Rights Awards

UAR awards represent a right to receive an amount equal to the closing price of the Partnership’s common units on the date preceding the exercise date less the exercise price of the UARs, to the extent the closing price of the Partnership’s common units on the date preceding the exercise date is in excess of the exercise price. This amount is then divided by the closing price of the Partnership’s common units on the date preceding the exercise date to determine the number of common units to be issued to the participant. UAR awards are subject to terms and conditions determined by the Compensation Committee, which may include vesting restrictions. UAR awards granted through December 31, 2018 have a five-year contractual term beginning on the grant date and vest ratably over a period of 48 months beginning on the grant date. All of the UARs outstanding at December 31, 2018 are vested. The following table sets forth the UAR award activity for the years ended December 31, 2018 and 2017, respectively:

	Years Ended December 31,
	2018	2017
Outstanding, beginning of period	58,646	66,355
Granted	—	—
Exercised	—	—
Forfeited	(43,646)	(7,709)

Outstanding, end of period (1)	15,000	58,646

Exercisable, end of period	15,000	57,081

Based on the closing price of the common units on December 31, 2018 the outstanding UARs had no intrinsic value and the weighted average remaining contractual life for outstanding UAR awards at December 31, 2018 was 0.1 years.

Total compensation expense for restricted unit award activity for the year ended December 31, 2018, was approximately $0.4 million. Total compensation expense for phantom unit awards under both the 2004 LTIP and the 2018 LTIP was approximately $2.0 million and $0.4 million for the years ended December 31, 2018 and 2017, respectively

At December 31, 2018, the Partnership had no unrecognized compensation expense related to unvested UAR awards. The Partnership recognized total compensation expense for UAR awards of $0.1 million for each of the years ended December 31, 2018 and 2017.

14.	COMMITMENTS AND CONTINGENCIES

Legal

The Partnership is currently subject to class or collective actions under the Securities Exchange Act of 1934 and for related state law claims that certain of our officers and directors breached their fiduciary duty to the Partnership and its unitholders. The Partnership could also become subject to additional claims and legal proceedings relating to the factual allegations made in these actions. While management cannot reasonably estimate the potential exposure in these matters at this time, if the Partnership does not prevail in any such proceedings, the Partnership could be required to pay substantial damages or settlement costs, subject to certain insurance coverages. Management has determined that, based on the status of the claims and legal proceedings against us, the amount of the potential losses cannot be reasonably estimated at this time. These actions are summarized below.

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Anderson v. StoneMor Partners, LP, et al., No. 2:16-cv-6111, filed on November 21, 2016, in the United States District Court for the Eastern District of Pennsylvania. The plaintiffs in this case (as well as Klein v. StoneMor Partners, LP, et al., No. 2:16-cv-6275, filed in the United States District Court for the Eastern District of Pennsylvania on December 2, 2016, which has been consolidated with this case) brought an action on behalf of a putative class of the holders of Partnership units and allege that the Partnership made misrepresentations to investors in violation of Section 10(b) of the Securities Exchange Act of 1934 by, among other things and in general, failing to clearly disclose the use of proceeds from debt and equity offerings by making allegedly false or misleading statements concerning (a) the Partnership’s strength or health in connection with a particular quarter’s distribution announcement, (b) the connection between operations and distributions and (c) the Partnership’s use of cash from equity offerings and its credit facility. Plaintiffs sought damages from the Partnership and certain of its officers and directors on behalf of the class of Partnership unitholders, as well as costs and attorneys’ fees. Lead plaintiffs have been appointed in this case, and filed a Consolidated Amended Class Action Complaint on April 24, 2017. Defendants filed a motion to dismiss that Consolidated Amended Complaint on June 8, 2017. The motion was granted on October 31, 2017, and the court entered judgment dismissing the case on November 30, 2017. Plaintiffs filed a notice of appeal on December 29, 2017. Oral argument was held before the United States Court of Appeals for the Third Circuit on November 1, 2018. The Partnership expects the court to render a decision in the near future, but there can be no assurance as to when the court will issue its ruling.

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Bunim v. Miller, et al., No. 2:17-cv-519-ER, pending in the United States District Court for the Eastern District of Pennsylvania, and filed on February 6, 2017. The plaintiff in this case brought, derivatively on behalf of the Partnership, claims that StoneMor GP’s officers and directors aided and abetted in breaches of StoneMor GP’s purported fiduciary duties by, among other things and in general, allegedly making misrepresentations through the use of non-GAAP accounting standards in its public filings, by allegedly failing to clearly disclose the use of proceeds from debt and equity offerings, and by allegedly approving unsustainable distributions. The plaintiff also claims that these actions and misrepresentations give rise to causes of action for gross mismanagement, unjust enrichment, and (in connection with a purportedly misleading proxy statement filed in 2014) violations of Section 14(a) of the Securities Exchange Act of 1934. The derivative plaintiff seeks an award of damages, attorneys’ fees and costs in favor of the Partnership as nominal plaintiff, as well as general compliance and governance changes. This case has been stayed, by the agreement of the parties, pending final resolution of the motion to dismiss filed in the Anderson case, provided that either party may terminate the stay on 30 days’ notice.

•

Muth v. StoneMor G.P. LLC, et al., December Term, 2016, No. 1196 and Binder v. StoneMor G.P. LLC, et al., January Term, 2017, No. 4872, both pending in the Court of Common Pleas for Philadelphia County, Pennsylvania, and filed on December 20, 2016 and February 3, 2017, respectively. In these cases, the plaintiffs brought, derivatively on behalf of the Partnership, claims that StoneMor GP’s officers and directors aided and abetted in breaches of StoneMor GP’s purported fiduciary duties by, among other things and in general, allegedly making misrepresentations through the use of non-GAAP accounting standards in its public filings and by failing to clearly disclose the use of proceeds from debt and equity offerings, as well as approving unsustainable distributions. The plaintiffs also claim that these actions and misrepresentations give rise to a cause of action for unjust enrichment. The derivative plaintiffs seek an award of damages, attorneys’ fees and costs in favor of the Partnership as nominal plaintiff, as well as alterations to the procedures for electing members to the board of StoneMor GP, and other compliance and governance changes. These cases have been consolidated and stayed, by the agreement of the parties, pending final resolution of the motion to dismiss filed in the Anderson case, provided that either party may terminate the stay on 30 days’ notice.

The Philadelphia Regional Office of the Securities and Exchange Commission, Enforcement Division, is continuing its investigation of the Partnership as to whether violations of federal securities laws have occurred. The investigation relates to, among other things, our prior restatements, financial statements, internal control over financial reporting, public disclosures, use of non-GAAP financial measures, matters pertaining to unitholder distributions and the sources of funds therefor and information relating to protection of our confidential information and our policies regarding insider trading. We are continuing to cooperate with the SEC staff.

The Partnership is party to other legal proceedings in the ordinary course of its business but does not expect the outcome of any proceedings, individually or in the aggregate, to have a material adverse effect on its financial position, results of operations or cash flows. The Partnership carries insurance with coverage and coverage limits that it believes to be customary in the cemetery and funeral home industry. Although there can be no assurance that such insurance will be sufficient to protect the Partnership against all contingencies, management believes that the insurance protection is reasonable in view of the nature and scope of the operations.

Leases

In 2017, the Partnership entered into capital leases that had aggregate gross and net asset values of $1.9 million and $1.8 million, respectively, at December 31, 2018. The Partnership has noncancelable leases for equipment and office space that expire at various dates with initial terms ranging from one to twenty-four years. Certain leases provide the Partnership with the option to renew for additional periods. Where leases contain escalation clauses, rent abatements, and/or concessions, the Partnership applies them in the determination of straight-line rent expense over the lease term. Leasehold improvements are amortized over the shorter of the lease term or asset life, which may include renewal periods where the renewal is reasonably assured, and is included in the determination of straight-line rent expense. Rent expense for operating leases for the years ended December 31,

2018 and 2017 was $4.9 million and $4.5, respectively. The aggregate amount of remaining future minimum lease payments as of December 31, 2018 is as follows (in thousands):

	Operating	Capital
2019	$4,349	$1,499
2020	2,765	1,196
2021	2,130	949
2022	1,539	558
2023	1,184	89
Thereafter	5,737	—

Total	$17,704	$4,291

Less: Interest on capital leases		(875)

Total principal payable on capital leases		$3,416

Other

In connection with the Partnership’s 2014 lease and management agreements with the Archdiocese of Philadelphia, it has committed to pay aggregate fixed rent of $36.0 million in the following amounts:

Lease Years 1-5 (May 28, 2014-May 31, 2019)	None
Lease Years 6-20 (June 1, 2019-May 31, 2034)	$1,000,000 per Lease Year
Lease Years 21-25 (June 1, 2034-May 31, 2039)	$1,200,000 per Lease Year
Lease Years 26-35 (June 1, 2039-May 31, 2049)	$1,500,000 per Lease Year
Lease Years 36-60 (June 1, 2049-May 31, 2074)	None

The fixed rent for lease years 6 through 11, an aggregate of $6.0 million, is deferred. If, prior to May 31, 2024, the Archdiocese terminates the agreements pursuant to a lease year 11 termination or the Partnership terminates the agreements as a result of a default by the Archdiocese, the Partnership is entitled to retain the deferred fixed rent. If the agreements are not terminated, the deferred fixed rent will become due and payable on or before June 30, 2024.

15.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Management has established a hierarchy to measure the Partnership’s financial instruments at fair value, which requires it to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs represent market data obtained from independent sources; whereas, unobservable inputs reflect the Partnership’s own market assumptions, which are used if observable inputs are not reasonably available without undue cost and effort. The hierarchy defines three levels of inputs that may be used to measure fair value:

•	Level 1 – Unadjusted quoted market prices in active markets for identical, unrestricted assets or liabilities that the reporting entity has the ability to access at the measurement date.

•

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the same contractual term of the asset or liability.

•

Level 3 – Unobservable inputs that the entity’s own assumptions about the assumptions market participants would use in the pricing of the asset or liability and are consequently not based on market activity but rather through particular valuation techniques.

The Partnership’s current assets and liabilities and customer receivables on its consolidated balance sheets are similar to cash basis financial instruments, and their estimated fair values approximate their carrying values due to their short-term nature and thus are categorized as Level 1. The Partnership’s merchandise and perpetual care trusts consist of investments in debt and equity marketable securities and cash equivalents, are carried at fair value, and are considered either Level 1 or Level 2 (see Note 7 and Note 8). Where quoted prices are available in an active market, securities are classified as Level 1 investments pursuant to the fair value measurement hierarchy.

Where quoted market prices are not available for the specific security, fair values are estimated by using either quoted prices of securities with similar characteristics or an income approach fair value model with observable inputs that include a combination of interest rates, yield curves, credit risks, prepayment speeds, rating, and tax-exempt status. These securities are classified as Level 2 investments pursuant to the fair value measurements hierarchy. Certain investments in the merchandise and perpetual care trusts are excluded from the fair value leveling hierarchy in accordance with GAAP. These funds are measured at fair value using the net asset value per share practical expedient and have not been categorized in the fair value hierarchy.

The Partnership’s other financial instruments at December 31, 2018 and 2017 consist of its Senior Notes and outstanding borrowings under its revolving credit facility (see Note 10). The estimated fair values of the Partnership’s Senior Notes at December 31, 2018 and 2017 were $162.50 million and $173.30 million, respectively, based on trades made on those dates, compared with the carrying amounts of $173.6 million and $173.1 million, respectively. At December 31, 2018 and 2017, the carrying values of outstanding borrowings under the Partnership’s revolving credit facility (see Note 10), which bears interest at variable interest rates with maturities of 90 days or less, approximated their estimated fair values. The Senior Notes and the credit facility are valued using Level 2 inputs.

The Partnership may be required to measure certain assets and liabilities at fair value on a nonrecurring basis in accordance with GAAP from time to time. These adjustments to fair value usually result from impairment charges. In 2017, as discussed in Note 9, in connection with its annual goodwill impairment assessment, the Partnership recorded a loss on goodwill impairment of $45.6 million related to our Funeral Home Operations reporting unit. This impairment was recorded by comparing the estimated fair value of the reporting unit to its carrying value. The fair value of the reporting unit was derived using discounted cash flow analyses based on Level 3 inputs.

The lower of cost or estimated fair value of assets held for sale at December 31, 2018 and 2017 were $0.8 million and $1.0 million respectively with an original net book value of $1.9 million prior to an adjustment of $0.2 million and $0.9 million during December 31, 2018 and 2017 respectively. Assets held for sale are valued at lower of cost or estimated fair value based on broker comparables and estimates at the time the assets are classified as held for sale. These assets held for sale are classified as Level 3 pursuant to the fair value measurement hierarchy. In addition, the Partnership had $0.9 million of assets held for use that were impaired by $0.4 million during 2017, resulting in an updated net book value of $0.5 million.

16.	SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The Partnership’s Senior Notes are guaranteed by StoneMor Operating LLC and its 100% owned subsidiaries, other than the co-issuer, as described below. The guarantees are full, unconditional, joint and several. The Partnership, or the “Parent,” and its 100% owned subsidiary, Cornerstone Family Services of West Virginia Subsidiary Inc., are the co-issuers of the Senior Notes. The Partnership’s consolidated financial statements as of and for the years ended December 31, 2018 and 2017 include the accounts of cemeteries operated under long-term lease, operating or management agreements. For the purposes of this note, these entities are deemed non-guarantor subsidiaries, as they are not 100% owned by the Partnership. The Partnership’s consolidated financial statements also contain merchandise and perpetual care trusts that are also non-guarantor subsidiaries for the purposes of this note.

The financial information presented below reflects the Partnership’s standalone accounts, the combined accounts of the subsidiary co-issuer, the combined accounts of the guarantor subsidiaries, the combined accounts of the non-guarantor subsidiaries, the consolidating adjustments and eliminations and the Partnership’s consolidated accounts as of and for the years ended December 31, 2018 and 2017 For the purpose of the following financial information, the Partnership’s investments in its subsidiaries and the guarantor subsidiaries’ investments in their respective subsidiaries are presented in accordance with the equity method of accounting (in thousands):

CONDENSED CONSOLIDATING BALANCE SHEETS

December 31, 2018	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$—	$16,298	$1,849	$—	$18,147
Assets held for sale	—	—	757	—	—	757
Other current assets	—	3,718	64,167	11,527	—	79,412

Total current assets	—	3,718	81,222	13,376	—	98,316
Long-term accounts receivable	—	3,118	71,708	12,322	—	87,148
Cemetery and funeral home property and equipment	—	806	409,201	33,550	—	443,557
Merchandise trusts	—	—	—	488,248	—	488,248
Perpetual care trusts	—	—	—	330,562	—	330,562
Deferred selling and obtaining costs	—	5,511	88,705	18,444	—	112,660
Goodwill and intangible assets	—	—	25,676	60,607	—	86,283
Other assets	—	—	19,403	2,924	—	22,327
Investments in and amounts due from affiliates eliminated upon consolidation	61,875	(586)	539,997	—	(601,286)	—

Total assets	$61,875	$12,567	$1,235,912	$960,033	$(601,286)	$1,669,101

Liabilities and Partners’ Capital
Current liabilities	$—	$184	$60,216	$1,400	$—	$61,800
Long-term debt, net of deferred financing costs	68,453	105,160	146,635	—	—	320,248
Deferred revenues	—	32,147	770,337	111,802	—	914,286
Perpetual care trust corpus	—	—	—	330,562	—	330,562
Other long-term liabilities	—	—	33,553	15,230	—	48,783
Due to affiliates	—	—	173,613	543,543	(717,156)	—

Total liabilities	68,453	137,491	1,184,354	1,002,537	(717,156)	1,675,679

Partners’ capital	(6,578)	(124,924)	51,556	(42,502)	115,870	(6,578)

Total liabilities and partners’ capital	$61,875	$12,567	$1,235,910	$960,035	$(601,286)	$1,669,101

CONDENSED CONSOLIDATING BALANCE SHEETS (continued)

December 31, 2017	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$—	$4,216	$2,605	$—	$6,821
Assets held for sale	—	—	1,016	—	—	1,016
Other current assets	—	3,882	83,901	17,366	—	105,149

Total current assets	—	3,882	89,133	19,971	—	112,986
Long-term accounts receivable	—	2,179	89,275	14,481	—	105,935
Cemetery and funeral home property and equipment	—	738	411,936	34,820	—	447,494
Merchandise trusts	—	—	—	515,456	—	515,456
Perpetual care trusts	—	—	—	339,928	—	339,928
Deferred selling and obtaining costs	—	6,171	98,639	21,588	—	126,398
Goodwill and intangible assets	—	—	26,347	61,759	—	88,106
Other assets	—	—	16,995	2,784	—	19,779
Investments in and amounts due from affiliates eliminated upon consolidation	159,946	82,836	556,783	—	(799,565)	—

Total assets	$159,946	$95,806	$1,289,108	$1,010,787	$(799,565)	$1,756,082

Liabilities and Partners’ Capital
Current liabilities	$—	$72	$44,380	$1,354	$—	$45,806
Long-term debt, net of deferred financing costs	68,250	104,848	144,595	—	—	317,693
Deferred revenues	—	33,469	773,516	105,641	—	912,626
Perpetual care trust corpus	—	—	—	339,928	—	339,928
Other long-term liabilities	—	—	34,149	14,184	—	48,333
Due to affiliates	—	—	173,098	576,025	(749,123)	—

Total liabilities	68,250	138,389	1,169,738	1,037,132	(749,123)	1,664,386

Partners’ capital	91,696	(42,583)	119,370	(26,345)	(50,442)	91,696

Total liabilities and partners’ capital	$159,946	$95,806	$1,289,108	$1,010,787	$(799,565)	$1,756,082

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

Year Ended December 31, 2018	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$6,382	$266,550	$52,271	$(9,077)	$316,126
Total costs and expenses	—	(13,666)	(285,578)	(58,349)	9,077	(348,516)
Other loss	—	(445)	(9,510)	(1,549)	—	(11,504)
Net loss from equity investment in subsidiaries	(63,084)	(54,573)	—	—	117,657	—
Interest expense	(5,434)	(8,348)	(15,787)	(1,033)	—	(30,602)

Income (loss) from continuing operations before income taxes	(68,518)	(70,650)	(44,325)	(8,660)	117,657	(74,496)
Income tax benefit	—	—	1,797	—	—	1,797

Net income (loss)	$(68,518)	$(70,650)	$(42,528)	$(8,660)	$117,657	$(72,699)

Year Ended December 31, 2017	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenues	$—	$7,788	$279,399	$58,981	$(7,941)	$338,227
Total costs and expenses	—	(12,306)	(290,850)	(53,685)	7,941	(348,900)
Other loss	—	—	(46,761)	—	—	(46,761)
Net loss from equity investment in subsidiaries	(69,724)	(71,281)	—	—	141,005	—
Interest expense	(5,434)	(8,348)	(12,623)	(940)	—	(27,345)

Income (loss) from continuing operations before income taxes	(75,158)	(84,147)	(70,835)	4,356	141,005	(84,779)
Income tax benefit	—	—	9,621	—	—	9,621

Net income (loss)	$(75,158)	$(84,147)	$(61,214)	$4,356	$141,005	$(75,158)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

Year Ended December 31, 2018	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by operating activities	$—	$370	$39,943	$(73)	$(13,783)	$26,457
Cash Flows From Investing Activities:
Cash paid for acquisitions and capital expenditures, net of proceeds from divestitures and asset sales	—	(370)	(11,510)	(683)	—	(12,563)

Net cash used in investing activities	—	(370)	(11,510)	(683)	—	(12,563)

Cash Flows From Financing Activities:
Cash distributions	—	—	—	—	—	—
Payments to affiliates	—	—	(13,782)	—	13,782	—
Net borrowings and repayments of debt	—	—	1,387	—	—	1,387
Other financing activities	—	—	(3,955)	—	—	(3,955)

Net cash used in financing activities	—	—	(16,350)	—	13,782	(2,568)

Net decrease in cash and cash equivalents	—	—	12,082	(756)	—	11,326
Cash and cash equivalents—Beginning of period	—	—	4,216	2,605	—	6,821

Cash and cash equivalents—End of period	$—	$—	$16,298	$1,849	$—	$18,147

Year Ended December 31, 2017	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by operating activities	$24,545	$103	$28,488	$167	$(38,327)	$14,976
Cash Flows From Investing Activities:
Cash paid for acquisitions and capital expenditures, net of proceeds from divestitures and asset sales	—	(103)	(7,831)	(987)	—	(8,921)

Net cash used in investing activities	—	(103)	(7,831)	(987)	—	(8,921)

Cash Flows From Financing Activities:
Cash distributions	(24,545)	—	—	—	—	(24,545)
Payments to affiliates	—	—	(38,327)	—	38,327	—
Net borrowings and repayments of debt	—	—	14,341	—	—	14,341
Other financing activities	—	—	(1,600)	—	—	(1,600)

Net cash used in financing activities	(24,545)	—	(25,586)	—	38,327	(11,804)

Net decrease in cash and cash equivalents	—	—	(4,929)	(820)	—	(5,749)
Cash and cash equivalents—Beginning of period	—	—	9,145	3,425	—	12,570

Cash and cash equivalents—End of period	$—	$—	$4,216	$2,605	$—	$6,821

17.	ISSUANCES OF LIMITED PARTNER UNITS

On November 19, 2015, the Partnership entered into an equity distribution agreement (“ATM Equity Program”) with a group of banks (the “Agents”) whereby it may sell, from time to time, common units representing limited partner interests having an aggregate offering price of up to $100,000,000. No common units were issued under the ATM Equity Program during the year ended December 31, 2018 or 2017.

Pursuant to a Common Unit Purchase Agreement, dated May 19, 2014, by and between the Partnership and American Cemeteries Infrastructure Investors, LLC, a Delaware limited liability company (“ACII”), the Partnership issued 78,342 paid-in-kind units to ACII in lieu of cash distributions of $0.7 million during the year ended December 31, 2017.

18.	SEGMENT INFORMATION

The Partnership’s operations include two reportable operating segments, Cemetery Operations and Funeral Home Operations. These operating segments reflect the way the Partnership manages its operations and makes business decisions as of December 31, 2018. Operating segment data for the periods indicated was as follows (in thousands):

	Years Ended December 31,
	2018	2017
STATEMENT OF OPERATIONS DATA:
Cemetery Operations:
Revenues	$261,935	$276,696
Operating costs and expenses	(238,974)	(233,950)
Depreciation and amortization	$(8,037)	(8,909)

Segment income	$14,924	$33,837

Funeral Home Operations:
Revenues	$54,191	$61,531
Operating costs and expenses	(44,525)	(49,803)
Depreciation and amortization	(2,744)	(3,080)

Segment income	$6,922	$8,648

Reconciliation of segment income to net loss:
Cemetery Operations	$14,924	$33,837
Funeral Home Operations	6,922	8,648

Total segment income	21,846	42,485

Corporate overhead	(53,281)	(51,964)
Corporate depreciation and amortization	(955)	(1,194)
Loss on goodwill impairment	—	(45,574)
Other losses, net	(11,504)	(1,187)
Interest expense	(30,602)	(27,345)
Income tax benefit (expense)	1,797	9,621

Net loss	$(72,699)	$(75,158)

CASH FLOW DATA:
Capital expenditures:
Cemetery Operations	$9,025	$10,048
Funeral Home Operations	2,839	426
Corporate	308	315

Total capital expenditures	$12,172	$10,789

	December 31,
	2018	2017
BALANCE SHEET DATA:
Assets:
Cemetery Operations	$1,508,667	$1,594,091
Funeral Home Operations	136,064	152,934
Corporate	24,370	9,057

Total assets	$1,669,101	$1,756,082

Goodwill:
Cemetery Operations	$24,862	$24,862
Funeral Home Operations	—	—

Total goodwill	$24,862	$24,862

19.	SUBSEQUENT EVENTS

Credit Agreements

On February 4, 2019, StoneMor Operating LLC (the “Operating Company”), a wholly-owned subsidiary of the Partnership, the Subsidiaries (as defined in the Amended Credit Agreement) of the Operating Company (together with the Operating Company, “Borrowers”), the Lenders party thereto and Capital One, National Association (“Capital One”), as Administrative Agent (in such capacity, the “Administrative Agent”), entered into the Eighth Amendment and Waiver to Credit Agreement (the “Eighth Amendment” and the Original Amended Agreement, as further amended by the Eighth Amendment, the “Amended Credit Agreement”) which further amended the Credit Agreement dated August 4, 2016 (as previously amended by that certain First Amendment to Credit Agreement dated as of March 15, 2017, Second Amendment and Limited Waiver dated July 26, 2017, Third Amendment and Limited Waiver effective August 15, 2017, Fourth Amendment to Credit Agreement dated as of September 29, 2017, Fifth Amendment to Credit Agreement dated as of December 22, 2017 but effective as of September 29, 2017, Sixth Amendment and Waiver to Credit Agreement dated June 12, 2018 and Seventh Amendment and Waiver to Credit Agreement dated July 13, 2018, the “Original Amended Agreement”), dated as of August 4, 2016, among the Borrowers, the Lenders, Capital One, as Administrative Agent, Issuing Bank and Swingline Lender, Citizens Bank N.A., as Syndication Agent, and TD Bank, N.A. and Raymond James Bank, N.A., as Co-Documentation Agents. Capitalized terms not otherwise defined herein have the same meanings as specified in the Amended Credit Agreement.

The Eighth Amendment added to the Amended Credit Agreement a separate last out revolving credit facility (the “Tranche B Revolving Credit Facility”) in the aggregate amount of $35.0 million to be provided by certain affiliates of Axar Capital Management as the initial lenders under the Tranche B Revolving Credit Facility (the “Tranche B Revolving Lenders”) on the following terms (as further detailed in the Eighth Amendment):

•

the aggregate amount of the Tranche B Revolving Commitments is $35.0 million; such Commitments were utilized in the amount of $15.0 million, which is reduced by a $0.7 million Original Issue Discount on the Eighth Amendment effective date. The remaining $20 million in commitments may be utilized in the amount of $5.0 million (or any integral multiple thereof) from time to time until April 30, 2019, provided that any borrowings resulting in the outstanding principal amount of the Tranche B Revolving Credit Facility being in excess of $25.0 million require, as a condition to such borrowings, that the Partnership receive a fairness opinion with respect to the Tranche B Revolving Credit Facility;

•	Tranche B Revolving Credit Facility Maturity Date is one business day after the maturity date of the original revolving credit facility (the “Tranche A Revolving Credit Facility”);

•	the interest rate applicable to the loans made under the Tranche B Revolving Credit Facility is 8.00% per annum, payable quarterly in arrears;

•

borrowings under the Tranche B Revolving Credit Facility on the effective date of the Eighth Amendment (the “Eighth Amendment Effective Date”) were subject to an original issue discount in the amount of $0.7 million; and

•	upon the repayment or prepayment of the Tranche B Revolving Credit Facility in full, the Tranche B Revolving Lenders will receive additional interest in the amount of $0.7 million.

The Eighth Amendment also amended certain terms of the Original Amended Agreement to:

•	reduce the Tranche A Revolving Credit Availability Period to end on the Eighth Amendment Effective Date, which precludes borrowings under the Tranche A Revolving Credit Facility after such date;

•

reduce the amount of the Letter of Credit Sublimit from $15.0 million to $9.4 million, plus the principal amount of loans under the Tranche A Revolving Credit Facility that become subject to optional prepayment after the Eighth Amendment Effective Date, and permit the issuance of letters of credit under the Tranche A Revolving Credit Facility after the Eight Amendment Effective Date;

•

modify the Tranche A Revolving Credit Facility Maturity Date to be the earlier of (i) May 1, 2020 and (ii) the date that is six months prior to the earliest scheduled maturity date of any outstanding Permitted Unsecured Indebtedness;

•

redetermine the Applicable Rate to be 4.50% for Eurodollar Rate Loans and 3.50% for Base Rate Loans from the Eighth Amendment Effective Date to February 28, 2019; 4.75% and 3.75%, respectively, from March 1, 2019 to March 31, 2019; 5.50% and 4.50%, respectively, from April 1, 2019 to April 30, 2019; 5.75% and 4.75%, respectively, from May 1, 2019 to May 31, 2019; and 6.00% and 5.00%, respectively, from June 1, 2019;

•	discontinue the accrual of the commitment fee after the Eighth Amendment Effective Date;

•

provide for ticking fees assessed on the amount of outstanding loans made under the Tranche A Revolving Credit Facility (the “Tranche A Revolving Loans”) and payable to the Tranche A Revolving Lenders (i) in-kind, by increasing the outstanding principal amount of such Lender’s Tranche A Revolving Loans (“PIK”) or (ii) in cash, in the following amounts and on the following dates:

•	3.00% on July 1, 2019, of which (x) 2.00% shall PIK and (y) 1.00% shall be payable in cash, unless the Required Lenders agree to PIK;

•	1.00% on August 1, 2019, payable in cash, unless the Required Lenders agree to PIK;

•	1.00% on September 1, 2019, payable in cash, unless the Required Lenders agree to PIK; and

•	1.00% on October 1, 2019, PIK;

•

amend the definition of “Consolidated Net Income” for purposes of calculating the Consolidated EBITDA to exclude, for the time period from January 1, 2018 to January 1, 2019, (i) any non-recurring charges for adjustments made to cost of goods sold for merchandise inventory impairment related to excess and damaged inventory of the Partnership or a subsidiary of the Partnership (and any reversal thereof) incurred during the Fiscal Year ended December 31, 2018 in an aggregate amount not to exceed $5.0 million and (ii) any non-recurring charges for the establishment of liability reserves required for future obligations of the Partnership or a Subsidiary of the Partnership to deliver allocated merchandise to customers (and any reversal thereof) incurred during the Fiscal Year ended December 2018 in an aggregate amount not to exceed $15.0 million;

•

amend the definition of “Consolidated EBITDA” for purposes of calculating the financial covenant to (i) adjust the limit on add backs for non-recurring cash expenses, losses, costs and charges to $17.0 million for each Measurement Period ended on or after April 1, 2018 and (ii) remove a separate add back for non-recurring cash expenses, costs and charges relating to “non-ordinary course of business” legal matters;

•

remove the Consolidated Secured Net Leverage Ratio and Consolidated Fixed Charge Coverage Ratio and replace them with a covenant requiring the Partnership to ensure that its Consolidated EBITDA is not less than the following amounts for the four quarters ending on the following dates: (i) $18.0 million for the period ended March 31, 2018; (ii) $13.0 million for the period ended June 30, 2018; (iii) $2.5 million for the period ended September 30, 2018; (iv) ($3.0 million) for the period ended December 31, 2018; (v) $1.0 million for the period ending March 31, 2019; (vi) $3.5 million for the period ending June 30, 2019; (vii) $8.0 million for the period ending September 30, 2019; (viii) $8.25 million for the period ending December 31, 2019; and (ix) $9.25 million for the period ending March 31, 2020;

•

provide for mandatory prepayments in an amount equal to 100% of the net cash proceeds from (i) sale/leaseback transactions and certain other permitted dispositions of assets and (ii) incurrence of certain indebtedness (including any indebtedness not permitted under the Amended Credit Agreement) in an amount exceeding $5.0 million;

•

extend the deadline for filing the Partnership’s Form 10-Q for the period ended March 31, 2018 to the later of February 6, 2019 and the date that is two Business Days following the Eighth Amendment Effective Date and for the periods ended June 30, 2018 and September 30, 2018 to February 15, 2019;

•

add a covenant requiring the Partnership and the Administrative Borrower to use their reasonable best efforts to consummate the transactions contemplated under the Merger Agreement (as defined below) by May 15, 2019 (the “C-Corporation Conversion”); modify the definition of “Change in Control” and several covenants, including but not limited to reporting covenants and covenants restricting fundamental changes, dispositions, investments, acquisitions and transactions with affiliates to permit the C-Corporation Conversion and to permit the Partnership to be a wholly-owned subsidiary of StoneMor Inc. (as defined below);

•

add a covenant requiring the Administrative Borrower to engage Houlihan Lokey or any other acceptable financial advisor by no later than the second business day after the Eighth Amendment Effective Date to advise it in the arrangement of the refinancing in full of the obligations with respect to the Tranche A Revolving Credit Facility (such refinancing, the “Refinancing”);

•

add a covenant requiring the Administrative Borrower to retain Carl Marks & Co. or another acceptable consultant of recognized national standing on or prior to the Eighth Amendment Effective Date, who shall (i) assist the Administrative Borrower in further developing its financial planning and analysis function; (ii) prepare a detailed analysis of G&A expenses and other overhead and develop cost savings initiatives and (iii) present a monthly written update to the Administrative Agent and the Lenders on progress; and

•	amend other provisions of the Original Amended Agreement in connection with the foregoing.

In addition, in the Eighth Amendment, the Administrative Agent and Lenders party thereto waived existing defaults under the Original Amended Agreement as a result of the Partnership’s failure to (i) deliver the financial statements for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018 and the related compliance certificates; (ii) comply with the facility’s maximum Consolidated Secured Net Leverage Ratio for each period ended June 30, 2018, September 30, 2018 and December 31, 2018 (iii) comply with the facility’s minimum Fixed Charge Coverage Ratio for each period ended June 30, 2018, September 30, 2018 and December 31, 2018; and (iv) inaccuracies in representations and warranties resulting from such defaults. The effectiveness of the Eighth Amendment was subject to the satisfaction of certain conditions, including the payment to the Tranche A Revolving Lenders of a fee in the aggregate amount of $0.8 million.

Loan Agreement with a Related Party

On February 4, 2019, the Partnership entered into the Eighth Amendment with, among other parties, certain affiliates of Axar Capital Management (collectively, “Axar”) to provide an up to $35.0 million bridge financing in the form of the Tranche B Revolving Credit Facility, of which $15.0 million was drawn down immediately. Borrowings under the financing arrangement are collateralized by a perfected first priority security interest in substantially all assets of the Partnership and the Borrowers held for the benefit of the existing Tranche A Revolving Lenders and bear interest at a fixed rate of 8.0%. Borrowings under Tranche B Revolving Credit Facility “Eighth Amendment Effective Date” are subject to an original issue discount in the amount of $0.7 million, which was recorded as original issue discount and will pay additional interest in the amount $0.7 million at the termination and payment in full of the financing arrangement, which will be accreted to interest expense over the term of the financing arrangement, As of March 15, 2019, Axar beneficially owned approximately 20.2% of the Partnership’s outstanding common units. Axar also has exposure to an additional 1,520,149 Common Units pursuant to certain cash-settled equity swaps which mature on June 20, 2022 in accordance with information included in Axar’s filing on Form 4 which was filed with the SEC on March 18, 2019. In addition, the Partnership’s board of directors has separately approved an amendment to the voting and standstill agreement and director voting agreement with Axar to permit Axar to acquire up to 27.5% of the Partnership common units outstanding.

On March 29, 2019, the Partnership had additional borrowing of $10.0 million under the Tranche B Revolving Credit Facility.

January 2019 Restructuring

On January 31, 2019, the Partnership announced a restructuring initiative implemented as part of its ongoing organizational review. This restructuring is intended to further integrate, streamline and optimize the Partnership’s operations.

As part of this restructuring, the Partnership will undertake certain cost reduction initiatives, including a reduction of approximately 45 positions of its workforce, primarily related to corporate functions in Trevose, a streamlining of general and administrative expenses and an optimization of location spend. The Partnership expects to incur cash charges of approximately $0.5 million to $0.7 million of employee separation and other benefit-related costs in connection with the January 2019 restructuring initiative. Substantially all of these cash payments are anticipated to be made by the end of 2019 and the Partnership anticipates that substantially all of the actions associated with this restructuring will be completed by the end of 2019. Under this restructuring, separation costs are expensed over the requisite service period, if any. There were no expenses recorded for the year ended December 31, 2018 related to the January 2019 restructuring initiative.

Amendment and Restatement of 2018 LTIP

On March 27, 2019, the Board of Directors of our General Partner approved the amendment and restatement of the 2018 LTIP, which was renamed the StoneMor Amended and Restated 2019 Long-Term Incentive Plan (“2019 Plan”). The amendments were made to (i) increase the number of common units of the Partnership reserved for delivery under the plan from 2,000,000 to 4,000,000 and (ii) make certain other clarifying changes and updates to the 2018 LTIP.

The 2019 LTIP provides for the grant, from time to time, at the discretion of the board of directors of the General Partner or the Compensation, Nominating and Governance and Compliance Committee of the board of directors, of equity-based incentive compensation awards. Subject to adjustments in the event of certain transactions or changes in capitalization in accordance with 2019 LTIP, 4,000,000 common units of the Partnership have been reserved for delivery pursuant to awards under the 2019 LTIP. Common units that have been forfeited, cancelled, exercised, settled in cash, or otherwise terminated or expired without deliver will be available for future deliver.

20.	QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following summarizes certain quarterly results of operations:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(in thousands, except per unit data)
Year Ended December 31, 2018
Revenues	$77,945	$81,571	$73,185	$83,425
Gross loss	(8,026)	(8,738)	(10,016)	(5,610)
Net loss	(17,923)	(17,017)	(17,225)	(20,534)
General partner’s interest in net loss for the period	(187)	(177)	(179)	(214)
Limited partners’ interest in net loss for the period	(17,736)	(16,840)	(17,046)	(20,320)
Net loss per limited partner unit (basic and diluted)	$(0.47)	$(0.44)	$(0.45)	$(0.54)
Year Ended December 31, 2017
Revenues	$82,946	$85,952	$84,034	$85,295
Gross profit (loss)	(1,049)	(3,113)	(2,348)	(4,163)
Net loss (1)	(8,561)	(11,582)	(9,576)	(45,439)
General partner’s interest in net income (loss) for the period	(89)	(121)	(99)	(473)
Limited partners’ interest in net loss for the period	(8,472)	(11,461)	(9,477)	(44,966)
Net loss per limited partner unit (basic and diluted)	$(0.22)	$(0.30)	$(0.25)	$(1.18)

(1)	Net loss in the fourth quarter of 2017 includes loss on goodwill impairment of $45.6 million.

Gross profit (loss) is computed based upon total revenues less total costs and expenses per the consolidated statements of operations for each quarter.

Net income (loss) per limited partner unit is computed independently for each quarter and the full year based upon respective average units outstanding. Therefore, the sum of the quarterly per unit amounts may not equal the annual per share amounts.

21.	SUPPLEMENTAL CONSOLIDATED CASH FLOW INFORMATION

The tables presented below provide supplemental information to the consolidated statements of cash flows regarding contract origination and maturity activity included in the pertinent captions on the Partnership’s consolidated statements of cash flows (in thousands):

	Years Ended December 31,
	2018	2017
Pre-need/at-need contract originations (sales on credit)	$(126,199)	$(104,896)
Cash receipts from sales on credit (post-origination)	130,697	87,822

Changes in Accounts receivable, net of allowance	$4,498	$(17,074)

Deferrals:
Cash receipts from customer deposits at origination, net of refunds	$146,279	$146,624
Withdrawals of realized income from merchandise trusts during the period	15,582	12,551
Pre-need/at-need contract originations (sales on credit)	126,199	104,896
Undistributed merchandise trust investment earnings, net	(2,725)	(36,461)
Recognition:
Merchandise trust investment income, net withdrawn as of end of period	(9,618)	(11,738)
Recognized maturities of customer contracts collected as of end of period	(188,897)	(199,074)
Recognized maturities of customer contracts uncollected as of end of period	(49,415)	(25,847)

Changes in Deferred revenues	$37,405	$(9,049)

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On November 29, 2018, the Audit Committee approved the engagement of Grant Thornton LLP as the Partnership’s independent registered public accounting firm for the fiscal year ending December 31, 2018, effective immediately. On the same day, the Committee dismissed Deloitte & Touche LLP as the Partnership’s independent registered public accounting firm, effective immediately.

In the fiscal years ended December 31, 2016 and 2017 and in the subsequent interim period through November 29, 2018, there were no (a) disagreements between the Partnership and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement in connection with its audit report on the consolidated financial statements for such years.

ITEM 9A.	CONTROLS AND PROCEDURES

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

The Partnership maintains disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that such information is accumulated and communicated to our management, including the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), as appropriate, to allow timely decisions regarding required disclosure.

Our management, including the CEO and CFO, evaluated the design and operation of our disclosure controls and procedures pursuant to Rules 13a-15(e) and 15d-15(e) under the Exchange Act as of December 31, 2018. Based on such evaluation, our CEO and CFO concluded the disclosure controls and procedures were not effective due to the material weaknesses in internal control over financial reporting described below.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is a process designed under the supervision of our Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Management’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Partnership; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Partnership are being made only in accordance with authorizations of management and directors of the Partnership; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Partnership’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements on a timely basis. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies and procedures may deteriorate.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Partnership’s annual or interim financial statements will not be prevented or detected on a timely basis.

Management previously identified and reported material weaknesses in its Annual Report on Form 10-K for the Year Ended December 31, 2017 filed on July 17, 2018. We conducted an evaluation of the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2018 based on the criteria set forth in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on our assessment, we concluded that the Partnership did not maintain effective internal control over financial reporting as of December 31, 2018 as a result of the material weaknesses described below:

A.	Control environment, control activities and monitoring:

The Partnership did not design and maintain effective internal control over financial reporting related to control environment, control activities and monitoring based on the criteria established in the COSO Framework including more specifically:

•

Management did not implement effective oversight to support deployment of control activities due to (a) failure to establish clear accountability for the performance of internal control over financial reporting responsibilities in certain areas important to financial reporting and (b) failure to prioritize and implement related corrective actions in a timely manner.

•

Management did not maintain effective controls over sales contract origination occurring at its site locations. Specifically, there was no subsequent review of contract entry and no approved master pricing listing. In addition there was no oversight monitoring at its corporate office related to cancelations and timely and accurate servicing for correct revenue recognition.

•

Management did not maintain effective controls over the accuracy and valuation of its merchandise inventory allocated to pre-need contracts. Specifically, the Partnership did not have effective controls over the assessment of condition and impairment of allocated and un-allocated merchandise inventory due to excessive or deterioration damage.

B.	Establishment and review of certain accounting policies:

The Partnership’s controls applicable to establishment, periodic review for ongoing relevance and consistent application of material accounting policies in conformity with GAAP including (i) revenue recognition and (ii) insurance-related assets and liabilities. More specifically:

•

Management did not have effective segregation of duties, review and monitoring controls over revenue recognition with respect to the ASC 606 transition adjustment and subsequent calculations at a sufficient level of precision to timely detect misstatements in the related income statement and balance sheet account.

•	Management did not maintain effective completeness and accuracy controls at a level of precision to timely detect misstatements related to the insurance related assets and liabilities.

C.	Reconciliation of certain general ledger accounts to supporting details:

The Partnership’s controls over the reconciliation of amounts recorded in the general ledger to relevant supporting detail for “Cemetery property” and “Deferred revenues” on the consolidated balance sheets were not designed appropriately and thus failed to operate effectively. Management has identified that the specified general ledger account balances were not always reconciled to supporting documentation.

D.	Accurate and timely relief of deferred revenues and corresponding recognition of income statement impacts:

The Partnership’s internal controls designed to prevent a material misstatement in the recognized amount of “Deferred revenues” as of the balance sheet date were not designed appropriately. Specifically, the Partnership concluded that it did not design effective controls that would lead to a timely identification of a material error in “Deferred revenues” due to failure to accurately and timely relieve the liability when the service was performed or merchandise was delivered. Further, the Partnership’s review controls designed to detect such errors did not operate at the appropriate level of precision to identify such error. More specifically:

•

Management did not have effective segregation of duties over the preparation and subsequent review of its deferred revenue reconciliation process at a sufficient level of precision to timely detect potential misstatements of the related income statement and balance sheet accounts.

•

Management did not have effective review and monitoring controls over the revenue, cost of goods sold and deferred balances of pre-acquisition contracts at a sufficient level of precision to timely detect potential misstatements of the related income statement and balance sheet accounts.

•

Management did not have effective review and monitoring controls over the results of ongoing deferred revenue testing at a sufficient level of precision to detect potential misstatements of the related balance sheet accounts.

Our management communicated the results of its assessment to the Audit Committee of the Board of Directors of our General Partner. Our independent registered public accounting firm, Grant Thornton LLP, has expressed an adverse opinion on our internal control over financial reporting as of December 31, 2018 in the audit report that appears below.

REMEDIATION EFFORTS

Management is committed to the remediation of the material weaknesses described above, as well as the continued improvement of our internal control over financial reporting. We have identified and implemented, and continue to implement, the actions described below to remediate the underlying causes of the control deficiencies that gave rise to the material weaknesses. As we continue our evaluation and improve our internal control over financial reporting, management may modify the actions described below or identify and take additional measures to address control deficiencies. Until the remediation efforts described below, including any additional measures management identifies as necessary, are completed, the material weaknesses described above will continue to exist.

A.	To address the material weakness in control environment, control activities and monitoring, the Partnership has completed, or is in the process of the following:

•	Performed a comprehensive review of current procedures to ensure compliance with the Partnership’s accounting policies and GAAP;

•

Enhanced the existing and developed more appropriate monitoring controls to provide reasonable assurance that the Partnership maintains sufficient oversight of the performance of internal control over financial reporting responsibilities;

•	Reassessing its existing framework used to identify and implement corrective actions on a timely, prioritized basis with defined accountability;

•

Enhancing the controls over sales contract origination occurring at site locations and re-training field personnel and developing additional oversight procedures at the corporate location to monitor compliance with approved policies and procedures and trust requirements; and

•	Enhancing the accuracy and valuation controls of its merchandise inventory and updating its inventory management system including a more thorough review of inventory utilization.

Management will continue to review such actions and progress with the Audit Committee. The remediation of this weakness in the control environment will contribute to the remediation of each of the additional material weaknesses described above.

B.

To address the material weakness associated with the establishment and periodic review of certain accounting policies for compliance with applicable GAAP that gave rise to potentially inaccurate or untimely revenue recognition and accounting for insurance-related assets and liabilities, management is performing a comprehensive review of the Partnership’s existing accounting policies to provide reasonable assurance of compliance with GAAP. More specifically:

•	Management has implemented controls over the input and output data related to the completeness and accuracy of the calculation provided by the actuary for the related assets and liabilities; and

•

Management is in process of enhancing its controls over the segregation of duties, review and monitoring controls over the ASC 606 calculations. In addition, management is in process of automating these calculations which are currently performed manually. Once completed the results will be subject to additional review and monitoring controls.

C.

To address the material weakness associated with controls over the reconciliation of amounts in certain general ledger accounts to relevant supporting details, management is in the process of reassessing its existing policies and designing procedures to govern the completion and review of business unit level account reconciliations. This includes automation of processes and designing and implementing enhanced controls over the preparation, analysis and review of significant accounts that operate at the appropriate level of precision to prevent or detect a material misstatement of such balances at period end. Management is refining its monitoring controls over the maintenance of cemetery property records to address the associated material weakness. Management is also refining system controls to assist with timely and accurate recognition of revenue and related costs and detective controls to appropriately monitor and review the recording of transactions.

D.

To address the material weakness regarding accurate and timely relief of deferred revenue and corresponding income statement impacts, the Partnership has reassessed the existing monitoring controls designed to identify material misstatements within “Deferred revenues.” The Partnership continues to refine system controls and introduce additional controls operating at an appropriately low level of detail intended to identify material misstatements in “Deferred revenues,” More specifically:

•

Management is in process of cross-training additional qualified accounting personnel to prepare the deferred revenue reconciliation, independent of the reviewer who is a member of the senior management team.

•

Management is in process of completing a special project to identify and record pre-acquisition contracts. Management has also designed review and monitoring controls that will be implemented upon the completion of this project.

•

Management has implemented site level testing as well as oversight testing at the corporate level. An error rate is being developed and utilized to ensure the related balance sheet accounts are properly stated. The error rate is being developed and subsequently will be reviewed by accounting senior management prior to utilization.

•	Management updated the Contract Servicing Policy and delivered training to all field General Manager and Administration personnel responsible for servicing activities.

•	Management delivered training to financial and non-financial personnel and the Audit Committee specific to ASC 606 – Revenue from Contracts with Customers; Contract Servicing Policy and Training

E.

To address the material weakness disclosed in its 2017 Annual Report on Form 10-K associated with the review of financial statement disclosures regarding the consolidated statements of cash flows and Note 4 and Note 16, the Partnership has designed and implemented additional controls over the preparation and review of the consolidated statements of cash flows and Note 4 and Note 16 at a detailed level that ensures accurate and proper presentation of the financial statement disclosures in accordance with GAAP.

We believe these measures will remediate the material weaknesses noted. While we have completed some of these measures as of the date of this report, we have not completed and tested all of the planned corrective processes, enhancements, procedures and related evaluation that we believe are necessary to determine whether the material weaknesses have been fully remediated. We believe the corrective actions and controls need to be in operation for a sufficient period of time for management to conclude that the control environment is operating effectively and has been adequately tested through audit procedures. Accordingly, the material weaknesses have not been fully remediated as of the date of this report. As we continue to evaluate and work to remediate the control deficiencies that gave rise to the material weaknesses, we may determine that additional measures or time are required to address the control deficiencies or that we need to modify or otherwise adjust the remediation measures described above. We will continue to assess the effectiveness of our remediation efforts in connection with our evaluation of our internal control over financial reporting.

CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

Our remediation efforts were ongoing during our last fiscal quarter ended December 31, 2018. Other than the remediation steps described above, there were no other material changes in our internal control over financial reporting identified in management’s evaluation pursuant to Rules 13a-15(d) and 15d-15(d) of the Exchange Act during the quarter ended December 31, 2018 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of StoneMor GP LLC and Unitholders of StoneMor Partners L.P.

Opinion on Internal Control over Financial Reporting

We have audited the internal control over financial reporting of StoneMor Partners L.P. (a Delaware Partnership) and subsidiaries (the “Partnership”) as of December 31, 2018, based on criteria established in the 2013 Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). In our opinion, because of the effect of the material weaknesses described in the following paragraphs on the achievement of the objectives of the control criteria, the Partnership has not maintained effective internal control over financial reporting as of December 31, 2018, based on criteria established in the 2013 Internal Control—Integrated Framework issued by COSO.

A material weakness is a deficiency, or combination of control deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Partnership’s annual or interim financial statements will not be prevented or detected on a timely basis. The following material weaknesses have been identified and included in management’s assessment.

A.

The Partnership did not design and maintain effective internal control over financial reporting related to control environment, control activities and monitoring, including competency of resources and deployment and oversight of control activities.

B.

The Partnership’s controls applicable to establishment, periodic review for ongoing relevance and consistent application of certain material accounting policies in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) including revenue recognition and insurance-related assets and liabilities were not appropriately designed.

C.

The Partnership’s controls over the reconciliation of certain amounts recorded in the general ledger to relevant supporting details for “Cemetery property” and “Deferred revenues” on the consolidated balance sheet were not designed appropriately or failed to operate effectively.

D.	The Partnership’s internal controls designed to prevent a material misstatement in the accurate and timely relief of “Deferred revenues” as of the balance sheet date were not designed appropriately.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the consolidated financial statements of the Partnership as of and for the year ended December 31, 2018. The material weaknesses identified above were considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2018 consolidated financial statements, and this report does not affect our report dated April 2, 2019, which expressed an unqualified opinion on those consolidated financial statements.

Basis for Opinion

The Partnership’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Partnership’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania

April 2, 2019

ITEM 9B.	OTHER INFORMATION

None.

PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

PARTNERSHIP STRUCTURE AND MANAGEMENT

StoneMor GP, as our general partner, manages our operations and activities. Unitholders are not entitled to participate, directly or indirectly, in our management or operations.

Unlike the holders of common stock in a corporation, unitholders have only limited voting rights on matters affecting our business. Unitholders do not have the right to elect our general partner or its directors on an annual or other continuing basis. Our general partner may not be removed except by the vote of the holders of at least 66 2/3% of the outstanding common units, including units owned by our general partner and its affiliates. Robert B. Hellman, Jr. is the sole Trustee (the “Trustee”) under a Trust (the “Trust”) established pursuant to a Voting and Investment Trust Agreement by and between American Cemeteries Infrastructure Investors, LLC, a Delaware limited liability company (“ACII”), and Mr. Hellman, as Trustee, dated as of May 9, 2014, for the pecuniary benefit of ACII. In his capacity as Trustee, Mr. Hellman has exclusive voting and investment power over approximately 86.63% of membership interests in StoneMor GP Holdings LLC, a Delaware limited liability company (“GP Holdings”), which is the sole member of StoneMor GP. ACII is an affiliate of American Infrastructure Funds, L.L.C., an investment adviser registered with the SEC. Mr. Hellman, a director of our general partner, is a managing member of American Infrastructure Funds, L.L.C. and he is affiliated with (i) entities that own membership interests in ACII and (ii) AIM Universal Holdings, LLC which is the manager of ACII. Jonathan A. Contos, who served as a director of our general partner until February 9, 2018, was a Principal of American Infrastructure Funds, L.L.C. Robert A. Sick, a director of our general partner, has been an Operating Director of American Infrastructure Funds, L.L.C. since 2015. In addition to the Trust’s holdings of GP Holdings, Lawrence Miller, Vice Chairman of the Board of Directors of StoneMor GP until October 12, 2018 (6.53%, inclusive of family partnership holdings), William Shane, a former director of StoneMor GP (3.04%, inclusive of family partnership holdings), Allen Freedman, a former director of StoneMor GP (0.06%), Martin Lautman, a director of StoneMor GP (0.24%, along with Mr. Lautman’s spouse) and Michael Stache and Robert Stache, retired executive officers of StoneMor GP (each owning 1.8% through trusts with their respective spouses), collectively hold approximately 13.37% of membership interests in GP Holdings.

Pursuant to the Second Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC, dated May 21, 2014, as amended (the “Second Amended and Restated LLC Agreement”), GP Holdings, as the sole member of StoneMor GP, is entitled to elect all directors of StoneMor GP.

DIRECTORS AND EXECUTIVE OFFICERS OF STONEMOR GP LLC

The following table shows information regarding the directors and executive officers of our general partner as of March 15, 2019. Each director is elected for one-year terms until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Name	Age	Positions with StoneMor GP LLC
Joseph M. Redling (1)	60	President, Chief Executive Officer and Director
Mark L. Miller	58	Chief Financial Officer and Senior Vice President
James S. Ford	64	Chief Operating Officer and Senior Vice President
Austin K. So	45	General Counsel, Chief Legal Officer and Secretary
Robert B. Hellman, Jr.	59	Chairman of the Board of Directors
Martin R. Lautman, Ph.D.	72	Director
Stephen J. Negrotti	67	Director
Leo J. Pound (1)	64	Director
Robert A. Sick	59	Director

Name	Age	Positions with StoneMor GP LLC
Fenton R. Talbott	77	Director
Patricia D. Wellenbach	61	Director

(1)

Mr. Redling has served as President, Chief Executive Officer and a Member of the Board of Directors since July 18, 2018. R. Paul Grady served as President, Chief Executive Officer and a Member of the Board of Directors from May 17, 2017 until March 30, 2018. Leo J. Pound served as Interim Chief Executive Officer from March 30, 2018 until July 18, 2018.

EXECUTIVE OFFICERS AND BOARD MEMBERS

A brief biography for each executive officer who serves as a director of our general partner is included below.

Joseph M. Redling has served as President and Chief Executive Officer of our general partner since July 18, 2018. Prior to his appointment, Mr. Redling served as the Chief Operating Officer of Vonage Holdings. Inc., a billion-dollar communications company, where he managed the day to day operations of the company’s consumer and B2B businesses. Prior to Chief Operating Officer position he was President of Consumer Services for Vonage overseeing its large consumer business unit. Prior to that, Mr. Redling was President and Chief Executive Officer of Nutrisystem, Inc., a leader in the weight-loss industry. His experience also includes over a decade with Time Warner and AOL where he held a number of senior executive level roles including Chief Marketing Officer, President of Paid Services and Customer Management, President of the AOL Access Business and CEO of AOL International.

ADDITIONAL DIRECTORS

A brief biography for each non-executive director of our general partner is included below.

Robert B. Hellman, Jr., has served on the Board of Directors of our general partner since our formation in April 2004. Mr. Hellman co-founded American Infrastructure Funds (“AIM”) in 2006 and has been an infrastructure and private real assets investor for over 25 years. He has been an investor and director in a wide variety of industries, including agriculture, building materials, forest products, energy production and distribution, death care, entertainment, health and fitness, and real estate. On behalf of AIM, he currently holds three patents on the application of the design of innovative financial security structures. Mr. Hellman began his private equity career at McCown DeLeeuw in 1987, and previously was a consultant with Bain & Company, where he was one of the founding members of Bain’s Tokyo office. Mr. Hellman serves on the board of a number of private companies. He is also a member of the Board of the Stanford Institute for Economic Policy Research (SIEPR) and President of Stanford’s DAPER Investment Fund. He received an M.B.A. from the Harvard Business School with Baker Scholar honors, an M.S. in economics from the London School of Economics, and a B.A. in economics from Stanford University. Mr. Hellman brings to the Board extensive investment management and capital raising experience, combined with excellent leadership and strategic skills.

Martin R. Lautman, Ph.D., has served on the Board of Directors of our general partner since our formation in April 2004 and served as a director of Cornerstone from its formation in March 1999 through April 2004. Dr. Lautman is currently the Managing Director of Marketing Channels, Inc., a company that provides marketing and marketing research consulting services to the information industry and a partner in Musketeer Capital, a venture capital firm investing in early stage and growth stage companies. From 2005 to 2008, he served as the President and CEO of GfK Custom Research North America, a division of a public worldwide marketing services company headquartered in Nuremburg, Germany. Prior to that, he was the Senior Managing Director of ARBOR a U.S.-based marketing research agency, where he held several positions including Senior Managing Director. He has also served with Numex Corporation, a public machine tool manufacturing company, as President from 1987 to 1990 and as a director from 1991 to 1997. From 1986 to 2000, Dr. Lautman served on the Board of Advisors of Bachow Inc., a private equity firm specializing in high-tech companies and software. He is currently a board member of Require, a title release tracking company and an advisor to Phoenix International, a market research firm and three early stage fund and growth stage funds. Dr. Lautman is also the former Chairman of the Board of Penn Hillel where he served for four years and is now on the board of Hillel International. Dr. Lautman has lectured on marketing in The Cornell Hotel School and The Columbia University School of Business and has taught courses in both the Executive MBA and MBA programs in marketing management and marketing strategy in The Smeal School of Business of The Pennsylvania State University. He currently teaches Entrepreneurial Marketing in both the undergraduate and MBA programs in The Wharton School of Business of The University of Pennsylvania. Dr. Lautman brings to the Board marketing, sales and strategic planning expertise and experience with corporate compensation matters.

Stephen J. Negrotti has served on the Board of Directors of our general partner since April 2018. Mr. Negrotti was most recently President and CEO of Turner Investments Inc., an investment manager, from April 2014 until October 2015. He also served as a member of the Board of Directors and President of the Turner Family of Mutual Funds during that time. Mr. Negrotti has been self-employed as an independent certified public accountant and a consultant since October 2015 and was also employed in that capacity from January 2012 until joining Turner. Mr. Negrotti has over 40 years of finance and administration experience. He joined Ernst & Young in Philadelphia in 1976 and was a Partner at Ernst & Young LLP from 1986 through 2011, coordinating services to financial industry clients and acting as an advisor in Ernst & Young’s Global Private Equity practice in New York. Mr. Negrotti holds an MBA in Finance from Drexel University and a Bachelor’s degree in Accounting from The Pennsylvania State University. Mr. Negrotti brings to the Board significant experience in financial oversight and accounting matters

Leo J. Pound has served on the Board of Directors of our general partner since August 2014. He also served as Interim Chief Executive Officer of our general partner from March 30, 2018 until July 18, 2018, as Acting Chief Operating Officer of our general partner from April 16, 2017 until September 29, 2017 and as Interim Strategic Officer from July 19, 2018 until October 31, 2018. Mr. Pound has been a Principal of Pound Consulting Inc., which provides management-consulting services to both public and private enterprises, since July 2000. From February 1999 to July 2000, Mr. Pound was Chief Financial Officer of Marble Crafters, a stone importer and fabricator. From October 1995 to February 1999, he was Chief Financial Officer of Jos. H. Stomel & Sons, a wholesale distributor. Since 2013, Mr. Pound has served as the Chairman of the Audit Committee of Alliance Holdings, a private equity firm. From 2012 through December 2015, Mr. Pound was a director at Turner Long/Short Equity Offshore, an investment partnership managed by Turner Investments, Inc. He also serves as a director and the Chairman of the Audit Committee and a member of the Compensation Committee and Nominating Committee of Nixon Uniform Service & Medical Wear, a textile rental company. In December 2015, Mr. Pound joined the Board of Directors of Empire Petroleum Partners, a private wholesale fuel distributor, where he also serves as the Chairman of the Audit Committee. Mr. Pound previously served on the Board of Directors of NCO Group, Inc., an international provider of business process outsourcing services, from 2000 until 2011, and chaired its Audit Committee and was a member of its Nominating and Corporate Governance Committee. Mr. Pound is a Certified Public Accountant and a member of the American and Pennsylvania Institutes of Certified Public Accountants. Mr. Pound received a degree in Business Administration from LaSalle University where he majored in Accounting. Mr. Pound brings to the Board of audit practices and financial controls and systems and financial leadership experience.

Robert A. Sick has served on the Board of Directors of our general partner since May 2017. Mr. Sick has been an Operating Director at American Infrastructure MLP Funds since January 2015. Prior to that, Mr. Sick was the sole member and Managing Director of White Oak Capital, LLC, which he formed in April 2004, through which he has served as a transition chief executive officer, board member and senior adviser to more than 30 middle market companies, helping to lead them through management transitions, significant growth initiatives and other business transformations. From December 2013 through December 2014, he served as Chief Executive Officer of AutoNet Mobile Inc., a private company that makes wireless devices for use in moving vehicles. He has also served as a director of Safe Harbor Marinas LLC (September 2016 to present), Denbeste Water Solutions LLC (2014), Arrow Holdings LLC (June 2015 to present), Jacksonville Sound & Communications, Inc. (2015 to present), and Granite Holdings LLC (2015 to present), all of which are private companies. Mr. Sick brings to the Board significant executive leadership experience and experience in driving various strategic initiatives and creating long term value.

Fenton R. “Pete” Talbott has served on the Board of Directors of our general partner since our formation in April 2004 and had served as Chairman of the Board of Cornerstone from April 2000 through April 2004. Mr. Talbott served as the President of Talbott Advisors, Inc., a consulting firm, from January 2006 through January 2010. Mr. Talbott previously served as an operating affiliate of McCown De Leeuw & Co., LLC from November 1999 to December 2004 and currently serves as an operating affiliate of American Infrastructure Funds, L.L.C. Additionally, he served as the Chairman of the Board of Telespectrum International, an international telemarketing and market-research company, from August 2000 to January 2001. Prior to 1999, Mr. Talbott held various executive positions with Comerica Bank, American Express Corporation, Bank of America, The First Boston Corp., CitiCorp., and other entities. He currently serves as a board member of the Preventative Medicine Research Institute, Kansas University Board of Trustees and Landmark Dividend, LLC. Mr. Talbott brings to the Board extensive operational and consulting expertise, experience with compensation matters and his significant professional contact base.

Patricia D. Wellenbach has served on the Board of Directors of our general partner since April 2018. She has been President and CEO of Philadelphia’s Please Touch Museum since November 2015. In such capacity, Ms. Wellenbach is responsible for management and oversight of one of the top 10 children’s museums in the country. The Museum employs 100 people and has a budget of $10.0 million. In addition, Ms. Wellenbach works closely with the Museum’s Board of Trustees and is a steward of a 100,000 square foot building on the National Historic Register. The building is owned by the City of Philadelphia and as such Ms. Wellenbach works closely with city leaders on the preservation of this historic landmark building. From February 2013 to October 2015, Ms. Wellenbach was President and CEO of Green Tree School and Services, a non-residential school and behavioral health clinic for children with autism and severe emotional disturbances. In such capacity, Ms. Wellenbach oversaw a budget of $9.0 million, managed the construction of a new facility and negotiated contracts with two unions. The complexity of the medical and educational needs of the children required Ms. Wellenbach to have experience with a high level of regulatory and compliance issues. From October 2007 to January 2013, Ms. Wellenbach advised companies as President and CEO of Sandcastle Strategy Group, LLC. Ms. Wellenbach currently serves on the Boards of Thomas Jefferson University (from July 2015) and the Philadelphia Mayor’s Cultural Advisory Board (from September 2016). Ms. Wellenbach previously was a member of the Board of Directors at the Reinvestment Fund, a CDFI fund that makes community impact investments in areas of work force development, charter schools, food access and other community needs, from March 2010 until December 2017. Ms. Wellenbach is also a member of the National Association of Corporate Directors, Women Corporate Directors, the Forum of Executive Women and the Pennsylvania Women’s Forum. Ms. Wellenbach holds a degree from the Boston College School of Nursing and a certificate from the UCLA Anderson School of Management’s Healthcare Executive Program. Ms. Wellenbach brings to the Board significant experience in managing complex businesses in transition and restructuring, merger and acquisition experience both as a chief executive officer and as a board member, and experience with risk, regulatory and compliance issues

EXECUTIVE OFFICERS (NON-BOARD MEMBERS)

A brief biography for each executive officer who does not serve as a director of our general partner is included below.

Mark L. Miller has served as Chief Financial Officer and Senior Vice President of our general partner since May 2017 and was a consultant to our general partner from February 2017 until May 2017. From October 2016 to February 2017, Mr. Miller provided consulting services to a distributor of flooring material. Mr. Miller was on sabbatical from full-time work endeavors from July 2015 to September 2016. From July 2012 through March 2015, Mr. Miller was Chief Financial Officer and Treasurer of CrossAmerica GP, LLC, the general partner of

CrossAmerica Partners LP (formerly Lehigh Gas Partners LP), a NYSE-listed limited partnership and a wholesale and retail distributor of motor fuel and a leasee and subleasee of motor fuel retail distribution stores, convenience stores and gas stations. Thereafter, he assisted CrossAmerica for a transition period from March 2015 to June 2015. Prior to his experience with Cross America, Mr. Miller was Vice President of Acquisitions at Dunne Manning Inc. (formerly Lehigh Gas Corporation), where he managed acquisitions, divestitures, acquisition financing and working capital requirements since 2004. Prior to joining Dunne Manning Inc., Mr. Miller was the Chief Financial Officer for several middle market companies in various industries. Mr. Miller also spent six years with Deloitte & Touche LLP. Mr. Miller holds a Bachelor of Science degree in Accounting from Northeastern University and was a Certified Public Accountant.

James S. Ford has served as Chief Operating Officer and Senior Vice President of our general partner since March 1, 2018. Prior to joining StoneMor, Mr. Ford had most recently served as Senior Vice President and Chief Customer Officer of Foundation Partners Group, which owns and operates funeral homes and cemeteries in the United States, where he was employed from September 2014 through January 2018. In such capacity, Mr. Ford was responsible for all operations, sales and marketing activities of Foundation Partners Group. He previously held the position of Vice President, Business Optimization, at Foundation Partners Group where he led efforts to formulate and implement business strategies that drove organizational growth and expansion. From June 2004 to November 2013, Mr. Ford was Senior Vice President and Chief Operating Officer of Cremation Services with the Neptune Society in Plantation, Florida, a provider of cremation services. In such capacity, Mr. Ford’s responsibilities included oversight of Neptune Society’s operations and sales. Before his employment with Neptune Society, Mr. Ford held several senior management positions with Service Corporation International (SCI), a provider of funeral goods and services as well as cemetery property and services, during his 16 years with that company. Mr. Ford has served on the Boards of Directors of the Illinois, Michigan, and Wisconsin Cemetery Associations and the Board of Directors of the Indiana Funeral Directors Association. Mr. Ford attended Loyola University in Los Angeles where he studied Biology and was a licensed Funeral Director in California.

Austin K. So has served as General Counsel, Chief Legal Officer and Secretary of our general partner since July 5, 2016. Prior to joining our general partner, Mr. So was the Division General Counsel and Secretary of Heraeus Incorporated, a global manufacturing conglomerate, from 2012 to 2016. Leading a team of lawyers based in Germany, China and the U.S., Mr. So oversaw litigation, mergers and acquisitions, commercial transactions, government investigations, compliance, export control, trade law and other legal matters. From 2002 to 2012, Mr. So practiced both transactional law and litigation at corporate law firms in New York City. Mr. So received an A.B. from Harvard College and a J.D. from The University of Pennsylvania Law School.

BOARD MEETINGS AND EXECUTIVE SESSIONS, COMMUNICATIONS WITH DIRECTORS AND BOARD COMMITTEES

In 2018, the Board of Directors of our general partner held ten meetings. All directors then in office attended all of these meetings, either in person or by teleconference.

Our Board of Directors holds regular executive sessions, in which non-management board members meet without any members of management present. Mr. Hellman, Chairman of the Board of Directors and its Lead Director, presides at regular sessions of the non-management members of our Board of Directors.

Interested parties, including unitholders, may contact one or more members of our Board of Directors, including non-management directors individually or as a group, by writing to the director or directors in care of the Secretary of our general partner at our principal executive offices. A communication received from an interested party or unitholder will be promptly forwarded to the director or directors to whom the communication is addressed. We will not, however, forward sales or marketing materials or correspondence primarily commercial in nature, materials that are abusive, threatening or otherwise inappropriate, or correspondence not clearly identified as interested party or unitholder correspondence.

The Board of Directors of our general partner has an Audit Committee, a Conflicts Committee, a Trust and Compliance Committee and a Compensation and Nominating and Governance Committee. The Board of Directors of our general partner appoints the members of such committees. The members of the committees and a brief description of the functions performed by each committee are set forth below.

Audit Committee

The current members of the Audit Committee are Messrs. Lautman and Negrotti (Chairman) and Ms. Wellenbach. The primary responsibilities of the Audit Committee are to assist the Board of Directors of our general partner in its general oversight of our financial reporting, internal controls and audit functions, and it is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors. The Audit Committee’s charter is posted on our website at www.stonemor.com under the “Investors” section. Information on our website does not constitute a part of this Annual Report on Form 10-K.

All current committee members qualify as “independent” under applicable standards established by the SEC and NYSE for members of audit committees. In addition, Mr. Negrotti has been determined by the Board of Directors of our general partner to have accounting or related financial management expertise and meet the qualifications of an “audit committee financial expert” in accordance with NYSE listing standards and SEC rules, as applicable. The “audit committee financial expert” designation is a disclosure requirement of the SEC related to Mr. Negrotti’s experience and understanding with respect to certain accounting, and auditing matters. The designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on Mr. Negrotti as a member of the Audit Committee and the Board of Directors of our general partner and it does not affect the duties, obligations or liabilities of any other member of the Board of Directors.

Conflicts Committee

The primary responsibility of the Conflicts Committee is to review matters that the directors believe may involve potential conflicts of interest. Members of the Conflicts Committee are appointed and the Conflicts Committee meets on an as-needed basis and determines if a proposed resolution of the conflict of interest is fair and reasonable to us. Members of the Conflicts Committee may not be officers or employees of our general partner or directors, officers, or employees of its affiliates and must meet the independence standards to serve on an audit committee of a board of directors established by the NYSE and certain other requirements. Any matters approved by the Conflicts Committee will be conclusively deemed to be fair and reasonable to us, approved by all of our partners, and not a breach by our general partner of any duties it may owe us or our unitholders.

Conflicts of interest may arise between us and our unitholders, on the one hand, and our general partner and its affiliates, on the other hand. Additionally this Committee is responsible for engaging third party experts to perform fairness opinions as deemed necessary. As previously announced, Ms. Wellenbach and Mr. Negrotti were appointed as members of the Conflicts Committee for the purpose of considering, reviewing and making recommendations as to whether a change in our structure from a master limited partnership to a publicly traded Delaware corporation would be in the best interest of the Partnership and our public unitholders. The Board of Directors has approved a fixed fee of $75,000, each for their service on the Conflicts Committee for 2018.

Trust and Compliance Committee

The current members of the Trust and Compliance Committee are Messrs. Hellman (Chairman) and Sick and Ms. Wellenbach. The primary responsibilities of the Trust and Compliance Committee are to assist the Board in fulfilling its responsibility in the oversight management of merchandise trusts and perpetual care trusts (collectively, the “Trusts”) and to review and recommend an investment policy for the Trusts, including (i) asset allocation, (ii) acceptable risk levels, (iii) total return or income objectives, (iv) investment guidelines relating to eligible investments, diversification and concentration restrictions and (v) performance objectives for specific managers or other investments. The Trust and Compliance Committee also oversees matters of non-financial compliance, including our overall compliance with applicable legal and regulatory requirements.

Compensation and Nominating and Governance Committee

The current members of the Compensation and Nominating and Governance Committee (the “Compensation Committee”) are Messrs. Sick (Chairman), Hellman and Pound. The primary responsibilities of the Compensation Committee are to oversee compensation decisions for the non-management directors of our general partner and executive officers of our general partner (in the event they are to be paid by our general partner), as well as our long-term incentive plan and to select and recommend nominees for election to the Board of Directors of our general partner.

CODE OF ETHICAL CONDUCT FOR FINANCIAL MANAGERS, CODE OF BUSINESS CONDUCT AND ETHICS FOR DIRECTORS, THE CODE OF ETHICS POLICY, AND THE CORPORATE GOVERNANCE GUIDELINES

We adopted a Code of Ethical Conduct for Financial Managers which is applicable to our financial managers, including our principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Ethical Conduct for Financial Managers incorporates guidelines designed to deter wrongdoing and to promote honest and ethical conduct and compliance with applicable laws and regulations. If any amendments are made to the Code of Ethical Conduct for Financial Managers or if we or our general partner grants any waiver, including any implicit waiver, from a provision of the code to any of its financial managers, we will disclose the nature of such amendment or waiver on our website (www.stonemor.com) or in a report on Form 8-K. We also adopted a Code of Business Conduct and Ethics for Directors, a Code of Ethics Policy applicable to our officers and other employees, and Corporate Governance Guidelines, which constitute the framework for our corporate governance.

The Code of Ethical Conduct for Financial Managers, the Code of Business Conduct and Ethics for Directors, the Code of Ethics Policy, and the Corporate Governance Guidelines are publicly available on our website under the “Investors” section at www.stonemor.com. Information on our website does not constitute a part of this Annual Report on Form 10-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our general partner’s directors, officers and beneficial owners of more than 10% of common units, if any, are required to file reports of ownership and reports of changes in ownership with the SEC. Directors, officers and beneficial owners of more than 10% of our common units are also required to furnish us with copies of all such reports that are filed. Based solely on our review of copies of such forms and amendments and on written representations from reporting individuals, we believe that all of the directors and executive officers of our general partner filed the required reports on a timely basis under Section 16(a) of the Exchange Act during the year ended December 31, 2018.

ITEM 11.	EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth summary information relating to all compensation awarded to, earned by or paid to the individuals listed in the table below, collectively referred to as our “named executive officers,” for all services rendered in all capacities to our subsidiaries and us during the years noted. The term “Stock” in the Summary Compensation Table and other tables included in this Part III, Item 11. Executive Compensation refer to common units of the Partnership.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation	All Other Compensation (3) ($)	Total ($)
Joseph M. Redling (4)	2018	$317,692	$325,000	$3,052,500	$—	$—	$3,695,192
Chief Executive Officer and President
Leo J. Pound (5)	2018	$425,000	$200,000	$—	$—	$584,851	$1,209,851
Former Interim Chief Executive Officer	2017	$420,000	$—	$—	$—	$147,468	$567,468
R. Paul Grady (6)	2018	$161,538	$—	$—	$—	$—	$161,538
Former Chief Executive Officer and President	2017	$380,770	$—	$—	$—	$25,000	$405,770
Mark L. Miller (7)	2018	$450,000	$75,000	$224,999	$—	$—	$749,999
Chief Financial Officer and Senior Vice President	2017	$287,577	$150,000	$159,034	$—	$113,575	$710,186
Austin K. So (8)	2018	$375,000	$200,000	$187,503	$—	$2,279	$764,782
General Counsel, Chief Legal Officer and Secretary	2017	$367,308	$293,750	$132,522	$—	$10,780	$804,360

(1)	Represents bonus amounts earned with respect to the applicable year except as otherwise indicated.
(2)

Represents the aggregate grant date fair value of awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). On July 18, 2018, Joseph M. Redling was issued 750,000 restricted units under the Partnership’s 2014 Long Term Incentive Plan (as now amended and restated, the “2018 Plan”), which vest in quarterly installments over a four year period. The amounts set forth for 2018 for Mark L. Miller and Austin K. So represent awards made under the 2018 Plan with aggregate fair values of $224,999 and $187,503, respectively, assuming the target condition is met in each of the three vesting periods for the units that vest based on achieving performance targets (“PVUs”). The amounts set forth for 2017 for Messrs. Miller and So represent awards that were intended to be made in 2017 but were delayed due to delinquencies in the filing of certain periodic reports by the Partnership with aggregate fair values of $159,634 and $132,522, respectively, assuming the target condition is met in each of the three vesting periods for the PVUs.

(3)	All other compensation for 2018 includes the following personal benefits:

	Benefit
Name	Airfare	Transportation	Cell Phone	Other
Leo J. Pound	$45,980	$12,880	$—	$6,991
Austin K. So	$—	$—	$1,530	$749

(4)

Mr. Redling commenced service as our Chief Executive Officer and President on July 18, 2018. The amount set forth under “Salary” is prorated for the service period. Mr. Redling’s annualized base salary is $700,000.

(5)

Mr. Pound served as Interim Chief Executive Officer from March 30, 2018 through July 17, 2018, as Interim Strategic Executive from July 18, 2018 through October 31, 2018 and as Acting Chief Operating Officer from April 16, 2017 through September 29, 2017. The amount set forth under “Salary” represents consulting fees we paid to his consulting firm for his service in 2018 as Interim Chief Executive Officer and in 2017 as Acting Chief Operating Officer. The amount set forth under “All Other Compensation” for 2018 includes $150,000 in consulting fees we paid to his consulting firm for his service as Interim Strategic Executive. The amounts set forth under “All Other Compensation” also include the compensation Mr. Pound received for his service as a director of StoneMor GP for 2018 and 2017, and is comprised of the following:

Fees Earned or Paid In Cash ($)(1)		Stock Awards ($)(2)	Total ($)
2018	$74,000	$20,000	$94,000
2017	$126,000	$21,468	$147,468

(1)

Mr. Pound was entitled to an annual retainer for services as a director of $80,000, which is received in cash, restricted phantom units or a combination of cash and restricted Phantom units, at his election. A minimum of $20,000 of the $80,000 annual retainer was required to be paid in restricted phantom units. In addition to the retainer, Mr. Pound was entitled to a meeting fee of $2,000 for each meeting of the board of directors attended in person and $1,500 for each committee meeting attended in person, a fee of $500 for participation in each board call that is greater than one hour, but less than two hours, and $1,000 for participation in each telephone board call that is two hours or more. In 2017, Mr. Pound also received a fee of $50,000 in 2017 for serving on the Executive Search Committee of the Board of Directors in 2017. Mr. Pound is also entitled to receive restricted phantom units pursuant to his distribution equivalent rights.

(2)

The restricted phantom units awarded as retainer compensation are credited to a mandatory deferred compensation account established for Mr. Pound. In addition, for each restricted phantom unit in such account, we credit the account, solely in additional restricted phantom units, an amount of distribution equivalent rights so as to provide Mr. Pound a means of participating on a one-for-one basis in distributions made to holders of our common units. Payment of Mr. Pound’s mandatory deferred compensation account will be made on the earliest of (i) his separation of service as a director, (ii) disability, (iii) unforeseeable emergency, (iv) death or (v) change of control of the Partnership or our general partners. Any such payment will be made at our election in our common units or cash

(6)	Mr. Grady served as our Chief Executive Officer and President from May 17, 2017 through March 29, 2018.
(7)

Mr. Miller’s bonus amount for 2017 represents the grant date fair value of the restricted units issued to him in March 2018 in accordance with ASC Topic 718. The amount set forth under “All Other Compensation” for 2017 is comprised of $88,575 in consulting fees we paid to his consulting firm for consulting services prior to his commencement of service as our Chief Financial Officer, a $10,000 reimbursement for legal fees incurred in connection with the negotiation of his employment agreement, and a $15,000 reimbursement for the premium for a supplemental directors’ and officers’ liability insurance policy.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

The following table sets forth information with respect to outstanding equity awards at December 31, 2018 for our named executive officers.

	Stock Awards
Name (1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Joseph M. Redling	703,125	$1,476,563
Mark L. Miller	50,281	$105,590
Austin K. So	34,774	$73,025

(1)	No unvested or unexercised equity awards were held at December 31, 2018 by any named executive officer not listed in this table.
(2)	Excludes a total of 48,875, 5,458, and 454 units that had vested for Messer’s Redling, Miller and So but as of December 31, 2018, had been issued.
(3)

The market value of these outstanding awards has been computed by multiplying the closing price of the common units on December 31, 2018 by the number of unvested units held by Messrs. Redling, Miller and So.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

The following is a summary of certain material provisions of agreements between our general partner and our named executive officers.

Joseph M. Redling

Joseph M. Redling and our general partner are parties to an employment agreement dated June 29, 2018 pursuant to which Mr. Redling serves as Chief Executive Officer and Senior Vice President of our general partner. Mr. Redling’s initial base salary under the agreement is $700,000 per year, which base salary is subject to annual review by the Board. Any decrease in base salary shall be made only to the extent StoneMor GP contemporaneously and proportionately decreases the base salaries of all of its senior executives.

The agreement provides that Mr. Redling is eligible to receive an annual incentive cash bonus with respect to each fiscal year of StoneMor GP, provided that he will not be eligible to receive such bonus if he is not employed on the last day of the fiscal year to which such bonus relates and, further, he will not be eligible for such bonus unless other senior executive team members have also earned a bonus for such fiscal year. The target amount of the cash bonus is 100% of his base salary with respect to the applicable fiscal year and is to be based on specific individual and company performance goals established by the Compensation Committee and as described in his employment agreement. With respect to fiscal year 2018, the agreement provides that Mr. Redling was eligible for a pro-rated cash bonus based upon the time Mr. Redling was employed by StoneMor GP during fiscal year 2018.

The agreement also provided that Mr. Redling was entitled to receive an initial grant of restricted common units in the Partnership of 750,000 units. Such restricted common units will vest, if at all, in equal quarterly installments over the four year period following the date of grant and will have rights to distributions consistent with fully vested common units in the Partnership. The grant of such restricted common units was made on July 18, 2018, and is subject to such other terms and conditions as are set forth in the Executive Restricted Unit Agreement entered into between Mr. Redling and StoneMor GP at the time of grant.

Under the agreement, Mr. Redling is also entitled to participate in the 2018 Plan for the 2019 fiscal year and each fiscal year thereafter, to the extent that StoneMor GP offers the 2018 Plan to all senior executives of StoneMor GP. Mr. Redling’s participation in the 2018 Plan with respect to the 2019 fiscal year and in any future fiscal year, if offered by StoneMor GP, shall be in an annual amount equal to 150% of his base salary, with 50% of such annual amount vesting in equal annual installments over three years and 50% of the annual amount vesting based upon attainment of performance goals as determined by the Executive Committee of the Board, in consultation with the Compensation Committee.

If Mr. Redling’s employment is terminated for any reason, Mr. Redling will be entitled to receive the following: (i) any base salary for days actually worked through the date of termination; (ii) reimbursement of all expenses for which Mr. Redling is entitled to be reimbursed pursuant to the agreement, but for which he has not yet been reimbursed; (iii) any vested accrued benefits under StoneMor GP’s employee benefit plans and programs in accordance with the terms of such plans and programs, as accrued through the date of termination; (iv) vested but unissued equity in StoneMor GP or the Partnership; (v) any bonus or other incentive (or portion thereof) for any preceding completed fiscal year that has been awarded by StoneMor GP to Mr. Redling, but has not been received by him prior to the date of termination; (vi) accrued but unused vacation, to the extent Mr. Redling is eligible in accordance with StoneMor GP’s policies and (vii) any other payment or benefit (other than severance benefits) to which Mr. Redling may be entitled under the applicable terms of any written plan, program, policy, agreement, or corporate governance document of StoneMor GP, the Partnership or any of their successors or assigns.

If Mr. Redling’s employment is terminated by StoneMor GP without “Cause” and not for death or “Disability” or by Mr. Redling for “Good Reason” (as such terms are defined in the agreement), and provided that Mr. Redling enters into a release as provided for in the agreement, Mr. Redling would be entitled to receive, in addition to the benefits described in the preceding paragraph, the following: (i) payment of 1.5 times his base salary for a period of 12 months following the effective date of his termination, to be paid in equal installments in accordance with the normal payroll practices of StoneMor GP, commencing on the 60 th day following the date of termination, with the first payment including any amounts not yet paid between the date of termination and the date of the first payment and (ii) a pro-rata cash bonus for the fiscal year in which such termination occurs, if any, determined by StoneMor GP (subject to certain the restrictions as set forth above), which shall be paid at the same time that annual incentive cash bonuses are paid to other executives of StoneMor GP, but in no event later than March 15 of the fiscal year following the fiscal year in which the date of termination occurs.

In the event of a “Change in Control” (as such term is defined in the agreement), all outstanding equity interests granted to Mr. Redling that are subject to time-based vesting provisions and that are not fully vested shall become fully vested as of the date of such Change in Control. The agreement also includes customary covenants running during Mr. Redling’s employment and for 12 months thereafter prohibiting solicitation of employees, directors, officers, associates, consultants, agents or independent contractors, customers, suppliers, vendors and others having business relationships with StoneMor GP and prohibiting Mr. Redling from directly or indirectly competing with StoneMor GP. The agreement also contains provisions relating to protection of StoneMor GP’s property, its confidential information and ownership of intellectual property as well as various other covenants and provisions customary for an agreement of this nature.

R. Paul Grady

Mr. Grady and our general partner were parties to an employment agreement effective May 17, 2017 pursuant to which Mr. Grady served as President and Chief Executive Officer of our general partner. On February 26, 2018, Mr. Grady resigned as President, Chief Executive Officer and a director effective on March 30, 2018. Mr. Grady’s base salary was $600,000 per year. The agreement provided that Mr. Grady was eligible to receive an annual incentive cash bonus provided that, except for certain qualifying terminations of employment, he was employed on the last day of the fiscal year to which such bonus related, and provided further that he would not have been eligible for such bonus unless other senior executive team members had also earned a bonus for such fiscal year. The amount of the cash bonus was to be within a range of 0% to 150% of his base salary with respect to the applicable fiscal year. The agreement provided that, in lieu of all or a portion of any cash bonus with respect to the 2017 fiscal year, Mr. Grady would have been eligible to receive a grant of restricted common units in the Partnership with a value equal to $300,000. Such restricted common units would have vested, if at all, in equal monthly installments over the two year period following the date of grant and would have had rights to distributions consistent with fully vested common units in the Partnership. The grant of such restricted common units was to be made as promptly as practicable after the Partnership had filed all of its required reports under the Securities Exchange Act of 1934, as amended. Because Mr. Grady gave notice of his intention to resign prior to the grant of such units and such units would, as a result, have been forfeited effective upon his resignation, he did not receive any such award.

Under the agreement, Mr. Grady was also entitled to participate in our long-term incentive plan for the 2017 fiscal year and each fiscal year thereafter, to the extent that our general partner offered such long-term incentive plan to all of its senior executives. Because Mr. Grady’s resignation was effective prior to the date on which any of the awards made with respect to 2017 would have vested, Mr. Grady did not participate in the 2017 awards. The agreement also provided that Mr. Grady was entitled to a 4% profit participation in our general partner, which was forfeited in connection with his resignation. Our general partner also agreed to reimburse Mr. Grady for the cost of a supplemental directors’ and officers’ insurance policy for up to $5,000,000 and to pay up to $10,000 in attorneys’ fees incurred by Mr. Grady in connection with the review, negotiation and documentation of his agreement.

The agreement provided for certain benefits if Mr. Grady’s employment was terminated by our general partner with or without “Cause” or by Mr. Grady with or without “Good Reason” or in the event of Mr. Grady’s death or “Disability” of a “Change in Control” (as such terms are defined in the agreement). In connection with Mr. Grady’s voluntary resignation, no such benefits were payable.

The agreement also included customary covenants running during Mr. Grady’s employment and for 18 months thereafter prohibiting solicitation of employees, directors, officers, associates, consultants, agents or independent contractors, customers, suppliers, vendors and others having business relationships with our general partner and prohibiting Mr. Grady from directly or indirectly competing with our general partner. The agreement also contained provisions relating to protection of our general partner’s property, its confidential information and ownership of intellectual property as well as various other covenants and provisions customary for an agreement of this nature.

Mark L. Miller

Mark L. Miller and our general partner are parties to an employment agreement effective as of May 16, 2017 pursuant to which Mr. Miller serves as Chief Financial Officer and Senior Vice President of our general partner. Mr. Miller’s initial base salary under the agreement is $450,000 per year, which base salary is subject to annual review by the Board. Any decrease in base salary shall be made only to the extent StoneMor GP contemporaneously and proportionately decreases the base salaries of all of its senior executives.

The agreement provides that Mr. Miller is eligible to receive an annual incentive cash bonus with respect to each fiscal year of StoneMor GP, provided, except for certain qualifying terminations of employment, that he will not be eligible to receive such bonus if he is not employed on the last day of the fiscal year to which such bonus relates and, further, he will not be eligible for such bonus unless other senior executive team members have also earned a bonus for such fiscal year. The amount of the cash bonus will be within a range of 0% to 112.5% of his base salary with respect to the applicable fiscal year, with a target bonus opportunity equal to 75% of his base salary. With respect to fiscal year 2017, the agreement provides that Mr. Miller was eligible for a pro-rated cash bonus based upon the time Mr. Miller was employed by StoneMor GP during fiscal year 2017. In addition, the agreement provides that, to the extent that the cash bonus payable to Mr. Miller with respect to the 2017 fiscal year, if any, is determined to exceed $100,000, only the amounts in excess of $100,000 shall be payable to Mr. Miller in cash.

The agreement provides that, in lieu of all or a portion of any cash bonus with respect to the 2017 fiscal year, Mr. Miller was entitled to receive a grant of restricted common units in the Partnership with a value equal to $100,000. Such restricted common units will vest, if at all, in equal monthly installments over the two year period following the date of grant and will have rights to distributions consistent with fully vested common units in the Partnership. The grant of such restricted common units was made on March 19, 2018, and is subject to such other terms and conditions as are set forth in the Executive Restricted Unit Agreement entered into between Mr. Miller and StoneMor GP at the time of grant.

Under the agreement, Mr. Miller is also entitled to participate in our long-term incentive plan for the 2017 fiscal year and each fiscal year thereafter, to the extent that StoneMor GP offers the 2018 Plan to all senior executives of StoneMor GP. Mr. Miller’s participation in the 2018 Plan with respect to the 2017 fiscal year and in any future fiscal year, if offered by StoneMor GP, shall be in an annual amount equal to 50% of his base salary, with 50% of such annual amount vesting in equal annual installments over three years and 50% of the annual amount vesting based upon attainment of performance goals as determined by the Executive Committee of the Board, in consultation with the Compensation Committee. To the extent Mr. Miller’s employment terminates on account of “Retirement” (as such term is defined in the agreement) during a performance period applicable to a particular long-term incentive plan grant, the portion of such grant that is subject to performance goals shall be earned pro-rata based on actual performance and the number of months that Mr. Miller was employed during the performance period. To be eligible for a pro-rated portion of the grant in the event of a retirement, Mr. Miller must execute a release substantially in the form attached to his agreement.

The agreement also provides that Mr. Miller shall be entitled to a 1% profit participation in StoneMor GP, with the terms of such profit participation (including, but not limited to, vesting terms and distribution participation rights) being subject to and governed by the agreement to be entered into promptly following the effective date. StoneMor GP also agreed to reimburse Mr. Miller for the cost of a supplemental directors’ and officers’ insurance policy for up to $5,000,000.

If Mr. Miller’s employment is terminated by StoneMor GP for “Cause” or by Mr. Miller without “Good Reason” or in the event of Mr. Miller’s death or “Disability” (as such terms are defined in the agreement), Mr. Miller will be entitled to receive the following: (i) any base salary for days actually worked through the date of termination; (ii) reimbursement of all expenses for which Mr. Miller is entitled to be reimbursed pursuant to the agreement, but for which he has not yet been reimbursed; (iii) any vested accrued benefits under StoneMor GP’s employee benefit plans and programs in accordance with the terms of such plans and programs, as accrued through the date of termination; (iv) vested but unissued equity in StoneMor GP or the Partnership; (v) any bonus or other incentive (or portion thereof) for any preceding completed fiscal year that has been awarded by StoneMor GP to Mr. Miller, but has not been received by him prior to the date of termination; and (vi) accrued but unused vacation, to the extent Mr. Miller is eligible in accordance with StoneMor GP’s policies.

If Mr. Miller’s employment is terminated by StoneMor GP without “Cause” or by Mr. Miller for “Good Reason” (as such terms are defined in the agreement), and provided that Mr. Miller enters into a release as provided for in the agreement, Mr. Miller would be entitled to receive, in addition to the benefits described in the preceding paragraph, the following: (i) payment of his base salary for a period of 12 months following the effective date of his termination, to be paid in equal installments in accordance with the normal payroll practices of StoneMor GP, commencing within 60 days following the date of termination, with the first payment including any amounts not yet paid between the date of termination and the date of the first payment and (ii) a pro-rata cash bonus for the fiscal year in which such termination occurs, if any, determined by StoneMor GP (subject to certain the restrictions as set forth above), which shall be paid at the same time that annual incentive cash bonuses are paid to other executives of StoneMor GP, but in no event later than March 15 of the fiscal year following the fiscal year in which the date of termination occurs.

In the event of a “Change in Control” (as such term is defined in the agreement), all outstanding equity interests granted to Mr. Miller that are subject to time-based vesting provisions and that are not fully vested shall become fully vested as of the date of such Change in Control. The agreement also includes customary covenants running during Mr. Miller’s employment and for 12 months thereafter prohibiting solicitation of employees, directors, officers, associates, consultants, agents or independent contractors, customers, suppliers, vendors and others having business relationships with StoneMor GP and prohibiting Mr. Miller from directly or indirectly competing with StoneMor GP. The agreement also contains provisions relating to protection of StoneMor GP’s property, its confidential information and ownership of intellectual property as well as various other covenants and provisions customary for an agreement of this nature.

Austin K. So

In May 2016, Mr. So entered into a letter agreement with our general partner, which provided that Mr. So would receive an annual base salary of $275,000. Pursuant to the letter agreement, Mr. So was also eligible to receive, subject to mutually agreed terms and conditions: (i) an annual incentive bonus, with a target bonus equal to 25% of his annual base salary; (ii) an annual equity incentive award targeted at 25% of Mr. So’s base salary, which was subsequently increased to 50% in the discretion of the Compensation Committee; and (iii) salary continuation for a period of 6 months in case of Mr. So’s termination without cause, provided that he has been employed with the Company for a period of at least 12 months, but less than 24 months. Mr. So also entered into a Confidentiality, Nondisclosure, and Restrictive Covenant Agreement with our general partner, which contains customary non-solicitation, non-competition and confidentiality covenants.

In January 2017, Mr. So entered into a letter agreement with our general partner which provided that, effective as of February 1, 2017, his annual base salary increased to $375,000. In addition, Mr. So received a cash bonus of $100,000 in connection with the execution of this letter agreement. The letter agreement also provides that Mr. So is eligible to receive a quarterly retention bonus of $50,000 per quarter, payable in cash after the end of each quarter in 2017, and a quarterly retention bonus of $25,000 per quarter, payable in cash after the end of each quarter in 2018. In order to be eligible to receive a quarterly retention bonus with respect to a particular quarter, Mr. So must be employed by the general partner on the day the general partner pays the applicable retention bonus.

On June 15, 2018, Mr. So and our general partner entered into an employment agreement pursuant to which Mr. So continues to serve as General Counsel, Chief Legal Officer and Secretary of our general partner. The agreement superseded the letter agreements described above. Mr. So’s base salary under the agreement remains $375,000 per year, which base salary is subject to annual review by the Board. Any decrease in base salary shall be made only to the extent StoneMor GP contemporaneously and proportionately decreases the base salaries of all of its senior executives.

The agreement provides that Mr. So is eligible to receive an annual incentive cash bonus with respect to each fiscal year of StoneMor GP, provided that, except for certain qualifying terminations of employment, he will not be eligible to receive such bonus if he is not employed on the last day of the fiscal year to which such bonus relates and, further, he will not be eligible for such bonus unless other senior executive team members have also earned a bonus for such fiscal year. The amount of the cash bonus will be targeted at 50% of his base salary with respect to the applicable fiscal year. Mr. So remains entitled to receive a quarterly retention bonus of $25,000 per quarter, payable in cash after the end of each quarter in 2018, provided that he is employed by the general partner on the day the general partner pays the applicable retention bonus.

Under the agreement, Mr. So is also entitled to participate in the 2018 Plan to the extent that StoneMor GP offers the 2018 Plan to all senior executives of StoneMor GP. Mr. So’s participation in the 2018 Plan, if offered by StoneMor GP, shall be in an annual amount equal to 50% of his base salary, with 50% of such annual amount vesting in equal annual installments over three years and 50% of the annual amount vesting based upon attainment of performance goals as determined by the Compensation Committee. To the extent Mr. So’s employment terminates on account of “Retirement” (as such term is defined in the agreement) during a performance period applicable to a particular 2018 Plan grant, the portion of such 2018 Plan grant that is subject to performance goals shall be earned pro-rata based on actual performance and the number of months that Mr. So was employed during the performance period. To be eligible for a pro-rated portion of the 2018 Plan grant in the event of a retirement, Mr. So must execute a release substantially in the form attached to his agreement.

If Mr. So’s employment is terminated by StoneMor GP for “Cause” or by Mr. So without “Good Reason” or in the event of Mr. So’s death or “Disability” (as such terms are defined in the agreement), Mr. So will be entitled to receive the following: (i) any base salary for days actually worked through the date of termination; (ii) reimbursement of all expenses for which Mr. So is entitled to be reimbursed pursuant to the agreement, but for which he has not yet been reimbursed; (iii) any vested accrued benefits under StoneMor GP’s employee benefit plans and programs in accordance with the terms of such plans and programs, as accrued through the date of termination; (iv) vested but unissued equity in StoneMor GP or the Partnership; (v) any bonus or other incentive (or portion thereof) for any preceding completed fiscal year that has been awarded by StoneMor GP to Mr. So, but has not been received by him prior to the date of termination; and (vi) accrued but unused vacation, to the extent Mr. So is eligible in accordance with StoneMor GP’s policies.

If Mr. So’s employment is terminated by StoneMor GP without “Cause” or by Mr. So for “Good Reason” (as such terms are defined in the agreement), and provided that Mr. So enters into a release as provided for in the agreement, Mr. So would be entitled to receive, in addition to the benefits described in the preceding paragraph, the following: (i) payment of his base salary for a period of 12 months following the effective date of his termination, to be paid in equal installments in accordance with the normal payroll practices of StoneMor GP, commencing on the Company’s first payroll date following the expiration of the release revocation period, with the first payment including any amounts not yet paid between the date of termination and the date of the first payment and (ii) a pro-rata cash bonus for the fiscal year in which such termination occurs, if any, determined by StoneMor GP (subject to certain the restrictions as set forth above), which shall be paid at the same time that annual incentive cash bonuses are paid to other executives of StoneMor GP, but in no event later than March 15 of the fiscal year following the fiscal year in which the date of termination occurs.

In the event of a “Change in Control” (as such term is defined in the agreement), all outstanding equity interests granted to Mr. So that are subject to time-based vesting provisions and that are not fully vested shall become fully vested as of the date of such Change in Control. The agreement also includes customary covenants running during Mr. So’s employment and for 12 months thereafter prohibiting solicitation of employees, directors, officers, associates, consultants, agents or independent contractors, customers, suppliers, vendors and others having business relationships with StoneMor GP and prohibiting Mr. So from directly or indirectly competing with StoneMor GP. The agreement also contains provisions relating to protection of StoneMor GP’s property, its confidential information and ownership of intellectual property as well as various other covenants and provisions customary for an agreement of this nature.

DIRECTOR COMPENSATION

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Howard L. Carver (3)	$23,500	$20,000	$43,500
Jonathan A. Contos (4)	$—	$—	$—
Allen Freedman (3)	$87,500	$—	$87,500
Robert B. Hellman, Jr.	$100,500	$—	$100,500
Martin R. Lautman, Ph.D.	$53,500	$50,000	$103,500
Stephen J. Negrotti	$158,750	$15,000	$173,750
Leo J. Pound	$59,000	$20,000	$79,000
Robert A. Sick	$93,125	$—	$93,125

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Fenton R. Talbott	$72,500	$20,000	$92,500
Patricia D. Wellenbach	$148,000	$15,000	$163,000

(1)

Each director denoted was entitled to an annual retainer of $80,000, which could be received in cash, restricted phantom units or a combination of cash and restricted phantom units at the director’s election. A minimum of $20,000 of the $80,000 annual retainer was required to be paid in restricted phantom units to each director. In addition to the retainers, the same directors were entitled to a meeting fee of $2,000 for each meeting of the board of directors attended in person and $1,500 for each committee meeting attended in person, a fee of $500 for participation by telephone in any board or committee meeting that is greater than one hour, but less than two hours, and $1,000 for participation by telephone in any board or committee meeting that is two hours or more. In addition, Mr. Freedman received an annual retainer of $15,000 as the Chairman of the Audit Committee, Mr. Talbott receives an annual retainer of $10,000 for serving as the Chairman of our Compensation and Nominating and Governance Committee and Mr. Carver received a fee of $50,000 for serving on the Executive Search Committee. Mr. Negrotti and Ms. Wellenbach received a fee of $75,000 for serving on the Conflicts Committee. Lastly, each director is entitled to receive restricted phantom units pursuant to their distribution equivalent rights. The cash amounts shown in the table above are those earned during 2018. For information regarding cash distributions that may be received by our directors by reasons of their ownership interests in our general partner or its affiliates see Part III, Item 13. Certain Relationships and Related Transactions, and Director Independence.

(2)

The restricted phantom units awarded as retainer compensation are credited to a mandatory deferred compensation account established for each such person. In addition, for each restricted phantom unit in such account, we credit the account, solely in additional restricted phantom units, an amount of distribution equivalent rights so as to provide the restricted phantom unit holders a means of participating on a one-for-one basis in distributions made to holders of our common units. Payments of the participant’s mandatory deferred compensation account will be made on the earliest of (i) separation of the participant from service as a director, (ii) disability, (iii) unforeseeable emergency, (iv) death or (v) change of control of the Partnership or our general partner. Any such payment will be made at our election in our common units or cash.

(3)	The terms of Messrs. Carver and Freedman as directors expired on May 1, 2018
(4)	Mr. Contos resigned effective February 9, 2018

LONG-TERM INCENTIVE PLANS

In 2004, our general partner adopted the StoneMor Partners L.P. Long-Term Incentive Plan, (as amended the “2004 Plan), for employees, consultants and directors of our general partner and its affiliates. The 2004 Plan permitted the grant of awards covering an aggregate of 1,124,000 common units in the form of unit options, unit appreciation rights, restricted units and phantom units.

The 2004 Plan expired on September 10, 2014 pursuant to its terms. Although outstanding awards under the 2004 Plan continue in effect upon such expiration, no new awards were permitted under the 2004 Plan after September 10, 2014. The Board of Directors of our general partner unanimously approved the StoneMor Partners L.P. 2014 Long-Term Incentive Plan (the “2014 Plan”) effective September 24, 2014, subject to unitholder approval, and on November 13, 2014, at a special meeting of unitholders, the 2014 Plan was approved by unitholders. Generally, the terms of the 2014 Plan and the 2004 Plan are similar. The 2014 Plan provides us with more flexibility in granting various types of awards and includes, for example, unit awards, which were not part of the 2004 Plan. Effective August 22, 2018, the General Partner’s Board of Directors (the “Board”) adopted the 2018 Plan which amended and restated the 2014 Plan.

The 2018 Plan is intended to promote the interests of the Partnership, our general partner and their respective affiliates by providing to employees, consultants and directors of our general partner and its affiliates incentive compensation awards to encourage superior performance. The 2018 Plan is also contemplated to enhance our ability and the ability of our general partner and its affiliates to attract and retain the services of individuals who are essential for our growth and profitability and to encourage them to devote their best efforts to advancing our business.

Subject to adjustments due to recapitalization or reorganization, the maximum aggregate number of common units which may be issued pursuant to all awards under the 2018 Plan is 2,000,000 common units. The Board of Directors may increase such maximum aggregate number of common units by up to 100,000 common units per year. Common units withheld from an award or surrendered by a recipient to satisfy certain tax withholding obligations of the Partnership or an affiliate or in connection with the payment of an exercise price with respect to an award will not be considered to be common units delivered under the 2018 Plan. If any award is forfeited, canceled, exercised, settled in cash or otherwise terminates or expires without the actual delivery of common units pursuant to the award, the common units subject to such award will be again available for awards under the 2018 Plan.

The 2018 Plan is administered by the Compensation Committee of the Board of Directors of our general partner. The Compensation Committee has full power and authority to: (i) designate participants; (ii) determine the type or types of awards to be granted to a participant; (iii) determine the number of common units to be covered by awards; (iv) determine the terms and conditions of any award, including, without limitation, provisions relating to acceleration of vesting or waiver of forfeiture restrictions; (v) determine whether, to what extent, and under what circumstances awards may be vested, settled, exercised, canceled or forfeited; (vi) interpret and administer the 2018 Plan and any instrument or agreement relating to an award made under the 2018 Plan; (vii) establish, amend, suspend or waive such rules and regulations and delegate to and appoint such agents as it deems appropriate for the proper administration of the 2018 Plan; and (viii) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the 2018 Plan. The committee may correct any defect or supply any omission or reconcile any inconsistency in the 2018 Plan or an award agreement, as the committee deems necessary or appropriate.

Awards under the 2018 Plan may be in the form of: (i) phantom units; (ii) restricted units (including unit distribution rights, referred to as “UDRs”); (iii) options to acquire common units; (iv) UARs; (v) DERs; (vi) unit awards and cash awards; and (vii) substitute awards (viii) performance awards and (ix) other unit-based awards. Awards under the 2018 Plan may be granted either alone or in addition to, in tandem with or in substitution for any other award granted under the 2018 Plan or any other plan of the company or an affiliate. Awards granted in addition to or in tandem with other awards may be granted at either the same time as or at a different time from the other award. If an award is granted in substitution or exchange for another award, the Compensation Committee shall require the recipient to surrender the original award in consideration for the grant of the new award. Awards under the 2018 Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of our general partner, our Partnership or any affiliates, in which the value of common units subject to the award is equivalent in value to the cash compensation or in which the exercise price, grant price, or purchase price of the award in the nature of a right that may be exercised is equal to the fair market value of the underlying common units minus the value of the cash compensation surrendered. Summaries of the different types of awards are provided below:

Phantom Unit

A phantom unit entitles the grantee to receive a common unit upon the vesting of the phantom unit or, at the discretion of our Compensation Committee, the cash equivalent of the fair market value of a common unit(or a combination of such cash or common units). The Compensation Committee determines the number of phantom units to be granted, the period of time when the phantom units are subject to forfeiture, vesting or forfeiture conditions, which may include accelerated vesting upon the achievement of certain performance goals, and such other terms and conditions the Compensation Committee may establish, including whether DERs are granted with respect to phantom units.

Restricted Unit

A restricted unit is a grant of a common unit that is a common unit that is subject to a restricted period established by the Compensation Committee, during which the award remains subject to forfeiture or is either not exercisable by or payable to the recipient of the award. The Compensation Committee determines the number of restricted units to be granted, the period of time when the restricted units are subject to forfeiture, vesting or forfeiture conditions, which may include accelerated vesting upon the achievement of certain performance goals, and such other terms and conditions the Compensation Committee may establish. Upon or as soon as reasonably practical following the vesting of a restricted unit, the participant is entitled to receive a certificate evidencing ownership of the unit or to have the restrictions removed from any unit certificate that may have previously been delivered so that the unit will be unrestricted. Recipients of restricted unit awards are entitled to unit distributions rights (“UDRs”), representing the right to receive distributions made with respect to the Partnership’s common units. Such UDRs may be payable in cash or as additional restricted units and may be subject to forfeiture and withheld until the restricted units to which they relate cease to be subject to forfeiture, all as determined by the Compensation Committee.

Option

An option confers on the grantee the right to purchase common units at a specified exercise price during specified time periods The Compensation Committee determines the number of common units underlying each option, whether DERs also are to be granted with the common unit option, the exercise price and the conditions and limitations applicable to the exercise of the common unit option.

UAR

A UAR entitles the grantee to receive the excess of the fair market value of a common unit on the exercise date over the exercise price established for such UAR, which may be paid in cash or common units at the discretion of the Compensation Committee. The Compensation Committee determines the number of common units to be covered by each grant, whether DERs are granted with respect to such UAR, the exercise price and the conditions and the limitations applicable to the exercise of the UAR, which may include accelerated vesting upon the achievement of certain performance goals.

DER

A DER entitles the grantee to receive an amount, payable either in cash, common units and/or phantom units at the discretion of the Compensation Committee, equal to the cash distributions we make with respect to a common unit during the period the award is outstanding. At the discretion of the Compensation Committee, any award, other than a restricted unit or unit award, may include a tandem grant of DERs, which may provide that the DERs will be paid directly to the participant, be reinvested into additional awards, be credited to an account subject to the same restrictions as the tandem award, if any, or be subject to such other provisions and restrictions as determined by the Compensation Committee. The Compensation Committee may also grant DERs as stand-alone awards.

UDR

A UDR is a distribution made by us with respect to a restricted unit. At the discretion of the Compensation Committee, a grant of restricted units may also provide for a UDR, which may be subject to the same forfeiture and other restrictions as the restricted units. If restricted, the distributions will be held, without interest, until the restricted unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. The Compensation Committee may also provide that distributions be used to acquire additional restricted units. When there is no restriction on the UDRs, UDRs will be paid to the holder of the restricted unit without restriction at the same time as cash distributions are paid by our Partnership to unitholders.

Unit Award

A unit award is a grant of a common unit, which is not subject to a restricted period during which the award remains subject to forfeiture or is either not exercisable by or payable to the recipient of the award. Unit awards are granted at the discretion of the Compensation Committee as a bonus or additional compensation or in lieu of cash compensation the recipient would otherwise be entitled to receive, in such amounts as the Compensation Committee determines to be appropriate.

Other Unit Based and Cash Awards

Other awards, denominated or payable in, valued in whole or in part by reference to or otherwise based on, or related to, common units, may be granted by the Compensation Committee, including convertible or exchangeable debt securities, other rights convertible or exchangeable into common units, purchase rights for common units and awards with value and payment contingent upon performance of our Partnership or any other factors designated by the Compensation Committee and awards valued by reference to the book value of our common units or the value of securities of or the performance of specified affiliates of our general partner or the Partnership.. The Compensation Committee determines the terms and conditions of such other unit based awards. Additionally, cash awards may also be granted by the Compensation Committee, either as an element of or supplement to another award or independent of another award.

Performance Award

A performance award is an award under which the participant’s right to receive a grant and to exercise or receive a settlement of any award, and the vesting or timing of such award, is subject to performance conditions specified by the Compensation Committee. Performance conditions consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each criterion, as determined by the Compensation Committee. The achievement of performance conditions shall be measured over a performance period of up to ten years, as specified by the Compensation Committee. At the end of the applicable performance period, the Compensation Committee shall determine the amount, if any, of the potential performance award to which the recipient is entitled. The settlement of a performance award shall be in cash, common units or other awards or property at the discretion of the Compensation Committee.

Substitute Awards

Awards may be granted under the 2018 Plan in substitution for similar awards held by individuals who become participants of the 2018 Plan as a result of a merger or other transaction with the Partnership or an affiliate.

Change in Control

Upon a change of control of the Partnership or our general partner, the Compensation Committee may undertake one or more of the following actions, which may vary among individual holders and awards: (i) remove forfeiture restrictions on any award; (ii) accelerate the time of exercisability or lapse of a restricted period; (iii) provide for cash payment with respect to outstanding awards by requiring the mandatory surrender of all or some of outstanding awards; (iv) cancel awards that remain subject to a restricted period without payment to the recipient of the award; or (v) make certain adjustments to outstanding awards as the Compensation Committee deems appropriate.

If a director’s membership on the Board of Directors of our general partner or an affiliate terminates for any reason, or an employee’s employment with our general partner and its affiliates terminates for any reason, his or her unvested awards will be automatically forfeited unless, and then only to the extent that, our Compensation Committee or grant agreements provide otherwise.

The 2018 Plan became effective on the date of its approval by the Board of Directors of our general partner as of August 22, 2018. The 2018 Plan will continue in effect until the earliest of (i) the date determined by the Board of Directors of our general partner; (ii) the date that all common units available under the 2018 Plan have been delivered to participants; or (iii) the tenth anniversary of the approval of the 2018 Plan by the board. The authority of the Board of Directors or the Compensation Committee of our general partner’s Board of Directors to amend or terminate any award granted prior to such termination, as well as the awards themselves, will extend beyond such termination date.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, the beneficial ownership of the common units of StoneMor as of March 15, 2019 held by beneficial owners of 5% or more of the units, if any, by directors and named executive officers of our general partner and by all directors and executive officers of our general partner as a group. Unless otherwise indicated, the address for each unitholder is c/o StoneMor Partners L.P., 3600 Horizon Boulevard, Trevose, PA 19053. Unless otherwise indicated, the beneficial owner named in the table is deemed to have sole voting and sole dispositive power of the units set forth opposite such beneficial owner’s name.

Name of Beneficial Owner	Position	Amount of Beneficial Ownership	Percent of Class
Joseph M. Redling	President Chief Executive Officer and a Director	140,625	*
Mark L. Miller	Chief Financial Officer and Senior Vice President	17,971	*
Austin K. So	General Counsel, Chief Legal Officer and Secretary	4,766	*
Robert B. Hellman, Jr. (1)	Chairman of the Board of Directors	4,732,751	12.4%
Martin R. Lautman, Ph.D. (2)	Director	162,931	*
Stephen J. Negrotti	Director	—	*
Leo J. Pound (3)	Director	1,200	*
Robert A. Sick	Director	—	*
Fenton R. Talbott (4)	Director	18,435	*
Patricia D. Wellenbach	Director	—	*
All current directors and officers as a group (11 persons)		5,088,924	13.3%
Axar Capital Management, L.P. (5) 1330 Avenue of the Americas, 30th Floor, New York, NY 10019		7,667,548	20.1%
Oaktree Capital Management LP (6) 333 S Grand Ave, 28th FL, Los Angeles, CA 90071		4,477,857	11.7%
American Cemeteries Infrastructure Investors, LLC (2) 950 Tower Lane, Suite 800, Foster City, CA 94404		2,364,162	6.2%

*	Less than one percent
(1)

Mr. Hellman’s beneficial ownership includes 35,711 common units held by Mr. Hellman directly, 2,332,878 common units held by StoneMor GP Holdings, LLC, and 2,364,162 common units held by American Cemeteries Infrastructure Investors, LLC, referred to as “ACII.” AIM Universal Holdings, LLC, referred to as “AUH,” is the sole manager of ACII. Ms. Judy Bornstein and Messrs. Matthew P. Carbone and Robert B. Hellman Jr. are managing members of AUH, collectively referred to as the “managing members.” The managing members may be deemed to share voting and dispositive power over the common units held by ACII. ACII is owned by its members: American Infrastructure MLP Fund II, L.P., referred to as “AIM II,” American Infrastructure MLP Founders Fund II, L.P., referred to as “AIM FFII,” and AIM II Delaware StoneMor, Inc., referred to as “AIM II StoneMor.” AIM II StoneMor is owned by American Infrastructure MLP Management II, L.L.C., referred to as “AIM Management II,” and AIM II Offshore, L.P., referred to as “AIM II Offshore.” AIM Management II is the general partner of AIM II, AIM FFII and AIM II Offshore. Mr. Hellman is a managing member of AIM Management II and the president of AIM II StoneMor.

(2)

Includes 5,642 common units held by StoneMor GP Holdings, LLC, 3,500 common units held by Mr. Lautman’s spouse, and 6,000 common units held in both the P. Lautman Trust, M. Lautman Trust and the J. Lautman Trust for the benefit of the director’s children.

(3)	Includes 100 common units held by Mr. Pound’s spouse.
(4)	Mr. Talbott pledged 18,435 common units as security for his assets managed accounts with Enterprise Trust Company.
(5)	Information other than percentage of class beneficially owned is based on a Form 4 filed on March 18, 2019.
(6)	Information other than percentage of class beneficially owned is based on a Schedule 13D filed on July 20, 2018.

EQUITY COMPENSATION PLAN INFORMATION

The following table details information regarding our equity compensation plan as of December 31, 2018:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders—2004 Plan (1)	219,306	$1.54	278,506
Equity compensation plans approved by security holders—2018 Plan (2)	1,122,601	$—	843,363
Equity compensation plans not approved by security holders	n/a	n/a	n/a

Total	1,341,907	$1.54	1,121,869

(1)

Includes 219,306 restricted phantom units under the 2004 Plan. Although the 2004 Plan expired in September 2014 and we are unable to grant new awards under the 2004 Plan, phantom units granted under the 2004 Plan continue to accrue distribution equivalent rights each time we pay a distribution on our common units. Once phantom units vest, such phantom units as well as phantom units accrued in connection with distribution equivalent rights will be settled either in common units or cash, at our discretion.

(2)

Includes 703,125 restricted units and phantom units awarded or to be awarded under the 2018 Plan, a portion of which includes certain restricted units and phantom units to which the recipient would have been entitled but which had not yet been issued as of December 31, 2018 due to the Partnership’s delinquent periodic report filings with the SEC. Column (c) is comprised of 2,000,000 units approved for issuance under the 2018 Plan, less the phantom unit and restricted unit awards awarded to date under the 2018 Plan. The 2018 Plan initially permits the grant of awards covering an aggregate of 2,000,000 common units, a number that the Board may increase by up to 100,000 common units per year.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

INDEPENDENCE OF DIRECTORS

Even though most companies listed on the NYSE are required to have a majority of independent directors serving on the board of directors of the listed company, the NYSE does not require a listed limited partnership like us to have a majority of independent directors on the board of directors of its general partner.

RELATED PARTY TRANSACTIONS POLICY AND PROCEDURES

The Board of Directors of our general partner established the Conflicts Committee, which is authorized to exercise all of the power and authority of the Board of Directors in connection with investigating, reviewing and acting on matters referred or disclosed to it where a conflict of interest exists or arises and performing such other functions as the board may assign to the Conflicts Committee from time to time. Pursuant to the Conflicts Committee Charter, the Conflicts Committee is responsible for reviewing all matters involving a conflict of interest submitted to it by the Board of Directors or as required by any written agreement involving a conflict of interest to which we are a party. In approving or ratifying any transaction or proposed transaction, the Conflicts Committee determines whether the transaction complies with our policies on conflicts of interests.

DISTRIBUTIONS AND PAYMENTS TO OUR GENERAL PARTNER AND ITS AFFILIATES

We were formed as a Delaware limited partnership to own and operate cemetery and funeral home properties previously owned and operated by Cornerstone. The following table summarizes the distributions and payments to be made by us to our general partner and its affiliates in connection with our ongoing operation and any liquidation. These distributions and payments were determined by and among affiliated entities and, consequently, are not the result of arm’s-length negotiations.

Distributions of available cash to our general partner and its affiliates	We have generally made cash distributions of approximately 98-99% to the unitholders, including our general partner, in respect of any common units that it may own, and approximately 1-2% to our general partner. As of March 15, 2019 our general partner’s ownership percentage of the Partnership was 1.04%. Our general partner also holds incentive distribution rights. Pursuant to such rights, if distributions per common unit exceed target distribution levels, our general partner will be entitled to increasing percentages of the distributions above each level, up to approximately 48% of the distributions above the highest level plus its general partnership percentage interest. See Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Cash Distribution Policy.

Payments to our general partner and its affiliates	Our general partner and its affiliates do not receive any management fee or other compensation for the management of our business and affairs, but they are reimbursed for all expenses that they incur on our behalf, including general and administrative expenses and corporate overhead. As the sole purpose of the general partner is to act as our general partner, substantially all of the expenses of our general partner are incurred on our behalf and reimbursed by us or our subsidiaries. Our general partner determines the expenses that are allocable to us in good faith.

Withdrawal or removal of our general partner	If our general partner withdraws or is removed, its general partner interest and its incentive distribution rights will either be sold to the new general partner for cash or converted into common units, in each case for an amount equal to the fair market value of those interests.

Liquidation	Upon our liquidation, the unitholders and our general partner will be entitled to receive liquidating distributions according to their respective capital account balances.

OWNERSHIP INTERESTS IN OUR GENERAL PARTNER; RELATIONSHIP WITH GP HOLDINGS

Our general partner, StoneMor GP, owns our general partner interest, our incentive distribution rights and common units representing limited partner interests in the Partnership. As of March 15, 2019 (i) Mr. Hellman, as Trustee of the Trust, for the pecuniary benefit of ACII, has exclusive voting and investment power over approximately 86.63% of membership interests in GP Holdings, the sole member of StoneMor GP, and (ii) Lawrence Miller, former Vice Chairman of the Board of Directors of StoneMor GP (6.53%, inclusive of family partnership holdings), William Shane, a former director of StoneMor GP (3.04%, inclusive of family partnership holdings), Allen Freedman, a former director of StoneMor GP (0.06%), Martin Lautman, a director of StoneMor GP (0.24%, along with Mr. Lautman’s spouse) and, Michael Stache and Robert Stache, retired executive officers of StoneMor GP (each owning 1.75% through trusts with their respective spouses, collectively hold approximately 13.37% of membership interests in GP Holdings.

RELATIONSHIP WITH ACII

On May 21, 2014, the Partnership sold to ACII, 2,255,947 common units (the “Common Units”) representing limited partner interests in the Partnership (the “ACII Units”) at an aggregate purchase price of $55.0 million pursuant to a Common Unit Purchase Agreement (the “Common Unit Purchase Agreement”), dated May 19, 2014, by and between the Partnership and ACII. In connection with the consummation of this private placement transaction, on May 21, 2014, the Partnership and ACII also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) providing ACII with certain registration rights as described below.

Pursuant to the Common Unit Purchase Agreement, commencing with the quarter ending June 30, 2014, ACII is entitled to receive distributions equal to those paid on the Common Units generally. Through the quarter ended June 30, 2018, such distributions were payable in cash, Common Units issued to ACII in lieu of cash distributions (the “PIK Units”), or a combination of cash and PIK Units, as determined by the Partnership in its sole discretion. If the Partnership elected to pay distributions through the issuance of PIK Units, the number of Common Units issued in connection with a quarterly distribution was the quotient of (A) the amount of the quarterly distribution paid on the Common Units by (B) the volume-weighted average price of the Common Units for the thirty (30) trading days immediately preceding the date a quarterly distribution is declared with respect to the Common Units. The ACII Units will receive any future cash distributions on the same basis as all other Common Units and the Partnership will no longer have the ability to elect to pay quarterly distributions in kind through the issuance of PIK Units. The Partnership issued 78,342 PIK Units to ACII in lieu of cash distributions of $0.7 million during the year ended December 31, 2017.

Pursuant to the Registration Rights Agreement, the Partnership was required to file a shelf registration statement (the “PIK Unit Registration Statement”) with the SEC on or prior to June 5, 2014 to register the offer and sale by ACII of a good faith estimate of the total number of PIK Units that may be issued to ACII under the Common Unit Purchase Agreement, and use its commercially reasonable efforts to cause the PIK Unit Registration Statement to be declared effective as soon as practicable thereafter. The registration statement was declared effective on June 25, 2014 but, due to the Partnership’s failure to timely file certain required reports with the SEC, ACII will not be able to use this registration statement to sell the shares registered thereunder until the Partnership has timely filed all reports it is required to file with the SEC under the Exchange Act for a period of twelve months. Since July 1, 2018, ACII has had the right to require the Partnership to prepare and file with the SEC a shelf registration statement (a “Demand Registration Statement”) to register the offer and sale of (a) the ACII Units purchased by ACII pursuant to the Common Unit Purchase Agreement or (b) PIK Units issued to ACII pursuant to the Common Unit Purchase Agreement but not included in the PIK Unit Registration Statement.

The Registration Rights Agreement also includes piggy-back registration rights as well as indemnification and other provisions, which are customary for a transaction of this nature.

ACII is an affiliate of American Infrastructure Funds, L.L.C., an investment adviser registered with SEC. Mr. Hellman, a director of our general partner, is a managing member of American Infrastructure Funds, L.L.C. and he is affiliated with entities that own membership interests in ACII and the entity that is the manager of ACII. Mr. Hellman is also the sole Trustee (the “Trustee”) under a Trust (the “Trust”) established pursuant to a Voting and Investment Trust Agreement by and between ACII and Mr. Hellman, as Trustee, dated as of May 9, 2014, for the benefit of ACII. Jonathan Contos, a former director of our general partner through February 9, 2018, was a Principal of American Infrastructure Funds, L.L.C.

Messrs. Hellman, Contos and Sick elected to have all compensation pertaining to their services rendered on the Board of Directors paid directly to ACII.

AGREEMENTS GOVERNING THE PARTNERSHIP

We, our general partner, our operating company and other parties have entered into various documents and agreements that effected the initial public offering transactions, including the vesting of assets in, and the assumption of liabilities by, us and our subsidiaries. These agreements are not the result of arm’s-length negotiations, and we cannot assure you that they, or any of the transactions that they provide for, have been effected on terms at least as favorable to the parties to these agreements as could have been obtained from unaffiliated third parties. All of the transaction expenses incurred in connection with these transactions, including the expenses associated with transferring assets into our subsidiaries, have been paid from the proceeds of the initial public offering.

LOAN AGREEMENT WITH RELATED PARTY

On February 4, 2019, the Partnership entered into the Eighth Amendment with, among other parties, certain affiliates of Axar Capital Management (collectively, “Axar”) to provide an up to $35.0 million bridge financing in the form of the Tranche B Revolving Credit Facility, of which $15.0 million was drawn down immediately. Borrowings under the financing arrangement are collateralized by a perfected first priority security interest in substantially all assets of the Partnership and the Borrowers held for the benefit of the existing Tranche A Revolving Lenders and bear interest at a fixed rate of 8.0%. Borrowings under Tranche B Revolving Credit Facility on the Eighth Amendment Effective Date are subject to an original issue discount in the amount of $0.7 million, which was recorded as original issue discount and will pay additional interest in the amount $0.7 million at the termination and payment in full of the financing arrangement, which will be accreted to interest expense over the term of the financing arrangement, As of March 12, 2019, Axar beneficially owned approximately 19.5% of the Partnership’s outstanding common units. Axar also has exposure to an additional 1,462,272 Common Units pursuant to certain cash-settled equity swaps which mature on June 20, 2022 in accordance with information included in Axar’s filing on Form 13D/A which was filed with the SEC on February 5, 2019. In addition, the Partnership’s board of directors has separately approved an amendment to the voting and standstill agreement and director voting agreement with Axar to permit Axar to acquire up to 27.5% of the Partnership common units outstanding.

MERGER AND REORGANIZATION AGREEMENT

On September 27, 2018, the Partnership, StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership (“GP”), StoneMor GP Holdings LLC, a Delaware limited liability company and the sole member of GP (“GP Holdings”), and Hans Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of GP (“Merger Sub”), entered into a Merger and Reorganization Agreement (the “Merger Agreement”) pursuant to which, among other things, GP will convert from a Delaware limited liability company into a Delaware corporation to be named StoneMor Inc. (the “Company” when referring to StoneMor

Inc. subsequent to such conversion), Merger Sub will be merged with and into the Partnership (the “Merger”), with the Partnership surviving and with the Company as its sole general partner, the Partnership will become a wholly owned subsidiary of the Company and the unitholders of the Partnership will become stockholders in the Company.

The completion of the Merger is subject to the satisfaction or waiver of customary closing conditions, including, without limitation: (a) approval of the Merger Agreement by the holders of a majority of the outstanding Common Units, (b) there being no law or injunction prohibiting the consummation of the Merger, (c) subject to specified materiality standards, the accuracy of the representations and warranties of the parties, (d) compliance by the parties in all material respects with their respective covenants, (e) the effectiveness of a registration statement on Form S-4, (f) the approval for listing of the Company Shares on the New York Stock Exchange or any other national securities exchange, (g) the amendment or modification of the Credit Agreement, dated as of August 4, 2016 among StoneMor Operating LLC, the other borrowers party thereto, the lenders party thereto, Capital One, National Association, as administrative agent and the other agents party thereto (the “Credit Agreement”) and any other documents entered into in connection with the Credit Agreement in a manner that permits the consummation of the Merger and the transactions contemplated by the Merger Agreement and (h) the Company’s assumption of a long-term incentive plan as specified in the Merger Agreement. A change in control of the Partnership may be deemed to have occurred if the Merger is completed. For further information regarding the Merger and the Merger Agreement, see Note 1 General in Part II, Item 8. Financial Statements and Supplementary Data.

OMNIBUS AGREEMENT

On September 20, 2004, we entered into an omnibus agreement (the “Omnibus Agreement”) with McCown De Leeuw, a private equity investment firm and a founder of Cornerstone, CFS, CFSI, our general partner and StoneMor Operating LLC.

Under the Omnibus Agreement, as long as our general partner is an affiliate of McCown De Leeuw, McCown De Leeuw will agree, and will cause its controlled affiliates to agree, not to engage, either directly or indirectly, in the business of owning and operating cemeteries and funeral homes (including the sales of cemetery and funeral home products and services) in the United States. On November 30, 2010, MDC IV Liquidating Trusts became successors to McCown De Leeuw, and McCown De Leeuw was subsequently terminated. The MDC IV Liquidating Trusts assumed and agreed to be bound by and perform all of the obligations and duties of McCown De Leeuw under the Omnibus Agreement. CFSI had agreed to indemnify us for all federal, state and local income tax liabilities attributable to the operation of the assets contributed by CFSI to us prior to the 2004 closing of the public offering. CFSI had also agreed to indemnify us against additional income tax liabilities, if any, that arise from the consummation of the 2004 transactions related to our formation in excess of those believed to result at the time of the 2004 closing of our initial public offering. We had estimated that $600,000 of state income taxes and no federal income taxes would be due as a result of these formation transactions. CFSI had also agreed to indemnify us against the increase in income tax liabilities of our corporate subsidiaries resulting from any reduction or elimination of our net operating losses to the extent those net operating losses are used to offset any income tax gain or income resulting from the prior operation of the assets of CFSI contributed to us in 2004, or from our formation transactions in excess of such gain or income believed to result at the time of the 2004 closing of the initial public offering. Until all of its indemnification obligations under the Omnibus Agreement had been satisfied in full, CFSI was subject to limitations on its ability to dispose of or encumber its interest in our general partner or the common units held by it (except upon a redemption of common units by the partnership upon any exercise of the underwriters’ over-allotment option) and would also be prohibited from incurring any indebtedness or other liability. An amendment to the Omnibus Agreement dated January 24, 2011 was entered into by all parties to the Omnibus Agreement (and after due consideration approved by our Conflicts Committee, which retained independent counsel; the committee was chaired by Mr. Carver). An accompanying certification by our general partner established that as of the date of the amendment, CFSI’s indemnification obligations under the Omnibus Agreement were discharged and CFSI was no longer subject to the limitations and prohibition described above in this paragraph. Those indemnification obligations pertained to the taxable year 2004 of CFSI. To our knowledge, there has been no inquiry from or instigation of proceedings by any taxing authority, which could reasonably be expected to require indemnification under the Omnibus Agreement. We believe that all applicable statutes of limitations (including any extensions thereof) relating to the filing of all tax returns, which could reasonably be expected to require indemnification under the Omnibus Agreement have expired, except if there were certain omissions of gross income of more than 25% or fraud. Our general partner has certified to its knowledge there was no such omission or fraud. CFSI is also subject to certain limitations on its ability to transfer its interest in our general partner or the common units held by it if the effect of the proposed transfer would trigger an “ownership change” under the Internal Revenue Code that would limit our ability to use our federal net operating loss carryovers. Please read Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Income Taxes for more information.

The Omnibus Agreement may not be further amended without the prior approval of the Conflicts Committee if our general partner determines that the proposed amendment will adversely affect holders of our common units. Any further action, notice, consent, approval or waiver permitted or required to be taken or given by us under the indemnification provisions of the Omnibus Agreement as amended must be taken or given by the Conflicts Committee of our general partner.

MATTERS PERTAINING TO FORMER PRESIDENT AND CHIEF EXECUTIVE OFFICER

On October 12, 2018, a former President and Chief Executive Officer, Lawrence Miller, and the Partnership entered into a letter agreement (the “Agreement”) that resolved the number of units that vested upon Mr. Miller’s retirement as President and Chief Executive Officer in May 2017 pursuant to awards made under the Partnership’s 2014 Long-Term Incentive Plan (the “Plan”). The parties agreed that a total of 22,644 time-based units and 63,836 performance-based units vested under such awards in accordance with the terms of the Separation Agreement dated March 27, 2017 between Mr. Miller and StoneMor GP (the “Separation Agreement”). The parties also agreed that a total of $340,751.40 will be paid to Mr. Miller pursuant to distribution equivalent rights with respect to those units.

In connection with entering into the Agreement, Mr. Miller resigned as a director of StoneMor GP. The Partnership paid Mr. Miller his distribution equivalent rights in October 2018 and issued the vested units in February 2019, after it had filed all reports it is required to file under the Securities Exchange Act of 1934, as amended. The Agreement also included a customary release by Mr. Miller of any further claims with respect to the Plan, including the referenced awards, and any right to appoint a “Founder Director” under the terms of StoneMor GP’s Second Amended and Restated Limited Liability Company Agreement, as amended. During 2018, Mr. Miller received $528,000 as additional cash severance pursuant to the terms of the Separation Agreement.

PARENTS OF SMALLER REPORTING COMPANIES

As a smaller reporting company, we are required to list all “parents” of the Partnership showing the basis of control and, as to each such parent, the percentage of voting securities owned or other basis of control by its immediate parent. For this purpose, a “parent” is an affiliate that, directly or indirectly through one or more intermediaries, controls an entity. For a discussion of certain governance relationships affecting control of the Partnership, see Item 10. Directors, Executive Officers and Corporate Governance—Partnership Structure and Management. The following persons are or may be deemed to be “parents” of the Partnership:

Name	Basis of Control
StoneMor GP	General Partner
GP Holdings	Owner of 100% of the membership interests in the General Partner

Name	Basis of Control
Robert B. Hellman, Jr	Trustee of the Trust established under the Voting and Investment Trust Agreement by and between ACII and Mr. Hellman for the pecuniary benefit of ACII, in which capacity he has voting and investment power over approximately 86.63% of the membership interests in GP Holdings.
Axar Capital Management, L.P.	May be deemed a parent by virtue of its ownership of 7,667,548, or approximately 20.1%, of the Partnership’s outstanding common units.

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees paid or accrued for professional services rendered by Grant Thornton LLP for the audit of our annual financial statements for fiscal year 2018 and audit-related service and all other services rendered by Grant Thornton LLP and professional services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for the fiscal year 2017 and audit-related service and all other services. Tax fees were rendered by Deloitte & Touche LLP for fiscal years 2018 and 2017.

	Years Ended December 31,
	2018	2017
Audit fees	$1,688,500	$2,668,693
Audit-related fees	318,675	183,264
Tax fees	367,828	426,075

	$2,375,003	$3,278,032

The category of “Audit fees” includes fees for our annual audit, quarterly reviews and services rendered in connection with regulatory filings with the SEC, such as the issuance of comfort letters and consents. The decrease in fees in 2018 was primarily the result of the audit work performed in 2017 due to the delayed filings.

The category of “Audit-related fees” includes fees for services related to employee benefit plan audits and accounting consultation.

The category of “Tax fees” includes fees for the consultation and preparation of federal, state, and local tax returns.

All above audit services, audit-related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Grant Thornton LLP and Deloitte & Touche LLP was compatible with the maintenance of each firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of all services performed by the outside auditors.

PART IV

ITEM 15.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Financial Statements

(1)	The following financial statements of StoneMor Partners L.P. are included in Part II, Item 8. Financial Statements and Supplementary Data:

Reports of Independent Registered Public Accounting Firms

Consolidated Balance Sheets as of December 31, 2018 and 2017

Consolidated Statements of Operations for the years ended December 31, 2018 and 2017

Consolidated Statements of Partners’ Capital for the years ended December 31, 2018 and 2017

Consolidated Statements of Cash Flows for the years ended December 31, 2018 and 2017

Notes to Consolidated Financial Statements

(2)	Other schedules have not been included either because they are not applicable or because the information is included elsewhere in this Annual Report on Form 10-K.

(b)	Exhibits are listed in the Exhibit Index, which is included below.

Exhibit Index

Exhibit Number	Description

3.1*	Certificate of Limited Partnership of StoneMor Partners L.P. (incorporated by reference to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 9, 2004 (Exhibit 3.1)).

3.2*	Second Amended and Restated Agreement of Limited Partnership of StoneMor Partners L.P. dated as of September 9, 2008, as amended by Amendment No. 1 to Second Amended Agreement of Limited Partnership of StoneMor Partners L.P. dated as of November 3, 2017 (incorporated by reference to Exhibit 3.1 of Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2017).

4.1.1*	Indenture, dated as of May 28, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the guarantors named therein and Wilmington Trust, National Association, including Form of 7 7/8% Senior Note due 2021 (incorporated by reference to Exhibit 4.2 of Registrant’s Current Report on Form 8-K filed on May 28, 2013).

4.1.2*	Registration Rights Agreement, dated as of May 28, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the Initial Guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers listed on Schedule A to the Purchase Agreement (incorporated by reference to Exhibit 4.4 of Registrant’s Current Report on Form 8-K filed on May 28, 2013).

4.1.3*	Supplemental Indenture No. 1, dated as of August 8, 2014, by and among Kirk & Nice, Inc., Kirk & Nice Suburban Chapel, Inc., StoneMor Operating LLC, and Osiris Holding of Maryland Subsidiary, Inc., subsidiaries of StoneMor Partners L.P. (or its successor), and Cornerstone Family Services of West Virginia Subsidiary, Inc., the Guarantors under the Indenture, dated as of May 28, 2013, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).

Exhibit Number	Description

4.1.4*	Supplemental Indenture No. 2, dated as of September 1, 2016, by and among StoneMor Wisconsin LLC, StoneMor Wisconsin Subsidiary LLC, subsidiaries of StoneMor Partners L.P., and Cornerstone Family Services of West Virginia Subsidiary, Inc., the Guarantors under the Indenture, dated as of May 28, 2013, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

4.2*	Registration Rights Agreement, dated as of May 21, 2014, by and between StoneMor Partners L.P. and American Cemeteries Infrastructure Investors, LLC (incorporated by reference to Exhibit 4.1 of Registrant’s Current Report on Form 8-K filed on May 23, 2014).

10.1*†	StoneMor Partners L.P. Long-Term Incentive Plan, as amended April 19, 2010 (incorporated by reference to Appendix A to Registrant’s Definitive Proxy Statement filed on June 4, 2010).

10.2*†	Form of the Director Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated November 8, 2006 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on November 15, 2006).

10.3*†	Form of the Key Employee Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated November 8, 2006 (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on November 15, 2006).

10.4*†	Form of the Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of November 27, 2006 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on December 1, 2006).

10.5*†	Director Restricted Phantom Unit Agreement by and between StoneMor GP LLC and Robert Hellman dated June 23, 2009 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on June 29, 2009).

10.6*†	Form of the Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of December 16, 2009 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on December 22, 2009).

10.7*†	Form of the Executive Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of December 16, 2009 (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on December 22, 2009).

10.8*†	Director Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2.8 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009).

10.9*†	Form of the Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of April 2, 2012 (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

10.10*†	Executive Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of November 7, 2012 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on November 13, 2012).

10.11*†	Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of October 22, 2013 (incorporated by reference to Exhibit 10.7.11 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013).

10.12*†	Form of Director Restricted Phantom Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of November 11, 2014 (incorporated by reference to Exhibit 10.7.12 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014).

Exhibit Number	Description

10.13*†	Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of December 31, 2015 by and between StoneMor GP LLC and David L. Meyers (incorporated by reference to Exhibit 10.7.15 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015).

10.14*†	Amended and Restated Employment Agreement, executed July 22, 2013 and retroactive to January 1, 2013, by and between StoneMor GP, LLC and Lawrence Miller (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 26, 2013).

10.15*†	Form of Indemnification Agreement by and between StoneMor GP LLC and Lawrence Miller, Robert B. Hellman, Jr., Fenton R. Talbott, Martin R. Lautman, William Shane, Allen R. Freedman, effective September 20, 2004 (incorporated by reference to Exhibit 10.9 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.16*†	Form of Indemnification Agreement by and between StoneMor GP LLC and Howard Carver and Peter Grunebaum, effective February 16, 2007 (incorporated by reference to Exhibit 10.9 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.17*†	Form of Indemnification Agreement by and between StoneMor GP LLC and Leo J. Pound and Jonathan Contos, dated February 26, 2015 (incorporated by reference to Exhibit 10.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015).

10.18*†	Settlement Agreement by and among StoneMor Indiana LLC, StoneMor Operating LLC, StoneMor Partners L.P., Chapel Hill Associates, Inc., Chapel Hill Funeral Home, Inc., Covington Memorial Funeral Home, Inc., Covington Memorial Gardens, Inc., Forest Lawn Memorial Chapel Inc., Forest Lawn Memory Gardens Inc., Fred W. Meyer, Jr. by James R. Meyer as Special Administrator to the Estate of Fred W. Meyer, Jr., James R. Meyer, Thomas E. Meyer, Nancy Cade, and F.T.J. Meyer Associates, LLC dated June 21, 2010 (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on June 25, 2010).

10.19*†	Omnibus Agreement by and among McCown De Leeuw & Co. IV, L.P., McCown De Leeuw & Co. IV Associates, L.P., MDC Management Company IV, LLC, Delta Fund LLC, Cornerstone Family Services LLC, CFSI LLC, StoneMor Partners L.P., StoneMor GP LLC, StoneMor Operating LLC, dated as of September 20, 2004 (incorporated by reference to Exhibit 10.4 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.20*†	Amendment No. 1 to Omnibus Agreement entered into on, and effective as of, January 24, 2011 by and among MDC IV Trust U/T/A November 30, 2010, MDC IV Associates Trust U/T/A November 30, 2010, Delta Trust U/T/A November 30, 2010 (successors respectively to McCown De Leeuw & Co. IV, L.P., a California limited partnership, McCown De Leeuw IV Associates, L.P., a California limited partnership, Delta Fund LLC, a California limited liability company, and MDC Management Company IV, LLC, a California limited liability company), Cornerstone Family Services LLC, a Delaware limited liability company, CFSI LLC, a Delaware limited liability company, StoneMor Partners L.P., a Delaware limited partnership, StoneMor GP LLC, a Delaware limited liability company, for itself and on behalf of the Partnership in its capacity as general partner of the Partnership, and StoneMor Operating LLC, a Delaware limited liability company (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on January 28, 2011).

10.21*†	Contribution, Conveyance and Assumption Agreement by and among StoneMor Partners L.P., StoneMor GP LLC, CFSI LLC, StoneMor Operating LLC, dated as of September 20, 2004 (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

Exhibit Number	Description

10.22*†	Letter Agreement by and between Austin So and StoneMor GP LLC, dated January 28, 2017 (incorporated by reference to Exhibit 10.36 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016).

10.23*	Lease Agreement, dated as of September 26, 2013, by and among StoneMor Operating, LLC, StoneMor Pennsylvania LLC and StoneMor Pennsylvania Subsidiary LLC, the Archdiocese of Philadelphia, and StoneMor Partners L.P., solely in its capacity as guarantor (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on October 2, 2013).

10.24*	Amendment No. 1 to Lease Agreement, dated as of March 20, 2014, by and among StoneMor Operating, LLC, StoneMor Pennsylvania LLC and StoneMor Pennsylvania Subsidiary LLC, the Archdiocese of Philadelphia, and StoneMor Partners L.P., solely in its capacity as guarantor (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 26, 2014).

10.25*	Amendment No. 2 to Lease Agreement, dated as of May 28, 2014, by and among StoneMor Operating, LLC, StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC, the Archdiocese of Philadelphia, and StoneMor Partners L.P. (incorporated by reference to Exhibit 10.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014).

10.26*	Asset Sale Agreement dated April 2, 2014, by and among StoneMor Operating LLC, StoneMor Florida LLC, StoneMor Florida Subsidiary LLC, StoneMor North Carolina LLC, StoneMor North Carolina Subsidiary LLC, StoneMor North Carolina Funeral Services, Inc., Loewen [Virginia] LLC, Loewen [Virginia] Subsidiary, Inc., Rose Lawn Cemeteries LLC, Rose Lawn Cemeteries Subsidiary, Incorporated, StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC, CMS West Subsidiary LLC, S.E. Funeral Homes of Florida, LLC, S.E. Cemeteries of Florida, LLC, S.E. Combined Services of Florida, LLC, S.E. Cemeteries of North Carolina, Inc., S.E. Funeral Homes of North Carolina, Inc., Montlawn Memorial Park, Inc., S.E. Cemeteries of Virginia, LLC, SCI Virginia Funeral Services, Inc., George Washington Memorial Park, Inc., Sunset Memorial Park Company and S.E. Mid- Atlantic Inc. (incorporated by reference to Exhibit 2.1 of Registrant’s Current Report on Form 8-K filed on April 8, 2014).

10.27†	Asset Sale Agreement dated April 2, 2014, by and among StoneMor Operating LLC, StoneMor North Carolina LLC, StoneMor North Carolina Subsidiary LLC, Laurel Hill Memorial Park LLC, Laurel Hill Memorial Park Subsidiary, Inc., StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC, S.E. Cemeteries of North Carolina, Inc., Clinch Valley Memorial Cemetery, Inc., and S.E. Acquisition of Pennsylvania, Inc. (incorporated by reference to Exhibit 2.2 of Registrant’s Current Report on Form 8-K filed on April 8, 2014).

10.28*	Common Unit Purchase Agreement, dated as of May 19, 2014, by and between StoneMor Partners L.P. and American Cemeteries Infrastructure Investors, LLC (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on May 23, 2014).

10.29*	Underwriting Agreement, dated April 15, 2016, by and among StoneMor Partners L.P., StoneMor GP LLC, StoneMor Operating LLC, and Raymond James & Associates, Inc., as representative of the underwriters named therein (incorporated by reference to Exhibit 1.1 of Registrant’s Current Report on Form 8-K filed on April 20, 2016).

10.30*	Letter Agreement by and between Austin So and StoneMor GP LLC, dated May 26, 2016 (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016).

10.31*	Confidentiality, Nondisclosure and Restrictive Covenant Agreement by and between Austin So and StoneMor GP LLC, dated May 26, 2016 (incorporated by reference to Exhibit 10.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016).

Exhibit Number	Description

10.32*	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of July 5, 2016, by and between StoneMor GP LLC and Lawrence Miller (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

10.33*	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of July 5, 2016, by and between StoneMor GP LLC and Austin So (incorporated by reference to Exhibit 10.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

10.34*	Credit Agreement, dated as of August 4, 2016, by and among StoneMor Operating LLC, the other Borrowers party thereto, the Lenders party thereto, Capital One, National Association, as Administrative Agent, Issuing Bank and Swingline Lender, Citizens Bank of Pennsylvania, as Syndication Agent, and TD Bank, N.A. and Raymond James Bank, N.A., as Co-Documentation Agents (incorporated by reference to Exhibit 10.5 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

10.35*	First Amendment to Credit Agreement, dated as of March 15, 2017, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 16, 2017).

10.36*	Second Amendment and Limited Waiver to Credit Agreement, dated as of July 26, 2017, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 28, 2017).

10.37*	Third Amendment and Limited Waiver to Credit Agreement, effective as of August 15, 2017, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on August 17, 2017).

10.38*	Fourth Amendment to Credit Agreement dated as of September 29, 2017, by and among StoneMor Operating LLC, a Delaware limited liability company, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent and the Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on October 5, 2017).

10.39*	Fifth Amendment to Credit Agreement, dated as of December 22, 2017 but effective as of September 29, 2017, by and among StoneMor Operating LLC, a Delaware limited liability company, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent and the Lenders party thereto (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.40*	Sixth Amendment and Waiver to Credit Agreement, effective as of June 12, 2018, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.41*	Seventh Amendment and Waiver to Credit Agreement, effective as of July 13, 2018, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.49 of Registrant’s Annual Report on Form 10-K filed on July 17, 2018).

Exhibit Number	Description

10.42*	Eighth Amendment and Waiver to Credit Agreement, effective as of February 4, 2019, by and among StoneMor Partners L.P., StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on February 4, 2019).

10.43*	Guaranty and Collateral Agreement, dated as of August 4, 2016, by and among StoneMor Partners L.P., StoneMor Operating LLC, the other Grantors party thereto and Capital One, National Association, as Administrative Agent (incorporated by reference to Exhibit 10.6 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

10.44*	Common Unit Purchase Agreement, dated as of December 30, 2016, by and between StoneMor Partners L.P. and StoneMor GP Holdings LLC (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on January 4, 2017).

10.45*†	Separation Agreement and General Release, dated as of March 27, 2017, by and between StoneMor GP Holdings LLC and Lawrence Miller (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 28, 2017).

10.46*†	Summary of Oral Agreement between StoneMor GP LLC and Leo J. Pound (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on April 17, 2017).

10.47*†	Employment Agreement dated May 16, 2017, by and between StoneMor GP LLC and R. Paul Grady (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.48*†	Indemnification Agreement, dated May 16, 2017, by and between StoneMor GP LLC and R. Paul Grady (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.49*†	Employment Agreement, effective May 16, 2017, by and between StoneMor GP LLC and Mark Miller (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.50*†	Indemnification Agreement, effective May 16, 2017, by and between StoneMor GP LLC and Mark Miller (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.51*†	Indemnification Agreement, effective May 16, 2017, by and between StoneMor GP LLC and Robert A. Sick (incorporated by reference to Exhibit 10.5 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.52*†	Employment Agreement dated March 1, 2018 by and between StoneMor GP LLC and James Ford (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 2, 2018).

10.53*†	Executive Restricted Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of March 1, 2018, by and between StoneMor GP LLC and James Ford (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on March 2, 2018)

10.54*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Mark L. Miller (2017 Award) (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

Exhibit Number	Description

10.55*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Mark L. Miller (2018 Award) (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.56*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Austin K. So (2017 Award) (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.57*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Austin K. So (2018 Award) (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.58*†	Executive Restricted Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of March 19, 2018, by and between StoneMor GP LLC and Mark L. Miller (incorporated by reference to Exhibit 10.5 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.59*†	Form of 2017 Key Employee Unit Award Agreement under StoneMor Partners L.P. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.6 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.60*†	Form of Key Employee Unit Award Agreement under StoneMor Partners L.P. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.7 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.61*†	Director Restricted Phantom Unit Agreement effective June 15, 2018 by and between StoneMor GP LLC and Patricia D. Wellenbach (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.62*†	Director Restricted Phantom Unit Agreement effective June 15, 2018 by and between StoneMor GP LLC and Stephen J. Negrotti (incorporated by reference to Exhibit 10.5 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.63*†	Indemnification Agreement effective June 15, 2018 by and between StoneMor GP LLC and Patricia D. Wellenbach (incorporated by reference to Exhibit 10.6 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.64*†	Indemnification Agreement effective June 15, 2018 by and between StoneMor GP LLC and Stephen J. Negrotti (incorporated by reference to Exhibit 10.7 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.65*†	Employment Agreement by and between Austin K. So and StoneMor GP LLC, dated June 15, 2018 (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.66*†	Employment Agreement by and between Joseph M. Redling and StoneMor GP LLC, dated June 29, 2018 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 3, 2018).

10.67*†	Executive Restricted Unit Award Agreement dated July 18, 2018 by and between StoneMor GP LLC and Joseph M. Redling (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 24, 2018).

Exhibit Number	Description

10.68*†	Agreement dated July 26, 2018 by and between StoneMor GP LLC and Leo J. Pound (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 30, 2018).

10.69*†	Letter Agreement, dated September 5, 2018, by and between StoneMor GP LLC and Jeffrey DiGiovanni (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on September 11, 2018).

10.70*†	StoneMor Amended and Restated 2018 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on September 21, 2018).

10.71*	Voting and Support Agreement, dated September 27, 2018, by and among StoneMor Partners L.P., StoneMor GP LLC, and the unitholders of StoneMor Partners L.P. named therein (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on September 28, 2018).

10.72*†	Summary of Oral Agreement between StoneMor GP LLC and Leo J. Pound (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on October 12, 2018).

10.73*†	Letter Agreement dated October 12, 2018 between StoneMor Partners L.P. and Lawrence Miller (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on October 12, 2018).

10.74*	First Amendment to Voting and Support Agreement, dated February 4, 2019, by and among StoneMor Partners L.P., StoneMor GP LLC, and the unitholders of StoneMor Partners L.P. named therein (incorporated by reference to exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on February 4, 2019).

10.75	Merger and Reorganization Agreement, dated September 27, 2018, by and among StoneMor Partners L.P., StoneMor GP Holdings LLC, StoneMor GP LLC and Hans Merger Sub, LLC.

10.76*†	StoneMor Amended and Restated 2019 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-k filed on April 2, 2019).

16.1*	Letter from Deloitte & Touche LLP date December 6, 2018 (incorporated by reference to Exhibit 16.1 of Registrant’s Current Report on Form 8-k filed on December 6, 2018).

21.1	Subsidiaries of Registrant.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Deloitte & Touche LLP.

31.1	Certification pursuant to Exchange Act Rule 13a-14(a) of Joseph M. Redling, President and Chief Executive Officer.

31.2	Certification pursuant to Exchange Act Rule 13a-14(a) of Mark L. Miller, Chief Financial Officer and Senior Vice President.

32.1	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and Exchange Act Rule 13a-14(b) of Joseph M. Redling, President and Chief Executive Officer (furnished herewith).

32.2	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and Exchange Act Rule 13a-14(b) of Mark L. Miller, Chief Financial Officer and Senior Vice President (furnished herewith).

99.1*	Second Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC, dated as of May 21, 2014, entered into by StoneMor GP Holdings, LLC (incorporated by reference to Exhibit 99.1 of Registrant’s Current Report on Form 8-K filed on May 23, 2014).

Exhibit Number	Description

99.2*	Amendment No. 1, dated as of November 17, 2015, to the Second Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC, dated as of May 21, 2014, entered into by StoneMor GP Holdings, LLC (incorporated by reference to Exhibit 99.2 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015).

99.3*	Amendment No. 2, dated as of May 17, 2017, to the Second Amended and Restated Limited Liability Company Agreement of StoneMor GP Holdings, LLC (incorporated by reference to Exhibit 99.3 of Registrant’s Annual Report on Form 10-K filed on July 17, 2018).

99.4*	Amendment No. 3, dated as of March 19, 2018, to the Second Amended and Restated Limited Liability Company Agreement of StoneMor GP Holdings, LLC (incorporated by reference to Exhibit 99.4 of Registrant’s Annual Report on Form 10-K filed on July 17, 2018).

101	Attached as Exhibit 101 to this report are the following Interactive Data Files formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets as of December 31, 2017 and 2016; (ii) Consolidated Statements of Operations for the years ended December 31, 2017, 2016 and 2015; (iii) Consolidated Statements of Partners’ Capital; (iv) Consolidated Statements of Cash Flows for the years ended December 31, 2017, 2016 and 2015; and (v) Notes to the Consolidated Financial Statements. Users of this data are advised pursuant to Rule 401 of Regulation S-T that the information contained in the XBRL documents is unaudited and these are not the official publicly filed financial statements of StoneMor Partners L.P.

*	Incorporated by reference, as indicated
†	Management contract, compensatory plan or arrangement

ITEM 16.	FORM 10-K SUMMARY

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC, its General Partner

April 2, 2019		By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Joseph M. Redling	President and Chief Executive Officer	April 2, 2019
Joseph M. Redling (Principal Executive Officer)

/s/ Mark L. Miller	Chief Financial Officer and Senior Vice President	April 2, 2019
Mark L. Miller (Principal Financial Officer)

/s/ Jeffrey DiGiovanni	Chief Accounting Officer	April 2, 2019
Jeffrey DiGiovanni (Principal Accounting Officer)

/s/ Robert B. Hellman, Jr.	Director	April 2, 2019
Robert B. Hellman, Jr.

/s/ Martin R. Lautman, Ph.D.	Director	April 2, 2019
Martin R. Lautman, Ph.D.

/s/ Leo J. Pound	Director	April 2, 2019
Leo J. Pound

/s/ Stephen J. Negrotti	Director	April 2, 2019
Stephen J. Negrotti

/s/ Robert A. Sick	Director	April 2, 2019
Robert A. Sick

/s/ Fenton R. Talbott	Director	April 2, 2019
Fenton R. Talbott

/s/ Patricia D. Wellenbach	Director	April 2, 2019
Patricia D. Wellenbach

Exhibit 10.75

Execution Version

MERGER AND REORGANIZATION AGREEMENT

by and among

STONEMOR PARTNERS L.P.

STONEMOR GP HOLDINGS LLC

STONEMOR GP LLC

AND

HANS MERGER SUB, LLC

Dated as of September 27, 2018

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1	Certain Definitions	2

ARTICLE II

CONTRIBUTION AND MERGER

ARTICLE III

MERGER CONSIDERATION; EXCHANGE PROCEDURES

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1	Representations and Warranties of the Parties	13
Section 4.2	No Other Representations or Warranties	16

ARTICLE V

COVENANTS

i

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

ARTICLE VII

TERMINATION

ARTICLE VIII

MISCELLANEOUS

ii

Schedules

Schedule 4.1(g)	Transactions with Unitholders

Exhibits

Exhibit A	Form of Certificate of Incorporation of the Company
Exhibit B	Form of Bylaws of the Company
Exhibit C	Registration Rights Term Sheet

iii

MERGER AND REORGANIZATION AGREEMENT

This MERGER AND REORGANIZATION AGREEMENT, dated as of September 27, 2018 (this “Agreement”), is entered into by and among StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership (“GP”), StoneMor GP Holdings LLC, a Delaware limited liability company and the sole member of GP (“GP Holdings”), and Hans Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of GP (“Merger Sub”).

RECITALS

WHEREAS, the Conflicts Committee (the “Conflicts Committee”) of the board of directors of GP (the “GP Board”) by unanimous vote (a) determined that this Agreement and the transactions contemplated hereby are fair to, and in the best interests of, the Partnership and the holders of common units representing limited partner interests (the “Common Units”) in the Partnership (the “Unitholders”) (other than GP and Unitholders affiliated with GP), (b) approved this Agreement and the transactions contemplated hereby, including the Merger (the foregoing constituting Special Approval), (c) directed that this Agreement be submitted to a vote of the Unitholders, and (d) resolved its recommendation of adoption of this Agreement by the Unitholders;

WHEREAS, each of (i) the Board of Directors of GP Holdings, on behalf of GP Holdings, in its individual capacity and in its capacity as the sole member of GP, and immediately following the Conversion (as hereinafter defined), as the sole stockholder of the Company, and (ii) the GP Board on behalf of GP and in its capacity as the sole member of Merger Sub, has approved this Agreement and the transactions contemplated hereby;

WHEREAS, the parties intend that, as more particularly described herein, (i) GP Holdings shall contribute the 2,332,878 Common Units owned by it (the “GP Holdings’ Common Units”) to GP and immediately following receipt thereof, GP shall contribute the GP Holdings’ Common Units to StoneMor LP Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of GP (“LP Sub”), (ii) GP shall convert into a Delaware corporation (the “Conversion”) to be named “StoneMor Inc.” (following the Conversion, GP is referred to herein as the “Company”) and all of the limited liability company interests of GP held by GP Holdings prior to the Conversion shall be cancelled in accordance with this Agreement and (iii) Merger Sub shall be merged with and into the Partnership (the “Merger”) with the Partnership surviving and with the Company as its sole general partner and LP Sub as its sole holder of Common Units and each Outstanding (as defined below) Common Unit (other than those held by LP Sub) being converted into the right to receive one share of common stock, par value $0.01 per share, of the Company (the “Company Shares”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to the parties’ willingness to enter into this Agreement, the Partnership, GP and certain Unitholders (the “Supporting Unitholders”) are entering into a voting and support agreement, pursuant to which, among other things, the Supporting Unitholders have agreed, subject to the terms and conditions set forth therein, to vote (or cause the vote of, as applicable) all of the Common Units owned by them in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the parties hereto agree as follows:

1

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“2004 Director Deferred Phantom Unit Award” has the meaning set forth in Section 3.7(a).

“2004 Partnership Equity Plan” means the StoneMor Partners L.P. Long-Term Incentive Plan (as amended April 19, 2010).

“2014 Director Deferred Phantom Unit Award” has the meaning set forth in Section 3.7(b).

“2014 Partnership Equity Plan” means the StoneMor Partners L.P. 2014 Long-Term Incentive Plan.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For purposes of this Agreement, GP Holdings, GP, the Partnership and their respective Subsidiaries shall not be considered Affiliates of the Company and its Subsidiaries.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Book-Entry Units” has the meaning set forth in Section 3.1(b).

“Business Day” means any day which is not a Saturday, Sunday or other day on which banks are authorized or required to be closed in the City of New York, New York.

“Bylaws” has the meaning specified in Section 2.1(b).

“Certificate” has the meaning set forth in Section 3.1(b).

“Certificate of Conversion” has the meaning set forth in Section 2.1(b).

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership as filed with the Secretary of State of the State of Delaware on April 2, 2004.

“Certificate of Merger” has the meaning set forth in Section 2.2(b).

“Change in Recommendation” has the meaning set forth in Section 5.2(b).

“Charter” has the meaning specified in Section 2.1(b).

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” has the meaning set forth in Section 2.4.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

2

“Common Units” has the meaning set forth in the recitals to this Agreement.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Long-Term Incentive Plan” means the StoneMor Amended and Restated 2018 Long-Term Incentive Plan.

“Company Shares” has the meaning set forth in the recitals to this Agreement.

“Conflicts Committee” has the meaning set forth in the recitals to this Agreement.

“Contribution” has the meaning set forth in Section 2.1(a).

“Conversion” has the meaning set forth in the recitals to this Agreement.

“Conversion Effective Time” has the meaning set forth in Section 2.1(b).

“Converted Director Deferred Phantom Unit Award” has the meaning set forth in Section 3.7(b).

“Converted Phantom Unit Award” has the meaning set forth in Section 3.7(c).

“Converted UAR” has the meaning set forth in Section 3.7(e).

“Credit Agreement” has the meaning set forth in Section 6.7.

“Credit Agreement Amendment” has the meaning set forth in Section 6.7.

“DGCL” means the General Corporation Law of the State of Delaware.

“Director Deferred Phantom Unit Award” has the meaning set forth in Section 3.7(a).

“DLLCA” means the Delaware Limited Liability Company Act, 6 Del.C. §18-101 et seq.

“DRULPA” means the Delaware Revised Uniform Limited Partnership Act, 6 Del.C. §17-101 et seq.

“Effective Time” has the meaning set forth in Section 2.2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Exchange Agent” means such entity as may be mutually selected by the Company and the Partnership pursuant to Section 3.3(a).

“Exchange Fund” has the meaning set forth in Section 3.3(a).

“General Partner Interest” has the meaning set forth in the Partnership Agreement.

“Governmental Authority” means any applicable national, state, local, county, parish or municipal government, domestic or foreign, any agency, board, bureau, commission, court, tribunal, subdivision, department or other governmental or regulatory authority or instrumentality, or any arbitrator.

“GP” has the meaning set forth in the introductory paragraph of this Agreement.

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“GP Board” has the meaning set forth in the recitals to this Agreement.

“GP Holdings” has the meaning set forth in the introductory paragraph of this Agreement.

“GP Holdings’ Common Units” has the meaning set forth in the recitals to this Agreement.

“GP LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC, dated as of May 21, 2014, as amended as of November 17, 2015, May 17, 2017 and March 19, 2018.

“Incentive Distribution Rights” has the meaning set forth in the Partnership Agreement.

“Indemnitees” has the meaning set forth in Section 5.8(a).

“Law” means any law, rule, regulation, directive, ordinance, code, governmental determination, guideline, judgment, order, treaty, convention, governmental certification requirement or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Authority.

“Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

“LP Sub” has the meaning set forth in the recitals to this Agreement

“Material Adverse Effect” means, any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on a StoneMor Party’s results of operations, operating business or financial condition in a manner that would impact a decision to conduct the ongoing business in corporate juridical form as opposed to continuing in partnership form; provided, however, that “Material Adverse Effect” shall not include any change, effect, event or occurrence resulting from (i) entering into this Agreement or the announcement of the transactions contemplated by this Agreement, (ii) general market, economic, financial, regulatory or political conditions, (iii) any outbreak of hostilities, war, or terrorism, (iv) any earthquakes, hurricanes, tornadoes, floods or other natural disasters, (v) any effect that generally affects the death care industry or (vi) any changes in applicable Laws.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Consideration” has the meaning set forth in Section 3.1(a).

“Merger Sub” has the meaning set forth in the introductory paragraph in this Agreement.

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act.

“NYSE” means the New York Stock Exchange.

“Outstanding” has the meaning set forth in the Partnership Agreement.

“Partnership” has the meaning set forth in the introductory paragraph of this Agreement.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 9, 2008, as amended as of November 3, 2017.

“Partnership Conflicts Committee Recommendation” has the meaning set forth in Section 5.2(b).

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“Partnership Equity Plans” means the 2004 Partnership Equity Plan and the 2014 Partnership Equity Plan, each as amended.

“Partnership Proxy Statement” has the meaning set forth in Section 5.2(a).

“Partnership SEC Documents” means all reports, schedules, forms, certifications, prospectuses and registration, proxy and other statements required to be filed or furnished by the Partnership or any Unitholder with the SEC and publicly available prior to the date of this Agreement.

“Partnership Unitholder Approval” has the meaning set forth in Section 6.1.

“Partnership Unitholder Meeting” has the meaning set forth in Section 5.2(b).

“Person” means any individual, bank, corporation, partnership, limited liability company, association, joint-stock company, business trust or unincorporated organization.

“Phantom Units” has the meaning set forth in Section 3.7(a).

“Pre-Closing Transactions” has the meaning set forth in Section 2.1.

“Registration Statement” has the meaning set forth in Section 5.2(a).

“Reorganization” means, collectively, this Agreement and the transactions contemplated hereby, including the Pre-Closing Transactions and the Merger.

“Representatives” means with respect to a Person, its directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.

“Required Approvals” has the meaning set forth in Section 4.1(f).

“Restricted Units” has the meaning set forth in Section 3.7(d).

“Restricted Unit Award” has the meaning set forth in Section 3.7(d).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules promulgated thereunder.

“Special Approval” has the meaning set forth in the Partnership Agreement.

“StoneMor Parties” means the Partnership, GP and GP Holdings, each acting in its individual capacity.

“Subsidiaries” has the meaning ascribed to such term in Rule 1 -02 of Regulation S-X under the Securities Act, except, in the case of the Partnership, the Company or the GP (as applicable) and its respective Subsidiaries shall not be deemed to be Subsidiaries of the Partnership (unless otherwise specifically provided in this Agreement).

“Supporting Unitholders” has the meaning set forth in the recitals to this Agreement.

“Surviving Entity” has the meaning set forth in Section 2.2(a).

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“Takeover Laws” has the meaning set forth in Section 4.1(c)(iii).

“UAR” has the meaning set forth in Section 3.7(e).

“UAR Award” has the meaning set forth in Section 3.7(e).

“Unitholders” has the meaning set forth in the recitals to this Agreement.

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ARTICLE II

CONTRIBUTION AND MERGER

Section 2.1 Pre-Effective Time Transactions. The following shall occur immediately prior to the Effective Time on the Closing Date (collectively, the “Pre-Closing Transactions”) with such Pre-Closing Transactions to take effect in the order set forth below on the Closing Date:

(a) Contribution. GP Holdings shall and, effective as of 12:01 a.m. Eastern time on the Closing Date, does hereby contribute, grant, transfer, assign and convey to the GP, and the GP shall and, effective as of 12:01 a.m. Eastern time on the Closing Date, does hereby accept, all right, title and interest in and to the GP Holdings Common Units, and immediately following receipt thereof, GP shall and does hereby contribute, grant, transfer, assign and convey to LP Sub, and GP shall cause LP Sub to accept, all right, title and interest in and to the GP Holdings’ Common Units (the “Contribution”) and LP Sub shall be admitted as a limited partner of the Partnership; and

(b) Conversion

(c) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DLLCA and DGCL, GP shall file or cause to be filed with the Secretary of State of the State of Delaware a properly executed certificate of conversion (the “Certificate of Conversion”), pursuant to which GP shall be converted into a Delaware corporation named “StoneMor Inc.”, and a certificate of incorporation of the Company substantially in the form attached hereto as Exhibit A (the “Charter”), and shall make or cause to be made all other filings or recordings required under the DGCL and DLLCA in connection with the Conversion. The Certificate of Conversion will provide that the Conversion shall become effective at 12:05 a.m. (Eastern time) upon the Closing Date or at such other time as is agreed to by the parties to this Agreement and specified in the Certificate of Conversion (the time at which the Conversion becomes effective is herein referred to as the “Conversion Effective Time”). From and after the Conversion Effective Time, the Charter shall be the certificate of incorporation of the Company and the Bylaws of the Company attached hereto as Exhibit B (the “Bylaws”), shall be the bylaws of the Company, in each case, until duly amended in accordance with the terms thereof and applicable Law, consistent with the obligations set forth in Section 5.8. As of the Conversion Effective Time and before giving effect to the transactions contemplated by the Merger, GP Holdings shall be the sole stockholder of the Company and shall receive as a result of the Conversion and as consideration for the Pre-Closing Transactions and the Merger, 5,282,878 Company Shares, subject to adjustment pursuant to Section 3.5 as if GP Holdings held 5,282,878 Common Units immediately prior to the Effective Time representing 2,332,878 GP Holdings’ Common Units owned by LP Sub and the agreed upon valuation (in Common Units) of 2,950,000 Common Units in exchange for the 1.04% General Partner Interest, the Incentive Distribution Rights and for the governance and all other economic and other rights associated with the General Partnership Interest held indirectly by GP Holdings immediately prior to the Conversion. The Conversion shall have all of the effects prescribed in the DGCL and the DLLCA.

Section 2.2 Merger.

(a) The Surviving Entity. Subject to the terms and conditions of this Agreement, and in accordance with the DRULPA and the DLLCA, at the Effective Time, Merger Sub shall merge with and into the Partnership, the separate existence of Merger Sub shall cease and the Partnership shall survive and continue to exist as a Delaware limited partnership (the Partnership, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”).

(b) Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VI in accordance with this Agreement, the Merger shall become effective upon the later to occur of : (i) the filing with

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the Secretary of State of the State of Delaware of a properly executed certificate of merger (the “Certificate of Merger”); and (ii) such later date and time as may be set forth in the Certificate of Merger ( such later date, the “Effective Time”), which shall be no earlier than the Conversion Effective Time, in accordance with the Partnership Agreement and the applicable provisions of the DRULPA and the DLLCA. At the Closing, the Company will cause the Certificate of Merger to be duly filed with the Secretary of State of the State of Delaware.

(c) Effects of the Merger. The Merger shall have the effects prescribed in the Partnership Agreement and the applicable provisions of the DRULPA and the DLLCA.

(d) Organizational Documents of the Surviving Entity. At the Effective Time, the Certificate of Limited Partnership as in effect immediately prior to the Effective Time shall remain unchanged and shall be the certificate of limited partnership of the Surviving Entity from and after the Effective Time, until duly amended in accordance with the terms thereof and applicable Law.

Section 2.3 Directors and Officers of the Company.

(a) Directors. The initial number of directors shall be nine (9) following the Effective Time and such initial directors of the Company shall be the Persons identified by GP by written notice to the Parties following the date hereof. Such persons shall include two (2) designees of Robert B. Hellman, Jr., in his capacity as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors LLC, one (1) designee of Axar Capital Management, LP or its Affiliates and the Chief Executive Officer of the Company. Such directors shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

(b) Officers. The officers of GP immediately prior to the Effective Time shall remain the officers of the Company from and after the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

Section 2.4 Closing. Subject to the satisfaction or waiver of the conditions as set forth in Article VI in accordance with this Agreement, the closing of the Pre-Closing Transactions, the Merger and the other transactions contemplated hereby (the “Closing”) shall occur on (a) the third Business Day after the day on which the last of the conditions set forth in Article VI (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall have been satisfied or waived in accordance with the terms of this Agreement or (b) such other date to which the parties may agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.” The Closing of the transactions contemplated by this Agreement shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Houston, Texas at 9:00 a.m. Central Time on the Closing Date, unless another time, date or place is agreed to in writing by the parties. In lieu of a physical closing, the parties agree that all requisite closing documents may be exchanged electronically at the Closing, and that documents so exchanged shall be binding for all purposes.

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ARTICLE III

MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 3.1 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Partnership, Merger Sub, LP Sub or any holder of Common Units:

(a) Each Outstanding Common Unit, including Phantom Units that will be treated as Common Units pursuant to Section 3.7(a) of this Agreement but excluding any Common Units held by LP Sub, shall be converted into the right to receive one Company Share, which shall have been duly authorized and shall be validly issued, fully paid and nonassessable. The Company Shares issued hereunder are referred to herein as the “Merger Consideration.”

(b) All Common Units (excluding any Common Units held by LP Sub), when converted as a result of and pursuant to the Merger, shall cease to be outstanding and shall automatically be canceled and cease to exist. At the Effective Time, each holder of a certificate representing Common Units (a “Certificate”) and each holder of non-certificated Common Units represented by book-entry (“Book-Entry Units”), other than LP Sub, shall cease to be a unitholder of the Partnership and (except as set forth in Section 3.2 ) cease to have any rights with respect thereto, except the right to receive (i) such holder’s portion of the Merger Consideration and (ii) any distributions in accordance with Section 3.3(c), and in each case, to be issued or paid in consideration therefor upon surrender of such Certificate or Book-Entry Unit in accordance with Section 3.2 without interest.

(c) All of the limited liability company interests in Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become limited partner interests in the Surviving Entity, which limited partner interests shall be duly authorized and validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except to the extent such non-assessability may be affected by Sections 17 -303, 17 -607 and 17 -804 of the DRULPA), such that following the Effective Time, LP Sub shall be the sole holder of Common Units of the Surviving Entity.

(d) The general partner interest in the Partnership issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged subject to such changes as are set forth in the Partnership Agreement, and the Company shall continue to be the sole general partner of the Partnership.

(e) The Incentive Distribution Rights issued and outstanding immediately prior to Effective Time shall remain outstanding and unchanged subject to such changes as are set forth in the Partnership Agreement, and the Company shall continue to own 100% of the Incentive Distribution Rights.

(f) All of the limited liability company interest of GP shall be cancelled.

Section 3.2 Rights As Unitholders; Unit Transfers. At the Effective Time, holders of Common Units (other than LP Sub) shall cease to be, and shall have no rights as, unitholders of the Partnership, other than to receive (a) any distribution with respect to such Common Units with a record date occurring prior to the Effective Time that may have been declared or made by the Partnership on such Common Units in accordance with the terms of this Agreement and which remains unpaid at the Effective Time and (b) the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the unit transfer books of the Partnership with respect to such Common Units.

Section 3.3 Exchange Procedures.

(a) Exchange Agent. Promptly after the Effective Time, the Company shall deposit or shall cause to be deposited with the Exchange Agent for the benefit of the holders of such Common Units, for exchange in

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accordance with this Article III, through the Exchange Agent, the Company Shares issuable upon due surrender of the Certificates (or affidavits of loss in lieu thereof pursuant to Section 3.3(g)) or Book-Entry Units pursuant to this Article III. The Partnership agrees to deposit with the Exchange Agent, from time to time as needed, cash sufficient to pay any distributions pursuant to Section 3.2(a) and Section 3.3(c). Any cash and Company Shares deposited with the Exchange Agent shall hereinafter be referred to as the “ Exchange Fund.” The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated by this Agreement to be issued or paid for Common Units pursuant to this Agreement out of the Exchange Fund. Except as contemplated by Sections 3.3(c), the Exchange Fund shall not be used for any other purpose.

(b) Exchange Procedures. Promptly after the Effective Time, the Company shall instruct the Exchange Agent to mail to each record holder of Common Units as of the Effective Time (other than LP Sub) (i) a letter of transmittal (which shall specify that in respect of certificated units, delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in customary form and agreed to by the Company and the Partnership prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Units in exchange for the Merger Consideration issuable or payable in respect of the Common Units represented by such Certificates or Book-Entry Units. Promptly after the Effective Time, upon surrender of Certificates, if any, for cancellation to the Exchange Agent together with such letters of transmittal, properly completed and duly executed, and such other documents (including in respect of Book-Entry Units) as may be reasonably required pursuant to such instructions, the holders of Common Units (other than LP Sub) shall be entitled to receive in exchange therefor (A) Company Shares representing, in the aggregate, the number of Company Shares that such holder has the right to receive pursuant to this Article III (after taking into account all Common Units then held by such holder) and (B) a check in the amount equal to the aggregate amount of cash, if any, that such holder has the right to receive pursuant to Section 3.3(c). No interest shall be paid or accrued on any Merger Consideration or on any unpaid distributions payable to holders of Certificates or Book-Entry Units. In the event of a transfer of ownership of Common Units that is not registered in the transfer records of the Partnership, the Merger Consideration issuable or payable in respect of such Common Units may be issued or paid to a transferee, if the Certificate representing such Common Units or evidence of ownership of the Book-Entry Units are presented to the Exchange Agent, and in the case of both certificated and book-entry Common Units, accompanied by all documents required to evidence and effect such transfer and the Person requesting such exchange shall (i) pay to the Exchange A gent in advance, any amounts required to be withheld and any transfer taxes or other similar taxes required by reason of the delivery of the Merger Consideration in any name other than that of the record holder of such Common Units, or (ii) shall establish to the satisfaction of the Exchange A gent that any amounts required to be withheld, any transfer taxes or other similar taxes have been paid or are not payable. Until the required documentation has been delivered and Certificates, if any, have been surrendered, as contemplated by this Section 3.3, each Certificate or Book- Entry Unit shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Merger Consideration issuable or payable in respect of the Common Units (excluding those held by LP Sub) and any distributions to which such holder is entitled pursuant to Section 3.2.

(c) Distributions with Respect to Unexchanged Common Units. No distributions declared or made with respect to Company Shares with a record date after the Effective Time shall be paid to the holder of any Common Units with respect to the Company Shares that such holder would be entitled to receive in accordance herewith until such holder shall deliver the required documentation and surrender any Certificate as contemplated by this Section 3.3. Subject to applicable L aw, following compliance with the requirements of Section 3.3(b), there shall be paid to such holder of the Company Shares issuable in exchange therefor, without interest, (i) promptly after the time of such compliance, the amount of distributions with a record date after the Effective Time theretofore paid with respect to the Company Shares and payable with respect to such Company Shares and (ii) at the appropriate payment date, the amount of distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such compliance payable with respect to such Company Shares.

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(d) Further Rights in Common Units. The Merger Consideration issued or paid upon conversion of a Common Unit in accordance with the terms hereof (including any cash paid pursuant to Section 3.2 or Section 3.3(c)) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such Common Unit.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund constituting Company Shares or cash that remains unclaimed by the holders of such Common Units after 180 days following the Effective Time shall be returned to the Company upon demand by the Company and, from and after such delivery, any former holders of Common Units who have not theretofore complied with this Article III shall thereafter look only to the Company for the Merger Consideration payable in respect of such Common Units, any distributions with respect to the Common Units to which they are entitled pursuant to Section 3.3(c), in each case, without any interest thereon. Any amounts remaining unclaimed by holders of such Common Units immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity shall, to the extent permitted by applicable Law, become the property of the Company, free and clear of any Liens, claims or interest of any Person previously entitled thereto.

(f) No Liability. To the fullest extent permitted by Law, none of the Company, the Merger Sub nor the Partnership shall be liable to any holder of Common Units for any Merger Consideration delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such Person of a bond, in such reasonable amount as the Company may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange A gent shall issue or pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration issuable or payable in respect of the Common Units represented by such Certificate and any distributions to which the holders thereof are entitled pursuant to Section 3.2.

(h) Withholding. The Surviving Entity and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise issuable or payable pursuant to this Agreement to any holder of Common Units such amounts as the Surviving Entity or the Exchange Agent is required to deduct and withhold under the Code or any provision of state, local or foreign tax Law, with respect to the making of such issuance or payment. To the extent that amounts are so deducted and withheld by the Surviving Entity or the Exchange Agent, such amounts shall be treated for all purposes of this Agreement as having been issued or paid to the holder of Common Units in respect of whom such deduction and withholding was made by the Surviving Entity or the Exchange Agent, as the case may be.

Section 3.4 Book Entry Company Shares. All Company Shares to be issued in connection with the Conversion and Merger or exchanged for Common Units in connection with the Merger shall be distributed in book-entry form, without physical certificates.

Section 3.5 Anti-Dilution Provisions. In the event of any subdivisions, reclassifications, recapitalizations, splits, combinations or distributions in the form of equity interests with respect to the Common Units or the Company Shares prior to the Effective Time, the number of Company Shares to be distributed in connection with the Pre-Closing Transactions and the Merger will be correspondingly adjusted to provide the holders of Company Shares the same economic effect as contemplated by this Agreement prior to such event.

Section 3.6 No Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Merger or the other transactions contemplated by this Agreement.

Section 3.7 Treatment of Equity Awards and Partnership Equity Plans. Effective immediately prior to the Conversion Effective Time, the GP Board will adopt resolutions, and will take all other actions as may be necessary or required in accordance with applicable Law and each Partnership Equity Plan (including the award agreements in respect of awards granted thereunder) and this Section 3.7, to provide that:

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(a) Treatment of 2004 Director Deferred Phantom Units Awards. Immediately prior to the Effective Time, any then outstanding award of phantom units (“Phantom Units”) granted to a member of the GP Board under the 2004 Partnership Equity Plan pursuant to a Phantom Unit agreement that provides for the deferral of the receipt of such Phantom Units (a “ 2004 Director Deferred Phantom Unit Award”) shall, without any action on the part of the holder thereof, vest, to the extent unvested, and be paid out pursuant to the terms of the applicable award agreement. Immediately prior to the Effective Time, without any action on the part of the holder thereof, each Phantom Unit granted pursuant to such 2004 Director Deferred Phantom Unit Award shall be treated as a Common Unit for all purposes of this Agreement, including the right to receive the Merger Consideration in accordance with the terms hereof.

(b) Treatment of 2014 Director Deferred Phantom Units Awards. Immediately prior to the Effective Time, any then outstanding award of Phantom Units granted to a member of the GP Board under the 2014 Partnership Equity Plan pursuant to a Phantom Unit agreement that provides for the deferral of the receipt of such Phantom Units (a “2014 Director Deferred Phantom Unit Award”) shall, without any action on the part of the holder thereof, be assumed by the Company and converted into an award denominated in Company Shares (a “Converted Director Deferred Phantom Unit Award”). Each Converted Director Deferred Phantom Unit Award shall continue to have and be subject to the same terms and conditions as were applicable to such 2014 Director Deferred Phantom Unit Award immediately before the Effective Time and each Converted Director Deferred Phantom Unit Award shall cover the number of Company Shares equal to the number of Common Units underlying such 2014 Director Deferred Phantom Unit Award.

(c) Treatment of Phantom Units. Immediately prior to the Effective Time, any then outstanding award of Phantom Units that is not a 2004 Director Deferred Phantom Unit Award or a 2014 Director Deferred Phantom Unit Award granted under either of the Partnership Equity Plans shall, without any required action on the part of any holder or beneficiary thereof, be assumed by the Company and converted into an award denominated in Company Shares (a “Converted Phantom Unit Award”). Each Converted Phantom Unit Award shall continue to have and be subject to the same terms and conditions as were applicable to such Phantom Unit Award immediately before the Effective Time and each Converted Phantom Unit Award shall cover the number of Company Shares equal to the number of Common Units underlying such Phantom Unit Award.

(d) Treatment of Restricted Units. Immediately prior to the Effective Time, any award of then outstanding restricted units (“Restricted Units”) granted prior to the Effective Time under the 2014 Partnership Equity Plan (a “Restricted Unit Award”) shall, without any required action on the part of any holder or beneficiary thereof, be assumed by GP and converted into an award denominated in Company Shares (a “Converted Restricted Unit Award”). Each Converted Restricted Unit Award shall continue to have and be subject to the same terms and conditions as were applicable to such Restricted Unit Award immediately before the Effective Time and each Converted Restricted Unit Award shall cover the number of Company Shares equal to the number of Common Units underlying such Restricted Unit Award.

(e) Treatment of Unit Appreciation Rights. Immediately prior to the Effective Time, any then outstanding award of unit appreciation rights (“UARs”) under the 2004 Partnership Equity Plan (a “UAR Award”) shall, without any required action on the part of any holder or beneficiary thereof, immediately vest and any forfeiture restrictions applicable to such UAR Award shall immediately lapse. Immediately prior to the Effective Time, such UAR Award shall be assumed by the Company and converted into a stock appreciation right denominated in Company Shares (a “Converted UAR”). Each Converted UAR shall continue to have and be subject to the same terms and conditions as were applicable to such UAR immediately before the Effective Time, including the exercise price.

(f) Treatment of Partnership Equity Plans. Upon the Effective Time, the Partnership Equity Plans will be assumed by the Company, with the securities covered by the Partnership Equity Plans no longer being Common Units, but Company Shares.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Parties. Except as otherwise specifically provided in this Article IV, each party hereto represents and warrants to the other parties hereto, to the extent applicable, as follows:

(a) Organization, Standing and Authority. Such party is a corporation, limited liability company or limited partnership, as the case may be, validly existing and in good standing under the jurisdiction of its organization and has the corporate, limited liability company or limited partnership power and authority, as the case may be, to execute and deliver this Agreement and, subject to the terms and conditions hereof, to carry out its obligations hereunder.

(b) Capitalization.

(i) As of the close of business on September 27, 2018, the Partnership had no partnership interests or equity interests issued and outstanding other than (A) 37,958,645 Common Units, (B) the Incentive Distribution Rights, (C) the 1.04% General Partner Interest, (D) 219,307 Phantom Units and 58,646 UARs that settle in Common Units pursuant to the 2004 Partnership Equity Plan, and (E) 780,949 Restricted Units and 274,076 Phantom Units which settle in Common Units pursuant to the 2014 Partnership Equity Plan. All outstanding equity interests of the Partnership are, and all Common Units issuable pursuant to the Phantom Units, the Restricted Unit Awards and the UAR Awards, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the DRULPA) and free of preemptive rights (except as set forth in the Partnership Agreement).

(ii) GP is the sole general partner of the Partnership. GP is the sole record and beneficial owner of the General Partner Interest and the Incentive Distribution Rights, and such General Partner Interest has been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement.

(iii) GP Holdings is the record and beneficial holder of 100% of the limited liability company interests of GP and, as of the close of business on September 27, 2018, was the record and beneficial holder of 2,332,878 Common Units.

(iv) Immediately prior to the Effective Time (after giving effect to the Conversion), the authorized capital stock of the Company will consist of 200,000,000 Company Shares, of which 5,282,878 Company Shares will be issued and outstanding and owned beneficially and of record by GP Holdings, and 10,000,000 shares of preferred stock, none of which will be issued or outstanding. All of the issued and outstanding Company Shares were duly authorized for issuance and are validly issued, fully paid and nonassessable and free of preemptive rights. When issued pursuant to the terms of this Agreement, all Company Shares issued pursuant to the Conversion or constituting any part of the Merger Consideration will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(v) As of the date hereof and immediately prior to the Effective Time ( after giving effect to the Conversion ), all of the issued and outstanding limited liability company interests of Merger Sub are beneficially owned by the Company. Except for the transactions contemplated by this Agreement, as of the date of this Agreement there are not, and as of the Effective Time there will not be, any outstanding options, profits interest units, phantom units, restricted units, unit appreciation rights, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating Merger Sub to issue, transfer or sell any equity interest of Merger Sub, or any securities convertible into or exchangeable for such equity interests, or any commitment to authorize, issue or sell the same or any such

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equity securities. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations and liabilities incurred in connection with its formation and the transactions contemplated by this Agreement, Merger Sub has not incurred and will not incur, directly or indirectly, any obligations and has not engaged and will not engage in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

(vi) As of the date hereof and immediately prior to the Effective Time (after giving effect to the Conversion), all of the issued and outstanding limited liability company interests of LP Sub are beneficially owned by the Company. Except for the transactions contemplated by this Agreement, as of the date of this Agreement there are not, and as of the Effective Time there will not be, any outstanding options, profits interest units, phantom units, restricted units, unit appreciation rights, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating LP Sub to issue, transfer or sell any equity interest of Merger Sub, or any securities convertible into or exchangeable for such equity interests, or any commitment to authorize, issue or sell the same or any such equity securities. Except for obligations and liabilities incurred in connection with its formation and the transactions contemplated by this Agreement, LP Sub has not incurred and will not incur prior to the Effective Time, directly or indirectly, any obligations and has not engaged and will not engage in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

(vii) Except for the transactions contemplated by this Agreement, as disclosed in the Partnership SEC Documents or as set forth above in this Section 4.1(b), as of the date of this Agreement, there are not, and, as of the Conversion Effective Time with respect to GP and the Effective Time with respect to the Company, there will not be (A) partnership interests, limited liability company interests or other equity securities of the Partnership, the Company or the GP, as applicable, issued or authorized and reserved for issuance, (B) outstanding options, profits interest units, phantom units, restricted units, unit appreciation rights, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating the Partnership, the Company or the GP, as applicable, to issue, transfer or sell any equity interest of the Partnership, the Company or the GP, as applicable, respectively, or any securities convertible into or exchangeable for such equity interests, or any commitment to authorize, issue or sell the same or any such equity securities, except pursuant to this Agreement, or (C) contractual obligations of the Partnership, the Company or the GP, as applicable, to repurchase, redeem or otherwise acquire any other equity interest in the Partnership or the Company or the GP, as applicable, respectively or any such securities or agreements listed in clause (B) of this sentence.

(viii) Neither the Partnership or GP nor any of their respective Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the Unitholders or stockholders of the Company on any matter.

(ix) Except as disclosed in the Partnership SEC Documents or on Schedule 4.1(g), there are no voting trusts or other agreements or understandings to which the Partnership or any of its Subsidiaries is a party with respect to the voting or registration of capital stock or other equity interest of the Partnership or any of its Subsidiaries. Except as set forth on Schedule 4.1(g), there are no voting trusts or other agreements or understandings to which GP or any of its Subsidiaries is a party with respect to the voting or registration of capital stock or other equity interest of GP or the Company, as applicable.

(x) GP is, and at all times has been, in compliance with Section 7.5(a) of the Partnership Agreement.

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(c) Approvals.

(i) Such party has taken all corporate, limited partnership and limited liability company, as applicable, action, subject to the Partnership Unitholder Approval, in the case of the Partnership, as may be necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the performance of its obligations hereunder and this Agreement constitutes a legal, valid and binding obligation of such party (assuming the due execution and delivery by, or with respect to, the other parties hereto), enforceable against such party in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(ii) In the case of the Partnership, as of the date hereof, the Conflicts Committee has (A) unanimously determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Partnership and the Unitholders (other than GP and the Unitholders affiliated with GP); (B) approved this Agreement and the transactions contemplated hereby, including the Merger (the foregoing constituting Special Approval), (C) directed that this Agreement be submitted to a vote of the Unitholders, and (D) resolved its recommendation of adoption of this Agreement by the Unitholders.

(iii) The Partnership Unitholder Approval is the only vote or approval of the holders of any class or series of partnership interests in the Partnership that is necessary to approve and adopt this Agreement on behalf of the Partnership and the transactions contemplated by this Agreement. The GP Board has taken all necessary action so that any takeover, anti-takeover, moratorium, “fair price,” “control share” or similar Law applicable to GP (or the Company, as applicable) or any of its Subsidiaries (including the restrictions on “business combinations” with an “interested stockholder” (each as defined in Section 203 of the DGCL) under Section 203 of the DGCL) (“Takeover Laws”) do not, and will not, apply to this Agreement and the consummation of the transactions contemplated this Agreement, including the Merger, the Conversion and the issuance of Company Shares pursuant to the Merger.

(iv) The GP Board, on behalf of GP, in its capacity as the sole member of Merger Sub, has approved the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement.

(v) The GP Board, on behalf of GP, has (i) approved the Conversion and the issuance of Company Shares pursuant to the Merger, and (ii) recommended to the Board of Directors of GP Holdings, in its own capacity and in its capacity as the sole member of GP, that it approve the Conversion and the issuance of Company Shares pursuant to the Merger.

(vi) The Board of Directors of GP Holdings, on behalf of GP Holdings, in its individual capacity and in its capacity as the sole member of GP, and immediately following the Conversion, as the sole stockholder of the Company, has approved the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement, including, upon the recommendation of the GP Board, as applicable, the Conversion and the issuance of Company Shares pursuant to the Merger.

(d) No Conflicts. Subject to the filing and declaration of the effectiveness, as applicable, of the Partnership Proxy Statement and the Registration Statement, and assuming Partnership Unitholder Approval, the Credit Agreement Amendment, required filings under federal and state securities laws and the rules of the NYSE or any other National Securities Exchange, and the other consents, authorizations, filings and approvals contemplated by Article VI are duly obtained, none of the execution and delivery hereof, the performance of such party’s obligations hereunder nor the consummation of the transactions contemplated by this Agreement will

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violate or contravene (i) the organizational documents of such party (or any of its Subsidiaries), (ii) any material Law applicable to such party (or any of its Subsidiaries); or (iii) except where such violation or contravention has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such party (or any of its Subsidiaries, or, in the case of GP, on the Partnership) or any material agreement to which such party (or any of its Subsidiaries) is a party or by which its assets are bound.

(e) No Brokers. No action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement.

(f) Regulatory Approvals. No approval of any Governmental Authority is necessary to consummate the transactions contemplated by this Agreement, including the Merger, the Conversion and the Contribution, other than (i) filings required under, and compliance with other applicable requirements of, the Exchange Act, the Securities Act, including the filing and declaration of effectiveness, as applicable, of the Partnership Proxy Statement and the Registration Statement, and applicable state securities and “blue sky” laws, (ii) the filing of the Certificate of Merger, the Charter and the Certificate of Conversion with the Secretary of State of the State of Delaware, or (iii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of NYSE or any other National Securities Exchange (collectively, the “Required Approvals”), and no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by such party and the consummation by such party of the transactions contemplated by this Agreement, other than the Required Approvals and such other consents, approvals, filings, declarations or registrations that are not required to be obtained or made prior to consummation of such transactions.

(g) Transactions with Unitholders. Except as disclosed on Schedule 4.1(g) hereto or in any Partnership SEC Documents, neither GP nor its Affiliates (other than the Partnership and its Subsidiaries ) are a party to any agreement, contract or arrangement between themselves, on the one hand, and any Unitholder in its capacity as such, on the other hand.

Section 4.2 No Other Representations or Warranties. Except for the representations and warranties set forth in this Article IV, none of the parties nor any other Person makes or has made any express or implied representation or warranty with respect to such party or with respect to any other information provided to the other parties in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, no party will have or be subject to any liability or other obligation to the other parties or any other Person resulting from the distribution to the other parties or the other Parties’ use of, any such information, including any information, documents, projections, forecasts or other materials made available to the parties in expectation of the Reorganization, unless any such information is the subject of an express representation or warranty set forth in Article IV.

ARTICLE V

COVENANTS

Section 5.1 Commercially Reasonable Efforts; Third Party Approvals. Subject to the terms and conditions of this Agreement, each party hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, desirable or advisable under applicable Laws, so as to permit consummation of the Reorganization promptly and otherwise to enable consummation of the transactions contemplated hereby, including the Merger, the Conversion and the Contribution. Each party hereto shall cooperate and use its commercially reasonable efforts to (i) prepare all documentation, (ii) effect all filings, (iii) obtain all permits, consents, approvals and authorizations of all third parties necessary to consummate the transactions contemplated by this Agreement, including the Merger, the

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Conversion and Contribution, (iv) comply with the terms and conditions of such permits, consents, approvals and authorizations, (v) cause the Reorganization to be consummated as expeditiously as practicable and (vi) defend against any proceedings challenging this Agreement or the consummation of the transactions contemplated by this Agreement.

Section 5.2 Preparation of the Registration Statement and the Partnership Proxy Statement; Partnership Unitholder Meeting.

(a) As promptly as practicable following the date of this Agreement, the Partnership and GP shall jointly prepare and file with the SEC a registration statement on Form S-4 (the “Registration Statement”), in which a proxy statement, which the Partnership and GP will jointly prepare and file with the SEC (the “Partnership Proxy Statement”), will be included as a prospectus. Each of the Partnership and GP shall use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and keep the Registration Statement effective for so long as necessary to consummate the transactions contemplated by this Agreement. Each of the Partnership and GP shall use its commercially reasonable efforts to cause the Partnership Proxy Statement to be mailed to the Unitholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. No filing of, or amendment or supplement to, including by incorporation by reference, the Registration Statement or the Partnership Proxy Statement will be made by any party without providing the other party a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to the Partnership or GP or the Company, as applicable, or any of their respective Affiliates, directors or officers, is discovered by the Partnership or GP or the Company, as applicable, that should be set forth in an amendment or supplement to either the Registration Statement or the Partnership Proxy Statement, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the Unitholders.

(b) The Partnership shall, as promptly as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting of the Unitholders (the “Partnership Unitholder Meeting”) for the purpose of obtaining the Partnership Unitholder Approval. The Partnership shall, through the Conflicts Committee, recommend to the Unitholders approval of this Agreement (the “Partnership Conflicts Committee Recommendation”) unless the Conflicts Committee has concluded that recommending to the Unitholders approval of this Agreement would be inconsistent with its duties to the holders of Units under the Partnership Agreement or applicable Law, and the Partnership shall use commercially reasonable efforts to obtain from the Unitholders the Partnership Unitholder Approval. Notwithstanding the foregoing, at any time prior to obtaining the Partnership Unitholder Approval, the Conflicts Committee may withdraw, modify or qualify in any manner adverse to any party to this Agreement the Partnership Conflicts Committee Recommendation (any such action, a “Change in Recommendation” ) if the Conflicts Committee shall have concluded in good faith, after consultation with its outside legal advisors and financial advisors, that the failure to make a Change in Recommendation would be inconsistent with its duties under the Partnership Agreement or applicable Law; provided, however, that the Conflicts Committee shall not be entitled to exercise its rights to make a Change in Recommendation pursuant to this sentence unless the Partnership has provided to GP Holdings five Business Days’ prior written notice advising GP Holdings that the Conflicts Committee intends to take such action and specifying the reasons therefor in reasonable detail. For the avoidance of doubt, any Change in Recommendation will not (i) change the approval of this Agreement and the transactions contemplated hereby or any other approval of the Conflicts Committee or (ii) relieve the Partnership of any of its obligations under this Agreement, including its obligation to hold the Partnership Unitholder Meeting. The Partnership Proxy Statement shall include the Partnership Conflicts Committee Recommendation including any Change in Recommendation. Without limiting the generality of the foregoing, the Partnership’s obligations pursuant to the first sentence of this Section 5.2(b) shall not be affected by the withdrawal or modification of the Partnership

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Conflicts Committee Recommendation or the Special Approval of this Agreement or the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Partnership may postpone or adjourn the Partnership Unitholder Meeting (i) to solicit additional proxies for the purpose of obtaining the Partnership Unitholder Approval, (ii) for the absence of quorum, and (iii) to the extent reasonably necessary to ensure that any supplement or amendment to the Partnership Proxy Statement that the GP Board has determined after consultation with outside legal counsel is necessary under applicable Law is provided to the Unitholders within the minimum amount of time reasonably practicable prior to the Partnership Unitholder Meeting. Without the written consent of the Conflicts Committee, no matter shall be submitted for action at the Partnership Unitholder Meeting except (i) the approval of this Agreement and the Merger, (ii) matters reasonably related to the approval of this Agreement and the Merger and (iii) matters related to financing in connection with this Agreement or the Merger.

(c) Unless this Agreement is validly terminated in accordance with Article VII, the Partnership shall submit this Agreement to the Unitholders for approval at the Partnership Unitholder Meeting.

Section 5.3 Access to Information. Upon reasonable advance notice and subject to applicable Laws relating to the exchange of information, each party shall, and shall cause each of its Subsidiaries to, afford to the other party and its Representatives reasonable access during normal business hours (and, with respect to books and records, the right to copy) to all of its and its Subsidiaries’ properties, commitments, books, contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives. No party shall be required to provide access to or to disclose any information that is subject to attorney-client privilege.

Section 5.4 Press Releases. Prior to the termination of this Agreement pursuant to Article VII, each of the parties will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable Law or the rules of the NYSE or any applicable National Securities Exchange, in which case it will consult with the other party before issuing any such press release or written statement.

Section 5.5 Section 16 Matters. Prior to the Effective Time, the Partnership and GP shall take all reasonable steps to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Partnership (including derivative securities) or acquisitions of Company Shares in connection with this Agreement and the transactions contemplated hereby, by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Partnership, or will become subject to such reporting requirements with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.6 Fees and Expenses. Except as otherwise provided in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Partnership.

Section 5.7 Takeover Statutes. If prior to the Effective Time any Takeover Law shall become applicable to this Agreement, the Merger or the other transactions contemplated hereby or related thereto, each of the Partnership, GP Holdings, GP and the Conflicts Committee shall grant such approvals and shall use commercially reasonable efforts to take such actions so that the transactions contemplated hereby, including the Conversion and the Merger, may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use commercially reasonable efforts to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby, including the Conversion and the Merger.

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Section 5.8 Indemnification.

(a) All rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Merger existing as of the date of this Agreement in favor of the Indemnitees (as defined in the Partnership Agreement) as provided in the Partnership Agreement (or, as applicable, the charter, bylaws, partnership agreement, limited liability company agreement, or other organizational documents of any of the Partnership’s Subsidiaries) and indemnification agreements of the Partnership, GP or any of their Subsidiaries (the “ Indemnitees”) shall as of the Effective Time be assumed by the Company in the transactions contemplated by this Agreement, without further action, and shall survive the transactions contemplated by this Agreement and shall continue in full force and effect in accordance with their terms.

(b) For a period of not less than six (6) years after the Merger, the bylaws of the Company shall contain provisions no less favorable with respect to indemnification, advancement of expenses and limitations on liability of directors and officers than are set forth in the Partnership Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of not less than six (6) years after the Merger in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Merger, were Indemnitees, unless such modification shall be required by Law and then only to the minimum extent required by Law.

(c) This Section 5.8 shall survive the consummation of the Reorganization and is intended to be for the benefit of, and shall be enforceable by, the Indemnitees and their respective heirs and personal representatives, and shall be binding on GP, the Company and their successors and assigns.

Section 5.9 Conduct of the StoneMor Parties. From and after the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, GP, GP Holdings and their respective controlling Affiliates will not enter into any agreement, transaction or arrangement with the Partnership or any of its Subsidiaries without the prior written consent of the Conflicts Committee except (i) actions taken by GP solely in its capacity as the general partner of the Partnership, (ii) as otherwise provided in this Agreement or (iii) for any such agreement, transaction or arrangement entered into in the ordinary course of business consistent with past practice.

Section 5.10 Prompt Notification. From the date of this Agreement until the Closing Date, each of GP Holdings and the Partnership shall, and shall cause its Subsidiaries to, promptly notify the other party and the Conflicts Committee in writing of (i) any event, condition or circumstance that could reasonably be expected to result in any of the conditions set forth in Article VI not being satisfied at the Effective Time, and (ii) any material breach by the notifying party of any covenant, obligation, or agreement contained in this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available hereunder to the notified party.

Section 5.11 Conflicts Committee. Prior to the earlier of the Effective Time and the termination of this Agreement, neither the GP Board nor GP Holdings shall, without the consent of the Conflicts Committee, eliminate the Conflicts Committee, or revoke or diminish the authority of the Conflicts Committee, or, except in the event of a material breach of his or her obligations as a director of GP or for cause, remove or cause the removal of any director of the GP Board that is a member of the Conflicts Committee either as a member of such board or such committee, or appoint any additional director to the GP Board or the Conflicts Committee, in each case without the affirmative vote of the GP Board, including the affirmative vote of a majority of members of the Conflicts Committee. For the avoidance of doubt, this Section 5.11 shall not apply to the filling of any vacancies caused by the death, incapacity or resignation of any director in accordance with the provisions of the GP LLC Agreement.

Section 5.12 Registration Rights Agreement. GP shall use commercially reasonable efforts to enter into a customary registration rights agreement with the Supporting Unitholders prior to the Closing, consistent with the term sheet attached as Exhibit C.

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ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

The obligations of each party hereto to consummate the Reorganization is conditioned upon the satisfaction at or prior to the Closing of each of the following:

Section 6.1 Partnership Unitholder Vote. This Agreement and the transactions contemplated thereby, including the Merger, the Conversion and Contribution, shall have been approved and adopted by the affirmative vote or consent of holders of a majority of Outstanding Common Units (“Partnership Unitholder Approval”) in accordance with applicable Law and the Partnership Agreement.

Section 6.2 No Injunction. No order, decree or injunction of any Governmental Authority shall be in effect, and no Law shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of the Merger or any of the other transactions contemplated hereby.

Section 6.3 Representations, Warranties and Covenants of the StoneMor Parties. In the case of Merger Sub’s obligations to consummate the Reorganization:

(a) each of the representations and warranties contained herein of the StoneMor Parties shall be true and correct in all material respects as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date.

(b) each of the covenants of the StoneMor Parties to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects by the StoneMor Parties; and

(c) the Company shall have received a certificate signed by an authorized person of GP Holdings, dated the C losing D ate, to the effect, as applicable, set forth in Section 6.3(a) and Section 6.3(b).

Section 6.4 Representations, Warranties and Covenants of Merger Sub. In the case of each of the StoneMor Parties’ obligation to consummate the Reorganization:

(a) each of the representations and warranties contained herein of Merger Sub shall be true and correct in all material respects as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date;

(b) each of the covenants of Merger Sub to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with by Merger Sub in all material respects; and

(c) the Partnership shall have received a certificate signed by an executive officer of Merger Sub, dated the Closing Date, to the effect, as applicable, set forth in Section 6.4(a) and Section 6.4(b).

Section 6.5 Effective Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

Section 6.6 NYSE Listing. The Company Shares shall have been approved for listing on the NYSE or any other National Securities Exchange, subject to official notice of issuance.

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Section 6.7 Credit Agreement Amendment. The Credit Agreement, dated as of August 4, 2016, among StoneMor Operating LLC, the other borrowers party thereto, the lenders party thereto, Capital One, National Association, as administrative agent and the other agents party thereto (the “ Credit Agreement”) and any other documents entered into in connection with the Credit Agreement, shall have been amended, amended and restated, or otherwise modified in a manner that permits the consummation of the Reorganization and the other transactions contemplated by this Agreement (the “ Credit Agreement Amendment”).

Section 6.8 Company Long-Term Incentive Plan. The GP Board or a committee thereof shall have adopted the Company Long-Term Incentive Plan as of the Effective Time and authorized all equity awards granted thereunder as of the Effective Time.

Section 6.9 Frustration of Closing Conditions.

(a) None of the StoneMor Parties (other than the Partnership) may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was due to the failure of any of the StoneMor Parties (other than the Partnership) to perform and comply in all material respects with the covenants and agreements to be performed or complied with by such party prior to the Closing.

(b) Merger Sub may not rely on the failure of any condition set forth in this Article VI, as the case may be, to be satisfied if such failure was due to the failure of such party to perform and comply in all material respects with the covenants and agreements to be performed or complied with by it prior to the Closing.

ARTICLE VII

TERMINATION

Section 7.1 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the transactions contemplated hereby, including the Conversion and the Merger, may be abandoned at any time prior to the Effective Time whether before or after Partnership Unitholder Approval:

(a) by either the Partnership or Merger Sub upon written notice to the other, if:

(i) the Closing has not been consummated on or before June 30, 2019 (the “ Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(a)(i) shall not be available to the Partnership or Merger Sub, as applicable, whose failure to fulfill any material obligation under this Agreement or other material breach of this Agreement has been the primary cause of, or resulted in, the failure of the Closing and the transactions contemplated hereby to have been consummated on or before such date;

(ii) the Partnership Unitholder Meeting and any postponements or adjournments thereof shall have concluded and the Partnership Unitholder Approval shall not have been obtained;

(iii) any Governmental Authority has issued an order, decree or injunction that is in effect enjoining, prohibiting or otherwise making illegal the consummation of the Merger or any of the other transactions contemplated hereby; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(a)(iii) shall not be available to the Partnership or Merger Sub, as applicable, whose failure to fulfill any material obligation under this Agreement or other material breach of this Agreement has been the primary cause of, or resulted in, such issuance;

(iv) there has been a material breach in any of the representations or warranties set forth in this Agreement on the part of any of the other parties (treating the StoneMor Parties as one party and Merger Sub as one party for the purposes of this Section 7.1 ), which breach is not cured within 30 days following receipt by the

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breaching party of written notice of such breach from the terminating party (provided in any such case that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 7.1(a)(iv) unless the breach of a representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated by this Agreement under Section 6.4 (in the case of a breach of representation or warranty by Merger Sub ) or Section 6.3 (in the case of a breach of representation or warranty by the StoneMor Parties);

(v) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of any of the other parties, which breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party (provided in any such case that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 7.1(a)(v) unless the breach of covenants or agreements, together with all other such breaches, would entitle the party receiving the benefit of such covenants or agreements not to consummate the transactions contemplated by this Agreement under Section 6.4 (in the case of a breach of covenants or agreements by Merger Sub ) or Section 6.3 (in the case of a breach of covenants or agreements by the S tone M or Parties);

(b) by the Partnership upon written notice to GP Holdings, if the Conflicts Committee has made a Change in Recommendation; provided, however, that the Partnership shall not have the right to terminate this Agreement pursuant to this if the Partnership Unitholder Approval shall have been obtained prior to the time of such termination; or

(c) by GP, upon written notice to the Partnership and Merger Sub, (i) if GP shall have concluded in good faith, after consultation with its outside legal advisors and financial advisors, that the consummation of the Reorganization would be inconsistent with its duties under the Partnership Agreement or applicable Law, or (ii) if there has been a Material Adverse Effect on the Partnership.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given by the terminating party to the other parties specifying the provision of this Agreement pursuant to which such termination is made, and except as provided in this Section 7.2 and Section 7.3, this Agreement (other than Section 5.6, this Section 7.2 and Article VIII ) shall forthwith become null and void after the expiration of any applicable period following such notice. In the event of such termination, there shall be no liability on the part of any party hereto; provided, however, that nothing herein shall relieve any party from any liability or obligation with respect to any fraud or intentional breach of this Agreement.

Section 7.3 Termination Expenses. Notwithstanding Section 5.6 or any other provision herein to the contrary, if this Agreement is terminated pursuant to Section 7.1(a)(i) and (a) none of the circumstances described in Section 7.1(a)(ii), (iii), (iv) or (v), Section 7.1(b), Section 7.1(c) otherwise exist, and (b) there has not been (i) a change in tax Law that could reasonably be expected to have a Material Adverse Effect, or (ii) any other event or occurrence not reasonably within the control of GP or its Affiliates that has had or would reasonably be expected to have a material adverse effect on the Partnership’s ability to consummate the transactions contemplated hereby ( it being understood and agreed by the parties that the failure of the Registration Statement to be declared effective shall be deemed to be not within the control of GP or its Affiliates so long as the Partnership and GP have used commercially reasonable efforts to have it declared effective prior to the termination of this Agreement), then GP and GP Holdings shall reimburse to the Partnership all out-of-pocket costs and expenses (including legal fees, accounting fees, financial advisory fees and other professional and non-professional fees and expenses) incurred by the Partnership in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

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ARTICLE VIII

MISCELLANEOUS

Section 8.1 Waiver; Amendment. Subject to compliance with applicable Law, prior to the Closing, any provision of this Agreement may be (a) waived in writing by the party or parties benefited by the provision and approved by the Conflicts Committee in the case of the Partnership and executed in the same manner as this Agreement, or (b) amended or modified at any time, whether before or after the Partnership Unitholder Approval, by an agreement in writing between the parties hereto approved by the Conflicts Committee in the case of the Partnership and executed in the same manner as this Agreement, provided, that after the Partnership Unitholder Approval, no amendment shall be made that requires further Partnership Unitholder Approval without such approval.

Section 8.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 8.3 Governing Law. The laws of the State of Delaware shall govern the construction, interpretation and effect of this Agreement without giving effect to any conflicts of law principles.

Section 8.4 Notices. All notices and other communications hereunder must be in writing and will be deemed duly given if delivered personally or through electronically transmission or mailed by a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid to the parties at the following addresses (or at such other address for a party as specified by like notice, provided, that notices of a change of address will be effective only upon receipt thereof):

if to the Partnership, at

StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, PA 19053

Attention: General Counsel, Austin K. So

Email: aso@stonemor.com

With a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, TX 77002

Attention: David P. Oelman

Email: doelman@velaw.com

Drinker Biddle & Reath LLP

One Logan Square, Ste. 2000

Philadelphia, PA 19103

Attention: F. Douglas Raymond, III

Email: douglas.raymond@dbr.com

if to GP, GP Holdings or Merger Sub, at

StoneMor GP LLC

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

Attention: General Counsel, Austin K. So

Email: aso@stonemor.com

23

With copies to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, TX 77002

Attention: David P. Oelman

Email: doelman@velaw.com

Notices will be deemed to have been received (i) on the date of receipt if delivered by hand or nationally recognized overnight courier service, (ii) in the case of electronic transmission, on the date receipt of such electronic transmission is confirmed in writing or by electronic transmission or (iii) on the date five (5) Business Days after dispatch by certified or registered mail.

Section 8.5 Entire Understanding; No Third Party Beneficiaries. This Agreement and any certificates delivered by any party pursuant to this Agreement (a) constitute the entire agreement and understanding, and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and thereof and (b) shall not confer upon any Person other than the parties hereto any rights (including third-party beneficiary rights or otherwise) or remedies hereunder, except for, in the case of clause (b), the provisions of Section 5.8 and Section 8.13 and the right of the Unitholders to receive the applicable Merger Consideration after the Closing (a claim by the Unitholders with respect to which may not be made unless and until the Closing shall have occurred).

Section 8.6 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

Section 8.7 Titles and Headings. The article, section and paragraph headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 8.8 Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws. Each party agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or the Delaware Court of Chancery, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.4 shall be deemed effective service of process on such party.

Section 8.9 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.10 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent any breach of this Agreement or to enforce

24

specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or in the Delaware Court of Chancery, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.11 Interpretation; Definitions. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The phrase “beneficial ownership” and words of similar import when used in this Agreement shall have the meaning (or the correlative meaning, as applicable) set forth in Rule 13d-3 and Rule 13d-5(b)(1) under the Exchange Act. Except as otherwise expressly provided herein, all references in this Agreement to “$” are intended to refer to U.S. dollars. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Reference to any agreement or instrument means the agreement or instrument as amended, restated, modified or supplemented from time to time. References to a Person are also to its permitted successors and assigns. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all of the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement.

Section 8.12 Survival. All representations, warranties, agreements and covenants contained in this Agreement shall terminate at the Effective Time or, except as provided in Section 7.2, at the termination of this Agreement pursuant to Section 7.1; provided, however, that if the Closing occurs, the agreements of the parties in Article I, Article II, Article III, Article VIII, Section 5.6, Section 5.8, Section 7.3 and any other agreement in this Agreement (or any instrument or other document delivered pursuant to this Agreement) that contemplates performance after the Effective Time shall survive the Effective Time.

Section 8.13 No-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any party may be a partnership or limited liability company, each party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Person other than the parties to this Agreement (and their respective successors and assigns) shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any Affiliate of any party or any of such party’s or its Affiliates’ respective (i) former, current or future directors, officers, agents, managers, advisors, subadvisors, assignees, incorporators, controlling Persons, fiduciaries, representatives or employees (or any of their successors or permitted assignees), (ii) former, current, or future general or limited partners, managers, stockholders or members (or any of their successors or permitted assignees), or (iii) any former, current or future directors, officers, agents, employees, managers, advisors, subadvisors, assignees, incorporators, controlling Persons, fiduciaries, representatives, general or limited partners, stockholders, managers or members of any of the foregoing, or in each case, any financing sources of any of the foregoing, but in each case not including the parties to this Agreement (and their respective successors and assigns), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against such persons and entities, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any such Persons, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, or in connection or contemplation hereof, in respect of any oral representations made or alleged to be made in

25

connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation; provided, however, that nothing in this Section 8.13 shall limit any liability of the parties to this Agreement for breaches of the terms and conditions of this Agreement.

Section 8.14 Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (including any transfer by way of merger or operation of law) without the consent of each other party, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any Subsidiary of the Company, but no such assignment shall relieve the Company or Merger Sub of any of its obligations hereunder, and any such purported assignment in violation of this Section 8.14 shall be void ab initio.

[Signature Page Follows]

26

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers as of the date first above written.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC, its general partner

	By:	/s/ Joseph M. Redling
	Name:	Joseph M. Redling
	Title:	President and Chief Executive Officer

STONEMOR GP LLC

By:	/s/ Joseph M. Redling
Name:	Joseph M. Redling
Title:	President and Chief Executive Officer

STONEMOR GP HOLDINGS LLC

By:	/s/ Robert B. Hellman, Jr.
Name:	Robert B. Hellman, Jr.
Title:	Authorized Person

HANS MERGER SUB, LLC

By:	/s/ Joseph M. Redling
Name:	Joseph M. Redling
Title:	President and Chief Executive Officer

Signature Page to

Merger and Reorganization Agreement

Schedule 4.1(g)

Transactions with Unitholders

Voting and Support Agreement dated as of September 27, 2018 by and among Axar Capital Management, LP, a Delaware limited partnership, Axar GP LLC, a Delaware limited liability company, Axar Master Fund, Ltd., a Cayman Islands exempted limited partnership, StoneMor Partners L.P., a Delaware limited partnership, Robert B. Hellman, Jr., in his capacity as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries and StoneMor GP Holdings LLC.

Nomination and Director Voting Agreement dated as of September 27, 2018 by and among StoneMor GP LLC, a Delaware limited liability company, Axar Capital Management, LP, a Delaware limited partnership, Axar GP LLC, a Delaware limited liability company, Axar Master Fund, Ltd., a Cayman Islands exempted limited partnership, and Robert B. Hellman, Jr., in his capacity as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries.

Memorandum of Understanding dated July 31, 2018 by and among GP Holdings, Axar Capital Management, LP, a Delaware limited partnership, and Robert B. Hellman, Jr., in his capacity as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries.

Exhibit A

Certificate of Incorporation of the Company

Attached.

1

Exhibit B

Bylaws of the Company

Attached.

1

Exhibit C

Registration Rights Term Sheet

This term sheet is intended for illustrative and discussion purposes only and will not give rise to any legally binding obligation on the part of any party or any of their affiliates until such parties have executed and delivered to each other the definitive, binding written agreement contemplated by this term sheet. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Merger and Reorganization Agreement (the “Merger Agreement”).

Parties

StoneMor Inc. (“StoneMor Inc.”);

Axar Capital Management, LP, Axar GP, LLC, Axar Master Fund, Ltd. (collectively, “Axar”);

Robert B. Hellman, Jr. (in his capacity as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors LLC) (“AIM”); and

StoneMor GP Holdings LLC (“GP Holdings” and together with AIM and Axar, the “Holders”).

Registration Statement

As soon as reasonably practicable after it is eligible to use Form S-3, StoneMor Inc. will file a Form S-3 shelf registration statement covering the resale of the StoneMor Inc. Company Shares and use all commercially reasonable efforts to have the registration statement declared effective within 90 days of filing.

If StoneMor Inc. is not Form S-3 eligible on or following the first anniversary of the effective date of the Reorganization, then each of AIM and Axar shall be entitled to request that StoneMor Inc. file a S-1 registration statement. StoneMor Inc. shall not be required to keep such registration statement in effect for a period of more than 180 days.

Right to demand registration

Each of AIM and Axar shall be entitled to request (an “ Underwritten Offering Request”) that StoneMor Inc. file a prospectus supplement to the shelf registration statement and otherwise facilitate an underwritten offering of a specified amount of Registrable Securities (an “Underwritten Offering”); provided, however, that the aggregate value of Registrable Securities to be included in each Underwritten Offering Request (based on the VWAP of the StoneMor Inc. Company Shares for the 30 days prior to the date of the Underwritten Offering Request) must exceed $10 million.

Each of AIM and Axar will be entitled to two (2) Underwritten Offering Requests (or one Underwritten Offering request in addition to any S-1 registration that has been effected as provided above); provided, that, Underwritten Offering Requests may not be exercised more than one time in any 6-month period. Any Underwritten Offering will not count against such number of Underwritten Offering Requests if such offering is closed or withdrawn (other than at the request of the requesting Holder). The requesting Holder will have the right to select the lead underwriters for the Underwritten Offering, to be reasonably acceptable to StoneMor Inc. AIM and GP Holdings will share in any Underwritten Offering Requests.

1

For purposes hereof, “Registrable Securities” shall mean all StoneMor Inc. Company Shares acquired by Axar and AIM pursuant to the Merger and Reorganization Agreement (including shares received as liquidated damages and shares received with respect to Registrable Securities pursuant to stock splits, dividends, combinations, reorganizations and the like). Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; or (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

Participation in Underwritten Offerings

Each Holder shall have the right to participate in any Underwritten Offering of StoneMor Inc., subject to customary notice procedures (which shall include truncated notice procedures for overnight, bought-deal or similar offerings); provided, that the value (based on the VWAP of the Company for the 30 business days prior to the date of the Underwritten Offering Request) of such Holder’s Registrable Securities must be at least $5 million.

Underwritten Offering cutback	If the managing underwriter advises StoneMor Inc. that a reduction in the size of any Underwritten Offering is necessary or advisable, each participating Holder’s allocation shall be proportionately reduced based on the amount of Registrable Securities each participating Holder proposed to include.

Registration expenses	Underwriting discounts and commissions and fees and expenses of Holders’ counsel will be borne by Holders. All other expenses relating to registration will be borne by Stonemor Inc.

Lock-up	Each Holder agrees to enter into customary lock-up agreements not to exceed 90 days for any Underwritten Offering or other registered offering by Stonemor Inc., if requested by the managing underwriter.

Other provisions	The definitive registration rights agreement will contain such other provisions as are customary for a transaction of this nature and as may be agreed up on Stonemor Inc. and Holders.

2

Exhibit 21.1

Subsidiaries (or Managed Entities*) of StoneMor Partners L.P.

(StoneMor GP LLC general partner) as of December 31, 2018

Subsidiary (or Managed Entity*) Name	Jurisdiction of Formation
Alleghany Memorial Park LLC	Virginia
Alleghany Memorial Park Subsidiary, Inc.	Virginia
Altavista Memorial Park LLC	Virginia
Altavista Memorial Park Subsidiary, Inc.	Virginia
Arlington Development Company	New Jersey
Augusta Memorial Park Perpetual Care Company	Virginia
Bethel Cemetery Association*	New Jersey
Beth Israel Cemetery Association of Woodbridge, New Jersey*	New Jersey
Birchlawn Burial Park LLC	Virginia
Birchlawn Burial Park Subsidiary, Inc.	Virginia
Bronswood Cemetery, Inc.	Illinois
Cedar Hill Funeral Home, Inc.	Maryland
Cemetery Investments LLC	Virginia
Cemetery Investments Subsidiary, Inc.	Virginia
Cemetery Management Services, L.L.C.	Delaware
Cemetery Management Services of Ohio, L.L.C.	Delaware
Chapel Hill Associates, Inc.	Michigan
Chapel Hill Funeral Home, Inc.	Indiana
Clover Leaf Park Cemetery Association*	New Jersey
CMS West LLC	Pennsylvania
CMS West Subsidiary LLC	Pennsylvania
Columbia Memorial Park LLC	Maryland
Columbia Memorial Park Subsidiary, Inc.	Maryland
Cornerstone Family Insurance Services, Inc.	Delaware
Cornerstone Family Services of New Jersey, Inc.	New Jersey
Cornerstone Family Services of West Virginia LLC	West Virginia
Cornerstone Family Services of West Virginia Subsidiary, Inc.	West Virginia
Cornerstone Funeral and Cremation Services LLC	Delaware
Cornerstone Trust Management Services LLC	Delaware
Covenant Acquisition LLC	Virginia
Covenant Acquisition Subsidiary, Inc.	Virginia
Covington Memorial Funeral Home, Inc.	Indiana
Covington Memorial Gardens, Inc.	Indiana
Crown Hill Cemetery Association*	Ohio
Eloise B. Kyper Funeral Home, Inc.	Pennsylvania
Forest Lawn Gardens, Inc.	Pennsylvania
Forest Lawn Memorial Chapel, Inc.	Indiana
Forest Lawn Memory Gardens, Inc.	Indiana
Glen Haven Memorial Park LLC	Delaware
Glen Haven Memorial Park Subsidiary, Inc.	Maryland
Henlopen Memorial Park LLC	Delaware
Henlopen Memorial Park Subsidiary LLC	Delaware
Henry Memorial Park LLC	Virginia
Henry Memorial Park Subsidiary, Inc.	Virginia
Highland Memorial Park, Inc.*	Ohio
Hillside Memorial Park Association, Inc.*	Ohio

Subsidiary (or Managed Entity*) Name	Jurisdiction of Formation
Juniata Memorial Park LLC	Pennsylvania
Kingwood Memorial Park Association*	Ohio
KIRIS LLC	Virginia
KIRIS Subsidiary, Inc.	Virginia
Kirk & Nice, Inc.	Pennsylvania
Kirk & Nice Suburban Chapel, Inc.	Pennsylvania
Lakewood/Hamilton Cemetery LLC	Tennessee
Lakewood/Hamilton Cemetery Subsidiary, Inc.	Tennessee
Lakewood Memory Gardens South LLC	Georgia
Lakewood Memory Gardens South Subsidiary, Inc.	Georgia
Laurel Hill Memorial Park LLC	Virginia
Laurel Hill Memorial Park Subsidiary, Inc.	Virginia
Laurelwood Holding Company	Pennsylvania
Legacy Estates, Inc.	New Jersey
Locustwood Cemetery Association*	New Jersey
Loewen [Virginia] LLC	Virginia
Loewen [Virginia] Subsidiary, Inc.	Virginia
Lorraine Park Cemetery LLC	Delaware
Lorraine Park Cemetery Subsidiary, Inc.	Maryland
Modern Park Development LLC	Maryland
Modern Park Development Subsidiary, Inc.	Maryland
Northlawn Memorial Gardens*	Ohio
Oak Hill Cemetery LLC	Virginia
Oak Hill Cemetery Subsidiary, Inc.	Virginia
Ohio Cemetery Holdings, Inc.*	Ohio
Osiris Holding Finance Company	Delaware
Osiris Holding of Maryland LLC	Delaware
Osiris Holding of Maryland Subsidiary, Inc.	Maryland
Osiris Holding of Pennsylvania LLC	Pennsylvania
Osiris Holding of Rhode Island LLC	Rhode Island
Osiris Holding of Rhode Island Subsidiary, Inc.	Rhode Island
Osiris Management, Inc.	New Jersey
Osiris Telemarketing Corp.	New York
Perpetual Gardens.Com, Inc.	Delaware
Plymouth Warehouse Facilities LLC	Delaware
Prince George Cemetery Corporation	Virginia
PVD Acquisitions LLC	Virginia
PVD Acquisitions Subsidiary, Inc.	Virginia
Rockbridge Memorial Gardens LLC	Virginia
Rockbridge Memorial Gardens Subsidiary Company	Virginia
Rolling Green Memorial Park LLC	Pennsylvania
Rose Lawn Cemeteries LLC	Virginia
Rose Lawn Cemeteries Subsidiary, Incorporated	Virginia
Roselawn Development LLC	Virginia
Roselawn Development Subsidiary Corporation	Virginia
Russell Memorial Cemetery LLC	Virginia
Russell Memorial Cemetery Subsidiary, Inc.	Virginia
Shenandoah Memorial Park LLC	Virginia
Shenandoah Memorial Park Subsidiary, Inc.	Virginia
Sierra View Memorial Park	California
Southern Memorial Sales LLC	Virginia
Southern Memorial Sales Subsidiary, Inc.	Virginia
Springhill Memory Gardens LLC	Maryland

Subsidiary (or Managed Entity*) Name	Jurisdiction of Formation
Springhill Memory Gardens Subsidiary, Inc.	Maryland
Star City Memorial Sales LLC	Virginia
Star City Memorial Sales Subsidiary, Inc.	Virginia
Stephen R. Haky Funeral Home, Inc.	Pennsylvania
Stitham LLC	Virginia
Stitham Subsidiary, Incorporated	Virginia
StoneMor Alabama LLC	Alabama
StoneMor Alabama Subsidiary, Inc.	Alabama
StoneMor Arkansas Subsidiary LLC	Arkansas
StoneMor California, Inc.	California
StoneMor California Subsidiary, Inc.	California
StoneMor Cemetery Products LLC	Pennsylvania
StoneMor Colorado LLC	Colorado
StoneMor Colorado Subsidiary LLC	Colorado
StoneMor Florida LLC	Florida
StoneMor Florida Subsidiary LLC	Florida
StoneMor Georgia LLC	Georgia
StoneMor Georgia Subsidiary, Inc.	Georgia
StoneMor Hawaiian Joint Venture Group LLC	Hawaii
StoneMor Hawaii LLC	Hawaii
StoneMor Hawaii Subsidiary, Inc.	Hawaii
StoneMor Holding of Pennsylvania LLC	Pennsylvania
StoneMor Illinois LLC	Illinois
StoneMor Illinois Subsidiary LLC	Illinois
StoneMor Indiana LLC	Indiana
StoneMor Indiana Subsidiary LLC	Indiana
StoneMor Iowa LLC	Iowa
StoneMor Iowa Subsidiary LLC	Iowa
StoneMor Kansas LLC	Kansas
StoneMor Kansas Subsidiary LLC	Kansas
StoneMor Kentucky LLC	Kentucky
StoneMor Kentucky Subsidiary LLC	Kentucky
StoneMor Michigan LLC	Michigan
StoneMor Michigan Subsidiary LLC	Michigan
StoneMor Mississippi LLC	Mississippi
StoneMor Mississippi Subsidiary LLC	Mississippi
StoneMor Missouri LLC	Missouri
StoneMor Missouri Subsidiary LLC	Missouri
StoneMor North Carolina LLC	North Carolina
StoneMor North Carolina Subsidiary LLC	North Carolina
StoneMor North Carolina Funeral Services, Inc.	North Carolina
StoneMor Ohio LLC	Ohio
StoneMor Ohio Subsidiary, Inc.	Ohio
StoneMor Oklahoma LLC	Oklahoma
StoneMor Oklahoma Subsidiary LLC	Oklahoma
StoneMor Operating LLC	Delaware
StoneMor Oregon LLC	Oregon
StoneMor Oregon Subsidiary LLC	Oregon
StoneMor Pennsylvania LLC	Pennsylvania
StoneMor Pennsylvania Subsidiary LLC	Pennsylvania
StoneMor Puerto Rico LLC	Puerto Rico
StoneMor Puerto Rico Cemetery and Funeral, Inc.	Puerto Rico
StoneMor Puerto Rico Subsidiary LLC	Puerto Rico

Subsidiary (or Managed Entity*) Name	Jurisdiction of Formation
StoneMor South Carolina LLC	South Carolina
StoneMor South Carolina Subsidiary LLC	South Carolina
StoneMor Tennessee Subsidiary, Inc.	Tennessee
StoneMor Washington, Inc.	Washington
StoneMor Washington Subsidiary LLC	Washington
StoneMor Wisconsin LLC	Wisconsin
StoneMor Wisconsin Subsidiary LLC	Wisconsin
Sunset Memorial Gardens LLC	Virginia
Sunset Memorial Gardens Subsidiary, Inc.	Virginia
Sunset Memorial Park LLC	Maryland
Sunset Memorial Park Subsidiary, Inc.	Maryland
Temple Hill LLC	Virginia
Temple Hill Subsidiary Corporation	Virginia
The Valhalla Cemetery Company LLC	Alabama
The Valhalla Cemetery Subsidiary Corporation	Alabama
Tioga County Memorial Gardens LLC	Pennsylvania
Virginia Memorial Service LLC	Virginia
Virginia Memorial Service Subsidiary Corporation	Virginia
WNCI LLC	Delaware
W N C Subsidiary, Inc.	Maryland
Wicomico Memorial Parks LLC	Maryland
Wicomico Memorial Parks Subsidiary, Inc.	Maryland
Willowbrook Management Corp.	Connecticut
Woodlawn Memorial Park Subsidiary LLC	Pennsylvania

*

Entity is not a StoneMor Partners L.P. subsidiary, but is a controlled nonprofit corporation, or a nonprofit corporation in which a StoneMor Partners L.P. subsidiary holds a voting interest, and to which management or operating services are provided by contract with a StoneMor Partners L.P. subsidiary.

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 2, 2019, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of StoneMor Partners L.P. on Form 10-K for the year ended December 31, 2018. We consent to the incorporation by reference of said reports in the Registration Statements of StoneMor Partners L.P. on Forms S-3 (File No. 333-192670, File No. 333-196913 and File No. 333-210264), Form S-4 (File No. 333-210265) and on Forms S-8 (File No. 333-143863, File No. 333-176789 and File No. 333- 203018). .

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania

April 2, 2019

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-192670, 333-196913 and 333-210264 on Form S-3, Registration Statement No. 333-210265 on Form S-4 and Registration Statement Nos. 333-143863, 333-176789 and 333- 203018 on Form S-8 of our report dated July 16, 2018, relating to the 2017 financial statements (before retrospective adjustments to the financial statements to reflect the impact of adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), as disclosed in Note 1 under captions Reclassifications and Adjustments to Prior Period Financial Statements and Recently Issued Accounting Standard Updates - Adopted in the Current Period to the financial statements) of StoneMor Partners L.P. and subsidiaries, (not presented herein) appearing in this Annual Report on Form 10-K of StoneMor Partners L.P. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

April 2, 2019

Exhibit 31.1

CERTIFICATION

I, Joseph M. Redling, certify that:

1.	I have reviewed this annual report on Form 10-K, for the fiscal year ended December 31, 2018, of StoneMor Partners L.P.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 2, 2019	By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Mark L. Miller, certify that:

1.	I have reviewed this annual report on Form 10-K, for the fiscal year ended December 31, 2018, of StoneMor Partners L.P.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 2, 2019	By:	/s/ Mark L. Miller
Mark L. Miller
Chief Financial Officer and Senior Vice President
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of StoneMor GP, LLC, the general partner of StoneMor Partners L.P. (the “Partnership”), does hereby certify with respect to the Annual Report of the Partnership on Form 10-K for the year ended December 31, 2018 (the “Report”) that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: April 2, 2019	By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer
(Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of StoneMor GP, LLC, the general partner of StoneMor Partners L.P. (the “Partnership”), does hereby certify with respect to the Annual Report of the Partnership on Form 10-K for the year ended December 31, 2018 (the “Report”) that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: April 2, 2019	By:	/s/ Mark L. Miller
Mark L. Miller
Chief Financial Officer and Senior Vice President
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

StoneMor Partners L.P. and StoneMor GP LLC

Pursuant to Section 7.7 of our Third Amended and Restated Agreement of Limited Partnership, dated as of June 27, 2019 (the “Partnership Agreement”), we are required to indemnify, among other persons, StoneMor GP LLC (the “General Partner”) and its affiliates, the officers, directors and managers of the General Partner, to the fullest extent permitted by law, subject to the terms of the Partnership Agreement, against all losses, claims, damages, liabilities, and expenses (including legal fees and expenses) incurred by such persons. This indemnification is required unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud, willful misconduct or gross negligence. We are also required to indemnify the General Partner and its affiliates, the officers, directors and managers of the General Partner for criminal proceedings unless these persons acted with knowledge that their conduct was unlawful. Consequently, the General Partner and its affiliates, the officers, directors and managers of the General Partner could be indemnified for their negligent acts if they meet the requirements described in the Partnership Agreement. Any indemnification will be only out of our assets. Unless the General Partner otherwise agrees in its sole discretion, the General Partner will not be personally liable for, or have any obligation to contribute or loan funds or property to us to enable us to effectuate such indemnification. We are authorized to purchase insurance, on behalf of the General Partner, its affiliates and such other persons as the General Partner will determine, against any liability that may be asserted against or expenses that may be incurred by such persons in connection with our activities or such person’s activities on behalf of us, regardless of whether we have the power to indemnify those persons against liabilities under the Partnership Agreement.

In addition, pursuant to Section 9.3 of the Third Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of June 27, 2019 (the “LLC Agreement”), the General Partner is required to indemnify, among other persons, its officers, directors and affiliates, to the fullest extent permitted by law, subject to the terms of LLC Agreement, against all losses, claims, damages, liabilities, and expenses (including legal fees and expenses) incurred by such officers, directors and affiliates. The indemnification provisions of the LLC Agreement are similar to the indemnification provisions set forth in the Partnership Agreement discussed above. The General Partner is authorized to purchase insurance on behalf of its officers, directors and affiliates, against any liability that may be asserted against or expenses that may be incurred by such persons in connection with the General Partner’s activities or the activities of such persons.

The General Partner has entered into separate indemnification agreements with its directors. The terms of those agreements are generally consistent with the terms of the indemnification provided by the LLC Agreement.

Subject to any terms, conditions or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

The West Virginia Business Corporation Act (“WVBCA”) empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; and (B) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. A corporation may not indemnify a director

(1)	in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding; or

(2)

in connection with any other proceeding with respect to conduct for which he was adjudged liable on the basis that he received financial benefit to which he was not entitled, whether or not involving action in his official capacity. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Under the WVBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

(1)

the director furnishes the corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct described in article 8, section 851 of the WVBCA or that the proceeding involves conduct for which liability has been eliminated under the corporation’s articles of incorporation as authorized in the WVBCA; and

(2)

the director furnishes the corporation a written undertaking to repay the advance if the director is not entitled to mandatory indemnification under the WVBCA and it is ultimately determined that he did not meet the relevant standard of conduct described in article 8, section 851 of the WVBCA.

A corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director or, if he is an officer but not a director, to the further extent as may be provided in the articles of incorporation, the bylaws, a board resolution or a contract, except as otherwise provided in the WVBCA. A corporation may also purchase and maintain on behalf of a director or officer of the corporation insurance against liabilities incurred in such capacities or arising from his status as a director or officer, whether or not the corporation would have the power to indemnify him against the same liability under the WVBCA.

The bylaws of Cornerstone Family Services of West Virginia Subsidiary, Inc. contain provisions that state that the corporation will provide indemnification to the officers and directors of the corporation to the fullest extent permitted by applicable law, except (1) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of certain federal securities laws, (2) upon a final unappealable judgment or award establishes that an officer or director engaged in self-dealing, willful misconduct or recklessness, (3) for expenses or liabilities of any type which have been paid for under a directors’ and officer’s liability insurance policy, (4) amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, or (5) such other exceptions as may be approved by the corporation’s board of directors.

Alabama Corporations

The Alabama Business Corporations Law gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’

fees), judgments, penalties, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, when acting in his or her official capacity with the corporation, or, in all other cases, not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made, however, in respect of any claim, issue or matter as to which such person shall have not met the applicable standard of conduct, shall have been adjudged to be liable to the corporation or, in connection with any other action, suit or proceeding charging improper personal benefit to such person, if such person was adjudged liable on the basis that personal benefit was improperly received by him, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Also, Section 10A-2-8.52 states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

The Articles of Incorporation of our guarantors that are Alabama corporations do not contain provisions regarding the indemnification of directors or officers, but the Bylaws of each of our guarantors that are Alabama corporations do provide that the corporation has the power to indemnify any person to the fullest extent permitted under the law.

Alabama Limited Liability Companies

Section 10A-5A-4.10 of the Alabama Limited Liability Company Law provides that a limited liability company, or a series thereof, may indemnify and hold harmless a member or other person, pay in advance or reimburse expenses incurred by a member or other person, and purchase and maintain insurance on behalf of a member or other person

The Articles of Organization of our guarantors that are Alabama limited liability companies do not contain provisions regarding the indemnification of directors or officers, but the operating agreements of our guarantors that are Alabama limited liability companies provide that the company shall indemnify its member and those authorized managers, officers, agents and employees of the company identified in writing by the member or managers as entitled to be indemnified under the operating agreement for all costs, losses, liabilities and damages by be the member or any such manager, officer, agent or employee in connection with the business of the company, except to the extent prohibited by the law. In addition, such operating agreements provide that the company may advance costs of defense of any proceeding to the managers and officers upon receipt by the company of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the company.

Arkansas Limited Liability Companies

Section 4-32-404 of Arkansas’ Small Business Entity Tax Pass Through Act provides that a limited liability company’s operating agreement may: (a) eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in Section 4-32-402 and (b) provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

The operating agreement of our guarantor that is an Arkansas limited liability company provides that the company shall indemnify the Member and those authorized Managers, Officers, agents and employees of the Company identified in writing by the Member or Managers as entitled to be indemnified under this section for all costs, losses, liabilities and damages paid or accrued by the Member (as the Member or as a Manager, Officer,

agent or employee) or any such Manager, Officer, agent or employee in connection with the business of the Company, except to the extent prohibited by the law. In addition, such operating agreement provides that the company may advance costs of defense of any proceeding to the managers and officers upon receipt by the company of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the company.

California Corporations

Section 317 of the California General Corporation Law (“CAGCL”) authorizes a court to award, or a corporation to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person party to a proceeding or action acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation’s officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CAGCL, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made by the corporation only upon a determination that indemnification is proper by any of the following: (a) a majority vote of a quorum of disinterested directors (or if a quorum is not obtainable, by written opinion of independent legal counsel), (b) approval of the shareholders (excluding any shares owned by the persons to be indemnified), or (c) by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive of any other rights to which those seeking indemnification may be entitled.

Neither the Articles of Incorporation nor the Bylaws of StoneMor California, Inc. or StoneMor California Subsidiary, Inc. contain provisions regarding the indemnification of directors or officers.

The Amended and Restated Bylaws of Sierra View Memorial Park authorize the indemnification of directors and officers in accordance with the provisions of the CAGCL.

Colorado Limited Liability Companies

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in Section 7-80-407 of the Colorado Limited Liability Company Act. Under Section 7-80-407, a limited liability company shall reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary conduct of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company.

The operating agreements of our guarantors that are Colorado limited liability companies provide that such guarantor shall indemnify its member and those authorized managers, officers, agents and employees of such guarantor identified in writing by the member or managers as entitled to be indemnified under the operating agreement for all costs, losses, liabilities and damages by be the member or any such manager, officer, agent or employee in connection with the business of such guarantor, except to the extent prohibited by the law. In addition, the operating agreements of each of such guarantors provide that each such guarantor may advance costs of defense of any proceeding to its member or any such manager, officer, agent or employee upon receipt by such guarantor of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person in not entitled to be indemnified by such guarantor.

Connecticut Corporations

Subsection (a) of Section 33-771 of the Connecticut Business Corporation Act (“CTBCA”), provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the CTBCA. Subsection (b) of Section 33-771 of the CTBCA provides that a director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interest of the corporation. Subsection (c) of Section 33-771 of the CTBCA provides that the termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct described in Section 33-771 of the CTBCA. Subsection (d) of Section 33-771 of the CTBCA provides that, unless ordered by a court under section 33-774 of the CTBCA, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33-771(a) of the CTBCA; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

Section 33-772 of the CTBCA provides that a corporation shall indemnify a director of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding. Subsection (a) of Section 33-776 of the CTBCA provides that a corporation may indemnify and advance expenses under sections 33- 770 to 33-779, inclusive, of the CTBCA, to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director, and (2) if he is an officer but not a director, to such further extent as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors except for (A) liability in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding, or (B) liability arising out of conduct that (i) constitutes a knowing and culpable violation of law by the officer, (ii) enabled the officer to receive an improper personal gain, (iii) showed a lack of good faith and conscious disregard for the duty of the officer to the corporation under circumstances in which the officer was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, or (iv) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the officer’s duty to the corporation. Subsection (c) of Section 33-776 of the CTBCA provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification.

The Articles of Incorporation or Bylaws of our guarantor that is a Connecticut corporation provide that the corporation has the power to indemnify any person to the fullest extent permitted under the law.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The operating agreements of our guarantors that are Delaware limited liability companies provide that the company shall indemnify its member and those authorized managers, officers, agents and employees that are identified in writing by the member or managers as entitled to indemnification for all costs, losses, liabilities, and damages paid or accrued in connection with the business of the company, except to the extent prohibited by the law. In addition, the operating agreements of each of such guarantors provide that each such guarantor may advance costs of defense of any proceeding to its member or any such manager, officer, agent or employee upon receipt by such guarantor of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person in not entitled to be indemnified by such guarantor.

Delaware Corporations

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Bylaws of Osiris Holding Finance Company provide indemnification of directors and officers in accordance with the provisions of the law described above.

The Bylaws of Perpetual Gardens.Com, Inc. and Cornerstone Family Insurance Services, Inc. provide that, to the fullest extent permitted under the law, the corporation has the power to indemnify any person who was a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (weather or not such action, suit or proceeding arises or arose by or in the right of the corporation) by reason of the fact that the person is or was serving as a director or officer of the corporation, or was serving at the request of the corporation as the director or officer of another corporation, partnership, joint venture, trust or other enterprise.

Florida Limited Liability Companies

Section 605.0408 of the Florida Revised Limited Liability Company Act allows a limited liability company to indemnify and hold harmless a person with respect to a claim or demand against the person and a debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of Florida’s laws on limitations on distributions, the management of the limited liability company, delegation of rights and powers to manage, selection and terms of managers in a manager-managed limited liability company, the voting rights of members and managers, agency rights of members and managers and standards of conduct for members and managers. The standards of conduct provide that each manager of a manager-managed limited liability company and member of a member-managed limited liability company owes fiduciary duties of loyalty and care to the limited liability company as well as to the members of the limited liability company.

The limited liability company agreements of our guarantors that are Florida limited liability companies provide that the company shall indemnify those managers, officers, agents and employees identified in writing by the Member or Managers as entitled to be indemnified except to the extent prohibited by law. In addition, such operating agreements provide that the company may advance costs of defense of any proceeding to the managers and officers upon receipt by the company of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the company.

Georgia Corporations

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (“GABCC”) provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GABCC provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854, a court shall order a corporation to indemnify or give an advance for expenses to a director if such court determines the director is entitled to indemnification under applicable law or if it determines that in view of all relevant circumstances, it is fair and reasonable, even if the director has not met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GABCC or was adjudged liable in a proceeding referred to in subsection (d) of Section 14-2-851 of the GABCC, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred by the director in connection with the proceeding.

Section 14-2-852 of the GABCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Subsection (c) of Section 14-2-857 of the GABCC provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and may apply to a court under Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions. In addition, subsection (d) of Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

The Bylaws of our guarantors that are Georgia corporations authorize the indemnification of directors and officers in accordance with the provisions of the GABCC cited above.

Georgia Limited Liability Companies

Section 14-11-306 of the Georgia Limited Liability Company Act provides that subject to the standards and restrictions, if any, set forth in the article of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided that a limited liability company shall not have the power to indemnify any member or manager for (i) for his or her intentional misconduct or knowing violation of the law or (ii) for any transaction for which the person received a personal benefit in violation of any provision of a written operating agreement.

The operating agreements of our guarantors that are Georgia limited liability companies provide that the company shall indemnify its member and those authorized managers, officers, agents and employees of the company identified in writing by the member or managers as entitled to be indemnified for all costs, losses, liabilities and damages paid or accrued by the member (as the member or as a manager, officer, agent or employee) or any such manager, officer, agent or employee in connection with the business of the company, except to the extent prohibited by the law. In addition, the company may advance costs of defense of any proceeding to the member or any such manager, officer, agent or employee upon receipt by the company of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the company.

Hawaii Corporations

Section 242 of the Hawaii Business Corporation Act, Chapter 414, Hawaii Revised Statutes (the “HBCA”) provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding:

(1)

if (a) the individual conducted himself or herself in good faith, and (b) the individual reasonably believed (i) in the case of conduct of official capacity, that his or her conduct was in the best interests of the corporation, and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation, and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful; or

(2)

if the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, subject to the provisions of HBCA Section 32(b)(5) which prohibit corporations from indemnifying directors against liability for (a) receipt of a financial benefit to which the director is not entitled, (b) an intentional infliction of harm on the corporation or its shareholders, (c) approving an unlawful distribution to shareholders, or (d) an intentional violation of criminal law.

HBCA Section 243 provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

In addition, pursuant to HBCA Section 244, before final disposition of a proceeding, a corporation may also advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, if the director delivers to the corporation:

(1)

a written affirmation of the director’s good faith belief that (a) he or she has met the relevant standard of conduct described in HBCA Section 242 (referred to above), or (b) the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation, subject to the provisions of HBCA Section 32(b)(4) which prohibit corporations from eliminating directors’ liability for (i) receipt of a financial benefit to which the director is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) approving an unlawful distribution to shareholders, or (iv) an intentional violation of criminal law; and

(2)

the director’s written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under HBCA Section 243 (referred to above) and it is ultimately determined that the director has not met the relevant standard of conduct described in HBCA Section 242 (referred to above).

Pursuant to HBCA Section 245, a director who is a party to a proceeding because he or she is a director may apply for indemnification or an advance for expenses to the court conducting the proceeding or another court of competent jurisdiction. The court may order indemnification or an advance for expenses (if applicable) upon determining that the director is entitled to mandatory indemnification under HBCA Section 243 (referred to above) or that such indemnification or advance is authorized by the corporation’s articles of incorporation or by-laws or is otherwise reasonable in view of all relevant circumstances.

HBCA Section 247 provides that a corporation may indemnify and advance expenses for an officer who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director, except for liability in connection with a proceeding by or in the right of the corporation (other than reasonable expenses in connection with the proceeding). An officer is also entitled to mandatory indemnification and may apply to a court for indemnification or an advance of expenses to the same extent as a director pursuant to HBCA Sections 243 and 245 (referred to above).

The Articles of Incorporation of our guarantor that is a Hawaii corporation do not contain provisions regarding the indemnification of directors or officers. However, the Bylaws of such guarantor authorize the indemnification of directors and officers in accordance with the provisions of the HBCA cited above.

Hawaii Limited Liability Companies

Pursuant to Section 403 of the Hawaii Uniform Limited Liability Company Act, Chapter 428, Hawaii Revised Statutes (the “HULLCA”), a limited liability company must reimburse its members or managers for payments made and must indemnify them for liabilities incurred by them in the ordinary course of business of the company or for the preservation of the company’s business or property. In addition, HULLCA Section 103 provides that, subject to certain exceptions, a limited liability company may enter into an operating agreement to regulate the affairs of the company and the conduct of its business, and to govern relations among the members, managers, and company.

The operating agreements of our guarantors that are Hawaii limited liability companies provide that the managers and officers shall be entitled to all expenses incurred in managing the companies and that the member shall be reimbursed for all expenses incurred for or on behalf of the companies. Such operating agreements also provide that the companies shall indemnify the member, and those managers, officers, agents and employees identified in writing by the member or managers, for all costs, losses, liabilities and damages paid or accrued in connection with the business of the companies, except to the extent prohibited by law. In addition, the companies may advance costs of defense to the member or any such manager, officer, agent or employee upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the companies.

Illinois Corporations

Under Section 8.75 of the Illinois Business Corporation Act of 1983, (“ILBCA”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation. Section 8.75(f) of the ILBCA further provides that the indemnification and advancement of expenses provided by or granted under Section 8.75 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

The Articles of Incorporation or Bylaws of our guarantor that is an Illinois corporation provide that the corporation has the power to indemnify any person to the fullest extent permitted under the law.

Illinois Limited Liability Companies

Section 15-7 of the Illinois Limited Liability Company Act states that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for debts, obligations, or other liabilities incurred by the member or manager in the course of the member’s or manager’s activities on behalf of the company, if, in making the payment or incurring the debt, obligation, or other liability, the member or manager complied with the duties stated in Sections 15-3 (fiduciary duties) and 25-35 (relating to unlawful distributions).

The operating agreements of our guarantors that are Illinois limited liability companies provide that the company shall indemnify those managers, officers, agents and employees identified in writing by the member or managers as entitled to be indemnified except to the extent prohibited by law. In addition, such operating agreements provide that the company may advance costs of defense of any proceeding to the managers and officers upon receipt by the company of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the company.

Indiana Corporations

Chapter 37 of the Indiana Corporation Law (“INCL”) states that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the individual’s conduct was in good faith; and (2) the individual reasonably believed, in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and (3) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and (4) in the case of any criminal proceeding, the individual either had reasonable cause to believe the individual’s conduct was lawful or had no reasonable cause to believe the individual’s conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in the INCL; (2) the director furnishes the corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under the law. A corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth under the law. The determination shall be made by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or by the other methods specified in Chapter 37 of the INCL.

A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, member, manager, employee, or agent. The indemnification and advance for expenses provided for or authorized by the INCL does not exclude any other rights to indemnification and advance for expenses that a person may have under a corporation’s articles of incorporation, bylaws or certain other duly authorized agreements.

The Articles of Incorporation or Bylaws of our guarantors that are Indiana corporations provide that the corporation shall indemnify its directors and officers to the full extent possible under the law.

Indiana Limited Liability Companies

Under Section 23-18-2-2 of the Indiana Limited Liability Company Act (the “ILLCA”), an Indiana limited liability company may indemnify and hold harmless any member, manager, agent, or employee against any claims, except in the case of an action or a failure to act by such person that constitutes willful misconduct or recklessness and as a result of any restrictions set forth in such limited liability company’s operating agreement.

The operating agreements of our guarantors that are Indiana limited liability companies provide that the company shall indemnify those managers, officers, agents and employees identified in writing by the member or managers as entitled to be indemnified except to the extent prohibited by law. In addition, such operating agreements provide that the company may advance costs of defense of any proceeding to the managers and officers upon receipt by the company of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the company.

Iowa Limited Liability Companies

Section 489.408(1) of the Iowa Revised Uniform Limited Liability Company Act provides that a company shall indemnify a member of a member-managed company or the manager of a manager-managed company for any debt, obligation, or other liability incurred in the course of the member’s or manager’s activities on behalf of the company, if, in making the payment or incurring the debt, obligation, or other liability, the member or manager complied with such member’s or manager’s duties to the company. Section 489.110(7) provides that the operating agreement may alter or eliminate the indemnification for a member or manager provided by Section 489.408(1).

The operating agreements of our guarantors that are Iowa limited liability companies provide that the company shall indemnify its member and those authorized managers, officers, agents, and employees that are identified in writing by the member or managers as entitled to indemnification for all costs, losses, liabilities, and damages paid or accrued in connection with the business of the company, except to the extent prohibited by law. In addition, such operating agreements provide that the company may advance costs of defense of any proceeding to the managers and officers upon receipt by the company of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the company.

Kansas Limited Liability Companies

Section 17-7670 of the Kansas Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. To the extent that a member, manager, officer, employee or agent has been successful on the merits or otherwise or the defenses of any action, suits or proceeding, or in defense of any issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

The operating agreements of our guarantors that are Kansas limited liability companies provide that the company shall indemnify its member and those authorized managers, officers, agents, and employees that are identified in writing by the member or managers as entitled to indemnification for all costs, losses, liabilities, and damages paid or accrued in connection with the business of the company, except to the extent prohibited by law. In addition, such operating agreements provide that the company may advance costs of defense of any proceeding to the managers and officers upon receipt by the company of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the company.

Kentucky Limited Liability Companies

Section 275.180 of the Kentucky Revised Statues (“KRS”) states that a written operating agreement of a limited liability company may provide for the indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

The operating agreements of our guarantors that are Kentucky limited liability companies provide that the company shall indemnify its members, managers, officers, agents and employees (as identified by the sole member or manager in writing as being entitled to indemnification) for all costs, liabilities, losses and damages paid or accrued by such persons in connection with the business of the company. The operating agreements also provide that the company may advance costs of defense to such persons upon receipt of an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to indemnification by the company.

Maryland Corporations

Under Section 2-418 of the Maryland General Corporation Law (“MDGCL”), a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan. Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the proceeding unless it is proven that (a) the act or omission of the director was material to the matter giving rise to the proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his act or omission was unlawful. However, the corporation may not indemnify any director in connection with a proceeding by or in the right of the corporation if the director has been adjudged to be liable to the corporation. A director who has been successful in the defense of any proceeding described above shall be indemnified against reasonable expenses incurred in connection with the proceeding. The corporation may not indemnify a director in respect of any proceeding charging improper personal benefits to the director in which the director was adjudged to be liable on the basis that personal benefit was improperly received. The corporation may not indemnify a director or advance expenses for a proceeding brought by the director against the corporation except if the proceeding is brought to enforce indemnification by the corporation or if the corporation’s charter or by-laws, a board resolution or contract provides otherwise. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the director, may order indemnification if it determines that in view of all the relevant circumstances, the director is fairly and reasonably entitled to indemnification; however, indemnification with respect to any proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a director under certain circumstances, including a written undertaking by or on behalf of such director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify directors under Section 2-418 of the MDGCL.

The indemnification and advancement of expenses provided by statute is not exclusive of any other rights, by indemnification or otherwise, to which a director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

A corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, whether or not the corporation would have the power to indemnify a director or officer against liability under the provision of Section 2-418 of the MDGCL. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

The Articles of Incorporation or Bylaws of our guarantors that are Maryland corporations provide that the corporation shall indemnify its directors and officers to the maximum extent permitted by Maryland law.

Maryland Limited Liability Companies

Section 4A-203 of the Maryland Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

The operating agreements of our guarantors that are Maryland limited liability companies provide that the company shall indemnify its members and certain managers, officers, agents and employees, except to the extent prohibited by law. In addition, such operating agreements provide that the company may advance costs of defense of any proceeding to the managers and officers upon receipt by the company of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the company.

Michigan Corporations

Under Section 561 of the Michigan Business Corporation Act (“MIBCA”), a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney’s fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

Under Section 562 of the MIBCA, a Michigan corporation may also provide similar indemnity to such a person for expenses, including attorney’s fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The MIBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities.

The Bylaws of our guarantor that is a Michigan corporation provide that the corporation shall indemnify its directors and officers in accordance with the law.

Michigan Limited Liability Companies

Section 216 of the Michigan Limited Liability Company Act (“MLLCA”) permits the limited liability company to indemnify, hold harmless, and defend a member, manager, or other person from and against any and all losses, expenses, claims, and demands sustained by that person, except when such person (1) received a financial benefit to which such person is not entitled, (2) engaged in unlawful distributions or (3) knowingly violated the law. Section 216 further permits the limited liability to purchase and maintain insurance on behalf of a member, manager, or other person against any liability or expense asserted against or incurred by that person, whether or not the company may indemnify that person.

The operating agreements of our guarantors that are Michigan limited liability companies provide that the company shall indemnify those managers, officers, agents and employees identified in writing by the member or managers as entitled to be indemnified except to the extent prohibited by law. In addition, such operating agreements provide that the company may advance costs of defense of any proceeding to the managers and officers upon receipt by the company of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the company.

Mississippi Limited Liability Companies

Section 79-29-123 of the Revised Mississippi Limited Liability Company Act provides that the certificate of formation or an operating agreement of a limited liability company may provide for the limitation or elimination of any and all liabilities of any manager, member, officer or other person who is a party to or otherwise bound by the operating agreement for any action taken, or failure to take any action, as a manger or member or other person, including, for breach of contract and for breach of duties, including all or any fiduciary duties of a member, manager, officer or other person to a limited liability company or to its members or another member, manager or officer or to another person; provided, that the certificate of formation or operating agreement may not limit or eliminate liability for: (a) the amount of a financial benefit by a member or manager to which the member or manager is not entitled; (b) an intentional infliction of harm on the limited liability company or the members; (c) an intentional violation of criminal law; (d) a wrongful distribution under Section 79-29-611 of the Revised Mississippi Limited Liability Company Act; (e) the amount of a distribution in violation of Section 79-29-813(1) of the Revised Mississippi Limited Liability Company Act; or (f) any act or omission which constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Additionally, a limited liability company may, and shall have the power to, indemnify and hold harmless any member, manager, officer or other person from and against any and all claims and demands whatsoever, except a limited liability company and an operating agreement shall not indemnify any member, manager, officer or other person from and against any claims or demands in connection with a proceeding by or in the right of the limited liability company in which the member, manager or other person was: (a) found to have engaged in any acts or omissions that constitute fraudulent conduct and was adjudged liable for claims based on such conduct; or (b) found or engaged in any actions described in the preceding sentence and was adjudged liable for claims based on such actions.

The operating agreements of our guarantors that are Mississippi limited liability companies provide that each such company shall indemnify its member and those authorized managers, officers, agents and employees of the company identified in writing by the member or the managers. In addition, such operating agreements provide that the company may advance costs of defense of any proceeding to the managers and officers upon receipt by the company of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the company.

Missouri Limited Liability Companies

The Missouri Limited Liability Company Act, Sections 347.010 to 347.187 of the Revised Statutes of Missouri (“RSMo”), provides in Section 347.057, RSMo., that a person who is a member, manager, or both, of a limited liability company is not liable, solely by reason of being a member or manager, or both, under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the limited liability company, whether arising in contract, tort or otherwise or for the acts or omissions of any other member, manager, agent or employee of the limited liability company.

The Missouri Limited Liability Company Act provides in Section 347.088.1, RSMo., that except as otherwise provided in the operating agreement an authorized person shall discharge his or her duty under the Missouri Limited Liability Company Act and the operating agreement in good faith, with the care a corporate officer of like position would exercise under similar circumstances, in the manner a reasonable person would believe to be in the best interest of the limited liability company, and shall not be liable for any such action so taken or any failure to take such action, if he or she performs such duties in compliance with such subsection.

The Missouri Limited Liability Company Act provides in Section 347.088.2, RSMo., that to the extent that, at law or equity, a member or manager or other person has duties, including fiduciary duties, and liabilities relating to those duties to the limited liability company or to another member, manager, or other person that is party to or otherwise bound by an operating agreement: (1) any such member, manager, or other person acting under the operating agreement shall not be liable to the limited liability company or to any such other member, manager, or other person for the member’s, manager’s, or other person’s good faith reliance on the provisions of the operating agreement; and (2) the member’s, manager’s or other person’s duties and liabilities may be expanded or restricted by provision in the operating agreement.

The operating agreements of our guarantors that are Missouri limited liability companies provide that the company shall indemnify those managers, officers, agents and employees identified in writing by the member or managers as entitled to be indemnified except to the extent prohibited by law. In addition, such operating agreements provide that the company may advance costs of defense of any proceeding to the managers and officers upon receipt by the company of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the company.

New Jersey Corporations

Section 14A: 3-5 of the New Jersey Business Corporation Act provides that any corporation organized for any purpose under any general or special law of New Jersey shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if: (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. Any corporation organized for any purpose under any general or special law of New Jersey shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or to the extent that such corporate agent has been successful on the merits or otherwise in certain other proceedings, or in defense of any claim, issue or matter therein.

The Articles of Incorporation or Bylaws of Cornerstone Family Services of New Jersey, Inc., Legacy Estates, Inc. and Osiris Management, Inc. provide that the corporation shall indemnify its directors and officers to the full extent possible under the law.

Neither the Articles of Incorporation nor the Bylaws of Arlington Development Company contain provisions regarding the indemnification of directors or officers.

New York Corporations

Section 722(a) of the New York Business Corporation Law (“NYBCL”) provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding, other than one by or in the right of the corporation, including an action by or in the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

Section 723 of the NYBCL provides that an officer or director who has been successful, on the merits or otherwise, in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the NYBCL permits a court to award the indemnification required by Section 722.

The Articles of Incorporation of our guarantor that is a New York corporation provides that the corporation shall indemnify its directors and officers to the full extent possible under the law.

North Carolina Corporations

Section 55-8-51 of the North Carolina Business Corporation Act (“NCBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Sections 55- 8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding. Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against liability asserted against or incurred by such person in that capacity or arising from such person’s status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify such person against the same liability under the NCBCA.

Neither the Articles of Incorporation nor the Bylaws of our guarantor that is a North Carolina corporation contain provisions regarding the indemnification of directors or officers.

North Carolina Limited Liability Companies

Section 57D-3-31 of the North Carolina Limited Liability Company Act (the “NC LLC Act”) provides that a limited liability company shall indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, a manager, or other company official if the person also is or was an interest owner at the time to which the claim relates, acting within the person’s scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding.

Section 57D-3-31 of the NC LLC Act also provides that a limited liability company shall reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the company’s business or preservation of the company’s business or property, whether acting in the capacity of a manager, member, or other company official if, in making the payment or incurring the obligation, the person complied with the duties and standards of conduct imposed by Section 57D-3-21 of the NC LLC Act, as modified or eliminated by the company’s operating agreement or otherwise imposed by the NC LLC Act or other applicable law.

The operating agreements of our guarantors that are North Carolina limited liability companies provide that the company shall indemnity the member and those authorized managers, officers, agents and employees of the company identified in writing by the member or managers as entitled to be indemnified under such operating agreements for all costs, losses, liabilities and damages paid or accrued by the member or any such manager, officer, agent or employee in connection with the business of the company, except to the extent prohibited by law. In addition, such operating agreements provide that the company may advance costs of defense of any proceeding to the managers and officers upon receipt by the company of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the company.

Ohio Corporations

Pursuant to Section 1701.13(E) of the Ohio Revised Code (“ORC”), a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) any claim, issue or matter as to which that person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court of common pleas or such other court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the ORC. However, indemnification may only be made upon a determination that the person has met the applicable standard of conduct required for indemnification by (a) a majority vote of a quorum of directors who were not parties, or threatened to be made parties, to the relevant proceeding, (b) if directed by a majority vote of a quorum of disinterested directors, a written opinion of independent legal counsel, (c) the shareholders, or (d) the court in which the relevant proceeding was brought.

An Ohio corporation is required to indemnify a director, trustee, officer, employee, member, manager or agent against expenses (including attorneys’ fees) actually and reasonably incurred by the person to the extent that the person is successful in defending a lawsuit of the type referenced in the above paragraph, regardless of whether such indemnification has been authorized as discussed above.

Under Section 1701.13(E) of the ORC, a corporation is permitted to pay expenses (including attorneys’ fees) incurred by such person, in advance of the final disposition of the action, suit or proceeding, as authorized by the corporation’s directors and upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification. In the case of directors, the corporation is required to advance expenses upon receipt of the aforementioned undertaking to repay and the director’s agreement to cooperate.

The indemnification provided under Section 1701.13(E) of the ORC is not exclusive of, and is in addition to, any other rights granted to persons seeking indemnification under a corporation’s articles or regulations, any agreement, a vote of the corporation’s shareholders or disinterested directors, or otherwise. In addition, a corporation may purchase and maintain insurance or furnish similar protection for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

The Regulations of our guarantor that is an Ohio corporation provide that the corporation shall indemnify its directors and officers to the full extent possible under the law and shall advance expenses upon the receipt of an undertaking to repay.

Ohio Limited Liability Companies

Section 1705.32 of the ORC provides that a limited liability company may indemnify any person who was or is a party, or who is threatened to be made a party, to any proceeding, because he is or was a manager, member or officer of the company or is or was serving at the company’s request as a manager, member, director or officer of any other entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the manager, member or officer in connection with the proceeding if the manager, member or officer acted in good faith and in a manner the manager, member or officer reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, the manager, member or officer had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the company, a company may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification may be made in respect of any claim, issue or matter as to which that person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the company unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court considers proper. However, indemnification may only be made upon a determination that the person met the applicable standard of conduct required for indemnification by (a) a majority vote of a quorum of managers who were not parties, or threatened to be made parties, to the relevant proceeding, (b) if directed by a majority vote of a quorum of disinterested managers, a written opinion of independent legal counsel, (c) the members, or (d) the court in which the relevant proceeding was brought.

An Ohio limited liability company is required to indemnify a manager, officer, employee or agent against expenses actually and reasonably incurred by the person to the extent that the person is successful in defending a lawsuit of the type referenced in the above paragraph, regardless of whether such indemnification has been authorized as discussed above.

The indemnification provided under Section 1705.32 of the ORC is not exclusive of, and is in addition to, any other rights granted to persons seeking indemnification under the company’s operating agreement, any other agreement, a vote of the company’s members or disinterested managers, or otherwise. In addition, a limited liability company may purchase and maintain insurance or furnish similar protection for manager, member, partner, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the company.

The operating agreement of our guarantor that is an Ohio limited liability company provides that the company shall indemnify its members, managers, officers, agents and employees (as identified by the member or manager in writing as being entitled to indemnification) for all costs, liabilities, losses and damages paid or accrued in connection with the business of the company. The operating agreement also provides that the company may advance costs of defense to such persons upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined that the person is not entitled to indemnification by the company.

Oklahoma Limited Liability Companies

Section 2003 of the Oklahoma Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement. In addition, Section 2017 of the Oklahoma Limited Liability Company Act states that the articles of organization or an operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because the person is or was a member or manager, but does not permit the articles of organization or operating agreement to limit or eliminate a manager’s liability for breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which the manager derived an improper personal benefit.

The operating agreements of our guarantors that are Oklahoma limited liability companies provide that the company shall indemnify its member and those managers, officers, agents and employees identified in writing by the member or managers as being entitled to indemnification, except to the extent prohibited by the law. The operating agreements also provide that the company may advance costs of defense to such persons upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined that the person is not entitled to indemnification by the company.

Oregon Limited Liability Companies

Section 63.160 of the Oregon Limited Liability Company Act provides that the articles of organization or operating agreement may provide for indemnification of any person for acts or omissions as a member, manager, employee or agent and may eliminate or limit liability of a member, manager, employee or agent for damages from such acts or omissions; provided, that indemnification is not permitted for any breach of the duty of loyalty, acts or omissions not in good faith which involve intentional misconduct or knowing violation of the law, or any unlawful distribution or any transaction from which the member or manager derives an improper personal benefit.

The operating agreements of our guarantors that are Oregon limited liability companies provide that the company shall indemnify the member and those authorized managers, officers, agents and employees of the company identified in writing by the member or managers as entitled to be indemnified for all costs, losses, liabilities and damages paid or accrued by the member (as the member or as a manager, officer, agent or employee) or any such manager, officer, agent or employee in connection with the business of the company, except to the extent prohibited by the law. The operating agreements also provide that the company may advance costs of defense to such persons upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined that the person is not entitled to indemnification by the company.

Pennsylvania Corporations

Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law (“PBCL”) contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.

Under Section 1741 of the PBCL, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative or corporate actions), to which any such officer or director is a party or is threatened to be made a party by reason of such officer or director being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not- for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his conduct was unlawful.

Section 1742 of the PBCL permits indemnification in derivative and corporate actions if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Under Section 1743 of the PBCL, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 of the PBCL.

Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the officer or director met the applicable standard of conduct, and such determination must be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation’s by-laws, advancement of expenses must be authorized by the board of directors.

Section 1746 of the PBCL provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which an officer or director seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the PBCL.

Sections 1748 and 1749 of the PBCL extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations in fundamental changes and to officers and directors serving as fiduciaries of employee benefit plans.

Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the PBCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer shall inure to the benefit of the heirs and personal representatives of such person.

The Articles of Incorporation or Bylaws of Eloise B. Kyper Funeral Home, Inc., Stephen R. Haky Funeral Home, Inc., Forest Lawn Gardens, Inc., Kirk & Nice, Inc., and Kirk & Nice Suburban Chapel, Inc. provide that the corporation shall indemnify its directors and officers to the full extent possible under the law.

Neither the Articles of Incorporation nor the Bylaws of Laurelwood Holding Company contain provisions regarding the indemnification of directors or officers.

Pennsylvania Limited Liability Companies

Section 8848 of the Pennsylvania Limited Liability Company Act provides that a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 8848 also provides that expense may be paid by a limited liability company in advance of the final disposition of any action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the limited liability company.

The operating agreements of our guarantors that are Pennsylvania limited liability companies provide that the company shall indemnify those managers, officers, agents and employees identified in writing by the Member or Managers as entitled to be indemnified except to the extent prohibited by law. The operating agreements also provide that the company may advance costs of defense to such persons upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined that the person is not entitled to indemnification by the company.

Puerto Rico Corporations

Section 4.08 of the Puerto Rico General Corporations Act provides that a corporation may compensate any person who is, has been a party, or is under threat of becoming a party to any imminent, pending or resolved civil, criminal, administrative or investigative action, suit or proceeding (except an action initiated by the corporation or initiated to protect the interests of the corporation), because the person has been or is a director, officer, employee or agent of the corporation, or had been or is acting by request of the corporation as director, officer, employee, or agent of another corporation, partnership, joint venture, trust or any other enterprise. The compensation may include the expenses incurred in a reasonable manner, including attorney fees, adjudication or judgments, fines and amounts paid upon settling such action, suit or proceeding, if the person acted in good faith and in a manner which the person deemed to be reasonable and consistent with the best interests of the corporation and not opposed thereto, and that with respect to any criminal action or proceeding, the person did not have reasonable cause to believe that his conduct was unlawful. The termination of any legal action, suit or proceeding by judgment, order, settlement or conviction or by a plea of nolo contendere, or its equivalent, shall not in itself create the presumption that the person did not act in good faith nor in a manner which he reasonably believed to be consistent with the best interests of the corporation or not opposed thereto and that, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe that his conduct was unlawful.

In addition, pursuant to subsection (b) of section 4.08, a corporation may compensate any person who is, has been a party, or is under threat of becoming a party to any imminent, pending or resolved action or suit initiated by the corporation or initiated to protect the interests of the corporation to procure a judgment in its favor because the person is or has been a director, officer, employee or agent of the corporation, or is or has been acting by request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise. The compensation may include the expenses incurred in a reasonable manner, including attorney fees, with respect to the defense or settlement of such action or suit, if the person acted in good faith and in a manner he/she reasonably deemed to be consistent with the best interests of the corporation and not opposed thereto. Notwithstanding the foregoing, no compensation shall be made with respect to a claim, matter or controversy in which it has been determined that such person is liable to the corporation, except that through a motion to that effect, the court presiding in such action or suit determines that in spite of the adjudication of liability against, and in light of all of the circumstances of the case, such person has the fair and reasonable right to be compensated for those expenses which the court deems proper and only insofar as said court so deems.

The Articles of Incorporation or Bylaws of our guarantors that are Puerto Rico corporations provide that the corporation shall indemnify its directors and officers to the full extent possible under the law.

Puerto Rico Limited Liability Companies

Section 19.08 of the Puerto Rico General Corporations Act provides that subject to the provisions of section 4.08, and to the standards and restrictions, if any, set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and suits whatsoever.

The operating agreements of our guarantors that are Puerto Rico limited liability companies provide that the company shall indemnify those managers, officers, agents and employees identified in writing by the member or managers as entitled to be indemnified except to the extent prohibited by law. The operating agreements also provide that the company may advance costs of defense to such persons upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined that the person is not entitled to indemnification by the company.

Rhode Island Corporations

Section 7-1.2-814 of the Rhode Island Business Corporation Act (the “RIBCA”) generally permits a corporation to indemnify a director or officer for expenses incurred by them by reason of their position with the corporation if the person has acted in good faith and with the reasonable belief (i) in the case of conduct in his or her official capacity that his or her conduct was in the best interests of the corporation and, (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Unless limited by the corporation’s charter, the RIBCA also permits indemnification if a court of appropriate jurisdiction, upon application of a director or officer and such notice as the court shall require, determines that the individual is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she has met the standard of conduct referred to above. However, the RIBCA does not permit a corporation to indemnify persons (1) in actions brought by or in the right of the corporation, or (2) in actions in which the director is adjudged to be liable on the basis that personal benefit was improperly received by him or her, although, in both cases, it does permit indemnification, but only of expenses, if, and only to the extent, approved by a court of appropriate jurisdiction. The RIBCA permits the right to indemnification to include the right to be paid by the corporation for expenses the indemnified person incurs in defending the proceeding in advance of its final disposition; provided, that the indemnified party deliver to the corporation a written affirmation of a good faith belief that he or she has met the applicable standards of conduct and that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified under the charter or otherwise. However, under the RIBCA, except where indemnification is ordered by a court of appropriate jurisdiction upon application of any director, officer, employee or agent, no indemnification will be made unless authorized in the specific case after a determination has been made, by the board of directors, special legal counsel or the shareholders that indemnification is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct for indemnification described above.

The Bylaws of our guarantor that is a Rhode Island corporation provide that the corporation shall indemnify its directors and officers to the full extent possible under the law.

Rhode Island Limited Liability Companies

Under Section 7-16-4 of the Rhode Island Limited Liability Company Act, a limited liability company may indemnify and advance expenses to any member, manager, agent or employee, past or present, to the same extent as a corporation may indemnify any of its directors, officers, employees or agents and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement, and to purchase and maintain insurance on behalf of any member, manager, agent or employee against any liability asserted against him and incurred by the member, manager, agent or employee in that capacity or arising out of the member’s, manager’s, agent’s or employee’s status, whether or not the limited liability company would have the power to indemnify under the provisions of Section 7-16-4, the articles of organization or operating agreement.

The operating agreement of our guarantor that is a Rhode Island limited liability company provides that the company shall indemnify those managers, officers, agents and employees identified in writing by the member or managers as entitled to be indemnified except to the extent prohibited by law. The operating agreement also provides that the company may advance costs of defense to such persons upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined that the person is not entitled to indemnification by the company.

South Carolina Limited Liability Companies

To the extent not otherwise limited by the operating agreement of a South Carolina limited liability company, under Section 33-44-403 of the South Carolina Limited Liability Company Act, a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The operating agreements of our guarantors that are South Carolina limited liability companies provide that the company shall indemnify its member and those authorized managers, officers, agent and employees identified in writing by the member or managers as entitled to be indemnified under Section 12 for all costs, losses, liabilities and damages paid or accrued by the member or any such manager, officer, agent or employee in connection with the business of the company, except to the extent prohibited by law. The operating agreements also provide that the company may advance costs of defense to such persons upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined that the person is not entitled to indemnification by the company.

Tennessee Corporations

Part 5 of Chapter 18 of the Tennessee Business Corporation Act authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations.

Sections 48-18-301(d) and 48-18-403(d) of the Tennessee Business Corporation Act provide that a director or officer shall not be liable for any action taken as a director or officer or any failure to take any action if the director or officer performed the duties of his or her office (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (iii) in a manner the director reasonably believes to be in the best interests of the corporation.

The charters or bylaws of our guarantors that are Tennessee corporations provide that the corporation shall indemnify its directors and officers to the full extent possible under the law.

Tennessee Limited Liability Companies

Section 48-243-101 of the Tennessee Limited Liability Company Act authorizes a court to award, or a limited liability company to grant, indemnity to a governor, member, manager, partner, trustee, employee, independent contractor or agent of the company under certain circumstances and subject to certain limitations.

Sections 48-240-102(e) and 48-241-111(d) of the Tennessee Limited Liability Company Act provide that a member or manager shall not be liable for any action taken as a member or manager or any failure to take any action if the member or manager performed the duties of the position (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (iii) in a manner the member or manager reasonably believes to be in the best interest of the LLC.

The operating agreements of our guarantor that is a Tennessee limited liability company provides that the company shall indemnify its governors, officers, agents and employees identified in writing by the member or managers as entitled to be indemnified except to the extent prohibited by law. The operating agreement also provides that the company may advance costs of defense to such persons upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined that the person is not entitled to indemnification by the company.

Virginia Corporations

Sections 13.1-697-699 and 701-704 of the Virginia Stock Corporation Act (“VSCA”) provide, generally and in part, that a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if he conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, or in all other cases, that his conduct was at least not opposed to its best interests and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; provided, however, that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable. Such indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection therewith.

Unless limited by a corporation’s certificate of incorporation, similar indemnity with respect to expenses incurred is mandatory under the above-referenced Sections of the VSCA for a director or officer who was wholly successful on the merits or otherwise, in defense of any proceedings to which he was a party because he is or was a director or officer, as the case may be. Any such indemnification may be made only as authorized in each specific case after a determination by disinterested directors, special legal counsel or disinterested shareholders that indemnification is permissible because the indemnitee has met the applicable standard of conduct. Directors and officers may also apply for court-ordered indemnification. Pursuant to Section 13.1-704 of the VSCA, a corporation may also indemnify and advance expenses to any director or officer to the extent provided by the corporation’s certificate of incorporation, any bylaw made by the shareholders or any resolution adopted by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law.

The Bylaws of our guarantors that are Virginia corporations provide for indemnification of its directors and officers in accordance with the VSCA.

Virginia Limited Liability Companies

Section 13.1-1009(16) of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The operating agreements of our guarantors that are Virginia limited liability companies provide that the company shall indemnify those managers, officers, agents and employees identified in writing by the member or managers as entitled to be indemnified except to the extent prohibited by law. The operating agreements also provide that the company may advance costs of defense to such persons upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined that the person is not entitled to indemnification by the company.

Washington Corporations

The Washington Business Corporation Act (“WABCA”) empowers a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the individual acted in good faith; and (2) the individual reasonably believed (i) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and (ii) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Indemnification permitted under such provisions in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Under the WABCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (a) the director furnishes the corporation a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in Section 23B.08.510 of the WABCA; and (b) the director furnishes the corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct. Unless a corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director, officer, employee or agent of the corporation insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the WABCA.

The Articles of Incorporation or Bylaws of our guarantor that is a Washington corporation contain provisions for indemnification of directors and officers in accordance with the law.

Washington Limited Liability Companies

Section 25.15.041 of the Washington Limited Liability Company Act provides that: (1) A limited liability company may indemnify any member or manager from and against any judgments, settlements, penalties, fines, or expenses incurred in a proceeding or obligate itself to advance or reimburse expenses incurred in a proceeding to which a person is a party because such person is, or was, a member or a manager, provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, or conduct of the member or manager adjudged to be in violation of RCW 25.15.231; and (2) A limited liability company may indemnify and advance expenses under (1) above to an officer, employee, or agent of the limited liability company who is not a member or manager to the same extent as to a member or manager.

The operating agreement of our guarantor that is a Washington limited liability company provides that the company shall indemnify the member and those authorized managers, officers, agents and employees of the company identified in writing by the member or managers as entitled to be indemnified for all costs, losses, liabilities and damages paid or accrued by the member (as the member or as a manager, officer, agent or employee) or any such manager, officer, agent or employee in connection with the business of the company, except to the extent prohibited by the law. The operating agreement also provides that the company may advance costs of defense to such persons upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined that the person is not entitled to indemnification by the company.

West Virginia Limited Liability Companies

Section 31B-3-302 of West Virginia’s Uniform Limited Liability Company Act provides that a limited liability company is liable for loss or injury caused to a person, or for a penalty incurred, as a result of a wrongful act or omission, or other actionable conduct, of a member or manager acting in the ordinary course of business of the company or with authority of the company. Section 31B-4-403 of West Virginia’s Uniform Limited Liability Company Act provides that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The operating agreement of our subsidiary guarantor that is a West Virginia limited liability company provides, except to the extent prohibited under West Virginia law, that the company shall indemnify any member, manager, officer, agent or employee of the company identified in writing by the member or managers as entitled to be indemnified thereunder for all costs, losses, liabilities and damages paid or accrued by a member, manager, officer, agent or employee in connection with the business of the company. The operating agreement also provides that the company may advance costs of defense to such persons upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined that the person is not entitled to indemnification by the company.

Wisconsin Limited Liability Companies

Section 183.0403 of Wisconsin Statutes & Annotations Chapter 183 Limited Liability Companies provides that a limited liability company shall indemnify or allow reasonable expenses to and pay liabilities of a member and manager incurred with respect to a proceeding if that member or manager was a party to the proceeding in the capacity of a member or manager. An operating agreement may alter or provide additional rights to indemnification of liabilities or allowance of expenses to members and managers. However, a limited liability company may not indemnify a member or manager for liabilities or permit a member or manager to retain any allowance for expenses provided unless it is determined by or on behalf of the limited liability company that the liabilities or expenses did not result from the member’s or manager’s breach or failure to perform certain duties to the limited liability company.

The operating agreements of our guarantors that are Wisconsin limited liability companies provide, except to the extent prohibited under the law, that the company shall indemnify any member, manager, officer, agent or employee of the company identified in writing by the member or managers as entitled to be indemnified thereunder for all costs, losses, liabilities and damages paid or accrued by a member, manager, officer, agent or employee in connection with the business of the company. The operating agreements also provide that the company may advance costs of defense to such persons upon receipt of an undertaking by such person to repay such amounts if it is ultimately determined that the person is not entitled to indemnification by the company.

Item 21. Exhibits and Financial Statement Schedules

(a)    Exhibits.

Exhibit Number	Description

3.1*	Certificate of Limited Partnership of StoneMor Partners L.P. (incorporated by reference to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 9, 2004 (Exhibit 3.1)).

3.2*	Third Amended and Restated Agreement of Limited Partnership of StoneMor Partners L.P. dated as of June 27, 2019 (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on June 28, 2019).

3.3*	Certificate of Incorporation of Cornerstone Family Services of West Virginia Subsidiary, Inc. (incorporated by reference to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 18, 2016 (Exhibit 3.3)).

3.4*	Bylaws of Cornerstone Family Services of West Virginia Subsidiary, Inc. (incorporated by reference to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 18, 2016 (Exhibit 3.4)).

4.1*	Indenture dated as of June 27, 2019 by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the initial purchasers named therein, the guarantors named therein and Wilmington Trust, National Association, as trustee, including the form of 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (incorporated by reference to Exhibit 4.1 of Registrant’s Current Report on Form 8-K filed on June 28, 2019).

Exhibit Number	Description

4.2*	Form of 9.875%/11.500% Senior Secured PIK Toggle Note due 2024 (included in Exhibit 4.1).

4.3*	Collateral Agreement dated as of June 27, 2019 by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the guarantors named therein and Wilmington Trust, National Association, as collateral agent (incorporated by reference to Exhibit 4.3 of Registrant’s Current Report on Form 8-K filed on June 28, 2019).

4.4*	Registration Rights Agreement dated June 27, 2019 by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the guarantors name therein and the initial purchasers named therein (incorporated by reference to Exhibit 4.4 of Registrant’s Current Report on Form 8-K filed on June 28, 2019).

5.1**	Opinion of Duane Morris LLP.

5.2**	Opinion of Spilman Thomas & Battle, PLLC.

5.3**	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz P.C.

5.4**	Opinion of Dover Dixon Horne PLLC.

5.5**	Opinion of Holland and Hart LLP.

5.6**	Opinion of McCorriston Miller Mukai MacKinnon LLP.

5.7**	Opinion of May Oberfell Lorber.

5.8**	Opinion of Nyemaster Goode, P.C.

5.9**	Opinion of Gilliland Green LLC

5.10**	Opinion of Vorys, Sater, Seymour and Pease LLP.

5.11**	Opinion of Honigman LLP.

5.12**	Opinion of Mitchell, McNutt & Sams, P.A.

5.13**	Opinion of Husch Blackwell LLP.

5.14**	Opinion of Holland & Knight LLP.

5.15**	Opinion of GableGotwals.

5.16**	Opinion of Davis Wright Tremaine LLP.

5.17**	Opinion of Pietrantoni Méndez & Alvarez LLC.

5.18**	Opinion of Brennan, Recupero, Cascione, Scungio & McAllister, LLP.

5.19**	Opinion of Fox Rothschild LLP.

5.20**	Opinion of Bass, Berry & Sims PLC.

5.21**	Opinion of DeWitt LLP.

10.1*†	Form of the Director Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated November 8, 2006 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on November 15, 2006).

10.2*†	Form of the Key Employee Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated November 8, 2006 (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on November 15, 2006).

Exhibit Number	Description

10.3*†	Form of the Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of November 27, 2006 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on December 1, 2006).

10.4*†	Director Restricted Phantom Unit Agreement by and between StoneMor GP LLC and Robert Hellman dated June 23, 2009 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on June 29, 2009).

10.5*†	Form of the Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of December 16, 2009 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on December 22, 2009).

10.6*†	Form of the Executive Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of December 16, 2009 (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on December 22, 2009).

10.7*†	Director Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2.8 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009).

10.8*†	Form of the Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of April 2, 2012 (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

10.9*†	Executive Restricted Phantom Unit Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of November 7, 2012 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on November 13, 2012).

10.10*†	Unit Appreciation Rights Agreement Under the StoneMor Partners L.P. Long-Term Incentive Plan, dated as of October 22, 2013 (incorporated by reference to Exhibit 10.7.11 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013).

10.11*†	Form of Director Restricted Phantom Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of November 11, 2014 (incorporated by reference to Exhibit 10.7.12 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014).

10.12*†	Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of December 31, 2015 by and between StoneMor GP LLC and David L. Meyers (incorporated by reference to Exhibit 10.7.15 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015).

10.13*†	Amended and Restated Employment Agreement, executed July 22, 2013 and retroactive to January 1, 2013, by and between StoneMor GP, LLC and Lawrence Miller (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 26, 2013).

10.14†	Form of Indemnification Agreement by and between StoneMor GP LLC and Lawrence Miller, Robert B. Hellman, Jr., Fenton R. Talbott, Martin R. Lautman, William Shane, Allen R. Freedman, effective September 20, 2004 (incorporated by reference to Exhibit 10.9 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.15*†	Form of Indemnification Agreement by and between StoneMor GP LLC and Howard Carver and Peter Grunebaum, effective February 16, 2007 (incorporated by reference to Exhibit 10.9 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.16*†	Form of Indemnification Agreement by and between StoneMor GP LLC and Leo J. Pound and Jonathan Contos, dated February 26, 2015 (incorporated by reference to Exhibit 10.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015).

Exhibit Number	Description

10.17*†	Settlement Agreement by and among StoneMor Indiana LLC, StoneMor Operating LLC, StoneMor Partners L.P., Chapel Hill Associates, Inc., Chapel Hill Funeral Home, Inc., Covington Memorial Funeral Home, Inc., Covington Memorial Gardens, Inc., Forest Lawn Memorial Chapel Inc., Forest Lawn Memory Gardens Inc., Fred W. Meyer, Jr. by James R. Meyer as Special Administrator to the Estate of Fred W. Meyer, Jr., James R. Meyer, Thomas E. Meyer, Nancy Cade, and F.T.J. Meyer Associates, LLC dated June 21, 2010 (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on June 25, 2010).

10.18*†	Omnibus Agreement by and among McCown De Leeuw & Co. IV, L.P., McCown De Leeuw & Co. IV Associates, L.P., MDC Management Company IV, LLC, Delta Fund LLC, Cornerstone Family Services LLC, CFSI LLC, StoneMor Partners L.P., StoneMor GP LLC, StoneMor Operating LLC, dated as of September 20, 2004 (incorporated by reference to Exhibit 10.4 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.19*†	Amendment No. 1 to Omnibus Agreement entered into on, and effective as of, January 24, 2011 by and among MDC IV Trust U/T/A November 30, 2010, MDC IV Associates Trust U/T/A November 30, 2010, Delta Trust U/T/A November 30, 2010 (successors respectively to McCown De Leeuw & Co. IV, L.P., a California limited partnership, McCown De Leeuw IV Associates, L.P., a California limited partnership, Delta Fund LLC, a California limited liability company, and MDC Management Company IV, LLC, a California limited liability company), Cornerstone Family Services LLC, a Delaware limited liability company, CFSI LLC, a Delaware limited liability company, StoneMor Partners L.P., a Delaware limited partnership, StoneMor GP LLC, a Delaware limited liability company, for itself and on behalf of the Partnership in its capacity as general partner of the Partnership, and StoneMor Operating LLC, a Delaware limited liability company (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on January 28, 2011).

10.20*†	Contribution, Conveyance and Assumption Agreement by and among StoneMor Partners L.P., StoneMor GP LLC, CFSI LLC, StoneMor Operating LLC, dated as of September 20, 2004 (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004).

10.21*†	Letter Agreement by and between Austin So and StoneMor GP LLC, dated January 28, 2017 (incorporated by reference to Exhibit 10.36 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016).

10.22*	Lease Agreement, dated as of September 26, 2013, by and among StoneMor Operating, LLC, StoneMor Pennsylvania LLC and StoneMor Pennsylvania Subsidiary LLC, the Archdiocese of Philadelphia, and StoneMor Partners L.P., solely in its capacity as guarantor (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on October 2, 2013).

10.23*	Amendment No. 1 to Lease Agreement, dated as of March 20, 2014, by and among StoneMor Operating, LLC, StoneMor Pennsylvania LLC and StoneMor Pennsylvania Subsidiary LLC, the Archdiocese of Philadelphia, and StoneMor Partners L.P., solely in its capacity as guarantor (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 26, 2014).

10.24*	Amendment No. 2 to Lease Agreement, dated as of May 28, 2014, by and among StoneMor Operating, LLC, StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC, the Archdiocese of Philadelphia, and StoneMor Partners L.P. (incorporated by reference to Exhibit 10.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014).

Exhibit Number	Description

10.25*	Asset Sale Agreement dated April 2, 2014, by and among StoneMor Operating LLC, StoneMor Florida LLC, StoneMor Florida Subsidiary LLC, StoneMor North Carolina LLC, StoneMor North Carolina Subsidiary LLC, StoneMor North Carolina Funeral Services, Inc., Loewen [Virginia] LLC, Loewen [Virginia] Subsidiary, Inc., Rose Lawn Cemeteries LLC, Rose Lawn Cemeteries Subsidiary, Incorporated, StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC, CMS West Subsidiary LLC, S.E. Funeral Homes of Florida, LLC, S.E. Cemeteries of Florida, LLC, S.E. Combined Services of Florida, LLC, S.E. Cemeteries of North Carolina, Inc., S.E. Funeral Homes of North Carolina, Inc., Montlawn Memorial Park, Inc., S.E. Cemeteries of Virginia, LLC, SCI Virginia Funeral Services, Inc., George Washington Memorial Park, Inc., Sunset Memorial Park Company and S.E. Mid- Atlantic Inc. (incorporated by reference to Exhibit 2.1 of Registrant’s Current Report on Form 8-K filed on April 8, 2014).

10.26*†	Asset Sale Agreement dated April 2, 2014, by and among StoneMor Operating LLC, StoneMor North Carolina LLC, StoneMor North Carolina Subsidiary LLC, Laurel Hill Memorial Park LLC, Laurel Hill Memorial Park Subsidiary, Inc., StoneMor Pennsylvania LLC, StoneMor Pennsylvania Subsidiary LLC, S.E. Cemeteries of North Carolina, Inc., Clinch Valley Memorial Cemetery, Inc., and S.E. Acquisition of Pennsylvania, Inc. (incorporated by reference to Exhibit 2.2 of Registrant’s Current Report on Form 8-K filed on April 8, 2014).

10.27*	Common Unit Purchase Agreement, dated as of May 19, 2014, by and between StoneMor Partners L.P. and American Cemeteries Infrastructure Investors, LLC (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on May 23, 2014).

10.28*	Underwriting Agreement, dated April 15, 2016, by and among StoneMor Partners L.P., StoneMor GP LLC, StoneMor Operating LLC, and Raymond James & Associates, Inc., as representative of the underwriters named therein (incorporated by reference to Exhibit 1.1 of Registrant’s Current Report on Form 8-K filed on April 20, 2016).

10.29*	Letter Agreement by and between Austin So and StoneMor GP LLC, dated May 26, 2016 (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016).

10.30*	Confidentiality, Nondisclosure and Restrictive Covenant Agreement by and between Austin So and StoneMor GP LLC, dated May 26, 2016 (incorporated by reference to Exhibit 10.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016).

10.31*	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of July 5, 2016, by and between StoneMor GP LLC and Lawrence Miller (incorporated by reference to Exhibit 10.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

10.32*	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of July 5, 2016, by and between StoneMor GP LLC and Austin So (incorporated by reference to Exhibit 10.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

10.33*	Credit Agreement, dated as of August 4, 2016, by and among StoneMor Operating LLC, the other Borrowers party thereto, the Lenders party thereto, Capital One, National Association, as Administrative Agent, Issuing Bank and Swingline Lender, Citizens Bank of Pennsylvania, as Syndication Agent, and TD Bank, N.A. and Raymond James Bank, N.A., as Co-Documentation Agents (incorporated by reference to Exhibit 10.5 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

Exhibit Number	Description

10.34*	First Amendment to Credit Agreement, dated as of March 15, 2017, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 16, 2017).

10.35*	Second Amendment and Limited Waiver to Credit Agreement, dated as of July 26, 2017, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 28, 2017).

10.36*	Third Amendment and Limited Waiver to Credit Agreement, effective as of August 15, 2017, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on August 17, 2017).

10.37*	Fourth Amendment to Credit Agreement dated as of September 29, 2017, by and among StoneMor Operating LLC, a Delaware limited liability company, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent and the Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on October 5, 2017).

10.38*	Fifth Amendment to Credit Agreement, dated as of December 22, 2017 but effective as of September 29, 2017, by and among StoneMor Operating LLC, a Delaware limited liability company, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent and the Lenders party thereto (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.39*	Sixth Amendment and Waiver to Credit Agreement, effective as of June 12, 2018, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.40*	Seventh Amendment and Waiver to Credit Agreement, effective as of July 13, 2018, by and among StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.49 of Registrant’s Annual Report on Form 10-K filed on July 17, 2018).

10.41*	Eighth Amendment and Waiver to Credit Agreement, effective as of February 4, 2019, by and among StoneMor Partners L.P., StoneMor Operating LLC, the other Borrowers party thereto, Capital One, National Association, as Administrative Agent, and the Required Lenders party thereto (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on February 4, 2019).

10.42*	Guaranty and Collateral Agreement, dated as of August 4, 2016, by and among StoneMor Partners L.P., StoneMor Operating LLC, the other Grantors party thereto and Capital One, National Association, as Administrative Agent (incorporated by reference to Exhibit 10.6 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016).

10.43*	Common Unit Purchase Agreement, dated as of December 30, 2016, by and between StoneMor Partners L.P. and StoneMor GP Holdings LLC (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on January 4, 2017).

10.44*†	Separation Agreement and General Release, dated as of March 27, 2017, by and between StoneMor GP Holdings LLC and Lawrence Miller (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 28, 2017).

Exhibit Number	Description

10.45*†	Summary of Oral Agreement between StoneMor GP LLC and Leo J. Pound (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on April 17, 2017).

10.46*†	Employment Agreement dated May 16, 2017, by and between StoneMor GP LLC and R. Paul Grady (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.47*†	Indemnification Agreement, dated May 16, 2017, by and between StoneMor GP LLC and R. Paul Grady (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.48*†	Employment Agreement, effective May 16, 2017, by and between StoneMor GP LLC and Mark Miller (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.49*†	Indemnification Agreement, effective May 16, 2017, by and between StoneMor GP LLC and Mark Miller (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.50*†	Indemnification Agreement, effective May 16, 2017, by and between StoneMor GP LLC and Robert A. Sick (incorporated by reference to Exhibit 10.5 of Registrant’s Current Report on Form 8-K filed on May 22, 2017).

10.51*†	Employment Agreement dated March 1, 2018 by and between StoneMor GP LLC and James Ford (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 2, 2018).

10.52*†	Executive Restricted Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of March 1, 2018, by and between StoneMor GP LLC and James Ford (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on March 2, 2018).

10.53*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Mark L. Miller (2017 Award) (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.54*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Mark L. Miller (2018 Award) (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.55*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Austin K. So (2017 Award) (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.56*†	Key Employee Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, dated as of March 19, 2018 by and between StoneMor GP LLC and Austin K. So (2018 Award) (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.57*†	Executive Restricted Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of March 19, 2018, by and between StoneMor GP LLC and Mark L. Miller (incorporated by reference to Exhibit 10.5 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

Exhibit Number	Description

10.58*†	Form of 2017 Key Employee Unit Award Agreement under StoneMor Partners L.P. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.6 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.59*†	Form of Key Employee Unit Award Agreement under StoneMor Partners L.P. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.7 of Registrant’s Current Report on Form 8-K filed on March 23, 2018).

10.60*†	Director Restricted Phantom Unit Agreement effective June 15, 2018 by and between StoneMor GP LLC and Patricia D. Wellenbach (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.61*†	Director Restricted Phantom Unit Agreement effective June 15, 2018 by and between StoneMor GP LLC and Stephen J. Negrotti (incorporated by reference to Exhibit 10.5 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.62*†	Indemnification Agreement effective June 15, 2018 by and between StoneMor GP LLC and Patricia D. Wellenbach (incorporated by reference to Exhibit 10.6 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.63*†	Indemnification Agreement effective June 15, 2018 by and between StoneMor GP LLC and Stephen J. Negrotti (incorporated by reference to Exhibit 10.7 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.64*†	Employment Agreement by and between Austin K. So and StoneMor GP LLC, dated June 15, 2018 (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed on June 18, 2018).

10.65*†	Employment Agreement by and between Joseph M. Redling and StoneMor GP LLC, dated June 29, 2018 (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 3, 2018).

10.66*†	Executive Restricted Unit Award Agreement dated July 18, 2018 by and between StoneMor GP LLC and Joseph M. Redling (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 24, 2018).

10.67*†	Agreement dated July 26, 2018 by and between StoneMor GP LLC and Leo J. Pound (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on July 30, 2018).

10.68*†	Letter Agreement, dated September 5, 2018, by and between StoneMor GP LLC and Jeffrey DiGiovanni (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on September 11, 2018).

10.69*	Voting and Support Agreement, dated September 27, 2018, by and among StoneMor Partners L.P., StoneMor GP LLC, and the unitholders of StoneMor Partners L.P. named therein (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on September 28, 2018).

10.70*†	Summary of Oral Agreement between StoneMor GP LLC and Leo J. Pound (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on October 12, 2018).

10.71*†	Letter Agreement dated October 12, 2018 between StoneMor Partners L.P. and Lawrence Miller (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on October 12, 2018).

10.72*	First Amendment to Voting and Support Agreement, dated February 4, 2019, by and among StoneMor Partners L.P., StoneMor GP LLC, and the unitholders of StoneMor Partners L.P. named therein (incorporated by reference to exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on February 4, 2019).

Exhibit Number	Description

10.73*	Merger and Reorganization Agreement, dated September 27, 2018, by and among StoneMor Partners L.P., StoneMor GP Holdings LLC, StoneMor GP LLC and Hans Merger Sub, LLC (incorporated by reference to Exhibit 10.75 of Registrant’s Annual Report on Form 10-K filed on April 3, 2019).

10.74*†	StoneMor Amended and Restated 2019 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on April 2, 2019).

10.75*†	Employment Agreement dated April 10, 2019 by and between StoneMor GP LLC and Garry P. Herdler (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on April 16, 2019).

10.76*†	Executive Restricted Unit Agreement dated April 15, 2019 by and between StoneMor GP LLC and Garry P. Herdler (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on April 16, 2019).

10.77*†	Retirement Agreement dated as of April 10, 2019 by and between StoneMor GP LLC and Mark L. Miller (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed on April 16, 2019).

10.78*†	Key Employee Unit Agreement under the StoneMor Amended and Restated 2019 Long-Term Incentive Plan, dated as of April 15, 2019 by and between StoneMor GP LLC and Joseph M. Redling (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed on April 16, 2019).

10.79*†	Key Employee Unit Agreement under the StoneMor Amended and Restated 2019 Long-Term Incentive Plan, dated as of April 15, 2019 by and between StoneMor GP LLC and Austin K. So (incorporated by reference to Exhibit 10.5 of Registrant’s Current Report on Form 8-K filed on April 16, 2019).

10.80*†	Form of Key Employee Unit Agreement under the StoneMor Amended and Restated 2019 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.6 of Registrant’s Current Report on Form 8-K filed on April 16, 2019).

10.81*	First Amendment to Merger and Reorganization Agreement dated April 30, 2019, by and among StoneMor Partners L.P., StoneMor GP LLC, StoneMor GP Holdings LLC, and Hans Merger Sub, LLC. (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on May 1, 2019).

10.82*	Second Amendment to Voting and Support Agreement dated April 30, 2019, by and among StoneMor Partners L.P., StoneMor GP LLC, and the unitholders of StoneMor Partners L.P. named therein (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on May 1, 2019).

10.83*	Series A Preferred Unit Purchase Agreement dated as of June 27, 2019 by and among StoneMor Partners L.P., SMP SPV LLC, Star V Partners LLC, Blackwell Partners LLC –Series E, David Miller, MPF Investco 6, LLC, MPF Investco 7, LLC, MPF Investco 8, LLC, The Mangrove Partners Fund, L.P. and The Mangrove Partners Fund (Cayman Partnership), L.P. (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on June 28, 2019).

10.84*	Registration Rights Agreement dated as of June 27, 2019 by and among StoneMor Partners L.P., StoneMor GP LLC, SMP SPV LLC, Star V Partners LLC, Blackwell Partners LLC –Series E, David Miller, MPF Investco 6, LLC, MPF Investco 7, LLC, MPF Investco 8, LLC, The Mangrove Partners Fund, L.P. and The Mangrove Partners Fund (Cayman Partnership), L.P. (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on June 28, 2019).

Exhibit Number	Description

10.85*	Second Amendment to Merger and Reorganization Agreement dated as of June 27, 2019 by and among StoneMor Partners L.P., StoneMor GP LLC, StoneMor GP Holdings LLC and Hans Merger Sub, LLC (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed on June 28, 2019).

10.86*	Third Amendment to Voting and Support Agreement dated as of June 27, 2019 by and among StoneMor Partners L.P., StoneMor GP LLC and the unitholders of StoneMor Partners L.P. named therein (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed on June 28, 2019).

10.87†	Director Restricted Phantom Unit Agreement effective July 16, 2019 by and between StoneMor GP LLC and Andrew M. Axelrod (incorporated by reference to Exhibit 10.5 of Registrant’s Current Report on Form 8-K filed on July, 22 2019).

10.88*†	Director Restricted Phantom Unit Agreement effective July 16, 2019 by and between StoneMor GP LLC and Spencer E. Goldenberg (incorporated by reference to Exhibit 10.6 of Registrant’s Current Report on Form 8-K filed on July, 22 2019).

10.89*†	Director Restricted Phantom Unit Agreement effective July 16, 2019 by and between StoneMor GP LLC and David Miller (incorporated by reference to Exhibit 10.7 of Registrant’s Current Report on Form 8-K filed on July, 22 2019).

10.90*†	Indemnification Agreement effective July 16, 2019 by and between StoneMor GP LLC and Andrew M. Axelrod (incorporated by reference to Exhibit 10.8 of Registrant’s Current Report on Form 8-K filed on July, 22 2019).

10.91*†	Indemnification Agreement effective July 16, 2019 by and between StoneMor GP LLC and Spencer E. Goldenberg (incorporated by reference to Exhibit 10.9 of Registrant’s Current Report on Form 8-K filed on July, 22 2019).

10.92*†	Indemnification Agreement effective July 16, 2019 by and between StoneMor GP LLC and David Miller (incorporated by reference to Exhibit 10.10 of Registrant’s Current Report on Form 8-K filed on July, 22 2019).

10.93*†	Consulting Agreement effective September 23, 2019 by and between StoneMor GP LLC and ORE Management LLC (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on September 19, 2019).

10.94*†	Severance Agreement and General Release and Waiver of Claims dated September 19, 2019 by and between StoneMor GP LLC and Garry P. Herdler (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed on September 19, 2019).

10.95*†	Employment Agreement dated September 19, 2019 by and between StoneMor GP LLC and Jeffrey DiGiovanni (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed on September 19, 2019).

10.96*†	Separation Agreement dated September 17, 2019 by and between StoneMor GP LLC and James S. Ford (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed on September 19, 2019).

10.97*	Asset Sale Agreement dated as of December 4, 2019 by and among Carriage Funeral Holdings, Inc., StoneMor California Subsidiary, Inc. and StoneMor California, Inc. (incorporated by reference to Exhibit 2.1 of Registrant’s Current Report on Form 8-K filed on December 5, 2019).

10.98*	Third Amendment to Merger Agreement dated December 11, 2019 by and among StoneMor Partners L.P., StoneMor GP LLC, StoneMor GP Holdings LLC and Hans Merger Sub, LLC (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on December 12, 2019.

Exhibit Number	Description

10.99*	First Amendment to the StoneMor Amended and Restated 2019 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed on December 20, 2019).

16.1*	Letter from Deloitte & Touche LLP dated December 6, 2018 (incorporated by reference to Exhibit 16.1 of Registrant’s Current Report on Form 8-K filed on December 6, 2018).

21.1*	Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 of Registrant’s Annual Report on Form 10-K filed on April 3, 2019).

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of Grant Thornton LLP.

23.3**	Consent of Duane Morris LLP (contained in Exhibit 5.1).

23.4**	Consent of Spilman Thomas & Battle, PLLC (contained in Exhibit 5.2).

23.5**	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz PC (contained in Exhibit 5.3).

23.6**	Consent of Dover Dixon Horne PLLC (contained in Exhibit 5.4).

23.7**	Consent of Holland and Hart LLP (contained in Exhibit 5.5).

23.8**	Consent of McCorriston Miller Mukai MacKinnon LLP (contained in Exhibit 5.6).

23.9**	Consent of May Oberfell Lorber (contained in Exhibit 5.7).

23.10**	Consent of Nyemaster Goode, P.C. (contained in Exhibit 5.8).

23.11**	Consent of Gilliland Green LLC (contained in Exhibit 5.9).

23.12**	Consent of Vorys, Sater, Seymour and Pease LLP (contained in Exhibit 5.10).

23.13**	Consent of Honigman LLP (contained in Exhibit 5.11).

23.14**	Consent of Mitchell, McNutt & Sams, P.A. (contained in Exhibit 5.12).

23.15**	Consent of Husch Blackwell LLP (contained in Exhibit 5.13).

23.16**	Consent of Holland & Knight LLP (contained in Exhibit 5.14).

23.17**	Consent of GableGotwals (contained in Exhibit 5.15).

23.18**	Consent of Davis Wright Tremaine LLP (contained in Exhibit 5.16).

23.19**	Consent of Pietrantoni Méndez & Alvarez LLC (contained in Exhibit 5.17).

23.20**	Consent of Brennan, Recupero, Cascione, Scungio & McAllister, LLP (contained in Exhibit 5.18).

23.21**	Consent of Fox Rothschild LLP (contained in Exhibit 5.19).

23.22**	Consent of Bass, Berry & Sims PLC (contained in Exhibit 5.20).

23.23**	Consent of DeWitt LLP (contained in Exhibit 5.21).

24.1**	Powers of Attorney (included on signature pages of this registration statement).

25.1**	Form T-1 Statement of Eligibility of Trustee under the Indenture.

99.1*	Third Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC dated as of June 27, 2019 (incorporated by reference to Exhibit 99.2 of Registrant’s Current Report on Form 8-K filed on June 28, 2019).

*	Incorporated by reference, as indicated.
**	Filed herewith.

Item 22. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement, or any material change to such information in this registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(c)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(d)	any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10 (b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Commonwealth of Pennsylvania, on December 20, 2019.

STONEMOR PARTNERS L.P.

By:	STONEMOR GP LLC its General Partner

	By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Joseph M. Redling and Jeffrey DiGiovanni as his lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on December 20, 2019.

Signature	Title

/s/ Joseph M. Redling	President, Chief Executive Officer and a Director (Principal Executive Officer)
Joseph M. Redling

/s/ Jeffrey DiGiovanni	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Jeffrey DiGiovanni

/s/ Andrew M. Axelrod	Chairman of the Board of Directors
Andrew M. Axelrod

/s/ Spencer E. Goldenberg	Director
Spencer E. Goldenberg

/s/ Robert B. Hellman, Jr.	Director
Robert B. Hellman, Jr.

/s/ David Miller	Director
David Miller

/s/ Stephen J. Negrotti	Director
Stephen J. Negrotti

/s/ Patricia D. Wellenbach	Director
Patricia D. Wellenbach

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Commonwealth of Pennsylvania, on December 20, 2019.

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC.

By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Joseph M. Redling and Jeffrey DiGiovanni as his lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on December 20, 2019.

Signature	Title

/s/ Joseph M. Redling	President, Chief Executive Officer and Director (Principal Executive Officer)
Joseph M. Redling

/s/ Jeffrey DiGiovanni	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Jeffrey DiGiovanni

/s/ Austin K. So	Director
Austin K. So

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Commonwealth of Pennsylvania, on December 20, 2019.

STONEMOR OPERATING LLC

By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Joseph M. Redling and Jeffrey DiGiovanni as his lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on December 20, 2019.

Signature	Title

/s/ Joseph M. Redling	President and Chief Executive Officer and Director (Principal Executive Officer)
Joseph M. Redling

/s/ Jeffrey DiGiovanni	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
Jeffrey DiGiovanni

/s/ Andrew M. Axelrod	Director
Andrew M. Axelrod

/s/ Spencer E. Goldenberg	Director
Spencer E. Goldenberg

/s/ Robert B. Hellman, Jr.	Director
Robert B. Hellman, Jr.

/s/ David Miller	Director
David Miller

/s/ Stephen J. Negrotti	Director
Stephen J. Negrotti

/s/ Patricia D. Wellenbach	Director
Patricia D. Wellenbach

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Commonwealth of Pennsylvania, on December 20, 2019.

ALLEGHANY MEMORIAL PARK LLC
ALLEGHANY MEMORIAL PARK SUBSIDIARY, INC.
ALTAVISTA MEMORIAL PARK LLC
ALTAVISTA MEMORIAL PARK SUBSIDIARY, INC.
ARLINGTON DEVELOPMENT COMPANY
AUGUSTA MEMORIAL PARK PERPETUAL CARE COMPANY
BIRCHLAWN BURIAL PARK LLC
BIRCHLAWN BURIAL PARK SUBSIDIARY, INC.
BRONSWOOD CEMETERY, INC.
CEDAR HILL FUNERAL HOME, INC.
CEMETERY INVESTMENTS LLC
CEMETERY INVESTMENTS SUBSIDIARY, INC.
CEMETERY MANAGEMENT SERVICES OF OHIO, L.L.C.
CEMETERY MANAGEMENT SERVICES, L.L.C.
CHAPEL HILL ASSOCIATES, INC.
CHAPEL HILL FUNERAL HOME, INC.
CMS WEST LLC
CMS WEST SUBSIDIARY LLC
COLUMBIA MEMORIAL PARK LLC
COLUMBIA MEMORIAL PARK SUBSIDIARY, INC.
CORNERSTONE FAMILY INSURANCE SERVICES, INC.
CORNERSTONE FAMILY SERVICES OF NEW JERSEY, INC.
CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA LLC
CORNERSTONE FUNERAL AND CREMATION SERVICES LLC
CORNERSTONE TRUST MANAGEMENT SERVICES LLC
COVENANT ACQUISITION LLC
COVENANT ACQUISITION SUBSIDIARY, INC.
COVINGTON MEMORIAL FUNERAL HOME, INC.
COVINGTON MEMORIAL GARDENS, INC.
ELOISE B. KYPER FUNERAL HOME, INC.
FOREST LAWN GARDENS, INC.
FOREST LAWN MEMORIAL CHAPEL, INC.
FOREST LAWN MEMORY GARDENS, INC.
GLEN HAVEN MEMORIAL PARK LLC
GLEN HAVEN MEMORIAL PARK SUBSIDIARY, INC.
HENLOPEN MEMORIAL PARK LLC
HENLOPEN MEMORIAL PARK SUBSIDIARY LLC
HENRY MEMORIAL PARK LLC
HENRY MEMORIAL PARK SUBSIDIARY, INC.
JUNIATA MEMORIAL PARK LLC

By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer

KIRIS LLC
KIRIS SUBSIDIARY, INC.
KIRK & NICE SUBURBAN CHAPEL, INC.
KIRK & NICE, INC.
LAKEWOOD MEMORY GARDENS SOUTH LLC
LAKEWOOD MEMORY GARDENS SOUTH SUBSIDIARY, INC.
LAKEWOOD/HAMILTON CEMETERY LLC
LAKEWOOD/HAMILTON CEMETERY SUBSIDIARY, INC.
LAUREL HILL MEMORIAL PARK LLC
LAUREL HILL MEMORIAL PARK SUBSIDIARY, INC.
LAURELWOOD HOLDING COMPANY
LEGACY ESTATES, INC.
LOEWEN [VIRGINIA] LLC
LOEWEN [VIRGINIA] SUBSIDIARY, INC.
LORRAINE PARK CEMETERY LLC
LORRAINE PARK CEMETERY SUBSIDIARY, INC.
MODERN PARK DEVELOPMENT LLC
MODERN PARK DEVELOPMENT SUBSIDIARY, INC.
OAK HILL CEMETERY LLC
OAK HILL CEMETERY SUBSIDIARY, INC.
OSIRIS HOLDING FINANCE COMPANY
OSIRIS HOLDING OF MARYLAND LLC
OSIRIS HOLDING OF MARYLAND SUBSIDIARY, INC.
OSIRIS HOLDING OF PENNSYLVANIA LLC
OSIRIS HOLDING OF RHODE ISLAND LLC
OSIRIS HOLDING OF RHODE ISLAND SUBSIDIARY, INC.
OSIRIS MANAGEMENT, INC.
OSIRIS TELEMARKETING CORP.
PERPETUAL GARDENS.COM, INC.
PLYMOUTH WAREHOUSE FACILITIES LLC
PRINCE GEORGE CEMETERY CORPORATION
PVD ACQUISITIONS LLC
PVD ACQUISITIONS SUBSIDIARY, INC.
ROCKBRIDGE MEMORIAL GARDENS LLC
ROCKBRIDGE MEMORIAL GARDENS SUBSIDIARY COMPANY
ROLLING GREEN MEMORIAL PARK LLC
ROSE LAWN CEMETERIES LLC
ROSE LAWN CEMETERIES SUBSIDIARY, INCORPORATED
ROSELAWN DEVELOPMENT LLC
ROSELAWN DEVELOPMENT SUBSIDIARY CORPORATION
RUSSELL MEMORIAL CEMETERY LLC
RUSSELL MEMORIAL CEMETERY SUBSIDIARY, INC.
SHENANDOAH MEMORIAL PARK LLC
SHENANDOAH MEMORIAL PARK SUBSIDIARY, INC.
SIERRA VIEW MEMORIAL PARK
SOUTHERN MEMORIAL SALES LLC
SOUTHERN MEMORIAL SALES SUBSIDIARY, INC.
SPRINGHILL MEMORY GARDENS LLC

By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer

SPRINGHILL MEMORY GARDENS SUBSIDIARY, INC.
STAR CITY MEMORIAL SALES LLC
STAR CITY MEMORIAL SALES SUBSIDIARY, INC.
STEPHEN R. HAKY FUNERAL HOME, INC.
STITHAM LLC
STITHAM SUBSIDIARY, INCORPORATED
STONEMOR ALABAMA LLC
STONEMOR ALABAMA SUBSIDIARY, INC.
STONEMOR ARKANSAS SUBSIDIARY LLC
STONEMOR CALIFORNIA SUBSIDIARY, INC.
STONEMOR CALIFORNIA, INC.
STONEMOR CEMETERY PRODUCTS LLC
STONEMOR COLORADO LLC
STONEMOR COLORADO SUBSIDIARY LLC
STONEMOR FLORIDA LLC
STONEMOR FLORIDA SUBSIDIARY LLC
STONEMOR GEORGIA LLC
STONEMOR GEORGIA SUBSIDIARY, INC.
STONEMOR HAWAII LLC
STONEMOR HAWAII SUBSIDIARY, INC.
STONEMOR HAWAIIAN JOINT VENTURE GROUP LLC
STONEMOR HOLDING OF PENNSYLVANIA LLC
STONEMOR ILLINOIS LLC
STONEMOR ILLINOIS SUBSIDIARY LLC
STONEMOR INDIANA LLC
STONEMOR INDIANA SUBSIDIARY LLC
STONEMOR IOWA LLC
STONEMOR IOWA SUBSIDIARY LLC
STONEMOR KANSAS LLC
STONEMOR KANSAS SUBSIDIARY LLC
STONEMOR KENTUCKY LLC
STONEMOR KENTUCKY SUBSIDIARY LLC
STONEMOR MICHIGAN LLC
STONEMOR MICHIGAN SUBSIDIARY LLC
STONEMOR MISSISSIPPI LLC
STONEMOR MISSISSIPPI SUBSIDIARY LLC
STONEMOR MISSOURI LLC
STONEMOR MISSOURI SUBSIDIARY LLC
STONEMOR NORTH CAROLINA FUNERAL SERVICES, INC.
STONEMOR NORTH CAROLINA LLC
STONEMOR NORTH CAROLINA SUBSIDIARY LLC
STONEMOR OHIO LLC
STONEMOR OHIO SUBSIDIARY, INC.
STONEMOR OKLAHOMA LLC
STONEMOR OKLAHOMA SUBSIDIARY LLC
STONEMOR OREGON LLC
STONEMOR OREGON SUBSIDIARY LLC

By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer

STONEMOR PENNSYLVANIA LLC
STONEMOR PENNSYLVANIA SUBSIDIARY LLC
STONEMOR PUERTO RICO CEMETERY AND FUNERAL, INC.
STONEMOR PUERTO RICO LLC
STONEMOR PUERTO RICO SUBSIDIARY LLC
STONEMOR SOUTH CAROLINA LLC
STONEMOR SOUTH CAROLINA SUBSIDIARY LLC
STONEMOR TENNESSEE SUBSIDIARY, INC.
STONEMOR WASHINGTON SUBSIDIARY LLC
STONEMOR WASHINGTON, INC.
STONEMOR WISCONSIN LLC
STONEMOR WISCONSIN SUBSIDIARY LLC
SUNSET MEMORIAL GARDENS LLC
SUNSET MEMORIAL GARDENS SUBSIDIARY, INC.
SUNSET MEMORIAL PARK LLC
SUNSET MEMORIAL PARK SUBSIDIARY, INC.
TEMPLE HILL LLC
TEMPLE HILL SUBSIDIARY CORPORATION
THE VALHALLA CEMETERY COMPANY LLC
THE VALHALLA CEMETERY SUBSIDIARY CORPORATION
TIOGA COUNTY MEMORIAL GARDENS LLC
VIRGINIA MEMORIAL SERVICE LLC
VIRGINIA MEMORIAL SERVICE SUBSIDIARY CORPORATION
W N C SUBSIDIARY, INC.
WICOMICO MEMORIAL PARKS LLC
WICOMICO MEMORIAL PARKS SUBSIDIARY, INC.
WILLOWBROOK MANAGEMENT CORP.
WNCI LLC
WOODLAWN MEMORIAL PARK SUBSIDIARY LLC

By:	/s/ Joseph M. Redling
Joseph M. Redling
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Joseph M. Redling and Jeffrey DiGiovanni as his lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on December 20, 2019.

Signature	Title

/s/ Joseph M. Redling Joseph M. Redling	President, Chief Executive Officer and Director/Manager/Governor (Principal Executive Officer)

/s/ Jeffrey DiGiovanni	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Jeffrey DiGiovanni

/s/ Austin K. So	Director/Manager/Governor
Austin K. So